UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. 3)

☑  Filed by the Registrant                            ☐  Filed by a Party other than the Registrant

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GEORGIA GULF CORPORATION

(Name of Registrant as Specified in its charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☑	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

This proxy statement relates to the special meeting of stockholders of Georgia Gulf Corporation (“Georgia Gulf”) to approve the issuance of shares of Georgia Gulf’s common stock in the merger (the “Merger”) of Grizzly Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”), a wholly-owned subsidiary of Georgia Gulf, with and into Eagle Spinco Inc., a Delaware corporation (“Splitco”), a wholly-owned subsidiary of PPG Industries, Inc. (“PPG”), whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and as a wholly-owned subsidiary of Georgia Gulf. Prior to the Merger, PPG will transfer the assets and liabilities related to the PPG Chlor-alkali and Derivatives Business, including certain subsidiaries of PPG, to Splitco or one of its subsidiaries. In exchange therefor, PPG will receive all the issued and outstanding common stock of Splitco, the cash proceeds of approximately $225.0 million from the Term Facility (as defined below) and the Debt Securities (as defined below) in an aggregate principal amount of approximately $675.0 million. Splitco is a newly formed, direct wholly-owned subsidiary of PPG that was organized specifically for the purpose of effecting the Separation (as defined below). Splitco has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the Transactions (as defined below). Splitco has filed a registration statement on Form S-4 and Form S-1 (Reg. No. 333-183727) to register the shares of its common stock, par value $0.001 per share, which will be distributed to PPG’s shareholders pursuant to a spin-off or a split-off in the Merger, which shares of Splitco common stock will be immediately converted into shares of Georgia Gulf common stock in the Merger. In addition, Georgia Gulf has filed a registration statement on Form S-4 (Reg. No. 333-183724) to register the shares of its common stock, par value $0.01 per share, which will be issued in the Merger.

Based on market conditions prior to the closing of the Merger, PPG will determine whether the shares of Splitco common stock will be distributed to PPG’s shareholders in a spin-off or a split-off. In a spin-off, all PPG shareholders would receive a pro rata number of shares of Splitco common stock. In a split-off, PPG would offer its shareholders the option to exchange their shares of PPG common stock for shares of Splitco common stock in an exchange offer, which shares would immediately be exchanged for shares of Georgia Gulf common stock in the Merger, resulting in a reduction in PPG’s outstanding shares. If the exchange offer is undertaken and consummated but the exchange offer is not fully subscribed because less than all shares of Splitco common stock owned by PPG are exchanged, the remaining shares of Splitco common stock owned by PPG would be distributed on a pro rata basis to PPG shareholders whose shares of PPG common stock remain outstanding after consummation of the exchange offer. Splitco has filed its registration statement under the assumption that the shares of Splitco common stock will be distributed to PPG shareholders pursuant to a split-off. This proxy statement and Georgia Gulf’s registration statement on Form S-4 also assume that the shares of Splitco common stock will be distributed to PPG shareholders pursuant to a split-off. Once a final decision is made regarding the manner of distribution of the shares, this proxy statement, Splitco’s registration statement on Form S-4 and S-1 and Georgia Gulf’s registration statement on Form S-4 will be amended to reflect that decision, if necessary.

Preliminary Copy

                    , 2012

MERGER PROPOSED—YOUR VOTE IS IMPORTANT

You are cordially invited to attend the special meeting of stockholders of Georgia Gulf Corporation (“Georgia Gulf”)                      at              a.m. local time, on                     ,                     , 2012, at                     . A notice of the special meeting and the proxy statement follow.

At the special meeting, you will be asked to approve a proposal to issue shares of Georgia Gulf common stock in connection with the combination of the chlor-alkali and derivatives business of PPG Industries, Inc. (“PPG”) with the business of Georgia Gulf through the merger (the “Merger”) of Grizzly Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”), a wholly-owned subsidiary of Georgia Gulf, with and into Eagle Spinco Inc., a Delaware corporation (“Splitco”), a wholly-owned subsidiary of PPG, whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and as a wholly-owned subsidiary of Georgia Gulf. If the proposal to approve the issuance of shares of Georgia Gulf common stock in the Merger is not approved, the Merger cannot be completed.

You will also be asked to approve (1) an amendment to Georgia Gulf’s Restated Certificate of Incorporation (the “Articles”) to increase the number of authorized shares of Georgia Gulf common stock thereunder (the “Articles Amendment”), (2) the First Amendment to the Georgia Gulf 2011 Equity and Performance Incentive Plan (the “Plan”) to increase the authorized number of shares of Georgia Gulf common stock reserved for issuance thereunder, to permit the grant of stock-based awards in substitution for or conversion of stock-based awards held by employees who will become employees of Georgia Gulf in connection with a merger or other corporate transaction (with the shares of Georgia Gulf common stock delivered under the substituted or converted award not counting against the share limits under the Plan), and to limit the amount of stock-based awards which a non-employee director may be granted under the Plan during any calendar year (collectively, the “Plan Amendment”), and (3) adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Georgia Gulf common stock in the Merger.

As more fully described in the accompanying proxy statement, in order to complete the Merger and the related transactions, PPG will separate and transfer substantially all of the assets and liabilities of its chlor-alkali and derivatives business to Splitco. In connection with this separation, Splitco will incur new indebtedness in the form of a term loan in the amount of approximately $225.0 million, the proceeds of which will be distributed to PPG, and will issue senior notes in the amount of approximately $675.0 million to PPG. PPG will then offer to PPG shareholders the right to exchange all or a portion of their shares of PPG common stock for shares of Splitco common stock at a discount to the per-share value of Georgia Gulf common stock in an exchange offer. If the exchange offer is consummated but is not fully subscribed, PPG will distribute the remaining shares of Splitco common stock on a pro rata basis to PPG shareholders whose shares of PPG common stock remain outstanding after consummation of the exchange offer.

Immediately after this distribution, the Merger and related transactions will be completed, and each share of Splitco common stock will be converted into the right to receive Georgia Gulf common stock based on the exchange ratio set forth in the Merger Agreement. The exchange ratio in the Merger is equal to the greater of (a) 35,200,000 shares or (b) the product of (1) the number of shares of Georgia Gulf common stock issued and outstanding immediately prior to the effective time of the Merger multiplied by (2) 1.02020202, divided by the number of shares of Splitco common stock issued and outstanding immediately prior to the effective time of the Merger. As result, each share of Splitco common stock (except shares of Splitco common stock held by Splitco as treasury stock) will be converted into one share of Georgia Gulf common stock in the Merger. Pursuant to an amendment to the Merger Agreement, Splitco will authorize the issuance of a number of shares of Splitco common stock such that the total number of shares of Splitco common stock outstanding immediately prior to the effective time of the Merger will be that number that results in the exchange ratio in the Merger equaling one. Georgia Gulf expects to issue approximately 35,236,010 million shares of Georgia Gulf common stock in the Merger, although the exact number of shares to be issued in the Merger will not be known until the closing date.

After consummation of the Merger, the chlor-alkali and derivatives business of PPG will be owned by Splitco, which will be a wholly-owned subsidiary of Georgia Gulf. Splitco will be the obligor under the term loan and senior notes, which will be guaranteed by Georgia Gulf and certain of its subsidiaries. Further, immediately after the consummation of the Merger, 50.5% of Georgia Gulf common stock is expected to be held by pre-Merger holders of Splitco common stock and 49.5% of Georgia Gulf common stock is expected to be held by pre-Merger Georgia Gulf stockholders, subject to potential adjustment under limited circumstances as described in the section of this document entitled “The Merger Agreement—Merger Consideration.” After the Merger, Georgia Gulf common stock issued will continue to be listed on the New York Stock Exchange under Georgia Gulf’s current symbol, “GGC.”

Your board of directors believes that the Merger and the addition of the chlor-alkali and derivatives business of PPG should create value for Georgia Gulf stockholders by creating an integrated chemicals and building products leader with increased scale, enhancing Georgia Gulf’s integration as a result of significant U.S. natural gas driven chlor-alkali production and providing Georgia Gulf with significant cost synergies and a strong capital structure. As a result, your board of directors recommends that you vote “FOR” the proposal to issue shares of Georgia Gulf common stock in the Merger, “FOR” the proposal to approve the Articles Amendment, “FOR” the proposal to approve the Plan Amendment, and, if necessary or appropriate, “FOR” the proposal to approve adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Georgia Gulf common stock in the Merger.

All Georgia Gulf stockholders are cordially invited to attend the special meeting, although only those stockholders of record at the close of business on November 26, 2012 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting.

Your vote is very important. Please vote by completing, signing and dating the enclosed proxy card for the special meeting and mailing the proxy card to us, whether or not you plan to attend the special meeting. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” each of the proposals presented at the special meeting. In addition, you may vote by proxy by calling the toll-free telephone number or by using the Internet as described in the instructions included with the enclosed proxy card. If you do not return your card, vote by telephone or by using the Internet, or if you do not specifically instruct your bank, broker or other nominee how to vote any shares held for you in “street name,” your shares will not be voted at the special meeting.

This document is a proxy statement of Georgia Gulf for its use in soliciting proxies for the special meeting. This document answers questions about the proposed merger, the related transactions and the special meeting, and includes a summary description of the merger and the related transactions. We urge you to review this entire document carefully. In particular, you should consider the matters discussed under “Risk Factors” beginning on page 29.

We thank you for your consideration and continued support.

Sincerely,

Paul D. Carrico

President and Chief Executive Officer

This document is dated                     , 2012 and is first being mailed to Georgia Gulf’s stockholders on or about                     , 2012.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders:

A special meeting of stockholders (the “special meeting”) of Georgia Gulf Corporation (“Georgia Gulf”) will be held at              a.m. local time, on                     ,                     , 2012, at                     . The special meeting will be held for the following purposes:

1.	to approve the issuance of shares of Georgia Gulf common stock in the Merger;

2.	subject to the approval of the first proposal, to approve the Articles Amendment to increase the number of authorized shares of Georgia Gulf common stock;

3.	subject to the approval of the first proposal, to approve the Plan Amendment;

4.	to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Georgia Gulf common stock in the Merger; and

5.	to transact any other business that may properly come before the special meeting or any adjourned or postponed session of the special meeting.

Georgia Gulf’s board of directors has approved the Merger, the Transactions, the Merger Agreement, the Separation Agreement and the Additional Agreements (each as defined in this proxy statement), and determined that the Merger and the issuance of Georgia Gulf common stock in the Merger are advisable and in the best interests of Georgia Gulf and its stockholders. Georgia Gulf’s board of directors recommends that stockholders vote “FOR” the proposal to issue shares of Georgia Gulf common stock in the Merger, “FOR” the proposal to approve the Articles Amendment, “FOR” the proposal to approve the Plan Amendment, and, if necessary or appropriate, “FOR” the proposal to approve adjournments or postponements of the special meeting for the purpose of soliciting additional proxies, if necessary or appropriate. If the proposal to approve the issuance of shares of Georgia Gulf common stock in the Merger is not approved, the Merger cannot be completed.

All Georgia Gulf stockholders are cordially invited to attend the special meeting, although only those stockholders of record at the close of business on November 26, 2012 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE YOUR SHARES OF GEORGIA GULF COMMON STOCK BY CALLING THE TOLL-FREE TELEPHONE NUMBER OR BY USING THE INTERNET AS DESCRIBED IN THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD AT YOUR EARLIEST CONVENIENCE.

By Order of the Board of Directors,

Timothy Mann, Jr.

Executive Vice President, General Counsel and Secretary

Please vote your shares promptly. You can find instructions for voting on the enclosed proxy card.

                    , 2012

i

Annexes

The Merger Agreement	A

The Separation Agreement	B

The Employee Matters Agreement	C

The Form of the Tax Matters Agreement	D

Opinion of Barclays Capital Inc.	E

Opinion of Houlihan Lokey Financial Advisors, Inc.	G

Form of Certificate of Amendment to Georgia Gulf Restated Certificate of Incorporation	H

First Amendment to the Georgia Gulf Corporation 2011 Equity and Performance Incentive Plan	I

Proxy Card

v

REFERENCES TO ADDITIONAL INFORMATION

This document incorporates important business and financial information about Georgia Gulf from documents filed with the SEC that have not been included or delivered with this document. This information is available to Georgia Gulf stockholders without charge by accessing the SEC’s website maintained at www.sec.gov, or upon written or oral request to Georgia Gulf Corporation, 115 Perimeter Center Place, Suite 460, Atlanta, Georgia 30346, Attention: Investor Relations, telephone: (770) 395-4500. See “Where You Can Find More Information; Incorporation by Reference.”

All information contained or incorporated by reference in this document with respect to Georgia Gulf and Merger Sub and their respective subsidiaries, as well as information on Georgia Gulf after the consummation of the Transactions, has been provided by Georgia Gulf. All other information contained or incorporated by reference in this document with respect to PPG, Splitco or their respective subsidiaries, or the PPG Chlor-alkali and Derivatives Business and with respect to the terms and conditions of PPG’s exchange offer has been provided by PPG. This document contains or incorporates by reference references to trademarks, trade names and service marks, including tri-ethane®, VersaTrans® and Accu-Tab®, that are owned by PPG and its related entities. Transitions® is a registered trademark of Transitions Optical, Inc.

The information included in this document regarding PPG’s exchange offer is being provided for informational purposes only and does not purport to be complete. For additional information on PPG’s exchange offer and the terms and conditions of PPG’s exchange offer, Georgia Gulf’s stockholders are urged to read Splitco’s registration statement on Form S-4 and Form S-1 (Reg. No. 333-183727), Georgia Gulf’s registration statement on Form S-4 (Reg. No. 333-183724), when each is available, and all other documents Splitco or Georgia Gulf file with the SEC relating to the Merger. This document constitutes only a proxy statement for Georgia Gulf stockholders relating to the special meeting and is not an offer to sell or a solicitation of an offer to purchase shares of Georgia Gulf common stock, PPG common stock or Splitco common stock.

HELPFUL INFORMATION

In this document:

•

“Additional Agreements” means the Employee Matters Agreement, the Tax Matters Agreement, the Shared Facilities, Services and Supply Agreement, the Transition Services Agreement, the Servitude Agreement, the Electric Generation, Distribution and Transmission Facilities Lease, and the Chlorine, Liquid Caustic Soda and Hydrochloric Acid Sales Agreements;

•	“ASC” means the Financial Accounting Standards Board Accounting Standards Codification;

•	“Chlorine, Liquid Caustic Soda and Hydrochloric Acid Sales Agreements” means those certain agreements to be entered into at the date of the Separation between PPG and Georgia Gulf;

•

“Chlorine Sales Agreement Amendment” means the Amendment, dated as of July 18, 2012, to the Chlorine Sales Contract, dated as of January 1, 1985, as amended, between PPG and a subsidiary of Georgia Gulf;

•	“Code” means the Internal Revenue Code of 1986, as amended;

•

“Debt Exchange” means the distribution of the Debt Securities by PPG on or about the closing date of the Merger to investment banks and/or commercial banks in satisfaction of the debt obligations of PPG described in the section of this document entitled “Debt Financing—PPG Bridge Facility”;

•

“Debt Securities” means the $675.0 million in senior notes, subject to increase or decrease by PPG, as described in the section of this document entitled “Debt Financing—PPG Bridge Facility,” that Splitco will issue to PPG, that PPG thereafter expects to exchange for debt obligations of PPG in the Debt Exchange, and that will be the debt obligations of Splitco, guaranteed by Georgia Gulf and certain of its subsidiaries, following consummation of the Transactions;

•

“Distribution” means the distribution by PPG of its shares of Splitco common stock to the holders of shares of PPG common stock by way of an exchange offer and, with respect to any shares of Splitco common stock that are not subscribed for in the exchange offer, a pro rata distribution to the holders of shares of PPG common stock;

•

“Distribution Tax Opinion” means an opinion from Wachtell, Lipton, Rosen & Katz, tax counsel to PPG, substantially to the effect that (i) the Distribution will be treated as satisfying the business purpose requirement described in Treasury Regulation § 1.355-2(b)(1), (ii) the Distribution will not be treated as being used principally as a device for the distribution of earnings and profits of PPG or Splitco or both under Section 355(a)(1)(B) of the Code, (iii) the stock of Splitco distributed in the Distribution will not be treated as other “qualified property” by reason of the application of Section 355(e)(1) of the Code; and (iv) the Splitco securities will constitute “securities” for purposes of the application of Section 361(a) of the Code;

•

“The Electric Generation, Distribution and Transmission Facilities Lease” means the Generation, Distribution and Transmission Facilities Lease to be entered into at the date of the Separation between PPG and Splitco;

•	“Employee Matters Agreement” means the Employee Matters Agreement, dated as of July 18, 2012, by and among Georgia Gulf, PPG and Splitco;

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

•

“Exchange Loans” means the unsecured loans to be issued by Splitco at the closing of the Merger if certain conditions are satisfied and the debt obligations of PPG described in the section of this document entitled “Debt Financing—PPG Bridge Facility” have not been repaid in full prior to the closing of the Merger;

•	“Exchange Notes” means unsecured senior exchange notes of Splitco (1) for which the Exchange Loans (if any) may be exchanged in whole or in part at any time after the first anniversary of the date the Exchange Loans (if any) are first exchanged for the debt obligations of PPG described in the section of this document entitled “Debt Financing—PPG Bridge Facility” or (2) which may be issued at the closing of the Merger upon the demand of certain financial institutions if certain conditions are satisfied and the debt obligations of PPG described in the section of this document entitled “Debt Financing—PPG Bridge Facility” have not been repaid in full prior to the closing of the Merger;

•	“GAAP” means generally accepted accounting principles in the United States;

•	“Georgia Gulf” means Georgia Gulf Corporation, a Delaware corporation, and, unless the context otherwise requires, its subsidiaries;

•	“Georgia Gulf common stock” means the common stock, par value $0.01 per share, of Georgia Gulf;

•	“Georgia Gulf Group” means Georgia Gulf and each of its consolidated subsidiaries including, after consummation of the Merger, Splitco;

•	“Group” means the Georgia Gulf Group, PPG Group, or Splitco Group, as the case may be.

•	“Master Terminal Agreement” means the Master Terminal Agreement to be entered into at the date of the Separation between PPG and Splitco;

•

“Merger” means the combination of Georgia Gulf’s business and the PPG Chlor-alkali and Derivatives Business through the merger of Merger Sub with and into Splitco, whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and as a wholly-owned subsidiary of Georgia Gulf, as contemplated by the Merger Agreement;

•

“Merger Agreement” means the Agreement and Plan of Merger, dated as of July 18, 2012, by and among PPG, Splitco, Georgia Gulf and Merger Sub, as amended by Amendment No. 1 to the Merger Agreement, dated as of August 31, 2012 (for the avoidance of doubt, references to the Merger Agreement made with respect to the opinions of Georgia Gulf’s financial advisors excludes Amendment No. 1);

•	“Merger Sub” means Grizzly Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Georgia Gulf, and, unless the context otherwise requires, its subsidiaries;

•	“Monroeville Shared Facilities Agreement” means the Monroeville Shared Facilities Agreement to be entered into at the date of the Separation, between PPG and Splitco;

•	“NYSE” means the New York Stock Exchange;

•	“PPG” means PPG Industries, Inc., a Pennsylvania corporation, and, unless the context otherwise requires, its subsidiaries, other than Splitco and any of its subsidiaries;

•

“PPG Chlor-alkali and Derivatives Business” means substantially all of the assets and liabilities of the business of PPG relating to the production of chlorine, caustic soda and related chemicals as further described in the section of this document entitled “Information on the PPG Chlor-alkali and Derivatives Business” and to be transferred to Splitco pursuant to the terms and conditions contained in the Separation Agreement;

•	“PPG common stock” means the common stock, par value $1.66 2/3 per share, of PPG;

•	“PPG Group” means PPG and each of its consolidated subsidiaries which, after consummation of the Merger, will not include the PPG Chlor-alkali and Derivatives Business;

•	“PPG shareholders” means the holders of PPG common stock;

•	“SEC” means the United States Securities and Exchange Commission;

•	“Securities Act” means the Securities Act of 1933, as amended;

•	“Separation” means the transfer by PPG of the assets and liabilities related to the PPG Chlor-alkali and Derivatives Business, including certain subsidiaries of PPG, to Splitco;

•	“Separation Agreement” means the Separation Agreement, dated as of July 18, 2012, between PPG and Splitco;

•	“Servitude Agreement” means the Servitude Agreement to be entered into at the date of the Separation between PPG and Splitco;

•	“Shared Facilities, Services and Supply Agreement” means the Shared Facilities, Services and Supply Agreement to be entered into at the date of the Separation between PPG and Splitco;

•

“Special Distribution” means the distribution to be made in connection with the Transactions by Splitco to PPG consisting of (1) approximately $225.0 million in cash, subject to increase or decrease by PPG, as described in the section of this document entitled “Debt Financing—PPG Bridge Facility,” and (2) the Debt Securities in an amount that would satisfy the debt obligations of PPG described in the section of this document entitled “Debt Financing—PPG Bridge Facility”;

•	“Splitco” means Eagle Spinco, Inc., a Delaware corporation, and, prior to the Merger, a wholly-owned subsidiary of PPG, and, unless the context otherwise requires, its subsidiaries;

•	“Splitco Group” means Splitco and each of its consolidated subsidiaries (including, after consummation of the Merger, Georgia Gulf and each of its subsidiaries);

•	“Tax Matters Agreement” means the Tax Matters Agreement to be entered into at the date of the Separation by and among Georgia Gulf, PPG and Splitco;

•

“TCI” means Taiwan Chlorine Industries, Ltd., a joint venture between PPG and China Petrochemical Development Corporation, in which PPG owns a 60 percent interest. For more information about the transfer of PPG’s interest in TCI to Splitco, see “The Merger Agreement—Financing”;

•	“TCI Interests” means the shares of TCI owned by PPG immediately prior to the effective time of the Merger;

•

“Term Facility” means $225.0 million in new bank debt, subject to increase or decrease by PPG, as described in the section of this document entitled “Debt Financing—PPG Bridge Facility,” to be incurred by Splitco under a senior secured term loan facility, which debt will be obligations of Splitco and, upon consummation of the Transactions, guaranteed by Georgia Gulf and certain of its subsidiaries;

•

“Transactions” means the transactions contemplated by the Merger Agreement and the Separation Agreement, which provide for, among other things, the Separation, the Term Facility, the Debt Securities, the Debt Exchange, the Distribution and the Merger, as described in the section of this document entitled “The Transactions”;

•	“Transition Services Agreement” means the Transition Services Agreement to be entered into at the date of the Separation between PPG and Splitco; and

•	“VWAP” means volume-weighted average price.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS AND THE SPECIAL MEETING

The following are some of the questions that Georgia Gulf stockholders may have, and answers to those questions. These questions and answers, as well as the following summary, are not meant to be a substitute for the information contained in the remainder of this document, and this information is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this document. Georgia Gulf urges its stockholders to read this document in its entirety prior to making any decision.

Q:	Why am I receiving this document?

A:	Georgia Gulf and PPG have entered into the Merger Agreement pursuant to which the PPG Chlor-alkali and Derivatives Business will combine with Georgia Gulf’s business. Georgia Gulf is holding a special meeting of its stockholders in order to obtain stockholder approval of the issuance of shares of Georgia Gulf common stock in the Merger. Georgia Gulf cannot complete the Merger unless the proposal relating to the issuance of Georgia Gulf common stock in the Merger is approved by the affirmative vote of a majority of the shares of Georgia Gulf common stock represented and voting at the special meeting, either in person or by proxy (provided that the total votes cast on the proposal represent over 50% in interest of all shares entitled to vote on the proposal).

This document includes important information about the Transactions and the special meeting of the stockholders of Georgia Gulf. Georgia Gulf stockholders should read this information carefully and in its entirety. A copy of the Merger Agreement is attached as Annex A to this document. The enclosed voting materials allow Georgia Gulf stockholders to vote their shares without attending the Georgia Gulf special meeting. The vote of Georgia Gulf stockholders is very important and Georgia Gulf encourages its stockholders to vote their proxy as soon as possible. Please follow the instructions set forth on the enclosed proxy card (or on the voting instruction form provided by the record holder if shares of Georgia Gulf stock are held in the name of a bank, broker or other nominee).

Q:	What is Georgia Gulf proposing?

A:	Georgia Gulf is proposing to combine the PPG Chlor-alkali and Derivatives Business with Georgia Gulf’s business. The Merger will be effected through a series of Transactions that are described in more detail below and elsewhere in this document. At the consummation of these Transactions:

•	the PPG Chlor-alkali and Derivatives Business will be owned by Splitco, which will be a wholly-owned subsidiary of Georgia Gulf;

•

Splitco will have incurred approximately $900.0 million of new debt (in addition to any existing indebtedness of Splitco), which will consist of (1) the Term Facility in the amount of approximately $225.0 million, the cash proceeds of which will be distributed by Splitco to PPG in connection with the Separation and prior to the consummation of the Merger, and (2) approximately $675.0 million of Debt Securities which are expected to be issued by Splitco to PPG prior to the Distribution, and then expected to be transferred by PPG on or about the closing date of the Merger to investment banks and/or commercial banks in satisfaction of debt obligations of PPG in the Debt Exchange, each of which will be guaranteed by Georgia Gulf and certain of its subsidiaries following the consummation of the Transactions; and

•

50.5% of Georgia Gulf common stock is expected to be held by pre-Merger holders of Splitco common stock and 49.5% of Georgia Gulf common stock is expected to be held by pre-Merger Georgia Gulf stockholders, subject to potential adjustment under limited circumstances as described in the section of this document entitled “The Merger Agreement—Merger Consideration.”

Georgia Gulf expects to issue approximately 35,236,010 shares of Georgia Gulf common stock in the Merger, although the exact number of shares to be issued in the Merger will not be known until the closing date. Based upon the reported closing sale price of $35.39 per share for Georgia Gulf common stock on the NYSE on October 31, 2012, the total value of the shares expected to be issued by Georgia Gulf and the amount of cash received by PPG in the Transactions, including the Term Facility and the Debt Securities, which will be the obligations of Splitco and, following the consummation of the Merger, will be guaranteed by Georgia Gulf, would have been approximately $2,147.0 million. The value of the consideration to be paid by Georgia Gulf in the Merger will be computed using the value of Georgia Gulf common stock on the closing date, and therefore, the actual purchase price will fluctuate with the market price of Georgia Gulf common stock until the Merger is consummated.

Q:	What are the key steps of the Transactions?

A:	Below is a summary of the key steps of the Transactions. A step-by-step description of material events relating to the Transactions is set forth under “The Transactions.”

•	PPG will transfer to Splitco the PPG Chlor-alkali and Derivatives Business.

•

Prior to the Distribution, Splitco will incur new indebtedness in the form of the Term Facility in the amount of approximately $225.0 million and issue approximately $675.0 million in aggregate principal amount of Debt Securities to PPG. PPG will ultimately receive the cash proceeds from the approximately $225.0 million term loan under the Term Facility through a distribution in connection with the Separation and prior to the consummation of the Merger. PPG is then expected to transfer the Debt Securities on or about the closing date of the Merger to investment banks and/or commercial banks in satisfaction of the debt obligations of PPG described in the section of this document entitled “Debt Financing—PPG Bridge Facility.” The Debt Securities are subsequently expected to be sold by the investment banks and/or commercial banks to third-party investors as described below. PPG is expected to receive approximately $900.0 million in cash from the Term Facility and Debt Securities.

•

PPG will offer to PPG shareholders the right to exchange all or a portion of their shares of PPG common stock for shares of Splitco common stock at a discount to the per-share value of Georgia Gulf common stock in an exchange offer. If the exchange offer is consummated but is not fully subscribed, PPG will distribute the remaining shares of Splitco common stock on a pro rata basis to PPG shareholders whose shares of PPG common stock remain outstanding after consummation of the exchange offer. If there is a pro rata distribution, the exchange agent will calculate the exact number of shares of Splitco common stock not exchanged in the exchange offer and to be distributed on a pro rata basis, and the number of shares of Georgia Gulf common stock into which the remaining shares of Splitco common stock will be converted in the Merger will be transferred to PPG shareholders (after giving effect to the consummation of the exchange offer) as promptly as practicable thereafter.

•

Immediately after the Distribution, and on the closing date of the Merger, Merger Sub will merge with and into Splitco, whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and a wholly-owned subsidiary of Georgia Gulf. In the Merger, each share of Splitco common stock will be converted into the right to receive Georgia Gulf common stock based on the exchange ratio set forth in the Merger Agreement, as described in the section of this document entitled “The Merger Agreement—Merger Consideration.” Following the consummation of the Merger, Georgia Gulf and certain of its subsidiaries will guarantee the Term Facility and the Debt Securities.

•

Immediately after consummation of the Merger, 50.5% of Georgia Gulf common stock is expected to be held by pre-Merger holders of Splitco common stock and 49.5% of Georgia Gulf common stock is expected to be held by pre-Merger Georgia Gulf stockholders, subject to potential adjustment under limited circumstances as described in the section of this document entitled “The Merger Agreement—Merger Consideration.”

•

As described in the second bullet point above, Georgia Gulf and PPG expect the Debt Securities to be transferred by PPG on or about the closing date of the Merger to investment banks and/or commercial banks in the Debt Exchange in exchange for debt obligations of PPG described in the section of this document entitled “Debt Financing—PPG Bridge Facility.” The Debt Securities will then be sold by the investment banks and/or commercial banks to third-party investors pursuant to an exemption from registration under the Securities Act in either a private placement or a “Rule 144A” transaction.

Q:	What are the material U.S. federal income tax consequences to Georgia Gulf and Georgia Gulf’s stockholders resulting from the Transactions?

A:	Georgia Gulf will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger. Because Georgia Gulf stockholders will not participate in the Distribution or the Merger, Georgia Gulf stockholders generally will not recognize gain or loss upon either the Distribution or the Merger. Georgia Gulf stockholders should consult their own tax advisor for a full understanding of the tax consequences to them of the Distribution and the Merger. The material U.S. federal income tax consequences of the Distribution and the Merger are described in more detail in the section of this document entitled “The Transactions—Material U.S. Federal Income Tax Consequences of the Distribution and the Merger.”

Q:	What will Georgia Gulf stockholders receive in the Merger?

A:	Georgia Gulf stockholders will not directly receive any consideration in the Merger. All shares of Georgia Gulf common stock issued and outstanding immediately before the Merger will remain issued and outstanding after consummation of the Merger. Immediately after the Merger, Georgia Gulf stockholders will continue to own shares in Georgia Gulf, which will include the PPG Chlor-alkali and Derivatives Business. Splitco, as a wholly-owned subsidiary of Georgia Gulf, will be responsible for repaying the approximately $900.0 million of debt that will be incurred in connection with the Transactions, and these debt obligations will be guaranteed by Georgia Gulf and certain of its subsidiaries after the consummation of the Merger.

Q:	What are the principal adverse consequences of the Transactions to Georgia Gulf stockholders?

A:	Following the consummation of the Transactions, Georgia Gulf stockholders will participate in a company that holds the PPG Chlor-alkali and Derivatives Business, but their percentage interest in this company will be diluted. Immediately after the consummation of the Merger, pre-merger Georgia Gulf stockholders are expected to own 49.5% of Georgia Gulf common stock. Under limited circumstances described in the section of this document entitled “The Merger Agreement—Merger Consideration,” pre-Merger Georgia Gulf stockholders could own less than 49.5% of Georgia Gulf common stock following the consummation of the Merger and under such circumstances, there is no minimum percentage of Georgia Gulf common stock that pre-Merger Georgia Gulf stockholders may own. Therefore, the voting power represented by the shares held by pre-Merger Georgia Gulf stockholders will be lower immediately following the Merger than immediately prior to the Merger. In addition, PPG shareholders that participate in the exchange offer will be exchanging their shares of PPG common stock for shares of Splitco common stock at a discount to the per-share value of Georgia Gulf common stock. The existence of a discount, along with the issuance of shares of Georgia Gulf common stock pursuant to the Merger, may negatively affect the market price of Georgia Gulf common stock. Further, Splitco will be the obligor on approximately $900.0 million of debt, consisting of approximately $225.0 million under the Term Facility and approximately $675.0 million in Debt Securities, which, after the consummation of the Merger, will be guaranteed by Georgia Gulf and certain of its subsidiaries. This additional indebtedness could adversely affect the operations and financial condition of Georgia Gulf. Georgia Gulf also expects to incur significant one-time costs in connection with the Transactions, including approximately (1) $25 to $30 million of advisory, legal, accounting and other professional fees related to the Transactions, (2) $30 to $40 million of financing related fees and (3) $55 million in transition and integration expenses, such as consulting professionals’ fees, information technology implementation costs and relocation and severance costs, that Georgia Gulf management believes are necessary to realize approximately $115.0 million of annualized cost synergies within two years from the consummation of the Transactions. The incurrence of these costs may have an adverse impact on Georgia Gulf’s liquidity or operating results in the periods in which they are incurred. Finally, Georgia Gulf’s management will be required to devote a significant amount of time and attention to the process of integrating the operations of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business. If Georgia Gulf management is not able to effectively manage the process, Georgia Gulf’s business could suffer and its stock price may decline. See “Risk Factors” for a further discussion of the material risks associated with the Transactions.

Q:	How will the Transactions impact the future liquidity and capital resources of Georgia Gulf?

A:	The approximately $225.0 million under the Term Facility and approximately $675.0 million in Debt Securities will be the debt obligations of Splitco, and, after consummation of the Merger, will be guaranteed by Georgia Gulf and certain of its subsidiaries. Georgia Gulf anticipates that its primary sources of liquidity for working capital and operating activities, including any future acquisitions, after the Transactions will be cash provided by operations and additional availability under its current or any future credit facilities. Georgia Gulf expects to enter into the New ABL Revolver (as defined and described in the section entitled “Debt Financing—New ABL Revolver”), which is expected to, among other things, increase Georgia Gulf’s availability to $500.0 million, subject to applicable borrowing base limitations and certain other conditions. There can be no assurance that Georgia Gulf will be able to enter into the New ABL Revolver on acceptable terms, at an appropriate time, or at all. Following the consummation of the Transactions, Georgia Gulf expects capital expenditures to be approximately $165.0 million on a pro forma basis for the year ending December 31, 2013 due to the expected increase in Georgia Gulf’s asset base. Similarly, following the consummation of the Transactions and after taking into account expected synergies, Georgia Gulf expects cash from operations to be in the range of $350.0 million to $400.0 million for the year ending December 31, 2013. Georgia Gulf believes that the combination of the operations, purchasing and logistics networks of the PPG Chlor-alkali and Derivatives Business with Georgia Gulf’s existing business will result in annualized cost synergies of approximately $115.0 million within two years from the consummation of the Transactions as a result of (1) approximately $40 million in savings from procurement and logistics, (2) approximately $35 million in savings from operating rate optimization and (3) approximately $40 million in savings from reduced general and administrative expenses, including reduced overhead, information technology savings and the impact of purchase accounting pension adjustments. Georgia Gulf expects to incur significant, one-time costs in connection with the Transactions, including approximately (1) $25 to $30 million of advisory, legal, accounting and other professional fees related to the Transactions, (2) $30 to $40 million of financing related fees and (3) $55 million in transition and integration expenses, such as consulting professionals’ fees, information technology implementation costs and relocation and severance costs, that Georgia Gulf management believes are necessary to realize approximately $115.0 million of annualized cost synergies within two years from the consummation of the Transactions.

Q:	How do the Transactions impact Georgia Gulf’s dividend policy?

A:	On May 21, 2012, Georgia Gulf declared a cash dividend of $0.08 per share, Georgia Gulf’s first dividend since 2008. This dividend was paid on July 10, 2012. Georgia Gulf also declared a cash dividend of $0.08 per share on September 11, 2012, which was paid on October 10, 2012. Pursuant to the Merger Agreement, Georgia Gulf has agreed not to pay a quarterly dividend of greater than $0.08 per share until after the consummation of the Merger and indicated its intent to pay quarterly dividends from and after the closing of the Merger at no less than the current rate of $0.32 per share per annum, although the payment of cash dividends in the future will be at the discretion of Georgia Gulf’s board of directors. The declaration of any cash dividends, and the amount thereof, will depend on many factors, including Georgia Gulf’s financial condition, capital requirements, funds from operations, the dividend taxation level, Georgia Gulf’s stock price, future business prospects, and any other factors, as Georgia Gulf’s board of directors may deem relevant. Additionally, the ABL Revolver and the indenture governing the 9 percent notes place significant restrictions on Georgia Gulf’s ability to pay dividends, and other indebtedness Georgia Gulf may incur in the future, including the New ABL Revolver, may contain similar restrictions.

Q:	What will PPG and PPG shareholders receive in the Transactions?

A:	PPG will receive the cash proceeds of the Term Facility, and will receive the Debt Securities. The Debt Securities are expected to be issued by Splitco to PPG prior to the Distribution. The Term Facility and Debt Securities will be the debt obligations of Splitco and, following the consummation of the Merger, will be guaranteed by Georgia Gulf and certain of its subsidiaries. As a result, PPG will receive total cash proceeds of approximately $900.0 million in connection with the Separation and the Distribution, subject to adjustments.

In the exchange offer, PPG will offer to PPG shareholders the right to exchange all or a portion of their shares of PPG common stock for shares of Splitco common stock at a discount to the per-share value of Georgia Gulf common stock. If the exchange offer is consummated but is not fully subscribed, PPG will distribute the remaining shares of Splitco common stock on a pro rata basis to PPG shareholders whose shares of PPG common stock remain outstanding after consummation of the exchange offer. In the Merger, each share of Splitco common stock will be converted into the right to receive Georgia Gulf common stock based on the exchange ratio set forth in the Merger Agreement, as described in the section of this document entitled “The Merger Agreement—Merger Consideration.”

Q:	Are there any conditions to the consummation of the Transactions?

A:	Yes. Consummation of the Transactions is subject to a number of conditions, including:

•	the approval of Georgia Gulf’s stockholders of the issuance of shares of Georgia Gulf common stock in the Merger;

•	the receipt of certain rulings from the Internal Revenue Service (the “IRS”);

•	the receipt by PPG of the Distribution Tax Opinion;

•	the completion of the various transaction steps contemplated by the Merger Agreement and the Separation Agreement, including the Separation and the Distribution;

•	clearance of the Merger under applicable antitrust or competition laws in Canada and the United States; and

•	other customary conditions.

If Georgia Gulf waives the satisfaction of a material condition to the consummation of the Transactions, Georgia Gulf will evaluate the appropriate facts and circumstances at that time and resolicit stockholder approval of the issuance of shares of Georgia Gulf common stock in the Merger if required to do so by law.

This document describes these conditions in more detail under “The Merger Agreement—Conditions to the Merger.”

Q:	When will the Transactions be completed?

A:	The Transactions are expected to be completed in late 2012 or early 2013. However, it is possible that the Transactions could be completed at a later time or not at all. For a discussion of the conditions to the Transactions, see “The Merger Agreement—Conditions to the Merger.”

Q:	Are there risks associated with the Transactions?

A:	Yes. The material risks associated with the Transactions are discussed in the section of this document entitled “Risk Factors.” Those risks include, among others, the possibility that Georgia Gulf may fail to realize the anticipated benefits of the Merger, the uncertainty that Georgia Gulf will be able to integrate the PPG Chlor-alkali and Derivatives Business successfully, the possibility that Georgia Gulf may be unable to provide benefits and services or access to equivalent financial strength and resources to the PPG Chlor-alkali and Derivatives Business that historically have been provided by PPG, the additional long-term indebtedness and liabilities that Georgia Gulf will have following the consummation of the Transactions and the substantial dilution to the ownership interest of current Georgia Gulf stockholders following the consummation of the Merger.

Q:	Will there be any change to the board of directors or the executive officers of Georgia Gulf after the Transactions?

A:	Yes. Georgia Gulf will increase the size of its board of directors by three members, and three individuals selected by PPG and approved by the Nominating and Governance Committee of the board of directors of Georgia Gulf will be appointed to fill the vacancies. In accordance with the Merger Agreement, these individuals will also be nominated for re-election to the board of directors of Georgia Gulf at Georgia Gulf’s 2013 annual meeting of stockholders. The executive officers of Georgia Gulf immediately prior to the consummation of the Merger are expected to be the executive officers of Georgia Gulf immediately following the consummation of the Merger.

Q:	What stockholder approvals are needed in connection with the Transactions?

A:	Georgia Gulf cannot complete the Transactions unless the proposal relating to the issuance of shares of Georgia Gulf common stock in the Merger is approved by the affirmative vote of a majority of the shares of Georgia Gulf common stock represented and voting at the special meeting, either in person or by proxy (provided that the total votes cast on the proposal represent over 50% in interest of all shares entitled to vote on the proposal). Georgia Gulf stockholder approval of an amendment to the Articles to increase the authorized shares of Georgia Gulf common stock to 200 million shares or the Plan Amendment is NOT required to consummate the Merger.

Q:	What is the proposed Articles Amendment on which I am being asked to vote?

A:	Georgia Gulf is seeking stockholder approval, subject to the approval of the issuance of Georgia Gulf common stock in the Merger and contingent on the consummation of the Merger, of a proposal to amend the Articles to increase the number of authorized shares of Georgia Gulf common stock from 100 million shares to 200 million shares. Please see the section entitled “Proposal No. 2—Proposal to Approve the Amendment of the Articles to Increase the Number of Authorized Shares of Georgia Gulf Common Stock” for a further discussion of this proposal.

Q:	Why is Georgia Gulf proposing to amend the Articles to increase the number of authorized shares of Georgia Gulf common stock?

A:	Georgia Gulf’s board of directors believes it is in Georgia Gulf’s best interest to increase the number of authorized shares of Georgia Gulf common stock to 200 million in order to accommodate the issuance of shares of Georgia Gulf common stock in the Merger and to assure that additional shares of common stock are available for general corporate purposes, which may include:

•	raising capital through sales of equity securities (issuances of shares of Georgia Gulf common stock or debt or equity securities that are convertible into Georgia Gulf common stock);

•	acquiring other businesses or assets;

•	establishing strategic relationships with other companies;

•	providing equity incentives to employees, officers or directors;

•	declaring stock dividends or effecting stock splits; and

•	achieving other corporate purposes.

Q:	What stockholder approval is needed in connection with the proposed Articles Amendment?

A:	Georgia Gulf cannot amend the Articles to increase the number of authorized shares of Georgia Gulf common stock unless the proposal is approved by the affirmative vote of a majority of the shares of Georgia Gulf common stock entitled to vote on the proposal. In addition, the Articles Amendment will be effected only if the proposal relating to the issuance of shares of Georgia Gulf common stock in the Merger is approved by Georgia Gulf’s stockholders and the Merger is consummated.

Q:	What is the Plan Amendment on which I am being asked to vote in connection with the Transactions?

A: In connection with the Transactions, Georgia Gulf is seeking stockholder approval of the Plan Amendment in order to:

•	increase the number of shares of Georgia Gulf common stock available under the Plan by 1,800,000 shares;

•

permit the grant under the Plan of awards in substitution for or conversion of stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with Georgia Gulf or any of its subsidiaries, with the shares of Georgia Gulf common stock delivered under the substituted or converted award not counting against the share limit or other limits on the number of shares of Georgia Gulf common stock available for issuance under the Plan; and

•

limit the aggregate amount of stock or stock-based awards which a non-employee director may be granted under the Plan during any calendar year to a value as of their respective dates of grant of $300,000.

Please see the section entitled “Proposal No. 3—Proposal to Approve the First Amendment to the Georgia Gulf Corporation 2011 Equity and Performance Incentive Plan” for a further discussion of this proposal.

Q:	Why is Georgia Gulf proposing the Plan Amendment?

A:	The Georgia Gulf board of directors believes the Plan Amendment is in the best interests of Georgia Gulf and the Georgia Gulf stockholders because (1) it will facilitate the conversion of certain stock based awards held by current employees of the PPG Chlor-alkali and Derivatives Business, who in connection with the Merger will become employees of Georgia Gulf or an affiliate of Georgia Gulf, into stock-based awards covered under the Plan and (2) it will enable Georgia Gulf after the Merger to continue to reward and provide incentives to Georgia Gulf’s key employees, the number of which will increase significantly upon the consummation of the Merger as a result of the employees of the PPG Chlor-alkali and Derivatives Business joining Georgia Gulf, as well as to attract and retain additional highly qualified employees. In addition, the Georgia Gulf board of directors is seeking stockholder approval of a more specific limitation on awards to individual directors and believes that such a limitation is in the best interests of Georgia Gulf and the Georgia Gulf stockholders to place reasonable restrictions on the amount of each non-employee director’s equity-based compensation in any calendar year. Please see the section entitled “Proposal No. 3—Proposal to Approve the First Amendment to the Georgia Gulf Corporation 2011 Equity and Performance Incentive Plan—General.”

Q:	What stockholder approval is needed in connection with the Plan Amendment?

A:	Georgia Gulf cannot effect the Plan Amendment unless the proposal is approved by the affirmative vote of a majority of the shares of Georgia Gulf common stock represented and voting at the special meeting, either in person or by proxy (provided that the total votes cast on the proposal represent over 50% in interest of all shares entitled to vote on the proposal). The Plan Amendment will be effected only if the proposal relating to the issuance of shares of Georgia Gulf common stock in the Merger is approved by Georgia Gulf’s stockholders and the Merger is consummated.

Q:	Do PPG shareholders have to vote to approve the Transactions, the proposal to increase the number of authorized shares of Georgia Gulf common stock under the Articles or the proposal to approve the Plan Amendment?

A:	No.

Q:	What if a Georgia Gulf stockholder does not vote on the issuance of shares of Georgia Gulf common stock in the Merger, on the proposal to amend the Articles or on the proposal to amend the Plan?

A:	The outcome depends on how the Georgia Gulf common stock is held and whether any vote is cast or not.

•	If a Georgia Gulf stockholder submits a proxy to Georgia Gulf but the proxy does not indicate how it should be voted on the proposals, the proxy will be counted as a vote “FOR” the proposals.

•

If a Georgia Gulf stockholder submits a proxy to Georgia Gulf and the proxy indicates that the stockholder abstains from voting as to a proposal, it will have the same effect as a vote against the proposal.

•

If a Georgia Gulf stockholder fails to submit a proxy to Georgia Gulf, that stockholder’s shares will not count towards the required quorum of 50% in interest of all shares entitled to vote on the proposals to approve the issuance of shares of Georgia Gulf common stock in the Merger and to approve the Plan Amendment. In addition, such a failure to submit a proxy to Georgia Gulf will have the same effect as a vote against the proposal to approve the Articles Amendment.

•

If a Georgia Gulf stockholder holds shares in “street name,” through that stockholder’s bank, broker or other nominee, such shares will be considered to be represented at the special meeting and voted only as to those matters marked on the proxy card. Under NYSE listing standards, if a Georgia Gulf stockholder fails to instruct its bank, broker or other nominee how to vote that stockholder’s shares on the proposals, the bank, broker or other nominee is prohibited from voting on the proposals with respect to that stockholder’s shares, and those shares will not count towards the required quorum of 50% in interest of all shares entitled to vote on the proposals. In addition, if a Georgia Gulf stockholder fails to instruct its bank, broker or other nominee how to vote that stockholder’s shares on the proposal to approve the Articles Amendment, such failure will have the same effect as a vote against the proposal.

Q:	How does the Georgia Gulf board of directors recommend shareholders vote?

A:	The Georgia Gulf board of directors recommends that the stockholders of Georgia Gulf vote “FOR” approval of the issuance of shares of Georgia Gulf common stock in the Merger, “FOR” the proposal to approve the Articles Amendment, “FOR” the proposal to approve the Plan Amendment, and, if necessary or appropriate, “FOR” the adjournment or postponement of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Georgia Gulf common stock in the Merger.

Q:	Have any Georgia Gulf stockholders already agreed to vote for the issuance of shares of Georgia Gulf common stock in the Merger?

A:	No.

Q:	How can Georgia Gulf stockholders cast their vote?

A:	Georgia Gulf stockholders may vote before the special meeting in one of the following ways:

•	use the toll-free number shown on the proxy card (or voting instruction card if a Georgia Gulf stockholder received its proxy materials by mail from a bank or broker);

•	visit the website shown on the proxy card (or voting instruction card) to submit a proxy via the Internet;

•	complete, sign, date and return the enclosed proxy card (or voting instruction card) in the enclosed postage-paid envelope; or

•	attend the special meeting and vote their shares.

Q:	If a Georgia Gulf stockholder is not going to attend the special meeting, should that stockholder return its proxy card or otherwise vote its shares?

A:	Yes. Returning the proxy card (or voting instruction card) or voting by calling the toll-free number shown on the proxy card (or voting instruction card) or visiting the website shown on the proxy card (or voting instruction card) ensures that the shares will be represented and voted at the special meeting, even if a Georgia Gulf stockholder will be unable to or does not attend.

Q:	If a Georgia Gulf stockholder’s shares are held in “street name” through its bank, broker or other nominee, will that bank, broker or other nominee vote those shares?

A:	Banks, brokers or other nominees will vote shares of a Georgia Gulf stockholder with respect to the proposals at the special meeting only if the Georgia Gulf stockholder instructs its bank, broker or other nominee how to vote. A Georgia Gulf stockholder should follow the directions provided by its bank, broker or other nominee regarding how to instruct its bank, broker or other nominee to vote its shares. If a Georgia Gulf stockholder does not provide its bank, broker or other nominee with instructions, under NYSE rules, that bank, broker or other nominee will not be authorized to vote with respect to any of the proposals in this proxy statement. Shares registered in the name of a bank, broker or other nominee, for which proxies are voted on some, but not all matters, will be considered to be represented at the special meeting and voted only as to those matters marked on the proxy card. Shares registered in the name of a bank, broker or other nominee may be voted in person at the special meeting by contacting the bank, broker or other nominee to request a letter confirming its beneficial ownership of the shares and that the bank, broker or other nominee will not vote the shares at the special meeting, and bringing that letter to the special meeting.

Q:	Can a Georgia Gulf stockholder change its vote after mailing its proxy card?

A:	Yes. If a holder of record of Georgia Gulf common stock has properly completed and submitted its proxy card, the Georgia Gulf stockholder can change its vote in any of the following ways:

•	by sending a signed notice of revocation to the Corporate Secretary of Georgia Gulf that is received prior to the special meeting stating that the Georgia Gulf stockholder revokes its proxy;

•	by properly completing a new proxy card bearing a later date and properly submitting it so that it is received prior to the special meeting;

•

by logging onto the Internet website specified on the proxy card in the same manner a stockholder would to submit its proxy electronically or by calling the toll-free number specified on the proxy card prior to the special meeting, in each case if the Georgia Gulf stockholder is eligible to do so and following the instructions on the proxy card; or

•	by attending the special meeting and voting in person.

Simply attending the special meeting will not revoke a proxy. In the event of multiple online or telephone votes by a stockholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the stockholder unless such vote is revoked in person at the special meeting.

If a Georgia Gulf stockholder holds shares in “street name” through its bank, broker or other nominee, and has directed such person to vote its shares, it should instruct such person to change its vote, or if in the alternative a Georgia Gulf stockholder wishes to vote in person at the special meeting, it must bring to the special meeting a letter from the bank, broker or other nominee confirming its beneficial ownership of the shares and that the bank, broker or other nominee is not voting the shares at the special meeting.

Q:	What should Georgia Gulf stockholders do now?

A:	After carefully reading and considering the information contained in this document, Georgia Gulf stockholders should vote their shares as soon as possible so that their shares will be represented and voted at the Georgia Gulf special meeting. Georgia Gulf stockholders should follow the instructions set forth on the enclosed proxy card (or on the voting instruction card provided by the record holder if their shares are held in the name of a bank, broker or other nominee).

Q:	Can Georgia Gulf stockholders dissent and require appraisal of their shares?

A:	No.

Q:	Will the instruments that govern the rights of Georgia Gulf stockholders with respect to their shares of Georgia Gulf common stock after the Transactions be different from those that govern the rights of current Georgia Gulf stockholders?

A:	The rights of Georgia Gulf stockholders with respect to their shares of Georgia Gulf common stock after the consummation of the Transactions will continue to be governed by federal and state laws and Georgia Gulf’s governing documents, including:

•	the corporate law of the State of Delaware, including the Delaware General Corporation Law (the “DGCL”);

•	the Articles; and

•	the Amended and Restated Bylaws of Georgia Gulf Corporation (the “Bylaws”).

If the proposals to issue Georgia Gulf common stock in the Merger and increase the number of authorized shares of Georgia Gulf common stock under the Articles are approved by the Georgia Gulf stockholders and the Merger is consummated, the Articles will be amended to increase the number of authorized shares of Georgia Gulf common stock from 100 million shares to 200 million shares. The additional shares of authorized Georgia Gulf common stock would be identical to the shares of common stock now authorized and outstanding, and this amendment would not otherwise affect the rights of current holders of Georgia Gulf common stock. Assuming the issuance of approximately 35,236,010 shares of Georgia Gulf common stock in the Merger and the effectiveness of the Articles Amendment, approximately 127,688,191 shares of Georgia Gulf common stock are expected to remain available under the Articles after the consummation of the Merger and the effectiveness of the Articles Amendment. Please see the section entitled “Proposal No. 2—Proposal to Approve the Amendment of the Articles to Increase the Number of Authorized Shares of Georgia Gulf Common Stock” for a further discussion of the effects of the Articles Amendment.

Q:	Who can answer my questions?

A:	If you have any questions about the Transactions or the special meeting, need assistance in voting your shares or need additional copies of this document or the enclosed proxy card (or voting instruction card), you should contact:

AST Phoenix Advisors

110 Wall Street

27th Floor

New York, NY 10005

Telephone: (800) 330-5136

or

Georgia Gulf Corporation

115 Perimeter Center Place, Suite 460

Atlanta, Georgia 30346

Attention: Investor Relations

Telephone: (770) 395-4500

Q:	Where can I find more information about Georgia Gulf and the PPG Chlor-alkali and Derivatives Business?

A:	Georgia Gulf stockholders can find more information about Georgia Gulf and the PPG Chlor-alkali and Derivatives Business in the sections of this document entitled “Information on Georgia Gulf,” “Information on the PPG Chlor-alkali and Derivatives Business” and from the various sources described in the section of this document entitled “Where You Can Find More Information; Incorporation by Reference.”

SUMMARY

The following summary contains certain information described in more detail elsewhere in this document. It does not contain all the details concerning the Transactions, including information that may be important to you. To better understand the Transactions, you should carefully review this entire document and the documents it refers to. See “Where You Can Find More Information; Incorporation by Reference.”

The Companies

Georgia Gulf Corporation

Georgia Gulf Corporation

115 Perimeter Center Place, Suite 460

Atlanta, Georgia 30346

Telephone: (770) 395-4500

Georgia Gulf Corporation is a leading, integrated North American manufacturer and international marketer of chemicals and building products. Georgia Gulf manufactures two chemical lines, chlorovinyls and aromatics, as well as vinyl-based building and home improvement products. Georgia Gulf’s vinyl-based building and home improvement products, marketed under the Royal Building Products and Exterior Portfolio brands, include window and door profiles, mouldings, siding, pipe and pipe fittings and deck products. Georgia Gulf, headquartered in Atlanta, Georgia, has manufacturing facilities located throughout North America to provide industry-leading service to customers.

Grizzly Acquisition Sub, Inc.

Grizzly Acquisition Sub, Inc.

c/o Georgia Gulf Corporation

115 Perimeter Center Place, Suite 460

Atlanta, Georgia 30346

Telephone: (770) 395-4500

Grizzly Acquisition Sub, Inc., a Delaware corporation referred to in this document as Merger Sub, is a newly formed, direct wholly-owned subsidiary of Georgia Gulf that was organized specifically for the purpose of completing the Merger. Merger Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and in connection with the Transactions.

PPG Industries, Inc.

PPG Industries, Inc.

One PPG Place

Pittsburgh, Pennsylvania 15272

Telephone: (412) 434-3131

PPG Industries, Inc., incorporated in Pennsylvania in 1883, is a leading coatings and specialty products company. PPG’s net sales in 2011 totaled $14,885 million and 2011 net income was $1,095 million. PPG’s corporate headquarters is located in Pittsburgh, Pennsylvania. PPG has manufacturing facilities, sales offices, research and development centers and distribution centers located throughout the world. At December 31, 2011 PPG operated 128 manufacturing facilities in 45 countries.

Eagle Spinco Inc.

Eagle Spinco Inc.

c/o PPG Industries, Inc.

One PPG Place

Pittsburgh, Pennsylvania 15272

Telephone: (412) 434-3131

Eagle Spinco Inc., a Delaware corporation referred to in this document as Splitco, is a newly formed, direct wholly-owned subsidiary of PPG that was organized specifically for the purpose of effecting the Separation. Splitco has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the Transactions.

Splitco is a holding company. In the Transactions, PPG will transfer the assets and liabilities related to the PPG Chlor-alkali and Derivatives Business, including certain subsidiaries of PPG, to Splitco or one of its subsidiaries. In exchange therefor, PPG will receive all the issued and outstanding common stock of Splitco, the cash proceeds of approximately $225.0 million from the Term Facility and the Debt Securities in an aggregate principal amount of approximately $675.0 million. The PPG Chlor-alkali and Derivatives Business produces chlor-alkali and derivative products, including chlorine, caustic soda, VCM, chlorinated solvents, calcium hypochlorite, ethylene dichloride, HCL and phosgene derivatives. For the fiscal year ended December 31, 2011, the PPG Chlor-alkali and Derivatives Business generated net sales of $1,741.0 million and net income of $233.0 million.

The Transactions

On July 19, 2012, Georgia Gulf and PPG announced that they, along with Splitco and Merger Sub, had entered into the Merger Agreement, and that PPG and Splitco had entered into the Separation Agreement, which together provide for the combination of Georgia Gulf’s business and the PPG Chlor-alkali and Derivatives Business. In the Transactions, PPG will transfer the PPG Chlor-alkali and Derivatives Business to Splitco. Prior to the Distribution, PPG will receive the cash proceeds of approximately $225.0 million from borrowings under the Term Facility through a distribution in connection with the Separation and prior to the consummation of the Merger. PPG will also receive approximately $675.0 million in Debt Securities, which are expected to be issued by Splitco to PPG prior to the Distribution, and then transferred on or about the closing date of the Merger to investment banks and/or commercial banks in satisfaction of the debt obligations of PPG described in the section of this document entitled “Debt Financing—PPG Bridge Facility.”

On the closing date of the Merger, PPG will distribute shares of Splitco common stock to its participating shareholders in an exchange offer. If the exchange offer is consummated but is not fully subscribed, PPG will distribute the remaining shares of Splitco common stock on a pro rata basis to PPG shareholders whose shares of PPG common stock remain outstanding after consummation of the exchange offer. If there is a pro rata distribution, the exchange agent will calculate the exact number of shares of Splitco common stock not exchanged in the exchange offer and to be distributed on a pro rata basis, and the number of shares of Georgia Gulf common stock into which the remaining shares of Splitco common stock will be converted in the Merger will be transferred to PPG shareholders (after giving effect to the consummation of the exchange offer) as promptly as practicable thereafter. Immediately after the Distribution and on the closing date of the Merger, Merger Sub will merge with and into Splitco, whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and a wholly-owned subsidiary of Georgia Gulf. In the Merger, each share of Splitco common stock will be converted into the right to receive Georgia Gulf common stock based on the exchange ratio set forth in the Merger Agreement, as described in the section of this document entitled “The Merger Agreement—Merger Consideration.”

Georgia Gulf expects to issue approximately 35,236,010 shares of Georgia Gulf common stock in the Merger, although the exact number of shares to be issued in the Merger will not be known until the closing date. Based upon the reported closing sale price of $35.39 per share for Georgia Gulf common stock on the NYSE on October 31, 2012, the total value of the shares expected to be issued by Georgia Gulf and the amount of cash received by PPG in the Transactions, including the Term Facility and the Debt Securities, which will be the obligations of Splitco and, following the consummation of the Merger, will be guaranteed by Georgia Gulf, would have been approximately $2,147.0 million. The value of the consideration to be paid by Georgia Gulf in the Merger will be computed using the value of Georgia Gulf common stock on the closing date, and therefore, the actual purchase price will fluctuate with the market price of Georgia Gulf common stock until the Merger is consummated.

After the Merger, Georgia Gulf will own and operate the PPG Chlor-alkali and Derivatives Business through Splitco, which will be Georgia Gulf’s wholly-owned subsidiary, and will also continue its current businesses. All shares of Georgia Gulf common stock, including those issued in the Merger, will be listed on the NYSE under Georgia Gulf’s current trading symbol “GGC.”

Below is a step-by-step description of the sequence of material events relating to the Transactions.

Step 1    Separation

PPG will transfer to Splitco, a newly formed, direct wholly-owned subsidiary of PPG, the PPG Chlor-alkali and Derivatives Business. This transfer to Splitco will include, among the other assets and liabilities of the PPG Chlor-alkali and Derivatives Business, PPG’s (1) 50% interest in PHH Monomers, LLC (“PHH”), a joint venture with Georgia Gulf and (2) 50% interest in RS Cogen, L.L.C. (“RS Cogen”), a joint venture with an affiliate of Entergy Corporation. PPG is currently discussing with its joint venture partner, China Petrochemical Development Corporation (“CPDC”), the potential transfer of the TCI Interests, which represent PPG’s 60% interest in TCI, to Splitco. In the event that PPG does not convey the TCI Interests at or prior to the effective time of the Separation to Splitco, the Special Distribution will be reduced by $130 million. Georgia Gulf does not believe that there would be a material adverse impact on the combined business after the consummation of the Merger if the TCI Interests were not transferred as part of the Transactions.

Step 2    Incurrence of Debt

Prior to the Distribution, Splitco will incur new indebtedness in the form of the Term Facility in the amount of approximately $225.0 million and issue approximately $675.0 million in aggregate principal amount of Debt Securities to PPG. PPG will ultimately receive the cash proceeds from the approximately $225.0 million term loan under the Term Facility through a distribution in connection with the Separation and prior to the consummation of the Merger. PPG is then expected to transfer the Debt Securities on or about the closing date of the Merger to investment banks and/or commercial banks in satisfaction of the debt obligations of PPG described in the section of this document entitled “Debt Financing—PPG Bridge Facility.” The Debt Securities are subsequently expected to be sold by the investment banks and/or commercial banks to third-party investors as described below. PPG is expected to receive approximately $900.0 million in cash from the Term Facility and Debt Securities.

Step 3    Distribution—Exchange Offer

PPG will offer to PPG shareholders the right to exchange all or a portion of their shares of PPG common stock for shares of Splitco common stock at a discount to the per-share value of Georgia Gulf common stock in an exchange offer.

If the exchange offer is consummated but is not fully subscribed, PPG will distribute the remaining shares of Splitco common stock on a pro rata basis to PPG shareholders whose shares of PPG common stock remain outstanding after consummation of the exchange offer. If there is a pro rata distribution, the exchange agent will calculate the exact number of shares of Splitco common stock not exchanged in the exchange offer and to be distributed on a pro rata basis, and the number of shares of Georgia Gulf common stock into which the remaining shares of Splitco common stock will be converted in the Merger will be transferred to PPG shareholders (after giving effect to the consummation of the exchange offer) as promptly as practicable thereafter.

The exchange agent will hold, for the account of the relevant PPG shareholders, the global certificate(s) representing all of the outstanding shares of Splitco common stock, pending the consummation of the Merger. Shares of Splitco common stock will not be able to be traded during this period.

As previously noted, Georgia Gulf has prepared this document under the assumption that the shares of Splitco will be distributed to PPG shareholders pursuant to a split-off. Based on market conditions prior to closing, PPG will determine whether the Splitco shares will be distributed to PPG’s shareholders in a spin-off or a split-off and, once a final decision is made, this document will be amended to reflect that decision, if necessary.

Step 4    Merger

Immediately after the Distribution, and on the closing date of the Merger, Merger Sub will merge with and into Splitco, whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and as a wholly-owned subsidiary of Georgia Gulf. In the Merger, each share of Splitco common stock will be converted into the right to receive Georgia Gulf common stock based on the exchange ratio set forth in the Merger Agreement, as described in the section of this document entitled “The Merger Agreement—Merger Consideration.” Following the consummation of the Merger, Georgia Gulf and certain of its subsidiaries will guarantee the Term Facility and the Debt Securities.

Immediately after consummation of the Merger, 50.5% of Georgia Gulf common stock is expected to be held by pre-Merger holders of Splitco common stock and 49.5% of Georgia Gulf common stock is expected to be held by pre-Merger Georgia Gulf stockholders, subject to potential adjustment under limited circumstances as described in the section of this document entitled “The Merger Agreement—Merger Consideration.”

Step 5    Sale of Debt Securities to Third-Party Investors

As described in Step 2 above, Georgia Gulf and PPG expect the Debt Securities to be transferred by PPG on or about the closing date of the Merger to investment banks and/or commercial banks in the Debt Exchange in exchange for debt obligations of PPG described in the section of this document entitled “Debt Financing—PPG Bridge Facility.” The Debt Securities will then be sold by the investment banks and/or commercial banks to third-party investors pursuant to an exemption from registration under the Securities Act in either a private placement or a “Rule 144A” transaction.

Set forth below are diagrams that graphically illustrate, in simplified form, the existing corporate structure, the corporate structure immediately following the Distribution, and the corporate structure immediately following the consummation of the Transactions contemplated by the Merger Agreement.

After completion of all of the steps described above:

•

Georgia Gulf’s wholly-owned subsidiary, Splitco, will hold the PPG Chlor-alkali and Derivatives Business and will be the obligor under the Term Facility and the Debt Securities, which will be guaranteed by Georgia Gulf and certain of its subsidiaries; and

•

PPG will receive the approximately $225.0 million in cash proceeds from the Term Facility and will exchange the approximately $675.0 million in Debt Securities for debt obligations of PPG in the Debt Exchange (and the Debt Securities will then be sold to third-party investors), resulting in PPG receiving approximately $900.0 million in cash from the Transactions.

Immediately after consummation of the Merger, 50.5% of Georgia Gulf common stock is expected to be held by pre-Merger holders of Splitco common stock and 49.5% of Georgia Gulf common stock is expected to be held by pre-Merger Georgia Gulf stockholders, subject to potential adjustment under limited circumstances as described in the section of this document entitled “The Merger Agreement—Merger Consideration.” In connection with the Transactions, Georgia Gulf, Merger Sub, PPG and/or Splitco have entered into or will enter into the Additional Agreements relating to, among other things, certain tax matters, certain employee matters, the provision of certain transition services during a transition period following the consummation of the Transactions and the sharing of facilities, services and supplies. See “Other Agreements.”

Various factors were considered by Georgia Gulf and PPG in negotiating the terms of the Transactions, including the equity ownership levels of Georgia Gulf stockholders and the PPG shareholders receiving shares of Georgia Gulf common stock in the Distribution. The principal factors considered by the parties negotiating the terms of the Transactions were the strategic and financial benefits that could be expected to be achieved by combining Georgia Gulf and the PPG Chlor-alkali and Derivatives Business relative to the future prospects of Georgia Gulf on a standalone basis, the relative actual results of operations and prospects of Georgia Gulf and of the PPG Chlor-alkali and Derivatives Business, synergies expected to be realized in the combination, as well as other alternatives that may be available to Georgia Gulf, and the risks and uncertainties associated with the Transactions and with such alternatives, and the other factors identified in the sections of this document entitled “The Transactions—Background of the Transactions” and “The Transactions—Georgia Gulf’s Reasons for the Transactions.” PPG also considered, among other things, the value to PPG and PPG’s shareholders that could be realized in the Transactions as compared to the value to PPG and PPG’s shareholders that could be realized if the Transactions did not occur, the proposed tax treatment of the Transactions, and the other factors identified in the section of this document entitled “The Transactions—PPG’s Reasons for the Transactions.”

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

The following summary historical combined financial data of the PPG Chlor-alkali and Derivatives Business, summary historical consolidated financial data of Georgia Gulf, summary unaudited pro forma condensed combined financial data of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business, summary comparative historical and pro forma per share data of Georgia Gulf, summary historical common stock market price data and Georgia Gulf dividend policy information are being provided to help you in your analysis of the financial aspects of the Transactions. You should read this information in conjunction with the financial information included elsewhere and incorporated by reference into this document. See “Where You Can Find More Information; Incorporation by Reference,” “Information on the PPG Chlor-alkali and Derivatives Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the PPG Chlor-alkali and Derivatives Business,” “Information on Georgia Gulf,” “Selected Historical and Pro Forma Financial Data” and the audited and unaudited financial statements and related notes of each of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business incorporated by reference and included elsewhere in this document, respectively.

Summary Historical Combined Financial Data of the PPG Chlor-alkali and Derivatives Business

The following summary historical combined financial data of the PPG Chlor-alkali and Derivatives Business for the years ended December 31, 2011, December 31, 2010 and December 31, 2009 and as of December 31, 2011 and December 31, 2010 has been derived from the audited combined financial statements of the PPG Chlor-alkali and Derivatives Business. The following summary historical condensed combined financial data of the PPG Chlor-alkali and Derivatives Business for the nine-month periods ended September 30, 2012 and September 30, 2011, and as of September 30, 2012, September 30, 2011 and December 31, 2009, has been derived from the unaudited condensed combined financial statements of the PPG Chlor-alkali and Derivatives Business, but is not necessarily indicative of the results or the financial condition to be expected for the remainder of the year or any future date or period. The management of the PPG Chlor-alkali and Derivatives Business believes that the unaudited condensed combined financial statements reflect all normal and recurring adjustments necessary for a fair presentation of the results as of and for the interim periods presented. This information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the PPG Chlor-alkali and Derivatives Business” and the financial statements of the PPG Chlor-alkali and Derivatives Business and the notes thereto included elsewhere in this document.

	Nine Months Ended September 30,		Year Ended December 31,
	2012	2011	2011	2010	2009
(In Millions)
Statement of Income Data:
Net sales	$1,292	$1,340	$1,741	$1,441	$1,282
Cost of sales, exclusive of depreciation and amortization	884	927	1,224	1,117	1,001
Selling, general and administrative	91	91	123	102	100
Depreciation and amortization	32	31	41	39	40
Research and development—net	1	1	2	2	2
Business restructuring	1	—	—	—	6
Other charges	8	9	10	11	9
Other earnings	(13)	(25)	(27)	(7)	(12)

Income before income taxes	288	306	368	177	136
Income tax expense	95	102	122	65	43

Net income attributable to the controlling and noncontrolling interests	193	204	246	112	93
Less: Net income attributable to noncontrolling interests	(10)	(9)	(13)	(7)	(5)

Net income (attributable to the PPG Chlor-alkali and Derivatives Business)	$183	$195	$233	$105	$88

Balance Sheet Data (at end of period):
Total assets	$786	$718	$734	$621	$601
Working capital	$176	$131	$119	$81	$77
Other long-term obligations	$318	$274	$320	$268	$264
Total Parent company shareholders’ equity	$241	$222	$181	$132	$130

Cash Flow Data:
Cash from operating activities	$172	$191	$276	$142	$133
Cash used for investing activities	$(31)	$(56)	$(86)	$(43)	$(22)
Cash used for financing activities	$(153)	$(131)	$(174)	$(95)	$(123)

Summary Historical Consolidated Financial Data of Georgia Gulf

The following summary historical consolidated financial data of Georgia Gulf for the years ended December 31, 2011, 2010 and 2009, and as of such dates, has been derived from Georgia Gulf’s audited consolidated financial statements as of and for the years ended December 31, 2011, 2010 and 2009. The following summary historical consolidated financial data as of and for the nine-month periods ended September 30, 2012 and 2011 has been derived from the unaudited condensed consolidated financial statements of Georgia Gulf and is not necessarily indicative of the results or financial condition to be expected for the remainder of the year or for any future period. Georgia Gulf’s management believes that the unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results and the financial condition as of and for the interim periods presented. This information is only a summary and should be read in conjunction with the financial statements of Georgia Gulf and the notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section contained in Georgia Gulf’s annual report on Form 10-K for the year ended December 31, 2011 and quarterly report on Form 10-Q for the period ended September 30, 2012, each of which is incorporated by reference into this document. See “Where You Can Find More Information; Incorporation by Reference.”

(In millions, except per share data, percentages and employees)	As of and for the Nine Months Ended September 30,		As of and for the Year Ended December 31,
	2012	2011	2011	2010	2009
Results of Operations:
Net sales	$2,541	$2,549	$3,223	$2,818	$1,990
Cost of sales	2,210	2,292	2,920	2,544	1,779
Selling, general and administrative expenses	153	130	168	160	183
Long-lived asset impairment charges	—	—	8	—	22
Transaction related costs, restructuring and other, net	26	1	3	—	7
(Gains) losses on sale of assets	(19)	(1)	(1)	—	—

Operating income (loss)	171	127	125	114	(1)
Interest expense	(44)	(50)	(65)	(69)	(131)
Loss on redemption and other debt costs	—	(1)	(5)	—	(43)
Gain on debt exchange	—	—	—	—	401
Foreign exchange loss	(1)	(1)	(1)	(1)	(1)
Interest income	—	—	—	—	1

Income from operations before taxes	126	75	54	44	226
Provision (benefit) for income taxes	38	14	(4)	1	95

Income from operations	88	61	58	43	131

Net income	$88	$61	$58	$43	$131

Basic earnings per share	$2.54	$1.75	$1.66	$1.22	$8.27
Diluted earnings per share	$2.53	$1.75	$1.66	$1.22	$8.26

(In millions, except per share data, percentages and employees)	As of and for the Nine Months Ended September 30,		As of and for the Year Ended December 31,
	2012	2011	2011	2010	2009
Financial Highlights:
Net working capital	$448	$407	$385	$400	$341
Property, plant and equipment, net	637	641	641	653	688
Total assets	1,801	1,835	1,644	1,666	1,605
Total debt	498	592	497	578	633
Lease financing obligation	114	108	110	112	106
Net cash (used in) provided by operating activities	66	20	187	184	1
Net cash (used in) investing activities	(32)	(115)	(137)	(45)	(26)
Net cash (used in) provided by financing activities	(5)	16	(86)	(56)	(29)
Depreciation and amortization	68	78	102	100	117
Capital expenditures	56	44	66	46	30
Acquisition, net of cash acquired	—	71	71	—	—
Maintenance expenditures	129	107	109	137	104
Other Selected Data:
Adjusted EBITDA(1)	$237	$194	$223	$201	$155
Weighted average common shares outstanding—basic	34	34	34	34	15
Weighted average common shares outstanding—diluted	35	34	34	34	15
Common shares outstanding	35	34	34	34	34
Return on sales	3.5%	2.4%	1.8%	1.5%	5.8%
Employees	3,758	3,994	3,744	3,619	3,489

(1)	For the reconciliation of Adjusted EBITDA to net income determined in accordance with GAAP, see “Selected Historical and Pro Forma Financial Data — Selected Historical Consolidated Financial Data of Georgia Gulf.”

Summary Unaudited Pro Forma Condensed Combined Financial Information of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business

The following summary unaudited pro forma condensed combined financial information of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business is being presented for illustrative purposes only, and this information should not be relied upon for purposes of making any investment or other decisions. The following summary unaudited pro forma condensed combined financial data assumes that the PPG Chlor-alkali and Derivatives Business had been owned by Georgia Gulf for all periods, and at the date presented. Georgia Gulf and the PPG Chlor-alkali and Derivatives Business may have performed differently had they actually been combined for all periods or on the date presented. You should also not rely on the following summary unaudited pro forma condensed combined financial data as being indicative of the results or financial condition that would have been achieved had Georgia Gulf and the PPG Chlor-alkali and Derivatives Business been combined other than during the periods or on the date presented or of the actual future results or financial condition of Georgia Gulf to be achieved following the Transactions.

	As of and for the Nine Months Ended September 30, 2012	For the Year Ended December 31, 2011
(In millions, except per share data)
Results of Operations:
Net sales	$3,794	$4,876
Cost of sales	3,109	4,134
Net income	220	203
Net income attributable to controlling shareholders	212	193

Basic earnings per share	$3.03	$2.75
Diluted earnings per share	$3.02	$2.75

Financial Highlights:
Total assets	$5,020
Total liabilities	3,104
Other Selected Data:
Adjusted EBITDA(1)	$561	$637
Weighted average common shares outstanding—basic	70	69
Weighted average common shares outstanding—diluted	70	69

(1)	In addition to evaluating financial condition and results of operations in accordance with GAAP, management of Georgia Gulf also reviews and evaluates certain alternative financial measures not prepared in accordance with GAAP. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to, similarly titled measures used by other companies. As a result, management of Georgia Gulf considers and evaluates non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with GAAP. Management of Georgia Gulf cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measure.

In this document, Georgia Gulf supplements its financial information prepared in accordance with GAAP with Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, cash and non-cash restructuring and certain other costs related to financial restructuring and business improvement initiatives, gains or losses on substantial modification of debt and sales of certain assets, certain purchase accounting and certain non-income tax reserve adjustments, professional fees related to a previously disclosed and withdrawn unsolicited offer and the Merger, goodwill, intangibles, and other long-lived asset impairments, and interest expense related to the OMERS sale-leaseback transaction) because Georgia Gulf believes investors commonly use Adjusted EBITDA as a main component of valuing cyclical companies such as

Georgia Gulf. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income (loss) as a measure of performance or to cash provided by operating activities as a measure of liquidity. In addition, Georgia Gulf’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

A reconciliation of Adjusted EBITDA to net income (loss) determined in accordance with GAAP is provided below:

	Nine Months Ended September 30, 2012
	Historical		Pro Forma Adjustments
(in millions)	Georgia Gulf	PPG Chlor- alkali and Derivatives Business	Acquisition Adjustments	Financing Adjustments	Pro Forma Condensed Combined
Net income	$88.3	$193.0	$(34.4)	$(26.9)	$220.0
Net income attributable to non-controlling interests	—	(10.0)	2.1	—	(7.9)
(Benefit) provision for income taxes	38.1	95.0	(20.7)	(16.1)	96.3
Interest income	(0.2)	—	—	—	(0.2)
Interest expense	43.8	—	—	43.0	86.8
Depreciation and amortization expense	68.0	32.0	82.4	—	182.4
Transaction related costs, restructuring and other, net	26.4	1.0	(16.3)	—	11.1
(Gains) losses on sale of assets	(19.3)	—	—	—	(19.3)
Other(a)	(8.6)	—	—	—	(8.6)

Adjusted EBITDA	$236.5	$311.0	$13.1	$—	$560.6

	Year Ended December 31, 2011
	Historical		Pro Forma Adjustments
(in millions)	Georgia Gulf	PPG Chlor- alkali and Derivatives Business	Acquisition Adjustments	Financing Adjustments	Pro Forma Condensed Combined
Net income	$57.8	$246.0	$(65.2)	$(35.8)	$202.8
Net income attributable to non-controlling interests	—	(13.0)	3.0	—	(10.0)
(Benefit) provision for income taxes	(4.3)	122.0	(39.1)	(21.5)	57.1
Interest income	(0.3)	—	—	—	(0.3)
Loss on redemption and other debt costs	4.9	—	—	—	4.9
Interest expense	65.7	—	—	57.3	123.0
Depreciation and amortization expense	101.5	41.0	109.8	—	252.3
Long-lived asset impairment charges	8.3	—	—	—	8.3
Restructuring costs	3.3	—	—	—	3.3
(Gains) losses on sale of assets	(1.2)	—	—	—	(1.2)
Other(a)	(12.8)	—	9.3	—	(3.5)

Adjusted EBITDA	$222.9	$396.0	$17.8	$—	$636.7

(a)

“Other” for Georgia Gulf for the nine months ended September 30, 2012 consists of $3.0 million of loan cost amortization and $5.5 million of lease financing obligations interest. For the year ended December 31, 2011, “Other” for Georgia Gulf consists of $4.1 million in loan cost amortization, $7.4 million of lease financing obligations interest and a $4.4 million reversal of non-income tax reserves, partially offset by $3.0 million in acquisition costs and inventory purchase accounting adjustments. For the year ended December 31, 2011, “Other” in the Acquisition Adjustments column consists of $9.3 million inventory purchase accounting adjustment.
(b)	The following is a reconciliation of the acquisition adjustments made to depreciation in Note 2, “Acquisition Adjustments” in the Unaudited Pro Forma Condensed Combined Financial Statements to the acquisition adjustments made to depreciation contained in this reconciliation of Adjusted EBITDA:

(in millions)	Nine months ended September 30, 2012	Year ended December 31, 2011
An increase in depreciation expense resulting from an increase in the value of the PPG Chlor-alkali and Derivatives Business’s property, plant and equipment	$28.7	$38.2
An increase in amortization expense resulting from adjustments to intangible assets	53.7	71.6

Depreciation and amortization expense pro forma acquisition adjustment included in the reconciliation of Adjusted EBITDA to net income (loss) determined in accordance with GAAP	$82.4	$109.8

Summary Comparative Historical and Pro Forma Per Share Data

The following table sets forth certain historical and pro forma per share data for Georgia Gulf. The historical data has been derived from and should be read together with Georgia Gulf’s audited consolidated financial statements and related notes thereto contained in Georgia Gulf’s annual report on Form 10-K for the fiscal year ended December 31, 2011, and Georgia Gulf’s unaudited condensed consolidated financial statements and related notes thereto contained in Georgia Gulf’s quarterly report on Form 10-Q for the period ended September 30, 2012, each of which are incorporated by reference into this document. See “Where You Can Find More Information; Incorporation by Reference.” The pro forma data has been derived from the unaudited pro forma condensed combined financial statements of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business included elsewhere in this document.

This summary comparative historical and pro forma per share data is being presented for illustrative purposes only. Georgia Gulf and the PPG Chlor-alkali and Derivatives Business may have performed differently had the Transactions occurred prior to the periods or at the date presented. You should not rely on the pro forma per share data presented as being indicative of the results that would have been achieved had Georgia Gulf and the PPG Chlor-alkali and Derivatives Business been combined during the periods or at the date presented or of the actual future results or financial condition of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business to be achieved following the Transactions.

	As of and for the Nine Months Ended September 30, 2012		As of and for the Year Ended December 31, 2011
	Historical	Pro Forma	Historical	Pro Forma
(shares in thousands)
Basic earnings per share	$2.54	$3.03	$1.66	$2.75
Diluted earnings per share	$2.53	$3.02	$1.66	$2.75

Weighted average common shares outstanding—Basic	34,413	69,649	34,086	69,332

Weighted average common shares outstanding—Diluted	34,641	69,887	34,122	69,367

Book value per share of common stock	$14.09	$24.85	$14.05

Dividends declared per share of common stock	$0.16	$0.16	—	—

Historical Common Stock Market Price Data

Historical common stock market price data for the PPG Chlor-alkali and Derivatives Business does not exist as the PPG Chlor-alkali and Derivatives Business currently does not operate as a stand-alone entity. As such, shares of common stock associated therewith are not currently listed on a public stock exchange and are not publicly traded.

Shares of Georgia Gulf common stock currently trade on the NYSE under the symbol “GGC.” On July 18, 2012, the last trading day before the announcement of the Transactions, the last sale price of Georgia Gulf common stock reported by the NYSE was $28.85. On November 9, 2012, the last sale price of Georgia Gulf common stock reported by the NYSE was $38.98.

The following table sets forth the high and low sale prices of Georgia Gulf common stock on the NYSE for the periods indicated. The quotations are as reported in published financial sources. For current price information, Georgia Gulf stockholders are urged to consult publicly available sources. See “Selected Historical and Pro Forma Financial Data—Historical Common Stock Market Price Data.”

	Georgia Gulf Common Stock Price
	High	Low
Year Ending December 31, 2012
First Quarter	$35.56	$20.24
Second Quarter	$37.24	$23.80
Third Quarter	$40.88	$24.52
Fourth Quarter (through November 9, 2012)	$41.42	$35.27

Year Ended December 31, 2011
First Quarter	$38.15	$23.68
Second Quarter	$40.59	$22.57
Third Quarter	$25.35	$13.69
Fourth Quarter	$20.83	$12.19

Year Ended December 31, 2010
First Quarter	$19.08	$13.91
Second Quarter	$21.79	$13.26
Third Quarter	$17.00	$11.11
Fourth Quarter	$24.75	$15.61

Georgia Gulf Dividend Policy

On May 21, 2012, Georgia Gulf declared a cash dividend of $0.08 per share, Georgia Gulf’s first dividend since 2008. This dividend was paid on July 10, 2012. Georgia Gulf also declared a cash dividend of $0.08 per share on September 11, 2012, which was paid on October 10, 2012. Pursuant to the Merger Agreement, Georgia Gulf has agreed not to pay a quarterly dividend of greater than $0.08 per share until after the consummation of the Merger and indicated its intent to pay quarterly dividends from and after the consummation of the Merger at no less than the current rate of $0.32 per share per annum, although the payment of cash dividends in the future will be at the discretion of Georgia Gulf’s board of directors. The declaration of any cash dividends, and the amount thereof, will depend on many factors, including Georgia Gulf’s financial condition, capital requirements, funds from operations, the dividend taxation level, Georgia Gulf’s stock price, future business prospects, and any other factors, as Georgia Gulf’s board of directors may deem relevant. Additionally, Georgia Gulf’s current asset-backed revolving credit facility (the “ABL Revolver”) and the indenture governing Georgia Gulf’s 9.0 percent senior secured notes due 2017 (the “9 percent notes”) place significant restrictions on Georgia Gulf’s ability to pay dividends, and other indebtedness Georgia Gulf may incur in the future, including the New ABL Revolver (as defined and described in the section of this document entitled “Debt Financing—New ABL Revolver”), may contain similar restrictions.

RISK FACTORS

You should carefully consider each of the following risks and all of the other information contained and incorporated by reference in this document and the annexes hereto. Some of the risks described below relate principally to the business and the industry in which Georgia Gulf, including the PPG Chlor-alkali and Derivatives Business, will operate after the Transactions, while others relate principally to the Transactions. The remaining risks relate principally to the securities markets generally and ownership of Georgia Gulf common stock. The risks described below are not the only risks that Georgia Gulf currently faces or will face after the consummation of the Transactions.

Risks Related to the Transactions

The calculation of the merger consideration will not be adjusted if the value of the business or assets of the PPG Chlor-alkali and Derivatives Business declines or if the value of Georgia Gulf increases before the Merger is completed.

The calculation of the number of shares of Georgia Gulf common stock to be distributed in the Merger will not be adjusted if the value of the business or assets of the PPG Chlor-alkali and Derivatives Business declines prior to the consummation of the Merger or the value of Georgia Gulf increases prior to the Merger. Georgia Gulf will not be required to consummate the Merger if there has been any “material adverse effect” (as this term is described in the section of this document entitled “The Merger Agreement—Representations and Warranties”) on the PPG Chlor-alkali and Derivatives Business. However, Georgia Gulf will not be permitted to terminate the Merger Agreement or resolicit the vote of Georgia Gulf stockholders because of any changes in the market prices of Georgia Gulf’s common stock or any changes in the value of the PPG Chlor-alkali and Derivatives Business that do not constitute a material adverse effect on the PPG Chlor-alkali and Derivatives Business.

Georgia Gulf will incur significant costs related to the consummation of the Transactions that could have a material adverse effect on its liquidity, cash flows and operating results.

Georgia Gulf will incur significant, one-time costs in connection with the Transactions, including approximately (1) $25 to $30 million of advisory, legal, accounting and other professional fees related to the Transactions, (2) $30 to $40 million of financing related fees and (3) $55 million in transition and integration expenses, such as consulting professionals’ fees, information technology implementation costs and relocation and severance costs, that Georgia Gulf management believes are necessary to realize approximately $115.0 million of annualized cost synergies within two years from the consummation of the Transactions. These costs may have a material adverse impact on Georgia Gulf’s liquidity, cash flows and operating results in the periods in which they are incurred.

Georgia Gulf will have a substantial amount of long-term indebtedness and liabilities following the Transactions, which could adversely affect its liquidity, operations and financial condition.

Georgia Gulf has a significant amount of indebtedness and, following the consummation of the Transactions, will continue to have significant indebtedness and liabilities. In addition, as of September 30, 2012, on an actual and a pro forma basis after giving effect to the Transactions, Georgia Gulf had and would have had outstanding long-term indebtedness and liabilities of $1.2 billion and $3.1 billion, respectively. Georgia Gulf also has and will continue to have the ability to incur a significant amount of additional debt. After the consummation of the Transactions, Georgia Gulf’s indebtedness could have important consequences, including but not limited to:

•	limiting its ability to invest operating cash flow in its operations due to debt service and other obligations;

•	limiting its ability to obtain additional debt or equity financing for working capital expenditures or other general corporate purposes;

•	limiting its operational flexibility due to the covenants contained in its debt agreements;

•	requiring it to dispose of significant assets in order to satisfy its debt service and other obligations if it is not able to satisfy these obligations from cash from operations or other sources;

•	to the extent that Georgia Gulf’s debt is subject to floating interest rates, increasing Georgia Gulf’s vulnerability to fluctuations in market interest rates;

•	limiting Georgia Gulf’s ability to buy back Georgia Gulf common stock or pay cash dividends;

•	limiting its flexibility in planning for, or reacting to, changes in its business or industry, thereby limiting its ability to compete with companies that are not as highly leveraged; and

•	increasing its vulnerability to economic downturns and changing market conditions.

Georgia Gulf’s ability to satisfy its debt service and other obligations will depend on its future performance, which will be affected by financial, business, economic and other factors, including prices, industry capacity levels and demand for Georgia Gulf’s products, raw materials and energy costs and availability, feedstock availability and changes in governmental and environmental regulations. If Georgia Gulf does not generate enough cash to satisfy its debt service and other obligations, it may be required to refinance all or part of its existing debt, sell its assets, borrow more money or raise equity. There is no assurance that Georgia Gulf will be able to, at any given time, refinance its debt, sell its assets, borrow more money or raise capital on terms acceptable to it or at all.

Georgia Gulf will assume certain material pension and post-retirement welfare benefit obligations associated with the PPG Chlor-alkali and Derivatives Business. Future funding obligations related to these liabilities could restrict cash available for Georgia Gulf’s operations, capital expenditures or other requirements, or require Georgia Gulf to borrow additional funds.

In the Transactions, Georgia Gulf, through its wholly owned subsidiary Splitco, will assume certain substantial tax-qualified and non tax-qualified pension obligations related to employees and retirees of the PPG Chlor-alkali and Derivatives Business. In connection therewith, the legally required level of pension assets will be transferred from the tax-qualified PPG pension plans to the new pension plans to be established by Georgia Gulf in respect of those liabilities. In addition to the standard minimum funding requirements, the Pension Protection Act of 2006 (the “Pension Act”) (as amended by the Worker, Retiree and Employer Recovery Act of 2008) requires companies with tax-qualified defined benefit pension plans to make contributions to such plans as frequently as quarterly in order to meet the “funding target” for such plans, as defined in the Pension Act. The failure to meet the funding target could result in the imposition of fines or penalties. Funding obligations with respect to tax-qualified pension plans change due to, among other things, the actual investment return on plan assets. Continued volatility in the capital markets may have a further negative impact on the funded status of tax-qualified pension plans, which may in turn increase attendant funding obligations. The unfunded status of the pension obligations to be assumed by Georgia Gulf calculated on a projected benefit obligation basis as of December 31, 2011 was approximately $80 million, of which the unfunded non-qualified pension liabilities to be assumed by Georgia Gulf were calculated to be approximately $25 million as of December 31, 2011. The unfunded other post-retirement benefits obligations to be assumed by Georgia Gulf as of December 31, 2011 were approximately $177 million. Georgia Gulf estimates that it will fund approximately $20 million to $25 million to the assumed pension and other post retirement benefit plans for the year ended December 31, 2013. Given the amount of pension assets transferred from the tax-qualified PPG pension plans to the new pension plans to be established by Georgia Gulf, and subject to the foregoing variables, and the uncertainties associated therewith, it is possible that Georgia Gulf could be required to make substantial contributions in future years to the new pension plans. These contributions could restrict available cash for Georgia Gulf’s operations, capital expenditures and other requirements, and may materially adversely affect its financial condition and liquidity. Nonqualified pension liabilities to be assumed by Georgia Gulf are unfunded and no assets will be transferred by PPG to Georgia Gulf in respect of these liabilities. These obligations will require annual funding that could restrict cash available to Georgia Gulf for other purposes.

The principal post-retirement welfare benefit liabilities to be assumed by Georgia Gulf related to retirees associated with the PPG Chlor-alkali and Derivatives Business are obligations to provide retiree health benefits. No assets will be transferred by PPG to Georgia Gulf in respect of these liabilities as these obligations are unfunded. The obligations to make payment with respect to these liabilities in the future may increase for several reasons, including, but not limited to, because of health care costs escalation. These obligations will require annual funding that could restrict cash available to Georgia Gulf for use for other purposes.

While Georgia Gulf intends to comply with any future funding obligations for its pension and post-retirement welfare benefit plans through the use of cash from operations, there can be no assurance that Georgia Gulf will generate enough cash to do so and also meet its other required or intended cash uses. Georgia Gulf’s inability to fund these obligations through cash from operations could require it to seek funding from other sources, including through additional borrowings, which could materially increase Georgia Gulf’s outstanding debt or debt service requirements.

Current Georgia Gulf stockholders’ ownership interest in Georgia Gulf will be substantially diluted in the Merger.

Following the consummation of the Merger, Georgia Gulf’s stockholders will, in the aggregate, own a significantly smaller percentage of Georgia Gulf than they will own of Georgia Gulf immediately prior to the Merger. Following the consummation of the Merger, Georgia Gulf’s stockholders immediately prior to the Merger are expected to collectively hold 49.5% of Georgia Gulf’s common stock immediately after the Merger. Under limited circumstances described in the section of this document entitled “The Merger Agreement—Merger Consideration,” pre-Merger Georgia Gulf stockholders could own less than 49.5% of Georgia Gulf common stock following the consummation of the Merger and under such circumstances, there is no minimum percentage of Georgia Gulf common stock that pre-Merger Georgia Gulf stockholders may own. Consequently, Georgia Gulf’s stockholders, as a group, will be able to exercise less influence over the management and policies of Georgia Gulf following the Merger than they will exercise over the management and policies of Georgia Gulf immediately prior to the Merger.

Sales of Georgia Gulf common stock after the Transactions may negatively affect the market price of Georgia Gulf common stock.

The shares of Georgia Gulf common stock to be issued in the Transactions to holders of Splitco common stock will generally be eligible for immediate resale. The market price of Georgia Gulf common stock could decline as a result of sales of a large number of shares of Georgia Gulf common stock in the market after the consummation of the Transactions or even the perception that these sales could occur.

It is expected that immediately after consummation of the Merger, pre-Merger holders of Splitco common stock will hold 50.5% of Georgia Gulf’s common stock and Georgia Gulf’s existing stockholders will hold 49.5% of Georgia Gulf’s common stock, subject to potential adjustment under limited circumstances as described in the section of this document entitled “The Merger Agreement—Merger Consideration.” Currently, PPG shareholders may include index funds that have performance tied to the Standard & Poor’s 500 Index or other stock indices, and institutional investors subject to various investing guidelines. Because Georgia Gulf may not be included in these indices following the consummation of the Transactions or may not meet the investing guidelines of some of these institutional investors, these index funds and institutional investors may decide to or may be required to sell the Georgia Gulf common stock that they receive in the Transactions. In addition, the investment fiduciaries of PPG’s defined contribution and defined benefit plans may decide to sell any Georgia Gulf common stock that the trusts for these plans receive in the Transactions, or may decide not to participate in the exchange offer, in response to their fiduciary obligations under applicable law. These sales, or the possibility that these sales may occur, may also make it more difficult for Georgia Gulf to obtain additional capital by selling equity securities in the future at a time and at a price that it deems appropriate.

The historical financial information of the PPG Chlor-alkali and Derivatives Business may not be representative of its results or financial condition if it had been operated independently of PPG and, as a result, may not be a reliable indicator of its future results.

The PPG Chlor-alkali and Derivatives Business is currently operated by PPG. Consequently, the financial information of the PPG Chlor-alkali and Derivatives Business included in this document has been derived from the consolidated financial statements and accounting records of the PPG Chlor-alkali and Derivatives Business and reflects all direct costs as well as assumptions and allocations made by management of PPG. The financial position, results of operations and cash flows of the PPG Chlor-alkali and Derivatives Business presented may be different from those that would have resulted had the PPG Chlor-alkali and Derivatives Business been operated independently of PPG during the applicable periods or at the applicable dates. For example, in preparing the financial statements of the PPG Chlor-alkali and Derivatives Business, PPG made allocations of costs and PPG corporate expenses deemed to be attributable to the PPG Chlor-alkali and Derivatives Business. However, these costs and expenses reflect the costs and expenses attributable to the PPG Chlor-alkali and Derivatives Business operated as part of a larger organization and do not necessarily reflect costs and expenses that would be incurred by the PPG Chlor-alkali and Derivatives Business had it been operated independently. As a result, the historical financial information of the PPG Chlor-alkali and Derivatives Business may not be a reliable indicator of future results.

Georgia Gulf may be unable to provide the same types and level of benefits, services and resources to the PPG Chlor-alkali and Derivatives Business that historically have been provided by PPG, or may be unable to provide them at the same cost.

As a separate reporting segment of PPG, the PPG Chlor-alkali and Derivatives Business has been able to receive benefits and services from PPG and has been able to benefit from PPG’s financial strength and extensive business relationships. After the Transactions, the PPG Chlor-alkali and Derivatives Business will be owned by Georgia Gulf and will no longer benefit from PPG’s resources. While Georgia Gulf expects to enter into an agreement under which PPG will agree to provide certain transition services for up to 24 months following the consummation of the Transactions, it cannot be assured that Georgia Gulf will be able to adequately replace those resources or replace them at the same cost. If Georgia Gulf is not able to replace the resources provided by PPG or is unable to replace them at the same cost or is delayed in replacing the resources provided by PPG, Georgia Gulf’s results of operations may be materially adversely impacted.

Georgia Gulf’s business, financial condition and results of operations may be adversely affected following the Transactions if Georgia Gulf cannot negotiate terms that are as favorable as those PPG has received when Georgia Gulf replaces contracts after the closing of the Transactions.

Prior to consummation of the Transactions, certain functions (such as purchasing, information systems, sales, logistics and distribution) for the PPG Chlor-alkali and Derivatives Business are generally being performed under PPG’s centralized systems and, in some cases, under contracts that are also used for PPG’s other businesses and which are not intended to be assigned to Georgia Gulf with the PPG Chlor-alkali and Derivatives Business. In addition, some other contracts that PPG is a party to on behalf of the PPG Chlor-alkali and Derivatives Business require consents of third parties to assign them to Splitco. While PPG, under the Transition Services Agreement, will agree to provide Georgia Gulf with certain services, there can be no assurance that Georgia Gulf will be able to obtain those consents or negotiate terms that are as favorable as those PPG received when and if Georgia Gulf replaces these services with its own agreements for similar services. Although Georgia Gulf believes that it will be able to obtain any such consents or enter into new agreements for similar services, it is possible that the failure to replace a significant number of these agreements for any of these services could have a material adverse impact on Georgia Gulf following the Transactions.

If the Distribution, including the Debt Exchange, does not qualify as a tax-free transaction under Section 368(a)(1)(D) or 355 of the Code or the Merger does not qualify as a tax-free “reorganization” under Section 368(a) of the Code, including as a result of actions taken in connection with the Distribution or the Merger or as a result of subsequent acquisitions of shares of PPG, Georgia Gulf or Splitco common stock, then PPG and/or PPG shareholders may be required to pay substantial U.S. federal income taxes, and, in certain circumstances, Splitco and Georgia Gulf may be required to indemnify PPG for any such tax liability.

The consummation of the Transactions is conditioned on PPG’s receipt of the Private Letter Ruling (as defined below in the section of this document entitled “The Transactions—Material U.S. Federal Income Tax Consequences of the Distribution and the Merger—The Distribution”). The consummation of the Transactions is also conditioned on the receipt by PPG of the Distribution Tax Opinion and a Merger Tax Opinion (as defined below in the section of this document entitled “The Transactions—Material U.S. Federal Income Tax Consequences of the Distribution and the Merger—The Merger”), and by Georgia Gulf of a Merger Tax Opinion.

Although a private letter ruling from the IRS generally is binding on the IRS, PPG and Splitco will not be able to rely on the Private Letter Ruling if the factual representations made to the IRS in connection with the request for the Private Letter Ruling are untrue or incomplete in any material respect, or if undertakings made to the IRS in connection with the request for the Private Letter Ruling have been violated. In addition, the opinions of counsel will be based on, among other things, the Private Letter Ruling as to the matters addressed by the ruling, current law and certain representations and assumptions as to factual matters made by PPG, Splitco, Georgia Gulf and Merger Sub. Any change in currently applicable law, which may-be retroactive, or the failure of any representation or assumption to be true, correct and complete in all material respects, could adversely affect the conclusions reached by counsel in the opinions. See “The Transactions—Material U.S. Federal Income Tax Consequences of the Distribution and the Merger.”

Even if the Distribution were to otherwise qualify as a tax-free transaction under Sections 368(a)(1)(D) and 355 of the Code, the Distribution would be taxable to PPG (but not to PPG shareholders) pursuant to Section 355(e) of the Code if there is a 50% or greater change in ownership of either PPG or Splitco (including stock of Georgia Gulf after the Merger), directly or indirectly, as part of a plan or series of related transactions that include the Distribution. For this purpose, any acquisitions of PPG, Splitco or Georgia Gulf stock within the period beginning two years before the Distribution and ending two years after the Distribution are presumed to be part of such a plan, although PPG, Splitco or Georgia Gulf may be able to rebut that presumption. Further, for purposes of this test, the Merger will be treated as part of such a plan, but the Merger standing alone should not cause the Distribution to be taxable to PPG under Section 355(e) of the Code because pre-Merger holders of Splitco common stock will hold at least 50.5% of Georgia Gulf common stock immediately following the Merger. However, if the IRS were to determine that other acquisitions of PPG, Splitco or Georgia Gulf stock, either before or after the Distribution, were part of a plan or series of related transactions that included the Distribution, such determination could result in significant tax to PPG. In connection with the Private Letter Ruling and the Distribution Tax Opinion, PPG and Georgia Gulf have represented or will represent that the Distribution is not part of any such plan or series of related transactions.

In certain circumstances, under the Tax Matters Agreement, Splitco is (and Georgia Gulf, if applicable, will be) required to indemnify PPG against any taxes on the Distribution that arise as a result of certain actions or failures to act by Georgia Gulf or Splitco, any event (or series of events) after the Transactions involving the stock or assets of Splitco, or any breach by Georgia Gulf or, after the Transactions, Splitco of any representation or covenant made by them in the Tax Matters Agreement (a “disqualifying action”). If PPG were to recognize gain on the Distribution for reasons not related to a disqualifying action by Splitco or Georgia Gulf, PPG would not generally be entitled to be indemnified under the Tax Matters Agreement and the resulting tax to PPG could have a material adverse effect on PPG. In addition, in certain circumstances, under the Tax Matters Agreement, Splitco is (and Georgia Gulf will be) required to indemnify PPG against taxes on the Merger that arise as a result of a disqualifying action by Splitco or Georgia Gulf. If PPG were to recognize gain on the Merger for reasons not related to a disqualifying action by Splitco or Georgia Gulf, PPG would generally not be entitled to indemnification by Splitco (or Georgia Gulf) under the Tax Matters Agreement. If Splitco (or Georgia Gulf, if applicable) is required to indemnify PPG if the Distribution or the Merger is taxable, this indemnification obligation would be substantial and could have a material adverse effect on Georgia Gulf, including with respect to its financial condition and results of operations.

Splitco and Georgia Gulf may be affected by significant restrictions following the Transactions in order to avoid significant tax-related liabilities.

The Tax Matters Agreement generally will prohibit Splitco, Georgia Gulf and their affiliates from taking certain actions that could cause the Distribution, the Merger and certain related transactions to fail to qualify as tax-free transactions. In particular, for a two-year period following the date of the Distribution, Splitco may not:

•

enter into any transaction or series of transactions (or any agreement, understanding or arrangement) as a result of which one or more persons would acquire (directly or indirectly) stock comprising 50% or more of the vote or value of Splitco (taking into account the stock of Splitco acquired pursuant to the Merger);

•	redeem or repurchase any stock or stock rights;

•	amend its certificate of incorporation or take any other action affecting the relative voting rights of its capital stock;

•	merge or consolidate with any other person (other than pursuant to the Merger);

•

take any other action that would, when combined with any other direct or indirect changes in ownership of Splitco capital stock (including pursuant to the Merger), have the effect of causing one or more persons to acquire stock comprising 50% or more of the vote or value of Splitco, or would reasonably be expected to adversely affect the tax-free status of the Transactions;

•	liquidate or partially liquidate;

•	discontinue the active conduct of the PPG Chlor-alkali and Derivatives Business; or

•

sell, transfer or otherwise dispose of assets (including stock of subsidiaries) that constitute more than 30% of the consolidated gross assets of Splitco and/or its subsidiaries (subject to exceptions for, among other things, ordinary course dispositions and repayments or prepayments of Splitco debt).

If Splitco (or Georgia Gulf, if applicable) intends to take any such restricted action, Splitco (or Georgia Gulf, if applicable) will be required to cooperate with PPG in obtaining a supplemental IRS ruling or an unqualified tax opinion reasonably acceptable to PPG to the effect that such action will not affect that status of the Distribution, the Merger and certain related transactions as tax-free transactions. However, if Splitco (or Georgia Gulf, if applicable) takes any of the actions above and such actions result in tax-related losses to PPG, then Splitco (or Georgia Gulf, if applicable) generally will be required to indemnify PPG for such losses, without regard to whether PPG has given Splitco prior consent. See “Other Agreements—Tax Matters Agreement.”

Due to these restrictions and indemnification obligations under the Tax Matters Agreement, Georgia Gulf may be limited in its ability to pursue strategic transactions, equity or convertible debt financings or other transactions that may otherwise be in Georgia Gulf’s best interests. Also, Georgia Gulf’s potential indemnity obligation to PPG might discourage, delay or prevent a change of control during this two-year period that Georgia Gulf stockholders may consider favorable to its ability to pursue strategic transactions, equity or convertible debt financings or other transactions that may otherwise be in Georgia Gulf’s best interests.

Failure to consummate the Transactions could adversely impact the market price of Georgia Gulf’s common stock as well as Georgia Gulf’s business, financial condition and results of operations.

If the Transactions are not completed for any reason, the price of Georgia Gulf’s common stock may decline. In addition, Georgia Gulf may be subject to additional risks, including:

•

depending on the reasons for and the timing of the termination of the Transaction Agreement, the requirement in the Transaction Agreement that Georgia Gulf pay PPG a termination fee of $24.5 million or reimburse PPG for certain out-of-pocket costs relating to the Transactions;

•

substantial costs related to the Transactions, such as legal, accounting, regulatory filing, financial advisory and financial printing fees, which must be paid regardless of whether the Transactions are completed; and

•	potential disruption to the business of Georgia Gulf and distraction of its workforce and management team.

The Merger Agreement contains provisions that may discourage other companies from trying to acquire Georgia Gulf. In addition, Georgia Gulf will have more shares of its common stock outstanding after the Transactions, which may discourage other companies from trying to acquire Georgia Gulf.

The Merger Agreement contains provisions that may discourage a third-party from submitting a business combination proposal to Georgia Gulf prior to the closing of the Transactions that might result in greater value to Georgia Gulf stockholders than the Transactions. For example, the Merger Agreement generally prohibits Georgia Gulf from soliciting any takeover proposal. In addition, if the Merger Agreement is terminated by Georgia Gulf or PPG in circumstances that obligate Georgia Gulf to pay a termination fee or to reimburse transaction expenses to PPG, Georgia Gulf’s liquidity or financial condition may be materially adversely affected as a result of such payment, and the requirement to make such a payment might deter third parties from proposing alternative business combination proposals. In addition, the Merger Agreement requires that Georgia Gulf seek stockholder approval for the issuance of shares of Georgia Gulf common stock in the Merger, even if the Georgia Gulf board of directors changes its recommendation regarding the issuance of shares of Georgia Gulf common stock in the Merger.

Georgia Gulf expects to issue approximately 35,236,010 shares of its common stock as part of the Transactions. Because Georgia Gulf will be a significantly larger company and have significantly more shares of its common stock outstanding after the Transactions, an acquisition of Georgia Gulf may become more expensive. As a result, some companies may not seek to acquire Georgia Gulf, and the reduction in potential parties that may seek to acquire Georgia Gulf could negatively impact the prices at which Georgia Gulf’s common stock trades.

Other Risks that Relate to Georgia Gulf, Including the PPG Chlor-alkali and Derivatives Business After the Transactions

The chemicals industry is cyclical, seasonal and volatile, experiencing alternating periods of tight supply and overcapacity, and the building products industry is also cyclical and seasonal. This cyclicality adversely impacts Georgia Gulf’s capacity utilization and causes fluctuations in Georgia Gulf’s results of operations.

Georgia Gulf’s historical operating results for its chemical businesses have tended to reflect the cyclical and volatile nature of the chemicals industry. Georgia Gulf expects to continue to be subject to the cyclicality and volatility following the consummation of the Transactions. Historically, periods of tight supply of commodity chemicals have resulted in increased prices and profit margins thereon, and have been followed by periods of substantial capacity increase, resulting in oversupply and declining prices and profit margins for those products. A number of Georgia Gulf’s chemical products are and will remain highly dependent on markets that are particularly cyclical, such as the building and construction, paper and pulp, and automotive markets. The chlor-alkali industry is also cyclical, both as a result of changes in demand for each of chlorine and caustic soda and as a result of changes in manufacturing capacity, and prices for both products respond rapidly to changes in supply and demand conditions in the industry. The chlor-alkali industry experiences its highest level of activity during the spring and summer months. The first and fourth quarter demand in the chlor-alkali industry usually reflects a decrease in construction and water treatment activity due mainly to weather patterns in those periods. As a result of changes in demand for Georgia Gulf’s products, its operating rates and earnings fluctuate significantly, not only from year to year, but also from quarter to quarter, depending on factors such as feedstock costs, transportation costs, and supply and demand for the product produced at the facility during that period. In order to compensate for changes in demand, Georgia Gulf has historically operated individual facilities below or above rated capacities in any period, and Georgia Gulf expects to continue this practice in the future. Georgia Gulf may idle a facility for an extended period of time because an oversupply of a certain product or a lack of demand for that product makes production uneconomical. Facility shutdown and subsequent restart expenses may adversely affect periodic results when these events occur. In addition, a temporary shutdown may become permanent, resulting in a write-down or write-off of the related assets. Industry-wide capacity expansions or the announcement of such expansions have generally led to a decline in the pricing of Georgia Gulf’s chemical products in the affected product line. Following the completion of the Transactions, Georgia Gulf expects that it may be required to take similar actions in the future in response to cyclical conditions. Georgia Gulf cannot provide any assurances that future growth in product demand will be sufficient to utilize any additional capacity.

In addition, the cyclical and seasonal nature of the building products industry, which is significantly affected by changes in national and local economic and other conditions such as employment levels, demographic trends, availability of financing, interest rates and consumer confidence, could negatively affect the demand for and pricing of Georgia Gulf’s building products. For example, if interest rates increase, the ability of prospective buyers to finance purchases of home improvement products and invest in new real estate could be adversely affected, which, in turn, could adversely affect Georgia Gulf’s financial performance. In response to the significant decline in the market for Georgia Gulf’s building and home improvement products beginning in 2008, Georgia Gulf has closed facilities and sold certain businesses and assets and continues to monitor cost control initiatives. In the near-term, it is unclear whether demand for these products will return and stabilize or whether demand for Georgia Gulf’s building products will further decline.

The integration of Georgia Gulf and the PPG Chlor-alkali and Derivatives Businesses may not be successful or the anticipated benefits from the Transactions may not be realized.

After consummation of the Transactions, Georgia Gulf will have significantly more sales, assets and employees than it did prior to the Transactions. The integration process will require Georgia Gulf to expend significant capital and significantly expand the scope of its operations and financial systems. Georgia Gulf’s management will be required to devote a significant amount of time and attention to the process of integrating the operations of Georgia Gulf’s business and the PPG Chlor-alkali and Derivatives Business. There is a significant degree of difficulty and management involvement inherent in that process. These difficulties include:

•	integrating the operations of the PPG Chlor-alkali and Derivatives Business while carrying on the ongoing operations of Georgia Gulf’s business;

•	managing a significantly larger company than before consummation of the Transactions;

•	the possibility of faulty assumptions underlying Georgia Gulf’s expectations regarding the integration process;

•	coordinating a greater number of diverse businesses and businesses located in a greater number of geographic locations;

•	integrating two separate business cultures, which may prove to be incompatible;

•	attracting and retaining the necessary personnel associated with the PPG Chlor-alkali and Derivatives Business following the Transactions;

•	creating uniform standards, controls, procedures, policies and information systems and controlling the costs associated with such matters; and

•	integrating information, purchasing, accounting, finance, sales, billing, payroll and regulatory compliance systems.

There is no assurance that the PPG Chlor-alkali and Derivatives Business will be successfully or cost-effectively integrated into Georgia Gulf. The process of integrating the PPG Chlor-alkali and Derivatives Business into Georgia Gulf’s operations may cause an interruption of, or loss of momentum in, the activities of Georgia Gulf’s business after consummation of the Transactions. If Georgia Gulf management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, Georgia Gulf’s business could suffer and its liquidity, results of operations and financial condition may be materially adversely impacted.

All of the risks associated with the integration process could be exacerbated by the fact that Georgia Gulf may not have a sufficient number of employees with the requisite expertise to integrate the businesses or to operate Georgia Gulf’s business after the Transactions. If Georgia Gulf does not hire or retain employees with the requisite skills and knowledge to run Georgia Gulf after the Transactions, it may have a material adverse effect on Georgia Gulf’s business.

Even if Georgia Gulf is able to successfully combine the two business operations, it may not be possible to realize the full benefits of the increased sales volume and other benefits, including the expected synergies, that are expected to result from the Transactions, or realize these benefits within the time frame that is expected. For example, the elimination of duplicative costs may not be possible or may take longer than anticipated, or the benefits from the Transactions may be offset by costs incurred or delays in integrating the companies. If Georgia Gulf fails to realize the benefits it anticipates from the acquisition, Georgia Gulf’s liquidity, results of operations or financial condition may be adversely affected.

Georgia Gulf’s operations and assets are and will continue to be subject to extensive environmental, health and safety laws and regulations; the costs associated with compliance with these regulations could materially adversely affect Georgia Gulf’s financial condition and results of operations, and the failure to comply could expose Georgia Gulf to material liabilities.

Georgia Gulf’s operations and assets are, and are expected to continue to be, subject to extensive environmental, health and safety regulation, including laws and regulations related to air emissions, water discharges, waste disposal and remediation of contaminated sites, at both the national and local levels in the U.S. Georgia Gulf is also subject to similar laws and regulations in Canada and, after consummation of the Transactions, expects to be subject to similar regulations in other jurisdictions. The nature of the chemical and building products industries exposes, and is expected to continue to expose, Georgia Gulf to risks of liability under these laws and regulations due to the production, storage, use, transportation and sale of materials that can cause contamination or personal injury, including, in the case of commodity chemicals, potential releases into the environment. Environmental laws may have a significant effect on the costs of use, transportation and storage of raw materials and finished products, as well as the costs of the storage and disposal of wastes. Georgia Gulf has and will continue to incur substantial operating and capital costs to comply with environmental laws and regulations. In addition, Georgia Gulf may incur substantial costs, including fines, damages, criminal or civil sanctions and remediation costs, or experience interruptions in its operations for violations arising under these laws and regulations.

For example, some environmental laws, such as the federal Superfund statute, impose joint and several liability for the cost of investigations and remedial actions on any company that generated, arranged for disposal of or transported waste to a disposal site, or selected or presently or formerly owned or operated a disposal site or a site otherwise contaminated by hazardous substances. A number of environmental liabilities have been associated with Georgia Gulf’s facilities at Lake Charles, Louisiana that Georgia Gulf acquired as part of its acquisition of the vinyls business of CONDEA Vista Company (“CONDEA Vista,” which is now known as Sasol North America, Inc.) and which may be designated as Superfund sites. Although CONDEA Vista retained financial responsibility for certain environmental liabilities that relate to the acquired facilities that arose before the closing of the acquisition in November 1999, there can be no assurance that CONDEA Vista will be able to satisfy its obligations in this regard, particularly in light of the long period of time in which environmental liabilities may arise under the environmental laws. If CONDEA Vista fails to fulfill its obligations regarding these environmental liabilities, then Georgia Gulf could be held responsible. Furthermore, Georgia Gulf severally is responsible for, and does not have indemnification for, any environmental liabilities arising from certain other acquisitions, including several liabilities resulting from Royal Group’s operations prior to Georgia Gulf’s acquisition of that company.

In connection with the consummation of the Transactions, Georgia Gulf will acquire a significant additional number of properties and amount of assets, which could materially increase Georgia Gulf’s compliance costs and exposure to liabilities. The properties and assets associated with the PPG Chlor-alkali and Derivatives Business are subject to similar environmental health and safety laws and regulations, as are the properties and assets of Georgia Gulf, which could require or result in significant additional capital expenditures in future periods. For example, the PPG Chlor-alkali and Derivatives Business could be responsible for, and is engaged in discussing with various parties regarding an allocation of costs relating to certain environmental remediation plans at the Calcasieu River Estuary in Lake Charles, Louisiana. These costs could be material and, if incurred, would be expected to be incurred following the consummation of the Transactions. Further, PPG has recently settled with the Louisiana Department of Environmental Quality alleged violations of PPG’s Lake Charles facility’s air permit relating to the PPG Chlor-alkali and Derivatives Business. The settlement calls for a cash payment of $400,000 and the performance of Beneficial Environmental Projects expected to cost $220,000. In connection with the Transactions, this settlement is a liability of the PPG Chlor-alkali and Derivatives Business.

Separately, the PPG Chlor-alkali and Derivatives Business’s facility in Natrium, West Virginia is subject to a number of environmental uncertainties. This facility discharges wastewater into the Ohio River pursuant to a permit issued by the West Virginia Department of Environmental Protection. Because it discharges into the Ohio River, this facility’s permit terms must conform to pollution control standards for the Ohio River set by the Ohio River Valley Water Sanitation Commission (“ORSANCO”). ORSANCO has adopted certain water quality standards that prohibit, as of October 16, 2013, the use of a “mixing zone” as used by, among others, the PPG Chlor-alkali and Derivatives Business, to meet these pollution control standards. PPG, on behalf of the PPG Chlor-alkali and Derivatives Business, submitted a request for a variance from this prohibition and to allow for the continued use of a mixing zone for mercury for the life of the permit, and for any subsequent permits. On October 12, 2012, ORSANCO granted PPG’s request for a variance which will allow the PPG Chlor-alkali and Derivatives Business to continue to have a mixing zone for its discharge of mercury for a five-year period after ORSANCO’s prohibition on mixing zones takes effect on October 16, 2013. In addition, this facility operates a coal-fired power plant that it is currently anticipated may require capital expenditures in the range of $15-30 million in order to remain in compliance with the requirements of certain final regulations expected to be issued by the United States Environmental Protection Agency (the “EPA”) in 2012 relating to emissions standards for large and small boilers and incinerators that burn solid waste, known as Boiler maximum achievable control technology (“MACT”) regulations. No assurances as to the timing or content of the Boiler MACT regulations can be provided, and any final regulations may require the incurrence of significant additional costs beyond those currently anticipated.

As of September 30, 2012, the PPG Chlor-alkali and Derivatives Business had reserves for environmental contingencies totaling $33 million of which $5 million was classified as a current liability.

For additional information on the potential environmental liabilities associated with the properties and assets of the PPG Chlor-alkali and Derivatives Business, including the expected timing and costs of actions related thereto, see the section of this document entitled “Information on the PPG Chlor-alkali and Derivatives Business—Regulation and Environmental Matters” and “—Legal Proceedings.”

In addition, due to the nature of environmental laws, regulations and liabilities, it is possible that the reviews Georgia Gulf conducted in connection with its evaluation of, and determination to enter into, the Transactions, may not have identified all potentially adverse conditions. Such conditions may not presently exist or be detectable through reasonable methods, or may not be able to be adequately valued. For example, the PPG Chlor-alkali and Chemical Business’s facility in Natrium, West Virginia has been in operation for over 65 years. There may be significant latent liabilities or future claims arising from the operation of a facility of this age, and Georgia Gulf may be required to incur material future remediation or other costs in connection with future actions or developments at this or other facilities.

Georgia Gulf expects to be continually subjected to increasingly stringent environmental and health and safety laws and regulations and that continued compliance will require increased capital expenditures and increased operating costs, or may impose restrictions on Georgia Gulf’s present or future operations. It is difficult to predict the future interpretation and development of these laws and regulations or their impact on Georgia Gulf’s future earnings and operations. Georgia Gulf’s policy is to accrue costs relating to environmental matters when it is probable that these costs will be required and can be reasonably estimated. Any increase in these costs, or any material restrictions, could materially adversely affect Georgia Gulf’s liquidity, financial condition and results of operations. However, estimated costs for future environmental compliance and remediation may be materially lower than actual costs, or Georgia Gulf may not be able to quantify potential costs in advance. Actual costs related to any environmental compliance in excess of estimated costs could have a material adverse effect on Georgia Gulf’s financial condition in one or more future periods.

Recent heightened interest in environmental-related issues could require Georgia Gulf to incur significant compliance costs or result in material operating restrictions.

Heightened interest in environmental regulation, such as climate change issues, have the potential to materially impact Georgia Gulf’s costs and present and future operations. Georgia Gulf, and other chemicals companies, are currently required to file certain governmental reports relating to greenhouse gas (“GHG”) emissions. The U.S. Government has considered, and may in the future implement, restrictions or other controls on GHG emissions which could require Georgia Gulf, including, following the consummation of the Merger, the PPG Chlor-alkali and Derivatives Business, to incur significant capital expenditures or further restrict Georgia Gulf’s present or future operations.

In addition to GHG regulations, the EPA has recently taken certain actions to limit or control certain pollutants created by companies such as Georgia Gulf and the PPG Chlor-alkali and Derivatives Business. For example, in February 2012, the EPA issued its final rule to update emissions limits for air toxins from polyvinyl chloride and copolymers production (“PVC production”). The rule, known as the National Emission Standards for Hazardous Air Pollutants for Polyvinyl Chloride and Copolymers Production, establishes new, more stringent emission standards for certain regulated “hazardous air pollutants,” including vinyl chloride monomer. The rule sets MACT standards for major sources of PVC production and establishes certain working practices, as well as monitoring, reporting and record-keeping requirements. Existing sources that become subject to these requirements would have three years from the effectiveness of the rule to come into compliance. Following the publication of the rule in the Federal Register, legal challenges were filed by the vinyl industry’s trade organization, several vinyl manufacturers, and several environmental groups, which will likely impact provisions of a final rule. Although Georgia Gulf has conducted a preliminary evaluation of the potential impact of a final rule on its operations, the preliminary evaluation was based on the final rule as it currently exists, as well as a number of assumptions concerning the equipment and process changes that would be necessary to come into compliance with the existing final rule. There could be significant changes from the currently existing rule to the final rule after all legal challenges have been exhausted.

Following the consummation of the Transactions, Georgia Gulf expects that its business and operations will also be subject to pending environmental regulations impacting the PPG Chlor-alkali and Derivatives Business. For example, in March 2011, the EPA proposed amendments to the national emission standards for hazardous air pollutants for mercury emissions from mercury cell chlor-alkali plants known as the Mercury MACT regulations. These proposed amendments would require improvements in work practices to reduce fugitive emissions and would result in reduced levels of mercury emissions while still allowing the mercury cell facilities to continue to operate. The PPG Chlor-alkali and Derivatives Business currently operates a cell production unit at its Natrium, West Virginia facility, which constitutes approximately 4% of the PPG Chemical Business’s total chlor-alkali production capacity. No assurances as to the timing or content of the final rule, or its ultimate impact on Georgia Gulf, can be provided.

Separately, the PPG Chlor-alkali and Derivatives Business’s Natrium, West Virginia facility currently discharges wastewater into the Ohio River pursuant to a National Pollution Discharge Elimination System (“NPDES”) permit issued by the West Virginia Department of Environmental Protection (“WVDEP”). Because it discharges into the Ohio River, the wastewater permit terms must conform to pollution control standards for the Ohio River set by ORSANCO. ORSANCO has adopted an ambient water column standard criterion for mercury in the Ohio River and, in 2009, ORSANCO adopted certain standards that prohibit as of October 16, 2013, the use of a “mixing zone” as used by, among others, the PPG Chlor-alkali and Derivatives Business, to meet these standards for certain bioaccumulative chemicals, including mercury. In September 2011, PPG, on behalf of the PPG Chlor-alkali and Derivatives Business, submitted a request for a variance from the mixing zone prohibition in ORSANCO’s pollution control standards. PPG, on behalf of the PPG Chlor-alkali and Derivatives Business, requested continued use of a mixing zone for mercury through the life of its current permit, which is valid through January 2014, and for any subsequent permits. On October 12, 2012, ORSANCO granted PPG’s request for a variance which will allow the PPG Chlor-alkali and Derivatives Business to continue to have a mixing zone for its discharge of mercury for a five-year period after ORSANCO’s prohibition on mixing zones takes effect on October 16, 2013.

Also in March 2011, the EPA issued emissions standards for large and small boilers and incinerators that burn solid waste, known as the Boiler MACT regulations. These regulations are aimed at controlling emissions of toxic air contaminants. As a result of numerous petitions from both industry and environmental groups, the EPA reconsidered its March 2011 final rule. On December 23, 2011, the EPA’s proposed rule reconsidering its March 2011 final rule was published in the Federal Register. The EPA has indicated its intent to issue the final regulations in 2012 requiring that covered facilities achieve compliance within three years. The 115 megawatt coal fired power plant at the PPG Chlor-alkali and Derivatives Business’s Natrium, West Virginia facility would be the source most significantly impacted by the Boiler MACT regulations. The PPG Chlor-alkali and Derivatives Business continues to evaluate alternative paths of either retrofitting the Natrium boilers to burn natural gas or to engineer and install pollution control equipment. No assurances as to the timing or content of the final rule, or its ultimate impact on Georgia Gulf, can be provided.

The potential impact of these and/or unrelated future, legislative or regulatory actions on Georgia Gulf’s current or future operations cannot be predicted at this time but could be significant. Such impacts could include the potential for significant compliance costs, including capital expenditures, could result in operating restrictions or could require Georgia Gulf to incur significant legal or other costs related to compliance or other activities. Any increase in the costs related to these initiatives, or restrictions on Georgia Gulf’s operations, could materially adversely affect Georgia Gulf’s liquidity, financial condition or results of operations.

Natural gas, electricity, fuel and raw materials costs, and other external factors beyond Georgia Gulf’s control, as well as changes in the level of activity in the home repair and remodeling and new home construction sectors of the economy, can cause wide fluctuations in Georgia Gulf’s margins.

The cost of Georgia Gulf’s natural gas, electricity, fuel and raw materials may not correlate with changes in the prices Georgia Gulf receives for its products, either in the direction of the price change or in absolute magnitude. Natural gas and raw materials costs represent, and will continue to represent, a substantial part of Georgia Gulf’s and the PPG Chlor-alkali and Derivatives Business’s manufacturing costs, and energy costs, in particular electricity and fuel, represent a component of the costs to manufacture building products. Following the consummation of the Merger, a $1.00 change in the price of natural gas per British Thermal Unit (“BTU”) could raise or lower Georgia Gulf’s operating costs by approximately $60 million to $80 million per year. Most of the raw materials Georgia Gulf uses are commodities and the price of each can fluctuate widely for a variety of reasons, including changes in availability because of capacity additions or facility operating problems. For example, ethylene is a key raw material used by both Georgia Gulf and the PPG Chlor-alkali and Derivatives Business. During 2011, costs for ethylene increased substantially compared to 2010 driven by a combination of tight supplies due to production outages and increased global demand, particularly in U.S. exports of ethylene derivative products. Other external factors beyond Georgia Gulf’s control can cause volatility in raw materials prices, demand for Georgia Gulf’s products, product prices, sales volumes and margins. These factors include general economic conditions, the level of business activity in the industries that use Georgia Gulf’s products, competitors’ actions, international events and circumstances, and governmental regulation in the United States and abroad. These factors can also magnify the impact of economic cycles on Georgia Gulf’s business. While Georgia Gulf attempts to pass through price increases in energy costs and raw materials, Georgia Gulf has been unsuccessful in doing so in some circumstances in the past and there can be no assurance that it will be able to successfully do so in the future.

Additionally, Georgia Gulf’s business is and will continue to be impacted by changes in the North American home repair and remodeling sectors, as well as the new construction sector, which may be significantly affected by changes in economic and other conditions such as gross domestic product levels, employment levels, demographic trends, consumer confidence, increases in interest rates and availability of consumer financing for home repair and remodeling projects as well as availability of financing for new home purchases. These factors can lower the demand for and pricing of Georgia Gulf’s products, while Georgia Gulf may not be able to reduce its costs by an equivalent amount, which alone or in combination could cause Georgia Gulf’s net sales and net income to materially decrease and, among other things, could require Georgia Gulf to recognize impairments of its assets.

Hazards associated with manufacturing may adversely affect Georgia Gulf’s business or results of operations.

There are a number of hazards associated with chemical manufacturing and building products manufacturing in Georgia Gulf’s current operations, as well as in the use, storage and transportation of related raw materials, products and wastes. These hazards will be magnified in connection with the expansion of Georgia Gulf’s operations as a result of the consummation of the Transactions. The occurrence of any such hazard could lead to an interruption or suspension of operations and have a material adverse effect on the productivity and profitability of a particular manufacturing facility or on Georgia Gulf’s operations as a whole. These hazards include:

•	pipeline and storage tank leaks and ruptures;

•	explosions and fires;

•	inclement weather and natural disasters;

•	mechanical failure;

•	unscheduled downtime;

•	labor difficulties;

•	transportation interruptions;

•	transportation accidents involving the chemical products of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business;

•	remediation complications;

•	terrorist acts; and

•	chemical spills and other discharges or releases of toxic or hazardous substances or gases.

These hazards may cause personal injury and loss of life, severe damage to or destruction of property and equipment, and environmental damage, any of which could lead to claims or material liability under environmental or other laws. Although Georgia Gulf maintains property, business interruption and casualty insurance of the types and in the amounts that it believes are customary for the industry, Georgia Gulf is not fully insured against all potential hazards incident to its business.

In addition to potential exposure to claims arising from environmental liabilities, Georgia Gulf faces potential exposure to significant product liability, personal injury or other claims relating to the production and manufacture of its products, and this exposure will increase following the completion of the Merger.

Georgia Gulf is exposed to significant losses from product liability claims relating to the products it manufactures in both its chemicals and building products business. Additionally, individuals could seek damages for alleged personal injury or property damage due to exposure to chemicals at Georgia Gulf’s facilities or to chemicals otherwise owned, controlled or manufactured by Georgia Gulf. Georgia Gulf is also subject to present and future claims with respect to workplace exposure, workers’ compensation and other matters. In connection with the completion of the Transactions, Georgia Gulf expects that its exposure to potential losses from products liability, personal injury and other claims will significantly increase as a result of existing and possible future lawsuits and claims relating to the PPG Chlor-alkali and Derivatives Business and its products. For example, the PPG Chlor-alkali and Derivatives Business is currently involved in litigation with, among others, the City of Modesto, California relating to the claims involving the manufacture of perchloroethylene, and a significant number of other contract, product liability and other matters. Any such claims, whether with or without merit, could be time consuming, expensive to defend and could divert management’s attention and resources. Although Georgia Gulf maintains and expects to continue to maintain appropriate amounts of insurance for products liability, workplace exposure, workers’ compensation and other claims, the amount and scope of such insurance may not be adequate or available to cover a claim that is successfully asserted against Georgia Gulf. In addition, such insurance could become more expensive and difficult to maintain and, in the future, may not be available to Georgia Gulf on commercially reasonable terms or at all. The results of any future litigation or claims are inherently unpredictable, but such outcomes could have a material adverse effect on Georgia Gulf’s liquidity, financial condition or results of operations.

The ABL Revolver, the indenture governing Georgia Gulf’s 9 percent notes and the financing agreements expected to be entered into in connection with the Transactions will impose significant operating and financial restrictions on Georgia Gulf and its subsidiaries, which may prevent Georgia Gulf from capitalizing on business opportunities and taking some actions.

The agreements that govern the terms of Georgia Gulf’s existing debt, including the ABL Revolver and the indenture that governs the 9 percent notes, impose significant operating and financial restrictions on Georgia Gulf. In addition, Georgia Gulf expects that the financing agreements to be entered into in connection with the Transactions and described in the section of this document entitled “Debt Financing” will contain similar restrictions. These restrictions limit, and will continue to limit, Georgia Gulf’s ability to, among other things:

•	incur additional indebtedness;

•	incur liens;

•	make investments and sell assets, including the stock of subsidiaries;

•	pay dividends and make other distributions;

•	purchase its stock;

•	engage in business activities unrelated to its current business;

•	enter into transactions with affiliates; or

•	consolidate, merge or sell all or substantially all of its assets.

As a result of these covenants and restrictions, in addition to any restrictions or limitations imposed on Georgia Gulf in connection with undertaking the Transactions and preserving the tax-free nature thereof, Georgia Gulf is limited in how it conducts its business and it may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness Georgia Gulf may incur could include more restrictive covenants. A breach of any of these covenants could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be due and payable immediately and proceed against any collateral securing that indebtedness.

Furthermore, there are limitations on Georgia Gulf’s ability to borrow the full amount of commitments under the ABL Revolver, and Georgia Gulf expects that the New ABL Revolver (as defined below) will contain similar limitations. Borrowings under the ABL Revolver are limited by, and borrowings under the New ABL Revolver are expected to be limited by, a specified borrowing base consisting of a percentage of eligible accounts receivable and inventory, less customary reserves. In addition, (x) if Georgia Gulf’s availability under the ABL Revolver falls below a certain amount, Georgia Gulf will be subject to compliance with a covenant requiring Georgia Gulf to maintain a fixed charge coverage ratio of at least 1.1 to 1.0, and Georgia Gulf expects that the New ABL Revolver will contain a similar restrictive covenant, and (y) Georgia Gulf will be subject to a senior secured leverage ratio of 3.50 to 1.00 under the Term Facility. Georgia Gulf’s ability to comply with any required fixed charge coverage ratio and senior secured leverage ratio can be affected by events beyond its control, and Georgia Gulf cannot assure you it will be able to comply with these ratios. A breach of the covenants requiring compliance with these ratios, or with any other covenants in these debt agreements, could result in a default under the ABL Revolver, or under the New ABL Revolver or the Term Facility, when entered into, as the case may be.

Georgia Gulf relies, and expects to continue to rely after the consummation of the Merger, on a limited number of outside suppliers for specified feedstocks and services.

Georgia Gulf currently obtains, and expects to continue to obtain after the consummation of the Merger, a significant portion of its raw materials from a few key suppliers. If any of these suppliers are unable to meet their obligations under present or any future supply agreements, Georgia Gulf may be forced to pay higher prices to obtain the necessary raw materials. Any interruption of supply or any price increase of raw materials could have a material adverse effect on Georgia Gulf’s business and results of operations. In connection with Georgia Gulf’s acquisition of the vinyls business of CONDEA Vista in 1999, Georgia Gulf entered into agreements with CONDEA Vista to provide specified feedstocks for its Lake Charles facility. This facility is dependent upon CONDEA Vista’s infrastructure for services such as wastewater and ground water treatment, site remediation, and fire water supply. Any failure of CONDEA Vista to perform its obligations under those agreements could adversely affect the operation of the affected facilities and Georgia Gulf’s liquidity and results of operations. The agreements relating to these feedstocks and services had initial terms of one to ten years. Most of these agreements have been automatically renewed, but may be terminated by CONDEA Vista after specified notice periods. If Georgia Gulf was required to obtain an alternate source for these feedstocks or services, Georgia Gulf may not be able to obtain pricing on as favorable terms. Additionally, Georgia Gulf may be forced to pay additional transportation costs or to invest in capital projects for pipelines or alternate facilities to accommodate railcar or other delivery or to replace other services.

While Georgia Gulf believes that its relationships with its key suppliers are strong, any vendor may choose, subject to existing contracts, to modify its relationship due to general economic concerns or concerns relating to the vendor or Georgia Gulf, at any time. Any significant change in the terms that Georgia Gulf has with its key suppliers could materially adversely affect Georgia Gulf’s financial condition and liquidity, as could significant additional requirements from Georgia Gulf’s suppliers that it provides them additional security in the form of prepayments or with letters of credit.

The industries in which Georgia Gulf competes and expects to compete after the consummation of the Merger are highly competitive, and some of Georgia Gulf’s competitors have greater financial and other resources than Georgia Gulf has, which may materially adversely affect Georgia Gulf’s business and results of operations.

The commodity chemicals industry is highly competitive. Many of Georgia Gulf’s competitors are larger and have, and are expected to continue to have after the consummation of the Merger, greater financial and other resources and less debt than Georgia Gulf. Moreover, barriers to entry, other than capital availability, are low in most product lines of Georgia Gulf’s current and contemplated commodity chemical business. Capacity additions or technological advances by existing or future competitors could also create greater competition, particularly in pricing. Georgia Gulf cannot provide assurance that it will have access to the financing necessary to upgrade Georgia Gulf’s facilities in response to technological advances or other competitive developments.

In addition, Georgia Gulf competes with national and international manufacturers of vinyl-based building and home improvement products. Some of these companies are larger and have greater financial resources and less debt than Georgia Gulf. Accordingly, these competitors may be better able to withstand changes in conditions within the industries in which Georgia Gulf operates and may have significantly greater operating and financial flexibility than Georgia Gulf. Some of these competitors, who compete with Georgia Gulf’s building product lines, may also be able to compete more aggressively in pricing and could take a greater share of sales and cause Georgia Gulf to lose business from its customers. Many of Georgia Gulf’s competitors have operated in the building products industry for longer than Georgia Gulf. Additionally, Georgia Gulf’s building products face competition from alternative materials: wood, metal, fiber cement and masonry in siding, wood and aluminum in windows and iron and cement in pipe and fittings. An increase in competition from other vinyl exterior building products manufacturers or alternative building materials could cause Georgia Gulf to lose customers and lead to decreases in net sales and profitability. To the extent Georgia Gulf loses customers in the renovation and remodeling markets, Georgia Gulf would likely have to market to the new home construction market, which historically has experienced more fluctuations in demand.

Georgia Gulf currently relies and, after the consummation of the Merger will more heavily rely, on third party transportation, which subjects it to risks that it cannot control, and which risks may materially adversely affect Georgia Gulf’s operations.

Georgia Gulf relies heavily on railroads, barges and other shipping companies to transport raw materials to Georgia Gulf’s manufacturing facilities and to ship finished product to customers. After the consummation of the Merger, Georgia Gulf expects it will more heavily rely on third party transport for products manufactured by the PPG Chlor-alkali and Derivatives Business. These transport operations are subject to various hazards, including extreme weather conditions, work stoppages and operating hazards, as well as interstate transportation regulations. If Georgia Gulf is delayed or unable to ship finished product or unable to obtain raw materials as a result of these transportation companies’ failure to operate properly, or if there were significant changes in the cost of these services, Georgia Gulf may not be able to arrange efficient alternatives and timely means to obtain raw materials or ship goods, which could result in a material adverse effect on Georgia Gulf’s revenues and costs of operations.

Operation on multiple Enterprise Resource Planning (“ERP”) information systems, and the conversion from multiple systems to a single system, may negatively impact Georgia Gulf’s operations.

Georgia Gulf is and will continue to remain after consummation of the Merger highly dependent on its information systems infrastructure in order to process orders, track inventory, ship products in a timely manner, prepare invoices to its customers, maintain regulatory compliance and otherwise carry on its business in the ordinary course. Georgia Gulf currently operates on multiple ERP information systems, which complicate Georgia Gulf’s processing, reporting and analysis of business transactions and other information. In addition, the PPG Chlor-alkali and Derivatives Business currently operates on separate ERP systems. Since Georgia Gulf must process and reconcile its information from multiple systems, the chance of errors is increased and, after the consummation of the Merger, will be further increased, and Georgia Gulf may incur significant additional costs related thereto. Inconsistencies in the information from multiple ERP systems could adversely impact Georgia Gulf’s ability to manage its business efficiently and may result in heightened risk to its ability to maintain its books and records and comply with regulatory requirements. Following the consummation of the Transactions, Georgia Gulf expects that it may transition all or a portion of its operations from one of its ERP systems to another. The transition to a different ERP system involves numerous risks, including:

•	diversion of management’s attention away from normal daily business operations;

•	loss of, or delays in accessing data;

•	increased demand on its operations support personnel;

•	initial dependence on unfamiliar systems while training personnel to use new systems; and

•	increased operating expenses resulting from training, conversion and transition support activities.

Any of the foregoing could result in a material increase in information technology compliance or other related costs, and could materially negatively impact Georgia Gulf’s operations.

A significant portion of the PPG Chlor-alkali and Derivatives Business’s hourly workers are and, following the consummation of the Transactions, a significant portion of Georgia Gulf’s hourly workers will be, represented by labor unions and therefore subject to collective bargaining agreements; if Georgia Gulf is unable to enter into new agreements or renew existing agreements before they expire, its workers subject to collective bargaining agreements could engage in strikes or other labor actions that could materially disrupt Georgia Gulf’s ability to conduct its operations.

As of September 30, 2012, Georgia Gulf had approximately 3,760 active employees. Approximately 500, or 13%, of these employees are represented by labor unions and are therefore subject to collective bargaining agreements. As of September 30, 2012, assuming the Transactions had been consummated as of that date, Georgia Gulf would have had approximately 5,900 active employees. Approximately 27% of these employees would have been represented by labor unions and would have therefore been subject to collective bargaining agreements. Of these union-represented employees, approximately 12% are subject to collective bargaining agreements that expire by the end of 2013.

If, after the consummation of the Transactions, Georgia Gulf is unable to reach new collective bargaining agreements or renew existing agreements, employees subject to collective bargaining agreements may engage in strikes, work slowdowns or other labor actions, which could materially disrupt Georgia Gulf’s ability to conduct its operations. New collective bargaining agreements or the renewal of existing agreements may impose significant new costs on Georgia Gulf after the consummation of the Transactions, which could adversely affect Georgia Gulf’s results of operations or financial condition in the future.

As a result of the Merger, Georgia Gulf’s goodwill, indefinite-lived intangible assets, and other intangible assets in its statement of financial position will increase. If its goodwill, indefinite-lived intangible assets, or other intangible assets become impaired in the future, Georgia Gulf may be required to record a non-cash charge to earnings, which could be significant.

Under GAAP, goodwill and indefinite-lived intangible assets are reviewed for impairment on an annual basis (or more frequently if events or circumstances indicate that their carrying value may not be recoverable) and other intangible assets are reviewed if events or circumstances indicate that their carrying value may not be recoverable. If Georgia Gulf’s goodwill, indefinite-lived intangible assets, or other intangible assets are determined to be impaired in the future, Georgia Gulf may be required to record a non-cash charge to earnings during the period in which the impairment is determined, which could be significant.

Subject to any limits that may be imposed on Georgia Gulf in connection with the Transactions, and before or after consummating the Transactions, Georgia Gulf may evaluate asset dispositions, asset acquisitions, joint ventures, and other transactions that may impact its results of operations, and which may not result in Georgia Gulf achieving the expected results therefrom.

From time to time before and after the Transactions, and subject to any applicable restrictions arising from the Transactions or otherwise, Georgia Gulf may enter into agreements to dispose of certain assets. However, Georgia Gulf cannot assure you that it will be able to dispose of any such assets at any anticipated prices, or at all, or that any such sale will occur during any anticipated time frame. In addition, subject to any applicable restrictions arising from the Transactions or otherwise, Georgia Gulf may engage in business combinations, purchases of assets or contractual arrangements or joint ventures. Subject to any applicable restrictions arising from the Transactions or otherwise, some of these transactions may be financed with additional borrowings by Georgia Gulf. The integration of any business Georgia Gulf may acquire may be disruptive to Georgia Gulf and may result in a significant diversion of management attention and operational resources. Additionally, Georgia Gulf may suffer a loss of key employees, customers or suppliers, loss of revenues, increases in costs or other difficulties. If the expected efficiencies and synergies from any transactions are not fully realized, Georgia Gulf’s results of operations could be adversely affected, because of the costs associated with such transactions or otherwise. Other transactions may advance future cash flows from some of Georgia Gulf’s businesses, thereby yielding increased short-term liquidity, but consequently resulting in lower cash flows from these operations over the longer term. The failure to realize the expected long-term benefits of any one or more of these transactions could have a material adverse effect on Georgia Gulf’s financial condition or results of operations.

Participation in joint ventures exposes Georgia Gulf to a number of risks, including risks of shared control.

From time to time Georgia Gulf enters into joint ventures, such as its building products strategic joint venture arrangements with several customers and, following the consummation of the Transactions, Georgia Gulf will have ownership interest in TCI and the joint venture between the PPG Chlor-alkali and Derivatives Business and an affiliate of Entergy Corporation. Georgia Gulf expects that it will evaluate opportunities to enter into additional joint ventures in the future, subject to any limits that may be imposed on Georgia Gulf in connection with the Transactions or otherwise. The nature of a joint venture requires Georgia Gulf to share control with unaffiliated third parties. If there are differences in views among joint venture participants in how to operate the joint venture that result in delayed decisions or the failure to make decisions, or its joint venture partners do not fulfill their obligations, the affected joint venture may not be able to operate according to its business plan and fulfill its obligations. In that case, Georgia Gulf may be required to write down the value of its investment in a joint venture, increase the level of financial or other commitments to the joint venture or, if Georgia Gulf has contractual agreements with the joint venture, its operations may be materially adversely affected. Any of the foregoing could have a material adverse effect on Georgia Gulf’s financial condition, results of operations or cash flows.

Fluctuations in foreign currency exchange and interest rates could affect Georgia Gulf’s consolidated financial results.

Georgia Gulf currently earns, and expects to continue to earn, revenues, pays expenses, owns assets and incurs liabilities in countries using currencies other than the U.S. dollar. Because Georgia Gulf’s consolidated financial statements are presented in U.S. dollars, it must translate revenues and expenses into U.S. dollars at the average exchange rate during each reporting period, as well as assets and liabilities into U.S. dollars at exchange rates in effect at the end of each reporting period. Therefore, increases or decreases in the value of the U.S. dollar against other major currencies will affect Georgia Gulf’s net revenues, operating income and the value of balance sheet items denominated in foreign currencies. Because of the geographic diversity of Georgia Gulf’s operations, weaknesses in various currencies might occur in one or many of such currencies over time. From time to time, Georgia Gulf may use derivative financial instruments to further reduce its net exposure to currency exchange rate fluctuations. However, Georgia Gulf cannot assure you that fluctuations in foreign currency exchange rates, particularly the strengthening of the U.S. dollar against major currencies, would not materially adversely affect its financial results.

In addition, Georgia Gulf is exposed to volatility in interest rates. When appropriate, Georgia Gulf may use derivative financial instruments to reduce its exposure to interest rate risks. Georgia Gulf cannot assure you, however, that its financial risk management program will be successful in reducing the risks inherent in exposures to interest rate fluctuations.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This document contains and incorporates by reference certain statements relating to future events and Georgia Gulf’s intentions, beliefs, expectations, and predictions for the future. Any such statements other than statements of historical fact are forward-looking statements within the meaning of the Securities Act and the Securities Exchange Act. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast,” “would” or “could” (including the negative variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events, including with respect to the Transactions, generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding expected benefits of the Transactions, integration plans and expected synergies therefrom, the expected timing of consummation of the Transactions, and Georgia Gulf’s anticipated future financial and operating performance and results, including its estimates for growth. These statements are based on the current expectations of management of Georgia Gulf. There are a number of risks and uncertainties that could cause Georgia Gulf’s actual results to differ materially from the forward-looking statements included in this document. These risks and uncertainties include risks relating to (1) Georgia Gulf’s ability to obtain requisite shareholder approval to complete the Transactions, (2) PPG’s being unable to obtain the necessary tax authority and other regulatory approvals required to complete the Transactions, or such required approvals delaying the Transactions or resulting in the imposition of conditions that could have a material adverse effect on the combined company or causing the companies to abandon the Transactions, (3) other conditions to the closing of the Transactions not being satisfied, (4) a material adverse change, event or occurrence affecting Georgia Gulf or the PPG Chlor-alkali and Derivatives Business prior to the closing of the Transactions delaying the Transactions or causing the companies to abandon the Transactions, (5) problems arising in successfully integrating the PPG Chlor-alkali and Derivatives Business and Georgia Gulf, which may result in the combined company not operating as effectively and efficiently as expected, (6) the possibility that the Transactions may involve other unexpected costs, liabilities or delays, (7) the businesses of each respective company being negatively impacted as a result of uncertainty surrounding the Transactions, (8) disruptions from the Transactions harming relationships with customers, employees or suppliers, and (9) uncertainties regarding (i) future prices, (ii) industry capacity levels and demand for Georgia Gulf’s products, (iii) raw materials and energy costs and availability, feedstock availability and prices, (iv) changes in governmental and environmental regulations, the adoption of new laws or regulations that may make it more difficult or expensive to operate Georgia Gulf’s businesses or manufacture its products before or after the Transactions, (v) Georgia Gulf’s ability to generate sufficient cash flows from its businesses before and after the Transactions, (vi) future economic conditions in the specific industries to which its products are sold and (vii) global economic conditions.

In light of these risks, uncertainties, assumptions and other factors, the forward-looking statements discussed in this document may not occur. Other unknown or unpredictable factors could also have a material adverse effect on Georgia Gulf’s actual future results, performance, or achievements. For a further discussion of these and other risks and uncertainties applicable to Georgia Gulf, see the section of this document entitled “Risk Factors.” As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Georgia Gulf does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events, or changes in its expectations, except as required by law.

INFORMATION ABOUT THE SPECIAL MEETING

General; Date; Time and Place; Purposes of the Meeting

The enclosed proxy is solicited on behalf of Georgia Gulf’s board of directors for use at a special meeting of stockholders to be held at              a.m. local time, on                     ,                     , 2012, or at any adjournments or postponements of the special meeting, for the purposes set forth in this document and in the accompanying notice of special meeting. The special meeting will be held at                     . This document and the accompanying proxy card are being mailed on or about                     , 2012 to all stockholders entitled to vote at the special meeting.

At the special meeting, stockholders will be asked to:

•	approve the issuance of shares of Georgia Gulf common stock in the Merger;

•	subject to the approval of the first proposal, approve the Articles Amendment to increase the number of authorized shares of Georgia Gulf common stock thereunder;

•	subject to the approval of the first proposal, approve the Plan Amendment;

•

adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Georgia Gulf common stock in the Merger; and

•	transact any and all other business that may properly come before the special meeting or any adjourned or postponed session of the special meeting.

A copy of the Merger Agreement is attached to this document as Annex A. All stockholders of Georgia Gulf are urged to read the Merger Agreement carefully and in its entirety.

Georgia Gulf does not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting for consideration, however, the holders of the proxies, if properly authorized, will have discretion to vote on these matters in accordance with their best judgment.

When this document refers to the “special meeting,” it is also referring to any adjourned or postponed session of the special meeting, if necessary or appropriate.

Record Date; Quorum; Voting Information; Required Votes

Holders of record of Georgia Gulf common stock at the close of business on November 26, 2012, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjourned or postponed session thereof. At the close of business on the record date,              shares of Georgia Gulf common stock were outstanding and entitled to vote. Stockholders are entitled to one vote on each matter submitted to the stockholders for each share of Georgia Gulf common stock held as of the record date.

Shares entitled to vote at the special meeting may take action on a matter at the special meeting only if a quorum of those shares exists with respect to that matter. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Georgia Gulf common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. If a share is represented for any purpose at the special meeting, it will be deemed present for purposes of determining whether a quorum exists. Abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. “Broker non-votes” refer to votes that could have been cast on a matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions.

The issuance of Georgia Gulf common stock in the Merger must be approved by the affirmative vote of a majority of the shares of Georgia Gulf common stock represented and voting at the special meeting, either in person or by proxy (provided that the total votes cast on the proposal represent over 50% in interest of all shares entitled to vote on the proposal). If Georgia Gulf’s stockholders fail to approve the issuance of shares of Georgia Gulf common stock in the Merger upon a vote at the Georgia Gulf special meeting, each of PPG and Georgia Gulf will have the right to terminate the Merger Agreement, as described in the section of this document entitled “The Merger Agreement—Termination.”

The Articles Amendment must be approved by the affirmative vote of a majority of the shares of Georgia Gulf common stock entitled to vote on the proposal. The Articles Amendment will be effected only if the proposal relating to the issuance of shares of Georgia Gulf common stock in the Merger is approved by Georgia Gulf’s stockholders and the Merger is consummated.

The Plan Amendment must be approved by the affirmative vote of a majority of the shares of Georgia Gulf common stock represented and voting at the special meeting, either in person or by proxy (provided that the total votes cast on the proposal represent over 50% in interest of all shares entitled to vote on the proposal). The Plan Amendment will be effected only if the proposal relating to the issuance of shares of Georgia Gulf common stock in the Merger is approved by Georgia Gulf’s stockholders and the Merger is consummated.

The adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Georgia Gulf common stock in the Merger must be approved by the affirmative vote of a majority of the shares of Georgia Gulf common stock represented and voting at the special meeting, either in person or by proxy (provided that the total votes cast on the proposal represent over 50% in interest of all shares entitled to vote on the proposal).

An abstention from voting will have the same effect as a vote against the proposals relating to the issuance of Georgia Gulf common stock in the Merger and the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Georgia Gulf common stock in the Merger. Under NYSE listing standards, broker non-votes will be excluded from the tabulation of votes cast, and therefore will not affect the outcome of the vote (except to the extent such broker non-votes result in a failure to obtain a total number of votes cast on the proposal that represents more than 50% in interest of all shares entitled to vote thereon as required by NYSE listing standards).

As of November 9, 2012, Georgia Gulf’s directors and executive officers held 2.37% of the shares entitled to vote at Georgia Gulf’s special meeting of the stockholders. As of November 9, 2012, no affiliates of Georgia Gulf’s directors and executive officers held shares entitled to vote at Georgia Gulf’s special meeting of the stockholders. As of November 9, 2012, Splitco’s directors, executive officers and their affiliates did not hold shares entitled to vote at Georgia Gulf’s special meeting of the stockholders. Splitco’s shareholders are not required to vote on any of the proposals, and Splitco will not hold a special meeting of shareholders in connection with the Transactions.

Recommendation of Board of Directors

After careful consideration, the board of directors of Georgia Gulf resolved that the Transactions contemplated by the Merger Agreement are advisable and in the best interests of the holders of Georgia Gulf common stock and approved the Merger Agreement, the Merger and the other Transactions. The Georgia Gulf board of directors recommends that the stockholders of Georgia Gulf vote “FOR” approval of the issuance of shares of Georgia Gulf common stock in the Merger, “FOR” the proposal to approve the Articles Amendment, “FOR” the proposal to approve the Plan Amendment, and, if necessary or appropriate, “FOR” the adjournment or postponement of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Georgia Gulf common stock in the Merger.

How to Vote

Georgia Gulf stockholders can vote in person by completing a ballot at the Georgia Gulf special meeting, or Georgia Gulf stockholders can vote before the Georgia Gulf special meeting by proxy. Even if Georgia Gulf stockholders plan to attend the special meeting, Georgia Gulf encourages its stockholders to vote their shares as soon as possible by proxy. Georgia Gulf stockholders can vote by proxy using the Internet, by telephone, or by mail, as discussed below.

Vote by Internet: Georgia Gulf stockholders can vote their shares using the Internet. With the enclosed proxy card in hand, go to the website indicated on the proxy card and follow the instructions. Internet voting is available twenty-four hours a day, seven days a week until 11:59 p.m. Eastern time on                     , 2012. Georgia Gulf stockholders will be given the opportunity to confirm that their instructions have been properly recorded. If Georgia Gulf stockholders vote by Internet, they do NOT need to return the proxy card.

Vote by Telephone: Georgia Gulf stockholders can vote their shares by telephone if they have a touch-tone telephone. With the enclosed proxy card in hand, call the toll-free number shown on the proxy card and follow the instructions. Telephone voting is available twenty-four hours a day, seven days a week until 11:59 p.m. Eastern time on                     , 2012. Easy-to-follow voice prompts allow Georgia Gulf stockholders to vote their shares and confirm that their instructions have been properly recorded. If Georgia Gulf stockholders vote by telephone, they do NOT need to return their proxy card.

Vote by Mail: Georgia Gulf stockholders can vote their shares by mail, by marking, dating and signing the proxy card, and returning it in the postage-paid envelope provided. If Georgia Gulf stockholders sign the proxy card but do not specify how they want their shares to be voted, their shares will be voted in accordance with the directors’ recommendation on the proposals. All properly executed proxy cards received before the polls are closed at the special meeting, and not revoked or superseded, will be voted at the special meeting in accordance with the instructions indicated on those proxy cards.

Registered Owners: If a Georgia Gulf stockholder’s shares of common stock are registered directly in its name with Georgia Gulf’s transfer agent, Computershare Trust Company, N.A., the Georgia Gulf stockholder is considered a “registered stockholder” with respect to those shares. If this is the case, the proxy materials have been sent or provided directly to the Georgia Gulf stockholder by Computershare Trust Company, N.A.

Beneficial Owners: If a Georgia Gulf stockholder holds shares of Georgia Gulf common stock in “street name” or “beneficial name” (that is, the Georgia Gulf stockholder holds its shares through a bank, broker or other nominee), the proxy materials have been forwarded to that stockholder by its brokerage firm, bank, or other nominee, or its agent which is considered the stockholder of record with respect to these shares. As the beneficial holder, a Georgia Gulf stockholder has the right to direct its bank, broker or other nominee as to how to vote its shares by using the voting instruction form or proxy card included in the proxy materials, or by voting via the Internet or by telephone, but the scope of its rights depends upon the voting processes of the bank, broker or other nominee. Please carefully follow the voting instructions provided by the broker, bank, or other nominee or its respective agent.

If a Georgia Gulf stockholder signs its proxy card without indicating its vote, its shares will be voted “FOR” approval of the issuance of shares of Georgia Gulf common stock in the Merger, “FOR” the proposal to approve the Articles Amendment, “FOR” the proposal to approve the Plan Amendment, and, if necessary or appropriate, “FOR” the proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of the Georgia Gulf board of directors on any other matters properly brought before the special meeting for a vote or any adjourned or postponed session of the special meeting.

Solicitation of Proxies

Georgia Gulf will bear the entire cost of soliciting proxies from its stockholders. In addition to solicitation of proxies by mail, proxies may be solicited in person, by telephone or other electronic communications, such as emails or postings on Georgia Gulf’s website by Georgia Gulf’s directors, officers and employees, who will not receive additional compensation for these services. Georgia Gulf has retained AST Phoenix Advisors to assist in the solicitation of proxies for a fee of $7,000. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and Georgia Gulf will reimburse those persons for their reasonable expenses in doing so.

Revocation of Proxies

If a holder of record of Georgia Gulf common stock has properly completed and submitted its proxy card, the Georgia Gulf stockholder can change its vote in any of the following ways:

•	by sending a signed notice of revocation to the Corporate Secretary of Georgia Gulf that is received prior to the special meeting stating that the Georgia Gulf stockholder revokes its proxy;

•	by properly completing a new proxy card bearing a later date and properly submitting it so that it is received prior to the special meeting;

•

by logging onto the Internet website specified on the proxy card in the same manner a stockholder would to submit its proxy electronically or by calling the toll-free number specified on the proxy card prior to the special meeting, in each case if the Georgia Gulf stockholder is eligible to do so and following the instructions on the proxy card; or

•	by attending the special meeting and voting in person.

Simply attending the special meeting will not revoke a proxy. In the event of multiple online or telephone votes by a stockholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the stockholder unless such vote is revoked in person at the special meeting.

If a Georgia Gulf stockholder holds shares in “street name” through its bank, broker or other nominee, and has directed such person to vote its shares, it should instruct such person to change its vote, or if in the alternative a Georgia Gulf stockholder wishes to vote in person at the special meeting, it must bring to the special meeting a letter from the bank, broker or other nominee confirming its beneficial ownership of the shares and that the bank, broker or other nominee is not voting the shares at the special meeting.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed, if necessary, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Georgia Gulf common stock in the Merger. Any adjournment or postponement may be made from time to time by the affirmative vote of a majority of the shares of Georgia Gulf common stock represented and voting at the special meeting, either in person or by proxy (provided that the total votes cast on the proposal represent over 50% in interest of all shares entitled to vote on the proposal), without further notice other than by an announcement made at the special meeting. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Georgia Gulf stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

The adjournment or postponement proposal relates only to an adjournment or postponement of the special meeting occurring for purposes of soliciting additional proxies for the approval of the issuance of shares of Georgia Gulf common stock in the Merger. Georgia Gulf’s board of directors retains full authority to adjourn or postpone the special meeting for any other purpose, including the absence of a quorum, or to postpone the special meeting before it is convened, without the consent of any stockholders.

Attending the Special Meeting

All Georgia Gulf stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers or other nominees, are invited to attend the Georgia Gulf special meeting. Stockholders of record can vote in person at the special meeting. To attend the special meeting, Georgia Gulf stockholders need to bring an admission ticket (or letter described below) and valid picture identification. If a Georgia Gulf stockholder’s shares are registered in its name and the holder received proxy materials by mail, their admission ticket is attached to their proxy card. If a Georgia Gulf stockholder holds shares through an account with a bank, broker or other nominee, the holder will need to contact its bank, broker or other nominee and request a letter confirming its beneficial ownership of the shares and that the bank, broker or other nominee will not vote the shares at the special meeting, which will serve as the stockholder’s admission ticket. Cell phones must be turned off prior to entering the special meeting. Cameras and video, audio or any other electronic recording devices will not be allowed in the meeting room during the special meeting, other than for Georgia Gulf purposes.

Georgia Gulf does not expect representatives of either Ernst & Young LLP or Deloitte  & Touche LLP to be present at the special meeting.

Householding

SEC rules allow delivery of a single document to households at which two or more stockholders reside. Accordingly, stockholders sharing an address who have been previously notified by their bank, broker or other nominee or its intermediary will receive only one copy of this document, unless the stockholder has provided contrary instructions. Individual proxy cards or voting instruction cards (or electronic voting facilities) will, however, continue to be provided for each stockholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by shareholders, as well as Georgia Gulf’s expenses. Stockholders having multiple accounts may have received householding notifications from their respective banks, brokers or other nominees and, consequently, such stockholders may receive only one document. Stockholders who prefer to receive separate copies of the document, may request to receive separate copies of the document by notifying Georgia Gulf’s Secretary in writing or by telephone at the following address: Georgia Gulf Corporation, Attn: Corporate Secretary, 115 Perimeter Center Place, Suite 460, Atlanta, Georgia 30346, telephone: (770) 395-4524. Georgia Gulf will provide the document promptly upon request. Stockholders currently sharing an address with another stockholder who wish to have only one proxy statement and annual report delivered to the household in the future should also contact Georgia Gulf’s Corporate Secretary.

Questions and Additional Information

If Georgia Gulf stockholders have more questions about the Transactions or how to submit their proxy, or if they need additional copies of this document or the enclosed proxy card or voting instructions, please contact:

AST Phoenix Advisors

110 Wall Street

27th Floor

New York, NY 10005

Telephone: (800) 330-5136

or

Georgia Gulf Corporation

115 Perimeter Center Place, Suite 460

Atlanta, Georgia 30346

Attention: Investor Relations

Telephone: (770) 395-4500

The vote of Georgia Gulf stockholders is important. Please sign, date, and return the proxy card or submit the proxy and/or voting instructions via the Internet or by telephone promptly.

INFORMATION ON PPG’S OFFER TO EXCHANGE

In the Transactions, PPG will offer to holders of PPG common stock the right to exchange all or a portion of their PPG common stock for shares of Splitco common stock at a discount to the per-share value of Georgia Gulf common stock. See “The Transactions.” Splitco has filed a registration statement on Form S-4 and Form S-1 to register shares of its common stock, which will be distributed to PPG shareholders pursuant to a spin-off or a split-off in connection with the Merger. The shares of Splitco common stock will be immediately converted into shares of Georgia Gulf common stock in the Merger. Georgia Gulf has filed a registration statement on Form S-4 to register the shares of its common stock, which will be issued in the Merger. The terms and conditions of the exchange offer are described in Splitco’s registration statement and Georgia Gulf’s registration statement. Georgia Gulf and Georgia Gulf stockholders are not a party to the exchange offer and are not being asked to separately vote on the exchange offer or to otherwise participate in the exchange offer.

Upon consummation of the exchange offer, PPG will irrevocably deliver to the exchange offer agent a global certificate representing all of the Splitco common stock being exchanged in the exchange offer, with irrevocable instructions to hold the shares of Splitco common stock in trust for the holders of shares of PPG common stock validly tendered and not properly withdrawn in the exchange offer and, in the case of a pro rata distribution, if any, PPG shareholders whose shares of PPG common stock remain outstanding after the consummation of the exchange offer. Shares of Georgia Gulf common stock will be delivered immediately following the expiration of the exchange offer, the acceptance of PPG common stock for exchange, the determination of the final proration factor, if any, and the effectiveness of the Merger, pursuant to the procedures determined by the exchange offer agent and PPG’s transfer agent.

Georgia Gulf expects to issue approximately 35,236,010 shares of Georgia Gulf common stock in the Merger, although the exact number of shares to be issued in the Merger will not be known until the closing date. Based upon the reported closing sale price of $35.39 per share for Georgia Gulf common stock on the NYSE on October 31, 2012, the total value of the shares expected to be issued by Georgia Gulf and the amount of cash received by PPG in the Transactions, including the Term Facility and the Debt Securities, which will be the obligations of Splitco and, following the consummation of the Merger, will be guaranteed by Georgia Gulf, would have been approximately $2,147.0 million. The value of the consideration to be paid by Georgia Gulf in the Merger will be computed using the value of Georgia Gulf common stock on the closing date, and therefore, the actual purchase price will fluctuate with the market price of Georgia Gulf common stock until the Merger is consummated.

PPG’s exchange offer is subject to various conditions listed in Splitco’s registration statement and Georgia Gulf’s registration statement.

The information included in this section regarding PPG’s exchange offer is being provided to Georgia Gulf’s stockholders for informational purposes only and does not purport to be complete. For additional information on PPG’s exchange offer and the terms and conditions of PPG’s exchange offer, Georgia Gulf stockholders are urged to read Splitco’s registration statement on Form S-4 and Form S-1, or Georgia Gulf’s registration statement on Form S-4, and all other documents Splitco will file with the SEC. This document constitutes only a proxy statement for Georgia Gulf stockholders relating to the approval of the issuance of shares of Georgia Gulf common stock in the Merger and is not an offer to sell or an offer to purchase shares of Georgia Gulf common stock.

INFORMATION ON GEORGIA GULF

Overview

Georgia Gulf Corporation (a Delaware company incorporated in 1983) is a leading, integrated North American manufacturer and international marketer of chemicals and building products. Georgia Gulf manufactures two chemical lines, chlorovinyls and aromatics, as well as vinyl-based building and home improvement products. Georgia Gulf, headquartered in Atlanta, Georgia, has manufacturing facilities located throughout North America to provide industry-leading service to customers.

Georgia Gulf operates through three reportable segments: chlorovinyls products; building products; and aromatics products. These three reportable segments reflect the organization used by its management for purposes of allocating resources and assessing performance. The chlorovinyls segment consists of a highly integrated chain of products, which includes chlorine, caustic soda, ethylene dichloride, vinyl chloride monomer and vinyl resins, vinyl compounds and compound additives and plasticizers. Georgia Gulf’s building products segment manufactures window and door profiles, mouldings, siding, pipe and pipe fittings and deck and rail products and markets vinyl-based building and home improvement products under the Royal Building Products and Exterior Portfolio brand names. The aromatics segment consists of cumene and the co-products phenol and acetone.

For the year ended December 31, 2011 and the nine months ended September 30, 2012, Georgia Gulf had $3,222.9 million and $2,541.1 million in net sales, respectively.

Georgia Gulf’s Business After the Transactions

The combination of the PPG Chlor-alkali and Derivatives Business with Georgia Gulf’s existing business is intended to make Georgia Gulf an integrated leader across the chlorovinyls chain. Based on industry data from IHS Chemical (formerly known as Chemicals Market Associates Incorporated), Georgia Gulf also anticipates that the Transactions will create: (1) the third largest chlorine producer in North America; (2) the second largest vinyl chloride monomer (“VCM”) producer in North America; (3) the fourth largest polyvinyl chloride (“PVC”) producer in North America; and (4) one of the lowest-cost chlor-alkali producers in the world due to Georgia Gulf’s access to low-cost North American natural gas, with approximately 70% integration to natural gas fired cogeneration. Georgia Gulf expects the Transactions to increase its total annual revenues to approximately $5 billion, as compared to net sales of approximately $3.2 billion for the twelve months ended September 30, 2012.

Georgia Gulf believes that the Transactions support the following key elements of its strategy:

•

Increased integration and diversification of Georgia Gulf’s product portfolio. A key element of Georgia Gulf’s strategy has been to increase its level of integration in chlorovinyls. Georgia Gulf expects the Transactions to significantly increase its chlorine and caustic production capacity and flexibility. As a result of the Merger, Georgia Gulf expects the combined company’s chlorine and caustic production capacity to increase by nearly 400 percent over Georgia Gulf’s existing production capacity on a stand-alone basis. In addition, Georgia Gulf believes the combined company will have significant additional operational flexibility due to the addition of four North American chlorine and caustic production facilities from the PPG Chlor-alkali and Derivatives Business. Accordingly, Georgia Gulf expects that the combined company will be able to satisfy all of its internal chlorine-based product requirements with improved operating rates throughout the cycle and a reduced potential for negative impacts from any planned or unplanned production outages by adding the capability to serve both internal needs and external customers from five North American production facilities instead of a single site. Additionally, Georgia Gulf believes that the combined company will have a more diverse portfolio of chlorine-based products with the addition of muriatic acid or “HCL,” calcium hypochlorite and chlorinated solvents from the PPG Chlor-alkali and Derivatives Business.

•

Focus on organic growth in domestic and export markets. Georgia Gulf expects that increased chlorine production capacity will create new opportunities for organic growth that were not available to it as a stand-alone company. Historically, Georgia Gulf has been limited in its ability to organically grow its VCM and PVC businesses due to the lack of chlorine production capacity. Georgia Gulf believes that the increased chlorine production capacity discussed above will enable it to produce chlorine in excess of the combined company’s demand for chlorine following the consummation of the Merger, as compared to Georgia Gulf on a stand-alone basis, which has the capacity to produce only approximately 50 percent of its chlorine needs. Georgia Gulf expects this increased production capacity to enable it to increase the combined company’s VCM and PVC production capacity and related sales to domestic and export markets in the future. Georgia Gulf believes it will be well-positioned to capitalize on these increased opportunities, particularly due to the cost advantaged North American natural gas position and the proximity of the combined company’s VCM and PVC production facilities to large Gulf Coast ports.

Prior to consummation of the Transactions, certain functions (such as purchasing, information systems, sales, logistics and distribution) for the PPG Chlor-alkali and Derivatives Business have generally been performed under PPG’s centralized systems and, in some cases, under contracts that are also used for PPG’s other businesses which are not being assigned to Splitco as a part of the Transactions. To enable Georgia Gulf to manage an orderly transition in its operation of the PPG Chlor-alkali and Derivatives Business, Splitco and PPG will enter into the Transition Services Agreement. Pursuant to the Transition Services Agreement, PPG or its affiliates will generally provide Splitco with services performed by PPG’s centralized system and use commercially reasonable efforts during the transition period to provide the benefits of any contracts that cannot be assigned. See “Other Agreements—Transition Services Agreement.”

Georgia Gulf’s Liquidity and Capital Resources After the Transactions

As of September 30, 2012, Georgia Gulf had total assets of $1,801.0 million and long-term debt of approximately $497.8 million, net of original issue discount, with none of the debt due currently. Following the consummation of the Transactions, Georgia Gulf’s total assets and liabilities will increase significantly. As of September 30, 2012 on a pro forma basis, Georgia Gulf would have had total assets of $5,019.7 million, current liabilities of approximately $613.4 million and long-term debt of approximately $1,397.7 million. Georgia Gulf also expects its cash from operations to increase significantly as a result of the consummation of the Transactions and the integration of the PPG Chlor-alkali and Derivatives Business.

Georgia Gulf made capital expenditures of approximately $78.0 million for the twelve months ended September 30, 2012. Following the consummation of the Transactions, Georgia Gulf expects capital expenditures to be approximately $165.0 million on a pro forma basis for the year ending December 31, 2013. This expected increase in capital expenditures is directly related to the expected increase in Georgia Gulf’s asset base. Similarly, Georgia Gulf’s cash from operations was approximately $232.9 million for the twelve months ended September 30, 2012. Following the consummation of the Transactions and after taking into account expected synergies, Georgia Gulf expects cash from operations to be in the range of $350.0 million to $400.0 million for the year ending December 31, 2013.

Georgia Gulf believes that the combination of the operations, purchasing and logistics networks of the PPG Chlor-alkali and Derivatives Business with Georgia Gulf’s existing business will result in annualized cost synergies of approximately $115.0 million within two years from the consummation of the Transactions as a result of (1) approximately $40 million in savings from procurement and logistics, (2) approximately $35 million in savings from operating rate optimization and (3) approximately $40 million in savings from reduced general and administrative expenses, including reduced overhead, information technology savings and the impact of purchase accounting pension adjustments. Georgia Gulf expects to incur significant, one-time costs in connection with the Transactions, including approximately (1) $25 to $30 million of advisory, legal, accounting and other professional fees related to the Transactions, (2) $30 to $40 million of financing related fees and (3) $55 million in transition and integration expenses, such as consulting professionals’ fees, information technology implementation costs and relocation and severance costs, that Georgia Gulf management believes are necessary to realize approximately $115.0 million of annualized cost synergies within two years from the consummation of the Transactions. No assurances of the timing or amount of synergies able to be captured, or the costs necessary to achieve those synergies, can be provided.

Following the consummation of the Transactions, the approximately $225.0 million in borrowings under the Term Facility and approximately $675.0 million in Debt Securities will be the debt obligations of Splitco, a wholly-owned subsidiary of Georgia Gulf, and these obligations will be guaranteed by Georgia Gulf and certain of its subsidiaries. In addition, Georgia Gulf expects to enter into the New ABL Revolver (as described in the section of this document entitled “Debt Financing—New ABL Revolver”) which is expected to, among other things, increase revolver availability to $500.0 million.

In the Transactions, Georgia Gulf, through Splitco, will assume substantial tax-qualified and non tax-qualified pension obligations related to employees and retirees of the PPG Chlor-alkali and Derivatives Business. In connection therewith, the legally required level of pension assets will be transferred from the tax-qualified PPG pension plans to the new pension plans to be established by Georgia Gulf in respect of those liabilities. In addition to the standard minimum funding requirements, the Pension Act requires companies with tax-qualified defined benefit pension plans to make contributions to such plans as frequently as quarterly in order to meet the “funding target” for such plans, as defined in the Pension Act. The failure to meet a funding target could result in the imposition of fines or penalties. Funding obligations with respect to tax-qualified pension plans change due to, among other things, the actual investment return on plan assets. Continued volatility in the capital markets may have a further negative impact on the funded status of tax-qualified pension plans, which may in turn increase attendant funding obligations. The unfunded status of the pension obligations to be assumed by Georgia Gulf calculated on a projected benefit obligation basis as of December 31, 2011 was approximately $80 million, of which the unfunded non-qualified pension liabilities to be assumed by Georgia Gulf were calculated to be approximately $25 million as of December 31, 2011. The unfunded other post-retirement benefits obligations to be assumed by Georgia Gulf as of December 31, 2011 were approximately $177 million. Georgia Gulf estimates that it will fund approximately $20 million to $25 million to the assumed pension and other post retirement benefit plans for the year ended December 31, 2013. Given the amount of pension assets transferred from the tax-qualified PPG pension plans to the new pension plans to be established by Georgia Gulf, and subject to the foregoing variables, and the uncertainties associated therewith, it is possible that Georgia Gulf could be required to make substantial contributions in future years to the new pension plans. These contributions could restrict available cash for Georgia Gulf’s operations, capital expenditures and other requirements, and may materially adversely affect its financial condition and liquidity. In addition, nonqualified pension liabilities to be assumed by Georgia Gulf are unfunded and no assets will be transferred by PPG to Georgia Gulf in respect of these liabilities. These obligations will require annual funding that could restrict cash available to Georgia Gulf for other purposes.

Georgia Gulf anticipates that its primary sources of liquidity for working capital and operating activities, including any future acquisitions, will be cash provided by operations, and availability under the New ABL Revolver. Georgia Gulf expects these sources of liquidity will be sufficient to make required payments of interest on Georgia Gulf debt and fund working capital and capital expenditure requirements. Georgia Gulf expects that it will be able to comply with the financial covenants of the New ABL Revolver and the Term Facility and the covenants under the indentures for the 9 percent notes and the Debt Securities.

For more information on the PPG Chlor-alkali and Derivatives Business’s and Georgia Gulf’s existing sources of liquidity, see the section of this document entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the PPG Chlor-alkali and Derivatives Business” and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Georgia Gulf’s annual report on Form 10-K for the year ended December 31, 2011 and quarterly report on Form 10-Q for the quarter ended September 30, 2012, each filed with the SEC and incorporated by reference into this document. See “Where You Can Find More Information; Incorporation by Reference.”

Directors and Officers of Georgia Gulf Before and After the Transactions

Board of Directors

The Merger Agreement provides that in connection with the Merger, Georgia Gulf will increase the size of its board of directors by three members, and that three individuals selected by PPG and approved by the Nominating and Governance Committee of the board of directors of Georgia Gulf will be appointed to fill the vacancies. In accordance with the Merger Agreement, these individuals will also be nominated for re-election to the board of directors of Georgia Gulf at Georgia Gulf’s 2013 annual meeting of stockholders.

Listed below is the biographical information for each person who is currently a member of the board of directors of Georgia Gulf.

Paul D. Carrico, age 61, has been a director and has served as Georgia Gulf’s President and Chief Executive Officer since February 2008. Prior thereto, he had served as Vice President, Chemicals and Vinyls of Georgia Gulf since October 2006, Vice President, Polymer Group of Georgia Gulf from May 2005 until October 2006 and Business Manager, Resin Division of Georgia Gulf from 1999, when he joined Georgia Gulf, until May 2005. Mr. Carrico earned a Masters degree in Engineering from the University of Louisville and a Masters degree in Management from Massachusetts Institute of Technology.

T. Kevin DeNicola, age 58, has served as a director since September 2009. Mr. DeNicola served as Chief Financial Officer of Kior, Inc., a biofuels business, from November 2009 until January 2011. Prior to that role, he was Senior Vice President and Chief Financial Officer at KBR, Inc., a leading global engineering, construction and services company supporting the energy, hydrocarbon, government services and civil infrastructure sectors from June 2008 through September 2009. Prior to this role, he served in various positions, including Senior Vice President and Chief Financial Officer at Lyondell Chemical Company (“Lyondell”) from May 2002 to December 2007. Subsequent to Mr. DeNicola’s departure from Lyondell after its acquisition by Basell AF S.C.A., but within the two-year period thereafter, Lyondell Basell filed a petition for reorganization under the Federal bankruptcy laws. Mr. DeNicola earned a Masters degree in Chemical Engineering from the University of Virginia and a Masters of Business Administration from Rice University. Mr. DeNicola is a director of Comerica, Incorporated.

Patrick J. Fleming, age 69, has served as a director since February 2000 and served as non-executive Chairman of the board of directors from February 2008 until January 2010. In addition, Mr. Fleming served as chairman of the compensation committee from May 2004 until February 2008. Mr. Fleming has been a self-employed energy consultant since retiring from Texaco Inc. in January 2000. In 1998 and 1999, he served as the Managing Director and Chief Executive Officer of Calortex Inc., a joint venture between Texaco, Calor Gas and Nuon International, and resided in the United Kingdom. From 1994 to December 1997, Mr. Fleming was President of Texaco Natural Gas, Inc. Mr. Fleming earned a Masters of Business Administration from Xavier University and a Bachelor of Arts degree in Economics from Muskingum College.

Robert M. Gervis, age 52, has served as a director since September 2009. He founded Epilogue, LLC, a private advisory firm, and has served as the Managing Member and President since April 2009. Prior to this role, he served in various senior executive positions at Fidelity Investments from 1994 to March 2009; and before Fidelity, Mr. Gervis was a partner in the international law firm of Weil, Gotshal & Manges. Mr. Gervis earned a Juris Doctorate from The George Washington University and a Bachelor’s degree in Industrial Engineering from Lehigh University. Mr. Gervis is also a CFA charterholder. Mr. Gervis is a director of Aspen Aerogels, Inc., a manufacturer of aerogel insulation products sold to the oil and gas, cryogenic transportation, building and construction, military and aerospace industries.

Stephen E. Macadam, age 52, has served as a director since September 2009. He has been Chief Executive Officer and a director of Enpro Industries, Inc., a leading provider of engineered industrial products for processing, general manufacturing and other industries worldwide, since April 2008. Prior to this role, he served as Chief Executive Officer of BlueLinx Holdings, a leading distributor of building products in the United States, from October 2005 until February 2008, and as Chief Executive Officer of Consolidated Container Company from August 2001 to October 2005. Prior to August 2001, Mr. Macadam served as Executive Vice President, Pulp and Paperboard, of Georgia-Pacific Corporation beginning in 1998. Mr. Macadam earned a Masters degree in Finance from Boston College and a Masters of Business Administration from Harvard Business School.

William L. Mansfield, age 64, was appointed to serve as a director of Georgia Gulf, effective September 11, 2012. Mr. Mansfield served as the Chairman of Valspar Corporation (“Valspar”), a leading manufacturer of paint and coatings, until his retirement in 2012. He became Chairman of Valspar in August 2008 and previously served as Chief Executive Officer of Valspar from February 2005 until his retirement in June 2011. Mr. Mansfield was President of Valspar from February 2005 to February 2008. Mr. Mansfield earned a Bachelor of Science degree in commerce and engineering from Drexel University in 1971 and a Masters in Business Administration from Lehigh University. Mr. Mansfield has served as a director of Valspar since 2005 and also serves as a director of Bemis Company, Inc., a leading flexible packaging company.

Mark L. Noetzel, age 55, has served as a director since September 2009 and as the non-executive Chairman of the Board since January 2010. He was President and CEO of Cilion, Inc., a venture capital backed renewable fuel company, from August 2007 to May 2009. Prior to this role, he had served in several senior positions at BP plc, including Group Vice President, Global Retail, from 2003 until 2007, Group Vice President, B2B Fuels and New Markets, during 2001 and 2002 and Group Vice President, Chemicals, from 1998 until 2001. Prior to those senior management roles with BP plc, Mr. Noetzel served in other management and non-management roles with Amoco from 1981 until BP plc acquired Amoco in 1998. Mr. Noetzel earned a Bachelor’s degree from Yale University and a Masters of Business Administration from the Wharton School at the University of Pennsylvania. Mr. Noetzel is chairman of the board of directors of Aspen Aerogels, Inc., a manufacturer of aerogel insulation products sold to the oil and gas, cryogenic transportation, building and construction, military and aerospace industries. In addition, he serves on the board of Siluria Technologies, Inc., which has developed a proprietary process technology which directly converts natural gas to ethylene.

David N. Weinstein, age 53, has served as a director since September 2009. He has been a business consultant specializing in reorganization activities since September 2008. Prior thereto, Mr. Weinstein served as Managing Director and Group Head, Debt Capital Markets-High Yield and Leverage Finance at Calyon Securities, a global provider of commercial and investment banking products and services for corporations and institutional clients, from March 2007 to August 2008. Before assuming that role, Mr. Weinstein was a consultant specializing in business reorganization and capital market activities from September 2004 to February 2007. Prior thereto, Mr. Weinstein was a Managing Director and Head of High Yield Capital Markets at BNP Paribas, BankBoston Securities and Chase Securities, Inc., and head of the capital markets group in the High Yield Department at Lehman Brothers. Mr. Weinstein earned a Bachelor’s degree from Brandeis University and a Juris Doctorate from Columbia University School of Law. Mr. Weinstein served as the Chairman of the board of directors of Pioneer Companies, Inc. from January 2002 to December 2005, the Chairman of the board of directors of York Research Corp. from November 2002 to June 2004, and as a director of Interstate Bakeries Corporation from August 2006 to January 2007. Mr. Weinstein is a director of Granite Broadcasting Corporation, Horizon Lines, Inc. and DeepOcean Group Holding AS.

Listed below is the biographical information for the individual who has been identified to Georgia Gulf by PPG as an individual to be selected by PPG for appointment to the board of directors of Georgia Gulf upon the closing of the Transactions. Prior to the closing of the Transactions, and in accordance with the terms of the Merger Agreement, PPG will select two additional individuals to be appointed to Georgia Gulf’s board of directors.

Michael H. McGarry, age 54, is an executive vice president of PPG with responsibility for the PPG Chlor-alkali and Derivatives Business through the consummation of the Merger, as well as PPG’s global aerospace products and automotive refinish businesses. Mr. McGarry also has responsibility for PPG’s Asia Pacific region and its global information technology and environmental, health and safety functions. He held the position of Senior Vice President, Commodity Chemicals, of PPG from 2008 until August 2012, and of Vice President,

Coatings, Europe and Managing Director, PPG Europe from July 2006 until June 2008. Prior to that, he served as Vice President, Chlor-Alkali and Derivatives of PPG from March 2004 through June 2006. Mr. McGarry is remaining in the employ of PPG after the Merger. He is a graduate of The University of Texas at Austin with a Bachelor’s Degree in Mechanical Engineering.

Executive Officers

The executive officers of Georgia Gulf immediately prior to the consummation of the Merger are expected to be the executive officers of Georgia Gulf immediately following the consummation of the Merger. Listed below is the biographical information for each person who is currently an executive officer of Georgia Gulf.

Joseph C. Breunig, 51, has served as Executive Vice President, Chemicals, since August 2010. Before then he was employed by BASF Corporation where since 2005, he held the position of Executive Vice President and President of Market and Business Development for North America.

Paul D. Carrico, 61, has been a director and has served as Georgia Gulf’s President and Chief Executive Officer since February, 2008. Before then, he had served as Vice President, Chemicals and Vinyls since October 2006, Vice President, Polymer Group from May 2005 until October 2006, and Business Manager, Resin Division from 1999, when he joined Georgia Gulf, until May 2005.

Timothy Mann, Jr., 47, has served as Executive Vice President, General Counsel and Secretary since July 2012. Before that time, he was a partner at the international law firm of Jones Day, where his practice focused primarily on public and private merger and acquisition activities and corporate governance, including executive compensation and general corporate counseling.

Mark J. Orcutt, 57, has served as Executive Vice President, Building Products since December 2008. Before then, he was employed by PPG Industries, Inc., most recently as Vice President Performance Glazing since 2003.

Gregory C. Thompson, 57, has served as Chief Financial Officer since February 2008. Before then, he served as Senior Vice President and Chief Financial Officer of Invacare Corporation, a medical equipment manufacturer, since 2002.

James L. Worrell, 58, has served as Vice President, Human Resources, since September 2006. Before then, Mr. Worrell served as the Director of Human Resources since 1993, prior to which he was a Manager of Human Resources since Georgia Gulf’s inception.

INFORMATION ON THE PPG CHLOR-ALKALI AND DERIVATIVES BUSINESS

General

The PPG Chlor-alkali and Derivatives Business is a producer and supplier of basic chemicals. The PPG Chlor-alkali and Derivatives Business produces chlor-alkali and derivative products, including chlorine, caustic soda, VCM, chlorinated solvents, calcium hypochlorite, ethylene dichloride, HCl and phosgene derivatives. Most of these products are sold directly to manufacturing companies in the chemical processing, plastics, paper, minerals, metals, agricultural products and water treatment industries. For the fiscal year ended December 31, 2011, the PPG Chlor-alkali and Derivatives Business generated net sales of $1,741.0 million and net income of $233.0 million. In the Transactions, PPG will transfer the assets and liabilities related to the PPG Chlor-alkali and Derivatives Business, including certain subsidiaries of PPG, to Splitco, a newly formed, direct wholly-owned subsidiary of PPG that was organized specifically for the purpose of effecting the Separation or one of Splitco’s subsidiaries. In exchange for all the issued and outstanding common stock of Splitco, PPG will receive the cash proceeds of approximately $225.0 million from the Term Facility and will receive the Debt Securities in an aggregate principal amount of approximately $675.0 million. Splitco has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the Transactions.

Products

Chlor-alkali Products

Chlor-alkali products include caustic soda, chlorine, hydrogen and muriatic acid. Caustic soda is an essential ingredient in a variety of industrial applications and is used in the manufacturing of pulp and paper, soap and detergent, textiles, aluminum and petrochemical refining. Chlorine is well known for its disinfecting ability and is an essential reagent in the chemical industry and serves as an important element in thousands of products, including PVC, VCM, titanium dioxide, epoxy resins, bleach and pool chemicals. Approximately 40 percent of the chlorine production of the PPG Chlor-alkali and Derivatives Business is used in the manufacture of PVC. PVC is a plastic used in applications such as vinyl siding, plumbing and automotive parts. Muriatic acid (also called hydrochloric acid) is used in chemicals and pharmaceutical production, food processing, steel pickling and natural gas and oil production.

Chlorinated Ethylenes

Chlorinated ethylene products include ethyl chloride, ethylene dichloride, perchloroethylene, trichloroethylene, tri-ethane®, VersaTRANS® and vinyl chloride monomer. Ethyl chloride serves as a base or intermediate in various coatings, films, plastics and gasoline additives. Ethylene dichloride is primarily used as an intermediate for making vinyl chloride. Trichloroethylene is a chlorinated solvent that is an excellent degreaser and an essential component for refrigerants. Perchloroethylene is a chlorinated solvent that is used extensively by dry cleaning plants. Other applications for perchloroethylene include vapor degreasing, and use as a chemical intermediate and processing solvent. VCM is polymerized to PVC. The PPG Chlor-alkali and Derivatives Business’s specialty solvents are also used for high performance polymers, electronics cleaning, precision cleaning, and certain metal cleaning applications.

Calcium Hypochlorite

Calcium hypochlorite is an important general purpose sanitizer that is used in a range of water treatment applications, including swimming pools, drinking water, wastewater, safety and irrigation. The PPG Chlor-alkali and Derivatives Business’s products include the Accu-Tab® chlorination system, which combines patented erosion feeder chlorinator technology with proprietary calcium hypochlorite tablets, offering a chlorination solution for industrial and swimming pool applications.

Specialty Phosgene Derivatives

The PPG Chlor-alkali and Derivatives Business’s phosgene derivatives are specialty chemicals that are used in the production of agricultural chemicals, organic chemicals, pharmaceuticals and plastics.

Manufacturing and Facilities

Chlorine and caustic soda are produced by subjecting a brine (sodium chloride) solution to an electric current, creating a chemical reaction that results in chlorine gas, hydrogen gas and caustic soda (sodium hydroxide). These co-products are produced simultaneously, and in a fixed ratio of 1.0 ton of chlorine to 1.1 tons of caustic soda and 0.03 tons of hydrogen. A portion of these products are used internally in the PPG Chlor-alkali and Derivatives Business to produce the PPG Chlor-alkali and Derivatives Business’s other chlor-alkali products. These other products, along with the chlorinated ethylenes, calcium hypochlorite and specialty phosgene derivative products, are sold to third parties, primarily manufacturing companies in the chemical processing, plastics (including PVC), paper, minerals, metals and water treatment industries.

With sales, marketing, customer service, logistics, production planning, finance and research and development based in Monroeville, Pennsylvania, the PPG Chlor-alkali and Derivatives Business owns and operates plants in Lake Charles, Louisiana; Natrium, West Virginia; La Porte, Texas; Longview, Washington; Beauharnois, Quebec; and Kaohsiung, Taiwan. PPG considers these facilities to be suitable and adequate for the purposes for which they are intended and have sufficient capacity to conduct business. Except as noted below, each of these facilities will be transferred to Splitco prior to the Distribution.

The Monroeville facility houses the PPG Chlor-alkali and Derivatives Business’s management, customer service and research and development operations. This facility also houses certain other PPG operations that will not be transferred to Splitco prior to the Distribution. As such, PPG and Splitco will enter into the Monroeville Shared Facilities Agreement that will govern the sharing of this facility after the closing of the Transactions for a minimum of one year (see “Other Agreements—Monroeville Shared Facilities Agreement” for a more detailed description of this agreement).

The Lake Charles facility produces various forms of caustic soda, chlorine, hydrogen, muriatic acid, ethyl chloride, ethylene dichloride, perchloroethylene, trichloroethylene, tri-ethane® solvent, and VersaTRANS® solvent. This facility also produces VCM through PHH, a joint venture with Georgia Gulf. In connection with the Merger, PPG’s interest in this joint venture will be transferred to Splitco and, following the completion of the Transactions, PHH will be wholly-owned by Georgia Gulf. Electricity and steam for the Lake Charles facility are produced by both PPG-owned power plant assets as well as toll produced for the PPG Chlor-alkali and Derivatives Business by RS Cogen, a joint venture in which PPG owns a 50 percent interest. PPG’s 50 percent interest in RS Cogen will be transferred to Splitco prior to the Distribution in connection with the Separation and, following the completion of the Transactions, will be owned by Georgia Gulf. RS Cogen operates a process steam, natural gas-fired cogeneration facility adjacent to the PPG Chlor-alkali and Derivatives Business’s Lake Charles facility. The PPG Chlor-alkali and Derivatives Business’s future commitment to purchase electricity and steam from RS Cogen approximates $23 million per year, subject to contractually defined inflation adjustments, for the next 11 years. The PPG Chlor-alkali and Derivatives Business’s purchases of electricity and steam from RS Cogen for the years ended December 31, 2011, 2010 and 2009 were approximately $23 million in each year. PPG will continue to manufacture silicas at the Lake Charles Facility as part of its optical and specialty materials business. PPG and Splitco will enter into a Shared Facilities, Services and Supply Agreement that will govern the sharing of the Lake Charles facility between PPG and Splitco after the closing of the Transactions (see “Other Agreements—Shared Facilities, Services and Supply Agreement” for a more detailed description of this agreement).

The Natrium facility produces calcium hypochlorite, various forms of caustic soda, chlorine, hydrogen and muriatic acid.

The LaPorte facility produces phosgene derivatives, muriatic acid and other specialty chemicals.

The Longview facility produces caustic soda, chlorine, hydrogen and muriatic acid.

The Beauharnois facility produces sodium hypochlorite, caustic soda, chlorine and muriatic acid.

The Kaohsiung facility is operated by TCI, a joint venture between PPG and China Petrochemical Development Corporation, in which PPG owns a 60 percent interest. This facility produces sodium hypochlorite, caustic soda, chlorine, hydrogen and muriatic acid. The operation of a facility outside of the United States exposes PPG to a number of risks not present in domestic operations, including, but not limited to, limitations on the repatriation of profits, if any, less developed or protective laws relating to intellectual property and manufacturing, risks relating to governmental intervention, potential adverse actions directed towards non-citizen owners, and others. For more information about the transfer of PPG’s interest in TCI to Splitco, see “The Separation Agreement—Transfer of the TCI Interests”.

Sales and Distribution

The PPG Chlor-alkali and Derivatives Business markets all of its products primarily through a direct sales force. The PPG Chlor-alkali and Derivatives Business’s primary customers are major chemical companies, industrial end-users, and distributors. In 2011, the PPG Chlor-alkali and Derivatives Business’s top ten customers accounted for 36 percent of its sales. The majority of products are shipped from a production facility directly to the customer via truck, rail, barge and/or ship. The remaining products are shipped from production facilities to third party chemical terminals and warehouses until being sold to customers. Historically, approximately 80 percent of the PPG Chlor-alkali and Derivatives Business’s sales are to customers located in North America.

Raw Materials and Energy

The PPG Chlor-alkali and Derivatives Business’s primary raw materials are brine and ethylene. Natural gas is also a significant production input cost for the PPG Chlor-alkali and Derivatives Business’s products. The PPG Chlor-alkali and Derivatives Business purchases 40-to-50 trillion BTUs of natural gas each year. Inclusive of the impact of PPG’s natural gas hedging activities, PPG’s 2011 natural gas unit cost decreased 15 percent in the U.S. compared to 2010, reflecting higher natural gas supply stemming from the success of shale gas drilling. During 2011, the PPG Chlor-alkali and Derivatives Business’s costs for ethylene increased substantially compared to 2010, driven by a combination of tight supplies due to production outages and increased global demand, particularly in U.S. exports of ethylene derivative products. The 2011 ethylene cost increase was partially offset by the lower cost of natural gas. Most of the raw materials and energy used in production are purchased from outside sources, and the PPG Chlor-alkali and Derivatives Business has made, and plans to continue to make, supply arrangements to meet the planned operating requirements for the future. Supply of critical raw materials and energy is managed by establishing contracts with multiple sources when possible. Georgia Gulf anticipates that similar sources of supply of raw materials critical to the PPG Chlor-alkali and Derivatives Business will be available to it following consummation of the Transactions.

Research and Development

The PPG Chlor-alkali and Derivatives Business spends on average $2 million annually in research and development, representing less than 1% of sales. Current research and development is focused on electrolytic cell technology, catalyst optimization for chlorinated derivatives, energy reduction, process optimization and new product development and Tephram® licensing support.

The development of Tephram® non-asbestos diaphragms has been the most significant contribution of the PPG Chlor-alkali and Derivatives Business research and development. This product has enabled significant cost savings for the business, eliminated asbestos usage in the plants and provided licensing and sales income. Calcium hypochlorite research is focused on new product development, new applications, and product modifications. The most significant development has been the proprietary Accu-Tab® system that combines patented erosion feeder chlorinator technology with proprietary calcium hypochlorite tablets.

Seasonality

The PPG Chlor-alkali and Derivatives Business’s sales are affected by the cyclicality of the economy and the seasonality of the construction industry. The chlor-alkali industry is cyclical, both as a result of changes in demand for each of the co-products and as a result of changes in manufacturing capacity. Chlorine and caustic soda are co-products and are produced by a continuous chemical reaction in a fixed ratio of 1 unit of chlorine to 1.1 units of caustic soda. The production of one co-product can be constrained both by manufacturing capacity and/or by the ability to sell the co-product because chlorine is a gas and difficult to store. Therefore, prices for both products respond rapidly to changes in supply and demand conditions in the industry. Historically, the results of operations of the PPG Chlor-alkali and Derivatives Business have been impacted by the changing level of sales pricing and sales volume of chlorine and caustic soda resulting from the changes in supply and demand from the co-products in the industry. The changes in the supply/demand balance in the industry for chlorine and caustic soda and the resultant impacts on chlorine and caustic soda pricing and the PPG Chlor-alkali and Derivatives Business’s production operating rate are important factors in explaining the quarter-to-quarter variation in the PPG Chlor-alkali and Derivatives Business’s sales and earnings. The PPG Chlor-alkali and Derivatives Business experiences its highest level of activity during the spring and summer months. Thus, the PPG Chlor-alkali and Derivatives Business’s second and third quarter operating results are typically the strongest. The PPG Chlor-alkali and Derivatives Business’s first and fourth quarter operating results usually reflect a decrease in construction activity and water treatment due mainly to weather patterns in those periods.

Competition

The PPG Chlor-alkali and Derivatives Business currently competes primarily with the following other major domestic producers of chlor-alkali products: The Dow Chemical Company, Formosa Plastics Corporation, U.S.A., Occidental Chemical Corporation, Olin Corporation, Shintech, Inc. and Westlake Chemical Corporation. The price of imported versus domestically produced caustic soda can also impact the supply of product available in the marketplace. Price, product availability, product quality, distribution capabilities, and customer service are the key competitive factors.

Regulation and Environmental Matters

The PPG Chlor-alkali and Derivatives Business is subject to various federal, state, local and foreign laws relating to the protection of the environment, human health and safety, and the use and shipment of chemicals.

In March 2011, the United States Environmental Protection Agency (“USEPA”) proposed amendments to the national emission standards for hazardous air pollutants for mercury emissions from mercury cell chlor-alkali plants known as the Mercury MACT regulations. USEPA’s proposed amendments would require improvements in work practices to reduce fugitive emissions and would result in reduced levels of mercury emissions while still allowing the mercury cell facilities to continue to operate. The PPG Chlor-alkali and Derivatives Business currently operates a 200 ton-per-day mercury cell production unit at its Natrium, West Virginia facility, which constitutes approximately 4% of the PPG Chlor-alkali and Derivatives Business’s total chlor-alkali production capacity. No assurances as to the timing or content of the final rule, or its ultimate impact on the PPG Chlor-alkali and Derivatives Business, can be provided.

Separately, the PPG Chlor-alkali and Derivatives Business discharges its wastewater from its Natrium, West Virginia facility into the Ohio River pursuant to a National Pollution Discharge Elimination System (“NPDES”) permit issued by the West Virginia Department of Environmental Protection (“WVDEP”). Because it discharges into the Ohio River, PPG’s NPDES permit terms must conform to pollution control standards for the Ohio River set by ORSANCO. ORSANCO has adopted an ambient water column standard criterion for mercury in the Ohio River and in 2009, adopted certain standards that prohibit, as of October 16, 2013, the use of a “mixing zone” as used by, among others, the PPG Chlor-alkali and Derivatives Business to meet the standards for certain bioaccumulative chemicals, including mercury. In September 2011, PPG submitted a request, on behalf of the

PPG Chlor-alkali and Derivatives Business, for a variance from the mixing zone prohibition in ORSANCO’s Pollution Control Standards. PPG, on behalf of the PPG Chlor-alkali and Derivatives Business, requested continued use of a mixing zone for mercury through the life of the current permit, which is valid through January 2014 and for any subsequent permits. On October 12, 2012, ORSANCO granted PPG’s request for a variance which will allow PPG to continue to have a mixing zone for its discharge of mercury for a five-year period after ORSANCO’s prohibition on mixing zones takes effect on October 16, 2013.

In March 2011, the USEPA issued Clean Air Act emissions standards for large and small boilers and incinerators that burn solid waste known as the Boiler MACT regulations. These regulations are aimed at controlling emissions of toxic air contaminants. As a result of numerous petitions from both industry and environmental groups, the USEPA was required to reconsider its March 2011 final rule. On December 23, 2011, the USEPA’s Proposed Rule reconsidering the Boiler MACT regulations was published in the Federal Register. The USEPA has indicated its intent to issue the final regulations in 2012 requiring that covered facilities achieve compliance within three years. The 115 megawatt coal fired power plant at the PPG Chlor-alkali and Derivatives Business’s Natrium, West Virginia facility would be the source most significantly impacted by the Boiler MACT regulations. The PPG Chlor-alkali and Derivatives Business continues to evaluate alternative paths of either retrofitting the Natrium boilers to burn natural gas or to engineer and install pollution control equipment. The estimated potential cost for these capital improvements at the Natrium facility could be in the $15-$30 million range. No assurances as to the timing or content of the final regulations, or their ultimate impact on the PPG Chlor-alkali and Derivatives Business, can be provided.

In Lake Charles, Louisiana, the USEPA completed an investigation of contamination levels in the Calcasieu River Estuary and issued a Final Remedial Investigation Report in September 2003, which incorporates the Human Health and Ecological Risk Assessments, indicating that elevated levels of risk exist in the estuary. The PPG Chlor-alkali and Derivatives Business and other potentially responsible parties completed a feasibility study under the authority of the Louisiana Department of Environmental Quality (“LDEQ”). The PPG Chlor-alkali and Derivatives Business’s exposure with respect to the Calcasieu River Estuary is focused on the lower few miles of Bayou d’Inde, a small tributary to the Calcasieu River Estuary near the Lake Charles facility, and about 150 to 200 acres of adjacent marshes. The PPG Chlor-alkali and Derivatives Business and three other potentially responsible parties submitted a draft remediation feasibility study report to the LDEQ. The proposed remedial alternatives include sediment dredging, sediment capping, and biomonitoring of fish and shellfish. Principal contaminants of concern which may require remediation include various metals, dioxins and furans, and polychlorinated biphenyls. In March 2011, LDEQ issued a final decision document for the Bayou d’Inde area. The decision document includes LDEQ’s selection of remedial alternatives for the Bayou d’Inde area and is in accordance with those recommended in the feasibility study.

In June 2011, the agency proposed entering into a new Cooperative Agreement with the four companies to implement the remedy for Bayou d’Inde based on the final decision document, and transmitted a draft document for the companies’ consideration. At the same time, the companies initiated discussions among themselves on allocation of costs associated with remedy implementation. In October 2011, one of the three other potentially responsible parties that had participated in funding the feasibility study withdrew from further discussions with LDEQ regarding implementation of the remedy. The withdrawal of this party did not have an effect on the cost to the PPG Chlor-alkali and Derivatives Business to complete this remedy implementation. On August 6, 2012, the PPG Chlor-alkali and Derivatives Business and the two remaining parties submitted a revised Cooperative Agreement to LDEQ and are awaiting LDEQ’s response. The estimated costs associated with the PPG Chlor-alkali and Derivatives Business’s responsibility with respect to this Cooperative Agreement are consistent with the amounts currently reserved by the PPG Chlor-alkali and Derivatives Business for this project.

Multiple future events, such as remedy design and remedy implementation involving agency action or approvals related to the Calcasieu River Estuary will be required and considerable uncertainty exists regarding the timing of these future events. Final resolution of these events is expected to occur over an extended period of time. However, based on currently available information, design approval could occur in 2012. The remedy implementation could occur during 2013 to 2015, with some period of long-term monitoring for remedy effectiveness to follow. No assurances as to the ultimate costs or timing of any payments required in connection with these alleged violations can be provided.

As of September 30, 2012, the PPG Chlor-alkali and Derivatives Business had reserves for environmental contingencies totaling $33 million of which $5 million was classified as a current liability. The reserve at September 30, 2012 included $32 million for environmental contingencies associated with the Calcasieu River Estuary and two operating plant site locations of the PPG Chlor-alkali and Derivatives Business and $1 million for other environmental contingencies. Pre-tax charges against income for environmental remediation costs for the nine months ended September 30, 2012 totaled $2 million. Cash outlays related to such environmental remediation aggregated $4 million in the nine months ended September 30, 2012. Management expects cash outlays for environmental remediation to be $2 million in the fourth quarter of 2012 and to range from $10 million to $20 million per year through 2014 and $3 million to $5 million per year through 2016. The expected increase in spending through 2014 is primarily attributable to remediation of the Calcasieu River Estuary. Capital expenditures for environmental control projects were $2 million, $1 million and $1 million in 2011, 2010 and 2009, respectively, and are expected to total $1 million in 2012 and $9 million in 2013. The planned increase in capital expenditures in 2013 primarily relates to spending that may be necessary to comply with the yet to be released final Boiler MACT regulations. No assurances can be provided as to the extent of capital expenditures, or the timing thereof, required for the PPG Chlor-alkali and Derivatives Business to comply with any final Boiler MACT regulations.

For more information about the PPG Chlor-alkali and Derivatives Business’s environmental matters, see Note 16, “Commitments and Contingent Liabilities,” to the audited combined financial statements of the PPG Chlor-alkali and Derivatives Business as of and for the year ended December 31, 2011, as updated in Note 16 to the unaudited condensed combined financial statements of the PPG Chlor-alkali and Derivatives Business as of and for the nine months ended September 30, 2012, each appearing elsewhere in this document.

Legal Proceedings

PPG is involved in a number of lawsuits and claims, both actual and potential, including some that it has asserted against others, in which substantial monetary damages are sought and that relate to the PPG Chlor-alkali and Derivatives Business. These lawsuits and claims relate to contract, environmental, product liability and other matters arising out of the conduct of the PPG Chlor-alkali and Derivatives Business’s current and past business activities.

The results of any future litigation and the above lawsuits and claims are inherently unpredictable. However, PPG management believes that, in the aggregate, the outcome of all lawsuits and claims involving the PPG Chlor-alkali and Derivatives Business will not have a material effect on the PPG Chlor-alkali and Derivatives Business’s combined financial position or liquidity; however, such outcome may be material to the results of operations of any particular period in which costs, if any, are recognized.

PPG received a Consolidated Compliance Order and Notice of Proposed Penalty (“CO/NOPP”) from LDEQ in February 2006 alleging violation of various requirements of the Lake Charles facility’s air permit, based largely upon permit deviations self-reported by PPG. The CO/NOPP did not contain a proposed civil penalty. PPG filed a request for hearing and has engaged LDEQ in settlement discussions. In April 2009, PPG offered to settle all of its self-reported air permit deviations through the first half of 2008 for a proposed penalty of $130,000. LDEQ responded to this settlement offer by asking PPG to make another offer that included all self-reported air permit deviations through the end of 2009. PPG increased its offer to settle this matter to $171,000. LDEQ rejected this settlement offer and requested that PPG propose a new settlement offer to include one or more Beneficial Environmental Projects (“BEP”) as a supplement to any civil penalty. Following additional meetings and discussions with LDEQ, on May 8, 2012 PPG submitted a revised settlement offer consisting of a proposed penalty of $250,000 and a BEP. The BEP would consist of the installation of enhanced leak detection equipment and a repair program that would be conducted over a three-year period. PPG estimates the cost of the

BEP would be $220,000. LDEQ again requested PPG revise its settlement offer, and PPG, on behalf of the PPG Chlor-alkali and Derivatives Business, increased its offer to settle the CO/NOPP for a total of $400,000, plus the performance of two additional BEPs that will increase the total expenditure for those projects to at least $220,000. This increased offer has now been accepted by the LDEQ. In connection with the Separation and Distribution, the liability related to this settlement described in this paragraph is a liability of the PPG Chlor-alkali and Derivatives Business.

Employees

The average number of persons employed by the PPG Chlor-alkali and Derivatives Business during 2011 was about 2,000. Most of the PPG Chlor-alkali and Derivatives Business’s hourly workers are represented by collective bargaining agreements. These contracts expire at various times over the next several years. Management believes that its relationships with its employees and their representative organizations are good.

Board of Directors

The board of directors of Georgia Gulf immediately after the Merger is expected to consist of the eight existing Georgia Gulf board members and three new members to be designated by PPG, including Michael H. McGarry, who is an executive vice president of PPG with responsibility for the PPG Chlor-alkali and Derivatives Business through the consummation of the Merger, as well as PPG’s global aerospace products and automotive refinish businesses. Mr. McGarry also has responsibility for PPG’s Asia Pacific region and its global information technology and environmental health and safety functions. He will remain in the employ of PPG after the Merger.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS FOR THE PPG CHLOR-ALKALI AND DERIVATIVES BUSINESS

Overview

The PPG Chlor-alkali and Derivatives Business produces chlor-alkali and derivative products, including chlorine, caustic soda, vinyl chloride monomer, chlorinated solvents, calcium hypochlorite, ethylene dichloride, hydrochloric acid and phosgene derivatives. Most of these products are sold directly to manufacturing companies in the chemical processing, plastics, including PVC, paper, minerals, metals and water treatment industries. The PPG Chlor-alkali and Derivatives Business operates manufacturing facilities in the U.S., Canada, and Taiwan. The PPG Chlor-alkali and Derivatives Business consists of one operating and one reportable segment.

Separation of the PPG Chlor-alkali and Derivatives Business from PPG Industries, Inc.

On July 19, 2012, PPG announced that it had entered into definitive agreements under which PPG will separate the Chlor-alkali and Derivatives Business and merge it with Georgia Gulf Corporation (“Georgia Gulf”) or one of its subsidiaries. The terms of the transaction call for PPG to form a new company by separating the Chlor-alkali and Derivatives Business through a spin-off or split-off, and then immediately merging the business with Georgia Gulf or a Georgia Gulf subsidiary. These steps are collectively referred to as a Reverse Morris Trust transaction. In this Reverse Morris Trust transaction, subject to receiving the necessary ruling from the Internal Revenue Service, PPG expects to dispose of the PPG Chlor-alkali and Derivatives Business to Georgia Gulf in a transaction that will be generally tax free to PPG and its shareholders. Upon completion of the transaction, which has been approved by the boards of both companies, PPG shareholders will own approximately 50.5 percent of the shares of the newly merged company, with existing Georgia Gulf shareholders owning approximately 49.5 percent of the shares. In the transaction, PPG will transfer certain related environmental liabilities, pension assets and liabilities and other post-employment benefits (OPEB) obligations to the newly merged company. The transaction is subject to approval by Georgia Gulf shareholders and customary closing conditions, relevant tax authority rulings and regulatory approvals. To date, Georgia Gulf and PPG have each filed the requisite notification and report forms with the Federal Trade Commission and the Antitrust Division of the Department of Justice on August 15, 2012. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired on September 14, 2012 and PPG has received clearance under the Canadian Competition Act. PPG has filed a private letter ruling request with the Internal Revenue Service and is awaiting a ruling on its request. PPG and Georgia Gulf also have filed the required proxy statement and registration statements with the Securities and Exchange Commission and are currently in the process of responding to SEC comments on these filings. PPG remains on schedule to complete the separation of the Chlor-alkali and Derivatives business and the merger of that business with Georgia Gulf, with closing expected to occur by early next year.

Results of Operations

Comparison of Results of Operations for the Nine Months Ended September 30, 2012 and September 30, 2011

The following discussion compares the combined operating results of the PPG Chlor-alkali and Derivatives Business for the nine months ended September 30, 2012 and September 30, 2011.

	Nine Months Ended September 30,
(millions)	2012	2011
Net sales	$1,292	$1,340
Cost of sales, exclusive of depreciation and amortization	884	927
Selling, general and administrative	91	91
Depreciation and amortization	32	31
Research and development	1	1
Business restructuring	1	—
Other charges	8	9
Other earnings	(13)	(25)

Income before income taxes	288	306
Income tax expense	95	102

Net income attributable to the controlling and noncontrolling interests	193	204
Less: net income attributable to noncontrolling interests	(10)	(9)

Net income (attributable to the PPG Chlor-alkali and Derivatives Business)	$183	$195

Performance Overview

Sales decreased 4 percent in the first nine months of 2012 to $1,292 million compared to $1,340 million for the first nine months of 2011. Lower volumes decreased sales by 1 percent and lower selling prices decreased sales 5 percent. Selling prices for chlorine and chlorine derivative products were moderately lower due to lower demand. This decrease was partly offset by higher caustic prices. The May 2011 Equa-Chlor acquisition increased sales by 2 percent in the first nine months of 2012.

Cost of sales, exclusive of depreciation and amortization, decreased by $43 million for the first nine months of 2012 to $884 million compared to $927 million for the first nine months of 2011. The decrease was due principally to lower input costs, driven by lower natural gas prices, as well as lower maintenance costs resulting from the absence of unscheduled production outages which occurred in the third quarter of 2011. These factors were partially offset by higher outbound freight cost due to the increased shipment of chlorine by rail and the cost of sales of acquired businesses. Cost of sales as a percentage of sales for the first nine months of 2012 decreased approximately 1 percent compared with the first nine months of 2011.

Selling, general and administrative expenses in the first nine months of 2012 were level with the first nine months of 2011. Cost management actions in response to lower volumes fully offset the negative impact of overhead inflation and increases in these costs related to the acquired business. These expenses remained relatively flat as a percent of sales at 6.8 percent in the first nine months of 2011 and 7.0 percent in the first nine months of 2012.

The business restructuring charge of $1 million in the first nine months of 2012 represents severance costs associated with 22 people to further reduce the future PPG Chlor-alkali and Derivatives Business cost structure. The business also expects to incur additional costs of approximately $2 million directly associated with the restructuring plans for demolition that will be charged to expense as incurred. Future cost savings upon full implementation of the restructuring actions are expected to be $2 million on an annual basis.

Other charges decreased to $8 million in the first nine months of 2012 from $9 million in the first nine months of 2011, due to lower environmental remediation charges during the nine months ended September 30, 2012 partly offset by a casualty loss of $4 million stemming from a warehouse fire in the third quarter of 2012.

Other earnings decreased to $13 million in the first nine months of 2012 from $25 million for the first nine months of 2011. This decrease was primarily due to the absence of the $10 million bargain purchase gain related to the acquisition of Equa-Chlor.

The effective tax rate on pretax earnings for the nine months ended September 30, 2012 was 33.0 percent compared to 33.3 percent in the first nine months of 2011. The effective tax rate for the first nine months of 2012 includes a 38 percent tax benefit on the $1 million business restructuring charge. The effective tax rate on the remaining pre-tax earnings was approximately 33 percent for the first nine months of 2012. The effective rate for the first nine months of 2011 included the impact of the non-taxable bargain purchase gain resulting from the Equa-Chlor acquisition. The effective tax rate on the remaining pre-tax earnings was approximately 34 percent for the first nine months of 2011.

Looking ahead, chlorine demand traditionally falls seasonally and results in lower industry operating rates for chlorine and caustic in the fourth quarter. The PPG Chlor-alkali and Derivative Business’s caustic inventory remains at extremely low levels. The PPG Chlor-alkali and Derivative Business’s previously announced caustic price increase is being implemented. Lower year-over-year natural gas costs are expected to continue, but fourth quarter unit costs for natural gas are expected to be higher than those in the third quarter.

Comparison of Results of Operations for the Years Ended December 31, 2011 and 2010 and December 31, 2010 and 2009

The following discussion compares combined operating results of the PPG Chlor-alkali and Derivatives Business for 2011 with 2010, and for 2010 with 2009.

Performance in 2011 Compared with 2010

(Millions)	2011	2010
Net sales	$1,741	$1,441
Cost of sales, exclusive of depreciation and amortization	1,224	1,117
Selling, general and administrative	123	102
Depreciation and amortization	41	39
Research and development	2	2
Other charges	10	11
Other earnings	(27)	(7)

Income before income taxes	368	177
Income tax expense	122	65

Net income attributable to the controlling and noncontrolling interests	246	112
Less: net income attributable to noncontrolling interests	(13)	(7)

Net income (attributable to the PPG Chlor-alkali and Derivatives Business)	$233	$105

Performance Overview

Net sales in 2011 totaled $1,741 million compared to $1,441 million in 2010, an increase of 21 percent. Higher selling prices and the sales of the acquired Equa-Chlor business were the key drivers of the increased sales. Selling prices increased sales by 18 percent. The improved selling prices in 2011, which were primarily driven by caustic soda and chlorine derivatives, were achieved due to continued strong demand in chlorine derivatives and a tightening supply of caustic soda as a result of the global industrial recovery, which continued in 2011. Volumes in total and the impact of foreign currency were flat year-over-year; however, increased volumes of certain lower margin chlorine derivative products were offset by the declines in chlorine and caustic volumes. The decline in chlorine volume was due to the negative impact of unscheduled production outages early in 2011 as well as decreased chlorine demand in the fourth quarter of the year due to customer inventory management and lower chlorine and derivative exports. Caustic volumes were down year-over-year due to the lack of product availability as a result of market factors impacting chlorine demand and production levels.

Cost of sales, exclusive of depreciation and amortization, increased by $107 million in 2011 to $1,224 million compared to $1,117 million in 2010. About 20 percent of the increase was driven by inflation, particularly increases in ethylene and other raw material costs, which were partially offset by lower year-over-year natural gas costs. Higher manufacturing and maintenance costs contributed nearly 40 percent of the increase. The higher maintenance costs were related to planned and unplanned production outages. The unplanned production outages spanned several weeks during the second and third quarters of 2011 and were a result of unanticipated mechanical problems and extensions of scheduled maintenance outages. The higher manufacturing costs were driven by throughput variances associated with lower capacity utilization in 2011 due to these production outages. Also contributing to higher manufacturing costs were unfavorable manufacturing utilization variances due to lower chlorine demand in the fourth quarter as a result of customer inventory management and lower chlorine derivative exports. Additionally, about 25 percent of the increase in cost of sales was due to sales growth from acquisitions. The remaining increase in cost of sales was driven equally by the negative sales margin mix and higher outbound freight cost due to the increased shipment of chlorine by rail. Cost of sales as a percentage of sales was 70.3 percent in 2011 compared to 77.5 percent in 2010. This improvement reflects the benefit of selling price increases, with some offset by the impact of inflation and higher manufacturing and maintenance expenses on cost of sales.

Selling, general and administrative expenses increased by $21 million to $123 million in 2011 compared to $102 million in 2010. Higher distribution and freight costs, resulting from cost inflation and increased usage of higher cost chlorine rail transportation, contributed about 75 percent of the increase while the remainder was due equally to the Equa-Chlor acquisition and overhead cost inflation. Selling, general and administrative expenses as a percentage of sales were 7.1 percent in 2011, which was consistent with 2010.

Other charges decreased $1 million to $10 million in 2011 from $11 million in 2010 due principally to lower environmental remediation expense in 2011 at the Natrium operating plant site.

Other income increased $20 million to $27 million in 2011 from $7 million in 2010 due primarily to the $10 million bargain purchase gain resulting from the Equa-Chlor acquisition, income from leasing Marcellus Shale drilling rights on property owned by the PPG Chlor-alkali and Derivatives Business and a $5 million gain on the sale of excess land at our Natrium facility.

The effective tax rate on pretax earnings in 2011 was 33.2 percent compared to 36.7 percent in 2010. The 2011 rate includes the impact of the non-taxable bargain purchase gain resulting from the Equa-Chlor acquisition. The effective tax rate was 34.3 percent on the remaining pretax earnings in 2011. The 2010 tax rate was higher due to the inclusion of expense of $12 million resulting from the reduction of the PPG Chlor-alkali and Derivatives Business’s previously provided deferred tax asset related to its liability for retiree medical costs. The deferred tax asset was reduced because the U.S. healthcare legislation enacted in March 2010 included a provision that reduced the amount of retiree medical costs that will be deductible after December 31, 2012. The effective rate was 29.9 percent on the remaining pretax earnings in 2010. The increase in the tax rate on the remaining pretax earnings in 2011 is mainly the result of an increase in higher-taxed U.S. earnings as a percent of total earnings.

Performance in 2010 Compared with 2009

(Millions)	2010	2009
Net sales	$1,441	$1,282
Cost of sales, exclusive of depreciation and amortization	1,117	1,001
Selling, general and administrative	102	100
Depreciation and amortization	39	40
Research and development	2	2
Business restructuring	—	6
Other charges	11	9
Other earnings	(7)	(12)

Income before income taxes	177	136
Income tax expense	65	43

Net income attributable to the controlling and noncontrolling interests	112	93
Less: net income attributable to noncontrolling interests	(7)	(5)

Net income (attributable to the PPG Chlor-alkali and Derivatives Business)	$105	$88

Performance Overview

Net sales in 2010 totaled $1,441 million compared to $1,282 million in 2009, an increase of 12 percent. Sales improved 15 percent due to higher volumes, primarily caustic products, reflecting the partial recovery in demand from the impact of the global recession, which was somewhat offset by a 3 percent decline in sales pricing for the year. The decline in price reflects lower caustic pricing which was largely offset by price increases in chlorine and chlorine derivative products.

Cost of sales, exclusive of depreciation and amortization, increased by $116 million in 2010 to $1,117 million compared to $1,001 million in 2009. Over 80 percent of the increase was due to higher sales volume during 2010. About 20 percent of the increase was driven by raw material inflation, partially offset by a decrease of nearly 10 percent in manufacturing costs, which was a result of the 2009 restructuring actions and additional cost savings initiatives. Foreign currency increased cost of sales by low single digit percents. Cost of sales as a percentage of sales was 77.5 percent in 2010, consistent with the 78.1 percent in 2009.

Selling, general and administrative expenses increased by $2 million to $102 million in 2010 compared to $100 million in 2009. Selling, general and administrative expenses as a percentage of sales were 7.1 percent in 2010, slightly down from 7.8 percent in 2009, as incremental volume growth was achieved with limited increases in these costs.

During the first quarter of 2009, the PPG Chlor-alkali and Derivatives Business finalized a restructuring plan to reduce its cost structure and recorded a charge of $6 million for severance costs related to 42 people.

Other charges increased $2 million to $11 million in 2010 from $9 million in 2009 due principally to higher environmental remediation costs in 2010 related to the Natrium operating plant site. Other earnings decreased $5 million in 2010 due primarily to the absence of 2009 hurricane-related insurance recoveries.

The effective tax rate on pretax earnings in 2010 was 36.7 percent compared to 31.6 percent in 2009. The 2010 rate includes expense of $12 million resulting from the reduction of the PPG Chlor-alkali and Derivatives Business’s previously provided deferred tax asset related to its liability for retiree medical costs. The deferred tax asset was reduced because U.S. healthcare legislation enacted in March 2010 included a provision that reduced the amount of retiree medical costs that will be deductible after December 31, 2012. The rate was 29.9 percent on the remaining pretax earnings in 2010. The decrease in the tax rate on the remaining pretax earnings in 2010 is mainly the result of statutory rate decreases in Taiwan and Canada.

Liquidity and Capital Resources

In North America, under PPG’s centralized cash management system, the cash requirements of the PPG Chlor-alkali and Derivatives Business are provided directly by PPG and cash generated by the PPG Chlor-alkali and Derivatives Business is generally remitted directly to PPG. Taiwan Chlorine Industries, Ltd. (“TCI”), which is part of the PPG Chlor-alkali and Derivatives Business, does not participate in any centralized PPG cash management program, maintains cash and cash equivalent balances to fund its local operations and periodically pays dividends to its owners.

During the three years ended December 31, 2011, 2010 and 2009 and during the nine months ended September 30, 2012, the PPG Chlor-alkali and Derivatives Business generated sufficient cash from operating activities to fund its capital spending, acquisitions and dividends to non-controlling interests.

The following table sets forth a summary of cash flows for the nine months ended September 30, 2012 and September 30, 2011 and the years ended December 31, 2011, December 31, 2010 and December 31, 2009:

(in millions)	Nine Months Ended		Year Ended
	September 30, 2012	September 30, 2011	December 31, 2011	December 31, 2010	December 31, 2009
Net cash from (used for):
Operating Activities	$172	$191	$276	$142	$133
Investing Activities	$(31)	$(56)	$(86)	$(43)	$(22)
Financing Activities	$(153)	$(131)	$(174)	$(95)	$(123)

Cash from operations for the nine months ended September 30, 2012 was lower than the nine months ended September 30, 2011 due largely to lower year-over-year earnings and an increase in working capital due to higher accounts receivable. The cash remitted to PPG is reported as a use of cash from financing activities. The absence of acquisition cash spending in 2012 included in investing activities resulted in more cash being remitted to PPG and reported as a use of cash for financing activities in 2012.

Higher earnings increased cash from operations during the year ended December 31, 2011 as compared to the prior year period. The May 2011 acquisition of the Equa-Chlor business accounts for the higher use of cash for investing activities in the year ended December 31, 2011 and nine months ended September 30, 2011.

No deferred U.S. income taxes have been provided on the undistributed earnings of non-U.S. subsidiaries, which amounted to $25 million as of both December 31, 2011 and 2010. These earnings are considered to be reinvested for an indefinite period of time or will be repatriated when it is tax efficient to do so. It is not practicable to determine the deferred tax liability on these undistributed earnings.

Cash from operations are expected to continue to be sufficient to fund operating activities and capital spending, including acquisitions and to pay dividends to non-controlling interests.

Off-Balance Sheet Arrangements

The PPG Chlor-alkali and Derivatives Business does not have any off-balance sheet arrangements other than the contractual obligations that are listed below and a guarantee related to credit risk on interest rate swaps of RS Cogen as discussed in Note 16, “Commitments and Contingent Liabilities,” of the audited combined financial statements of the PPG Chlor-alkali and Derivatives Business, as updated in Note 16 to the unaudited condensed combined financial statements of the PPG Chlor-alkali and Derivatives Business as of and for the nine months ended September 30, 2012, in each case, included elsewhere in this document.

Quantitative and Qualitative Disclosures About Market Risk

The PPG Chlor-alkali and Derivatives Business is exposed to market risk related to changes in natural gas prices. It may enter into derivative financial instruments in order to manage or reduce this risk. A detailed description of this exposure and the business’s risk management policies are provided in Note 12, “Derivative Financial Instruments and Hedge Activities,” to the audited combined financial statements of the PPG Chlor-alkali and Derivatives Business as of and for the year ended December 31, 2011, as updated in Note 12 to the unaudited condensed combined financial statements of the PPG Chlor-alkali and Derivatives Business as of and for the nine months ended September 30, 2012, in each case, included elsewhere in this document.

There were no natural gas swap contracts outstanding as of September 30, 2012 as the price of natural gas has declined for the past four years and is not expected to be as volatile over the next 12 to 18 months as continued development of shale oil and gas reserves will maintain downward pressure on the price of natural gas. The fair value of natural gas swap contracts in place as of December 31, 2011 and December 31, 2010 was a liability of $6 million and $21 million, respectively. These contracts were entered into to reduce the business’s exposure to higher prices of natural gas. A 10% reduction in the price of natural gas would have had an unfavorable effect on the fair value of these contracts by increasing the liability by $1 million and $3 million, at December 31, 2011 and 2010, respectively. There were no other material changes in the PPG Chlor-alkali and Derivatives Business’s exposure to market risk from December 31, 2011 to September 30, 2012.

Contractual Obligations

The following table summarizes significant contractual obligations of the PPG Chlor-alkali and Derivatives Business as of December 31, 2011:

	Obligations Due In:
(millions)	Total	2012	2013- 2014	2015- 2016	Thereafter
Unconditional purchase commitments from RS Cogen (1)	$257	$23	$47	$47	$140
Unconditional purchase commitments (2)	165	92	61	5	7
Operating leases (3)	35	14	13	6	2
Asset retirement obligations (4)	9	—	—	—	9
Equa-Chlor purchase price hold back (5)	3	—	3	—	—
Pension contributions (6)	1	1	—	—	—
Indebtedness (7)	—	—	—	—	—

Total contractual obligations	$470	$130	$124	$58	$158

(1)	These amounts represent the commitment of the PPG Chlor-alkali and Derivatives Business to purchase electricity and steam from RS Cogen discussed in Note 8, “Investments,” of the audited combined financial statements of the PPG Chlor-alkali and Derivatives Business and Note 8, “Variable Interest Entities,” of the unaudited condensed combined financial statements of the PPG Chlor-alkali and Derivatives Business, each included elsewhere in this document.
(2)	Prior to the completion of the Transactions, the purchasing functions for the PPG Chlor-alkali and Derivatives Business have been performed by PPG’s centralized purchasing function. The unconditional purchase commitments are principally take-or-pay obligations related to the purchase of certain materials, including industrial gases, natural gas, coal and electricity, consistent with customary industry practice.
(3)	Operating leases represent the minimum rental commitments under non-cancellable operating leases. The PPG Chlor-alkali and Derivatives Business has no capital leases.
(4)	This amount represents a legal obligation associated with the retirement of a tangible long-lived asset that was incurred upon the acquisition, construction, development or normal operation of that long-lived asset.
(5)	This amount represents the purchase price for the Equa-Chlor acquisition held in escrow pending satisfaction of any indemnity claims by the PPG Chlor-alkali and Derivatives Business through May 2013.
(6)	Includes the estimated contribution for 2012 only, as PPG is unable to estimate the pension contributions beyond 2012.
(7)	In connection with the Separation, Splitco will borrow approximately $225.0 million under the Term Facility and receive the assets and liabilities of the PPG Chlor-alkali and Derivatives Business from PPG in exchange for approximately $225.0 million of cash, 100% of the shares of Splitco common stock and the Debt Securities in an aggregate principal amount of approximately $675.0 million.

(7)	In connection with the Separation, Splitco will borrow approximately $225.0 million under the Term Facility and receive the assets and liabilities of the PPG Chlor-alkali and Derivatives Business from PPG in exchange for approximately $225.0 million of cash, 100% of the shares of Splitco common stock and the Debt Securities in an aggregate principal amount of approximately $675.0 million.

Critical Accounting Estimates

Management of the PPG Chlor-alkali and Derivatives Business has evaluated the accounting policies used in the preparation of the financial statements and related notes presented elsewhere in this document and believes those policies to be reasonable and appropriate. Management of the PPG Chlor-alkali and Derivatives Business believes that the most critical accounting estimates made in the preparation of the PPG Chlor-alkali and Derivatives Business’s financial statements are those related to accounting for contingencies, under which the PPG Chlor-alkali and Derivatives Business accrues a loss when it is probable that a liability has been incurred and the amount can be reasonably estimated, and to accounting for pensions and other postretirement benefits because of the importance of management judgment in making the estimates necessary to apply these policies.

Contingencies, by their nature, relate to uncertainties that require management to exercise judgment both in assessing the likelihood that a liability has been incurred as well as in estimating the amount of potential loss. The most important contingencies impacting the PPG Chlor-alkali and Derivatives Business’s financial statements are those related to environmental remediation and to pending, impending or overtly threatened litigation against the PPG Chlor-alkali and Derivatives Business. For more information on these matters, see Note 16, “Commitments and Contingent Liabilities,” of the audited combined financial statements of the PPG Chlor-alkali and Derivatives Business and as updated in Note 16 to the unaudited condensed combined financial statements as of and for the nine months ended September 30, 2012, in each case included elsewhere in this document.

Accounting for pensions and other postretirement benefits involves estimating the cost of benefits to be provided well into the future and attributing that cost over the time period each employee works. To accomplish this, extensive use is made of assumptions about inflation, investment returns, mortality, turnover, medical costs and discount rates. Other than in Taiwan, the PPG Chlor-alkali and Derivatives Business sponsors no defined benefit pension plans; however, certain employees of the PPG Chlor-alkali and Derivatives Business participate in PPG’s defined benefit pension and welfare benefit plans, which are referred to collectively, with the plan in Taiwan, in this critical accounting estimates section as the defined benefit pension and welfare benefit plans related to the PPG Chlor-alkali Derivatives Business. PPG has established a process by which its management reviews and selects these assumptions annually. See Note 15, “Pensions and Other Postretirement Benefits,” of the audited combined financial statements of the PPG Chlor-alkali and Derivatives Business included elsewhere in this document.

The discount rate used in accounting for the PPG Chlor-alkali and Derivatives Business’s pension and other postretirement benefit plans is determined by reference to a current yield curve and by considering the timing and amount of projected future benefit payments. The discount rate assumption at December 31, 2011 and for 2012 is 4.50% for the PPG Chlor-alkali and Derivatives Business’s U.S. defined benefit pension and other postretirement benefit costs. A change in the discount rate of 75 basis points, with all other assumptions held constant, would impact the PPG Chlor-alkali and Derivatives Business’s 2012 net periodic benefit expense for defined benefit pension and other postretirement benefit plans by approximately $1 million.

The expected return on plan assets assumption used in accounting for the PPG Chlor-alkali and Derivatives Business’s pension plans is determined by evaluating the mix of investments that comprise plan assets and external forecasts of future long-term investment returns. For 2011, the return on plan assets assumption for PPG’s U.S. defined benefit pension plans was 8.0 percent. This assumption will be lowered to 7.5 percent for 2012. A change in the rate of return of 75 basis points, with other assumptions held constant, would impact the PPG Chlor-alkali and Derivatives Business’s 2012 net periodic pension expense by approximately $3 million.

As part of the PPG Chlor-alkali and Derivatives Business’s ongoing financial reporting process, a collaborative effort is undertaken involving PPG Chlor-alkali and Derivatives Business managers with functional responsibility for financial accounting, environmental, legal and employee benefit matters. The results of these efforts provide management with the necessary information on which to base their judgments on these contingencies and to develop the estimates and assumptions used to prepare the financial statements.

PPG believes that the amounts recorded in the audited combined financial statements and related notes and the condensed combined financial statements for the nine months ended September 30, 2012 presented elsewhere in this document related to these contingencies, pensions and other postretirement benefits are based on the best estimates and judgments of the appropriate PPG Chlor-alkali and Derivatives Business management, although actual outcomes could differ from these estimates.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

The following selected historical combined financial data of the PPG Chlor-alkali and Derivatives Business, selected historical consolidated financial data of Georgia Gulf, unaudited pro forma condensed combined financial data of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business, comparative historical and pro forma per share data of Georgia Gulf, historical common stock market price data and Georgia Gulf dividend policy information are being provided to help you in your analysis of the financial aspects of the Transactions. You should read this information in conjunction with the financial information included elsewhere and incorporated by reference in this document. See “Where You Can Find More Information; Incorporation by Reference,” “Information on the PPG Chlor-alkali and Derivatives Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the PPG Chlor-alkali and Derivatives Business,” “Information on Georgia Gulf” and the audited and unaudited financial statements of each of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business incorporated by reference and included elsewhere in this document, respectively.

Selected Historical Combined Financial Data of the PPG Chlor-alkali and Derivatives Business

Splitco is a newly-formed holding company organized for the purpose of holding the PPG Chlor-alkali and Derivatives Business and consummating the Transactions with Georgia Gulf. The following data, insofar as it relates to each of the years 2007 through 2011, has been derived from annual financial statements, including the combined balance sheets at December 31, 2011 and December 31, 2010 and the related combined statements of income for each of the three years in the period ended December 31, 2011 and notes thereto appearing elsewhere herein. The data as of December 31, 2009 and as of and for the years ended December 31, 2008 and December 31, 2007 has been derived from unaudited combined financial information not included or incorporated by reference into this document. The data as of and for the nine months ended September 30, 2012 and 2011 has been derived from unaudited condensed combined financial statements included herein and is not necessarily indicative of the results or financial condition for the remainder of the year or any future period. This information is only a summary and you should read the table below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the PPG Chlor-alkali and Derivatives Business” and the financial statements of the PPG Chlor-alkali and Derivatives Business and the notes thereto included elsewhere in this document.

	Nine Months Ended September 30,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
(in millions)
Combined Statement of Income Data:
Net revenue	$1,292	$1,340	$1,741	$1,441	$1,282	$1,845	$1,547
Net income (attributable to the PPG Chlor-alkali and Derivatives Business)	$183	$195	$233	$105	$88	$200	$148

Combined Balance Sheet Data:
Total assets	$786	$718	$734	$621	$601	$684	$676
Long-term obligations	$318	$274	$320	$268	$264	$350	$219

Selected Historical Consolidated Financial Data of Georgia Gulf

The following selected historical consolidated financial data of Georgia Gulf for the years ended December 31, 2011, 2010 and 2009, and as of December 31, 2011 and 2010, has been derived from Georgia Gulf’s audited consolidated financial statements as of and for the years ended December 31, 2011, 2010 and 2009 incorporated by reference into this document. The selected historical consolidated financial data of Georgia Gulf as of December 31, 2009, and as of and for the years ended December 31, 2008 and 2007, has been derived from Georgia Gulf’s audited consolidated financial statements which are not included in or incorporated by reference into this document. The following selected historical consolidated financial data as of and for the nine month periods ended September 30, 2012 and 2011 has been derived from the unaudited condensed consolidated financial statements of Georgia Gulf, which are incorporated by reference in this document. The selected historical combined financial data presented below is not necessarily indicative of the results or financial condition that may be expected for any future period or date. You should read the table below in conjunction with the financial statements of Georgia Gulf and the notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section contained in Georgia Gulf’s annual report on Form 10-K for the year ended December 31, 2011 and quarterly report on Form 10-Q for the period ended September 30, 2012, each of which is incorporated by reference into this document. See “Where You Can Find More Information; Incorporation by Reference.”

	As of and for the Nine Months Ended September 30,		As of and for the Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
(In millions, except per share data, percentages and employees)
Results of Operations:
Net sales	$2,541	$2,549	$3,223	$2,818	$1,990	$2,916	$3,157
Cost of sales	2,210	2,292	2,920	2,544	1,779	2,716	2,851
Selling, general and administrative expenses	153	130	168	160	183	169	226
Long-lived asset impairment charges	—	—	8	—	22	175	158
Transaction related costs, restructuring and other, net	26	1	3	—	7	22	4
(Gains) losses on sale of assets	(19)	(1)	(1)	—	—	(27)	1

Operating income (loss)	171	127	125	114	(1)	(139)	(83)
Interest expense	(44)	(50)	(65)	(69)	(131)	(135)	(134)
Loss on redemption and other debt costs	—	(1)	(5)	—	(43)	—	—
Gain on debt exchange	—	—	—	—	401	—	—
Foreign exchange (loss) gain	(1)	(1)	(1)	(1)	(1)	(4)	6
Interest income	—	—	—	—	1	1	1

Income (loss) from continuing operations before taxes	126	75	54	44	226	(277)	(210)
Provision (benefit) for income taxes(1)	38	14	(4)	1	95	(22)	35

Income (loss) from continuing operations	88	61	58	43	131	(255)	(245)
Loss from discontinued operations, net of tax	—	—	—	—	—	—	(11)

Net income (loss)	$88	$61	$58	$43	$131	$(255)	$(256)

Basic earnings (loss) per share:
Income (loss) from continuing operations	$2.54	$1.75	$1.66	$1.22	$8.27	$(191.21)	$(186.17)
Loss from discontinued operations	—	—	—	—	—	—	(7.91)
Net income (loss)	$2.54	$1.75	$1.66	$1.22	$8.27	$(191.21)	$(194.08)

	As of and for the Nine Months Ended September 30,		As of and for the Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
(In millions, except per share data, percentages and employees)

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$2.53	$1.75	$1.66	$1.22	$8.26	$(191.21)	$(186.17)
Loss from discontinued operations	—	—	—	—	—	—	(7.91)
Net income (loss)	2.53	1.75	1.66	1.22	8.26	(191.21)	(194.08)
Dividends per common share	$0.16	$—	$—	$—	$—	$6.00	$8.00

Financial Highlights:
Net working capital	$448	$407	$385	$400	$341	$225	$201
Property, plant and equipment, net	637	641	641	653	688	761	967
Total assets	1,801	1,835	1,644	1,666	1,605	1,610	2,202
Total debt(2)	498	592	497	578	633	1,303	1,269
Lease financing obligation	114	108	110	112	106	91	113
Asset securitization(3)	—	—	—	—	—	111	147
Net cash (used in) provided by operating	66	20	187	184	1	41	129
Net cash (used in) provided by investing activities	(32)	(115)	(137)	(45)	(26)	25	22
Net cash (used in) provided by financing activities	(5)	16	(86)	(56)	(29)	15	(151)
Depreciation and amortization	68	78	102	100	117	144	150
Capital expenditures	56	44	66	46	30	63	84
Acquisition, net of cash acquired	—	71	71	—	—	—	—
Maintenance expenditures	129	107	109	137	104	109	111

Other Selected Data:
Adjusted EBITDA(4)	$237	$194	$223	$201	$155	$156	$225
Weighted average common shares outstanding—basic	34	34	34	34	15	1	1
Weighted average common shares outstanding—diluted	35	34	34	34	15	1	1
Common shares outstanding	35	34	34	34	34	1	1
Return on sales	3.5%	2.4%	1.8%	1.5%	5.8%	(8.7)%	(8.1)%
Employees	3,758	3,994	3,744	3,619	3,489	4,463	5,249

(1)	Provision for income taxes for 2007 includes the effect of a $43.4 million valuation allowance on deferred tax assets in Canada.
(2)	In addition, on September 11, 2012, Georgia Gulf delivered a notice of redemption to the holders of the 9 percent notes regarding the optional redemption of $50 million aggregate principal amount of the 9 percent notes. Georgia Gulf completed the redemption of the 9 percent notes on October 12, 2012 for a redemption price of $51.5 million, which is equal to 103% of the aggregate principal amount of the 9 percent notes that were redeemed, plus accrued and unpaid interest thereon to October 12, 2012. Accordingly, Georgia Gulf has reduced the outstanding aggregate principal amount of the 9 percent notes to $450 million as of October 12, 2012.
(3)	During 2009, the asset securitization facility was replaced with the ABL Revolver.

(4)	Georgia Gulf supplements its financial statements prepared in accordance with GAAP with Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization, cash and non-cash restructuring charges and certain other charges, if any, related to financial restructuring and business improvement initiatives, gains (loss) on substantial modification of debt and sales of certain assets, certain purchase accounting and certain non-income tax reserve adjustments, professional fees related to a previously disclosed and withdrawn unsolicited offer to acquire Georgia Gulf and the Merger, goodwill, intangibles, and other long-lived asset impairments, and interest expense related to the OMERS sale-leaseback transaction) because investors commonly use Adjusted EBITDA as a main component of valuation analysis of cyclical companies such as Georgia Gulf. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income (loss) as a measure of performance or to cash provided by operating activities as a measure of liquidity. In addition, Georgia Gulf’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited. A reconciliation of Adjusted EBITDA to net income (loss) determined in accordance with GAAP is provided below:

	Nine Months Ended September 30,		Year Ended December 31,
(in millions)	2012	2011	2011	2010	2009	2008	2007
Net income (loss)	$88	$61	$58	$43	$131	$(255)	$(256)
Loss from discontinued operations, net of tax	—	—	—	—	—	—	11
(Benefit) provision for income taxes	38	14	(4)	1	95	(22)	35
Interest income	—	—	—	—	(1)	(1)	(1)
Gain on debt exchange	—	—	—	—	(401)	—	—
Loss on redemption and other debt costs	—	—	5	—	43	—	—
Interest expense	44	50	65	69	131	135	134
Depreciation and amortization expense	68	78	102	100	118	144	150
Long-lived asset impairment charges	—	—	8	—	22	175	158
Restructuring costs	26	1	3	—	7	22	4
(Gains) losses on sale of assets	(19)	(1)	(1)	—	—	(27)	1
Other(a)	(8)	(9)	(13)	(12)	10	(15)	(11)

Adjusted EBITDA	$237	$194	$223	$201	$155	$156	$225

(a)	Other for all periods includes loan cost amortization, which is included in both the depreciation and amortization expense line item and interest expense line item above, and lease financing obligation interest. Other for the period ended September 30, 2011 also includes a $4.4 million reversal of non-income tax reserves, partially offset by $3.0 million acquisition costs and inventory purchase accounting adjustment. Other for the year ended December 31, 2011 also includes $3.0 million acquisition costs and inventory purchase accounting adjustment, partially offset by $4.4 million reversal of non-income tax reserves. Other for the year ended December 31, 2009 also includes $13.9 million of equity compensation related to the 2009 equity and performance incentive plan, $13.1 million of operational and financial restructuring consulting fees, partially offset by $9.6 million of loan cost amortization.

Retroactive Presentation for Change in Accounting Principles

In the year ended December 31, 2011, Georgia Gulf adopted the accounting standards update regarding the presentation of comprehensive income. This accounting standards update was issued to increase the prominence of items reported in other comprehensive income. The following is additional disclosure information related to the presentation of comprehensive income for Georgia Gulf’s supplemental guarantor information that is presented on a condensed consolidating basis for the parent company, combined guarantor subsidiaries and combined non-guarantor subsidiaries for each of the three years ended December 31, 2011, 2010 and 2009 (in millions):

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Comprehensive income (loss) for the year ended:
December 31, 2011	$40	$145	$24	$(169)	$40
December 31, 2010	$47	$113	$12	$(125)	$47
December 31, 2009	$146	$40	$(68)	$27	$146

Unaudited Pro Forma Condensed Combined Financial Statements of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business

The following Unaudited Pro Forma Condensed Combined Financial Statements present the combination of the historical financial statements of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business adjusted to give effect to: (1) the Merger and (2) all related transactions, including borrowings under the Term Facility, the issuance of the Debt Securities and the Distribution contemplated by the Merger Agreement and the Separation Agreement (the “Financing Transactions”).

The Unaudited Pro Forma Condensed Combined Statements of Income for the nine months ended September 30, 2012 and for the fiscal year ended December 31, 2011 combine the historical Consolidated Statements of Income of Georgia Gulf and the historical Combined Statements of Income for the PPG Chlor-alkali and Derivatives Business, giving effect to the Merger as if it had been consummated on January 1, 2011, the beginning of the earliest period presented. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical Condensed Consolidated Balance Sheet of Georgia Gulf and the historical Condensed Combined Balance Sheet of the PPG Chlor-alkali and Derivatives Business as of September 30, 2012, giving effect to the Merger as if it had been consummated on September 30, 2012.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting with Georgia Gulf considered the acquirer of the PPG Chlor-alkali and Derivatives Business. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values with any excess purchase price allocated to goodwill. The pro forma purchase price allocation was based on an estimate of the fair market values of the tangible and intangible assets and liabilities related to the PPG Chlor-alkali and Derivatives Business. In arriving at the estimated fair market values, Georgia Gulf has considered the appraisals of independent consultants which were based on a preliminary and limited review of the assets related to the PPG Chlor-alkali and Derivatives Business to be transferred. Following the effective date of the Merger, Georgia Gulf expects to complete the purchase price allocation after considering the appraisal of the PPG Chlor-alkali and Derivatives Business’s assets at the level of detail necessary to finalize the required purchase price allocation. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

The PPG Chlor-alkali and Derivatives Business’s historical combined financial statements have been “carved-out” from PPG’s consolidated financial statements and reflect assumptions and allocations made by PPG. The PPG Chlor-alkali and Derivatives Business’s historical combined financial statements include all revenues, costs, assets and liabilities that are directly attributable to the PPG Chlor-alkali and Derivatives

Business. In addition, certain expenses reflected in the PPG Chlor-alkali and Derivatives Business’ combined financial statements are an allocation of corporate expenses from PPG. Such expenses include, but are not limited to, centralized PPG support functions including legal, accounting, tax, treasury, payroll and benefits administration, information technology and purchasing. The actual costs that may have been incurred if the PPG Chlor-alkali and Derivatives Business had been a stand-alone company would be dependent on a number of factors including the chosen organizational structure and strategic decisions made as to information technology and infrastructure requirements. As such, the PPG Chlor-alkali and Derivatives Business’s combined financial statements do not necessarily reflect what the PPG Chlor-alkali and Derivatives Business’s financial condition and results of operations would have been had the PPG Chlor-alkali and Derivatives Business operated as a stand-alone company during the periods or at the date presented.

The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Merger.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•

Georgia Gulf’s audited and unaudited historical consolidated financial statements and related notes for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively, which are incorporated by reference into this document; and

•

the PPG Chlor-alkali and Derivatives Business’s audited and unaudited historical combined financial statements for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively, which are included elsewhere in this document.

GEORGIA GULF CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2012

(In millions)

	Historical		Pro Forma Adjustments
	Georgia Gulf Corporation	PPG Chlor- alkali and Derivatives Business	Acquisition Adjustments (Note 2)		Financing Adjustments (Note 3)		Pro Forma Condensed Combined
Assets
Cash and cash equivalents	$118.5	$19.0	$(225.0)	A	$200.5	A	$110.2
			(2.8)	B
Receivables, net of allowance for doubtful accounts	389.0	287.0	(5.5)	C	—		670.5
Inventories	297.5	66.0	53.3	D	—		416.8
Prepaid expenses and other	11.1	—	14.5	F	—		25.6
Deferred income taxes	17.4	—	2.5	F	—		19.9
Other	—	17.0	(17.0)	F	—		—

Total current assets	833.5	389.0	(180.0)		200.5		1,243.0
Property, plant and equipment, net	636.8	367.0	382.4	G	—		1,387.3
			1.1	E
Investments	—	20.0	(0.7)	E	—		—
			(19.3)	F
Goodwill	218.7	—	1,208.4	H	—		1,427.1
Intangible assets, net	44.3	5.0	796.9	I	—		846.2
Deferred income taxes	4.1	—	—		—		4.1
Other assets, net	63.6	5.0	(0.4)	E	24.5	A	112.0
			19.3	F

Total assets	$1,801.0	$786.0	$2,207.7		$225.0		$5,019.7

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$49.8	$—	$—		$—		$50.0
Accounts payable	213.4	117.0	(5.5)	C	—		325.9
			1.0	F
Interest payable	9.7	—	—		—		9.7
Income taxes payable	14.8	—	1.9	F	—		16.7
Accrued compensation	33.8	25.0	11.1	F	—		69.9
Other accrued liabilities	64.4	71.0	(14.0)	F	—		141.4
			20.0	J

Total current liabilities	385.9	213.0	14.5		—		613.4
Long-term debt	447.9	—	675.0	A	225.0	B	1,347.9
Lease financing obligation	113.8	—	—		—		113.8
Liability for unrecognized income tax benefits	18.8	—	—		—		18.8
Deferred income taxes	184.2	—	0.9	F	—		627.3
			442.2	J
Other non-current liabilities	65.3	318.0	(0.9)	F	—		382.4

Total liabilities	1,215.9	531.0	1,131.7		225.0		3,103.6

Commitments and contingencies
Stockholders’ equity:
Common stock	0.3	—	0.4	K	—		0.7
Additional paid-in capital	486.4	—	1,246.7	K	—		1,733.1
Accumulated other comprehensive loss, net of tax	(10.2)	(185.0)	185.0	K	—		(10.2)
Retained earnings (deficit)	108.6	—	(2.8)	K	—		105.8
Parent company investment	—	426.0	(426.0)	K	—		—
Noncontrolling interest	—	14.0	72.7	K	—		86.7

Total stockholders’ equity	585.1	255.0	1,076.0		—		1,916.1

Total liabilities and stockholders’ equity	$1,801.0	$786.0	$2,207.7		$225.0		$5,019.7

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

GEORGIA GULF CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Nine Months ended September 30, 2012

(In millions, except per share data)

	Historical		Pro Forma Adjustments
	Georgia Gulf Corporation	PPG Chlor- alkali and Derivatives Business	Acquisition Adjustments (Note 2)		Financing Adjustments (Note 3)		Pro Forma Condensed Combined
Net Sales	$2,541.1	$1,292.0	$(39.4)	L	$—		$3,793.7

Operating costs and expenses:
Cost of sales	2,210.5	884.0	14.6	M	—		3,109.1
Selling, general and administrative	152.9	91.0	50.4	N	—		294.3
Transaction related costs, restructuring and other, net	26.4	1.0	(16.3)	O	—		11.1
Depreciation and amortization	—	32.0	(30.9)	M	—		—
			(1.1)	N	—
Research and development	—	1.0	(0.2)	M	—		—
			(0.8)	N	—
Other charges	—	8.0	—		—		8.0
Other earnings	—	(13.0)	—		—		(13.0)
(Gains) loss on sale of assets	(19.3)	—	—		—		(19.3)

Total operating costs and expenses	2,370.5	1,004.0	15.7		—		3,390.2

Operating income (loss)	170.6	288.0	(55.1)		—		403.5
Interest expense	(43.6)	—	—		(43.0)	C	(86.6)
Foreign exchange loss	(0.6)	—	—		—		(0.6)

Income before income taxes	126.4	288.0	(55.1)		(43.0)		316.3
Provision (benefit) for income taxes	38.1	95.0	(20.7)	P	(16.1)	D	96.3

Net income	88.3	193.0	(34.4)		(26.9)		220.0

Less: net income attributable to noncontrolling interest	—	10.0	(2.1)	Q	—		7.9

Net income attributable to controlling shareholders	$88.3	$183.0	$(32.3)		$(26.9)		$212.1

Earnings per share:
Basic	$2.54	—	—		—		$3.03
Diluted	$2.53	—	—		—		$3.02

Weighted average common shares:
Basic	34.4	—	35.2	R	—		69.6
Diluted	34.6	—	35.2	R	—		69.9

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

GEORGIA GULF CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Year ended December 31, 2011

(In millions, except per share data)

	Historical		Pro Forma Adjustments
	Georgia Gulf Corporation	PPG Chlor- alkali and Derivatives Business	Acquisition Adjustments (Note 2)		Financing Adjustments (Note 3)		Pro Forma Condensed Combined
Net Sales	$3,222.9	$1,741.0	$(88.2)	L	$—		$4,875.7

Operating costs and expenses:
Cost of sales	2,919.6	1,224.0	(9.8)	M	—		4,133.8
Selling, general and administrative	168.2	123.0	68.9	N	—		360.1
Long-lived asset impairment charges	8.3	—	—				8.3
Transaction, related costs, restructuring and other, net	3.3	—	—		—		3.3
Depreciation and amortization	—	41.0	(39.8)	M	—		—
			(1.2)	N
Research and development	—	2.0	(0.6)	M	—		—
			(1.4)	N
Other charges	—	10.0	—		—		10.0
Other earnings	—	(27.0)	—		—		(27.0)
(Gains) loss on sale of assets	(1.1)	—	—		—		(1.1)

Total operating costs and expenses	3,098.3	1,373.0	16.1		—		4,487.4

Operating income (loss)	124.6	368.0	(104.3)		—		388.3
Interest expense	(65.7)	—	—		(57.3)	C	(123.0)
Loss on redemption and other debt costs	(4.9)	—	—		—		(4.9)
Foreign exchange loss	(0.8)	—	—		—		(0.8)
Interest income	0.3	—	—		—		0.3

Income before income taxes	53.5	368.0	(104.3)		(57.3)		259.9
(Benefit) provision for income taxes	(4.3)	122.0	(39.1)	P	(21.5)	D	57.1

Net income	57.8	246.0	(65.2)		(35.8)		202.8

Less: net income attributable to noncontrolling interest	—	13.0	(3.0)	Q	—		10.0

Net income attributable to controlling shareholders	$57.8	$233.0	$(62.2)		$(35.8)		$192.8

Earnings per share:
Basic	$1.66	—	—		—		$2.75
Diluted	$1.66	—	—		—		$2.75

Weighted average common shares:
Basic	34.1	—	35.2	R	—		69.3
Diluted	34.1	—	35.2	R	—		69.4

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

GEORGIA GULF CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(In millions, except per share data and percentages)

Note 1. Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of each of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business, after giving effect to the Merger and all related transactions, including the Financing Transactions and adjustments described in these notes, and are intended to reflect the impact of the Merger and the Financing Transactions on Georgia Gulf’s consolidated financial statements. The accompanying Unaudited Pro Forma Condensed Combined Financial Statements have been prepared using and should be read in conjunction with the respective audited and unaudited consolidated or combined (as the case may be) financial statements of each of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business for the fiscal year ended December 31, 2011 and as of and for the nine months ended September 30, 2012. The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of future costs savings due to operating efficiencies or revenue synergies expected to result from the Merger. In addition, throughout the periods presented in the Unaudited Pro Forma Condensed Combined Financial Statements, the operations of the PPG Chlor-alkali and Derivatives Business were conducted and accounted for as part of PPG. The PPG Chlor-alkali and Derivatives Business’s audited and unaudited condensed financial statements have been derived from the PPG Chlor-alkali and Derivatives Business’s historical accounting records and reflect significant allocations of direct costs and expenses. All of the allocations and estimates in such financial statements are based on assumptions that the management of PPG believes are reasonable. The PPG Chlor-alkali and Derivatives Business’s financial statements do not necessarily represent the financial position of the PPG Chlor-alkali and Derivatives Business had it been operated as a separate independent entity.

The Unaudited Pro Forma Condensed Combined Statements of Income combine the historical Consolidated Statements of Income of Georgia Gulf and the historical Combined Statements of Income of the PPG Chlor-alkali and Derivatives Business for the nine months ended September 30, 2012 and for the year ended December 31, 2011, to reflect the Merger and all related transactions, including the Financing Transactions, as if they had occurred as of January 1, 2011. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical Condensed Consolidated Balance Sheet of Georgia Gulf and the historical Condensed Combined Balance Sheet of the PPG Chlor-alkali and Derivatives Business as of September 30, 2012, giving effect to the Merger and all related transactions including the Financing Transactions and adjustments described in these notes, as if they had been consummated on September 30, 2012.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting with Georgia Gulf considered the acquirer of the PPG Chlor-alkali and Derivatives Business. The audited and unaudited historical combined financial statements of the PPG Chlor-alkali and Derivatives Business have been adjusted to reflect certain reclassifications in order to conform to Georgia Gulf’s financial statement presentation.

Note 2. Acquisition Adjustments

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the allocation of the preliminary estimated purchase price to identifiable assets to be acquired and liabilities to be assumed, with the excess recorded as goodwill. The purchase price allocation in these Unaudited Pro Forma Condensed Combined Financial Statements is based upon an estimated purchase price of approximately $2,147.0 million. This amount was derived in accordance with the Merger Agreement, as described further below, based on the closing price of Georgia Gulf common stock on October 31, 2012.

The following represents the preliminary estimate of the purchase price to be paid in the Merger:

Equivalent new shares issued (par value $0.01)	35.2
Georgia Gulf common stock price on October 31, 2012	$35.39

Stock consideration transferred	1,247.0
Distributions to PPG	900.0

Total preliminary purchase price	$2,147.0

The purchase price will be computed using the value of Georgia Gulf common stock on the closing date, therefore the actual purchase price will fluctuate with the market price of Georgia Gulf common stock until the Merger is consummated. As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the Unaudited Pro Forma Condensed Combined Financial Statements.

The following table provides sensitivities to changes in purchase price due to changes in the per share price of Georgia Gulf common stock:

	Price of Georgia Gulf Common Stock	Shares Exchanged	Calculated Value of Stock Consideration	Combined Distribution to PPG	Total Purchase Price
As of October 31, 2012	$35.39	35.2	$1,247.0	900.0	$2,147.0
Decrease of 10%	$31.85	35.2	$1,122.3	900.0	$2,022.3
Increase of 10%	$38.93	35.2	$1,371.7	900.0	$2,271.7

The preliminary estimated purchase price is allocated as follows:

Cash and cash equivalents	$19.0
Receivables	281.5
Inventories	119.3
Prepaid expenses and other	14.5
Deferred income taxes	2.5
Property, plant and equipment	750.0
Goodwill	1,208.4
Intangible assets	801.9
Other assets, net	24.3
Accounts payable	(112.5)
Income taxes payable	(1.9)
Accrued compensation	(36.1)
Other accrued liabilities	(77.0)
Deferred income taxes	(443.1)
Other non-current liabilities	(317.1)
Noncontrolling interest	(86.7)

Total preliminary estimated purchase price allocation	$2,147.0

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the following adjustments:

(A) Represents the distribution of $225.0 in cash and the $675.0 of Debt Securities for a combined total of $900.0 in connection with the Distribution to PPG.

(B) In connection with the Merger, Georgia Gulf expects to incur approximately $2.8 of cash expenses for deal related costs that will be paid subsequent to September 30, 2012. These costs, which primarily consist of professional and legal fees, are exclusive of the approximately $24.5 in debt issuance costs described in Note 3(A).

(C) Represents the elimination of intercompany payables and receivables between Georgia Gulf and the PPG Chlor-alkali and Derivatives Business.

(D) A $53.3 increase in inventory to reflect the estimated fair value of the PPG Chlor-alkali and Derivatives Business, including the elimination of last-in, first-out (“LIFO”) reserves. Georgia Gulf accounts for inventory on a first-in, first-out (“FIFO”) basis.

(E) Prior to the Merger, Georgia Gulf and the PPG Chlor-alkali and Derivatives Business each owned a fifty percent interest in PHH, a manufacturing joint venture, which Georgia Gulf accounted for using the equity method. As a result of the Merger, Georgia Gulf will obtain control of PHH. Adjustments were recorded to reclassify the Georgia Gulf or PPG Chlor-alkali and Derivatives Business in historical equity investment balances of $0.6 and $0.7, respectively, to the following line items:

Property, plant and equipment	$1.1
Other assets	0.2

Total	$1.3

(F) Reclassifications were made to conform the balances of the PPG Chlor-alkali and Derivatives Business’s to Georgia Gulf’s financial statement presentation.

(G) A $382.4 increase in property, plant and equipment to reflect the estimated fair value of the PPG Chlor-alkali and Derivatives Business’s property, plant and equipment. For purposes of determining the impact on the Unaudited Pro Forma Condensed Combined Statements of Income, the fair value of property, plant and equipment is being depreciated over an estimated weighted-average useful life of 10 years.

(H) Reflects the preliminary adjustment to goodwill of $1,208.4. The significant goodwill resulting from the Transactions is primarily due to the combined companies providing a significant increase in size and economies of scale, a significant increase in chlorine production flexibility as prior to the Transactions Georgia Gulf produces only approximately half of its chlorine requirements, an increase in natural gas integration and significant strategic, geographic and product synergies. The goodwill created in the Merger is not expected to be deductible for tax purposes.

(I) Represents the elimination of $5.0 of existing intangible assets of the PPG Chlor-alkali and Derivatives Business and the recording of $801.9 identifiable intangible assets attributable to the Merger.

The estimated intangible assets attributable to the Merger are comprised of the following:

	Amount	Annual Amortization Expense	Quarterly Amortization Expense	Estimated Weighted Average Life (Years)
Technology	$32.0	$1.8	$0.5	17.5
Trade names	20.0	1.6	0.4	12.5
Customer relationships	749.9	68.2	17.0	11.0

	$801.9	$71.6	$17.9

The estimated fair values for this pro forma presentation for technology and trade names were measured using the relief-from-royalty method. This method assumes the technology and trade names have value to the extent that the owner is relieved of the obligation to pay royalties for the benefits received from them. Significant assumptions required to develop estimates using this method are revenue growth rates for the related brands, the appropriate royalty rate, an appropriate discount rate and obsolescence of technology.

The estimated fair values for this pro forma presentation for customer relationships were measured using the multi-period excess earnings method. The principle behind the multi-period excess earnings method is that the value of an intangible is equal to the present value of the incremental after-tax cash flows attributable to the subject intangible asset, after taking charges for the use of other assets employed by the business. Significant assumptions required for this method are revenue growth rates and profitability related to customers, customer attrition rates, contributory asset charges and an appropriate discount rate.

(J) Reflects an adjustment to deferred tax liabilities representing the deferred income tax liability based on the global blended statutory tax rate of 37.5% multiplied by the fair value adjustments made to the assets to be acquired and liabilities to be assumed, excluding goodwill. For purposes of these Unaudited Pro Forma Condensed Combined Financial Statements, a global blended statutory tax rate of 37.5% has been used. This does not reflect Georgia Gulf’s expected effective tax rate, which will include other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company. The adjustment was calculated as follows:

Current portion of deferred tax liability:
Inventory fair value adjustment	$53.3
Statutory tax rate	37.5%

Current deferred tax liability adjustment	$20.0

Non-current portion of deferred tax liability:
Identifiable intangible assets fair value adjustment	$796.9
Property, plant and equipment fair value adjustment	382.4

Total	$1,179.3

Statutory tax rate	37.5%

Non-current deferred tax liability adjustment	$442.2

(K) Stockholders’ equity and parent company investment has been adjusted for the following:

•

Issuance of shares of Georgia Gulf common stock valued at $1,247.0 as consideration for the Merger. Of the new stock issued, $0.4 will be recorded as par value of common stock and $1,246.7 will be recorded as additional paid-in capital.

•	Elimination of the PPG Chlor-alkali and Derivatives Business’s parent company investment of $426.0 and the accumulated other comprehensive loss, net of tax of $185.0.

•	A $72.7 increase to reflect the estimated fair value of the PPG Chlor-alkali and Derivatives Business’s noncontrolling interest.

•	A $2.8 decrease to retained earnings to reflect cash expenses for deal related costs that will be paid subsequent to September 30, 2012 as described in Note 2(B).

The Unaudited Pro Forma Condensed Combined Statements of Income reflect the following adjustments:

(L) Revenue from intercompany sales between the PPG Chlor-alkali and Derivatives Business and Georgia Gulf of $39.4 for the nine months ended September 30, 2012 and $88.2 for the year ended December 31, 2011 was eliminated.

(M) Cost of sales was adjusted as follows:

•

An increase to reflect reclassification of the PPG Chlor-alkali and Derivatives Business’s historical depreciation cost from the depreciation and amortization line item of $30.9 for the nine months ended September 30, 2012 and $39.8 for the year ended December 31, 2011.

•

An increase in depreciation expense of $28.7 for the nine months ended September 30, 2012 and $38.2 for the year ended December 31, 2011 resulting from an increase in the value of the PPG Chlor-alkali and Derivatives Business’s property, plant and equipment, as described in Note 2(G).

•

An estimated $9.3 increase in cost of sales related to the estimated fair market value step-up adjustment of the PPG Chlor-alkali and Derivatives Business’s inventory, for the year ended December 31, 2011.

•

A decrease due to the removal of historical amortization of prior service cost and actuarial losses related to the PPG Chlor-alkali and Derivatives Business’s defined benefit pension plans and other postretirement benefit plans of $13.9 for the nine months ended September 30, 2012 and $13.9 for the year ended December 31, 2011.

•

An elimination to remove the cost associated with sales between the PPG Chlor-alkali and Derivatives Business and Georgia Gulf of $39.4 for the nine months ended September 30, 2012 and $87.8 for the year ended December 31, 2011, including intercompany profit in ending inventory of $2.1 for the nine months ended September 30, 2012 and $0.4 for the year ended December 31, 2011.

•

An increase to reflect the reclassification of PPG Chlor-alkali and Derivatives Business’s historical research and development costs from the research and development line item of $0.2 for the nine months ended September 30, 2012 and $0.6 for the year ended December 31, 2011.

•

An increase of $6.0 for the nine months ended September 30, 2012 and for the year ended December 31, 2011 to adjust for changes in the PPG Chlor-alkali and Derivatives Business’s LIFO inventory reserve resulting from the conformance of the PPG Chlor-alkali and Derivatives Business’s inventory methodology of LIFO to FIFO.

(N) Selling, general and administrative expenses were adjusted as follows:

•

The PPG Chlor-alkali and Derivatives Business’s historical amortization of intangible assets of $1.1 for the nine months ended September 30, 2012 and $1.2 for the year ended December 31, 2011 was reclassified from the depreciation and amortization line item and then eliminated.

•

An increase in amortization expense of $53.7 for the nine months ended September 30, 2012 and $71.6 for the year ended December 31, 2011 resulting from adjustments to intangible assets described in Note 2(I).

•

A decrease due to the removal of historical amortization of prior service cost and actuarial losses related to the PPG Chlor-alkali and Derivatives Business’s defined benefit pension plans and other postretirement benefit plans of $4.1 for the nine months ended September 30, 2012 and $4.1 for the year ended December 31, 2011.

•

An increase to reflect the reclassification of the PPG Chlor-alkali and Derivatives Business’s historical research and development costs from the research and development line item of $0.8 for the nine months ended September 30, 2012 and $1.4 for the year ended December 31, 2011.

(O) Direct, incremental deal related costs of $16.3 reflected in the historical financial statements of Georgia Gulf for the nine months ended September 30, 2012 were removed due to their non-recurring nature. These costs primarily consist of professional and legal fees.

(P) For purposes of these Unaudited Pro Forma Condensed Combined Financial Statements, a global blended statutory tax rate of 37.5% has been used. This does not reflect Georgia Gulf’s effective tax rate, which will include other tax items such as state and foreign taxes as well as other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

(Q) Net income attributable to noncontrolling interests was decreased by $2.1 for the nine months ended September 30, 2012 and $3.0 for the year ended December 31, 2011 to reflect amortization of fair value adjustments attributable to the noncontrolling interest.

(R) The adjustment to both weighted average shares outstanding and diluted weighted average shares outstanding is to reflect the 35.2 Georgia Gulf shares expected to be issued in the Merger.

Note 3. Financing Adjustments

Upon consummation of the Merger and the Financing Transactions contemplated as a part of the Transactions, on a pro forma consolidated basis, Georgia Gulf expects to incur approximately $900.0 in additional debt, expected to be comprised of the $225.0 Term Facility and $675.0 aggregate principal amount of the Debt Securities. The exact amount of each of the Term Facility and Debt Securities will depend upon the tax basis of the PPG Chlor-alkali and Derivatives Business. The proceeds of the Term Facility and the Debt Securities will be transferred to PPG as part of the Distribution. In connection therewith, the shares of Splitco common stock then-outstanding are expected to be automatically converted into the greater of 35.2 shares of Georgia Gulf common stock and at least 50.5 percent of outstanding Georgia Gulf common stock after giving effect to such issuance. Georgia Gulf’s pre-Merger stockholders will continue to hold the remaining approximately 49.5 percent of Georgia Gulf’s common stock.

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the following adjustments:

(A) Represents the proceeds of $225.0 from the term loans under the Term Facility less expected debt issuance costs incurred of $24.5 (for both the $225.0 Term Facility and $675.0 Debt Securities). These debt issuance costs, which are expected to be paid with existing cash on hand, are expected to be capitalized and amortized using the effective interest method over the life of the Term Facility and the Debt Securities.

(B) As described above, in connection with the consummation of the Transactions, on a pro forma consolidated basis, Georgia Gulf expects to incur approximately $900.0 in additional debt, expected to be comprised of the $225.0 Term Facility and $675.0 aggregate principal amount of the Debt Securities. The actual amount of each of the Term Facility and Debt Securities will depend upon the tax basis of the PPG Chlor-alkali and Derivatives Business.

The Unaudited Pro Forma Condensed Combined Statements of Income reflect the following adjustments:

(C) To include an estimate of interest expense on additional debt issued in connection with the Transactions.

A summary of the adjustments is as follows:

	Rate	Principal Amount	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
Composition of new debt and related interest expense
Term Loan	4.50%	$225.0	$7.6	$10.1
Debt Securities	6.50%	675.0	32.9	43.9

Total new debt		900.0	40.5	54.0
Amortization of new debt issuance costs			2.5	3.3

			$43.0	$57.3

The interest rates are based on estimated current rates and on the credit rating that Georgia Gulf expects upon the consummation of the Merger, and expected timing of accessing the capital markets. For each one-eighth of 1% (12.5 basis points) change in the estimated interest rate associated with the $900.0 of borrowings, interest expense would increase or decrease by $0.8 and $1.1 for the nine months ended September 30, 2012 and the year ended December 31, 2011, respectively.

(D) For purposes of these Unaudited Pro Forma Condensed Combined Financial Statements, a global blended statutory tax rate of 37.5% has been used. This does not reflect Georgia Gulf’s effective tax rate, which will include other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

Note 4. Items Not Included

The following expected material nonrecurring charges related to the Merger and all related transactions, including the Financing Transactions, are not included or provided for in the Unaudited Pro Forma Condensed Combined Statements of Income:

•	$2.8 of cash expenses for deal related costs that will be paid subsequent to September 30, 2012.

•

Certain costs associated with Transition Services Agreement, the Shared Facilities, Services and Supply Agreement and other Additional Agreements, professional fees, consultants, information technology implementation, relocation and severance which may be incurred in connection with the integration of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business. These agreements may have an impact on the statement of income, but as they are currently being negotiated such amounts are not currently estimable or factually supportable.

Georgia Gulf expects to increase availability under the New ABL Revolver by $200.0, subject to applicable borrowing base availability and other conditions. The New ABL Revolver is expected to charge a fee of 37.5 basis points on any portion of the facility that is undrawn.

The Unaudited Pro Forma Condensed Combined Financial Statements also do not reflect benefits that may result from the realization of approximately $115.0 of annualized cost synergies expected to be fully realized in the first two years as a result of the Merger.

As of December 31, 2011, Georgia Gulf had a valuation allowance of $101.3 recorded on its deferred tax assets. This valuation allowance relates predominately to Georgia Gulf’s Canadian deferred tax assets. As part of the purchase price allocation process resulting from the Merger, it is possible that deferred tax liabilities will be recorded in the Canadian jurisdiction that, if recorded, could result in a release of a portion of the valuation allowance. Any release of a valuation allowance on Georgia Gulf’s pre-Merger deferred tax assets will be recorded in the income statement in the period that the Merger is completed; however no such adjustment is included in the Unaudited Pro Forma Condensed Combined Financial Statements due to its nonrecurring nature.

No gain or loss was recorded to reflect the remeasurement of Georgia Gulf’s previously held equity interest in PHH as a result of Georgia Gulf obtaining control of PHH through the Merger.

Comparative Historical and Pro Forma Per Share Data

The following table sets forth certain historical and pro forma per share data for Georgia Gulf. The historical data has been derived from and should be read together with the audited consolidated financial statements of Georgia Gulf and related notes thereto contained in Georgia Gulf’s annual report on Form 10-K for the fiscal year ended December 31, 2011, and Georgia Gulf’s unaudited condensed consolidated financial statements and related notes thereto contained in Georgia Gulf’s quarterly report on Form 10-Q for the period ended September 30, 2012, which are incorporated by reference into this document. See “Where You Can Find More Information; Incorporation by Reference.” The pro forma data has been derived from the unaudited pro forma condensed combined financial statements of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business included elsewhere in this document.

This comparative historical and pro forma per share data is being provided for illustrative purposes only. Georgia Gulf may have performed differently had the Transactions occurred prior to the periods presented. You should not rely on the pro forma per share data presented as being indicative of the results that would have been achieved had Georgia Gulf and the PPG Chlor-alkali and Derivatives Business been combined during the periods presented or of the future results or financial condition of Georgia Gulf to be achieved following the Transactions.

	As of and for the Nine Months Ended September 30, 2012		As of and for the Year Ended December 31, 2011
	Historical	Pro Forma	Historical	Pro Forma
(shares in thousands)
Basic earnings per share	$2.54	$3.03	$1.66	$2.75
Diluted earnings per share	$2.53	$3.02	$1.66	$2.75
Weighted average common shares outstanding—Basic	34,413	69,649	34,086	69,332
Weighted average common shares outstanding—Diluted	34,641	69,887	34,122	69,367

Historical Common Stock Market Price Data

Historical market price data for Splitco has not been presented as the PPG Chlor-alkali and Derivatives Business currently does not operate as a stand-alone entity. As such, shares of Splitco common stock are not currently listed on a public stock exchange and are not publicly traded.

Shares of Georgia Gulf common stock currently trade on the NYSE under the symbol “GGC.” On July 18, 2012, the last trading day before the announcement of the Transactions, the last sale price of Georgia Gulf common stock reported by the NYSE was $28.85. On November 9, 2012, the last sale price of Georgia Gulf common stock reported by the NYSE was $38.98.

The following table sets forth the high and low sale prices of Georgia Gulf common stock on the NYSE for the periods indicated. The quotations are as reported in published financial sources. For current price information, Georgia Gulf stockholders are urged to consult publicly available sources.

	Georgia Gulf Common Stock
	High	Low
Year Ending December 31, 2012
First Quarter	$35.56	$20.24
Second Quarter	$37.24	$23.80
Third Quarter	$40.88	$24.52
Fourth Quarter (through November 9, 2012)	$41.42	$35.27

Year Ended December 31, 2011
First Quarter	$38.15	$23.68
Second Quarter	$40.59	$22.57
Third Quarter	$25.35	$13.69
Fourth Quarter	$20.83	$12.19

Year Ended December 31, 2010
First Quarter	$19.08	$13.91
Second Quarter	$21.79	$13.26
Third Quarter	$17.00	$11.11
Fourth Quarter	$24.75	$15.61

Georgia Gulf Dividend Policy

On May 21, 2012, Georgia Gulf declared a cash dividend of $0.08 per share, Georgia Gulf’s first dividend since 2008. This dividend was paid on July 10, 2012. Georgia Gulf also declared a cash dividend of $0.08 per share on September 11, 2012, which was paid on October 10, 2012. Pursuant to the Merger Agreement, Georgia Gulf has agreed not to pay a quarterly dividend of greater than $0.08 per share until after the closing of the Merger and indicated its intent to pay quarterly dividends from and after the consummation of the Merger at no less than the current rate of $0.32 per share per annum, although the payment of cash dividends in the future will be at the discretion of Georgia Gulf’s board of directors. The declaration of any cash dividends, and the amount thereof, will depend on many factors, including Georgia Gulf’s financial condition, capital requirements, funds from operations, the dividend taxation level, Georgia Gulf’s stock price, future business prospects, and any other factors, as Georgia Gulf’s board of directors may deem relevant. Additionally, the ABL Revolver and the indenture governing the 9 percent notes place significant restrictions on Georgia Gulf’s ability to pay dividends, and other indebtedness Georgia Gulf may incur in the future, including the New ABL Revolver, may contain similar restrictions.

THE TRANSACTIONS

On July 19, 2012, Georgia Gulf and PPG announced that they, along with Splitco and Merger Sub, had entered into the Merger Agreement, and that PPG and Splitco had entered into the Separation Agreement, which together provide for the combination of Georgia Gulf’s business and the PPG Chlor-alkali and Derivatives Business. In the Transactions, PPG will transfer the PPG Chlor-alkali and Derivatives Business to Splitco, a newly formed wholly-owned subsidiary of PPG. Prior to the Distribution, PPG will receive the cash proceeds of approximately $225.0 million from borrowings under the Term Facility through a distribution in connection with the Separation and prior to the consummation of the Merger. PPG will also receive approximately $675.0 million in Debt Securities, which are expected to be issued by Splitco to PPG prior to the Distribution, and then expected to be transferred on or about the closing date of the Merger to investment banks and/or commercial banks in satisfaction of the debt obligations of PPG described in the section of this document entitled “Debt Financing—PPG Bridge Facility.”

On the closing date of the Merger, PPG will distribute shares of Splitco common stock to its participating shareholders in an exchange offer. If the exchange offer is consummated but is not fully subscribed, PPG will distribute the remaining shares of Splitco common stock on a pro rata basis to PPG shareholders whose shares of PPG common stock remain outstanding after consummation of the exchange offer. If there is a pro rata distribution, the exchange agent will calculate the exact number of shares of Splitco common stock not exchanged in the exchange offer and to be distributed on a pro rata basis, and the number of shares of Georgia Gulf common stock into which the remaining shares of Splitco common stock will be converted in the Merger will be transferred to PPG shareholders (after giving effect to the consummation of the exchange offer) as promptly as practicable thereafter. Immediately after the Distribution and on the closing date of the Merger, Merger Sub will merge with and into Splitco, whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and as a wholly-owned subsidiary of Georgia Gulf. In the Merger, each share of Splitco common stock will be converted into the right to receive Georgia Gulf common stock based on the exchange ratio set forth in the Merger Agreement, as described in the section of this document entitled “The Merger Agreement—Merger Consideration.”

Georgia Gulf expects to issue approximately 35,236,010 shares of Georgia Gulf common stock in the Merger, although the exact number of shares to be issued in the Merger will not be known until the closing date. Based upon the reported closing sale price of $35.39 per share for Georgia Gulf common stock on the NYSE on October 31, 2012, the total value of the shares expected to be issued by Georgia Gulf and the amount of cash received by PPG in the Transactions, including the Term Facility and the Debt Securities, which will be the obligations of Splitco and, following the consummation of the Merger, will be guaranteed by Georgia Gulf, would have been approximately $2,147.0 million. The value of the consideration to be paid by Georgia Gulf in the Merger will be computed using the value of Georgia Gulf common stock on the closing date, and therefore, the actual purchase price will fluctuate with the market price of Georgia Gulf common stock until the Merger is consummated.

After the Merger, Georgia Gulf will own and operate the PPG Chlor-alkali and Derivatives Business through Splitco, which will be Georgia Gulf’s wholly-owned subsidiary, and will also continue its current businesses. All shares of Georgia Gulf common stock, including those issued in the Merger, will be listed on the NYSE under Georgia Gulf’s current trading symbol “GGC.”

Below is a step-by-step description of the sequence of material events relating to the Transactions.

Step 1        Separation

PPG will transfer to Splitco, a newly formed, direct wholly-owned subsidiary of PPG, the PPG Chlor-alkali and Derivatives Business. This transfer to Splitco will include, among the other assets and liabilities of the PPG Chlor-alkali and Derivatives Business, PPG’s 50% interest in PHH and 50% interest in RS Cogen. PPG is currently discussing with its joint venture partner, CPDC, the potential transfer of the TCI Interests, which represent PPG’s 60% interest in TCI, to Splitco. In the event that PPG does not convey the TCI Interests at or prior to the effective time of the Separation to Splitco, the Special Distribution will be reduced by $130 million. Georgia Gulf does not believe that there would be a material adverse impact on the combined business after the consummation of the Merger if the TCI Interests were not transferred as part of the Transactions.

Step 2        Incurrence of Debt

Prior to the Distribution, Splitco will incur new indebtedness in the form of the Term Facility in the amount of approximately $225.0 million and issue approximately $675.0 million in aggregate principal amount of Debt Securities to PPG. PPG will ultimately receive the cash proceeds from the approximately $225.0 million term loan under the Term Facility through a distribution in connection with the Separation and prior to the consummation of the Merger. PPG is then expected to transfer the Debt Securities on or about the closing date of the Merger to investment banks and/or commercial banks in satisfaction of the debt obligations of PPG described in the section of this document entitled “Debt Financing—PPG Bridge Facility.” The Debt Securities are subsequently expected to be sold by the investment banks and/or commercial banks to third-party investors as described below. PPG is expected to receive approximately $900.0 million in cash from the Term Facility and Debt Securities.

Step 3        Distribution—Exchange Offer

PPG will offer to PPG shareholders the right to exchange all or a portion of their shares of PPG common stock for shares of Splitco common stock at a discount to the per-share value of Georgia Gulf common stock in an exchange offer.

If the exchange offer is consummated but is not fully subscribed, PPG will distribute the remaining shares of Splitco common stock on a pro rata basis to PPG shareholders whose shares of PPG common stock remain outstanding after consummation of the exchange offer. If there is a pro rata distribution, the exchange agent will calculate the exact number of shares of Splitco common stock not exchanged in the exchange offer and to be distributed on a pro rata basis, and the number of shares of Georgia Gulf common stock into which the remaining shares of Splitco common stock will be converted in the Merger will be transferred to PPG shareholders (after giving effect to the consummation of the exchange offer) as promptly as practicable thereafter.

The exchange agent will hold, for the account of the relevant PPG shareholders, the global certificate(s) representing all of the outstanding shares of Splitco common stock, pending the consummation of the Merger. Shares of Splitco common stock will not be traded during this period.

As previously noted, Georgia Gulf has prepared this document under the assumption that the shares of Splitco will be distributed to PPG shareholders pursuant to a split-off. Based on market conditions prior to closing, PPG will determine whether the Splitco shares will be distributed to PPG’s shareholders in a spin-off or a split-off and, once a final decision is made, this document may be amended to reflect that decision, if necessary.

Step 4        Merger

Immediately after the Distribution, and on the closing date of the Merger, Merger Sub will merge with and into Splitco, whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and a wholly-owned subsidiary of Georgia Gulf. In the Merger, each share of Splitco common stock will be converted into the right to receive Georgia Gulf common stock based on the exchange ratio set forth in the Merger Agreement, as described in the section of this document entitled “The Merger Agreement—Merger Consideration.” Following the consummation of the Merger, Georgia Gulf and certain of its subsidiaries will guarantee the Term Facility and the Debt Securities.

Immediately after consummation of the Merger, 50.5% of Georgia Gulf common stock is expected to be held by pre-Merger holders of Splitco common stock and 49.5% of Georgia Gulf common stock is expected to be held by pre-Merger Georgia Gulf stockholders, subject to potential adjustment under limited circumstances as described in the section of this document entitled “The Merger Agreement—Merger Consideration.”

Step 5        Sale of Debt Securities to Third-Party Investors

As described in Step 2 above, Georgia Gulf and PPG expect the Debt Securities to be transferred by PPG on or about the closing date of the Merger to investment banks and/or commercial banks in the Debt Exchange in exchange for debt obligations of PPG described in the section of this document entitled “Debt Financing—PPG Bridge Facility.” The Debt Securities will then be sold by the investment banks and/or commercial banks to third-party investors pursuant to an exemption from registration under the Securities Act in either a private placement or a “Rule 144A” transaction.

Set forth below are diagrams that graphically illustrate, in simplified form, the existing corporate structure, the corporate structure immediately following the Distribution, and the corporate structure immediately following the consummation of the Transactions contemplated by the Merger Agreement.

After completion of all of the steps described above:

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Georgia Gulf’s wholly-owned subsidiary, Splitco, will hold the assets and liabilities of the PPG Chlor-alkali and Derivatives Business and will be the obligor under the Term Facility and the Debt Securities, which will be guaranteed by Georgia Gulf and certain of its subsidiaries; and

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PPG will receive the approximately $225.0 million in cash proceeds from the Term Facility and will exchange the approximately $675.0 million in Debt Securities for debt obligations of PPG in the Debt Exchange (and the Debt Securities will then be sold to third-party investors), resulting in PPG receiving approximately $900.0 million in cash from the Transactions.

Immediately after consummation of the Merger, 50.5% of Georgia Gulf common stock is expected to be held by pre-Merger holders of Splitco common stock and 49.5% of Georgia Gulf common stock is expected to be held by pre-Merger Georgia Gulf stockholders, subject to potential adjustment under limited circumstances as described in the section of this document entitled “The Merger Agreement—Merger Consideration.” In connection with the Transactions, Georgia Gulf, Merger Sub, PPG and/or Splitco have entered into or will enter into the Additional Agreements relating to, among other things, certain tax matters, certain employee matters, the provision of certain transition services during a transition period following the consummation of the Transactions, and the sharing of facilities, services and supplies. See “Other Agreements.”

Various factors were considered by Georgia Gulf and PPG in negotiating the terms of the Transactions, including the equity ownership levels of Georgia Gulf stockholders and the PPG shareholders receiving shares of Georgia Gulf common stock in the Distribution. The principal factors considered by the parties negotiating the terms of the Transactions were the strategic and financial benefits that could be expected to be achieved by combining Georgia Gulf and the PPG Chlor-alkali and Derivatives Business relative to the future prospects of Georgia Gulf on a standalone basis, the relative actual results of operations and prospects of Georgia Gulf and of the PPG Chlor-alkali and Derivatives Business, synergies expected to be realized in the combination, as well as other alternatives that may be available to Georgia Gulf, and the risks and uncertainties associated with the

Transactions and with such alternatives, and the other factors identified in the sections of this document entitled —Background of the Transactions” and “—Georgia Gulf’s Reasons for the Transactions.” PPG also considered, among other things, the value to PPG and PPG’s shareholders that could be realized in the Transactions as compared to the value to PPG and PPG’s shareholders that could be realized if the Transactions did not occur, the proposed tax treatment of the Transactions, and the other factors identified in the section of this document entitled “—PPG’s Reasons for the Transactions.”

Determination of Number of Shares of Splitco Common Stock to be Distributed to PPG Shareholders

PPG is offering to exchange all shares of Splitco common stock for shares of PPG common stock validly tendered and not properly withdrawn. Pursuant to an amendment to the Merger Agreement dated August 31, 2012, Splitco will authorize the issuance of a number of shares of Splitco common stock such that the total number of shares of Splitco common stock outstanding immediately prior to the effective time of the Merger will equal the greater of (i) 35,200,000 shares or (ii) the product of (x) the number of shares of Georgia Gulf common stock issued and outstanding immediately prior to the effective time of the Merger multiplied by (y) 1.02020202, subject to adjustment under certain circumstances. Accordingly, the total number of shares of Splitco common stock outstanding immediately prior to the effective time of the Merger to be exchanged for shares of PPG common stock in the exchange offer will be equal to the number of shares of Georgia Gulf common stock to be issued in the Merger. See “The Merger Agreement—Merger Consideration.”

No Fractional Shares; Exchange of Certificates

In the conversion of shares of Splitco common stock into shares of Georgia Gulf common stock, no fractional shares of Georgia Gulf common stock will be delivered to holders of Splitco common stock. All fractional shares of Georgia Gulf common stock that a holder of shares of Splitco common stock would otherwise be entitled to receive as a result of the Merger will be aggregated by the transfer agent. The transfer agent will cause the whole shares obtained thereby to be sold on behalf of such holders of shares of Splitco common stock that would otherwise be entitled to receive such fractional shares of Georgia Gulf common stock in the Merger, in the open market or otherwise as reasonably directed by PPG, and in no case later than five business days after the Merger. The transfer agent will make available the net proceeds thereof, after deducting any required withholding taxes and brokerage charges, commissions and transfer taxes, on a pro rata basis, without interest, as soon as practicable to the holders of Splitco common stock that would otherwise be entitled to receive such fractional shares of Georgia Gulf common stock in the Merger.

Upon consummation of the Merger, shares of Splitco common stock will no longer be outstanding and will automatically be canceled and retired. Prior to the Merger, Georgia Gulf will deposit with the transfer agent the certificates or book-entry authorizations representing the shares of Georgia Gulf common stock issuable in the Merger. To the extent not previously distributed in connection with the Distribution, the transfer agent will mail to each holder of record of Splitco common stock a letter of transmittal and instructions for use in effecting the surrender of any certificates in the Merger.

Background of the Transactions

PPG has been a long-time supplier of chlorine to Georgia Gulf pursuant to an agreement that was assigned to Georgia Gulf in 1999 when Georgia Gulf purchased its Lake Charles, Louisiana manufacturing facilities. This arrangement has been the primary source for satisfying Georgia Gulf’s chlorine supply needs for its Lake Charles facilities. Also, on occasion PPG has sold chlorine to Georgia Gulf for use in its plants in Plaquemine, Louisiana, and from time to time the parties have supplied caustic soda to each other to even out the supply needs of their respective Louisiana operations. In addition, PPG and Georgia Gulf have been partners since 1999 in a joint venture that owns and operates a VCM manufacturing plant in Lake Charles, Louisiana, and PPG supplies chlorine to this joint venture as well.

Georgia Gulf has periodically considered potential strategic transactions involving the PPG Chlor-alkali and Derivatives Business in light of these long-standing commercial relationships, and the potential benefits to

Georgia Gulf to enhance its integration into chlorine supply. Similarly, PPG has periodically considered potential strategic transactions involving the PPG Chlor-alkali and Derivatives Business, including the possibility of a spin-off or divestiture. From time to time over a number of years, representatives of Georgia Gulf and PPG engaged in preliminary discussions regarding potential strategic opportunities involving the two businesses, including a merger using a Reverse Morris Trust structure. In general, in a Reverse Morris Trust transaction, subject to receiving the necessary rulings from the Internal Revenue Service, PPG can dispose of the PPG Chlor-alkali and Derivatives Business to Georgia Gulf without incurring, or having its shareholders incur, U.S. federal income tax on the consideration to be received by PPG and its shareholders in the transaction. As a result, the principal advantage to Georgia Gulf of the Reverse Morris Trust structure is that such structure facilitates the acquisition of the PPG Chlor-alkali and Derivatives Business by Georgia Gulf whereas a taxable disposition of the PPG Chlor-alkali and Derivatives Business might otherwise have made the transaction financially unattractive to PPG or required Georgia Gulf to pay additional consideration. In addition, as the requirements of a Reverse Morris Trust structure principally dictate the issuance of equity by Georgia Gulf as consideration in the transaction, this would allow Georgia Gulf to combine with the PPG Chlor-alkali and Derivatives Business using the issuance of its common stock, as opposed to paying cash consideration, which would require additional leverage. While those discussions never progressed beyond the preliminary stage, Georgia Gulf continued to consider a potential combination with the PPG Chlor-alkali and Derivatives Business as an attractive opportunity for long-term value creation.

In 2009, Georgia Gulf completed an equity-for-debt exchange that substantially reduced Georgia Gulf’s outstanding debt and resulted in the issuance to its then bondholders of shares representing approximately 96% of its common stock after completion of the exchange. In conjunction with the recapitalization, the board of directors of Georgia Gulf was reconstituted with the addition of new directors comprising a majority of the number of directors. In early 2010, the board of directors of Georgia Gulf and management conducted an extensive review of Georgia Gulf’s businesses and strategic opportunities. As part of that planning process, Georgia Gulf identified as a principal strategic objective the enhancement of its integration into chlorine supply, which would enable it to better capture favorable margins and financial benefits throughout the chlorovinyls chain and the business cycle. In addition, in May 2010, Georgia Gulf and PPG entered into a confidentiality agreement to facilitate discussions between the companies regarding manufacturing and shared services business opportunities relating to chlor-alkali products, ethylene and PVC. These discussions, which occurred during 2010, focused on a potential capacity expansion of PPG’s chlorine production at Lake Charles, the possible involvement of Georgia Gulf in acquiring a partial ownership interest in those expanded facilities and the terms of related supply and other contracts.

In February 2011, Georgia Gulf publicly announced its goal to substantially augment its access to chlorine supply and to pursue a level of vertical integration that would enhance Georgia Gulf’s operating rates throughout business cycles, allow Georgia Gulf to take advantage of the expansion of natural gas-fired cogeneration to lower its energy costs and improve its position to capitalize on other growth opportunities.

In furtherance of that objective, in the spring and summer of 2011, Georgia Gulf’s management, with the assistance of Barclays Capital Inc. (“Barclays”), analyzed the use of a Reverse Morris Trust transaction structure to effect a combination of Georgia Gulf with the PPG Chlor-alkali and Derivatives Business. Georgia Gulf’s management, with the assistance of Barclays, examined the tax-driven requirements for the structure of such a transaction, the possible value of the PPG Chlor-alkali and Derivatives Business, the effects on Georgia Gulf’s businesses from such a combination, the types of potential operating and other synergies that could be achieved in such a transaction, and the resulting capitalization of Georgia Gulf. On several occasions between August and October 2011 Paul Carrico, Georgia Gulf’s president and chief executive officer, contacted Charles Bunch, PPG’s chairman and chief executive officer, to discuss the existing chlorine supply agreement between the parties and to suggest the companies initiate discussions concerning a potential combination of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business, as well as a potential new long-term chlorine supply arrangement. Following that contact, preliminary discussions were held between representatives of Barclays and of PPG’s financial advisors concerning a possible combination.

At a regularly scheduled meeting on September 14, 2011, as part of its regular strategic review process, the board of directors of Georgia Gulf reviewed progress on various strategic objectives and initiatives for Georgia Gulf’s business, including management’s assessment of alternative approaches to achieving greater integration of chlorine supply. The primary alternatives included Georgia Gulf developing and building its own chlorine production facility, entering into a joint venture arrangement with PPG or some other party that would produce sufficient chlorine to supply Georgia Gulf’s projected requirements or pursuing a transaction in which Georgia Gulf would combine with the PPG Chlor-alkali and Derivatives Business in a Reverse Morris Trust transaction.

Subsequent to that September meeting of the board of directors of Georgia Gulf, through the end of 2011, Georgia Gulf, together with Barclays, continued to analyze various opportunities for Georgia Gulf to develop and implement its strategic objective to augment its integration in chlorine supply, including the development of a plan to build its own facility to produce chlorine. The board of directors of Georgia Gulf was updated on these efforts at various meetings during this period. Also during this period, preliminary discussions were held between Georgia Gulf and PPG about possible terms for a new long-term chlorine supply agreement between the companies. In late November 2011, Mr. Carrico and Greg Thompson, Georgia Gulf’s chief financial officer, together with representatives of Barclays, met with Mr. Bunch and David Navikas, PPG’s senior vice president, finance and chief financial officer, together with representatives of Lazard Frères & Co. LLC (“Lazard”), PPG’s financial advisor, to discuss the potential combination of the two businesses through a Reverse Morris Trust merger structure.

At a regular meeting of the board of directors of PPG held on December 8, 2011, members of PPG management informed the board of directors of PPG of the preliminary discussions between PPG and Georgia Gulf, and discussed the possibility of a transaction with Georgia Gulf involving the PPG Chlor-alkali and Derivatives Business. While Georgia Gulf management continued to explore other alternatives to build or invest in a chlorine production facility, or to obtain a long-term chlorine supply agreement, management believed a combination with the PPG Chlor-alkali and Derivatives Business, with its existing chlorine production facilities and well-integrated supply relationship with Georgia Gulf, presented the most efficient and cost-effective, long-term alternative for achieving the strategic objective of increasing Georgia Gulf’s chlorovinyls integration.

Following discussions about a potential transaction between Georgia Gulf and PPG in November and December 2011 between representatives of, management of, and the respective advisors to, Georgia Gulf and PPG, on December 20, 2011, Georgia Gulf and PPG entered into a confidentiality agreement to facilitate further discussions of a possible transaction. Beginning in December 2011, and continuing up to the execution of the Merger Agreement in July 2012 representatives of Georgia Gulf engaged in a comprehensive due diligence review of the PPG Chlor-alkali and Derivatives Business, and representatives of PPG conducted a similar review of Georgia Gulf.

Following confidential discussions with Georgia Gulf that had been initiated by Westlake Chemical Corporation (“Westlake”) on September 20, 2011, in January 2012, Westlake publicly proposed to acquire Georgia Gulf for $30.00 per share in cash, and subsequently publicly increased its proposed price to $35.00 per share. Following discussions and the exchange of information between Georgia Gulf and Westlake in March and April 2012 under a confidentiality agreement, Westlake’s chief executive officer verbally indicated that, although he did not yet have authorization from the Westlake board of directors for such a proposal, Westlake might be prepared to consider increasing its proposal to as much as $40.75 per share if Georgia Gulf would indicate that it would accept that proposal. Georgia Gulf informed Westlake that the board of directors of Georgia Gulf considered such a proposal to be financially inadequate and not in the best interests of Georgia Gulf and its stockholders, but that, while no decision had been made to sell Georgia Gulf, the board of directors of Georgia Gulf would give consideration to any increased offer that Westlake may make. On May 4, 2012, Westlake announced that it had withdrawn its proposal to acquire Georgia Gulf.

On January 18, 2012, members of each of the management teams of PPG and Georgia Gulf, along with their respective financial advisors, Lazard and Barclays, held a meeting, at which the representatives of PPG presented a review of the PPG Chlor-alkali and Derivatives Business, including its key products, industry developments, back office operations, potential synergies and a location-by-location analysis, together with preliminary financial information. Georgia Gulf management updated the board of directors of Georgia Gulf on these discussions at a meeting held on January 19, 2012.

On January 20, 2012, Lazard contacted representatives of Georgia Gulf to confirm PPG’s interest in the possibility of pursuing the combination of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business, and requested that Georgia Gulf provide a written indication of the principal terms that would be acceptable to Georgia Gulf.

On February 7, 2012, members of Georgia Gulf’s management, together with representatives of Barclays, updated the board of directors of Georgia Gulf on the due diligence activities that had been conducted to date, and on the ongoing discussions with representatives of PPG, and reviewed possible terms of such a transaction. The board of directors of Georgia Gulf authorized management to continue discussions with PPG.

On February 10, 2012, Georgia Gulf furnished PPG with a non-binding outline of terms for a possible combination of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business through a Reverse Morris Trust merger. The Georgia Gulf proposal to PPG contemplated, among other things, $500 million of cash consideration to be received by PPG, and the issuance to PPG shareholders of 35.2 million shares of Georgia Gulf common stock, valued at $1.12 billion based on the prior day’s closing price. Georgia Gulf’s proposal also outlined the liabilities of the PPG Chlor-alkali and Derivatives Business that it was willing to assume in the transaction.

At its regular meeting on February 16, 2012, the board of directors of PPG received a presentation from PPG management about the market dynamics and longer-term industry outlook for the chlor-alkali industry and strategic options for the business. The board of directors of PPG also received an update on the discussions with Georgia Gulf, and discussed the proposal submitted by Georgia Gulf on February 10, 2012. Based on these discussions, the board of directors of PPG determined that the proposal submitted on February 10, 2012 was not adequate as a basis for proceeding with the transaction. PPG communicated this determination to Georgia Gulf.

At a February 29, 2012 meeting of the board of directors of Georgia Gulf, Mr. Carrico provided an update on developments relating to the possible transaction with PPG. The board of directors of Georgia Gulf also reviewed and discussed management’s analyses of potential joint ventures or independent development of a chlorine production facility as part of the objective to enhance Georgia Gulf’s integration into chlorine supply.

On March 6, 2012, following further discussions between representatives of Georgia Gulf and PPG, Georgia Gulf submitted a revised indication of interest to PPG, which contemplated an increase in the cash consideration to be received by PPG to $800 million, together with 35.2 million shares of Georgia Gulf common stock, valued at $1.11 billion based on the prior day’s closing price. Georgia Gulf also revised its proposal regarding the liabilities of the PPG Chlor-alkali and Derivatives Business that it was willing to assume in the transaction.

On March 19, 2012, PPG sent a counterproposal to Georgia Gulf that provided for cash consideration of $1.0 billion to PPG, together with 35.2 million shares of Georgia Gulf common stock, valued at $1.2 billion based on the prior day’s closing price. This letter also attached a proposed revised term sheet, including a revised proposal with respect to the liabilities of the PPG Chlor-Alkali and Derivatives Business that PPG believed Georgia Gulf should assume in the transaction. In addition, PPG proposed that, coincident with the execution of the definitive agreements for the Transactions, the existing chlorine supply contract between Georgia Gulf and PPG be amended to provide for a new five year term, in lieu of the contract’s current provision that would allow Georgia Gulf to terminate the agreement effective as of the end of 2014 or the end of any later year, with advance notice of not less than 24 months.

On March 25, 2012, Mr. Carrico updated the board of directors of Georgia Gulf on the PPG counterproposal, as well as management’s analyses of the other alternative structures to achieve a desired increased level of integration into chlorine supply.

On April 4, 2012, representatives of PPG and Georgia Gulf, including each company’s respective advisors, met to discuss the structure and terms of the possible transaction. At the meeting, the representatives of Georgia Gulf presented an overview of Georgia Gulf’s business and key products, industry developments and operations. They also discussed the PPG Chlor-alkali and Derivatives Business and reviewed in detail the synergies that could be achieved through a combination with Georgia Gulf. Georgia Gulf’s management updated the board of directors of Georgia Gulf on the progress of those discussions at an April 9, 2012 meeting.

On April 11, 2012, Georgia Gulf made a counterproposal which provided for cash consideration to be received by PPG in the possible transaction of $875 million, together with 35.2 million shares of Georgia Gulf common stock, valued at $1.12 billion based on the prior day’s closing price, and did not provide for any extension of the chlorine supply agreement with PPG. Georgia Gulf also revised its proposal regarding the liabilities of the PPG Chlor-alkali and Derivatives Business that it was willing to assume in the transaction.

On April 16, 2012, PPG sent a counterproposal to Georgia Gulf that provided for cash consideration of $925 million to be received by PPG in the possible transaction, together with 35.2 million shares of Georgia Gulf common stock, valued at $1.11 billion based on the prior day’s closing price. This letter also attached a proposed revised term sheet, including a revised proposal with respect to the liabilities of the PPG Chlor-Alkali and Derivatives Business that PPG believed Georgia Gulf should assume in the transaction. In addition, concerned that an announcement of a transaction with Georgia Gulf would cause disruption in PPG’s chlorine supply business, PPG proposed that, concurrent with the execution of the definitive agreements providing for a transaction, Georgia Gulf’s right to terminate the existing chlorine supply agreement between the parties with advance notice be amended to provide that Georgia Gulf could not terminate the agreement effective prior to the end of 2016. Such an amendment would extend the term of the existing chlorine supply agreement between the parties and ensure that, in the event the transaction was terminated, PPG would continue to supply chlorine to Georgia Gulf for a period of time thereafter.

On April 17, 2012, Mr. Carrico and Mark Noetzel, the chairman of the board of directors of Georgia Gulf, met with Mr. Bunch to discuss the possible transaction, including PPG’s request that it be entitled to designate three members to be appointed to the board of directors of Georgia Gulf if the possible transaction is consummated.

On April 18, 2012, Georgia Gulf provided PPG with a counterproposal to its April 16, 2012 proposal that provided for $900 million in cash consideration to be received by PPG, together with 35.2 million shares of Georgia Gulf common stock, valued at $1.17 billion based on the prior day’s closing price, and did not include any proposal to amend the chlorine supply agreement. Georgia Gulf also revised its proposal with respect to the liabilities of the PPG Chlor-alkali and Derivatives Business that it was willing to assume in the transaction. This letter also attached a proposed revised term sheet.

At meetings on April 16, 25 and 27, 2012, the board of directors of Georgia Gulf received further updates from management, Barclays and Jones Day, legal counsel for Georgia Gulf, on the due diligence activities and status of discussions with PPG. The board of directors of Georgia Gulf also reviewed and discussed the alternative transaction structures potentially available to enhance Georgia Gulf’s vertical integration in chlorine supply and to achieve Georgia Gulf’s long-term growth strategy.

At a regular meeting on April 19, 2012, the board of directors of PPG received a presentation from PPG management assessing portfolio options for the PPG Chlor-alkali and Derivatives Business given industry dynamics. Management reviewed with the board of directors of PPG two alternatives: the proposed Reverse Morris Trust transaction with Georgia Gulf or retaining the PPG Chlor-alkali and Derivatives Business. At this meeting, the board of directors of PPG unanimously provided its support for PPG management proceeding with negotiations with Georgia Gulf for a possible Reverse Morris Trust transaction and to attempt to finalize these negotiations on the terms discussed with the board of directors of PPG at that meeting.

On May 10, 2012, following further discussions between representatives of Georgia Gulf and PPG, Georgia Gulf and PPG reached an agreement in principle on the primary structure and terms of a possible combination of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business, subject to further due diligence, agreement on numerous other terms of the transaction, and negotiation of definitive agreements. The agreement in principle contemplated that PPG shareholders would receive 35.2 million shares of Georgia Gulf common stock, valued at $1.17 billion based on the prior day’s closing price, representing approximately 50.5% of the Georgia Gulf common stock that would be outstanding following the merger, and PPG would receive $900 million in cash (subject to downward adjustment in the event PPG’s interest in a non-U.S. joint venture could not be conveyed at closing due to the failure to secure third-party consents, if necessary). The parties also contemplated that PPG would be entitled to designate individuals to fill three new seats on the board of directors of Georgia Gulf, with the identities of such designees to be mutually agreed. In addition, the parties contemplated that the term of the existing chlorine supply agreement would be extended in certain circumstances.

Mr. Carrico updated the board of directors of Georgia Gulf on the progress of the possible PPG transaction at a meeting on May 22, 2012. The discussion included an update on strategic objectives, Georgia Gulf’s competitive position both with and without the PPG Chlor-alkali and Derivatives Business, the proposed material terms of the transaction that had been discussed to date, and the status of the due diligence review process, as well as a review of potential financing structures.

During the first three weeks of June 2012, representatives of Jones Day and Wachtell Lipton, legal counsel for PPG, engaged in various negotiations about the terms of the Merger Agreement and the Separation Agreement and discussed drafts of those agreements. During this time period, the parties identified but did not resolve a number of key items to be negotiated, including whether the merger would be a triangular merger of Splitco and a Georgia Gulf subsidiary, as opposed to a direct merger of Splitco and Georgia Gulf, the precise scope of the PPG Chlor-alkali and Derivatives Business and thereby the scope of the assets and liabilities to be transferred by PPG to Splitco, the respective liabilities of PPG and post-merger Splitco in connection with certain environmental matters, whether PPG equity awards held by employees of the PPG Chlor-alkali and Derivatives Business would be converted into equity awards for Georgia Gulf common stock, the parties’ respective obligations to pay costs and expenses related to the debt financing contemplated by the transactions, and the outside date by which the transactions must be consummated before Georgia Gulf and PPG would have the right to terminate the Merger Agreement and the Separation Agreement. The parties did, however, agree that the exchange ratio in the merger should ensure that PPG shareholders receive the greater of 35.2 million shares of Georgia Gulf common stock, as had been referenced in the parties’ prior communications and taken into account by PPG in its evaluation of the proposed transaction, and the 50.5% ownership in post-merger Georgia Gulf necessary to achieve the desired tax consequences of the transactions.

At a meeting on June 18, 2012, Georgia Gulf’s management updated the board of directors of Georgia Gulf on the status of the negotiations with PPG, as well as the potential financing arrangements for the possible transaction. The Georgia Gulf board of directors also determined that, in order to further assist the board of directors of Georgia Gulf in its assessment, consideration and evaluation of the potential transaction with PPG, and in light of Barclays’ potential participation in the financing for PPG as part of the possible transaction, Georgia Gulf should engage an additional investment banking firm to provide a separate review of the fairness, from a financial point of view, to Georgia Gulf of consideration payable by Georgia Gulf in the possible transaction. After having interviewed several financial advisory firms that were not currently rendering any advisory services or providing any financing commitments to either Georgia Gulf or PPG, the board of directors of Georgia Gulf determined to engage Houlihan Lokey Financial Advisors, Inc. (“Houlihan Lokey”) to perform certain financial advisory services for Georgia Gulf, including an evaluation of, and rendering an opinion to the board of directors of Georgia Gulf regarding, the fairness, from a financial point of view, to Georgia Gulf of the consideration payable by Georgia Gulf in a transaction involving the combination of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business.

On June 27, 2012, PPG and Georgia Gulf executed a letter agreement in which they confirmed their intention to enter into a Reverse Morris Trust transaction on the preliminary terms agreed to on May 10, 2012 and such other terms as might be agreed by the parties. Also on June 27, 2012, PPG filed with the IRS the request to receive a private letter ruling to the effect that certain portions of the transactions contemplated by the Separation Agreement and the Merger Agreement will qualify as a “reorganization” under the relevant sections of the Code.

On June 27 and 28, 2012, representatives of Georgia Gulf and PPG, and their respective legal advisors, met in person to negotiate terms of the transaction agreements. Material terms discussed at those meetings included the merger transaction structure, the scope of the assets and liabilities to be transferred by PPG to Splitco, the transaction value attributable to PPG’s interest in TCI, the effects under the agreements of any changes in tax laws applicable to the transactions following execution of the agreements, the respective liability of PPG and post-merger Splitco in connection with litigation related to asbestos exposure, and the treatment of PPG equity and retention awards held by Splitco employees. Throughout the rest of June and early July 2012, representatives of Georgia Gulf and PPG continued to discuss the terms of a possible transaction and to negotiate the drafts of the definitive transaction documents. Key terms discussed and resolved during this time period included the allocation between Georgia Gulf and PPG of costs incurred in connection with the debt financing contemplated by the agreements and the outside date by which the transactions must be consummated before Georgia Gulf and PPG would have the right to terminate the Merger Agreement and the Separation Agreement.

On July 10, 2012, the board of directors of Georgia Gulf met to consider the possible transaction. Members of Georgia Gulf management reviewed the strategic rationale, the progress of negotiations between the parties, the due diligence activities undertaken by Georgia Gulf and its advisors, and the proposed financing for the transactions. Georgia Gulf’s legal advisors reviewed the principal terms of the draft transaction agreements and discussed the unresolved issues. Also at this meeting, Barclays and Houlihan Lokey separately reviewed with the board of directors of Georgia Gulf financial aspects of the proposed transaction. The board of directors of Georgia Gulf then directed management, with the assistance of Georgia Gulf’s advisors, to continue negotiation of the remaining transaction and financing documents.

Between July 11 and July 18, 2012, representatives of Georgia Gulf and PPG, and their respective legal advisors, continued to negotiate the terms of the definitive documents providing for the possible transactions, as well as the proposed financing commitments. Key remaining issues that were resolved during that time period included the size of the termination fee that would be payable by Georgia Gulf and the maximum amount of expenses that would be reimbursed by one party to the other upon termination of the Merger Agreement under certain circumstances set forth in the Merger Agreement. The amount of the termination fee payable under such various circumstances was negotiated and determined principally by reference to termination fees payable in precedent transactions having similar provisions governing termination. Final issues resolved during such time period included the amount of assets to be transferred by PPG to Splitco to fund certain pension obligations to Splitco employees, Splitco’s ability to prepay indebtedness entered into in connection with the transactions prior to the first anniversary of closing of the transactions, and the respective liabilities of PPG and post-merger Splitco under the Separation Agreement and the Employee Matters Agreement with respect to certain environmental matters and litigation involving retiree healthcare benefits for former employees of the PPG Chlor-alkali and Derivatives Business. Additionally, the parties and their respective advisors completed their due diligence activities.

Following continued negotiations during the period from July 11, 2012 to July 18, 2012, the parties finalized the terms of the definitive documents for the Transactions and the related financing commitments, and agreed to submit the Transactions for review and approval by their respective boards of directors.

On July 18, 2012, the board of directors of Georgia Gulf met, together with representatives of management and Georgia Gulf’s legal and financial advisors, to review the final structure and terms of the Transactions and the financing arrangements. Georgia Gulf’s legal advisors reviewed the principal terms of the Merger Agreement and related documents. Houlihan Lokey then reviewed its financial analysis of the exchange ratio provided for in the Merger pursuant to the Merger Agreement and rendered to the board of directors of Georgia Gulf an oral opinion, confirmed by delivery of a written opinion dated July 18, 2012, to the effect that, as of that date and based on and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, the exchange ratio provided for in the Merger pursuant to the Merger Agreement was fair from a financial point of view to Georgia Gulf. In addition, representatives of Barclays reviewed and updated its financial analysis and presented its oral opinion, which opinion was subsequently confirmed in writing, that as of July 18, 2012, and based upon and subject to the qualifications, limitations and assumptions set forth in the opinion, the exchange ratio provided for in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to Georgia Gulf. Following further discussion, the board of directors of Georgia Gulf, by unanimous vote of all members present, determined that the Merger Agreement and the proposed transaction with PPG were advisable, fair to and in the best interests of Georgia Gulf and its stockholders, approved the Merger Agreement and unanimously recommended that Georgia Gulf stockholders approve the issuance of shares of Georgia Gulf common stock pursuant to the Merger and approve any other transactions contemplated by the Merger Agreement, including the Merger.

Also on July 18, 2012, the board of directors of PPG met, together with representatives of management and PPG’s legal and financial advisors, to review the final structure and terms of the Transactions and the financing arrangements. PPG’s management provided information with respect to the terms, structure, impact and strategic rationale of the Transactions. Representatives of Lazard made a presentation to the board of directors of PPG regarding the Transactions and their economic terms and potential impact on PPG, and a representative of Wachtell Lipton made a presentation with respect to the terms of the proposed agreements. Following further discussion, the board of directors of PPG, by unanimous vote of all members present, determined that the Merger Agreement and the Transactions were advisable and in the best interests of PPG and its shareholders, approved the Merger Agreement, Separation Agreement, the financing of the Transactions and the form of the other transaction agreements.

Following their respective board meetings, Georgia Gulf and PPG received the executed debt commitments and related letters from the lenders committing to provide financing for the Transactions. Georgia Gulf, PPG and Splitco, as the case may be, then signed the Merger Agreement, the Separation Agreement and the applicable ancillary agreements.

On July 19, 2012, before the opening of trading on the NYSE, Georgia Gulf and PPG issued press releases announcing the Transactions.

Georgia Gulf’s Reasons for the Transactions

In reaching its decision to approve the Merger Agreement and recommend that Georgia Gulf stockholders approve the issuance of Georgia Gulf shares in the Merger, the board of directors of Georgia Gulf considered, among other things, the strategic and financial benefits that could be expected to be achieved by combining Georgia Gulf and the PPG Chlor-alkali and Derivatives Business relative to the future prospects of Georgia Gulf on a standalone basis, the relative actual results of operations and prospects of Georgia Gulf and of the PPG Chlor-alkali and Derivatives Business, synergies expected to be realized in the combination, as well as other alternatives that may be available to Georgia Gulf, and the risks and uncertainties associated with the Transactions and with such alternatives.

In that process, the board of directors of Georgia Gulf considered the following factors as generally supporting its decision to approve the Merger Agreement and recommend that Georgia Gulf stockholders approve the issuance of Georgia Gulf shares in the Merger:

•	the increased size, economies of scale and total capabilities of Georgia Gulf after the Transactions, which are expected to enable it to improve its cost structure and increase profitability;

•

the expectation that Georgia Gulf’s chlorine and caustic production capacity will increase by nearly 400 percent, which would enable it to produce chlorine in excess of its needs and better capture favorable margins and financial benefits throughout the chlorovinyls chain and the business cycle;

•

the expectation that Georgia Gulf’s increased chlorine and caustic production capacity and improved operational flexibility will present new opportunities for organic growth, including growth in VCM- and PVC-related sales;

•	the anticipated 70% integration to natural gas fired cogeneration, expected to result in a combined company with a low cost integrated chlor-alkali production platform;

•

the diversification of Georgia Gulf’s product portfolio as a result of additional downstream product offerings, including the addition of muriatic acid or “HCL,” calcium hypochlorite and chlorinated solvents from the PPG Chlor-alkali and Derivatives Business;

•	the expectation that Georgia Gulf will be well positioned to secure favorable terms of ethylene supply due to its increased size and scale;

•	the enhanced strategic and market position of the combined company, beyond that achievable by Georgia Gulf alone;

•

the expectation that Georgia Gulf after the Transactions will achieve annualized cost synergies of approximately $115.0 million within two years from the consummation of the Transactions as a result of (1) approximately $40 million in savings from procurement and logistics, (2) approximately $35 million in savings from operating rate optimization and (3) approximately $40 million in savings from reduced general and administrative expenses, including reduced overhead, information technology savings and the impact of purchase accounting pension adjustments;

•

the expectation of enhanced cash flow generation that, if realized, would provide Georgia Gulf greater financial flexibility than it would have as a standalone company, and a resulting decrease in leverage, even after taking into account the additional indebtedness incurred in connection with the Transactions and would be accretive to earnings per share beginning immediately after consummation of the Merger;

•	the significant increase in total equity market capitalization of Georgia Gulf, which is expected to also increase the trading volume, and therefore the liquidity, of its common stock;

•	the geographic and product synergies of major facilities, including the Lake Charles assets of the PPG Chlor-alkali and Derivatives Business and the Lake Charles assets of Georgia Gulf;

•	the increased operational flexibility to serve both internal needs and external customers from five North American chlorine and caustic production facilities instead of a single site;

•

the fact that the Merger Agreement and the aggregate consideration to be paid by Georgia Gulf pursuant to the Merger Agreement were the result of extensive arms-length negotiations between representatives of Georgia Gulf and of PPG;

•

the fact that the Merger Agreement allows the board of directors of Georgia Gulf to accept a superior proposal upon payment of a termination fee and reimbursement to PPG of certain expenses under certain circumstances; and

•

the separate opinions of Barclays and Houlihan Lokey to the board of directors of Georgia Gulf, dated July 18, 2012, with respect to the fairness, from a financial point of view and as of such date, to Georgia Gulf of the exchange ratio provided for in the Merger pursuant to the Merger Agreement, which opinions were based on and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered, as more fully described below in the section of the document entitled “—Opinions of Georgia Gulf’s Financial Advisors.”

The board of directors of Georgia Gulf considered the following factors as generally weighing against its decision to recommend the Merger Agreement:

•	the possibility that the increased revenues, earnings and efficiencies expected to result from the Transactions would fail to materialize;

•

the challenges inherent in separating the operations of the PPG Chlor-alkali and Derivatives Business from PPG and integrating Splitco into Georgia Gulf, given the size of the PPG Chlor-alkali and Derivatives Business relative to Georgia Gulf and its operations;

•	the risk that the Transactions and the integration process may divert management attention and resources away from operational matters;

•	the dilution of the ownership interests of Georgia Gulf’s current stockholders that would result from the issuance of Georgia Gulf common stock in the Merger;

•

the significant, one-time costs expected to be incurred in connection with the Transactions, including approximately (1) $25 to $30 million of advisory, legal, accounting and other professional fees related to the Transactions, (2) $30 to $40 million of financing related fees and (3) $55 million in transition and integration expenses, such as consulting professionals’ fees, information technology implementation costs and relocation and severance costs, that Georgia Gulf management believes are necessary to realize approximately $115.0 million of annualized cost synergies within two years from the consummation of the Transactions;

•	the substantial indebtedness that Georgia Gulf and its subsidiaries would incur in connection with the Transactions and related financing transactions;

•	that consummation of the Merger is conditioned on the successful consummation of the Debt Exchange, as more fully described in the section of the document entitled “The Merger Agreement—Financing”;

•	the potential payment of termination fees or the reimbursement of PPG’s transaction expenses that Georgia Gulf would be required to make in certain circumstances under the Merger Agreement;

•

the restrictions imposed on Georgia Gulf’s ability to take certain corporate actions under the terms of the Tax Matters Agreement to be entered into by Georgia Gulf and PPG, which could reduce its ability to engage in certain future business transactions that might be advantageous;

•

the risks inherent in requesting regulatory approval from multiple government agencies in multiple jurisdictions, as more fully described in the section entitled “—Regulatory Approvals” or that governmental authorities could attempt to condition their approval of the Transactions on compliance with certain burdensome conditions or that regulatory approvals may be delayed; and

•

the possibility that the Transactions may not be consummated and the potential adverse consequences, including substantial costs that would be incurred and potential damage to Georgia Gulf’s reputation, if the Transactions are not completed.

The foregoing discussion of the information and factors considered by the board of directors of Georgia Gulf is not exhaustive, but includes the material factors considered by the board of directors of Georgia Gulf, including factors that support the Transactions as well as those that weigh against them. In view of the wide variety of factors considered by the board of directors of Georgia Gulf in connection with its evaluation of the Transactions and the complexity of these matters, the board of directors of Georgia Gulf did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Rather, the board of directors of Georgia Gulf based its recommendation on the totality of the information presented to and considered by it. The board of directors of Georgia Gulf evaluated the factors described above with the assistance of Georgia Gulf’s senior management and legal and financial advisors. In considering the factors described above, individual members of the board of directors of Georgia Gulf may have given different weights to other or different factors.

This explanation of the factors considered by the board of directors of Georgia Gulf is in part forward-looking in nature and, therefore, should be read in light of the factors discussed in the sections of this document entitled “Cautionary Statement on Forward-Looking Statements” and “Risk Factors.”

After careful consideration, the board of directors of Georgia Gulf resolved that the Transactions contemplated by the Merger Agreement are advisable and in the best interests of Georgia Gulf and approved the Merger Agreement, the Merger and the other Transactions. The board of directors of Georgia Gulf recommends that the stockholders of Georgia Gulf vote “FOR” approval of the issuance of shares of Georgia Gulf common stock in the Merger and, if necessary or appropriate, “FOR” the adjournment or postponement of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Georgia Gulf common stock in the Merger.

Opinions of Georgia Gulf’s Financial Advisors

Barclays

Georgia Gulf engaged Barclays to act as its financial advisor in connection with the Transactions. On July 18, 2012, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to Georgia Gulf’s board of directors that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the exchange ratio set forth in the Merger Agreement is fair, from a financial point of view, to Georgia Gulf.

The full text of Barclays’ written opinion, dated as of July 18, 2012, is attached as Annex E to this document. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Barclays’ opinion, the issuance of which was approved by Barclays’ Fairness Opinion Committee, is addressed to Georgia Gulf’s board of directors, addresses only the fairness, from a financial point of view, of the exchange ratio set forth in the Merger Agreement to Georgia Gulf and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the issuance of shares of Georgia Gulf common stock in the Merger or any other matter. The terms of the Transactions were determined through arm’s-length negotiations between Georgia Gulf and PPG and were approved by Georgia Gulf’s board of directors. Barclays did not recommend any specific form of consideration to Georgia Gulf or that any specific form of consideration constituted the only appropriate consideration for the Transactions. Barclays was not requested to address, and its opinion does not in any manner address, Georgia Gulf’s underlying business decision to proceed with or effect the Transactions or the likelihood of consummation of the Transactions. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Transactions, or any class of such persons, relative to the consideration paid in the Transactions or otherwise. No limitations were imposed by Georgia Gulf’s board of directors upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Barclays, among other things:

•	reviewed and analyzed a draft of the Merger Agreement, a draft of the Separation Agreement and the specific terms of the Transactions;

•

reviewed and analyzed publicly available information concerning Georgia Gulf and PPG that Barclays believed to be relevant to its analysis, including each of their Annual Reports on Form 10-K for the year ended December 31, 2011 and Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2012, and other relevant filings with the SEC;

•

reviewed and analyzed financial and operating information with respect to the business, operations and prospects of Georgia Gulf furnished to Barclays by Georgia Gulf, including financial projections of Georgia Gulf prepared by management of Georgia Gulf (the “Georgia Gulf Projections”);

•

reviewed and analyzed financial and operating information with respect to the business, operations and prospects of the PPG Chlor-alkali and Derivatives Business furnished to Barclays by PPG and Georgia Gulf, including financial projections of Splitco prepared by management of Georgia Gulf (the “Splitco Projections”);

•

reviewed and analyzed a comparison of the historical financial results and present financial condition of Georgia Gulf and Splitco with each other and with those of other companies that Barclays deemed relevant;

•	reviewed and analyzed a comparison of the financial terms of the Transactions with the financial terms of certain other recent transactions that Barclays deemed relevant;

•	reviewed and analyzed published estimates of independent research analysts with respect to the future financial performance and price targets of Georgia Gulf;

•	reviewed and analyzed the relative contributions of Georgia Gulf and Splitco to the historical and future financial performance of the combined company on a pro forma basis;

•

reviewed and analyzed the potential pro forma effect of the Transactions on the future financial performance of the combined company, including (i) the amounts and timing of the cost savings synergies estimated by the management of Georgia Gulf to result from the Transactions, and (ii) the estimated tax savings and tax benefits expected by the management of Georgia Gulf to result from the Transactions (for the purposes of this section, (i) and (ii) collectively, the “Expected Benefits”);

•	had discussions with the management of each of Georgia Gulf and PPG concerning its respective business, operations, assets, liabilities, financial condition and prospects; and

•	undertook such other studies, analyses and investigations as Barclays deemed appropriate.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and did not assume responsibility or liability for any independent verification of such information). Barclays also relied upon the assurances of the management of each of Georgia Gulf and PPG that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Georgia Gulf Projections and the Splitco Projections, upon the advice of Georgia Gulf, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Georgia Gulf as to the future financial performance of Georgia Gulf and Splitco, respectively. In addition, upon the advice of Georgia Gulf, Barclays assumed that the amounts and timing of the Expected Benefits are reasonable and that the Expected Benefits will be realized in accordance with such estimates. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. Barclays assumed that the Merger would qualify for U.S. federal income tax purposes as a reorganization under the provisions of Section 368(a) of the Code, and that the Distribution will be tax free to PPG shareholders pursuant to Section 355 of the Code. Barclays did not independently verify that this tax treatment will be available in respect of the Transactions, and it expressed no view with respect to the tax treatment or consequences that will apply to or result from the Transactions. In addition, Barclays assumed that, following the consummation of the Transactions, no indemnification payments, with respect to taxes or otherwise, will be required to be made by Georgia Gulf or Splitco pursuant to the Transaction Agreements (as defined in the Merger Agreement). In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of Georgia Gulf, PPG or Splitco and did not make or obtain any evaluations or appraisals of the assets or liabilities of Georgia Gulf, PPG or Splitco. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, July 18, 2012. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may occur after July 18, 2012. Barclays expressed no opinion as to the prices at which shares of the Georgia Gulf common stock would trade following the announcement or consummation of the Transactions. Its opinion should not be viewed as providing any assurance that the market value of the Georgia Gulf common stock to be held by the stockholders of Georgia Gulf after the consummation of the Transactions will be in excess of the market value of the Georgia Gulf common stock owned by such stockholders at any time prior to the announcement or consummation of the Transactions.

Barclays assumed that the executed Merger Agreement and Separation Agreement conformed in all material respects to the last drafts it reviewed. In addition, Barclays assumed the accuracy of the representations and warranties contained in the Merger Agreement and all agreements related thereto. It also assumed, upon the advice of Georgia Gulf, that all material governmental, regulatory and third party approvals, consents and releases for the Transactions will be obtained within the constraints contemplated by the Transaction Agreements and that the Transactions will be consummated in accordance with the terms of the Transaction Agreements without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the Transactions, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which it understood that Georgia Gulf obtained such advice as it deemed necessary from qualified professionals.

In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of Georgia Gulf common stock but rather made its determination as to fairness, from a financial point of view, to Georgia Gulf of the exchange ratio set forth in the Merger Agreement on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

The following is a summary of the material financial analyses used by Barclays in preparing its opinion to Georgia Gulf’s board of directors. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, Barclays made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Georgia Gulf or any other parties to the Transactions. None of Georgia Gulf, PPG, Splitco, Barclays nor any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold.

Selected Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies, Barclays reviewed and compared specific financial and operating data relating to Splitco with selected companies that Barclays, based on its experience with merger and acquisition transactions, deemed comparable to Splitco.

Barclays selected companies to include in its analysis that: (i) had similar commodity chemical end markets, (ii) were exposed to construction end markets, (iii) were domiciled in the U.S., (iv) were exposed to similar industry cyclical patterns as Georgia Gulf, and (v) were exposed to currently positive U.S. natural gas industry fundamentals. The selected comparable companies were:

•	Olin Corporation

•	Eastman Chemical Company (taking into account its recent acquisition of Solutia Inc.)

•	Westlake Chemical Corporation

•	TPC Group Inc.

•	LyondellBasell Industries N.V.

•	Huntsman Corporation

Barclays calculated and compared various financial multiples and ratios of Splitco and those of the selected comparable companies. Barclays also reviewed various financial multiples and ratios of Georgia Gulf. As part of its selected comparable company analysis, Barclays calculated and analyzed each company’s ratio of its enterprise value to its earnings before interest, taxes, depreciation and amortization, or EBITDA (the “EBITDA Multiple”) estimated for fiscal year 2012. The enterprise value of each comparable company was obtained by adding its short and long-term debt to the sum of the market value of its common equity and the book value of any minority interest, and subtracting its cash and cash equivalents. All of these calculations were performed with, and based on publicly available financial data (including I/B/E/S International, Inc.) and closing prices, as of July 16, 2012. The results of this selected comparable company analysis are summarized below:

Enterprise Value / 2012E EBITDA
	Low	Median	Mean	High
Selected Companies	4.6x	5.3x	5.5x	7.9x

Barclays selected the comparable companies listed above because of similarities in one or more business or operating characteristics with Splitco. However, because of the inherent differences between the business, operations and prospects of Splitco and those of the selected comparable companies, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Splitco and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between Splitco and the companies included in the selected company analysis. Based upon these judgments, Barclays selected a range of EBITDA Multiples between 4.75x and 5.75x and applied such range to Splitco’s EBITDA projected by Georgia Gulf’s management for 2012. Applying this range, Barclays calculated a range of implied enterprise values of $2.15 billion to $2.6 billion for Splitco.

Selected Precedent Transaction Analysis

Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose the following five transactions based on, among other things, the similarity of the applicable target companies in the transactions to Splitco with respect to the size, product mix, end-markets, margins, growth prospects and/or other characteristics of their businesses, the size of the transaction, whether the transaction had publicly available information, and whether a target company was in a certain industry (such as the chlor-alkali or petrochemicals industry):

Target	Acquiror	Announcement Date
SunBelt Chlor Alkali Partnership (50% interest owned by PolyOne Corporation)	Olin Corporation	February 28, 2011

NOVA Chemicals Corporation	International Petroleum Investment Company	February 23, 2009

Oxy Vinyls, LP (24% interest owned by PolyOne Corporation)	Occidental Chemical Corporation	July 6, 2007

Pioneer Companies, Inc.	Olin Corporation	May 21, 2007

Vulcan Materials Company (chemical manufacturing facilities)	Occidental Chemical Corporation	October 12, 2004

Barclays calculated the ratio of the target company’s enterprise value, based on the consideration payable in the selected transaction, to its last twelve months (“LTM”) EBITDA (the “LTM EBITDA Multiple”) based on publicly available information. A summary of these multiples calculated for the selected transactions is set forth below.

Transaction Value / LTM EBITDA
	Low	Median	Mean	High
Selected Transactions	3.5x	5.2x	5.3x	8.1x

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Splitco and the companies included in the selected precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the Transactions. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the Transactions which would affect the acquisition values of the selected target companies and Splitco.

Based on its analysis, Barclays selected a range of LTM EBITDA Multiples between 5.0x and 6.0x. Applying this range, Barclays calculated a range of implied enterprise values for Splitco of $2.25 billion to $2.7 billion and $1.85 billion to $2.2 billion based on Splitco’s estimated LTM EBITDA (estimated through June 30, 2012) and Splitco’s Cycle Average EBITDA, respectively. As used in this section, “Cycle Average EBITDA” refers to the average EBITDA of Splitco for fiscal years 2007 through 2012 (calculated, with respect to fiscal year 2012, by using EBITDA projected by Georgia Gulf’s management).

Discounted Cash Flow Analysis

In order to estimate the present value of Splitco common stock, Barclays performed a discounted cash flow analysis of Splitco. In addition, Barclays performed a discounted cash flow analysis of Splitco after taking into account synergies. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate the estimated enterprise value of Splitco using the discounted cash flow method, Barclays added (i) Splitco’s projected after-tax unlevered free cash flows for fiscal years 2013 through 2022 based on the Splitco Projections to (ii) the “terminal value” of Splitco as of December 31, 2022, and discounted such amount to its present value using a range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking the tax-affected earnings before interest and tax expense, adding depreciation and subtracting capital expenditures, pension funding expenses and adjusting for changes in working capital and other cash flow related items. The residual value of Splitco at the end of the forecast period, or “terminal value,” was estimated by selecting, based on industry dynamics and future growth expectations for the period ending December 31, 2022, (i) enterprise value terminal EBITDA multiples ranging from 5.5x to 6.5x, and (ii) perpetuity growth rates ranging from 1.0% to 2.0%, and applying each such range to the Splitco Projections. The range of enterprise value terminal EBITDA multiples of 5.5x to 6.5x was selected based on the average trading enterprise value to 2011 EBITDA multiples for the selected comparable companies mentioned in the section entitled “—Selected Comparable Company Analysis” above. The average trading enterprise value to 2011 EBITDA multiple for such comparable companies was 6.0x, which is the middle of the range for the enterprise value terminal EBITDA multiples selected by Barclays. The range for the perpetuity growth rates of 1.0% to 2.0% was selected based on the estimated PPG EBITDA and unlevered net income compounded annual growth rates of 1.7% and 1.6%, respectively, for the forecasted period of 2012-2022. The range of after-tax discount rates of 10.75% to 11.75% was selected based on an analysis of the weighted average cost of capital of Splitco and comparable companies selected by Barclays. The discounted cash flow analysis (i) based on the terminal multiples implied an enterprise value range for Splitco of $2.325 billion to $2.7 billion on a standalone basis, before considering any pro forma impact of the Expected Benefits from the Transactions, and (ii) based on the perpetuity growth rates implied an enterprise value range for Splitco of $2.325 billion to $2.75 billion on a standalone basis, before considering any pro forma impact of the Expected Benefits from the Transactions.

To calculate the estimated enterprise value of Splitco (after taking into account synergies expected from the combined company) using the discounted cash flow method, Barclays added (i) Splitco’s projected after-tax unlevered free cash flows for fiscal years 2013 through 2022 based on the Splitco Projections and the Expected

Benefits to (ii) the “terminal value” of Splitco as of December 31, 2022, and discounted such amount to its present value using a range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking the tax-affected earnings before interest and tax expense, adding depreciation and subtracting capital expenditures, pension funding expenses and adjusting for changes in working capital and other cash flow related items. The residual value of Splitco at the end of the forecast period, or “terminal value,” was estimated by selecting, based on industry dynamics and future growth expectations for the period ending December 31, 2022,

(i) enterprise value terminal multiples ranging from 5.5x to 6.5x, and (ii) perpetuity growth rates ranging from 1.0% to 2.0%, and applying each such range to the Splitco Projections and the Expected Benefits. The range of after-tax discount rates of 10.75% to 11.75% was selected based on an analysis of the weighted average cost of capital of Splitco and comparable companies selected by Barclays. The discounted cash flow analysis (i) based on the terminal multiples implied an enterprise value range for Splitco of $2.7 billion to $3.225 billion after considering the pro forma impact of the Expected Benefits from the Transactions and (ii) based on the perpetuity growth rates implied an enterprise value range for Splitco of $2.75 billion to $3.275 billion after considering the pro forma impact of the Expected Benefits from the Transactions.

Pro Forma Financial Analysis

Barclays reviewed the potential pro forma financial effects of the Transactions on the combined company’s estimated revenues and EBITDA for fiscal year 2012 relative to Georgia Gulf’s estimated revenue and EBITDA for fiscal year 2012 on a standalone basis, based on the Georgia Gulf Projections and the Splitco Projections. In its calculations, Barclays included both the expected cost savings synergies and accounting benefits estimated by Georgia Gulf’s management to result from the Transactions. In performing this analysis, Barclays analyzed the effects of the Merger based on information provided by Georgia Gulf’s management. This analysis indicated that the combined company’s estimated revenues and EBITDA for fiscal year 2012 could be significantly increased on a pro forma basis as compared to Georgia Gulf’s estimated revenues and EBITDA for fiscal year 2012 on a standalone basis. The actual results achieved by the combined company may vary from forecasted results, and the variations may be material.

General

Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Georgia Gulf’s board of directors selected Barclays because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions in the chemicals industry.

Barclays is acting as financial advisor to Georgia Gulf in connection with the Transactions. As compensation for its services in connection with the Transactions, Georgia Gulf paid Barclays a retainer fee of $500,000 on March 5, 2012, a second retainer fee of $500,000 upon execution of the Merger Agreement, a fee of $1,000,000 upon the delivery of Barclays’ opinion and a fee of $5,000,000 upon public announcement of the Transactions against which the amounts paid as retainer fees and for the opinion will be credited. Additional compensation of $6,000,000 will be payable on completion of the Transactions for advisory services provided in connection with the Transactions. In addition, Georgia Gulf has agreed to reimburse Barclays for its expenses incurred in connection with the Transactions and to indemnify Barclays for certain liabilities that may arise out of its engagement by Georgia Gulf and the rendering of Barclays’ opinion. Barclays has performed various investment banking and financial services for Georgia Gulf in the past, and expects to perform such services in the future, and has received, and expects to receive, customary fees for such services. Specifically, in the past two years, Barclays and its affiliates have performed the following investment banking and financial services: in January 2012, Barclays acted as an advisor to Georgia Gulf in connection with the unsolicited approach by Westlake Chemical Corp. Barclays did not receive any fees for its advisory services provided in connection with the unsolicited approach by Westlake Chemical Corp. Also, Barclays and its affiliates have executed various hedging, derivative and other securities transactions for PPG, for which Barclays received immaterial fees during that period. In addition, Barclays and its affiliates have agreed to provide financing to Georgia Gulf, PPG and Splitco in connection with the Transactions, and Barclays will receive customary fees, reimbursement of expenses and indemnification in connection therewith. Specifically, Barclays and its affiliates had (i) as of July 18, 2012, committed to provide (x) to Georgia Gulf, a commitment to a senior secured term loan facility in an aggregate principal amount of $112,500,000 (subject to adjustment pursuant to the terms of such facility) for purposes of refinancing Georgia Gulf’s existing revolving credit facility and other secured debt and a portion of which will be provided to Splitco for purposes of financing the Distribution, and (y) to PPG, a $337,500,000 short-term loan (subject to adjustment pursuant to the terms of such loan) repayable by the terms thereof with Splitco securities upon consummation of the Distribution, (ii) been engaged by Georgia Gulf to act as an underwriter or an initial purchaser, in each case, for Splitco, in connection with any underwritten offering or private placement of any debt securities issued by Splitco to refinance any of the loans to Splitco, and (iii) consented to the Transactions as part of its existing commitment to the ABL Revolver and further expect to be asked by Georgia Gulf to commit to a portion of an asset-based revolving credit facility in an aggregate principal amount of $500,000,000.

Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Georgia Gulf and PPG for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Houlihan Lokey Financial Advisors, Inc.

Houlihan Lokey has been engaged to provide certain financial advisory services to Georgia Gulf in connection with the Merger. In connection with this engagement, the board of directors of Georgia Gulf requested that Houlihan Lokey evaluate the fairness, from a financial point of view and as of the date of the opinion, to Georgia Gulf of the exchange ratio provided for in the Merger pursuant to the Merger Agreement. On July 18, 2012, at a meeting of the board of directors of Georgia Gulf held to evaluate the Merger, Houlihan Lokey rendered to the board of directors of Georgia Gulf an oral opinion, confirmed by delivery of a written opinion dated July 18, 2012, to the effect that, as of that date and based on and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, the exchange ratio provided for in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to Georgia Gulf. The full text of Houlihan Lokey’s written opinion, dated July 18, 2012, is attached to this document as Annex G and is incorporated herein by reference. Houlihan Lokey’s opinion was furnished for the use and benefit of the board of directors of Georgia Gulf (in its capacity as such) in connection with its evaluation of the exchange ratio from a financial point of view to Georgia Gulf and did not address any other aspect or implication of the Transactions. The summary of Houlihan Lokey’s opinion in this document is qualified in its entirety by reference to the full text of its written opinion. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to the board of directors of Georgia Gulf, Georgia Gulf, any security holder or any other person or entity as to how to act or vote with respect to any matter relating to the Transactions or otherwise.

In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

•	reviewed the Merger Agreement and the Separation Agreement;

•	reviewed certain publicly available business and financial information relating to Georgia Gulf and the PPG Chlor-alkali and Derivatives Business that Houlihan Lokey deemed to be relevant;

•

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Georgia Gulf made available to Houlihan Lokey by Georgia Gulf, including financial projections (and adjustments thereto) relating to Georgia Gulf prepared by Georgia Gulf’s management for the fiscal years ending December 31, 2012 through December 31, 2016;

•

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the PPG Chlor-alkali and Derivatives Business made available to Houlihan Lokey by Georgia Gulf and Splitco, including financial projections relating to Splitco after giving effect to the Distribution prepared by Georgia Gulf’s management for the fiscal years ending December 31, 2012 through December 31, 2021;

•

reviewed certain projections and estimates of potential cost savings, operating efficiencies and other synergies and certain costs related thereto expected to result from the Transactions prepared by Georgia Gulf’s management;

•

spoke with certain members of Georgia Gulf’s management and certain of its representatives and advisors regarding (i) the respective businesses, operations, financial condition and prospects of Georgia Gulf, the PPG Chlor-alkali and Derivatives Business, Splitco and the combined company and (ii) the Transactions and related matters;

•	compared the financial and operating performance of Georgia Gulf and Splitco with that of public companies that Houlihan Lokey deemed to be relevant;

•	considered publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

•

reviewed current and historical market prices and trading volumes for Georgia Gulf common stock and current and historical market prices and trading volumes of publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. Houlihan Lokey was not provided with access to Splitco, although Georgia Gulf’s management relayed to Houlihan Lokey its discussions with Splitco’s management regarding Splitco, the PPG Chlor-alkali and Derivatives Business, its financial performance and related matters and Houlihan Lokey assumed that, had Houlihan Lokey been provided with access to Splitco and its representatives, any information received from such parties would not materially affect or change Houlihan Lokey’s analyses or opinion. Georgia Gulf’s management advised Houlihan Lokey, and Houlihan Lokey assumed, that the financial projections and estimates (and adjustments thereto) utilized in its analyses were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of Georgia Gulf and Splitco, as the case may be, and the other matters covered thereby and Houlihan Lokey expressed no opinion with respect to such projections and estimates or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Georgia Gulf, the PPG Chlor-alkali and Derivatives Business or Splitco since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey, in each case that would be material to its analyses and opinion, that the financial projections relating to Georgia Gulf and Splitco reviewed by Houlihan Lokey reflected all assets and liabilities to be combined in the Transactions and necessary to conduct the PPG Chlor-alkali and Derivatives Business, that the audited financial statements of the PPG Chlor-alkali and Derivatives Business to be delivered to Georgia Gulf in connection with the Merger would not reflect any information that would be material to its analyses or opinion and that there was no information or any facts that would have made any of the information reviewed by Houlihan Lokey incomplete or misleading. Houlihan Lokey was advised by Georgia Gulf’s management that the financial projections for Georgia Gulf and Splitco that Houlihan Lokey utilized reflect assumptions of the managements of Georgia Gulf and Splitco, as the case may be, as to market trends and prospects for the commodity chemicals and related industries and regulatory matters with respect thereto, including assumptions as to future commodity and energy prices, which are subject to significant volatility and which, if different than as assumed, could impact its analyses or opinion. In addition, Houlihan Lokey relied upon, without independent verification, the assessments of Georgia Gulf’s management as to (i) Georgia Gulf’s and Splitco’s respective products and services, (ii) the ability to integrate the operations of Georgia Gulf and Splitco and to retain key employees and suppliers thereof and (iii) the amount and financial terms of the debt financings and arrangements to be undertaken by Splitco and special payment to be made by Splitco to PPG and the terms, aspects and implications of the Additional Agreements. Houlihan Lokey assumed, with Georgia Gulf’s consent, that there would be no developments with respect to any such matters that would be material to its analyses or opinion.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement and the Separation Agreement and all other related documents and instruments referred to in the Merger Agreement and Separation Agreement would be true and correct, (b) each party to the Merger Agreement, the Separation Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transactions would be satisfied without waiver and (d) the Transactions would be consummated in a timely manner in accordance with the terms described in the Merger Agreement, the Separation Agreement and such other related documents and instruments, without any amendments or modifications. Houlihan Lokey also assumed, with Georgia Gulf’s consent, that the Transactions would qualify as tax-free reorganizations and Houlihan Lokey expressed no view or opinion as to the tax consequences of the Transactions. Houlihan Lokey further relied upon and assumed, without independent verification, that (i) the Transactions would be consummated in a manner that complied in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transactions would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of Georgia Gulf, the PPG Chlor-alkali and Derivatives Business, Splitco or the combined company, or otherwise have an effect on Georgia Gulf, the PPG Chlor-alkali and Derivatives Business, Splitco, the combined company or the Transactions (or any expected benefits thereof) that would be material to Houlihan Lokey’s analyses or opinion. Houlihan Lokey also relied upon and assumed, without independent verification, at Georgia Gulf’s direction, that any adjustments to the exchange ratio pursuant to the Merger Agreement, or any changes in the structure of the Transactions as permitted under the Merger Agreement and Separation Agreement, would not be material to its analyses or opinion.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance sheet or otherwise) of Georgia Gulf, the PPG Chlor-alkali and Derivatives Business, Splitco, the combined company or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of Georgia Gulf, the PPG Chlor-alkali and Derivatives Business, Splitco, the combined company or any other entity or business. Houlihan Lokey did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which Georgia Gulf, the PPG Chlor-alkali and Derivatives Business, Splitco, the combined company or any other entity is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Georgia Gulf, the PPG Chlor-alkali and Derivatives Business, Splitco, the combined company or any other entity is or may be a party or is or may be subject.

Houlihan Lokey was not requested to, and it did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transactions, the securities, assets, businesses or operations of Georgia Gulf, the PPG Chlor-alkali and Derivatives Business, Splitco, the combined company or any other party or entity, or any alternatives to the Transactions, (b) negotiate the terms of the Transactions or (c) advise the board of directors of Georgia Gulf, Georgia Gulf or any other party or entity with respect to alternatives to the Transactions. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Houlihan Lokey’s attention after the date of its opinion. Houlihan Lokey’s opinion did not purport to address potential developments in the credit, financial or stock markets, including, without limitation, the market for any securities of Georgia Gulf, Splitco or the combined company. Houlihan Lokey also did not express any opinion as to what the value of Georgia Gulf common stock actually would be when issued pursuant to the Merger or the price or range of prices at which Georgia Gulf common stock or the combined company’s common stock might be purchased or sold, or Splitco common stock might be transferable, at any time.

Houlihan Lokey was not requested to opine as to, and it did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the board of directors of Georgia Gulf, Georgia Gulf, its security holders or any other party to proceed with or effect the Transactions, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transactions (other than the exchange ratio provided for in the Merger to the extent expressly specified in Houlihan Lokey’s opinion) or otherwise, including, without limitation, any terms or aspects of the Separation Agreement and Additional Agreements or any adjustments to the exchange ratio or the structure of the Transactions, (iii) the fairness of any portion or aspect of the Transactions to the holders of any class of securities, creditors or other constituencies of Georgia Gulf, or to any other party, except if and only to the extent expressly set forth in Houlihan Lokey’s opinion, (iv) the relative merits of the Transactions as compared to any alternative business strategies or transactions that might be available for Georgia Gulf or any other party, (v) the fairness of any portion or aspect of the Transactions to any one class or group of security holders or other constituents vis-à-vis any other class or group of security holders or other constituents (including, without limitation, the allocation of any consideration among or within such classes or groups of security holders or other constituents), (vi) whether or not Georgia Gulf, Splitco, their respective security holders or any other party is paying or receiving reasonably equivalent value in the Transactions, (vii) the solvency, creditworthiness or fair value of Georgia Gulf, the PPG Chlor-alkali and Derivatives Business, Splitco, the combined company or any other participant in the Transactions, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transactions, any class of such persons or any other party, relative to the exchange ratio provided for in the Merger or otherwise. Furthermore, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from appropriate professional sources. Furthermore, Houlihan Lokey relied, with Georgia Gulf’s consent, on the assessments by the board of directors of Georgia Gulf, Georgia Gulf, Splitco and their respective advisors as to all legal, regulatory, accounting, insurance and tax matters with respect to Georgia Gulf, the PPG Chlor-alkali and Derivatives Business, Splitco, the combined company, the Transactions or otherwise. The issuance of Houlihan Lokey’s opinion was approved by a Houlihan Lokey committee authorized to approve opinions of this nature. Except as described in this summary, Georgia Gulf imposed no other instructions or limitations on Houlihan Lokey with respect to the investigations made or the procedures followed by it in rendering its opinion.

In preparing its opinion to the board of directors of Georgia Gulf, Houlihan Lokey performed a variety of analyses, including those described below. Set forth below is a summary of the material financial analyses performed and factors considered by Houlihan Lokey in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various quantitative and qualitative judgments and determinations as to the most appropriate and relevant financial, comparative and other analytical methods employed and the adaptation and application of those methods to the particular facts and circumstances presented. Therefore, a financial opinion and its underlying analyses are not readily susceptible to summary description. Houlihan Lokey arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies, and factors or focusing on information presented in tabular format, without considering all analyses, methodologies, and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

In performing its analyses, Houlihan Lokey considered industry performance, general business, economic, market and financial conditions and other matters as they existed on, and could be evaluated as of, the date of Houlihan Lokey’s opinion, many of which are beyond Georgia Gulf’s control. Accordingly, the information may not reflect current or future market conditions. No company, business or transaction used in the analyses for comparative purposes is identical to Georgia Gulf, the PPG Chlor-alkali and Derivatives Business, Splitco or the Transactions, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations, judgments and assumptions concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. Houlihan Lokey believes that mathematical derivations (such as determining an average or median) of financial data are not by themselves meaningful and should be considered together with judgments and informed assumptions. The assumptions and estimates contained in Houlihan Lokey’s analyses and the reference ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which assets, businesses or securities actually may be sold or acquired. Accordingly, the assumptions and estimates used in, and the results derived from, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion and financial analyses provided to the board of directors of Georgia Gulf in connection with its evaluation, from a financial point of view, to Georgia Gulf of the exchange ratio provided for in the Merger pursuant to the Merger Agreement were only one of many factors considered by the board of directors of Georgia Gulf in its evaluation of the Transactions and should not be viewed as determinative of the views of the board of directors of Georgia Gulf or management with respect to the Transactions or the exchange ratio provided for in the Merger. Houlihan Lokey was not requested to, and it did not, recommend the specific consideration payable in the Merger or a specific exchange ratio. The type and amount of consideration payable in the Merger was determined through negotiation between Georgia Gulf and PPG, and the decision to enter into the Merger was solely that of the board of directors of Georgia Gulf.

The following is a summary of the material financial analyses reviewed by Houlihan Lokey with the board of directors of Georgia Gulf in connection with Houlihan Lokey’s opinion. The order of analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The financial analyses summarized below include information presented in tabular format. In order to fully understand Houlihan Lokey’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying and the qualifications and evaluations affecting the analyses, could create a misleading or incomplete view of Houlihan Lokey’s financial analyses.

Selected Companies Analysis. Houlihan Lokey performed separate selected companies analyses of Georgia Gulf and Splitco in which Houlihan Lokey reviewed certain financial data of Georgia Gulf based on Georgia Gulf’s public filings and internal estimates of Georgia Gulf’s management, certain financial data of the PPG Chlor-alkali and Derivatives Business based on estimates of Georgia Gulf’s management and certain financial data of the selected publicly traded companies listed below based on publicly available research analysts’ estimates, public filings and other publicly available information.

Georgia Gulf. In performing a selected companies analysis of Georgia Gulf, Houlihan Lokey reviewed financial and stock market information for Georgia Gulf and the following 10 selected publicly held companies, which generally were selected because, as is the case with Georgia Gulf, they are U.S.-based companies that operate primarily in the chemical manufacturing and building products industries:

•	A. Schulman, Inc.
•	Louisiana-Pacific Corporation
•	Olin Corporation
•	OMNOVA Solutions Inc.
•	PolyOne Corporation
•	Quanex Building Products Corporation
•	TPC Group Inc.
•	Trex Company Inc.
•	Westlake Chemical Corporation
•	W.R. Grace & Co.

Houlihan Lokey reviewed enterprise values of the selected companies, calculated as equity market values based on reported fully-diluted common shares outstanding and closing stock prices on July 17, 2012 plus debt outstanding and preferred stock less cash and cash equivalents, as a multiple of latest 12 months and next fiscal year estimated earnings before interest, taxes, depreciation and amortization as adjusted for certain non-recurring items, referred to as adjusted EBITDA. The overall low, mean, median and high adjusted EBITDA multiples observed for the selected companies for the latest 12 months were 5.5x, 8.7x, 6.4x and 18.4x, respectively, and for the next fiscal year were 5.2x, 7.0x, 6.3x and 12.5x, respectively. In calculating total implied equity value reference ranges for Georgia Gulf, Houlihan Lokey applied selected ranges of latest 12 months adjusted EBITDA multiples of 5.75x to 6.25x and next fiscal year adjusted EBITDA multiples of 5.50x to 6.00x derived from the selected companies to Georgia Gulf’s latest 12 months (as of March 31, 2012) and calendar year 2012 adjusted EBITDA, respectively, which indicated approximate total implied equity value reference ranges for Georgia Gulf of $936.2 million to $1,058.6 million (based on Georgia Gulf’s latest 12 months adjusted EBITDA) and $1,030.3 million to $1,166.8 million (based on Georgia Gulf’s calendar year 2012 estimated adjusted EBITDA).

Splitco. In performing a selected companies analysis of Splitco, Houlihan Lokey reviewed financial information for the PPG Chlor-alkali and Derivatives Business and financial and stock market information for the following six selected publicly held companies, which generally were selected because, as is the case with the PPG Chlor-alkali and Derivatives Business, they are U.S.-based companies that operate primarily in the chemical manufacturing industry:

•	A. Schulman, Inc.
•	Georgia Gulf Corporation
•	Olin Corporation
•	PolyOne Corporation
•	TPC Group Inc.
•	Westlake Chemical Corporation

Houlihan Lokey reviewed enterprise values of the selected companies, calculated as equity market values based on reported fully-diluted common shares outstanding and closing stock prices on July 17, 2012 plus debt outstanding and preferred stock less cash and cash equivalents, as a multiple of latest 12 months and next fiscal year adjusted EBITDA. The overall low, mean, median and high adjusted EBITDA multiples observed for the selected companies for the latest 12 months were 5.5x, 6.5x, 6.2x and 8.5x, respectively, and for the next fiscal year were 5.1x, 5.9x, 5.8x and 6.6x, respectively. In calculating total implied equity value reference ranges for Splitco, Houlihan Lokey applied selected ranges of latest 12 months adjusted EBITDA multiples of 5.50x to 6.00x and next fiscal year estimated adjusted EBITDA multiples of 5.25x to 5.75x derived from the selected companies to the latest 12 months (as of March 31, 2012) adjusted EBITDA and calendar year 2012 estimated adjusted EBITDA, respectively, of the PPG Chlor-alkali and Derivatives Business which indicated approximate total implied equity value reference ranges for Splitco of $1,352.7 million to $1,558.4 million (based on latest 12 months adjusted EBITDA) and $1,209 million to $1,411.5 million (based on calendar year 2012 estimated adjusted EBITDA).

Based on the total implied equity value reference ranges for Georgia Gulf and Splitco described above, Houlihan Lokey calculated the following implied exchange ratio reference ranges, as compared to the exchange ratio provided for in the Merger:

Implied Exchange Ratio Reference Ranges Based on:		Merger Exchange Ratio
Latest 12 Months	Calendar Year 2012
1.278x - 1.664x	1.036x - 1.370x	1.02020202

Selected Transactions Analysis. Houlihan Lokey performed a selected transactions analysis of Splitco in which Houlihan Lokey reviewed certain publicly available financial terms of the following 14 selected transactions, which generally were selected because, as is the case with the Merger, they involved target companies in the chemical manufacturing industry:

Announcement Date	Acquiror	Target
12/16/2011	• Apollo Global Management, LLC	• Taminco Global Holdings
11/03/2011	• The Lubrizol Corporation	• Merquinsa Mercados Quimicos S.L.
10/27/2011	• Nuplex Industries Limited	• Viverso GmbH
07/27/2011	• Braskem America, Inc.	• Dow Chemical (Global Polypropylene Business)
06/14/2011	• INEOS ChlorVinyls Holdings, B.V.	• Tessenderlo Chemie NV (Polyvinyl Cloride and Chlor-Alkali Activities)
02/28/2011	• Olin Corporation	• Sunbelt Chlor-Alkali Partnership
12/17/2010	• Mexichem SAB de CV	• AlphaGary Corporation
12/07/2010	• Arkema S.A.	• Cray Valley S.A., Cook Composites and Polymers Co., and Sartomer Company
10/23/2010	• DAK Americas LLC	• Eastman Chemical Company (Performance Polymers PET Operations)
09/21/2010	• OMNOVA Solutions, Inc.	• Eliokem SAS
07/16/2010	• Honam Petrochemical Corp.	• Titan Chemicals Corp.
03/17/2010	• Eastman Chemical Company	• Genovique Specialties Corporation
02/01/2010	• Braskem America, Inc.	• Sunoco Chemicals, Inc.
01/22/2010	• Braskem S.A.	• Quattor Participacoes S.A.

Houlihan Lokey reviewed transactions values of the selected transactions, calculated as the implied enterprise values of the target companies based on announced transaction equity prices plus debt outstanding and preferred stock less cash and cash equivalents, as a multiple of such target companies’ latest 12 months adjusted EBITDA based on publicly available information. The overall low, mean, median and high latest 12 months adjusted EBITDA multiples observed for the selected transactions were 4.4x, 6.0x, 6.2x and 7.1x, respectively. In calculating a total implied equity value reference range for Splitco, Houlihan Lokey applied a selected range of latest 12 months adjusted EBITDA multiples of 5.50x to 6.00x derived from the selected transactions to the latest 12 months (as of March 31, 2012) adjusted EBITDA of the PPG Chlor-alkali and Derivatives Business, which indicated an approximate total implied equity value reference range for Splitco of $1,352.7 million to $1,558.4 million. Financial data of the PPG Chlor-alkali and Derivatives Business were based on estimates of Georgia Gulf’s management. Based on the total implied equity value reference range for Splitco described above and the total implied equity value reference range for Georgia Gulf based on latest 12 months adjusted EBITDA under the section of this document entitled “—Selected Companies Analysis—Georgia Gulf” described above, Houlihan Lokey calculated the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the Merger:

Implied Exchange Ratio Reference Range	Merger Exchange Ratio
1.278x - 1.664x	1.02020202

Discounted Cash Flow Analyses. Houlihan Lokey performed separate discounted cash flow analyses of Georgia Gulf and Splitco based on estimates of Georgia Gulf’s management.

Georgia Gulf. Houlihan Lokey calculated the estimated present value of the standalone unlevered, after-tax free cash flows that Georgia Gulf was forecasted to generate during the second half of the fiscal year ending December 31, 2012 through the full fiscal year ending December 31, 2016 and terminal values for Georgia Gulf by applying to Georgia Gulf’s fiscal year 2016 estimated unlevered free cash flows a selected range of perpetuity growth rates of 1.75% to 2.25% derived taking into consideration long-term growth rates for Georgia Gulf per Georgia Gulf’s management, the industry in which Georgia Gulf operates and the overall economy. The present values (as of July 17, 2012) of the cash flows and terminal values were then calculated using discount rates ranging from 11% to 12% (derived based on a weighted average cost of capital calculation), which indicated an approximate total implied equity value reference range for Georgia Gulf of $1,414 million to $1,715 million.

Splitco. Houlihan Lokey calculated the estimated present value of the standalone unlevered, after-tax free cash flows that the PPG Chlor-alkali and Derivatives Business was forecasted to generate during the second half of the fiscal year ending December 31, 2012 through the full fiscal year ending December 31, 2021 and terminal values for Splitco by applying to the fiscal year 2021 estimated unlevered free cash flows of the PPG Chlor-alkali and Derivatives Business a selected range of perpetuity growth rates of 1.25% to 1.75% derived taking into consideration long-term growth rates for the PPG Chlor-alkali and Derivatives Business per Georgia Gulf’s management, the industry in which the PPG Chlor-alkali and Derivatives Business operates and the overall economy. The present values (as of July 17, 2012) of the cash flows and terminal values were then calculated using discount rates ranging from 10% to 11% (derived based on a weighted average cost of capital calculation), which indicated an approximate total implied equity value reference range for Splitco of $1,346.3 million to $1,720.6 million.

Based on the total implied equity value reference ranges for Georgia Gulf and Splitco described above, Houlihan Lokey calculated the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the Merger:

Implied Exchange Ratio Reference Range	Merger Exchange Ratio
0.785x - 1.217x	1.02020202

Miscellaneous

Georgia Gulf has paid Houlihan Lokey for its financial advisory services to Georgia Gulf in connection with the Merger an aggregate fee of $1 million, a portion of which was payable in connection with Houlihan Lokey’s engagement and the balance of which was payable upon delivery of its opinion. Houlihan Lokey’s fee was not contingent upon the successful completion of the Merger or the conclusion contained in its opinion. Georgia Gulf has agreed to reimburse certain of Houlihan Lokey’s expenses, including the fees and expenses of Houlihan Lokey’s legal counsel, and to indemnify Houlihan Lokey and certain related parties for certain potential liabilities and expenses, including liabilities under the federal securities laws, relating to, or arising out of, its engagement.

Georgia Gulf selected Houlihan Lokey to provide certain financial advisory services to Georgia Gulf in connection with the Merger based on Houlihan Lokey’s reputation and experience. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers and acquisitions, financings and financial restructuring.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Georgia Gulf, PPG, Splitco or any other party that may be involved in the Transactions and their respective affiliates or any currency or commodity that may be involved in the Transactions.

Houlihan Lokey and certain of its affiliates in the past have provided investment banking, financial advisory and other financial services to Georgia Gulf, for which Houlihan Lokey and such affiliates have received and may receive compensation, including, during the two-year period prior to the date of Houlihan Lokey’s opinion having received aggregate fees of approximately $1 million for, among other things, acting as financial advisor to Georgia Gulf in connection with an acquisition transaction and providing certain valuation and other financial advisory services to Georgia Gulf unrelated to the Merger. Houlihan Lokey and certain of its affiliates in the future may provide investment banking, financial advisory and other financial services to Georgia Gulf, the combined company, PPG, other participants in the Transactions and their respective affiliates, for which Houlihan Lokey and such affiliates may receive compensation.

PPG’s Reasons for the Transactions

As discussed in the section of this document entitled “—Background of the Transactions,” from time to time PPG’s board of directors and senior management have reviewed PPG’s portfolio of businesses and considered possible disposition and merger opportunities. As a result of that process, PPG decided that the success of the PPG Chlor-alkali and Derivatives Business would be maximized if it combined with Georgia Gulf and that, without the PPG Chlor-alkali and Derivatives Business, PPG could better concentrate on its remaining businesses and continue PPG’s strategic transformation into a coatings and specialty materials business.

In addition, in reaching its decision to approve the Merger Agreement and the Transactions, PPG’s board of directors consulted with PPG’s senior management as well as PPG’s legal and financial advisors and considered a wide variety of factors, including the significant factors listed below, as generally supporting its decision:

•

the expectation that the Separation, Distribution and Merger generally would result in a tax-efficient disposition of the PPG Chlor-alkali and Derivatives Business for PPG and PPG’s shareholders, while a sale of the PPG Chlor-alkali and Derivatives Business for cash generally would result in a taxable disposition for PPG;

•

since a portion of the merger consideration is payable in the form of Georgia Gulf common stock, PPG shareholders would have the opportunity to participate in the combined Georgia Gulf and PPG Chlor-alkali and Derivatives Business after the Transactions. In that regard, the board of directors of PPG understood that general stock market conditions and the performance of Georgia Gulf’s business may cause the value of the merger consideration to fluctuate, perhaps significantly, but was of the view that on a long-term basis it would be desirable for PPG shareholders to have an opportunity to retain some continuing investment in Georgia Gulf after the Transactions;

•

the ability of each of PPG’s and the PPG Chlor-alkali and Derivatives Businesses’ management to concentrate on the expansion and growth of their respective businesses following the Separation, allowing each group of management to pursue the development of business strategies most appropriate to their respective operations;

•

Georgia Gulf’s business prospects and expected synergies after giving effect to the proposed acquisition of the PPG Chlor-alkali and Derivatives Business and the re-positioning of the PPG Chlor-alkali and Derivatives Business to be part of an integrated chemicals and building products company;

•

the financial analyses and advice related to the Transactions presented to PPG’s board at the PPG board meeting on July 18, 2012, including presentations by senior management, PPG’s financial advisor, Lazard Frères & Co. and PPG’s legal counsel, Wachtell, Lipton, Rosen & Katz;

•	the reports of PPG’s senior management regarding their due diligence review of Georgia Gulf’s business; and

•

the review by the board of directors with PPG’s management and legal and financial advisors of the structure and terms of the Merger Agreement, the Separation Agreement and the Additional Agreements, including the parties’ representations, warranties and covenants, the conditions to their respective obligations and the termination provisions, as well as the likelihood of consummation of the Transactions and the board’s evaluation of the likely time period necessary to close the Transactions.

In the course of its deliberations, the PPG board of directors also considered a variety of risks and other potentially negative factors, including the following:

•

while the Transactions are expected to be completed, there is no assurance that all conditions to the parties’ obligations to complete the Transactions will be satisfied or waived, and as a result, it is possible that the Transactions might not be completed;

•

risks relating to integrating the PPG Chlor-alkali and Derivatives Business with Georgia Gulf’s current operations and the potential effects on the value of the Georgia Gulf common stock to be received in the Merger as noted above;

•

that PPG, prior to the completion of the Transactions, is required to conduct the PPG Chlor-alkali and Derivatives Business in the ordinary course, subject to specific limitations and exceptions, which could delay or prevent PPG from undertaking business opportunities that may arise prior to the completion of the Transactions;

•

the effect of divesting the PPG Chlor-alkali and Derivatives Business pursuant to the Transactions on PPG’s future earnings per share and cash from operating activities pending deployment of the cash received upon the closing of the Transactions; and

•	risks of the type and nature described under the section entitled “Risk Factors.”

PPG’s board of directors considered all of these factors as a whole and, on balance, concluded that they supported a favorable determination to approve the Merger Agreement, the Separation Agreement, the Additional Agreements and the Transactions. The foregoing discussion of the information and factors considered by the board of directors of PPG is not exhaustive. In view of the wide variety of factors considered by the board in connection with its evaluation of the Transactions and the complexity of these matters, the board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The board evaluated the factors described above, among others, and reached a consensus to approve the Merger Agreement, the Separation Agreement, the Additional Agreements and the Transactions. In considering the factors described above and any other factors, individual members of the board may have viewed factors differently or given different weight or merit to different factors.

Interests of Certain Persons in the Transactions

As of November 26, 2012, the record date for the Georgia Gulf special meeting, Georgia Gulf’s directors and executive officers beneficially owned approximately         % of the outstanding shares of Georgia Gulf common stock. None of Georgia Gulf’s or Splitco’s executive officers will receive any severance or other compensation as a result of the Transactions. The directors and officers of PPG, Splitco and Georgia Gulf will receive no extra or special benefit that is not shared on a pro rata basis by all other PPG shareholders or holders of shares of Georgia Gulf common stock in connection with the Transactions. As with all holders of shares of PPG common stock, if a director or officer of PPG, Splitco or Georgia Gulf owns shares of PPG common stock, directly or indirectly, such person may participate in the exchange offer on the same terms as other holders of shares of PPG common stock.

Material U.S. Federal Income Tax Consequences of the Distribution and the Merger

The following discusses the material U.S. federal income tax consequences of the Distribution (which includes the exchange offer) and the Merger. The discussion that follows is based on the Code, Treasury regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as in effect as of the date of this proxy statement, all of which are subject to change at any time, possibly with retroactive effect. The discussion assumes that the Distribution, the Merger and related Transactions will be consummated in accordance with the Separation Agreement and the Merger Agreement and as further described in this proxy statement. This is not a complete description of all of the tax consequences of the Distribution, the Merger and related Transactions and, in particular, may not address U.S. federal income tax considerations applicable to Georgia Gulf stockholders subject to special treatment under the U.S. federal income tax law, such as financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, partnerships and other pass-through entities, holders who acquired their Georgia Gulf common stock as compensation, and holders who hold Georgia Gulf common stock as part of a “hedge,” “straddle,” “conversion” or “constructive sale” transaction. This discussion does not address the tax consequences to any person who actually or constructively owns more than 5% of Georgia Gulf common stock.

This discussion is limited to stockholders of Georgia Gulf that are “U.S. holders.” For purposes of this document, a “U.S. holder” means a shareholder of Georgia Gulf other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) was in existence on August 20, 1996, and has properly elected under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Georgia Gulf common stock, the tax treatment of a partner in such entity or arrangement generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Georgia Gulf common stock, please consult your tax advisor.

In addition, this discussion does not address the U.S. federal income tax consequences to Georgia Gulf stockholders who do not hold common stock of Georgia Gulf as a capital asset for U.S. federal income tax purposes. No information is provided in this document with respect to the tax consequences of the Distribution, the Merger and related Transactions under any applicable foreign, state or local laws.

Georgia Gulf stockholders are urged to consult with their own tax advisors regarding the tax consequences of the Distribution and the Merger to them, including the effects of U.S. federal, state, local, foreign and other tax laws.

The Distribution

Because Georgia Gulf stockholders will not participate in the Distribution, Georgia Gulf stockholders generally will not recognize gain or loss upon the Distribution. Georgia Gulf stockholders should consult their own tax advisor for a full understanding of the tax consequences to them of the Distribution.

The consummation of the Distribution and related transactions are conditioned upon the receipt of (1) a Private Letter Ruling from the IRS substantially to the effect that (i) the Distribution, together with certain related transactions, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code and (ii) PPG will not recognize gain or loss for U.S. federal income tax purposes in connection with the receipt of the Debt Securities or the consummation of the Debt Exchange (the “Private Letter Ruling”), and (2) the Distribution Tax Opinion. The Private Letter Ruling and the Distribution Tax Opinion will be based on, among other things, certain facts, assumptions as well as the accuracy of certain representations, statements and undertakings made to the IRS and to counsel. If any of these representations, statements or undertakings are, or become, inaccurate or incomplete, the Private Letter Ruling and the Distribution Tax Opinion may be invalid.

In certain circumstances, under the Tax Matters Agreement, Splitco is (and Georgia Gulf, if applicable, will be) required to indemnify PPG against any taxes on the Distribution that arise as a result of certain disqualifying actions by Georgia Gulf or Splitco. If PPG were to recognize gain on the Distribution for reasons not related to a disqualifying action by Splitco or Georgia Gulf, PPG would not generally be entitled to be indemnified under the Tax Matters Agreement and the resulting tax to PPG could have a material adverse effect on PPG. In addition, in certain circumstances, under the Tax Matters Agreement, Splitco is (and Georgia Gulf will be) required to indemnify PPG against taxes on the Merger that arise as a result of a disqualifying action by Splitco or Georgia

Gulf. If PPG were to recognize gain on the Merger for reasons not related to a disqualifying action by Splitco or Georgia Gulf, PPG would generally not be entitled to indemnification by Splitco (or Georgia Gulf) under the Tax Matters Agreement. If Splitco (or Georgia Gulf, if applicable) is required to indemnify PPG if the Distribution or the Merger is taxable, this indemnification obligation would be substantial and could have a material adverse effect on Georgia Gulf, including with respect to its financial condition and results of operations. See “Other Agreements—Tax Matters Agreement” for a summary of the Tax Matters Agreement.

The Merger

The obligations of PPG, Splitco, Georgia Gulf and Merger Sub to consummate the Merger are conditioned, respectively, on PPG’s and Splitco’s receipt of the Private Letter Ruling and the Distribution Tax Opinion and PPG’s and Georgia Gulf’s receipt of a tax opinion from their respective tax counsel, in each case substantially to the effect that the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code (the “Merger Tax Opinions”).

Georgia Gulf will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger. Because Georgia Gulf stockholders will not participate in the Merger, Georgia Gulf stockholders generally will not recognize gain or loss upon the Merger. Georgia Gulf stockholders should consult their own tax advisor for a full understanding of the tax consequences to them of the Merger.

THE FOREGOING IS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION AND THE MERGER UNDER CURRENT LAW AND FOR GENERAL INFORMATION ONLY. THE FOREGOING DOES NOT PURPORT TO ADDRESS ALL U.S. FEDERAL INCOME TAX CONSEQUENCES OR TAX CONSEQUENCES THAT MAY ARISE UNDER THE TAX LAWS OR THAT MAY APPLY TO PARTICULAR CATEGORIES OF SHAREHOLDERS. EACH GEORGIA GULF STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION AND THE MERGER TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

Accounting Treatment of the Merger

ASC 805, Business Combinations, requires the use of the acquisition method of accounting for business combinations. In applying the acquisition method, it is necessary to identify both the accounting acquiree and the accounting acquiror. In a business combination effected through an exchange of equity interests, such as the Merger, the entity that issues the interests (Georgia Gulf in this case) is generally the acquiring entity. In identifying the acquiring entity in a combination effected through an exchange of equity interests, however, all pertinent facts and circumstances must be considered, including the following:

•

The relative voting interests of Georgia Gulf after the Transactions. In this case, PPG shareholders participating in the exchange offer (and pro rata distribution, if any) are expected to receive at least 50.5% of the equity ownership and associated voting rights in Georgia Gulf after the Transactions.

•

The composition of the governing body of Georgia Gulf after the Transactions. In this case, the board of directors of Georgia Gulf immediately following the Merger will consist of the members of the board of directors of Georgia Gulf immediately prior to the consummation of the Merger. In addition, as of the consummation of the Merger, Georgia Gulf will increase the size of its board of directors by three members, and three individuals selected by PPG and approved by the Nominating and Governance Committee of the board of directors of Georgia Gulf will be appointed to fill the vacancies.

•

The composition of the senior management of Georgia Gulf after the Transactions. In this case, Georgia Gulf’s executive officers following the Merger will consist of Georgia Gulf’s executive officers immediately prior to the Merger.

Georgia Gulf’s management has determined that Georgia Gulf will be the accounting acquiror in the Merger based on the facts and circumstances outlined above and the detailed analysis of the relevant GAAP guidance. Consequently, Georgia Gulf will apply acquisition accounting to the assets acquired and liabilities assumed of Splitco upon consummation of the Merger. Upon consummation of the Merger, the historical financial statements will reflect only the operations and financial condition of Georgia Gulf.

Regulatory Approvals

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules promulgated under the HSR Act by the Federal Trade Commission, the parties must file notification and report forms with the U.S. Federal Trade Commission and the Antitrust Division of the Department of Justice and observe specified waiting period requirements before consummating the Merger. Georgia Gulf and PPG each filed the requisite notification and report forms with the Federal Trade Commission and the Antitrust Division on August 15, 2012. The waiting period under the HSR Act expired on September 14, 2012.

Under the Competition Act in Canada, the parties must file a pre-Merger notification and observe the specified waiting period requirements before consummating the Merger, unless the parties are exempted from such requirements through the issuance of an Advance Ruling Certificate (an “ARC”), or a “no-action” letter together with a waiver of the notification and waiting period requirements. On October 24, 2012, the Competition Bureau of Canada issued a “no-action” letter together with a waiver of the notification and waiting period requirements in Canada in respect of the Merger.

Federal Securities Law Consequences; Resale Restrictions

Georgia Gulf common stock issued in the Merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any PPG shareholder who may be deemed to be an “affiliate” of Splitco for purposes of Rule 145 under the Securities Act.

In connection with the Distribution, PPG may be deemed to be an “underwriter” within the meaning of Section 2(a)(11).

No Appraisal or Dissenters’ Rights

None of Georgia Gulf, Merger Sub, PPG or Splitco stockholders will be entitled to exercise appraisal rights or to demand payment for their shares in connection with the Transactions.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, which summary is qualified in its entirety by the Merger Agreement, a copy of which is attached as Annex A to this document. Stockholders of Georgia Gulf and PPG are urged to read the Merger Agreement in its entirety. This summary of the Merger Agreement has been included to provide Georgia Gulf stockholders with information regarding its terms. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement, which is incorporated by reference herein, and not by this summary or any other information included in this document. This summary of the Merger Agreement is not intended to provide any other factual information about Georgia Gulf, Merger Sub, PPG or Splitco following the consummation of the Merger. Information about Georgia Gulf, Merger Sub, PPG and Splitco can be found elsewhere in this document and in the documents incorporated by reference into this document. See also “Where You Can Find More Information; Incorporation by Reference.”

The Merger

Under the Merger Agreement and in accordance with the DGCL, at the effective time of the Merger, Merger Sub will merge with and into Splitco. As a result of the Merger, the separate corporate existence of Merger Sub will terminate and Splitco will continue as the surviving corporation and as a wholly owned subsidiary of Georgia Gulf and will succeed to and assume all the rights, powers and privileges and be subject to all of the obligations of Merger Sub in accordance with the DGCL. The certificate of incorporation and bylaws of Splitco in effect immediately prior to the Merger will be amended and restated in their entirety and, as so amended and restated, will be the certificate of incorporation and bylaws of Splitco following the consummation of the Merger.

Under the terms of the Merger Agreement, the officers of Splitco before the Merger will be the initial officers of Splitco after the Merger and the directors of Merger Sub before the Merger will be the initial directors of Splitco after the Merger.

Alternatively, in lieu of the Merger, Georgia Gulf may, with the prior consent of PPG, elect instead to effect a merger of Splitco directly with and into Georgia Gulf, with Georgia Gulf being the surviving corporation in such merger. The parties have agreed that, if Georgia Gulf elects to effect such merger of Splitco with and into Georgia Gulf, they will work together in good faith to effect such merger and the other transactions contemplated by the Merger Agreement. If Splitco is not so merged directly with and into Georgia Gulf, then Georgia Gulf may be obligated to indemnify PPG against certain Canadian taxes. See “Other Agreements—Tax Matters Agreement.”

Closing; Effective Time

Under the terms of the Merger Agreement, the closing of the Merger will take place at 10:00 a.m., Eastern Time, on the third business day after the date on which the conditions precedent to the Merger are satisfied or waived (other than those to be satisfied at closing), unless otherwise agreed upon by Georgia Gulf and PPG. However, if the marketing period has not ended at the time of satisfaction or waiver of the conditions precedent to the Merger (other than those to be satisfied at closing), then the closing will occur instead on the date following the satisfaction or waiver of such conditions that is the earlier to occur of (a) any date before or during the marketing period as may be specified by Georgia Gulf to PPG on no less than three business days’ prior notice and (b) three business days after the date that is the final day of the marketing period, or at such other place, date and time as Georgia Gulf and PPG agree. See “—Financing—Marketing Period.”

Georgia Gulf and PPG expect that the closing of the Distribution will occur on the same day as the closing of the Merger, and the closing of the Separation will occur at least two days prior to the closing of the Distribution.

At the closing of the Merger, Georgia Gulf and PPG will cause to be filed a certificate of merger with the Secretary of State of the State of Delaware to effect the Merger. The Merger will become effective at the time of filing of such certificate of merger or at such later time as Georgia Gulf, PPG, Splitco and Merger Sub may agree and provide in the certificate of merger.

Merger Consideration

The Merger Agreement provides that, at the effective time of the Merger, each issued and outstanding share of Splitco common stock (except shares of Splitco common stock held by Splitco as treasury stock) will be automatically converted into a number of shares of Georgia Gulf common stock equal to the exchange ratio in the Merger. The exchange ratio in the Merger is equal to the greater of (a) 35,200,000 shares or (b) the product of (1) the number of shares of Georgia Gulf common stock issued and outstanding immediately prior to the effective time of the Merger multiplied by (2) 1.02020202, divided by the number of shares of Splitco common stock issued and outstanding immediately prior to the effective time of the Merger. Pursuant to an amendment to the Merger Agreement dated August 31, 2012, Splitco will authorize the issuance of a number of shares of Splitco common stock such that the total number of shares of Splitco common stock outstanding immediately prior to the effective time of the Merger will be that number that results in the exchange ratio in the Merger equaling one. The calculation of the merger consideration as set forth in the Merger Agreement is expected to result, prior to the elimination of fractional shares, in Splitco’s shareholders immediately prior to the Merger collectively holding 50.5% of the outstanding equity interests of Georgia Gulf immediately following the Merger and Georgia Gulf’s stockholders immediately prior to the Merger collectively holding 49.5% of such equity interests, except as described below. See “The Transactions—Determination of Number of Shares of Splitco Common Stock to be Distributed to PPG Shareholders.”

Pursuant to a top-up provision in the Merger Agreement, in the event that counsel to PPG would not otherwise be able to deliver the Distribution Tax Opinion because, immediately after the Merger, the percentage of outstanding shares of Georgia Gulf common stock to be received by Splitco shareholders with respect to Splitco common stock that was not acquired directly or indirectly pursuant to a plan (or series of related transactions) which includes the Distribution (within the meaning of Section 355(e) of the Code) would be less than 50.5% of all outstanding shares of Georgia Gulf common stock (determined before any adjustment pursuant to the top-up provision), then the aggregate number of shares of Georgia Gulf common stock into which the shares of Splitco common stock will be converted will be increased such that the number of shares of Georgia Gulf common stock to be received by Splitco shareholders with respect to such Splitco common stock that was not acquired directly or indirectly pursuant to a plan (or series of related transactions) which includes the Distribution (within the meaning of Section 355(e) of the Code) will equal 50.5% of all outstanding shares of Georgia Gulf common stock.

As a result of the application of the top-up provision in such circumstances, it is expected that counsel to PPG should be able to deliver the Distribution Tax Opinion. In such event, Splitco may increase the number of shares of Splitco common stock that it issues, in which case each share of Splitco common stock will be exchanged for the right to receive one share of Georgia Gulf common stock in the Merger, and Splitco’s stockholders immediately prior to the Merger could collectively hold in excess of 35,200,000 shares of Georgia Gulf common stock and would collectively hold in excess of 50.5% of the outstanding equity interests of Georgia Gulf immediately following the Merger. At this time, Georgia Gulf cannot quantify the number of additional shares of Georgia Gulf common stock that would be issued to Splitco shareholders under the top-up provision, as such number would vary depending upon the circumstances that caused application of the top-up provision. There is no cap on the maximum level of dilution to the pre-Merger stockholders of Georgia Gulf that could result from application of the top-up provision. Instead, if such an increase is necessary solely by reason of actions of PPG, then the amount of the Special Distribution that Splitco distributes to PPG, and therefore, the amount of debt that Georgia Gulf would guarantee, following consummation of the Merger, in each case, pursuant to the Separation Agreement, will be adjusted as described in the Merger Agreement.

No fractional shares of Georgia Gulf common stock will be issued pursuant to the Merger. All fractional shares of Georgia Gulf common stock that a holder of shares of Splitco common stock would otherwise be entitled to receive as a result of the Merger will be aggregated by the distribution agent, and the distribution agent will cause the whole shares obtained by such aggregation to be sold in the open market or otherwise as reasonably directed by PPG, and in no case later than five business days after the effective time of the Merger. The distribution agent will make available the net proceeds of the sale, after deducting any required withholding. taxes and brokerage charges, commissions and transfer taxes, on a pro rata basis, without interest, as soon as practicable following the Merger to the holders of Splitco common stock that would otherwise be entitled to receive such fractional shares of Georgia Gulf common stock in the Merger.

The merger consideration and cash in lieu of fractional shares (if any) paid in connection with the Merger will be reduced by any applicable tax withholding.

Issuance of Splitco Common Stock to PPG

Pursuant to an amendment to the Merger Agreement dated August 31, 2012, Splitco will authorize the issuance of a number of shares of Splitco common stock such that the total number of shares of Splitco common stock outstanding immediately prior to the effective time of the Merger will equal the greater of (i) 35,200,000 shares or (ii) the product of (x) the number of shares of Georgia Gulf common stock issued and outstanding immediately prior to the effective time of the Merger multiplied by (y) 1.02020202. However, pursuant to the amendment, in the event that counsel to PPG cannot deliver the Distribution Tax Opinion because, immediately after the Merger, the percentage of outstanding shares of Georgia Gulf common stock to be received by Splitco shareholders with respect to Splitco common stock that was not acquired directly or indirectly pursuant to a plan (or series of related transactions) which includes the Distribution (within the meaning of Section 355(e) of the Code) would be less than 50.5% of all outstanding shares of Georgia Gulf common stock (determined before any adjustment pursuant to the top-up provision or the amendment), then, in lieu of an adjustment to the exchange ratio in the Merger contemplated by the top-up provision discussed above, Splitco may increase the number of shares of Splitco common stock that it issues, in which case the exchange ratio in the Merger will be fixed at one, such that the number of shares of Georgia Gulf common stock to be received by Splitco shareholders with respect to such Splitco common stock that was not acquired directly or indirectly pursuant to a plan (or series of related transactions) which includes the Distribution (within the meaning of Section 355(e) of the Code) will equal 50.5% of all outstanding shares of Georgia Gulf common stock. If such an increase is necessary solely by reason of actions of PPG, then the amount of the Special Distribution that Splitco distributes to PPG pursuant to the Separation Agreement will be adjusted as described in the Merger Agreement.

Distribution of Per Share Merger Consideration

Prior to the effective time of the Merger, Georgia Gulf will deposit with the distribution agent certificates or book-entry authorizations representing the shares of Georgia Gulf common stock for the benefit of the PPG shareholders who received shares of Splitco common stock in the Distribution and for distribution in the Merger upon conversion of the Splitco common stock.

At the effective time of the Merger, all issued and outstanding shares of Splitco common stock will be converted into the right to receive shares of Georgia Gulf common stock as described above under “—Merger Consideration.” Immediately thereafter, the distribution agent will distribute the shares of Georgia Gulf common stock to each person who was entitled to receive Splitco common stock in the Distribution. Each person entitled to receive Splitco common stock in the Distribution will be entitled to receive in respect of such shares of Splitco common stock a certificate or book-entry authorization representing the number of whole shares of Georgia Gulf common stock that such holder has the right to receive pursuant to the Merger (and cash in lieu of fractional shares of Georgia Gulf common stock as described above under “—Merger Consideration”) (and any dividends or other distributions and other amounts as described below under “—Distributions With Respect to Shares of Georgia Gulf Common Stock After the Effective Time of the Merger”).

Treatment of PPG Equity Awards

Each option to purchase shares of PPG common stock held by a current employee of the PPG Chlor-alkali and Derivatives Business that is scheduled to vest after December 31, 2013 will be converted into an option to purchase shares of Georgia Gulf common stock. Each such option will otherwise be subject to the same terms and conditions after the Merger as the terms and conditions applicable to such PPG option immediately prior to the Merger, subject to an adjustment to maintain the spread value of such option immediately before and after the Merger. The total number of shares of PPG common stock covered by PPG options that will convert into Georgia Gulf options will not exceed 75,700.

Each PPG performance based restricted stock unit award granted in 2011 and 2012, the vesting of which is based upon continued service and the satisfaction of performance goals, that is held by a current employee of the PPG Chlor-alkali and Derivatives Business will be converted into a restricted stock unit award of Georgia Gulf, the vesting of which will be based upon continued service and not the satisfaction of performance goals. The conversion of each PPG performance based restricted stock unit award into a restricted stock unit award of Georgia Gulf will be based on 150% of the target number of shares of PPG common stock subject to the award. Except as noted above, each converted restricted stock unit will be subject to the same terms and conditions applicable to such award immediately before the Merger and after the Merger, subject to an adjustment to maintain the value of the awards immediately before and after the Merger. The total number of shares of PPG common stock covered by PPG performance based restricted stock unit awards that will convert into Georgia Gulf restricted stock units will not exceed 25,750.

Distribution With Respect to Shares of Georgia Gulf Common Stock After the Effective Time of the Merger

No dividend or other distributions declared or made after the effective time of the Merger with respect to Georgia Gulf common stock with a record date after the effective time of the Merger will be paid with respect to any shares of Georgia Gulf common stock that are not able to be distributed by the distribution agent promptly after the effective time of the Merger, whether due to a legal impediment to such distribution or otherwise. Subject to the effect of applicable laws, following the distribution of any such previously undistributed shares of Georgia Gulf common stock, the following amounts will be paid to the record holder of such shares of Georgia Gulf common stock, without interest:

•

at the time of the Distribution, the amount of cash payable in lieu of fractional shares of Georgia Gulf common stock to which such holder is entitled pursuant to the Merger Agreement and the amount of dividends or other distributions with a record date after the effective time of the Merger theretofore paid with respect to such whole shares of Georgia Gulf common stock; and

•

at the appropriate payment date, the amount of dividends or other distributions with a record date after the effective time of the Merger but prior to the distribution of such shares and a payment date subsequent to the Distribution of such shares payable with respect to such whole shares of Georgia Gulf common stock.

Georgia Gulf is required under the Merger Agreement to deposit all such amounts with the distribution agent.

Termination of the Distribution Fund

Any portion of the amounts deposited with the distribution agent under the Merger Agreement (the “Distribution Fund”) that remains undistributed to the former stockholders of Splitco on the one-year anniversary of the effective time of the Merger will be delivered to Georgia Gulf upon demand, and any former stockholders of Splitco who have not received shares of Georgia Gulf common stock as described above may thereafter look only to Georgia Gulf for payment of their claim for Georgia Gulf common stock and any dividends, distributions or cash in lieu of fractional shares with respect to Georgia Gulf common stock (subject to any applicable abandoned property, escheat or similar law).

Post-Closing Georgia Gulf Board of Directors and Officers

The Merger Agreement provides that the Georgia Gulf board of directors will take all actions necessary such that, effective as of the effective time of the Merger, the Georgia Gulf board of directors will be increased by three members, and three persons selected by PPG and approved by the Nominating and Governance Committee of the Georgia Gulf board of directors will be elected by the Georgia Gulf board of directors to fill the vacancies created. In accordance with the Merger Agreement, these individuals will also be nominated for re-election to the board of directors of Georgia Gulf at Georgia Gulf’s 2013 annual meeting of stockholders.

Additionally, the executive officers of Georgia Gulf immediately prior to the consummation of the Merger are expected to be the executive officers of Georgia Gulf immediately following the consummation of the Merger.

Stockholders Meeting

Under the terms of the Merger Agreement, Georgia Gulf is required to call a meeting of its stockholders for the purpose of voting upon the issuance of shares of Georgia Gulf’s common stock in the Merger and related matters as promptly as practicable following the date on which the SEC has cleared this document and, if required by the SEC as a condition to the mailing of this document, the registration statement of Georgia Gulf has been declared effective. Georgia Gulf will ask its stockholders to vote on this matter at the special meeting of Georgia Gulf stockholders by delivering this document to its stockholders in accordance with applicable law and its organizational documents. Georgia Gulf is required to call such a stockholders meeting for the purpose of voting upon the issuance of shares of Georgia Gulf common stock in the Merger and related matters, regardless of whether the board of directors of Georgia Gulf has made a Change in Recommendation (as defined below).

Representations and Warranties

In the Merger Agreement, each of Georgia Gulf and Merger Sub has made representations and warranties to PPG and Splitco, and PPG has made representations and warranties to Georgia Gulf relating to Splitco and TCI. These representations and warranties relate to, among other things:

•	due organization, good standing and qualification;

•	capital structure;

•	authority to enter into the Merger Agreement (and Additional Agreements) and no conflicts with or violations of governance documents, other obligations or laws;

•	financial statements and absence of undisclosed liabilities;

•	absence of certain changes or events;

•	absence of investigations or litigation;

•	compliance with applicable laws;

•

accuracy of information supplied for use in this document, the registration statement of Georgia Gulf filed by Georgia Gulf and the registration statement of Splitco filed by Splitco with respect to the Separation and the Distribution;

•	environmental matters;

•	tax matters;

•	employee benefit matters and compliance with the Employee Retirement Income Security Act of 1974;

•	labor matters;

•	intellectual property matters;

•	material contracts;

•	payment of fees to brokers or finders in connection with the Merger Agreement, the Separation Agreement and the Additional Agreements;

•	approval by the board of directors;

•	interests in real property;

•	human health and safety; and

•	the absence of any other representations.

Georgia Gulf and Merger Sub have also made representations and warranties to PPG and Splitco relating to the opinions of Georgia Gulf’s financial advisors, the required vote of Georgia Gulf stockholders on the transactions contemplated by the Merger Agreement (including the issuance of shares of Georgia Gulf’s common stock in the Merger), the absence of ownership by Georgia Gulf of any shares of PPG or Splitco common stock and the absence of any stockholder rights plan, “poison pill,” anti-takeover plan or other similar device. Georgia Gulf and Merger Sub have also made representations and warranties to PPG and Splitco relating to the financing contemplated by a commitment letter, dated as of July 18, 2012 (the “Splitco Commitment Letter”), with Barclays Bank PLC, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC (the “Commitment Parties”).

PPG also made representations and warranties to Georgia Gulf relating to the sufficiency of assets contributed to Splitco, the absence of ownership by PPG or Splitco of any shares of Georgia Gulf capital stock and the financing contemplated by a commitment letter, dated as of July 18, 2012, with the Commitment Parties (the “PPG Commitment Letter”). See “Debt Financing—PPG Bridge Facility.” PPG has also made representations and warranties to Georgia Gulf regarding PPG’s authority to enter into the Merger Agreement (and the Additional Agreements), the absence of conflicts with or violations of governance documents, other obligations or laws and the payment of fees to brokers or finders in connection with the Merger Agreement, Separation Agreement and Additional Agreements. PPG has also made representations and warranties to Georgia Gulf relating to TCI. The representations and warranties regarding TCI relate to:

•	valid existence;

•	capital structure;

•	financial statements;

•	absence of certain changes or events;

•	absence of investigations or litigation;

•	compliance with applicable laws;

•	environmental matters; and

•	material contracts.

Many of the representations and warranties contained in the Merger Agreement are subject to a “material adverse effect” standard, knowledge qualifications, or both, and none of the representations and warranties survive the effective time of the Merger. The Merger Agreement does not contain any post-closing indemnification obligations with respect to these matters.

Under the Merger Agreement, a material adverse effect means, with respect to Splitco or Georgia Gulf, as applicable, any change, development, event, occurrence, effect or state of facts that, individually or in the aggregate with all such other changes, developments, events, occurrences, effects or states of facts is materially adverse to the business, financial condition or results of operations of the PPG Chlor-alkali and Derivatives Business taken as a whole (in the case of Splitco) or Georgia Gulf and its subsidiaries taken as a whole (in the case of Georgia Gulf). However, any change, development, event, occurrence, effect or state of facts arising out of or resulting from any of the following will be deemed either to constitute, or be taken into account in determining whether there is, a material adverse effect:

•	capital market conditions generally or general economic conditions, including with respect to interest rates or currency exchange rates;

•

geopolitical conditions or any outbreak or escalation of hostilities, acts of war or terrorism occurring after the date of the Merger Agreement (except to the extent that such change, development, event, occurrence, effect or state of facts has a materially disproportionate effect on the PPG Chlor-alkali and Derivatives Business (in the case of Splitco) or Georgia Gulf and its subsidiaries taken as a whole (in the case of Georgia Gulf), as compared with other participants in the industries in which the PPG Chlor-alkali and Derivatives Business operates (in the case of Splitco) or Georgia Gulf and its subsidiaries operate (in the case of Georgia Gulf) (in which case the incremental disproportionate impact or impacts may be deemed either alone or in combination to constitute, or be taken into account in determining whether there is a material adverse effect));

•

any hurricane, tornado, flood, earthquake or other natural disaster occurring after the date of the Merger Agreement (except to the extent that such change, development, event, occurrence, effect or state of facts has a materially disproportionate effect on the PPG Chlor-alkali and Derivatives Business (in the case of Splitco) or Georgia Gulf and its subsidiaries taken as a whole (in the case of Georgia Gulf), as compared with other participants in the industries in which the PPG Chlor-alkali and Derivatives Business operates (in the case of Splitco) or Georgia Gulf and its subsidiaries operate (in the case of Georgia Gulf) (in which case the incremental disproportionate impact or impacts may be deemed either alone or in combination to constitute, or be taken into account in determining whether there is, a material adverse effect));

•

any change in applicable law or GAAP (or authoritative interpretation thereof) which is proposed, approved or enacted after the date of the Merger Agreement (except to the extent that such change, development, event, occurrence, effect or state of facts has a materially disproportionate effect on the PPG Chlor-alkali and Derivatives Business (in the case of Splitco) or Georgia Gulf and its subsidiaries taken as a whole (in the case of Georgia Gulf), as compared with other participants in the industries in which the PPG Chlor-alkali and Derivatives Business operates (in the case of Splitco) or Georgia Gulf and its subsidiaries operate (in the case of Georgia Gulf) (in which case the incremental disproportionate impact or impacts may be deemed either alone or in combination to constitute, or be taken into account in determining whether there is, a material adverse effect));

•

general conditions in the industries in which the PPG Chlor-alkali and Derivatives Business operates (in the case of Splitco) or Georgia Gulf and its subsidiaries operate (in the case of Georgia Gulf) (except to the extent that such change, development, event, occurrence, effect or state of facts has a materially disproportionate effect on the PPG Chlor-alkali and Derivatives Business (in the case of Splitco) or Georgia Gulf and its subsidiaries taken as a whole (in the case of Georgia Gulf), as compared with other participants in the industries in which the PPG Chlor-alkali and Derivatives Business operates (in the case of Splitco) or Georgia Gulf and its subsidiaries operate (in the case of

Georgia Gulf) (in which case the incremental disproportionate impact or impacts may be deemed either alone or in combination to constitute, or be taken into account in determining whether there is, a material adverse effect));

•

the announcement and pendency of the Merger Agreement and the other Transactions, including any lawsuit in respect of the Merger Agreement, compliance with the covenants or agreements contained in the Merger Agreement, and, unless it involves (1) a breach by PPG of its representations and warranties related to Splitco’s authority to enter into the Merger Agreement (and the Additional Agreements) without conflicting with certain other obligations or requiring certain consents or approvals or (2) a breach by Georgia Gulf of its representations and warranties regarding its authority to enter into the Merger Agreement (and the Additional Agreements) without conflicting with certain other obligations or requiring certain consents or approvals, any loss of or change in relationship with any customer, supplier, distributor, or other business partner, or departure of any employee or officer, of the PPG Chlor-alkali and Derivatives Business (in the case of Splitco) or Georgia Gulf or any of its subsidiaries (in the case of Georgia Gulf); and

•

in the case of Splitco, (1) any of the assets or liabilities not intended to be transferred, assigned or assumed as the case may be to or by Splitco pursuant to the Separation Agreement or (2) any labor dispute, labor arbitration proceeding or labor organizational effort pending or threatened or any slowdown or work stoppage in effect or threatened with respect to employees of Splitco, in any such case, so long as the plant at which any such labor dispute, labor arbitration proceeding, labor organization effort or slowdown or work stoppage is occurring continues to operate.

Conduct of Business Pending Closing

Each of the parties has undertaken to perform customary covenants in the Merger Agreement that place restrictions on it and its subsidiaries until the effective time of the Merger. In general, each of Georgia Gulf, PPG (to the extent of the PPG Chlor-alkali and Derivatives Business only) and Splitco agrees that prior to the effective time of the Merger, except to the extent required by law, consented to by the other party (which consent may not be unreasonably withheld, conditioned or delayed), disclosed in their respective disclosure letters, or otherwise expressly permitted or contemplated by the Merger Agreement and the Additional Agreements, it will conduct its business in the ordinary course consistent with past practice, and use commercially reasonable efforts to conduct its operations in compliance with all applicable laws, and maintain its current business organization, maintain rights and franchises, keep available the services of its current officers and key employees and maintain its relationships with key customers and key suppliers. In addition, Georgia Gulf has agreed that prior to the effective time of the Merger, except to the extent required by law, disclosed in their respective disclosure letters, consented to by the other party (which consent may not be unreasonably withheld, conditioned or delayed except as otherwise indicated in the Merger Agreement) or otherwise expressly permitted or contemplated by the Merger Agreement and the Additional Agreements, it will not take the following actions:

•

declaring dividends or making distributions in respect of any shares of its capital stock except for the declaration and payment of (1) regular quarterly cash dividends not in excess of $0.08 per share of Georgia Gulf common stock and (2) cash dividends or other distributions paid on or with respect to a class of capital stock all of which shares of capital stock of the applicable corporation are owned directly or indirectly by Georgia Gulf;

•

splitting, combining or reclassifying any capital stock or issuing or authorizing or proposing the issuance of any other securities in respect of, in lieu or, or in substitution for, shares of its capital stock; or redeeming, repurchasing otherwise acquiring, or permitting any subsidiary to redeem, repurchase or otherwise acquire, any shares of its capital stock, except as required by the terms of the securities outstanding on the date of the Merger Agreement or any securities issued after the date of the Merger Agreement not in violation of the Merger Agreement or as required by the terms of a benefit plan;

•

issuing, delivering, selling, or authorizing any shares of its capital stock or any securities convertible into or exchangeable for capital stock, other than (a) the issuance of shares of Georgia Gulf common stock upon the exercise of stock options or vesting of restricted stock units that are outstanding on the date of the Merger Agreement; (b) the issuance of stock by any wholly owned subsidiary of Georgia Gulf to its parent or another wholly owned subsidiary; and (c) granting stock options or granting restricted stock units with respect to up to 500,000 shares of Georgia Gulf common stock in the ordinary course of business, consistent with Georgia Gulf’s past practices;

•	amending its certificate of incorporation;

•

acquiring or agreeing to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability entity, joint venture, association or other business organization or division thereof or otherwise acquiring or agreeing to acquire any material assets (excluding the acquisition of assets used in the operations of the business of Georgia Gulf and the Georgia Gulf Subsidiaries in the ordinary course consistent with past practice, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor), in any such case, if such acquisition would reasonably be expected to, individually or in the aggregate, prevent or materially delay satisfaction of any of the conditions to the Merger;

•

except in the ordinary course of business, consistent with past practice or as specifically set forth in the Merger Agreement, selling, leasing, licensing, disposing of or otherwise encumbering assets (including the capital stock of its subsidiaries), but excluding, inventory and obsolete equipment in the ordinary course of business consistent with past practice or not in an amount exceeding $20.0 million in the aggregate;

•

incurring any indebtedness or guaranteeing or otherwise becoming contingently liable for any indebtedness or issuing or selling any debt securities or warrants or rights to acquire any debt securities or entering into any material lease of real property or entering into any interest rate hedge, other than (1) under the Credit Agreement, dated as of December 22, 2009, by and among Georgia Gulf and Royal Group, Inc., as borrowers, the lenders party thereto, and General Electric Capital Corporation, as administrative agent, in an amount not to exceed $300.0 million and (2) in the ordinary course of business consistent with past practice and not exceeding $20.0 million in the aggregate;

•

(1) granting any material increases in the compensation of any director, officer or employee, except in the ordinary course of business consistent with past practice; (2) paying or agreeing to pay to any director, officer or employee, whether past or present, any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, termination, pension or employment plans, contracts or arrangements as in effect on the date of the Merger Agreement, except for the right to receive certain retention and bonus payments that are related to the transactions contemplated by the Merger Agreement that Georgia Gulf may agree to pay and pay to select executives and other employees, which will in no event exceed $10.0 million in the aggregate; (3) except in the ordinary course of business consistent with past practice, entering into any new, or materially amending any existing, employment or severance or termination, contract with any director, officer or employee; (4) accelerating the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation; or (5) becoming obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement or similar plan or arrangement that was not in existence on the date of the Merger Agreement, or amending any such plan or arrangement in existence on the date of the Merger Agreement if such amendment would have the effect of materially enhancing any benefits thereunder;

•

establishing, adopting, terminating, entering into or amending any collective bargaining agreement or other arrangement with a labor union, labor organization or works council for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except, in each case, (1) as is necessary to comply with applicable law, or (2) as would not result in a material increase in the cost of maintaining such collective bargaining agreement or other arrangement;

•	authorizing, recommending, proposing or announcing an intention to adopt a plan of complete or partial liquidation or dissolution;

•	making any material change in accounting methods or year, except as required by law;

•	other than in the ordinary course consistent with past practice, making, changing or revoking any material tax elections or settling, compromising or abandoning any material tax liability;

•

except in the ordinary course of business, consistent with past practice, settling or compromising any actions, suits, arbitrations or proceedings (including any employee grievances) or paying, discharging or satisfying any material claims, liabilities or obligations except (1) the payment, discharge or satisfaction (in accordance with their terms) of any such claims, liabilities or obligations reflected or reserved against in, or contemplated by Georgia Gulf’s financial statements or (2) settlement or compromise of litigation if it does not involve a grant of injunctive relief and any amounts paid (including as reimbursement of legal fees and expenses) does not exceed $5.0 million;

•

entering into any joint venture, partnership or other similar business arrangement for the production of chlorine or caustic soda, or building or establishing a plant for the production of chlorine or caustic soda;

•

entering into or amending any agreement or arrangement with any affiliate of Georgia Gulf or any subsidiary of Georgia Gulf (other than with wholly owned subsidiaries of Georgia Gulf) on terms less favorable to Georgia Gulf or such subsidiary of Georgia Gulf, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm’s-length basis;

•

(1) terminating or failing to use commercially reasonable efforts to renew any material contract, (2) modifying, amending, waiving, releasing or assigning any material rights or claims thereunder, or (3) entering into certain material contracts not consistent with past practice, in each case except in the ordinary course of business or as required by law; or

•	agreeing or committing to do any of the foregoing actions.

In addition, each of PPG (to the extent of its PPG Chlor-alkali and Derivatives Business only) and Splitco has agreed that prior to the effective time of the Merger, except to the extent required by law, disclosed in their respective disclosure letters, consented to by the other party (which consent may not be unreasonably withheld, conditioned or delayed except as otherwise indicated in the Merger Agreement) or otherwise expressly permitted or contemplated by the Merger Agreement and the Additional Agreements, it will not take the following actions:

•

splitting, combining or reclassifying any capital stock or issuing or authorizing or proposing the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or redeeming, repurchasing otherwise acquiring, or permitting any subsidiary to redeem, repurchase or otherwise acquire, any shares of its capital stock, except as required by the terms of the securities outstanding on the date of the Merger Agreement or any securities issued after the date of the Merger Agreement not in violation of the Merger Agreement or as required by the terms of a benefit plan;

•

issuing, delivering or selling, or authorizing any shares of capital stock, any debt with voting rights or any securities convertible into, or any rights, warrants or options to acquire, any such shares, debt with voting rights or convertible securities, including additional options or other equity-based awards that could be converted into any option to acquire such securities, other than the issuance of stock by any wholly owned subsidiary of Splitco to its parent or another wholly owned subsidiary;

•	amending the certificate of incorporation or bylaws, or similar organizational documents of an entity to be transferred as part of the PPG Chlor-alkali and Derivatives Business;

•

acquiring or agreeing to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability entity, joint venture, association or other business organization or division thereof, in each case that would be an asset transferred to Splitco in the

Separation (excluding the acquisition of assets used in the operations of the business of Splitco or its subsidiaries in the ordinary course consistent with past practice, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor);

•

except in the ordinary course of business, consistent with past practice or as specifically set forth in the Merger Agreement, selling, leasing, licensing, disposing of or otherwise encumbering assets (including the capital stock of certain subsidiaries), but excluding inventory and obsolete equipment in the ordinary course of business consistent with past practice or not exceeding $2.0 million in the aggregate;

•

incurring any indebtedness or guaranteeing or otherwise becoming contingently liable for any indebtedness or issuing or selling any debt securities or warrants or rights to acquire any debt securities or entering into any material lease of real property or entering into any interest rate hedge, other than (1) liabilities that would not be assumed by Splitco in the Separation, (2) liabilities incurred in the ordinary course of business consistent with past practice, or (3) other liabilities not exceeding $500,000 in the aggregate;

•

(1) granting any material increases in the compensation of any director, officer or employee, except in the ordinary course of business consistent with past practice; (2) paying or agreeing to pay to any director, officer or employee, whether past or present, any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, termination, pension or employment plans, contracts or arrangements as in effect on the date of the Merger Agreement, except for the right to receive the retention and bonus payments for select employees of Splitco set forth in the Employee Matters Agreement; (3) except in the ordinary course of business consistent with past practice, entering into any new, or materially amending any existing, employment or severance or termination, contract with any director, officer or employee; or (4) becoming obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement or similar plan or arrangement that was not in existence on the date of the Merger Agreement, or amending any such plan or arrangement in existence on the date of the Merger Agreement if such amendment would have the effect of materially enhancing any benefits thereunder, except with respect to an action that applies uniformly to all similarly situated employees of PPG and its subsidiaries;

•

establishing, adopting, terminating, entering into or amending any collective bargaining agreement or other arrangement with a labor union, labor organization or works council for the benefit of directors, officers or employees or any of their beneficiaries, except, in each case, (1) as is necessary to comply with applicable law, (2) as would not result in a material increase in the cost of maintaining such collective bargaining agreement or other arrangement, (3) in connection with an action that applies uniformly to all similarly situated employees of PPG and its subsidiaries, (4) as contemplated by the Employee Matters Agreement, or (5) as set forth in the disclosure letter delivered by PPG to Georgia Gulf immediately prior to the execution of the Merger Agreement;

•	authorizing, recommending, proposing or announcing an intention to adopt a plan of complete or partial liquidation or dissolution;

•	making any material change in accounting methods or year, except as required by law and to the extent it relates to the PPG Chlor-alkali and Derivatives Business;

•

other than in the ordinary course consistent with past practice, making, changing or revoking any material tax elections in respect of the PPG Chlor-alkali and Derivatives Business that would bind Splitco or a Splitco subsidiary for periods following the effective time of the Merger or settling, compromising or abandoning any material tax liability for which Splitco or a Splitco subsidiary would be responsible under the Tax Matters Agreement;

•

except in the ordinary course of business, consistent with past practice, settling or compromising any actions, suits, arbitrations or proceedings (including any employee grievances) or paying, discharging or satisfying any material claims, liabilities or obligations except (1) the payment, discharge or satisfaction (in accordance with their terms) of any such claims, liabilities or obligations reflected or reserved against in, or contemplated by, Splitco’s financial statements, or incurred in the ordinary course of business since the date of such financial statements or (2) settlement or compromise of litigation if it does not involve a grant of injunctive relief and any amounts paid (including as reimbursement of legal fees and expenses) do not exceed $2.0 million in the aggregate;

•

entering into or amending any agreement or arrangement that will be assumed by Splitco in the Separation with any affiliate of PPG or any subsidiary of PPG (other than Splitco or a subsidiary of Splitco);

•

(1) terminating or failing to use commercially reasonable efforts to renew any material contract (including any contract that provides for annual payments in excess of $2.0 million by or to Splitco), (2) modifying, amending, waiving, releasing or assigning any material rights or claims thereunder, or (3) entering into certain material contracts (including any contract that provides for annual payments in excess of $2.0 million by or to Splitco), in each case except in the ordinary course of business consistent with past practice or as required by law;

•

issuing to current Splitco employees any additional PPG stock options or PPG phantom stock unit awards that would be converted into Georgia Gulf stock options or Georgia Gulf phantom stock unit awards pursuant to the Merger Agreement, or modifying or waiving the terms of any such outstanding options or awards, or modifying or waiving the terms of any PPG stock plan as applied to any such outstanding options or awards;

•	failing to make certain capital expenditures for the PPG Chlor-alkali and Derivatives Business; or

•	agreeing or committing to do any of the foregoing actions.

Tax Matters

The Merger Agreement contains certain additional representations, warranties and covenants relating to the preservation of the tax-free status of: (1) the Separation and the Distribution; (2) the Merger; and (3) the receipt by PPG of the Debt Securities or the exchange by PPG of the Debt Securities in full satisfaction of debt obligations of PPG pursuant to the Debt Exchange. Additional representations, warranties and covenants relating to the tax-free status of the Transactions are contained in the Tax Matters Agreement. PPG, Splitco and Georgia Gulf agree to use their reasonable best efforts to (1) cause the Separation and the Distribution, taken together, to qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code; (2) cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and (3) facilitate the issuance of the Private Letter Ruling. Indemnification for taxes generally is governed by the terms, provisions and procedures described in the Tax Matters Agreement. See “Other Agreements—Tax Matters Agreement.”

SEC Filings

The parties agreed to prepare this document, a registration statement on Form S-4 of Georgia Gulf, and a registration statement on Form S-4 and S-1 (or such other appropriate registration form or forms to be designated by PPG) of Splitco and to file them with the SEC, and Georgia Gulf and Splitco, as the case may be, have agreed to use their reasonable best efforts to have these documents cleared by the SEC and have their respective registration statements declared effective by the SEC as promptly as reasonably practicable after such filings or at such other time as PPG, Splitco and Georgia Gulf may agree.

Georgia Gulf is required under the terms of the Merger Agreement to mail this document to its stockholders as promptly as practicable after the SEC clears this document and, if required by the SEC, the registration statements described above are declared effective.

If PPG elects to complete the Distribution by way of an exchange offer, Georgia Gulf, PPG and Splitco are required under the terms of the Merger Agreement to prepare, and PPG is obligated to file with the SEC, a Schedule TO as promptly as practicable after the date on which the registration statement with respect to the Separation and the Distribution is declared effective and to the extent such filing is required by applicable law.

Regulatory Matters

The Merger Agreement provides that each party to the Merger Agreement will use reasonable best efforts to take or cause to be taken all action and to do, or cause to be done, and to assist and cooperate with the other parties in doing or causing to be done, all things necessary, proper or advisable under the Merger Agreement and applicable laws to consummate the Merger as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and tax ruling requests and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any governmental authority. Additionally, each party to the Merger Agreement has agreed to take all reasonable steps as may be necessary to obtain all required approvals and to take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege in a manner so as to preserve the applicable privilege. Each party to the Merger Agreement has also agreed to (1) make all required filings under the HSR Act, (2) make appropriate filings, if required, with foreign regulatory authorities in accordance with applicable foreign competition laws with respect to the transactions contemplated by the Merger Agreement and (3) make all other necessary filings with any other governmental authority relating to the Merger. Each of Georgia Gulf and Merger Sub, on the one hand, and PPG and Splitco, on the other hand, have agreed to use its reasonable best efforts to (1) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (2) promptly inform the other party of any communication received by such party from the Antitrust Division of the Department of Justice, the Federal Trade Commission or any other governmental authority and of any material communication received or given in connection with any proceeding by a private party and (3) permit the other party to review in advance any communication to be given by it to, and consult with each other in advance of any meeting or material telephone call with, the Antitrust Division of the Department of Justice, the Federal Trade Commission or any other governmental authority or in connection with any proceeding by a private party, with any other person, and give the other party the opportunity to attend and participate in such meetings and conferences.

In addition, each of the parties has agreed to take, or cause to be taken, any and all steps and to make any and all undertakings necessary to avoid or eliminate each and every impediment under any antitrust, merger control, competition or trade regulation law that may be asserted by any governmental authority with respect to the Merger so as to enable the closing of the Merger to occur as soon as reasonably possible, including proposing, negotiating, committing to, and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture, licensing or disposition of such assets or businesses of Splitco (or Splitco’s subsidiaries) or Georgia Gulf (or Georgia Gulf’s subsidiaries), as applicable, or otherwise taking or committing to take actions that limit Splitco’s or its subsidiaries’ or Georgia Gulf’s or Georgia Gulf’s subsidiaries’, as applicable, freedom of action with respect to, or their ability to retain, any of the businesses, product lines or assets of Splitco (or Splitco’s subsidiaries) or Georgia Gulf (or Georgia Gulf’s subsidiaries), in each case, as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing the closing (provided that the effectiveness of any such sale, divestiture, license or disposition or action or commitment must be contingent on consummation of the Merger). However, the parties to the Merger Agreement will not have to take any such action that would result in, or would reasonably be expected to result in, a material adverse effect on the PPG Chlor-alkali and Derivatives Business, and PPG will not be required to agree to any sale, divestiture, licensing or disposition of any asset or business, or restriction or change in the ownership, conduct or operation of any assets or business that are not included in the PPG Chlor-alkali and Derivatives Business.

No Solicitation

The Merger Agreement contains detailed provisions restricting Georgia Gulf’s ability to seek an alternative transaction. Under these provisions, Georgia Gulf has agreed that it and its subsidiaries will not, and it will use reasonable best efforts to cause its and its subsidiaries’ officers, directors, employees, agents and representatives not to:

•	initiate or solicit, or knowingly facilitate, assist or encourage, directly or indirectly, any inquiries with respect to, or the encouragement or making of, any acquisition proposal;

•

except in limited circumstances, engage in negotiations or discussions with, furnish access to its properties, books and records or provide any information or data to, or cooperate with, any person relating to an acquisition proposal;

•	except in limited circumstances, approve, endorse or recommend, or propose publicly to approve, endorse or recommend, an acquisition proposal;

•

execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal (other than a confidentiality agreement);

•	waive, terminate, modify or fail to enforce any provision of any “standstill” obligation of any person other than PPG;

•

take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation inapplicable to any transactions contemplated by an acquisition proposal; or

•	resolve, propose or agree to do any of the foregoing.

Georgia Gulf has also agreed to cease any solicitations, discussions or negotiations with any person that has made or indicated an intention to make an acquisition proposal (except PPG, Splitco and their respective representatives).

The Merger Agreement provides that the term “acquisition proposal” means any proposal regarding:

•

any merger, consolidation, share exchange, business combination, recapitalization or other similar transaction or series of related transactions involving Georgia Gulf, or involving any of its subsidiaries the assets of which constitute 25% or more of the total consolidated assets, or the revenues of which represent 25% or more of the total consolidated revenues, of Georgia Gulf and its subsidiaries, taken as a whole;

•

any direct or indirect purchase or sale, lease, exchange, transfer or other disposition of the consolidated assets (including stock of any of the direct and indirect subsidiaries of Georgia Gulf) of Georgia Gulf and its subsidiaries, taken as a whole, constituting 25% or more of the total consolidated assets of Georgia Gulf and its subsidiaries, taken as a whole, or accounting for 25% or more of the total consolidated revenues of Georgia Gulf and its subsidiaries, taken as a whole, in any one transaction or in a series of transactions; or

•

any direct or indirect purchase or sale of or tender offer, exchange offer or any similar transaction or series of related transactions engaged in by any person involving 25% or more of the outstanding shares of Georgia Gulf common stock.

Notwithstanding the foregoing, prior to the vote of Georgia Gulf stockholders to approve the issuance of shares of Georgia Gulf’s common stock in the Merger, if Georgia Gulf receives a bona fide written acquisition proposal that did not result from a breach of the restrictions described in this section entitled “—No Solicitation” and the Georgia Gulf board of directors determines in good faith, after consultation with outside legal counsel and a financial advisor, that such acquisition proposal could reasonably lead to the receipt of a superior proposal,

Georgia Gulf may furnish certain information pursuant to a confidentiality agreement that contains provisions that are no less restrictive to such person, and no less favorable to Georgia Gulf, than those contained in the confidentiality agreement between Georgia Gulf and PPG or participate in discussions or negotiations with the person making the relevant acquisition proposal. All information that is provided to the person making the acquisition proposal must have been previously provided or made available to PPG or provided or made available to PPG substantially concurrently with the time it is so furnished to the person making the acquisition proposal.

The Merger Agreement provides that the term “superior proposal” means any bona fide written offer made by a third party to acquire, directly or indirectly, by merger, consolidation or other business combination or other similar acquisition transaction, for consideration consisting of cash and/or securities, at least a majority of the shares of the Georgia Gulf common stock then outstanding or all or substantially all of the assets of Georgia Gulf and the subsidiaries of Georgia Gulf, with respect to which the Georgia Gulf board of directors (after consultation with outside legal counsel and a financial advisor) has determined in its good faith judgment that the consummation of the transactions contemplated by such written offer (x) would be more favorable to Georgia Gulf’s stockholders than the Merger, after taking into account all the terms and conditions of such proposal and the Merger Agreement (including any changes to the terms of the Merger Agreement proposed in writing by PPG to Georgia Gulf in response to such proposal or otherwise) and (y) would be reasonably likely to be completed on the terms proposed on a timely basis, taking into account all financial, legal, regulatory and other aspects of such proposal.

The Merger Agreement provides that Georgia Gulf will promptly, and in any event within one business day after receipt, notify PPG of the receipt by Georgia Gulf of an acquisition proposal and provide to PPG copies of any written materials evidencing such proposal, and Georgia Gulf must keep PPG reasonably informed of the status and material terms and conditions of any such acquisition proposal. Georgia Gulf must also promptly provide to PPG (and in any event within one business day) any material modification to the terms of any acquisition proposal and must notify PPG of any determination by the Georgia Gulf board of directors that an acquisition proposal constitutes a superior proposal.

Neither Georgia Gulf nor any of its subsidiaries may enter into any contract that prohibits Georgia Gulf from complying with its obligations in the sections of this document entitled “—No Solicitation” and “—Board Recommendation.”

Board Recommendation

Georgia Gulf has agreed in the Merger Agreement that it and its board of directors will not:

•

withhold, withdraw, amend, change, qualify or modify in a manner adverse to PPG, or publicly propose to withhold, withdraw, amend, change, qualify or modify in a manner adverse to PPG, its recommendation that Georgia Gulf’s stockholders vote in favor of the issuance of shares of Georgia Gulf’s common stock in the Merger;

•

approve, endorse, adopt or recommend to Georgia Gulf’s stockholders any acquisition proposal, or publicly propose to approve, adopt or recommend to Georgia Gulf’s stockholders any acquisition proposal; or

•

enter into any agreement, letter of intent, or agreement in principle requiring Georgia Gulf to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or breach its obligations thereunder.

Notwithstanding the foregoing, the Georgia Gulf board of directors, at any time prior to obtaining stockholder approval of the issuance of shares of Georgia Gulf’s common stock in the Merger, (1) may withhold, withdraw, amend, change, qualify or modify in a manner adverse to PPG, or publicly propose to withhold, withdraw, amend, change, qualify or modify in a manner adverse to PPG, its recommendation that Georgia

Gulf’s stockholders vote in favor of the issuance of shares of Georgia Gulf common stock pursuant to the Merger, or (2) approve, endorse, adopt or recommend to Georgia Gulf’s stockholders any acquisition proposal, or publicly propose to approve, adopt or recommend to Georgia Gulf’s stockholders any acquisition proposal, if the following conditions are satisfied:

•

the Georgia Gulf board of directors has received a bona fide written acquisition proposal that it determines in good faith (after consultation with outside legal counsel and a financial advisor) constitutes a superior proposal; and

•

the Georgia Gulf board of directors has determined in good faith (after consultation with outside legal counsel) that the failure to (1) withhold, withdraw, amend, change, qualify or modify in a manner adverse to PPG, or publicly propose to withhold, withdraw, amend, change, qualify or modify in a manner adverse to PPG, its recommendation that Georgia Gulf’s stockholders vote in favor of the issuance of shares of Georgia Gulf’s common stock in the Merger or (2) approve, endorse, adopt or recommend to Georgia Gulf’s stockholders any acquisition proposal, or publicly propose to approve, adopt or recommend to Georgia Gulf’s stockholders any acquisition proposal, would be reasonably likely to constitute a breach of its fiduciary duties under applicable law.

Georgia Gulf and its board of directors may not take the actions described above (a “Change in Recommendation”) unless:

•

Georgia Gulf has notified PPG in writing of its intention to take such action at least five business days prior to taking such action, which notice must include certain information required by the Merger Agreement;

•

if requested by PPG, Georgia Gulf and its representatives must have made themselves available to discuss with PPG and its representatives any proposed modifications to the terms and conditions of the Merger Agreement and negotiated in good faith with PPG during the notice period to enable PPG to propose changes to the terms of the Merger Agreement intended to cause the superior proposal to no longer constitute a superior proposal;

•

the Georgia Gulf board of directors must have considered in good faith (after consultation with legal counsel and a financial advisor) any changes to the Merger Agreement proposed in writing by PPG and determined that the superior proposal would continue to constitute a superior proposal if such changes were to be given effect; and

•

in the event of any change to any of the financial terms (including the form or amount of consideration) or any material terms of the superior proposal, Georgia Gulf must, in each case, have delivered to PPG an additional notice and copies of the relevant proposed transaction agreement and other material documents, and a new three business day notice period will commence upon such delivery, during which time the above described obligations will generally apply (provided that, if any superior proposal is received less than five business days prior to, or changes to the superior proposal are proposed less than three business days prior to, the meeting of Georgia Gulf’s stockholders, then the five business day or three business day period, as applicable, contemplated above will be shortened such that it will expire as of the close of business on the day preceding the stockholders meeting, unless such stockholders meeting is postponed).

The Merger Agreement provides that Georgia Gulf is not prohibited from (1) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (2) making any disclosure to its stockholders if the Georgia Gulf board of directors determines in good faith (after consultation with its outside legal counsel) that failure to do so would be inconsistent with applicable law.

Financing

Under the Separation Agreement, PPG agreed to use its commercially reasonable efforts to take such steps as may be necessary to permit the conveyance by PPG of the TCI Interests to Splitco in the Separation. If PPG does not convey the TCI Interests to Splitco in the Separation, then the Special Distribution will be reduced by $130.0 million.

Splitco Financing

Pursuant to the Separation Agreement and in connection with the Separation, PPG is entitled to receive the Special Distribution immediately prior to the Distribution. The cash portion of the Special Distribution will consist of approximately $225.0 million in cash unless PPG elects to (a) reduce such amount prior to the commencement of the marketing period described below (but in no event will such cash portion be less than $200.0 million exclusive of the $12.0 million to be added if the TCI Interests are conveyed to Splitco in the Separation) or (b) increase such amount after considering in good faith the estimated adjusted tax bases of the assets to be transferred by PPG to Splitco and the estimated amount of liabilities to be assumed by Splitco in the Separation (but in no event will such cash portion be greater than $260.0 million exclusive of the $12.0 million to be added if the TCI Interests are conveyed to Splitco in the Separation). Simultaneously with the execution of the Merger Agreement, Georgia Gulf (on behalf of Splitco) entered into the Splitco Commitment Letter providing for new term loans under the Term Facility in an aggregate principal amount of approximately $225.0 million, the proceeds of which will be used to finance the cash portion of the Special Distribution (the “Splitco Financing”) and pay the fees and expenses incurred in connection with the Transactions. Following the consummation of the Transactions, Georgia Gulf and certain of its subsidiaries will guarantee the term loans under the Term Facility. See “Debt Financing—Senior Secured Term Loan Facility.”

The Merger Agreement provides that if any portion of the Splitco Financing becomes unavailable on the terms and conditions contemplated in the Splitco Commitment Letter and the related fee letters, Georgia Gulf and Splitco will use their reasonable best efforts to arrange alternative debt financing for the purposes of the Splitco Financing in an amount not less than the cash portion of the Special Distribution. Georgia Gulf may also, with PPG’s prior written consent (which consent may not be unreasonably withheld, conditioned or delayed), arrange for alternative financing for the Splitco Financing from a third party or parties if the alternative financing meets certain criteria provided in the Merger Agreement. In addition, Georgia Gulf will be responsible for all out-of-pocket, third party fees and expenses related to the Splitco Financing.

PPG Financing

In addition to the cash distributed in the Special Distribution, the Special Distribution will also consist of debt instruments of Splitco having a principal amount equal to (a) $900.0 million (minus $130.0 million if the TCI Interests are not transferred to Splitco in the Separation) less (b) the amount of cash distributed in the Special Distribution, subject to adjustment as described in the Separation Agreement and the Merger Agreement. Simultaneously with the execution of the Merger Agreement, PPG entered into the PPG Commitment Letter providing for senior unsecured bridge loans that are expected to be approximately $675.0 million (the “PPG Debt”). The parties to the Merger Agreement anticipate that the PPG Debt will be issued by PPG at least five days prior to the date of the special meeting (or, if later, five days before the date PPG’s board of directors declares the distribution of Splitco stock effecting the Distribution or five days before the date of the commencement of the exchange offer).

PPG anticipates that it will exchange the Splitco debt instruments in the form of Debt Securities in full satisfaction of the PPG Debt that will be incurred by PPG prior to the Distribution. In the event certain conditions are satisfied (including consummation of the Separation and the Merger in accordance with the Merger Agreement and the Separation Agreement) and the PPG Debt has not been repaid in full prior to the date the Merger closes because the Debt Securities could not be placed with an interest rate below an agreed cap, the PPG Debt will be repaid on the date the Merger closes with the Exchange Loans or Exchange Notes in full satisfaction of such PPG Debt. Pursuant to the Merger Agreement, each of the parties to the Merger Agreement has agreed to use its reasonable best efforts to cause the Debt Exchange to be consummated with the holders of the PPG Debt. Consummation of the Debt Exchange is a condition to the consummation of the Merger. See “—Conditions to the Merger.”

The Merger Agreement provides that PPG may not agree to amend or modify the PPG Commitment Letter without the prior written consent of Georgia Gulf if such amendments or modifications would reasonably be expected to reduce the amount of the PPG Debt below an amount equal to $900.0 million (minus $130.0 million if the TCI Interests are not transferred to Splitco in the Separation) less the amount of cash distributed in the Special Distribution. The Merger Agreement also provides that if any portion of the PPG Debt becomes unavailable on the terms and conditions contemplated in the PPG Commitment Letter, Georgia Gulf and PPG will use their reasonable best efforts to arrange alternative debt financing for the purposes of the PPG Debt in an amount not less than an amount equal to $900.0 million (minus $130.0 million if the TCI Interests are not transferred to Splitco in the Separation) less the amount of cash distributed in the Special Distribution. In addition, Georgia Gulf will be responsible for all out-of-pocket, third party fees and expenses related to the PPG Debt.

Marketing Period

Georgia Gulf is entitled to a marketing period prior to the closing of the Merger to provide it a reasonable and appropriate period of time during which it can market and place the Debt Securities contemplated by the Merger Agreement.

For the purposes of the Merger Agreement, “marketing period” means the first period of 20 consecutive business days (or 15 consecutive business days if commenced on or after January 2, 2013) commencing after the date of the Merger Agreement and throughout which:

•

Georgia Gulf shall have previously received from Splitco all of the “required financial information” (consisting of certain financial information of Splitco required to be provided by Splitco under the Merger Agreement) and during which period such information shall remain compliant in all material respects at all times with the applicable provisions of Regulations S-X and S-K under the Securities Act; and

•

the mutual conditions to each party’s obligation to effect the Merger shall have been satisfied or waived, and nothing has occurred and no condition exists that would cause any of the conditions to PPG’s and Splitco’s obligation to effect the Merger (other than the condition relating to the Debt Exchange) to fail to be satisfied.

For purposes of determining the marketing period, (1) November 23, 2012 will not be deemed to be a business day and (2) the entirety of the marketing period must occur prior to December 19, 2012, or after January 2, 2013 (provided that, in the case of this clause (2), the marketing period must be completed prior to February 14, 2013 or otherwise not commence until the audited financial statements of both Georgia Gulf and Splitco for the fiscal year ending December 31, 2012 are available). In addition, in any event, the marketing period will not be deemed to have commenced if prior to the completion of the marketing period:

•

Splitco’s auditors have withdrawn their audit opinion contained in the required financial information, in which case the marketing period shall not be deemed to commence unless and until a new unqualified audit opinion is issued with respect thereto by Splitco’s auditors or another independent public accounting firm reasonably acceptable to Georgia Gulf;

•

the financial statements included in the required financial information that is available to Georgia Gulf on the first day of the marketing period would not be sufficiently current on any day during such period to satisfy the requirements of Rule 3-12 of Regulation S-X under the Securities Act to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such period, or not sufficient for the underwriters or initial purchasers of the Debt Securities to receive a customary comfort letter, in which case the marketing period shall not be deemed to commence until the receipt by Georgia Gulf of updated required financial information that would be required under Rule 3-12 of Regulation S-X under the Securities Act to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such new 20 consecutive business day period; or

•

PPG or Splitco issues a public statement indicating its intent to restate any historical financial statements of Splitco or that any such restatement is under consideration or may be a possibility, in which case the marketing period shall not be deemed to commence unless and until such restatement has been completed and the relevant SEC reports have been amended or PPG has announced that it has concluded that no restatement shall be required in accordance with GAAP.

The marketing period shall end on any earlier date that is the date on which the Splitco Financing is funded.

Covenant Not to Compete

PPG has agreed that, for two years after the date of the effective time of the Merger, it and its subsidiaries will not engage in any of the businesses in which the PPG Chlor-alkali and Derivatives Business is engaged in as of the effective date of the Merger (the “Restricted Business”) anywhere throughout the world without the prior written consent of Georgia Gulf. Notwithstanding the foregoing:

•

none of PPG and its subsidiaries will be prohibited from engaging in the business conducted by PPG or its subsidiaries (excluding the PPG Chlor-alkali and Derivatives Business) on the effective date of the Merger;

•	none of PPG and its subsidiaries will be prohibited from owning 5% or less of any class of capital stock or other equity interest of any person engaged in the Restricted Business;

•

if PPG completes a business combination transaction with a person, which transaction results in the holders of the voting securities of PPG outstanding immediately prior to the consummation of such transaction owning less than 50% of the voting power of the voting securities of PPG or the surviving entity in the transaction or any parent of such entity outstanding immediately after the consummation of such transaction, the acquiror or any of its subsidiaries or affiliates (but not PPG or any of its subsidiaries) may engage in any Restricted Business;

•

PPG may acquire interests in or securities of any person as an investment by their pension funds or funds of any other benefit plan of PPG whether or not such person is engaged in any Restricted Business;

•

PPG may acquire interests in or securities of any person that derived 20% or less of its total revenues in its most recent fiscal year from activities that constitute Restricted Businesses (provided that such person may not use the PPG name in connection with the activities that constitute Restricted Businesses);

•	PPG may perform its obligations under the Merger Agreement and the Transaction Agreements; and

•	if the TCI Interests are not transferred to Splitco, PPG may continue to hold the TCI Interests and take any actions in connection with its ownership in TCI.

Non-Solicitation of Employees

PPG and Georgia Gulf have each agreed that, for two years following the date of closing of the Merger, it will not, without the prior written consent of the other party, solicit to hire, hire or enter into a consulting agreement with, certain employees of the other party. The restrictions in the preceding sentence shall not apply to general solicitations (such as advertisements) for employment placed by a party or such party’s subsidiary and not specifically targeted at the other party’s employees. In addition, neither party is restricted from responding to or hiring any employee of the other party or such party’s subsidiaries who contacts the other party without any prior solicitation (other than as under the general solicitation exception described above).

Certain Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants (with certain exceptions specified in the Merger Agreement) relating to:

•

audited financial statements for the PPG Chlor-alkali and Derivatives Business that PPG is required to provide to Georgia Gulf as soon as reasonably practicable after the date of the Merger Agreement, financial statements for periods not covered by such audited financial statement that PPG is required to provide after the end of the applicable fiscal period, and monthly financial statements that PPG is required to provide promptly after the end of each calendar month;

•	Georgia Gulf’s intention to pay quarterly dividends after the closing of the Merger at no less than $0.32 per share of Georgia Gulf common stock per annum;

•	actions to be taken by the independent auditors of each of Georgia Gulf and PPG;

•	guarantee agreements to be entered into by Georgia Gulf to the extent required to obtain a release of a guarantee of PPG or any of its subsidiaries as contemplated by the Separation Agreement;

•

Splitco authorizing the issuance of a number of shares of Splitco common stock such that the total number of shares of Splitco common stock outstanding immediately prior to the effective time of the Merger will equal the total number of shares of PPG common stock outstanding immediately prior to the effective time of the Merger;

•	avoiding the application of any “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation;

•	a prohibition against exercising any options to purchase Georgia Gulf common stock during the three business days prior to the effective date of the Merger;

•	any press release or public announcement relating to the Transactions;

•

the defense of any litigation that may arise with respect to the Transactions, in connection with which none of PPG, Splitco or Georgia Gulf will settle any action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against such party without having previously consulted with the other parties;

•

advising the other parties if the representations and warranties of the party in the Merger Agreement have become untrue or inaccurate or if the party has failed to comply with or satisfy in any material respect any covenant, condition or agreement that could be complied with or satisfied by it at such time under the Merger Agreement (provided, however, that no such notification will affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the Merger Agreement);

•	access to each other’s officers, employees, accountants, properties and records;

•

steps required to be taken to cause any disposition of Splitco common stock or acquisitions of Georgia Gulf common stock resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Georgia Gulf or Splitco to be exempt under Rule 16b-3 promulgated under the Exchange Act; and

•

the parties’ obligation between the signing of the Merger Agreement and the Separation to negotiate in good faith to agree upon definitive terms for certain agreements related to the Transactions, including the Transition Services Agreement and the Shared Facilities, Services and Supply Agreement, among others, and that all pricing for the services provided under such agreements will be consistent with the economics in the financial statements of the PPG Chlor-alkali and Derivatives Business provided by PPG to Georgia Gulf prior to the signing of the Merger Agreement.

Conditions to the Merger

The obligations of Georgia Gulf, PPG, Merger Sub and Splitco to consummate the Merger are subject to the satisfaction of the following conditions:

•	the consummation of the Separation and the Distribution in accordance with (1) the Separation Agreement (2) the Private Letter Ruling and (3) the Distribution Tax Opinion;

•	the expiration or termination of any applicable waiting period under the HSR Act;

•	the receipt of certain approvals or notices under the Competition Act (Canada);

•	the effectiveness of the registration statement of Georgia Gulf and the registration statement of Splitco and the absence of any stop order or proceedings seeking a stop order with respect thereto;

•

the receipt of all necessary permits and authorizations under state securities or “blue sky” laws, the Securities Act and the Exchange Act relating to the issuance and trading of shares of Georgia Gulf common stock to be issued pursuant to the Merger, and the effectiveness of such permits and authorizations;

•	the approval for listing on the NYSE of the shares of Georgia Gulf common stock and such other shares required to be reserved for issuance pursuant to the Merger;

•	the approval by Georgia Gulf stockholders of the issuance of shares of Georgia Gulf’s common stock in the Merger; and

•	the absence of court orders or orders of other governmental authorities prohibiting the Separation, the Distribution or the Merger.

The conditions listed above are referred to as the “Joint Conditions to the Merger.”

PPG’s and Splitco’s obligation to effect the Merger is subject to the satisfaction or, to the extent permitted by law, waiver of the following conditions:

•	the performance or compliance in all material respects by Georgia Gulf of all obligations and covenants required to be performed or complied with by it prior to the effective time of the Merger;

•	the truth and correctness in all material respects of Georgia Gulf’s representations and warranties, subject to specified materiality thresholds, as of the closing date of the Merger;

•

the receipt by PPG of a certificate, dated as of the effective time of the Merger, of a senior officer of Georgia Gulf certifying the satisfaction by Georgia Gulf of the conditions described in the preceding two bullet points;

•	the receipt by PPG and Splitco of the Merger Tax Opinion from PPG’s tax counsel, dated as of the closing date of the Merger;

•	the receipt by PPG and Splitco of the Private Letter Ruling, in form and substance reasonably satisfactory to PPG and Splitco, which ruling is still valid and in full force and effect; and

•

the consummation of the Debt Exchange in full satisfaction of the PPG Debt in an amount equal to (a) $900.0 million (minus $130.0 million if the TCI Interests are not transferred to Splitco in the Separation) less (b) the amount of cash distributed in the Special Distribution, subject to adjustment as described in the Separation Agreement and the Merger Agreement.

We refer to the conditions listed above as the “Additional Conditions to the Merger for PPG’s Benefit.”

Georgia Gulf’s and Merger Sub’s obligation to effect the Merger is subject to the satisfaction or, to the extent permitted by law, waiver of the following conditions:

•	the performance or compliance in all material respects by PPG and Splitco of all obligations and covenants required to be performed or complied with by them prior to the effective time of the Merger;

•	the truth and correctness in all material respects of PPG’s representations and warranties, subject to specified materiality thresholds, as of the closing date of the Merger;

•

the receipt by Georgia Gulf of a certificate, dated as of the effective time of the Merger, of a senior officer of each of PPG and Splitco certifying the satisfaction by PPG and Splitco of the conditions described in the preceding two bullet points;

•	the receipt by Georgia Gulf of a Merger Tax Opinion from Georgia Gulf’s tax counsel, dated as of the closing date of the Merger;

•

the entry by Splitco and PPG (or a subsidiary of Splitco and PPG) into the Separation Agreement and applicable Additional Agreements and, to the extent applicable, performance in all material respects by Splitco and PPG of all obligations under the Separation Agreement and the applicable Additional Agreements to be performed prior to the effectiveness of these Additional Agreements; and

•

the income before income taxes of the PPG Chlor-alkali and Derivatives Business for the fiscal years 2010 and 2011, as reported in the audited combined financial statements of the PPG Chlor-alkali and Derivatives Business for fiscal years 2010 and 2011 when delivered pursuant to the Merger Agreement, representing not less than 90% of the income before income taxes of the PPG Chlor-alkali and Derivatives Business for the fiscal years 2010 and 2011, as had been reported in the unaudited combined financial statements of the PPG Chlor-alkali and Derivatives Business for such fiscal years (the “Income Before Taxes Targets”).

We refer to the conditions listed above are referred to as the “Additional Conditions to the Merger for Georgia Gulf’s Benefit.”

Termination

The Merger Agreement may be terminated at any time prior to the consummation of the Merger by the mutual written consent of PPG and Georgia Gulf. Also, subject to specified qualifications and exceptions, either PPG or Georgia Gulf may terminate the Merger Agreement at any time prior to the consummation of the Merger if:

•	the Merger has not been consummated by May 18, 2013;

•

any governmental entity has issued an order, decree or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the Transactions, and the order, decree, ruling or other action has become final and nonappealable; or

•

Georgia Gulf’s stockholders failed to approve the issuance of shares of Georgia Gulf’s common stock in the Merger at the Georgia Gulf special meeting (including any adjournment, continuation or postponement of the Georgia Gulf special meeting).

In addition, subject to specified qualifications and exceptions, PPG may terminate the Merger Agreement if:

•

Georgia Gulf has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (1) would result in a failure of a Joint Condition or an Additional Condition to the Merger for PPG’s Benefit and (2) cannot be cured by May 18, 2013; or

•	the Georgia Gulf Board of Directors has effected a Change in Recommendation.

In addition, subject to specified qualifications and exceptions, Georgia Gulf may terminate the Merger Agreement if:

•

either PPG or Splitco has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (1) would result in a failure of a Joint Condition or an Additional Condition to the Merger for Georgia Gulf’s Benefit and (2) the failure cannot be cured by May 18, 2013; or

•

PPG has not delivered the audited combined financial statements of the PPG Chlor-alkali and Derivatives Business for fiscal years 2010 and 2011 by the date that is 120 days after the date of the Merger Agreement, or, upon delivery of such financial statements, the Income Before Taxes Targets are not met.

If the Merger Agreement is terminated, the Merger Agreement will terminate without any liability on the part of any party except as described below in the section of this document entitled “—Termination Fee Payable in Certain Circumstances,” provided that nothing in the Merger Agreement will relieve any party of liability for fraud or willful breach of the Merger Agreement or the Separation Agreement prior to termination.

Termination Fee Payable in Certain Circumstances

The Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, certain termination fees may be payable. The circumstances under which termination fees may be payable include:

•

(A) if an acquisition proposal with respect to Georgia Gulf has been made to Georgia Gulf or its stockholders, or such acquisition proposal becomes publicly known or any person has publicly announced an intention to make an acquisition proposal, and (B) thereafter the Merger Agreement is terminated (1) by either party because the Merger has not been consummated by May 18, 2013, (2) by PPG due to a breach by Georgia Gulf of its covenants under the Merger Agreement or (3) by either party after a failure to obtain the approval by Georgia Gulf stockholders of the issuance of shares of Georgia Gulf’s common stock in the Merger (and, in the case of this clause (3) only, such acquisition proposal or such announcement of an intention to make an acquisition proposal is publicly known and has not been irrevocably withdrawn at least five days prior to the Georgia Gulf stockholders meeting), and (C) within twelve months after such termination of the Merger Agreement, any acquisition of Georgia Gulf is consummated or any definitive agreement with respect to such acquisition is entered into, then, in any such case, Georgia Gulf must pay PPG a termination fee of $24.5 million;

•

if the Merger Agreement is terminated by PPG following a Change in Recommendation by the Georgia Gulf Board of Directors that the stockholders of Georgia Gulf vote in favor of the issuance of shares of Georgia Gulf’s common stock in the Merger, Georgia Gulf must pay PPG a termination fee of $24.5 million;

•

if the Merger Agreement is terminated after a failure to obtain the approval by Georgia Gulf stockholders of the issuance of shares of Georgia Gulf’s common stock in the Merger, Georgia Gulf must reimburse PPG and Splitco for their expenses in connection with the Transactions not to exceed an amount agreed upon by the parties; and

•

if the Merger Agreement is terminated because PPG has not delivered the financial statements of the PPG Chlor-alkali and Derivatives Business for fiscal years 2010 and 2011 by the date that is 120 days after the date of the Merger Agreement, or, upon delivery of such financial statements, the Income Before Taxes Targets are not met, PPG must reimburse Georgia Gulf for its expenses in connection with the Transactions not to exceed an amount agreed upon by the parties.

Expenses

The Merger Agreement provides that, except as described immediately above and in the section of this document entitled “—Financing,” each party will pay its own fees and expenses in connection with the Merger Agreement, the Merger and the other Transactions, except expenses that are to be shared equally by PPG and Georgia Gulf, which include:

•

certain expenses incurred in connection with the filing, printing and mailing of this document, a registration statement to effect registration of the shares of Splitco common stock to be issued in connection with the Distribution and the registration statement of Georgia Gulf relating to the shares of its common stock to be issued in the Merger; and

•	filing fees paid pursuant to the HSR Act and appropriate filings, if required, with foreign regulatory authorities.

In addition, any fees and expenses incurred in connection with seeking third-party consents will be paid as set forth in the Separation Agreement. Georgia Gulf will be responsible for all out-of-pocket costs, third party fees and expenses related to the Splitco Financing and the PPG Debt.

Specific Performance

If there is any actual or threatened default in, or breach of, any of the terms, conditions and provisions of the Merger Agreement or any of the other Transaction Agreements, the party who is, or is to be, aggrieved will have the right to specific performance of the transactions contemplated by the Merger Agreement or such other Transaction Agreement and injunctive or other equitable relief in respect of its rights under the Merger Agreement or the other Transaction Agreements, in addition to any and all other rights and remedies at law or in equity.

Other Transaction Agreements

Any provisions affecting PPG and Georgia Gulf, respectively, found in certain other agreements executed in connection with the Transactions (including, among others, the Separation Agreement, the Employee Matters Agreement, the Transition Services Agreement and the Tax Matters Agreement) shall be binding upon PPG and Georgia Gulf, respectively, as if they were parties thereto.

Amendments

The Merger Agreement may be amended by the parties at any time before or after the stockholders of Georgia Gulf approve the issuance of the shares of Georgia Gulf common stock in the Merger, but after such approval, no amendment which by law or under the rules of any relevant stock exchange or automated inter-dealer quotation system requires further stockholder approval may be made to the Merger Agreement without obtaining such further approval. All amendments to the Merger Agreement must be in writing and signed by each party.

THE SEPARATION AGREEMENT

The following is a summary of the material provisions of the Separation Agreement. This summary is qualified in its entirety by the Separation Agreement, dated as of July 18, 2012, a copy of which is attached as Annex B to this document. Stockholders of PPG and Georgia Gulf are urged to read the Separation Agreement in its entirety. This description of the Separation Agreement has been included to provide PPG shareholders and Georgia Gulf stockholders with information regarding its terms. The rights and obligations of the parties are governed by the express terms and conditions of the Separation Agreement, which is incorporated by reference herein, and not by this summary or any other information included in this document. It is not intended to provide any other factual information about Georgia Gulf, Merger Sub, PPG or Splitco. Information about Georgia Gulf, Merger Sub, PPG and Splitco can be found elsewhere in this document and in the documents incorporated by reference into this document. See also “Where You Can Find More Information; Incorporation by Reference.”

Descriptions regarding the assets and liabilities conveyed to Splitco and retained by PPG contained in the Separation Agreement are qualified by certain information that has been exchanged between PPG and Splitco and that is not reflected in the Separation Agreement. Thus, general descriptions of assets and liabilities in the Separation Agreement may have been modified in important ways by the information exchanged between PPG and Georgia Gulf.

Overview

The Separation Agreement provides for the Separation of the PPG Chlor-alkali and Derivatives Business from PPG. Among other things, the Separation Agreement specifies which assets of PPG and certain of its subsidiaries related to the PPG Chlor-alkali and Derivatives Business are to be transferred to, and which liabilities of PPG and certain of its subsidiaries related to the PPG Chlor-alkali and Derivatives Business are to be assumed by, Splitco and its subsidiaries, and sets forth when and how these transfers and assumptions will occur. The Separation Agreement also includes procedures by which PPG and Splitco will become separate and independent companies. The matters addressed by the Separation Agreement include, without limitation, the matters described below.

In consideration for the conveyance by PPG of the specified assets and liabilities relating to the PPG Chlor-alkali and Derivatives Business, Splitco will:

•	issue to PPG shares of Splitco common stock which, along with any other shares of Splitco common stock owned by PPG, will constitute all of the outstanding stock of Splitco; and

•	make the Special Distribution to PPG.

Issuance of Splitco Common Stock to PPG Shareholders

In consideration for the conveyance by PPG of the specified assets and liabilities relating to the PPG Chlor-alkali and Derivatives Business (1) the Splitco board of directors and PPG, as Splitco’s sole shareholder, will adopt an amendment to Splitco’s certificate of incorporation to increase the authorized shares of Splitco common stock, and Splitco will issue to PPG a number of shares of Splitco common stock, which together with the shares of Splitco common stock already owned by PPG, will constitute all of the issued and outstanding shares of Splitco common stock outstanding at the effective time of the Separation and (2) the Splitco board of directors will establish a record date preceding the Distribution and authorize Splitco to distribute to PPG the Special Distribution, which will be payable no later than immediately prior to the Distribution.

Transfer of the Assets and Assumption of Liabilities

Generally, subject to the terms and conditions contained in the Separation Agreement:

•

PPG or a subsidiary of PPG will transfer to Splitco or a subsidiary of Splitco generally all assets primarily relating to the PPG Chlor-alkali and Derivatives Business, and Splitco or a subsidiary of Splitco will generally assume all liabilities related primarily to the PPG Chlor-alkali and Derivatives Business;

•	PPG will retain all assets and liabilities that are not transferred to Splitco in the Separation; and

•	following the Distribution, the parties will transfer any misallocated assets or liabilities to such other party as such party would have been entitled to under the Separation Agreement.

The assets to be transferred or assigned to Splitco or one of its subsidiaries include the following, to the extent they are owned by PPG or its subsidiaries at the effective time of the Separation:

•

all inventories of materials, parts, raw materials, packaging materials, stores, supplies, work-in-process, goods in transit, and finished goods and products that are, in each case, used or held for use primarily in the PPG Chlor-alkali and Derivatives Business;

•	certain real property used in the PPG Chlor-alkali and Derivatives Business;

•

all contracts that are related primarily to the PPG Chlor-alkali and Derivatives Business and certain contracts for the sole benefit of Splitco into which certain shared contracts are separated pursuant to the Separation Agreement;

•

all approvals, consents, franchises, licensees, permits, registrations, authorizations and certificates or other rights issued or granted by any governmental authority and all pending applications therefor that are, in each case, used primarily in or held primarily for the benefit of the PPG Chlor-alkali and Derivatives Business;

•	all business records and other documentation and materials related primarily to the PPG Chlor-alkali and Derivatives Business;

•	all tangible personal property that is used or held for use primarily in the PPG Chlor-alkali and Derivatives Business;

•	equity interests of certain specified subsidiaries and other investments of PPG;

•

all patents and applications therefore, trademarks and intellectual property that is used or held for use primarily in the PPG Chlor-alkali and Derivatives Business, including those listed on specified schedules;

•

all rights in all telephone numbers and post office boxes used or held primarily for use in the PPG Chlor-alkali and Derivatives Business, all websites maintained primarily for the PPG Chlor-alkali and Derivatives Business and the content, information and databases contained therein (except for specifically enumerated excluded assets) and all uniform product codes used or held for use primarily in the PPG Chlor-alkali and Derivatives Business;

•	all cash and cash equivalents in Splitco bank accounts not withdrawn prior to the effective time of the Separation;

•

all trade accounts and notes receivable and other amounts receivable arising from the sale or other disposition of goods, or the performance of services, by the PPG Chlor-alkali and Derivatives Business;

•

all prepaid expenses, prepaid property taxes, security deposits, credits, deferred charges and advanced payments that are, in each case, related primarily to the PPG Chlor-alkali and Derivatives Business (other than certain prepaid amounts in connection with workers’ compensation and other policies related to liabilities retained by PPG);

•

all rights with respect to third party warranties and guaranties that are, in each case, related primarily to the PPG Chlor-alkali and Derivatives Business and all related claims, credits, rights of recovery and other similar rights as to such third parties;

•

all rights to causes of action, lawsuits, judgments, claims and demands that are, in each case, related primarily to the PPG Chlor-alkali and Derivatives Business, including items listed on specified schedules, but not including any counter-claims in connection with an underlying claim that is not related primarily to the PPG Chlor-alkali and Derivatives Business;

•

PPG’s fee and/or leasehold interest, as applicable, in and to the Starks and Sulphur Mines Salt Dome Facilities in Calcasieu Parish, Louisiana which service the PPG Chlor-alkali and Derivatives Business at the Lake Charles, Louisiana site (including any and all personal property, pipelines and other equipment owned by PPG in connection therewith);

•

PPG’s fee and/or leasehold interest, as applicable, in and to the Orange Line ethylene pipeline which services the PPG Chlor-alkali and Derivatives Business at the Lake Charles, Louisiana site (including the real property and equipment (including any and all personal property, pipelines and other equipment owned by PPG in connection therewith));

•	licenses for certain intellectual property owned by PPG; and

•

all assets expressly identified in the Separation Agreement or any Additional Agreement as assets to be acquired by Splitco and all other assets (other than specifically enumerated excluded assets) owned by PPG that are used or held for use primarily in, or related primarily to, the PPG Chlor-alkali and Derivatives Business.

The Separation Agreement provides that the assets to be transferred or assigned to Splitco or one of its subsidiaries will not in any event include any of the following:

•	the assets listed on a specified schedule or not included as an acquired asset of Splitco;

•

intellectual property in which PPG or any of its subsidiaries or the Splitco Group has any right, title or interest, other than intellectual property that is used or held for use primarily in the PPG Chlor-alkali and Derivatives Business (other than certain trademark registrations and applications therefor listed on a specified schedule) and certain intellectual property rights related to titanium dioxide or to the development, production, manufacture or finishing of titanium dioxide products;

•	any cash or cash equivalents in Splitco bank accounts withdrawn prior to the effective time of the Separation;

•

any dividends declared by TCI, PHH Monomers, LLC and RS Cogen but not yet paid as of the effective time of the Separation, except to the extent such dividends are included as assets in working capital;

•	except as otherwise provided in the Separation Agreement, all insurance policies, binders and claims and rights thereunder and all prepaid insurance premiums;

•

any real property interests of PPG not expressly identified in the Separation Agreement or any Additional Agreement as real property interests to be acquired by Splitco or its subsidiaries, certain real property interests designated as being retained by PPG and other real property on a specified schedule; and

•

all assets that are expressly contemplated by the Separation Agreement or any Additional Agreement to be retained by PPG and each of its subsidiaries (excluding Splitco and its subsidiaries) at the effective time of the Separation.

The liabilities that are to be assumed by Splitco or one of its subsidiaries include the following:

•	all liabilities that are identified on a specified schedule;

•

all liabilities relating primarily to the PPG Chlor-alkali and Derivatives Business or any of the assets that are to be assigned or transferred to Splitco or one of its subsidiaries pursuant to the Separation Agreement;

•	all trade and other accounts payable related primarily to the PPG Chlor-alkali and Derivatives Business;

•

all operating expenses and other current liabilities (including liabilities for services and goods for which an invoice has not been received prior to the Separation) related primarily to the PPG Chlor-alkali and Derivatives Business;

•

all liabilities under the contracts that are related primarily to the PPG Chlor-alkali and Derivatives Business, including the contracts that relate both to Splitco and the PPG Chlor-alkali and Derivatives Business, respectively, to the extent related to the PPG Chlor-alkali and Derivatives Business;

•

all liabilities arising from commitments, quotations, proposals and bids to purchase or acquire raw materials, components, supplies or services related primarily to the PPG Chlor-alkali and Derivatives Business;

•	all liabilities arising from commitments, quotations, proposals and bids to sell products or provide services related primarily to the PPG Chlor-alkali and Derivatives Business;

•

all liabilities with respect to any return, rebate, discount, credit, recall warranty, customer program, or similar liabilities relating primarily to products of the PPG Chlor-alkali and Derivatives Business;

•

all liabilities for death, personal injury, advertising injury and other injury to persons or property damage relating to past, current or future use of or exposure to any of the products designed, manufactured, serviced or sold or services performed by or on behalf of the PPG Chlor-alkali and Derivatives Business;

•

all liabilities relating primarily to the PPG Chlor-alkali and Derivatives Business or any assets that are to be assigned or transferred to Splitco to the extent that the same constitutes a past, current or future tort, breach of contract or violation of, or non-compliance with, any law or any approval or other right granted from a governmental authority;

•

all liabilities relating to workers’ compensation or claims for occupational health and safety, occupational disease, or occupational injury, or other claim relating to health, safety, disease or injury with respect to certain current and former employees of the PPG Chlor-alkali and Derivatives Business or other persons who are or were employed, hired or engaged by or to provide services to the PPG Chlor-alkali and Derivatives Business;

•	all liabilities for any lawsuit or governmental proceeding related primarily to the PPG Chlor-alkali and Derivatives Business;

•	all liabilities under the Splitco Financing and all other indebtedness for borrowed money of Splitco as of the effective time of the Separation;

•	all indebtedness to which PPG is subject by virtue of its ownership interests in RS Cogen, PHH, and, under certain circumstances, TCI;

•

all liabilities, known or unknown, for environmental conditions relating primarily to activities or operations at any of certain scheduled real properties of the PPG Chlor-alkali and Derivatives Business (including any release of certain hazardous materials occurring before, at or after the Separation that has migrated, is migrating or in the future migrates from certain property transferred to Splitco in the Separation) or any violation of environmental law arising out of the PPG Chlor-alkali and Derivatives Business at any such properties and all liabilities of environmental conditions at any third-party site relating primarily to hazardous materials generated at such properties;

•

all liabilities to the extent arising out of (a) the activities or operation of the PPG Chlor-alkali and Derivatives Business or the ownership or use of the assets transferred to Splitco under the Separation Agreement after the Separation by Splitco, Splitco’s subsidiaries or Georgia Gulf, (b) the activities or operations of any other business conducted by Splitco, Splitco’s subsidiaries or Georgia Gulf and its subsidiaries at any time after the Separation (including any liabilities relating to any act or failure to act by any director, officer, employee, agent or representative of Splitco, Splitco’s subsidiaries or Georgia Gulf (whether or not such act or failure to act is or was within such person’s authority)) or (c) any of the terminated or discontinued businesses that were operated on certain scheduled real properties of the PPG Chlor-alkali and Derivatives Business;

•	all liabilities expressly contemplated by the Separation Agreement or any Additional Agreement to be assumed or retained by or allocated to any of Splitco, Splitco’s subsidiaries or Georgia Gulf;

•	all liabilities of any of Splitco, Splitco’s subsidiaries, Georgia Gulf or Georgia Gulf’s subsidiaries under the Separation Agreement or any Additional Agreement; and

•

all liabilities relating to, arising out of or resulting from (a) any action or failure to take action within the control of Georgia Gulf, (b) any event involving the capital stock or assets of Georgia Gulf or (c) any breach by Georgia Gulf of any representation, warranty or covenant made in the Tax Matters Agreement that causes the tax-free status of the Transactions to be lost.

The Separation Agreement provides that the liabilities that are to be assumed by Splitco or one of its subsidiaries will not in any event include any of the following:

•	any liabilities relating to any of the assets that will not be transferred or assigned to Splitco or one of its subsidiaries pursuant to the Separation Agreement;

•

all liabilities relating to, arising out of or resulting from the contamination in the Ohio River which was the subject of or related to, directly or indirectly, sediment sampling conducted or to be conducted by or on behalf of PPG (along with any associated follow-up sampling or testing), as and to the extent set forth in certain schedules, but not including liabilities for on-site remediation or other remediation outside of the Ohio River;

•

all liabilities relating to, arising out of or resulting from natural resource damages and other third party tort (only) damage claims related to the Calcasieu River Estuary, other than (i) liabilities in the Calcasieu Estuary related to remediation, including contribution or similar claims for costs of remediation and (ii) liabilities arising out of any release of hazardous materials by Splitco, Splitco’s subsidiaries or Georgia Gulf into the Ohio River or the Calcasieu Estuary after the Separation;

•

all liabilities relating to, arising out of, or resulting from any real property owned, leased or operated prior to the Separation by PPG or its affiliates relating to the PPG Chlor-alkali and Derivatives Business (other than certain scheduled real properties of the PPG Chlor-alkali and Derivatives Business and other than real property expressly identified by the Separation Agreement or Additional Agreements as assets to be acquired by Splitco, Splitco’s subsidiaries or Georgia Gulf), certain real property scheduled to be retained by PPG or any business or operation conducted prior to the Separation that is not included in the PPG Chlor-alkali and Derivatives Business, including (i) all liabilities relating to, arising out of, or resulting from any environmental conditions or any violation of environmental law at any such locations, and (ii) all liabilities relating to, arising out of or resulting from any environmental conditions at any third-party site arising from, related to or resulting from hazardous materials from any such locations or businesses or operations;

•

all liabilities that are expressly provided by the Separation Agreement, the Merger Agreement or any Additional Agreements as liabilities to be retained or assumed by PPG or any of PPG’s subsidiaries (other than Splitco or its subsidiaries);

•

all liabilities relating to, arising out of or resulting from (i) any action or failure to take action within the control of PPG or its subsidiaries, (ii) any event involving the capital stock or assets of PPG or

(iii) any breach by PPG of any representation, warranty or covenant made in the Tax Matters Agreement that causes the tax-free status of the Transactions to be lost;

•

all liabilities of PPG and its subsidiaries (excluding Splitco) constituting an obligation to defend, indemnify or hold harmless any third-party insurers that issued insurance policies to PPG (including without limitation any indemnity obligations that PPG has assumed or may assume in connection with the Chapter 11 bankruptcy reorganization of Pittsburgh Corning Corporation);

•

all liabilities of certain scheduled subsidiaries of PPG that are unrelated to the PPG Chlor-alkali and Derivatives Business (including liabilities related to titanium dioxide or to the development, production, manufacture or finishing of titanium dioxide products);

•

all liabilities relating to, arising out of or resulting from the indemnification of any director, officer, agent or employee of PPG or any of its affiliates who was a director, officer, agent or employee of PPG or any of its affiliates on or prior to the consummation of the Merger to the extent such director, officer, agent or employee is or becomes a named defendant in (i) any shareholder derivative suit against PPG arising from the transactions contemplated by the Separation Agreement or the Merger Agreement or (ii) any lawsuit or governmental proceeding related to liabilities that are not to be assumed by Splitco under the Separation Agreement; and

•

all liabilities relating to, arising out of or resulting from claims for or relating to exposure to asbestos at any real property that is an asset of Splitco prior to the Separation, whether such claim is made before or after the Separation, subject to certain scheduled terms.

Transfer of the PPG Chlor-alkali and Derivatives Business

The Separation Agreement requires PPG and Splitco to deliver certain documents to the other party to effect the transfer of the PPG Chlor-alkali and Derivatives Business to Splitco.

On the effective date of the Separation, PPG or its subsidiaries are required to deliver the following documents to Splitco:

•

a Tax Matters Agreement, a Transition Services Agreement, an Electric Generation, Distribution and Transmission Facilities Lease, a Shared Facilities, Services and Supply Agreement, a Servitude Agreement, a Shared Facilities Agreement for Monroeville, a Master Terminal Agreement and certain sales agreements providing for the ongoing supply of certain chemicals between the parties;

•

all necessary transfer documents relating to the assets to be transferred or assigned to Splitco (or to be retained by PPG, as the case may be) and the liabilities to be assumed by Splitco (or to be retained by PPG, as the case may be); and

•

resignations of each of the individuals who serve as an officer or director of the Splitco Group as set forth on a specified schedule in their capacity as such and the resignations of any other persons that will be employees of any member of the PPG Group after the effective time of the Separation and that are directors or officers of any member of the Splitco Group, to the extent requested by Splitco.

On the effective date of the Separation, Splitco is required to deliver the following documents to PPG:

•

in each case where any member of the Splitco Group is to be a party to the Tax Matters Agreement, Transition Services Agreement, Electric Generation, Distribution and Transmission Facilities Lease, Shared Facilities, Services and Supply Agreement, Servitude Agreement, Shared Facilities Agreement for Monroeville, Master Terminal Agreement and certain sales agreements providing for the ongoing supply of certain chemicals between the parties, the executed agreement;

•

all necessary transfer documents relating to the assets to be transferred or assigned to Splitco (or to be retained by PPG, as the case may be) and the liabilities to be assumed by Splitco (or to be retained by PPG, as the case may be); and

•

resignations of each of the individuals who serve as an officer or director of the PPG Group as set forth on a specified schedule in their capacity as such and the resignations of any other persons that will be employees of any member of the Splitco Group and that are directors or officers of any member of the PPG Group, to the extent requested by PPG.

Intercompany Arrangements and Guarantees

Except for certain agreements such as the Separation Agreement, the Merger Agreement and the Additional Agreements, all contracts between Splitco or any member of the Splitco Group, on the one hand, and PPG and any member of the PPG Group, on the other hand, will be terminated as of the effective time of the Separation. Splitco and PPG also will settle all intercompany accounts at the effective time of the Separation. On or prior to the effective time of the Separation, the parties (with the reasonable cooperation of the applicable other party) will use their reasonable best efforts to have the applicable other party removed as a guarantor or obligor for any liability which such party retains pursuant to the Separation Agreement. If the parties are unable to obtain such removal, they will indemnify the party retaining such guarantee or obligation and will pay, perform and discharge fully all the obligations or other liabilities of such guarantor or obligor thereunder.

Consents and Delayed Transfers

The Separation Agreement provides that PPG and Splitco will use their respective commercially reasonable efforts to obtain any required third-party consents or governmental approvals required in connection with the Separation or the Distribution; provided, that except for certain exceptions (including the transfer of the TCI Interests as discussed in “—Transfer of the TCI Interests”), neither PPG nor Splitco will be required to make any payments or offer or grant any accommodation (financial or otherwise) to any third party or governmental authority to obtain any such consent or governmental approval, except to the extent that a member of the other party agrees to reimburse and make whole PPG or Splitco, as the case may be. The transfer of any specific asset to either Splitco or PPG in connection with the Separation will automatically be deferred until all legal impediments are removed and all necessary consents and governmental approvals have been obtained, subject to certain exceptions. The party retaining such asset will hold such asset for the benefit of the other (at such other party’s expense) until properly conveyed. The obligations of the parties to obtain such consents will generally terminate on the two-year anniversary of the effective date of the Separation.

If any conveyance of assets or liabilities to Splitco and its subsidiaries or PPG and its subsidiaries pursuant to the Separation Agreement would be a violation of applicable laws or require any third-party consent or governmental approval in connection with the Separation, the Distribution or other transactions contemplated under the Separation Agreement, then such conveyance will automatically be deferred until all legal or contractual impediments are removed or such third-party consents or governmental approvals have been obtained. Either party may elect to require conveyance of certain assets or liabilities under the Separation Agreement despite the legal or contractual impediment, but such party would be responsible for any liabilities that may arise from such conveyance, except where the parties jointly agree to effect such conveyance, in which case any such liabilities would be shared equally between Splitco and PPG. If such legal or contractual impediments are removed or the required third-party consent and/or governmental approvals are obtained, the transfer of the applicable asset or liability will be effected promptly in accordance with the terms of the Separation Agreement.

If PPG fails to obtain any required governmental approvals associated with the subdivision of any real property that is to be transferred to Splitco from real property that is to be retained by PPG in the Separation or the parties have not exercised their respective rights to transfer such real property despite the legal impediment as described above, PPG and Splitco or a subsidiary of Splitco will enter into a lease agreement, with terms as provided in the Separation Agreement, effective as of the Separation pursuant to which Splitco or its designated subsidiary, as applicable, will lease from PPG the applicable real property from and after the Separation until such time, if any, as PPG has received the applicable governmental approval. Upon receipt of such governmental approval, the temporary lease agreement will terminate and PPG will convey the real property to Splitco, or its designated subsidiary or affiliate.

Shared Contracts

The Separation Agreement provides that PPG and Splitco will use their respective commercially reasonable efforts to separate contracts that are listed on a specified schedule and any other contract that relates both to the PPG Chlor-alkali and Derivatives Business and the businesses conducted by the PPG Group prior to the effective time of the Separation that are not included in the PPG Chlor-alkali and Derivatives Business, which are referred to as the “shared contracts,” into separate contracts effective as of the effective time of the Separation so that from and after the effective time of the Separation, the Splitco Group will have the sole benefit and liabilities with respect to each shared contract to the extent related to the PPG Chlor-alkali and Derivatives Business and the PPG Group will have the sole benefit and liabilities with respect to each shared contract to the extent not related to the PPG Chlor-alkali and Derivatives Business. The assets to be transferred or assigned to the Splitco Group will not include shared contracts unrelated to the PPG Chlor-alkali and Derivatives Business. To the extent any counterparty to any shared contract is entitled to consent to the separation of the shared contract, and has not provided its consent, PPG and Splitco will use their respective commercially reasonable efforts promptly to develop and implement arrangements to make the portion of the shared contract related to the PPG Chlor-alkali and Derivatives Business available for use by (and for the benefit of) Splitco in accordance with the procedure described in “—Consents and Delayed Transfers” above. If and when any required consents are obtained, the shared contract will be separated as described above. The obligations of PPG and Splitco with respect to shared contracts terminate on the two-year anniversary of the effective time of the Separation. Splitco and PPG will generally share equally any costs related to separating the shared contracts.
Transfer of the TCI Interests

Subject to certain scheduled terms, PPG will use its commercially reasonable efforts to take such steps as may be necessary to permit the conveyance of all the shares of TCI owned by PPG as of immediately prior to the effective time of the Merger (the “TCI Interests”) to Splitco at or prior to the effective time of the Separation. In the event that PPG does not convey the TCI Interests at or prior to the effective time of the Separation to Splitco, the Special Distribution will be reduced by $130 million and the TCI Interests (and any assets relating to the TCI Interests) will not be considered one of the assets to be transferred or assigned to Splitco or one of its subsidiaries pursuant to the Separation Agreement.

No Representations or Warranties

Under the Separation Agreement, other than as expressly provided therein, neither PPG nor any member of the PPG Group will make any representations or warranties, express or implied, as to any matter whatsoever, including as to the condition or the value of any asset or liability, the existence of any security interest of any asset, the absence of defenses from counterclaims, or any implied warranties of merchantability and fitness for a particular purpose. Under the Separation Agreement (other than expressly provided therein), the PPG Chlor-alkali and Derivatives Business will take the assets and liabilities allocated to it “as is, where is,” and bear the economic risk relating to conveyance of, title to or the assumption of those assets and liabilities. None of the foregoing has any impact on the representations and warranties made by PPG and any member of the PPG Group in the Merger Agreement or any ancillary agreement. See “The Merger Agreement—Representations and Warranties” for a description of the representations and warranties related to the PPG Chlor-alkali and Derivatives Business which are contained in the Merger Agreement.

Mutual Releases and Indemnification

Without limiting the parties’ rights and obligations under the Separation Agreement and the Additional Agreements and subject to certain other exceptions noted below, both PPG and Splitco (and the members of their respective Groups) will release each other and specified related parties from any and all liabilities existing or arising from any acts or events occurring (or failing to occur) at or before the effective time of the Separation or any conditions existing or alleged to have existed on or before the effective time of the Separation. The

Separation Agreement, however, provides that neither PPG nor Splitco will be released from the following liabilities:

•	any rights a person may have to enforce the obligations established by the Separation Agreement, the Merger Agreement or any Additional Agreement;

•	any liability the release of which would result in the release of any person other than a person released pursuant to this provision;

•	any liability assumed, transferred, assigned or allocated to a Group of which a person is a member in accordance with the Separation Agreement, the Merger Agreement or any Additional Agreements;

•

any liability for unpaid amounts for products or services or refunds owing on products or services due on a value-received basis for work done by a member of one Group, at the request or on behalf of a member of the other Group;

•	any liability that PPG or Splitco may have with respect to indemnification or contribution pursuant to the Separation Agreement for claims brought against the parties by third persons; or

•	any liability for fraud or willful misconduct.

In addition, under the Separation Agreement, Splitco and each member of the Splitco Group will, in general, be jointly and severally liable to indemnify PPG and each of its subsidiaries against certain liabilities from losses relating to, arising out of or resulting from (whether prior to or following the effective time of the Separation):

•	any failure of Splitco or any member of the Splitco Group to discharge or comply with any liabilities assumed by Splitco, its subsidiaries or Georgia Gulf under the Separation Agreement;

•

any breach by Splitco or any member of the Splitco Group of any agreement or obligation to be performed by such persons pursuant to the Separation Agreement, the Merger Agreement or any Additional Agreement unless such agreement expressly provides for separate indemnification therein; and

•

the enforcement by PPG, each member of the PPG Group, and all persons who are or have been shareholders, directors, partners, managers, managing members, officers, agents or employees of any member of the PPG Group (in each case, in their respective capacities as such) or, in the event the TCI Interests are transferred to Splitco at or prior to the effective time of the Separation Agreement, TCI, in each case, together with their respective heirs, executors, administrators, successors and assigns of their rights to be indemnified.

Further, under the Separation Agreement, PPG and any of its subsidiaries will indemnify Splitco and any member of the Splitco Group against certain liabilities from claims relating to, arising out of or resulting from (whether prior to or following the effective time of the Separation):

•	any failure by PPG or any other member of the PPG Group or any other person to discharge or comply with any liabilities retained by PPG or members of the PPG Group under the Separation Agreement;

•

any breach by PPG or any other member of the PPG Group of any agreement or obligation to be performed by such persons pursuant to the Separation Agreement, the Merger Agreement or any Additional Agreement unless such agreement expressly provides for separate indemnification therein; and

•

the enforcement by Splitco, each member of the Splitco Group, and all persons who are or have been shareholders, directors, partners, managers, managing members, officers, agents or employees of any member of the Splitco Group (in each case, in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns of their rights to be indemnified under the Separation Agreement.

Under the Separation Agreement, indemnification payments will be reduced by any insurance proceeds or other amounts actually recovered from unaffiliated third-parties by or on behalf of the indemnitee in respect of the related loss. The existence of a claim by an indemnitee for payment from an insurer or against a third party in respect of any indemnifiable loss will not, however, delay any payment pursuant to the indemnification provisions contained in the Separation Agreement and otherwise determined to be due and owing by the indemnifying party. Rather, the indemnifying party will make payment in full of the amount determined to be due and owing by it, and the indemnitee will assign to the indemnifying party its entire claim for insurance proceeds or against such third party.

In the absence of a final resolution to the contrary, any amount payable by Splitco to PPG under the Separation Agreement will be treated as occurring immediately prior to the Separation, as an inter-company distribution, and any amount payable by PPG to Splitco under the Separation Agreement will be treated as occurring immediately prior to the Separation, as a distribution or contribution to capital. Notwithstanding the foregoing, any indemnification amounts will be decreased to take into account the present value of any tax benefit made allowable to the indemnitee (or an affiliate) arising from the incurrence or payment of the relevant indemnified item.

The amount that any indemnifying party may be required to provide to or on behalf of an indemnitee will be decreased or increased, as the case may be, to take into account the present value of any tax benefit or cost to the indemnitee (or an affiliate thereof) arising from the incurrence or payment of the relevant indemnified item.

Post-Closing Working Capital Adjustment

The Separation Agreement provides for a working capital adjustment to the extent that the actual working capital of Splitco as of the effective date of the Separation is greater or less than its target working capital as of such date, which adjustment will be further adjusted in the event the TCI Interests are transferred to Splitco. If the actual working capital transferred to Splitco by PPG in the Separation exceeds the target working capital amount described in the Separation Agreement, then Splitco will pay to PPG the difference between the actual working capital amount and the target working capital amount by increasing the Below Basis Amount and the Above Basis Amount by the absolute value of such difference. If the actual working capital amount transferred to Splitco by PPG in the Separation is less than the target working capital amount set forth in the Separation Agreement, then PPG will pay to Splitco the difference between the actual working capital amount and the target working capital amount by reducing the Below Basis Amount and the Above Basis Amount by the absolute value of such difference.

Covenants

The Separation Agreement addresses additional obligations of PPG and Splitco, relating to, among others, the exchange of information, ownership of information, record retention, compensation for providing information and production of witnesses, and the privileged nature of information, and includes covenants relating to PPG’s use of names retained by Splitco, and the removal of tangible assets transferred to Splitco and PPG from facilities transferred to Splitco or retained by PPG, as applicable. Certain obligations and covenants are described below.

Further Assurances

Each of PPG and Splitco agrees to cooperate with each other and use commercially reasonable efforts, prior to, at and after the effective time of the Separation, to take all actions and to do all things reasonably necessary on their part under applicable law or contractual obligations to consummate and make effective the transactions contemplated by the Separation Agreement, the Merger Agreement and the Additional Agreements as promptly as reasonably practicable.

Exchange of Information

Except as otherwise provided in the Transition Services Agreement, each party will provide access to information shared between members of the Splitco Group and the PPG Group related to the PPG Chlor-alkali and Derivatives Business until the later of (i) a period of six years following the effective time of the Separation and (ii) the expiration of the relevant statute of limitations to certain shared information in its possession or control.

Intellectual Property

Splitco will generally take all actions necessary to ensure that no member of the Splitco Group operates the PPG Chlor-alkali and Derivatives Business utilizing the name, trademarks or goodwill of any member of the PPG Group; provided that members of the Splitco Group may refer to the PPG Group and trademarks of the PPG Group in connection with describing the historical relationship of the Splitco Group to the PPG Group.

Insurance

From and after the effective date of the Separation, none of Splitco nor any other member of the Splitco Group will have any rights with respect to any insurance policies of PPG and its subsidiaries in effect at the effective time of the Separation, except that PPG will, if requested by Splitco, use commercially reasonable efforts to assert, on behalf of Splitco, claims for any loss, liability or damage with respect solely to the Splitco assets or liabilities under “claims made” insurance policies for which indemnification is sought from Splitco under the Separation Agreement.

Right of First Refusal Relating to Land at Natrium, West Virginia

If at any time prior to the 20-year anniversary of the effective time of the Separation, PPG desires to sell all or a portion of certain land located in Natrium, West Virginia to a third party, Splitco will have a right of first refusal to purchase all or a portion of such land.

Conditions to the Separation and Distribution

The completion of the Separation and Distribution is conditional upon the fulfillment (or waiver by PPG, which is subject to the consent of Georgia Gulf) at or prior to the date of the Separation and Distribution of the following conditions:

•

each of the parties to the Merger Agreement has irrevocably confirmed to the others that the conditions to the Merger (other than the consummation of the Separation and the Distribution) have been fulfilled, will be fulfilled at the effective time of the Merger, or are being waived by such party, as the case may be;

•	PPG will have received the Private Letter Ruling and the Distribution Tax Opinion, each in form reasonably satisfactory to PPG; and

•

PPG and Splitco have received all necessary permits and authorizations under state securities or “blue sky” laws, the Securities Act and the Exchange Act in connection with the Distribution, and these permits and authorizations are in effect.

In addition, each of PPG’s and Splitco’s obligations to effect the Distribution is subject to the satisfaction or, to the extent permitted by law, waiver of the following additional conditions:

•

Splitco has issued to PPG additional shares of Splitco common stock as consideration for the conveyance by PPG to Splitco of specified assets and liabilities that are used in the PPG Chlor-alkali and Derivatives Business;

•	PPG has received the Special Distribution; and

•	Splitco will have assumed the liabilities it is required to assume pursuant to the Separation Agreement.

Termination

Prior to the closing of the Merger, the Separation Agreement will terminate without further action at any time before the effective time of the Merger upon the termination of the Merger Agreement. In the event of such a termination, neither party will have any further liability to the other party except as provided in the Merger Agreement.

Parties in Interest

The Separation Agreement provides that Georgia Gulf is a third party beneficiary and that the Separation Agreement may not be amended, and rights under the Separation Agreement may not be waived, without the written consent of Georgia Gulf. As of the effective time of the Separation, Georgia Gulf will be subject to the obligations imposed on, and will be the beneficiary of the rights of Splitco under the Separation Agreement.

DEBT FINANCING

In connection with the entry into the Merger Agreement, each of PPG and Georgia Gulf entered into certain commitment letters with other parties thereto pursuant to which those parties agreed to provide various financing in connection with the Transactions. The terms of the debt financing, including any conditions thereto and covenants thereunder, will be set out in various definitive documentation to be entered into by the respective parties. The following is a description of the principal terms of the indebtedness to be incurred in connection with the Transactions, as set out in the applicable commitment letters, including pursuant to the Term Facility and the Debt Securities.

Senior Secured Term Loan Facility

Pursuant to the Splitco Commitment Letter, the Commitment Parties agreed to provide the Term Facility to:

•	finance the cash portion of the Special Distribution; and

•	pay fees and expenses incurred in connection with the Transactions.

The Commitment Parties currently expect that the size of the Term Facility will be approximately $225.0 million. The Splitco Commitment Letter provides that the Commitment Parties will make the Term Facility available in a single draw on the closing date of the Merger. The commitments contemplated by the letter are in effect until May 18, 2013, and are subject to customary conditions, including, subject to exceptions, the absence of any material adverse effect on the PPG Chlor-alkali and Derivatives Business since December 31, 2011. Georgia Gulf has agreed to pay certain fees to the Commitment Parties in connection with the Term Facility and has agreed to indemnify such parties against certain liabilities.

The credit agreement governing the Term Credit Facility is expected to have several features similar to credit facilities of this nature, including, but not limited to:

Maturity and Amortization

Borrowings under the Term Facility are expected to mature on the earlier of (1) the fourth anniversary of the closing date of the Merger and (2) 91 days prior to the maturity of the 9 percent notes unless, at least 91 days prior to the maturity date of the 9 percent notes, the 9 percent notes are refinanced with notes having a maturity date at least six months after the fourth anniversary of the closing date of the Merger.

The outstanding principal amount of the term loans under the Term Facility is expected to be payable in equal quarterly amounts of 1.0% per annum prior to the fourth anniversary of the closing date of the Merger, with the remaining balance, together with all amounts owed with respect thereto, payable on the maturity date.

Interest Rates

Amounts outstanding under the Term Facility are expected to bear interest, at Splitco’s option, at a rate equal to:

•	the Base Rate plus 1.75% per annum; or

•	the reserve adjusted Eurodollar Rate plus 2.75% per annum;

provided that at no time will the Base Rate be deemed to be less than 2.00% per annum or the reserve adjusted Eurodollar Rate be deemed to be less than 1.00% per annum.

For purposes of this summary: (1) “Base Rate” has a meaning customary and appropriate for financings of this type, and the basis for calculating accrued interest for loans bearing interest at the base rate will be customary and appropriate for financings of this type and (2) “reserve adjusted Eurodollar Rate” means a fluctuating rate per annum equal to (a) the rate per annum determined by the administrative agent to be the offered rate appearing on the page of the Reuters Screen which displays an average British Bankers Association Interest Settlement Rate applicable to U.S. dollar deposits or (b) if the rate in clause (a) above does not appear on such page or service or if such page or service is not available, the rate per annum determined by the administrative agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate applicable to U.S. dollar deposits or (c) if the rates in clauses (a) and (b) are not available, the administrative agent’s offered quotation rate to first class banks in the London interbank market, in each as adjusted for applicable reserve requirements.

Prepayments

Subject to certain conditions and exceptions, including but not limited to those to ensure compliance with the indenture governing the 9 percent notes, the credit agreement governing the Term Facility would require Splitco to prepay outstanding loans in certain circumstances, including (a) in an amount equal to 100% of the net cash proceeds from sales or dispositions of certain property or assets of Georgia Gulf and its subsidiaries in excess of certain amounts to be agreed, (b) in an amount equal to 100% of the net cash proceeds from property insurance or condemnation awards in excess of an amount to be agreed, and (c) in an amount equal to 100% of the net cash proceeds from the incurrence of additional debt other than debt permitted under the credit agreement governing the Term Facility. Splitco would also be required to prepay outstanding loans with specified percentages of excess cash flow based on Georgia Gulf’s leverage ratio. The credit agreement governing the Term Facility would contain other customary prepayment obligations.

The credit agreement governing the Term Facility would also provide for voluntary prepayment of loans without premium or penalty, subject to certain conditions and exceptions, including an exception for certain prepayments or repricings of the Term Facility which may be made prior to the first anniversary of the closing date of the Merger, which exception requires the lenders holding term loans under the Term Facility to be paid an amount equal to 101% of the amount of such loans repaid or repriced (or effectively refinanced).

Covenants

The Term Facility will contain customary affirmative covenants (subject to exceptions), including covenants related to: financial statements and other reports, existence, payment of taxes and claims, maintenance of properties, insurance, books and records, inspections, lenders’ meetings, compliance with laws, environmental, subsidiaries, additional material real estate assets, additional collateral, further assurances, and maintenance of ratings (but no minimum rating requirement). The Term Facility will also contain customary negative covenants (subject to exceptions) that will restrict Georgia Gulf and its subsidiaries in their activities, including covenants related to: indebtedness, liens, no further negative pledges, restricted junior payments, restrictions on subsidiary distributions, investments, fundamental changes, disposition of assets, acquisitions, capital expenditures, contingent obligations, sales and lease-backs, transactions with affiliates, conduct of business, amendments or waivers of organizational documents, amendments or waivers with respect to certain indebtedness, and fiscal year. In addition, Georgia Gulf will be subject to a senior secured leverage ratio, to be defined in the definitive documentation, of 3.50 to 1.00.

Guarantee/Collateral

Obligations under the Term Facility will be unconditionally guaranteed by each of Splitco’s existing and subsequently acquired or organized direct or indirect domestic subsidiaries and, after consummation of the Merger, Georgia Gulf and each of its existing and subsequently acquired subsidiaries that guarantee any other indebtedness of Georgia Gulf on the closing date of the Merger. The obligations under the Term Facility will be secured by all assets of Splitco and the guarantors that secure the obligations in respect of the 9 percent notes as of the closing date of the Merger, and the guarantees thereof on an equal and ratable basis.

Events of Default

The Term Facility is expected to contain the following events of default (and, as appropriate, grace and cure periods): failure to make payments when due, default under certain other agreements, breach of certain covenants, material breach of representations, other defaults under the Term Facility documentation, involuntary bankruptcy, voluntary bankruptcy, judgments and attachments, dissolution, employee benefit plans, change of control, guaranties, security documents, and failure of subordinated indebtedness to be subordinated, subject to customary qualifications and limitations for materiality.

Splitco Debt Securities

On July 18, 2012, Georgia Gulf entered into an engagement letter contemplating the issuance of the Debt Securities to PPG immediately prior to the Distribution. The Debt Securities are expected to have a maturity date of at least eight years and are expected to be non-callable for a period of at least five years. The Commitment Parties currently expect Splitco to issue approximately $675.0 million in aggregate principal amount of the Debt Securities. In addition, the Debt Securities are expected to have an interest rate based on then current market conditions (but not to exceed an agreed cap) and customary covenants for high yield securities. These Debt Securities are also expected to be guaranteed by each of Splitco’s existing and subsequently acquired or organized direct or indirect domestic subsidiaries and, after consummation of the Merger, Georgia Gulf and each of its existing and subsequently acquired subsidiaries that guarantee any other indebtedness of Georgia Gulf on the closing date of the Merger. Other terms of the Debt Securities will be established in accordance with the terms of the Merger Agreement.

Under the Debt Exchange, Georgia Gulf and PPG expect the Debt Securities to be transferred by PPG on or about the closing date of the Merger to the Commitment Parties in satisfaction of debt obligations of PPG under the Bridge Facility. PPG has the right to condition the consummation of the Merger on the consummation of the Debt Exchange. See “—PPG Bridge Facility” and “—Debt Exchange.”

PPG Bridge Facility

Pursuant to the PPG Commitment Letter, subject to certain conditions, the Commitment Parties agreed to provide to PPG the PPG Debt, up to $675.0 million in aggregate principal amount of senior unsecured bridge loans, subject to increase or decrease by PPG (the “PPG Bridge Facility”). PPG may elect to increase or decrease the amount of PPG Debt under the Bridge Facility, but in no event will the amount of such PPG Debt be more than $700.0 million or less than $640 million. In the event of any such increase or decrease, the aggregate principal amount of Debt Securities will be increased or decreased correspondingly to equal the amount of PPG Debt under the PPG Bridge Facility to be exchanged for the Debt Securities. In connection with any such increase or decrease, the Term Facility will be increased or decreased such that the total amount of the Special Distribution is equal to approximately $900.0 million. Pursuant to the terms of the PPG Bridge Facility, the PPG Debt will mature 180 days after its incurrence (prepayable without penalty) and will bear interest at a floating rate. PPG anticipates that it will use the proceeds of the PPG Debt for general corporate purposes (which may include the repayment of debt).

The Commitment Parties expect to enter into an exchange agreement pursuant to which the Commitment Parties will exchange the PPG Debt for the Debt Securities, provided that the Commitment Parties have held the PPG Debt for their own account for at least 14 days before such exchange. If the Debt Securities have not been issued and the PPG Debt has not been repaid in full prior to the date the Merger closes, subject to certain conditions, the PPG Debt will be repaid in full on such date with Exchange Loans (described below) or Exchange Notes (as described below) in an aggregate principal amount equal to the principal amount of the PPG Debt. Such repayment by PPG of PPG Debt with Exchange Loans will be in full satisfaction of such PPG Debt.

Debt Exchange

Below is a step-by-step list illustrating the sequence of material events relating to the Debt Exchange:

Step 1—At least five days before Georgia Gulf’s special meeting of its stockholders (or, if later, five days before the date PPG’s board of directors declares the distribution of Splitco stock effecting the Distribution or five days before the date of the commencement of the exchange offer), the Commitment Parties will provide PPG the PPG Debt in the form of the PPG Bridge Facility.

Step 2—Splitco will issue the Debt Securities to PPG as part of the Special Distribution in connection with the Separation and the Distribution.

Step 3—At a time when the Commitment Parties have held the PPG Debt for at least 14 days for their own account, the Commitment Parties will exchange the PPG Debt for the Debt Securities pursuant to an exchange agreement to be entered into more than five days after the issuance of the PPG Debt.

Step 4—It is anticipated that the Commitment Parties will sell, in a public offering or otherwise, the Debt Securities received in the Debt Exchange to third party investors pursuant to an exemption from registration under the Securities Act (either in a private placement or a “Rule 144A” transaction).

Set forth below are diagrams that graphically illustrate, in simplified form, the Debt Exchange.

Exchange Loans and Exchange Notes

The PPG Commitment Letter provides that, to the extent that Splitco does not issue the Debt Securities on the closing date of the Merger, the PPG Debt will be repaid in full on the closing date with Exchange Loans having an aggregate principal amount equal to the principal amount of PPG Debt (subject to gross up to account for applicable fees and original issue discount). At any time on or after the first anniversary of the date the Exchange Loans (if any) are first exchanged for PPG Debt, the Exchange Loans (if any) may be exchanged in whole or in part, at the option of the applicable lender, for Exchange Notes having an equal principal amount. The Exchange Notes (if any) will not be issued pursuant to an indenture. Under the PPG Commitment Letter, the Exchange Loans and the Exchange Notes are expected to have substantially similar terms.

The Exchange Loans will mature eight years after the closing of the Merger, and are not prepayable without payment of a make-whole premium until the fifth anniversary of the Merger. The Exchange Notes will mature eight years after the closing of the Merger and will not be callable without payment of a make-whole premium until the fifth anniversary of the Merger. Each of the Exchange Loans and the Exchange Notes will bear interest at a rate equal to an agreed cap, subject to default interest, if any. The agreements governing each of the Exchange Loans and the Exchange Notes will contain customary covenants for high yield debt, as well as customary events of default substantially consistent with (and no less favorable than) the corresponding covenants and events of default contained in the indenture governing the 9 percent notes. The Exchange Notes will also have the benefit of registration rights.

The applicable lender under the Exchange Loans will make the determination as to whether the Exchange Loans used to satisfy the PPG Debt are exchanged for the Exchange Notes. Subject to any fluctuations in prevailing market conditions, Georgia Gulf does not believe that such determination will have a material impact on Splitco’s or Georgia Gulf’s liquidity, cash flows and operating results since the terms of the Exchange Loans and the Exchange Notes are expected to be substantially similar.

New ABL Revolver

In connection with the Transactions, Georgia Gulf expects to refinance the ABL Revolver with a syndicate of banks led by General Electric Capital Corporation (the “New ABL Revolver”). Among other things, the New ABL Revolver is expected to increase revolver availability after the consummation of the Transactions to up to $500.0 million, subject to applicable borrowing base limitations and certain other conditions. Georgia Gulf expects to use the New ABL Revolver to fund working capital and operating activities, including any future acquisitions, after the Transactions are completed.

OTHER AGREEMENTS

Georgia Gulf, PPG, Splitco and Merger Sub or their respective subsidiaries, in each case as applicable, have entered into or, before the consummation of the Transactions, will enter into, certain other agreements relating to the Transactions and various interim and on-going relationships between Georgia Gulf, PPG and Splitco. The material terms of these agreements are summarized below.

Employee Matters Agreement

In connection with the Transactions, Georgia Gulf, Splitco and PPG entered into an Employee Matters Agreement with respect to the transfer of employees engaged in the PPG Chlor-alkali and Derivatives Business and related matters including terms of employment, benefits plans, retirement plans and collective bargaining agreements. This summary is qualified by reference to the complete text of the Employee Matters Agreement, which is attached hereto as Annex C and expressly made a part of this document.

General Allocation of Splitco Employee Liabilities

In general, Splitco will assume or retain, subject to certain exceptions (i) all Splitco benefit plans and the related liabilities thereunder, (ii) all liabilities with respect to retiree health and/or life insurance benefits for current and former employees of the PPG Chlor-alkali and Derivatives Business (“Splitco Employees”), (iii) all liabilities with respect to any actions or other legal proceedings by Splitco Employees with respect to their employment or termination of employment and (iv) any other liabilities assumed or retained by Splitco under the Employee Matters Agreement.

Terms of Employment for Splitco Employees

Splitco Employees covered by collective bargaining agreements will continue to receive compensation, benefits and terms of employment in accordance with the terms of the applicable collective bargaining agreement. Splitco Employees not covered by a collective bargaining agreement will receive until the one year anniversary of the Separation (or with respect to certain health and welfare plans, through December 31, 2013) (i) base compensation and bonus opportunities that, in each case, are no less favorable in the aggregate than those provided to Splitco Employees immediately before the Separation and (ii) all other compensation and benefits that are no less favorable in the aggregate than the other compensation and benefits provided to Splitco Employees immediately before the Separation. In addition, with respect to such Splitco Employees who are not covered by a collective bargaining agreement, while no severance benefits from employment are automatically payable upon the consummation of the Transactions, severance benefits that are no less favorable than those provided to the Splitco Employees who are not covered by a collective bargaining agreement immediately before the Separation will be provided by Splitco until the one-year anniversary of the Separation.

Under the benefit plans of Georgia Gulf and/or Splitco, Splitco Employees will receive credit for their years of service with PPG to the same extent as they were entitled to credit for such service under any similar PPG benefit plan for all purposes, other than (i) under any benefit plan that is unavailable to new participants, (ii) under any frozen defined benefit plan or (iii) to the extent service credit would result in a duplication of benefits. In addition, Splitco Employees will be immediately eligible to participate, without any waiting time, in any corresponding benefit plans of Georgia Gulf and/or Splitco to the extent coverage is comparable to a PPG benefit plan in which the Splitco Employees participated. For the purposes of any medical, dental, pharmaceutical or vision plan, Georgia Gulf and Splitco will use their commercially reasonable efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such plans to be waived.

Defined Contribution Retirement Plans Covering Splitco Employees

PPG will retain all assets and liabilities under its U.S. and Canadian defined contribution retirement plans in respect of benefits accrued thereunder by Splitco Employees prior to the Transactions, and generally no assets or liabilities from the PPG plan will be transferred to Splitco. Splitco will establish U.S. and Canadian defined contribution plans that will accept eligible account balance rollovers from Splitco Employees.

Defined Benefit Plans Covering Splitco Employees

As soon as practicable following the Merger, Splitco will establish one or more defined benefit pension plans in order to provide benefits to the Splitco Employees and to accept the transfer of assets and liabilities from PPG’s U.S. and Canadian defined benefit pension plans. After the Merger, a portion of the assets of the trusts funding the PPG defined benefit pension plans will be transferred to the trusts designated to fund the new Splitco defined benefit pension plans. The asset transfer with respect to the U.S. defined benefit pension plans will be based on the requirements under Section 414(l) of the Code and the asset transfer with respect to the Canadian defined benefit pension plan will be based on applicable Canadian requirements.

With respect to the U.S. defined benefit pension plans covering Splitco Employees, the Employee Matters Agreement provides for an additional payment based on the present value of the liabilities corresponding to the Splitco Employees under those plans. If the present value of the liabilities, calculated in accordance with funding requirements, corresponding to the Splitco Employees under the U.S. defined benefit pension plans exceeds the value of the transfer pursuant to Section 414(l) of the Code, PPG is required to pay Georgia Gulf or Splitco an amount equal to such excess and Georgia Gulf or Splitco is required to deposit such amount into trust for the benefit of the Splitco Employees. If the value of the transfer pursuant to Section 414(l) of the Code exceeds the present value of the liabilities, calculated in accordance with funding requirements, corresponding to the Splitco Employees under the U.S. defined benefit pension plans, Georgia Gulf must pay to PPG an amount equal to the lesser of (x) $50 million or (y) such excess.

Non-Qualified Deferred Compensation

Effective as of the completion of the Merger, (i) Splitco is required to establish for certain eligible Splitco Employees who are not covered by a collective bargaining agreement certain U.S. and Canadian non-qualified retirement plans and deferred compensation plans substantially identical to the corresponding PPG plans, (ii) Splitco will assume the liabilities for all benefits under the corresponding PPG nonqualified retirement and deferred compensation plans with respect to the Splitco Employees who were participants in the corresponding PPG plans, and (iii) Splitco will pay such benefits to such participants.

Collective Bargaining Agreements of Splitco Employees

Splitco will assume the collective bargaining agreements covering certain Splitco Employees immediately after the Separation and Splitco will have, with certain exceptions, sole responsibility for all liabilities arising under such collective bargaining agreements.

Annual Bonuses and Retention Bonuses

PPG will retain liability for annual bonuses for eligible Splitco Employees for periods through the date that the Merger occurs, and Splitco will be responsible for annual bonuses for eligible Splitco Employees for periods following the date that the Merger occurs. PPG will pay a portion of the costs relating to retention bonuses for specified Splitco Employees; Splitco will pay the balance of the costs relating to these retention bonuses.

Health and Welfare Plans; COBRA; HIPAA and WARN

In general, with respect to liabilities incurred in respect of Splitco Employees under health and welfare plans, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or the requirements of the

Worker Adjustment and Retraining Notification Act and the Health Insurance Portability and Accountability Act of 1996, PPG will retain such liabilities for events occurring prior to the closing of the Transactions and Splitco will assume such liabilities for events occurring after the closing.

Flexible Spending Accounts and Vacation

Splitco will establish a mirror flexible spending account arrangement to cover claims during the remainder of the calendar year in which the closing of the Transactions occurs. PPG will transfer to the Splitco arrangement the net balances of any eligible Splitco Employee in a flexible spending account determined as of the closing. Splitco will honor unused vacation, personal days and sick days in the calendar year in which the closing of the Transactions occurs.

Tax Matters Agreement

In connection with the Transactions, PPG, Splitco, and Georgia Gulf will enter into a Tax Matters Agreement that will govern the parties’ respective rights, responsibilities, and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of any failure of the Distribution to qualify as tax-free for U.S. federal income tax purposes. The Tax Matters Agreement will also set forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters. This summary is qualified by reference to the complete text of the form of the Tax Matters Agreement, which is attached hereto as Annex D and expressly made a part of this document.

In general, the Tax Matters Agreement will govern the rights and obligations of PPG, on the one hand, and Splitco and Georgia Gulf, on the other hand, after the Distribution with respect to taxes for both pre- and post-Distribution periods. Under the Tax Matters Agreement, PPG generally will be responsible for pre-Distribution income and non-income taxes (including income and non-income taxes attributable to the PPG Chlor-alkali and Derivatives Business), and Splitco will be responsible for all post-Distribution income and non-income taxes attributable to the PPG Chlor-alkali and Derivatives Business. In certain circumstances and subject to certain conditions, Splitco will be responsible for certain taxes resulting from the Transactions. Furthermore, each party will be responsible for any taxes imposed on PPG that arise from the failure of the Distribution, the Merger and certain related transactions to qualify as tax-free transactions to the extent that such failure to qualify is attributable to certain actions (described below) taken by such party.

The Tax Matters Agreement will further provide that Splitco will indemnify PPG for (i) all taxes for which Splitco is responsible as described above, (ii) all taxes incurred by PPG or any subsidiary of PPG by reason of the breach by Splitco or Georgia Gulf of any of their respective representations, warranties or covenants under the Tax Matters Agreement and (iii) any costs and expenses related to the foregoing (including reasonable attorneys’ fees and expenses). PPG will indemnify Splitco for (i) all taxes for which PPG is responsible as described above, (ii) all taxes incurred by Splitco or any subsidiary of Splitco by reason of a breach by PPG of any of its representations, warranties or covenants under the Tax Matters Agreement and (iii) any costs and expenses related to the foregoing (including reasonable attorneys’ fees and expenses).

In addition, the Tax Matters Agreement generally will prohibit Splitco, Georgia Gulf, and their affiliates from taking certain actions that could cause the Distribution, the Merger and certain related transactions to fail to qualify as tax-free transactions. In particular, for a two-year period following the date of the Distribution, Splitco may not:

•

enter into any transaction or series of transactions (or any agreement, understanding or arrangement) as a result of which one or more persons would acquire (directly or indirectly) stock comprising 50% or more of the vote or value of Splitco (taking into account the stock of Splitco acquired pursuant to the Merger);

•	redeem or repurchase any stock or stock rights;

•	amend its certificate of incorporation or take any other action affecting the relative voting rights of its capital stock;

•	merge or consolidate with any other person (other than pursuant to the Merger);

•

take any other action that would, when combined with any other direct or indirect changes in ownership of Splitco capital stock (including pursuant to the Merger), have the effect of causing one or more persons to acquire stock comprising 50% or more of the vote or value of Splitco, or would reasonably be expected to adversely affect the tax-free status of the Transactions;

•	liquidate or partially liquidate;

•	discontinue the active conduct of the PPG Chlor-alkali and Derivatives Business; or

•

sell, transfer or otherwise dispose of assets (including stock of subsidiaries) that constitute more than 30% of the consolidated gross assets of Splitco and/or its subsidiaries (subject to exceptions for, among other things, ordinary course dispositions and repayments or prepayments of Splitco debt).

If Splitco intends to take any such restricted action, Splitco will be required to cooperate with PPG in obtaining a supplemental IRS ruling or an unqualified tax opinion reasonably acceptable to PPG to the effect that such action will not affect that status of the Distribution, the Merger and certain related transactions as tax-free transactions. However, if Splitco takes any of the actions above and such actions result in tax-related losses to PPG, then Splitco generally will be required to indemnify PPG for such losses, without regard to whether PPG has given Splitco prior consent.

The Tax Matters Agreement will be binding on and inure to the benefit of any successor to any of the parties of the Tax Matters Agreement to the same extent as if such successor had been an original party to the Tax Matters Agreement. Further, as of the effective time of the Merger, Georgia Gulf will be subject to the obligations and restrictions imposed on Splitco, including, without limitation, with respect to the indemnification obligations of Splitco and restrictions on Splitco described above.

Transition Services Agreement

In connection with the Transactions, PPG and Splitco will enter into the Transition Services Agreement, the material terms of which will provide that PPG will provide certain services to Splitco, and Splitco will provide certain services to PPG after the closing of the Transactions in support of the PPG Chlor-alkali and Derivatives Business with substantially the same degree of care, skill and diligence with which the provider performs such services for itself, consistent with past practices during the last six months.

Under the Transition Services Agreement, transition services are to be provided for a period not to exceed 24 months after the closing date of the Transactions unless otherwise terminated and will generally relate to the following:

•	logistics;

•	purchasing;

•	finance systems, including access thereto;

•	contract manufacturing;

•	information technology;

•	human resources;

•	tax; and

•	payroll processing.

The party providing the services under the Transition Services Agreement will defend, indemnify and hold the recipient of such services, its officers, directors, managers, partners, members, employees, agents, successors, assigns and affiliates, harmless against any actual or alleged losses, damages and expenses resulting from the provider or its subcontractors’ breach of the transition services agreement, gross negligence, willful misconduct or fraud with respect to the provision of such services. Under no circumstances will the party providing the services under the Transition Services Agreement, or any of its affiliates, have liability under the Transition Services Agreement in the aggregate in excess of the total amount of fees paid by the recipient of such services, or be otherwise required to pay out in damages, cost of settlement, or otherwise in excess of such amount.

The Transition Services Agreement may be terminated by either party immediately upon notice to the other party if either party becomes insolvent or bankrupt, or makes an assignment for the benefit of creditors, or a receiver is appointed for either party. The Transition Services Agreement may also be terminated by the non-breaching party if a party defaults in any material respect in the performance of the agreement and fails to cure or take reasonable steps to cure the breach within 30 days after receiving notice of such breach. If the Transition Services Agreement is not terminated earlier, it will terminate on the expiration or termination of the last service to be performed thereunder.

Under the Transition Services Agreement, the parties will pay for the transition services provided within 30 days of receipt of an invoice relating to such services.

Shared Facilities, Services and Supply Agreement

At the date of the Separation, PPG and Splitco will enter into the Shared Facilities, Services and Supply Agreement which provides for the long term sharing of facilities, provision of services and the supply of products in Lake Charles, Louisiana where Splitco will operate a chlor-alkali facility and PPG will operate a silicas facility. Each of these facilities currently uses common pipelines, roads, rail lines and rail spurs to deliver products to their respective facilities and the Shared Facilities, Services and Supply Agreement will provide for that common use to continue, as well as the common use of a parking facility. The Shared Facilities Agreement will also provide for the sale and delivery by Splitco to PPG of products such as steam, condensate, natural gas, process water, fire water and oxygen which are necessary to operate the silicas facility. The Shared Facilities, Services and Supply Agreement will also require Splitco to provide operation and maintenance services for PPG’s leasehold interest in certain electricity infrastructure, other services such as access to existing effluent systems; warehouse receiving and storage; maintenance, repair and fuel services; railcar management, emergency services and the use of large equipment. The initial pricing for the services and products to be provided pursuant to the Shared Facilities, Services and Supply Agreement shall be consistent with the internal PPG pricing prior to the signing of the Merger Agreement.

Servitude Agreement

Pursuant to the Transactions, at the date of the Separation, PPG and Splitco will enter into the Servitude Agreement which will provide record evidence of various easements granted between PPG’s retained silicas plant at Lake Charles, Louisiana (“Lake Charles”) and the remaining portion of the Lake Charles facility transferred to Splitco. The easements referenced in the Servitude Agreement include rights of access by PPG and Splitco on common roadways and railways serving the Lake Charles facility which will be located on one another’s property. The above-referenced easements will also include the right to transmit steam, natural gas, oxygen, condensate, sanitary and storm sewer and other materials through pipelines located on the Lake Charles facility in support of PPG’s and Splitco’s respective operations at the Lake Charles facility.

The Electric Generation, Distribution and Transmission Facilities Lease

In connection with the Transactions, at the date of the Separation, PPG and Splitco will enter into the Electric Generation, Distribution and Transmission Facilities Lease which will provide PPG’s silicas plant with an undivided leasehold interest in the powerhouse C generation facility in Lake Charles adequate to allow PPG’s silicas plant to self-supply its power requirements. The leasehold interest will also include an interest in the Splitco electric distribution and transmission system adequate to deliver power from powerhouse C to PPG’s silicas plant. The lease will be for an initial 20 year term with 5 year renewal options. In return, PPG’s silicas plant will pay a fixed monthly rental payment to Splitco. This lease will include a one-time option for PPG’s silicas plant to increase its leased generation interest up to 10 MW upon prior written notice effective October 30, 2014.

Chlorine, Liquid Caustic Soda and Hydrochloric Acid Sales Agreements

At the date of the Separation, PPG and Georgia Gulf will enter into certain agreements pursuant to which Splitco will supply PPG and/or subsidiaries of PPG, and PPG and/or subsidiaries of PPG will supply Splitco, as the case may be, with chlorine, caustic soda, and hydrochloric acid. The initial term of the chlorine, liquid caustic soda, and hydrochloric acid sales agreements will be for 60 months beginning after the Distribution, and the agreements will continue after such initial term on a yearly basis unless or until terminated by either PPG or Georgia Gulf at the end of such initial term or any subsequent year term, upon prior written notice.

Monroeville Shared Facilities Agreement

In connection with the Transactions, at the date of the Separation, PPG and Splitco will enter into the Monroeville Shared Facilities Agreement which will provide for a 12-month lease (with an option to extend for up to 6 additional months) of a portion of PPG’s Monroeville chemicals technical center to Splitco employees for offices and related use, at a rental rate of $100,000 per month (inclusive of all utilities). The Monroeville Shared Facilities Agreement will also permit Splitco to share with PPG certain laboratory, conference center and other space at the Monroeville chemicals technical center at a cost similar to the cost charged to the PPG Chlor-alkali and Derivatives Business for that use prior to the effective time of the Separation. PPG’s and Splitco’s employees and contractors will be required to keep confidential any proprietary information of the other party which they may acquire in the course of their use of the shared facilities. PPG will be responsible for the maintenance and repair of the leased facilities.

Master Terminal Agreement

In connection with the Transactions, at the date of the Separation, the Master Terminal Agreement, entered into by and between PPG and Splitco, will allow Splitco to continue to use a facility related to the PPG Chlor-alkali and Derivatives Business located in Barberton, Ohio that will be retained by PPG (the “Barberton Terminal”) for the unloading of product from tanks to trucks for delivery to Splitco’s customers. The term of the Master Terminal Agreement will be from the date of the Master Terminal Agreement until the earlier to occur of (1) the three-year anniversary of the Master Terminal Agreement or (2) the date on which the underlying agreements committing Splitco to supply certain products to the relevant customers terminate. The Master Terminal Agreement will automatically renew annually thereafter unless cancelled by either PPG or Splitco by providing 180 days’ prior written notice. Each party to the Master Terminal Agreement may terminate the agreement (1) for any reason with at least 90 days’ prior written notice, (2) if the other party fails to carry out any material term of the agreement for a period of three days, with at least 60 days’ prior written notice, and (3) if use of PPG’s equipment and the Barberton Terminal is terminated by any governmental authority or in other similar circumstances, immediately.

Chlorine Sales Agreement Amendment

In connection with entering into the Merger Agreement, PPG and a subsidiary of Georgia Gulf entered into an amendment to an existing Chlorine Sales Agreement, pursuant to which PPG sells chlorine to Georgia Gulf. Prior to the execution of this amendment to the Chlorine Sales Agreement on July 18, 2012, the Chlorine Sales Agreement continued unless or until it was terminated by either party effective any December 31 on not less than twenty-four (24) months prior written notice to the other. Under the terms of this amendment, in the event the Merger Agreement is terminated (other than in certain circumstances) then the Chlorine Sales Agreement may not be terminated by either party prior to the three (3) year anniversary of the date the Merger Agreement is terminated and will be terminated on such date only if a party delivers written notice of its intention to terminate the agreement prior to the one (1) year anniversary of the date the Merger Agreement is terminated. If the Merger Agreement has been terminated (other than in certain circumstances), and neither party delivers a termination notice prior to the one (1) year anniversary of the date the Merger Agreement is terminated, then the term of the Chlorine Sales Agreement will continue on a year-to-year basis unless it is terminated by either party in accordance with the terms existing prior to this amendment.

DESCRIPTION OF GEORGIA GULF CAPITAL STOCK

The rights of Georgia Gulf stockholders are governed by Delaware law, the Articles and the Bylaws. For information on how to obtain a copy of the Articles and the Bylaws, see “Where You Can Find More Information; Incorporation by Reference.”

The following description of Georgia Gulf’s capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Articles and the Bylaws.

Common Stock

The Articles authorizes the issuance of up to 100 million shares of common stock, par value $0.01 per share. If the proposals to issue Georgia Gulf common stock in the Merger and increase the number of authorized shares of Georgia Gulf common stock under the Articles are approved by the Georgia Gulf stockholders and the Merger is consummated, the Articles will be amended to increase the number of authorized shares of Georgia Gulf common stock from 100 million shares to 200 million shares. As of November 9, 2012, there were 34,538,268 shares of common stock issued and outstanding.

Holders of common stock are entitled to one vote for each share held of record on matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights in the election of directors to the board of directors of Georgia Gulf. Except as set out below or as otherwise provided by law, any action to be taken by the stockholders may be taken by the affirmative vote of the holders of a majority of shares of common stock entitled to vote thereon. The Articles provide that certain transactions proposed to be entered into between Georgia Gulf and a “Controlling Person” (as defined in the Articles) must be approved by the affirmative vote of the holders of at least four-fifths of the shares of common stock not beneficially owned by such Controlling Person unless certain specified conditions are met or the transaction is approved by a majority of the “Continuing Directors” (as defined the Articles) at a time when Continuing Directors comprise a majority of the board of directors of Georgia Gulf. The Articles also require (1) the affirmative vote of the holders of at least four-fifths of the shares of common stock not beneficially owned by Controlling Persons to approve any amendment to the provisions thereof relating to the approval of any such transaction with a Controlling Person, unless certain specified conditions are met; (2) the approval by the holders of at least four-fifths of the outstanding shares of common stock to amend or repeal the provision of the Articles requiring that any actions to be taken by the holders of common stock may be taken only at a duly called annual or special meeting of stockholders, and relating to the ability to call a special meeting of stockholders only being granted to or at the direction of, a majority of Georgia Gulf’s board of directors or the Chairman thereof; and (3) the approval by the holders of at least four-fifths of the outstanding shares of common stock to amend or repeal the Articles provision setting out such vote requirements.

The Bylaws further provide that the affirmative vote of the holders of 80% of the shares of stock entitled to vote on a matter, voting together as a single class, is required to amend any provision of the Bylaws relating to the calling, matters to be addressed, time and place of meetings of the stockholders, and relating to the number, election, appointment and removal of directors, including the process for nomination of directors, as well as the Bylaw provision setting out such vote requirements.

Holders of common stock are entitled to receive dividends when, as and if declared by the board of directors of Georgia Gulf. In the event of Georgia Gulf’s liquidation or dissolution, holders of common stock are entitled to share ratably in any of Georgia Gulf’s assets remaining after payment of liabilities and any amounts due to holders of any preferred stock. Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions with respect to the common stock. The outstanding shares of common stock are fully paid and nonassessable.

Georgia Gulf has adopted and maintains equity incentive and stock purchase plans pursuant to which Georgia Gulf is authorized to issue stock, stock options and other types of equity-based compensation to employees, directors, consultants and other persons who provide services to Georgia Gulf. As of November 9, 2012, Georgia Gulf had outstanding awards to acquire approximately 1,045,579 shares of its common stock under these plans, and had reserved approximately 1,191,952 additional shares of Georgia Gulf common stock for future issuances under these plans. If the Plan Amendment is approved by Georgia Gulf’s stockholders and becomes effective, an additional 1,800,000 shares of Georgia Gulf common stock will be available for future issuance under the Plan.

Preferred Stock

The Articles authorizes the board of directors of Georgia Gulf to provide for the issuance of up to 75 million shares of preferred stock, par value $0.01 per share, from time to time, in one or more series, to designate the number of shares in such series and fix the rights, powers, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of the shares of each series so established, including provisions concerning voting or consent, redemptions, dividends, dissolution or distribution of assets, and conversion or exchange. As of November 9, 2012, there were 1.0 million shares of preferred stock designated as junior participating preferred stock. These shares were designated in connection with Georgia Gulf’s previously disclosed adoption of a rights agreement, which agreement has been terminated. There are no shares of preferred stock issued or outstanding, and Georgia Gulf has no current plans or arrangements to issue any shares of preferred stock.

The rights of the holders of Georgia Gulf common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of preferred stock that may be issued in the future. Georgia Gulf’s board of directors may authorize the issuance of Georgia Gulf preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Georgia Gulf common stock. The issuance of any Georgia Gulf preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Georgia Gulf and may adversely affect the market price of Georgia common stock and the voting and other rights of the holders of Georgia Gulf common stock.

Certain Anti-Takeover Effects of Provisions of the Articles and the Bylaws

The Articles and the Bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of Georgia Gulf’s board of directors, including the following:

•

Supermajority Provisions. The Articles provides that certain transactions proposed to be entered into between Georgia Gulf and a “Controlling Person” (as defined in the Articles) must be approved by the affirmative vote of the holders of at least four-fifths of the shares of common stock not beneficially owned by such Controlling Person unless certain specified conditions are met or the transaction is approved by a majority of the “Continuing Directors” (as defined in the Articles) at a time when Continuing Directors comprise a majority of the board of directors of Georgia Gulf. The Articles also require (1) the affirmative vote of the holders of at least four-fifths of the shares of common stock not beneficially owned by Controlling Persons to approve any amendment to the provisions thereof relating to the approval of any such transaction with a Controlling Person, unless certain specified conditions are met; (2) the approval by the holders of at least four-fifths of the outstanding shares of common stock to amend or repeal the provision of the Articles requiring that any actions to be taken by the holders of common stock may be taken only at a duly called annual or special meeting of stockholders, and relating to the ability to call a special meeting of stockholders only being granted to or at the direction of, a majority of Georgia Gulf’s board of directors or the Chairman thereof; and (3) the approval by the holders of at least four-fifths of the outstanding shares of common stock to amend or repeal the Articles provision setting out such vote requirements. The Bylaws further provide that the affirmative vote of the holders of 80% of the shares of stock entitled to vote on a matter, voting together as a single class, is required to amend any provision of the Bylaws relating to the calling, matters to be addressed, time and place of meetings of the stockholders, and relating to the number, election, appointment and removal of directors, including the process for nomination of directors, as well as the Bylaw provision setting out such vote requirements. The supermajority voting requirements may deter a potential acquiror from attempting to obtain control of Georgia Gulf.

•

Number of Directors; Removal of Directors; Director Vacancies. The number of directors constituting Georgia Gulf’s board of directors may be set only by the affirmative vote of a majority of Georgia Gulf’s entire board of directors. In addition, the Bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of a majority of the voting power entitled to vote thereon. Further, the Articles and the Bylaws authorize only the board of directors to fill vacant directorships. These provisions prevent a stockholder from increasing the size of, and make it more difficult for a stockholder to change the composition of, Georgia Gulf’s board of directors and gain control of Georgia Gulf’s board of directors by filling any resulting vacancies with its own nominees.

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Stockholder Action; Special Meeting of Stockholders. The Articles provide that Georgia Gulf’s stockholders may not take action by written consent, but may take action only at annual or special meetings of Georgia Gulf stockholders. Georgia Gulf’s stockholders are not permitted to cumulate their votes for the election of directors. The Bylaws further provide that special meetings of Georgia Gulf’s stockholders may be called only by or at the direction of a majority of Georgia Gulf’s board of directors or the Chairman of Georgia Gulf’s board of directors. These provisions may preclude a stockholder or group of stockholders from acting by written consent or calling a special meeting to replace members of Georgia Gulf’s board of directors, instead requiring that any such action be taken at Georgia Gulf’s annual meeting.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations. The Bylaws provide advance notice procedures for stockholders seeking to bring business before Georgia Gulf’s annual meeting of stockholders, or to nominate candidates for election as directors at Georgia Gulf’s annual meeting of stockholders. The Bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude Georgia Gulf’s stockholders from bringing matters before Georgia Gulf’s annual meeting of stockholders or from making nominations for directors at Georgia Gulf’s annual meeting of stockholders.

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Issuance of Undesignated Preferred Stock. Georgia Gulf’s board of directors has the authority, without further action by the stockholders, to issue up to 75 million shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by Georgia Gulf’s board of directors. The existence of authorized but unissued shares of preferred stock enables Georgia Gulf’s board of directors to render more difficult or to discourage an attempt to obtain control of Georgia Gulf by means of a merger, tender offer, proxy contest or otherwise.

Listing

Georgia Gulf common stock trades on the NYSE under the trading symbol “GGC.”

Transfer Agent

The transfer agent and register for the Georgia Gulf common stock is Computershare Trust Company, N.A.

OWNERSHIP OF GEORGIA GULF COMMON STOCK

The following table and footnotes set forth as of November 9, 2012, the beneficial ownership, as defined by regulations of the SEC, of Georgia Gulf common stock held by:

•	each person or group of persons known to Georgia Gulf to own beneficially more than 5% of the outstanding shares of Georgia Gulf common stock;

•	each director and named executive officer of Georgia Gulf; and

•	all current directors and executive officers of Georgia Gulf as a group.

Name and Address of Beneficial Owner(1)	Amount of Common Stock Beneficially Owned and Nature of Beneficial Ownership(2)		Percent of Class(3)
Paul D. Carrico	389,749	(4)	1.12%
Gregory C. Thompson	156,752	(5)	*
Mark J. Orcutt	96,976	(6)	*
James L. Worrell	76,454	(7)	*
Joseph C. Breunig	51,733	(8)	*
Patrick J. Fleming	8,850	(9)	*
T. Kevin DeNicola	7,645		*
Robert M. Gervis	7,645		*
Stephen E. Macadam	7,645		*
William L. Mansfield	—		—
Mark L. Noetzel	7,645		*
David N. Weinstein	7,645		*
All directors and executive officers as group (12 persons)	818,739	(10)	2.37%

JP Morgan Chase & Co. 270 Park Avenue New York, NY 10017	3,825,086	(11)	11.07%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	3,584,757	(12)	10.38%

Capital World Investors 333 South Hope Street Los Angeles, CA 90071	3,461,187	(13)	10.02%

Mr. David Freelove 711 Fifth Avenue New York, NY 10022	2,050,000	(14)	5.94%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,967,799	(15)	5.70%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,802,344	(16)	5.22%

*	Represents less than 1%.
(1)	The address of each of the directors and executive officers is c/o Corporate Secretary, Georgia Gulf Corporation, 115 Perimeter Center Place, Suite 460, Atlanta, Georgia 30346.

(2)	Beneficial ownership as reported in the table has been determined in accordance with the rules of the SEC. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares of common stock referred to in the table.
(3)	Based on 34,538,268 shares of Georgia Gulf’s common stock outstanding as of November 9, 2012.
(4)	Includes 24,488 shares that may be acquired upon exercise of vested options by Mr. Carrico, and 45 shares held in his 401(k) account.
(5)	Includes 9,125 shares that may be acquired upon exercise of vested options by Mr. Thompson and 563 shares in his 401(k) account.
(6)	Includes 8,554 shares that may be acquired upon exercise of vested options by Mr. Orcutt.
(7)	Includes 6,041 shares that may be acquired upon exercise of vested options by Mr. Worrell.
(8)	Mr. Breunig does not hold any vested options.
(9)	Includes 822 shares that may be acquired upon exercise of vested options by Mr. Fleming.
(10)	See notes (4)—(9).
(11)	As reported on Amendment No. 3 to Schedule 13G filed with the SEC on March 7, 2012, JPMorgan Chase & Co. has sole voting power with respect to 3,366,321 shares, shared voting power with respect to 70,210 shares and sole dispositive power with respect to 3,754,876 shares.
(12)	As reported on Schedule 13G filed with the SEC on November 9, 2012, BlackRock, Inc. has sole voting power and sole dispositive power with respect to 3,584,757 shares. BlackRock, Inc. is deemed to be the beneficial owner of such shares as a result of BlackRock, Inc. acting as the parent holding company or control person of various investment management and advisory firms.
(13)	As reported on Amendment No. 8 to Schedule 13G filed with the SEC on February 10, 2012, Capital World Investors, a division of Capital Research and Management Company (“CRMC”), has sole voting power with respect to 3,461,187 shares. Capital World Investors is deemed to be the beneficial owner of such shares as a result of CRMC acting as investment advisor to various investment companies.
(14)	As reported on Schedule 13G filed with the SEC on October 1, 2012, David Freelove, individually and as managing member of Del Mar Management, LLC, has sole voting power with respect to 525,000 shares, shared voting power with respect to 1,525,000 shares and sole dispositive power with respect to 525,000 shares.
(15)	As reported on Schedule 13G filed with the SEC on February 14, 2012, Dimensional Fund Advisors LP has sole voting power with respect to 1,935,047 shares, no shared voting power and sole dispositive power with respect to 1,967,799 shares. Dimensional Fund Advisors is deemed to be the beneficial owner of such shares as a result of it acting as investment advisor to various investment companies and commingled group trusts and separate accounts.
(16)	As reported on Schedule 13G filed with the SEC on February 10, 2012, the Vanguard Group, Inc. has sole voting power with respect to 48,209 shares, no shared voting power, sole dispositive power with respect to 1,754,135 shares and shared dispositive power with respect to 48,209 shares.

PROPOSAL NO. 1—

PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF GEORGIA GULF COMMON STOCK

IN THE MERGER

For a summary and detailed information regarding this proposal, see the information about the proposed Merger, and the issuance of shares of Georgia Gulf common stock in the Merger, contained throughout this document, including the information set forth in the sections of this document entitled “The Transactions,” “The Merger Agreement” and the “Separation Agreement.”

Copies of the Merger Agreement and the Separation Agreement are attached to this document as Annex A and Annex B, respectively.

If the proposal to approve the issuance of shares of Georgia Gulf common stock in the Merger is not approved, the Merger cannot be completed, and each of PPG and Georgia Gulf will have the right to terminate the Merger Agreement, as described in the section entitled “The Merger Agreement—Termination.”

Required Vote

This proposal regarding the issuance of shares of Georgia Gulf common stock in the Merger must be approved by the affirmative vote of a majority of the shares of Georgia Gulf common stock represented and voting at the special meeting, either in person or by proxy (provided that the total votes cast on the proposal represent over 50% in interest of all shares entitled to vote on the proposal).

Georgia Gulf’s board of directors recommends that stockholders vote “FOR” the proposal to issue shares of Georgia Gulf common stock in the Merger.

PROPOSAL NO. 2—

PROPOSAL TO APPROVE THE AMENDMENT OF THE ARTICLES TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF GEORGIA GULF COMMON STOCK

General

Georgia Gulf proposes to amend the Articles to increase the number of authorized shares of Georgia Gulf common stock from 100 million shares to 200 million shares, subject to the approval of the issuance of Georgia Gulf common stock in the Merger and contingent on the consummation of the Merger.

Georgia Gulf’s board of directors has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Georgia Gulf’s stockholders for their approval, subject to stockholder approval of the issuance of shares of Georgia Gulf common stock in the Merger and contingent on the consummation of the Merger, the Articles Amendment, which amends Article IV of the Articles to effect the increase to the number of authorized shares of Georgia Gulf common stock. The form of certificate of amendment to the Articles to increase the number of authorized shares of Georgia Gulf common stock is attached as Annex H to this proxy statement. If the amendment is approved by Georgia Gulf’s stockholders, Georgia Gulf expects to file the amendment with the Secretary of State of the State of Delaware promptly following the consummation of the Merger.

Overview

The Articles currently authorize the issuance of 100 million shares of common stock, par value $0.01 per share and 75 million shares of preferred stock, par value $0.01 per share. On September 11, 2012, Georgia Gulf’s board of directors approved the Articles Amendment, which amends Article IV of the Articles to increase the number of authorized shares of Georgia Gulf common stock from 100 million shares to 200 million shares and, correspondingly, to increase the total number of shares of all classes of stock which Georgia Gulf has authority to issue from 175 million to 275 million shares.

The proposed Articles Amendment would delete Article IV thereof in its entirety and replace it with the following:

“The total number of shares of stock that the Corporation shall have authority to issue is two hundred seventy-five million (275,000,000) shares, consisting of two hundred million (200,000,000) shares of Common Stock, par value $.01 per share, and seventy-five million (75,000,000) shares of Preferred Stock, par value $.01 per share, which may be issued from time to time in one or more series, with the Board of Directors being hereby authorized to fix by resolution or resolutions the designation of the Preferred Stock and the rights, powers, preferences, and the relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting or consent, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware.”

As of November 9, 2012, there were:

•	34,538,268 shares of Georgia Gulf common stock issued and outstanding;

•	1.0 million shares of preferred stock designated as junior participating preferred stock, none of which were issued or outstanding;

•	1,045,579 shares Georgia Gulf common stock subject to outstanding awards under Georgia Gulf’s equity incentive and stock purchase plans; and

•	1,191,952 additional shares of Georgia Gulf common stock reserved for future issuances under Georgia Gulf’s equity incentive and stock purchase plans.

Georgia Gulf expects to issue approximately 35,236,010 shares of Georgia Gulf common stock in the Merger, although the exact number of shares to be issued in the Merger will not be known until the closing date.

As a result of the 100 million shares of Georgia Gulf common stock that Georgia Gulf is currently authorized to issue, approximately 127,688,191 shares of Georgia Gulf common stock are expected to remain available under the Articles after the consummation of the Merger, assuming this proposal is approved by Georgia Gulf’s stockholders and the Merger is consummated.

The information required pursuant to Item 13 of Schedule 14A is incorporated by reference to Georgia Gulf’s annual report on Form 10-K for the year ended December 31, 2011. Other information required under Item 13 is included in this document.

Background and Purpose of the Proposed Articles Amendment

As discussed elsewhere in this document, Georgia Gulf’s stockholders are considering and voting on a proposal to approve the issuance of shares of Georgia Gulf common stock in the Merger. Georgia Gulf’s board of directors believes it is in Georgia Gulf’s best interest to increase the number of authorized shares of Georgia Gulf common stock to 200 million in order to accommodate the issuance of shares of Georgia Gulf common stock in the Merger and to assure that additional shares of Georgia Gulf common stock are available for general corporate purposes, which may include:

•	raising capital through sales of equity securities (issuances of shares of Georgia Gulf common stock or debt or equity securities that are convertible into Georgia Gulf common stock);

•	acquiring other businesses or assets;

•	establishing strategic relationships with other companies;

•	providing equity incentives to employees, officers or directors;

•	declaring stock dividends or effecting stock splits; and

•	achieving other corporate purposes.

Georgia Gulf does not have any current intention or plan to issue shares of Georgia Gulf common stock for any purpose except for the issuance of shares of Georgia Gulf common stock in the Merger and in connection with Georgia Gulf’s existing employee benefit plans; but, Georgia Gulf’s board of directors nevertheless believes the additional authorized shares of common stock should be available for corporate purposes from time to time, without the potential expense and delay incident to obtaining stockholder approval for a particular issuance.

Effects of the Proposed Articles Amendment

The additional shares of authorized Georgia Gulf common stock would be identical to the shares of common stock now authorized and outstanding, and this proposed amendment would not affect the rights of current holders of Georgia Gulf common stock. Any issuances of additional shares of Georgia Gulf common stock, however, could adversely affect the existing holders of shares of common stock by diluting their ownership, voting power and earnings per share with respect to such shares. The current holders of Georgia Gulf common stock do not have preemptive rights to purchase any shares of Georgia Gulf common stock that may be issued. Georgia Gulf is currently authorized to issue up to 75 million shares of preferred stock, par value $.01 per share, including 1.0 million shares of preferred stock designated as junior participating preferred stock. The proposed the Articles Amendment will not affect this authorization. For a further description of Georgia Gulf’s capital stock, please see the section entitled “Description of Georgia Gulf Capital Stock.”

As a general matter, Georgia Gulf’s board of directors would be able to issue the additional shares of Georgia Gulf common stock in its discretion from time to time, subject to and as limited by any rules or listing requirements of NYSE or of any other then applicable securities exchange and without further action or approval of Georgia Gulf’s stockholders. The discretion of Georgia Gulf’s board of directors, however, would be subject to any other applicable rules and regulations in the case of any particular issuance or reservation for issuance that might require stockholder approval of such transaction.

Possible Anti-Takeover Effects of the Articles Amendment

Georgia Gulf’s board of directors is unaware of any specific effort to obtain control of Georgia Gulf and has no present intention of using the proposed increase in the number of authorized shares of Georgia Gulf common stock as an anti-takeover device. However, Georgia Gulf’s authorized but unissued common stock could (within the limits imposed by applicable law, regulation and the NYSE rules) be issued in one or more transactions that could make a change of control much more difficult and therefore more unlikely. The additional authorized shares of Georgia Gulf common stock could be used to discourage persons from attempting to gain control of Georgia Gulf by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Georgia Gulf board of directors in a potential takeover situation, including preventing or delaying a proposed business combination that is opposed by the Georgia Gulf board of directors, although perceived to be desirable by some stockholders.

No Appraisal Rights

Georgia Gulf’s stockholders will not have dissenters’ or appraisal rights under Delaware corporate law or under the Articles in connection with the proposed Articles Amendment.

Required Vote

The proposed Articles Amendment to increase the number of authorized shares of Georgia Gulf common stock thereunder must be approved by the affirmative vote of a majority of the shares of Georgia Gulf common stock entitled to vote on the proposal. The Articles Amendment will be effected only if the proposal relating to the issuance of shares of Georgia Gulf common stock in the Merger is approved by Georgia Gulf’s stockholders and the Merger is consummated.

Recommendation of the Georgia Gulf Board of Directors

The Georgia Gulf board of directors recommends that the stockholders of Georgia Gulf vote “FOR” approval of the Articles Amendment to increase the number of authorized shares of Georgia Gulf common stock from 100 million shares to 200 million shares.

PROPOSAL NO. 3—

PROPOSAL TO APPROVE THE FIRST AMENDMENT TO THE GEORGIA GULF CORPORATION 2011 EQUITY AND PERFORMANCE INCENTIVE PLAN

General

At the Georgia Gulf 2011 Annual Meeting of Stockholders, Georgia Gulf’s stockholders approved the Plan, which is intended to attract and retain officers, employees, consultants and directors for Georgia Gulf and Georgia Gulf’s subsidiaries and to motivate these persons to achieve performance objectives related to Georgia Gulf’s overall goal of increasing stockholder value. At the special meeting, Georgia Gulf’s stockholders will be asked to approve the Plan Amendment:

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to increase the number of shares of Georgia Gulf common stock available under the Plan by 1,800,000 shares to a total of 3,600,000 shares (including those shares as to which grants previously have been made);

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to permit the grant under the Plan of stock-based awards in substitution for or conversion of stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with Georgia Gulf or any of it subsidiaries, with the shares of Georgia Gulf common stock delivered under the substituted or converted award not counting against the share limit or other limits on the number of shares of Georgia Gulf common stock available for issuance under the Plan; and

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to limit the aggregate amount of stock or stock-based awards which a non-employee director may be granted under the Plan during any calendar year to a value as of their respective dates of grant of $300,000.

Georgia Gulf’s board of directors unanimously approved the Plan Amendment, subject to approval by Georgia Gulf’s stockholders at the special meeting. In addition the Plan Amendment is subject to approval by the Georgia Gulf stockholders of the issuance of Georgia Gulf common stock in the Merger and is contingent on the consummation of the Merger.

The Georgia Gulf board of directors believes the Plan Amendment is in the best interests of Georgia Gulf and the Georgia Gulf stockholders because (1) it will facilitate the conversion of certain stock-based awards held by current employees of the PPG Chlor-alkali and Derivatives Business, who in connection with the Merger will become employees of Georgia Gulf or an affiliate of Georgia Gulf, into stock-based awards covered under the Plan and (2) it will enable Georgia Gulf after the Merger to continue to reward and provide incentives to Georgia Gulf’s key employees, the number of which will increase significantly upon the consummation of the Merger as a result of the employees of the PPG Chlor-alkali and Derivatives Business joining Georgia Gulf, as well as to attract and retain additional highly qualified employees. In addition, the Georgia Gulf board of directors believes that it is in the best interests of Georgia Gulf and the Georgia Gulf stockholders to place a limit on the number of stock or stock-based awards which a non-employee director may be granted under the Plan during any calendar year. As disclosed below, the Plan currently places an aggregate limit on awards to non-employee directors that is equal to 10% of the total shares of Georgia Gulf common stock available for issuance under the Plan. However, the Georgia Gulf board of directors is seeking shareholder approval of a more specific limitation on awards to individual directors and believes that such a limitation is appropriate in order to provide reasonable restrictions on the amount of each non-employee director’s equity-based compensation in any calendar year.

Georgia Gulf’s board of directors also believes that it is in Georgia Gulf’s best interest and the best interests of the Georgia Gulf stockholders to provide for an equity incentive plan under which certain equity-based compensation awards made to Georgia Gulf’s executive officers may qualify for deductibility for federal income tax purposes. Accordingly, the Plan, including as amended by the Plan Amendment, has been structured so that certain awards may satisfy the requirements for the performance-based exclusion from the deduction limitations under Section 162(m) of the Code.

Effects of the Plan Amendment

PPG, Splitco and Georgia Gulf have agreed to treat outstanding PPG equity awards as follows under the Merger Agreement:

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Each option to purchase shares of PPG common stock held by a current employee of the PPG Chlor-alkali and Derivatives Business that is scheduled to vest after December 31, 2013 will be converted into an option to purchase shares of Georgia Gulf common stock. Each such option will otherwise be subject to the same terms and conditions after the Merger as the terms and conditions applicable to such PPG option immediately prior to the Merger, subject to an adjustment to maintain the spread value of such option immediately before and after the Merger.

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Each PPG performance based restricted stock unit award granted in 2011 and 2012, the vesting of which is based upon continued service and the satisfaction of performance goals, that is held by a current employee of the PPG Chlor-alkali and Derivatives Business will be converted into a restricted stock unit award of Georgia Gulf, the vesting of which will be based upon continued service and not the satisfaction of performance goals. The conversion of each PPG performance based restricted stock unit award into a restricted stock unit award of Georgia Gulf will be based on 150% of the target number of shares of PPG common stock subject to the award. Except as noted above, each converted restricted stock unit will be subject to the same terms and conditions applicable to such award immediately before the Merger and after the Merger, subject to an adjustment to maintain the value of the awards immediately before and after the Merger.

It is anticipated that the conversion of these awards under the Merger Agreement will not exceed the equivalent of approximately 300,000 shares of Georgia Gulf common stock. The adoption of the Plan Amendment permits Georgia Gulf to grant these converted stock-based awards under the Plan. The adoption of the Plan Amendment also would not count these converted stock-based awards against the share limit or other limits on shares available for issuance under the Plan. The Georgia Gulf board of directors believes that the Plan Amendment will provide Georgia Gulf a reasonable number of available shares under the Plan to issue awards to its key employees and the Splitco key employees.

The Plan Amendment will become effective, subject to approval by the Georgia Gulf stockholders of the issuance of Georgia Gulf common stock in the Merger, following its approval by Georgia Gulf’s stockholders at the special meeting and the consummation of the Merger. If Georgia Gulf’s stockholders do not approve the Plan Amendment or the issuance of Georgia Gulf common stock in the Merger, the Plan will continue in full force and effect with no increase in the number of shares of Georgia Gulf common stock available under the Plan and no specific limit on the number of stock-based awards which a non-employee director may be granted under the Plan. In addition, if Georgia Gulf’s stockholders do not approve the Plan Amendment, the stock-based awards held by the current employees of the PPG Chlor-alkali and Derivatives Business will still be converted into stock-based awards for Georgia Gulf common stock, but such converted stock-based awards will not be granted under the Plan. The Plan will expire in 2021.

A summary description of the Plan as amended is set forth below. The summary is not intended to be exhaustive and is qualified in its entirety by reference to the terms of the Plan and the Plan Amendment (a copy of the Plan Amendment is attached to this proxy statement as Annex I).

Plan Highlights

The Plan authorizes the granting of equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, and other awards for the purpose of providing Georgia Gulf’s directors, officers, other employees and consultants incentives and rewards for superior performance. Some of the key features of the Plan are set forth below.

Administration. The Plan is administered by the leadership development and compensation committee of Georgia Gulf’s board of directors (referred to in this proposal as the “Committee”). The Committee may delegate its authority under the Plan to a subcommittee. The Committee may also delegate to one or more of its members or to one or more of Georgia Gulf’s officers, or to one or more agents or advisors, administrative duties or powers to do one or both of the following (subject to certain limitations described in the Plan):

•	designate employees to receive awards under the Plan; and

•	determine the size of any such awards.

Plan Limits. As of November 9, 2012, a maximum 1,191,952 shares of Georgia Gulf common stock were available for issuance under the Plan. As of November 9, 2012, there were 596,533 shares of Georgia Gulf common stock subject to outstanding awards under the Plan. If the Plan Amendment is approved by Georgia Gulf’s stockholders, an additional 1,800,000 shares of Georgia Gulf common stock will be available for future issuance under the Plan.

The Plan also provides that:

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the aggregate number of shares of Georgia Gulf common stock actually issued or transferred upon the exercise of incentive stock options (“ISOs”) will not exceed 1,800,000 shares of Georgia Gulf common stock;

•	no participant will be granted stock options or SARs, in the aggregate, for more than 1,000,000 shares of Georgia Gulf common stock during any calendar year;

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no participant will be granted awards of restricted stock, RSUs, performance shares or other awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate, for more than 500,000 shares of Georgia Gulf common stock during any calendar year;

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no participant in any calendar year will receive an award of performance units that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code having an aggregate maximum value in excess of $10,000,000; and

•	no non-employee director will be granted stock or stock-based awards that, in the aggregate, have a value as of their respective dates of grant in excess of $300,000, during any calendar year.

No Liberal Recycling Provisions. The Plan provides that only shares with respect to awards that expire or are forfeited or cancelled, or shares that were covered by an award the benefit of which is paid in cash instead of shares of Georgia Gulf common stock, will again be available for issuance under the Plan. The following shares will not be added back to the aggregate plan limit:

•	shares tendered in payment of the option exercise price;

•	shares withheld by Georgia Gulf to satisfy the tax withholding obligation; and

•	shares that are repurchased by Georgia Gulf with stock option proceeds.

Further, all shares covered by a SAR that is exercised and settled in shares, and whether or not all shares are actually issued to the participant upon exercise of the right, will be considered issued or transferred pursuant to the Plan. Under the Plan, shares of Georgia Gulf common stock are deemed to be no longer available for issuance under the Plan at the time such shares are issued in respect of any award.

Minimum Vesting Periods. The Plan provides that generally:

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Restricted stock and RSUs may not become unrestricted by the passage of time sooner than one-third per year over three years unless restrictions lapse sooner by virtue of retirement, death or disability of a participant or upon certain events related to a change in control;

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The period of time within which Management Objectives (as defined below) relating to performance shares and performance units must be achieved will be a minimum of one year, subject to earlier lapse or modification by virtue of retirement, death or disability of a participant or upon certain events related to a change in control;

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Restricted stock and RSUs that vest upon the achievement of Management Objectives cannot vest sooner than one year from the date of grant, but may be subject to earlier lapse or modification by virtue of retirement, death or disability of a participant or upon certain events related to a change in control; and

•	A limited number of awards, however, including restricted stock and RSUs granted to non-employee directors, may be granted without regard to the above minimum vesting periods.

No Repricing. We have never repriced underwater stock options or SARs, and repricing of options and SARs is prohibited without stockholder approval under the Plan.

Change in Control. In general, a change in control will be deemed to have occurred if:

•	a person or group buys 33% or more of the voting power of Georgia Gulf, other than:

•	any acquisition directly from Georgia Gulf;

•	any acquisition by Georgia Gulf; or

•	any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Georgia Gulf;

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there is a consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Georgia Gulf’s assets, unless no person or group beneficially owns 33% or more of the voting power of the entity resulting from the transaction, and at least half of the members of the board of directors of the company resulting from the transaction were members of Georgia Gulf’s board of directors at the time the transaction was entered into;

•	a change in a majority of the members of Georgia Gulf’s board of directors occurs:

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within one year following the public announcement of an actual or threatened election contest or a public announcement or filing indicating that a person or group intends to effect a change in control;

•	as a result of the exercise of contractual rights; or

•	as a result of a majority of the members of Georgia Gulf’s board of directors having been proposed, designated or nominated by any person or group other than Georgia Gulf or its board of directors; or

•	Georgia Gulf’s stockholders approve its complete liquidation or dissolution.

Georgia Gulf has determined that the Merger described in this document will not constitute a change in control of Georgia Gulf for purposes of the Plan.

For an award granted under the Plan, the Committee may provide in the applicable award agreement for an acceleration of vesting upon a change in control if:

•	within a specified period following the change in control, the respective participant’s employment is involuntarily terminated for reasons other than cause or is terminated for good reason; or

•	the award is not assumed or converted into a replacement award in a manner described in the award agreement.

Dividend Equivalents. The Plan provides that dividends or other distributions on performance shares, restricted stock or RSUs that are earned or that have restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

Other Features.

•	The Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of Georgia Gulf common stock on the date of grant.

•	The Plan is designed to allow awards to qualify as qualified performance-based compensation under Section 162(m) of the Code.

Summary of the Plan

Shares Available Under the Plan. As of November 9, 2012, subject to adjustment as provided in the Plan, a maximum of 1,191,952 shares of Georgia Gulf common stock may be issued or transferred upon the exercise of stock options or SARs, in payment of restricted stock and released from substantial risks of forfeiture, in payment of RSUs, in payment of performance shares or performance units that have been earned, as awards to non-employee directors, as other awards, or in payment of dividend equivalents paid for awards made under the Plan. As of November 9, 2012, there were 596,533 shares of Georgia Gulf common stock subject to outstanding awards under the Plan. If the Plan Amendment is approved by Georgia Gulf’s stockholders and becomes effective, an additional 1,800,000 shares of Georgia Gulf common stock will be available for future issuance under the Plan. The shares of Georgia Gulf common stock that may be issued under the Plan may be shares of original issuance or treasury shares or a combination of the foregoing.

Shares of Georgia Gulf common stock covered by an award granted under the Plan will not be counted as used unless and until they are actually issued and delivered to a participant. The total number of shares available under the Plan as of a given date will not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award granted under the Plan, any shares of Georgia Gulf common stock that were covered by that award will be available for issue or transfer.

If shares of Georgia Gulf common stock are tendered or otherwise used in payment of an option exercise price, the total number of shares covered by the stock option being exercised will count against the total number of shares available under the Plan. Shares of Georgia Gulf common stock withheld by Georgia Gulf to satisfy tax withholding obligations will count against the total number of shares available under the Plan. The number of shares of Georgia Gulf common stock covered by a SAR that is exercised and settled in shares of Georgia Gulf common stock, and whether or not all shares are actually issued to the participant upon exercise of the SAR, will be considered issued or transferred pursuant to the Plan. In the event that Georgia Gulf repurchases shares with stock option proceeds, those shares will not be added to the total number of shares available under the Plan. If, under the Plan, a participant has elected to give up the right to receive compensation in exchange for shares of Georgia Gulf common stock based on fair market value, such shares of Georgia Gulf common stock will not count against the aggregate plan limit described above.

The Plan also provides for the limits described above in the section entitled “Plan Highlights—Plan Limits.”

Up to 10% of the maximum number of shares of Georgia Gulf common stock that may be issued or transferred under the Plan may be used for:

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awards of restricted stock, restricted stock units, performance shares, performance units and other awards that do not comply with the three-year or one-year vesting requirements set forth in the Plan; plus

•	awards granted to non-employee directors.

Eligibility. Georgia Gulf’s officers and employees, the officers and employees of Georgia Gulf’s subsidiaries, Georgia Gulf’s non-employee directors, consultants and any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant may be selected by the Committee to receive benefits under the Plan. Approximately 3,760 employees (not including officers), 6 executive officers and 7 non-employee directors currently qualify to participate in the Plan. Georgia Gulf anticipates that following consummation of the Merger, approximately 5,900 employees (not including officers), 6 executive officers and 10 non-employee directors will qualify to participate in the Plan. The Committee will determine which persons will receive awards and the number of shares subject to such awards.

Stock Options. Georgia Gulf may grant stock options that entitle the optionee to purchase shares of Georgia Gulf common stock at a price not less than market value per share at the date of grant. The market price of shares of Georgia Gulf common stock as reported on the NYSE on November 9, 2012 was $38.98 per share. The option price is payable in cash, check or wire transfer at the time of exercise, by the transfer to Georgia Gulf of shares of Georgia Gulf common stock owned by the participant and having a value at the time of exercise equal to the option price, by a combination of such payment methods, or by such other method as may be approved by the Committee.

To the extent permitted by law, any grant of a stock option may provide for deferred payment of the option price from the proceeds of a sale through a bank or broker of some or all of the shares of Georgia Gulf common stock to which the exercise relates.

Stock options will be evidenced by an award agreement containing such terms and provisions, consistent with the Plan, as the Committee may approve. No stock option may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with Georgia Gulf or any subsidiary that is necessary before the stock options become exercisable.

Successive grants may be made to the same participant whether or not stock options previously granted remain unexercised. Any grant of stock options may specify Management Objectives (as described below) that must be achieved as a condition to exercising such rights.

SARs. A SAR is a right, exercisable by the surrender of a related stock option (if granted in tandem with stock options) or by itself (if granted as a free-standing SAR), to receive from Georgia Gulf an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price (or option exercise price if a tandem SAR) and the value of shares of Georgia Gulf common stock on the date of exercise. Any grant may specify that the amount payable on exercise of a SAR may be paid by Georgia Gulf in cash, in shares of Georgia Gulf common stock, or in any combination of the two.

SARs will be evidenced by an award agreement containing such terms and provisions, consistent with the Plan, as the Committee may approve. Any grant of a tandem SAR will provide that it may be exercised only at a time when the related stock option is also exercisable, at a time when the spread is positive, and by surrender of the related stock option for cancellation. Successive grants of a tandem SAR may be made to the same participant regardless of whether any tandem SARs previously granted to the participant remain unexercised. Each grant will specify in respect of each free-standing SAR a base price that will be equal to or greater than the market value per share on the date of grant. Successive grants may be made to the same participant regardless of whether any free-standing SARs previously granted to the participant remain unexercised. No free-standing SAR granted under the Plan may be exercised more than 10 years from the date of grant.

Any grant of a SAR may specify waiting periods before exercise and permissible exercise dates or periods as well as Management Objectives that must be achieved as a condition to exercise such rights.

Restricted Stock. A grant of restricted stock involves the immediate transfer by Georgia Gulf to a participant of ownership of a specific number of shares of Georgia Gulf common stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value at the date of grant, as the Committee may determine.

Restricted stock that vests upon the passage of time must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period, generally, no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on at least an annual basis, as the Committee may determine at the date of grant. If a grant of restricted stock provides that Management Objectives must be achieved to result in a lapse of restrictions, the restrictions cannot lapse sooner than one year from the date of grant.

Grants of restricted stock will be evidenced by an award agreement containing such terms and provisions, consistent with the Plan, as the Committee may approve. Any grant or sale of restricted stock may require that any or all dividends or other distributions paid with respect to the restricted stock during the period of restriction be automatically deferred and reinvested in additional shares of restricted stock, which may be subject to the same restrictions as the underlying award. However, dividends or other distributions on restricted stock with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

RSUs. A grant of RSUs (including “performance leveraged units”) constitutes an agreement by Georgia Gulf to deliver shares of Georgia Gulf common stock or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Committee may specify. The Committee may, at the date of grant, authorize the payment of dividend equivalents on RSUs on either a current, deferred or contingent basis, either in cash or in additional shares of Georgia Gulf common stock. However, dividends or other distributions on shares of Georgia Gulf common stock underlying RSUs with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingently upon the achievement of the applicable Management Objectives.

RSUs with a restriction period that lapses only by the passage of time will have a restriction period of at least three years, except that the restriction period may expire ratably during the three-year period, at least on an annual basis, as determined by the Committee at the date of grant. If the RSUs have a restriction period that lapses only upon the achievement of Management Objectives or that the RSUs will be earned based on the achievement of Management Objectives, the restriction period may not be a period of less than one year from the date of grant.

RSUs will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as the Committee may approve. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of grant. Each grant or sale of RSUs will also specify the time and manner of payment of the RSUs that have been earned and will specify that the amount payable with respect to such grant will be paid by Georgia Gulf in shares of Georgia Gulf common stock or cash or a combination of the two.

Performance Shares and Performance Units. A performance share is the equivalent of one share of Georgia Gulf common stock and a performance unit is the equivalent of $1.00 or such other value as determined by the Committee. A participant may be granted any number of performance shares or performance units, subject to the limitations described above. The participant will be given one or more Management Objectives to meet within a specified period (the “Performance Period”). The specified Performance Period will be a period of time not less than one year.

To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Committee. Any grant may specify that the amount payable with respect thereto may be paid by Georgia Gulf in cash, shares of Georgia Gulf common stock, shares of restricted stock, RSUs or any combination of the foregoing. The Committee may, at the date of grant of performance shares, provide for the payment of dividend equivalents to a participant either in cash or in additional shares of Georgia Gulf common stock, subject in all cases to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid.

Performance shares and performance units will be evidenced by an award agreement containing such terms and provisions, consistent with the Plan, as the Committee may approve. Each grant will specify the number of performance shares or performance units to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors. However, no adjustment will be made in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code (other than in connection with the death or disability of the participant or a change in control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

Awards to Non-Employee Directors. Non-employee directors may receive stock options, SARs or other awards and may also receive grants of shares of Georgia Gulf common stock, restricted stock or RSUs (which may also be referred to as “deferred stock units”). Each grant of an award to a non-employee director will be upon such terms and conditions as will be evidenced by an award agreement. Each grant will specify in the case of a stock option, an option price per share, and in the case of a free-standing SAR, a base price per share, each of which will not be less than the market value per share on the date of grant. Each stock option and free-standing SAR granted under the Plan to a non-employee director will expire not more than 10 years from the date of grant and will be subject to earlier termination as provided in the Plan. Non-employee directors may be awarded, or may elect to receive, all or any portion of their annual retainer, meeting fees or other fees in shares of Georgia Gulf common stock, restricted stock, RSUs or other awards under the Plan in lieu of cash.

Other Awards. The Committee may grant to any participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Georgia Gulf common stock or factors that may influence the value of such shares, including, without limitation,

•	convertible or exchangeable debt securities;

•	other rights convertible or exchangeable into shares of Georgia Gulf common stock;

•	purchase rights for shares of Georgia Gulf common stock;

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awards with value and payment contingent upon Georgia Gulf’s performance or specified subsidiaries, affiliates or other business units of Georgia Gulf or any other factors designated by the Committee; and

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awards valued by reference to the book value of shares of Georgia Gulf common stock or the value of securities of, or the performance of, specified subsidiaries or affiliates or other business units of Georgia Gulf.

The Committee will determine the terms and conditions of the other awards. The Committee will determine the terms and conditions by which the shares of Georgia Gulf common stock delivered pursuant to an award in the nature of a purchase right will be purchased.

The Committee may grant shares of Georgia Gulf common stock as a bonus, or may grant other awards in lieu of Georgia Gulf’s obligation or a subsidiary’s obligation to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements.

If the earning or vesting of, or elimination of restrictions applicable to, another award is based only on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than three years, except that the restrictions may be removed no sooner than ratably on an annual basis during the three-year period as determined by the Committee. If the earning or vesting of, or elimination of restrictions applicable to, another award is based on the achievement of Management Objectives, the earning, vesting or restriction period may not terminate sooner than one year from the date of grant.

Treatment of Awards upon Certain Events. Any award agreement may provide for the earlier vesting of the award in the event of the retirement, death or disability of the participant, or upon a change in control if:

•	within a specified period following the change in control, the participant’s employment is involuntarily terminated for reasons other than for cause or is terminated for good reason; or

•	the award is not assumed or converted into a replacement award by the successor corporation in a manner described in the award agreement.

Management Objectives. The Committee may establish “Management Objectives” for purposes of performance shares, performance units and other awards. Management Objectives may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department, region, function or other organizational unit within Georgia Gulf or the subsidiary in which the participant is employed. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organization units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Committee may grant awards subject to Management Objectives that may or may not be intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. The Management Objectives applicable to any award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code to a “covered employee,” within the meaning of 162(m) of the Code, will be based on one or more, or a combination, of the following criteria:

•	price of Georgia Gulf common stock;

•	market share;

•	sales;

•	return on equity, assets, capital or sales;

•	economic profit;

•	total shareholder return;

•	costs;

•	margins;

•	earnings or earnings per share;

•	cash flow;

•	customer satisfaction;

•	pre-tax profit;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and amortization;

•	debt/capital ratio;

•	compliance with covenants under Georgia Gulf’s principal debt agreements; and

•	any combination of the foregoing.

If the Committee determines that a change in the business, operations, corporate structure or Georgia Gulf’s capital structure, or the manner in which Georgia Gulf conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code (other than in connection with a change in control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such award.

Administration. The Committee has the authority to administer the Plan, and may, from time to time, delegate all or any part of its authority under the Plan to a subcommittee of the Committee. The Committee may delegate certain administrative duties to one or more of Georgia Gulf’s officers, agents or advisors, by which the delegated individual may:

•	designate employees to receive awards under the Plan; and

•	determine the size of any such awards.

However, the Committee may not delegate such responsibilities to any such officer for awards granted to an employee who is a Section 16 officer, director, or more than 10% beneficial owner as determined by the Committee in accordance with Section 16 of the Exchange Act. The resolution providing for such authorization must set forth the total number of shares of Georgia Gulf common stock any delegated officer may grant and the officer must report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the delegated authority.

Amendments. Georgia Gulf’s board of directors may at any time and from time to time amend the Plan in whole or in part. However, an amendment to the Plan will be subject to stockholder approval if the amendment would:

•	materially increase the benefits accruing to participants under the Plan;

•	materially increase the number of securities which may be issued under the Plan;

•	materially modify the requirements for participation in the Plan; or

•	need to be approved by Georgia Gulf’s stockholders in order to comply with applicable law or the rules of the NYSE (or Georgia Gulf’s applicable securities exchange).

If permitted by Section 409A of the Code and Section 162(m) of the Code, in the case of an involuntary termination of employment or a termination of the employment of a participant by reason of death, disability, or retirement or in the event of a change in control, the Committee may accelerate the time at which:

•	an option or SAR may be exercised;

•	the restrictions for restricted stock, RSUs or other awards may lapse; or

•	the performance requirements for performance shares and performance units may be deemed achieved.

Georgia Gulf’s board of directors may, in its discretion, terminate the Plan at any time. Termination of the Plan will not affect the rights of participants or their successors under any outstanding awards and not exercised in full on the date of termination

No Repricing of Stock Options or SARs. Except in connection with certain corporate transactions described in the Plan, the terms of outstanding awards may not be amended to reduce the option price of outstanding stock options or the base price of outstanding SARs, or cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an option price or base price, as applicable, that is less than the option price of the original stock options or base price of the original SARs, as applicable, without stockholder approval. This restriction is intended to prohibit the repricing of “underwater” stock options and SARs and will not be construed to prohibit the adjustments in connection with certain corporate transactions provided for in the Plan.

Detrimental Activity. Any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to Georgia Gulf of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee, if a participant, either during employment by Georgia Gulf or a subsidiary or within a specified period after termination of such employment, engages in any detrimental activity (as defined in the Plan). In addition, any award agreement may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to Georgia Gulf of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which Georgia Gulf common stock may be traded.

Transferability. Except as otherwise determined by the Committee, generally, no stock option, SAR or other derivative security granted under the Plan will be transferable by the participant except to the participant’s immediate family members, as provided in the Plan, or by will or the laws of descent and distribution, and in no event will any such award granted under the Plan be transferred for value.

Adjustments. The Committee will make or provide for such adjustments in the number of shares of Georgia Gulf common stock covered by outstanding awards granted under the Plan and, if applicable, in the number of shares of Georgia Gulf common stock covered by other awards, in the option price and base price provided in outstanding stock options and SARs, and in the kind of shares covered by the awards as the Committee may determine is equitably required to prevent dilution or enlargement of the rights of participants or optionees that otherwise would result from:

•	any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Georgia Gulf;

•

any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or

•	any other corporate transaction or event having an effect similar to these events or transactions.

In the event of any such transaction or event or in the event of a change in control, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.

In addition, for each stock option or SAR with an option price or base price greater than the consideration offered in connection with any such transaction or event or change in control, the Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will also make adjustments in the total number of shares available under the Plan and any other share limits under the Plan as the Committee may determine is appropriate to reflect any transaction or event described above. However, any adjustment to the number of ISOs that may be granted under the Plan will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an ISO to fail to so qualify.

Converted Stock-Based Awards. Awards may be granted under the Plan in substitution for or conversion of stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with Georgia Gulf or any of its subsidiaries. The shares of Georgia Gulf common stock delivered under the substituted or converted award will not count against the shares limit or other limits on the number of shares of Georgia Gulf common stock available for issuance under the Plan.

Effective Date and Termination. The Plan became effective on May 17, 2011, upon approval by Georgia Gulf’s stockholders at the Georgia Gulf 2011 Annual Meeting of Stockholders. No grant will be made under the

Plan more than 10 years after its effective date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the applicable award agreement and the terms of the Plan.

The Plan Amendment will become effective upon approval by Georgia Gulf’s stockholders at the special meeting. If Georgia Gulf’s stockholders do not approve the Plan Amendment, the Plan will continue in full force and effect with no increase in the number of shares of Georgia Gulf common stock available under the Plan.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws currently in effect. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants.

Non-qualified Stock Options. In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of Georgia Gulf common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Georgia Gulf common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted stock received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs. No income generally will be recognized upon the award of RSUs. The recipient of a RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted stock received.

Tax Consequences to Georgia Gulf or a Subsidiary.

To the extent that a participant recognizes ordinary income in the circumstances described above, Georgia Gulf or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC

If the Plan Amendment is approved by Georgia Gulf’s stockholders, Georgia Gulf intends to file a Registration Statement on Form S-8 relating to the issuance of the additional 1,800,000 shares of Georgia Gulf common stock that will be available for issuance under the Plan with the SEC pursuant to the Securities Act.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information with respect to compensation plans under which Georgia Gulf’s equity securities are authorized for issuance to employees as of December 31, 2011:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	925,479	$297.41	(1)	1,685,044
Equity compensation plans not approved by security holders	—	—		—

Total	925,479	$297.41		1,685,044

(1)	Weighted-average exercise price excludes restricted share units which have no exercise price.

New Plan Benefits

No awards have been granted, and no shares of Georgia Gulf common stock have been issued, on the basis of the proposed 1,800,000 share increase. It is not possible to determine specific amounts and types of awards that may be awarded in the future under the Plan because the grant and actual pay-out of awards under such plans are discretionary and in some cases based on the future value of Georgia Gulf common stock.

Aggregate Past Grants Under the Plan

In accordance with SEC rules, the following table sets forth summary information with respect to the number of shares of Georgia Gulf common stock subject to awards made under the Plan to Georgia Gulf’s named executive officers, all current executive officers as a group, directors, nominees for election as director, associates of such executive officer, directors and nominees, each other person who received or is to receive 5% of such options, warrants or rights and all employees (other than executive officers) as a group as of November 9, 2012.

Individual or Group	Number of Shares Underlying Restricted Stock Unit Awards
Paul D. Carrico President and Chief Executive Officer	214,972
Gregory C. Thompson Chief Financial Officer	34,638
Mark J. Orcutt Executive Vice President—Building Products	26,487
Joseph C. Breunig Executive Vice President—Chemicals	33,618
James L. Worrell Vice President— Human Resources	16,300
All current executive officers as a group	326,015
All current directors who are not executive officers as a group	20,982
Each nominee for election as a director	—
Each associate of any such director, executive officer or nominees	—
Each other person who received or is to receive 5% of such awards	—
All employees, including all current officers who are not executive officers as a group(1)	249,536

(1)	Includes 48,150 shares related to performance restricted stock units that were granted to certain senior management employees that are not executive officers in May 2012, calculated based on the assumption that, upon vesting, the employees will receive the maximum number of shares (150% of the number of target shares) associated with those grants.

Required Vote

The Plan Amendment must be approved by the affirmative vote of a majority of the shares of Georgia Gulf common stock represented and voting at the special meeting, either in person or by proxy (provided that the total votes cast on the proposal represent over 50% in interest of all shares entitled to vote on the proposal). The Plan Amendment will be effected only if the proposal relating to the issuance of shares of Georgia Gulf common stock in the Merger is approved by Georgia Gulf’s stockholders and the Merger is consummated.

Recommendation of the Georgia Gulf Board of Directors

The Georgia Gulf board of directors recommends that the stockholders of Georgia Gulf vote “FOR” approval of the Plan Amendment.

PROPOSAL NO. 4—

PROPOSAL TO APPROVE THE ADJOURNMENT OR POSTPONEMENT OF THE

SPECIAL MEETING, IF NECESSARY OR APPROPRIATE

If, at the special meeting of stockholders, the board of directors of Georgia Gulf determines it is necessary or appropriate to adjourn or postpone the special meeting in order to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to issue shares of Georgia Gulf common stock in the Merger, Georgia Gulf intends to move to adjourn or postpone the special meeting. If the board of directors of Georgia Gulf determines that adjournment or postponement of the special meeting is necessary or appropriate, Georgia Gulf will ask its stockholders to vote only upon the adjournment or postponement proposal, and not on the proposal to approve the issuance of shares of Georgia Gulf common stock in the Merger.

In this proposal, Georgia Gulf is asking you to vote in favor of adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Georgia Gulf common stock in the Merger. If the stockholders approve the adjournment or postponement proposal, Georgia Gulf could adjourn or postpone the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the adjournment or postponement proposal could mean that, even if Georgia Gulf had received proxies representing a sufficient number of votes against the issuance of Georgia Gulf common stock in the Merger to defeat that proposal, Georgia Gulf could adjourn or postpone the special meeting without a vote and seek to convince the holders of those shares to change their votes to vote in favor of approval of the issuance of shares of Georgia Gulf common stock in the Merger.

Required Vote

This proposal regarding the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Georgia Gulf common stock in the Merger must be approved by the affirmative vote of a majority of the shares of Georgia common stock represented and voting at the special meeting, either in person or by proxy (provided that the total votes cast on the proposal represent over 50% in interest of all shares entitled to vote on the proposal).

Georgia Gulf’s board of directors recommends that stockholders vote “FOR” the proposal to approve adjournments or postponements of the special meeting for the purpose of soliciting additional proxies, if necessary or appropriate.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Proposals by stockholders intended to be presented at Georgia Gulf’s 2013 annual meeting must be forwarded in writing and received at Georgia Gulf’s principal executive offices no later than December 18, 2012, directed to the attention of the Corporate Secretary, for consideration for inclusion in Georgia Gulf’s proxy statement for the annual meeting of stockholders to be held in 2013. Any stockholder who intends to submit a matter for consideration at the 2013 annual meeting, other than by submitting a proposal to be included in Georgia Gulf’s proxy statement, must give timely notice according to the Bylaws. The Bylaws provide that, to be timely, a stockholder’s notice must be received by Georgia Gulf’s Corporate Secretary between January 17, 2013 and February 16, 2013. For each matter any stockholder intends to bring before the 2013 annual meeting, the stockholder’s notice must comply with all applicable provisions of the Bylaws, including a description of the business the stockholder wishes to be considered, the reasons for conducting that business at the meeting, and any material interest the stockholder has in that business as well as information regarding the stockholder and the number of shares of Georgia Gulf common stock that the stockholder owns. Any stockholder proposals must also comply in all respects with the rules and regulations of the SEC.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Georgia Gulf files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that Georgia Gulf has filed with the SEC at the following SEC public reference room: 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Georgia Gulf’s SEC filings are also available to the public on the SEC’s Internet website at www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. In addition, Georgia Gulf’s SEC filings are also available to the public on Georgia Gulf’s website, www.ggc.com. Information contained on Georgia Gulf’s website is not incorporated by reference into this document, and you should not consider information contained on that website as part of this document.

Statements contained in this document, or in any document incorporated by reference in this proxy statement, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Georgia Gulf to “incorporate by reference” into this proxy statement documents Georgia Gulf files with it. This means that Georgia Gulf can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that Georgia Gulf files with the SEC will update and supersede that information. Georgia Gulf incorporates by reference into this document the documents listed below and any future filings Georgia Gulf makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, including any filings after the date of this document until the date of the special meeting. The information incorporated by reference is an important part of this document. Any statement in a document incorporated by reference into this document will be deemed to be modified or superseded for purposes of this document to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this document modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this document.

•	Georgia Gulf’s annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 24, 2012;

•

Georgia Gulf’s quarterly reports on Form 10-Q for the period ended March 31, 2012, filed with the SEC on May 5, 2012, for the period ended June 30, 2012, filed with the SEC on August 6, 2012, and for the period ended September 30, 2012, filed with the SEC on November 8, 2012;

•

Georgia Gulf’s current reports on Form 8-K, filed with the SEC on January 17, 2012, May 9, 2012, May 21, 2012, May 23, 2012, July 19, 2012, August 2, 2012, August 8, 2012, September 5, 2012, September 11, 2012, November 7, 2012 and November 14, 2012;

•	Georgia Gulf’s Definitive Proxy Statement, filed with the SEC on April 16, 2012; and

•	the description of Georgia Gulf common stock contained in Georgia Gulf’s registration statement on Form 8-A, declared effective by the SEC on May 15, 1990, as amended.

You can obtain a copy of any document incorporated by reference into this document except for the exhibits to those documents from Georgia Gulf. You may also obtain these documents from the SEC or through the SEC’s website described above. Documents incorporated by reference are available from Georgia Gulf without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit into this document. You may obtain documents incorporated by reference into this document by requesting them in writing or by telephone from Georgia Gulf at the following address and telephone number: Georgia Gulf Corporation, 115 Perimeter Center Place, Suite 460, Atlanta, Georgia 30346, Attention: Investor Relations, telephone: (770) 395-4500.

If you would like to request documents, please do so by                     , 2012 to receive them before the special meeting. If you request any of these documents from Georgia Gulf, we will mail them to you by first-class mail, or similar.

You should rely only on the information contained or incorporated by reference into this document in voting your shares at the special meeting. Georgia Gulf has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated                 , 2012. You should not assume that the information contained in this document is accurate as of any other date, and neither the mailing of this document to Georgia Gulf’s stockholders nor the issuance of Georgia Gulf common stock in the Merger will create any implication to the contrary.

INDEX TO FINANCIAL STATEMENTS OF THE PPG CHLOR-ALKALI AND

DERIVATIVES BUSINESS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of PPG Industries, Inc.:

We have audited the accompanying combined balance sheet of the chlor-alkali and derivatives business of PPG Industries, Inc. (the “PPG Chlor-alkali and Derivatives Business”), as of December 31, 2011 and 2010, and the related combined statements of income, comprehensive income, changes in parent company equity, and cash flows for each of the three years in the period ended December 31, 2011. These financial statements are the responsibility of the PPG Chlor-alkali and Derivatives Business’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The PPG Chlor-alkali and Derivatives Business is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the PPG Chlor-alkali and Derivatives Business’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined statements present fairly, in all material respects, the financial position of the PPG Chlor-alkali and Derivatives Business as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 and Note 13, the accompanying combined financial statements of the PPG Chlor-alkali and Derivatives Business have been prepared from the separate records maintained by the PPG Chlor-alkali and Derivatives Business and include allocations of certain costs from PPG Industries, Inc. These allocations may not be reflective of the actual expense which would have been incurred had the PPG Chlor-alkali and Derivatives Business operated as a separate entity apart from PPG Industries, Inc.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

August 30, 2012

PPG CHLOR-ALKALI AND DERIVATIVES BUSINESS

COMBINED STATEMENT OF INCOME

(in millions)

	For the Years Ended December 31
	2011	2010	2009
Net sales	$1,741	$1,441	$1,282
Cost of sales, exclusive of depreciation and amortization	1,224	1,117	1,001
Selling, general and administrative (See Note 13)	123	102	100
Depreciation and amortization	41	39	40
Research and development	2	2	2
Business restructuring (See Note 10)	—	—	6
Other charges (See Note 16)	10	11	9
Other earnings (See Note 19)	(27)	(7)	(12)

Income before income taxes	368	177	136
Income tax expense (See Note 14)	122	65	43

Net income attributable to the controlling and noncontrolling interests	246	112	93
Less: net income attributable to noncontrolling interests	(13)	(7)	(5)

Net income (attributable to the PPG Chlor-alkali and Derivatives Business)	$233	$105	$88

The accompanying notes to the combined financial statements are an integral part of this combined statement.

PPG CHLOR-ALKALI AND DERIVATIVES BUSINESS

COMBINED STATEMENT OF COMPREHENSIVE INCOME

(in millions)

	For the Years Ended December 31
	2011	2010	2009
Net income attributable to the controlling and noncontrolling interests	$246	$112	$93

Other comprehensive (loss) income, net of tax (See Note 17):
Unrealized currency translation adjustment	(2)	(2)	6
Defined benefit pension and other postretirement benefit adjustments (See Note 15)	(27)	(20)	27
Net change—derivatives (See Note 12)	9	8	16

Other comprehensive (loss) income, net of tax	(20)	(14)	49

Total comprehensive income	$226	$98	$142
Less: amounts attributable to noncontrolling interests:
Net income	(13)	(7)	(5)
Unrealized currency translation adjustment	—	(1)	(1)

Comprehensive income (attributable to the PPG Chlor-alkali and Derivatives Business)	$213	$90	$136

The accompanying notes to the combined financial statements are an integral part of this combined statement.

PPG CHLOR-ALKALI AND DERIVATIVES BUSINESS

COMBINED BALANCE SHEET

(in millions)

	December 31
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$31	$15
Receivables-net (See Note 6)	224	192
Inventories (See Note 6)	59	53
Other	21	30

Total current assets	335	290
Property (See Note 7)	1,888	1,808
Less accumulated depreciation	(1,523)	(1,502)

Property—net	365	306
Investments (See Note 8)	15	13
Cash held in escrow (See Note 4)	3	—
Identifiable intangible assets (See Note 9)	6	7
Other assets	10	5

TOTAL	$734	$621

LIABILITIES AND PARENT COMPANY EQUITY
Current liabilities:
Accounts payable, trade	$115	$106
Accrued payroll	30	27
Other current liabilities (See Note 6)	71	76

Total current liabilities	216	209
Accrued pensions (See Note 15)	79	50
Accrued other postretirement benefits (See Note 15)	168	148
Accrued environmental liabilities (See Note 16)	29	27
Other liabilities	44	43

TOTAL LIABILITIES	536	477

COMMITMENTS AND CONTINGENT LIABILITIES (See Note 16)
Parent company equity:
Parent company investment (See Note 13)	382	313
Accumulated other comprehensive loss (See Note 17)	(201)	(181)

Total parent company equity	181	132
Noncontrolling interests	17	12

Total equity	198	144

TOTAL	$734	$621

The accompanying notes to the combined financial statements are an integral part of this combined statement.

PPG CHLOR-ALKALI AND DERIVATIVES BUSINESS

COMBINED STATEMENT OF CASH FLOWS

(in millions)

	For the Years Ended December 31
	2011	2010	2009
Operating activities:
Net income attributable to the controlling and noncontrolling Interests	$246	$112	$93
Adjustments to reconcile cash from operations:
Depreciation and amortization	41	39	40
Pension expense (See Note 15)	13	15	23
Pension cash contribution (See Note 15)	(8)	(38)	(55)
Business restructuring expense (See Note 10)	—	—	6
Restructuring cash spending	—	(3)	(3)
Charge related to change in U.S. tax law (See Note 14)	—	12	—
Bargain purchase gain, net (See Note 4)	(9)	—	—
Equity affiliate (earnings) loss, net of dividends received	(1)	1	3
Change in certain asset and liability accounts:
(Increase) / decrease in receivables	(26)	(18)	24
(Increase) / decrease in inventories	(4)	1	1
(Increase) / decrease in other current assets	(2)	1	3
Increase / (decrease) in accounts payable and accrued liabilities	14	20	(1)
(Increase) / decrease in noncurrent assets	(2)	7	1
Increase / (decrease) in noncurrent liabilities	6	(11)	(2)
Change in accrued tax and interest accounts	11	18	(4)
Other	(3)	(14)	4

Cash from operating activities	276	142	133

Investing activities:
Additions to property	(64)	(40)	(24)
Business acquisitions, net of cash balances acquired	(25)	(3)	(2)
Deposits placed in escrow	(3)	—	—
Proceeds from sale of property and investments	6	—	4

Cash used for investing activities	(86)	(43)	(22)

Financing activities:
Net cash remitted to PPG Industries, Inc.	(166)	(89)	(114)
Dividends paid on subsidiary common stock to noncontrolling interests	(8)	(6)	(9)

Cash used for financing activities	(174)	(95)	(123)

Effect of currency exchange rate changes on cash and cash equivalents	—	1	—

Net increase in cash and cash equivalents	16	5	(12)
Cash and cash equivalents, beginning of period	15	10	22

Cash and cash equivalents, end of period	$31	$15	$10

The accompanying notes to the combined financial statements are an integral part of this combined statement.

PPG CHLOR-ALKALI AND DERIVATIVES BUSINESS

COMBINED STATEMENT OF CHANGES IN PARENT COMPANY EQUITY

For the Years ended December 31, 2011, 2010 and 2009

(in millions)

	Parent Company Investment	Accumulated Other Comprehensive Income (Loss)	Total Parent Company Equity	Non- controlling Interest	Total Equity
Balance—Jan. 1, 2009	$321	$(216)	$105	$13	$118
Net income attributable to controlling and noncontrolling interests	88	—	88	5	93
Other comprehensive income, net of tax	—	49	49	1	50
Stock-based compensation expense, net of tax	1	—	1	—	1
Dividends paid on subsidiary common stock to noncontrolling interests	—	—	—	(9)	(9)
Net cash remitted to PPG Industries, Inc.	(114)	—	(114)	—	(114)

Balance—Dec. 31, 2009	$296	$(167)	$129	$10	$139
Net income attributable to controlling and noncontrolling interests	105	—	105	7	112
Other comprehensive (loss) income, net of tax	—	(14)	(14)	1	(13)
Stock-based compensation expense, net of tax	1	—	1	—	1
Dividends paid on subsidiary common stock to noncontrolling interests	—	—	—	(6)	(6)
Net cash remitted to PPG Industries, Inc.	(89)	—	(89)	—	(89)

Balance—Dec. 31, 2010	$313	$(181)	$132	$12	$144
Net income attributable to controlling and noncontrolling interests	233	—	233	13	246
Other comprehensive loss, net of tax	—	(20)	(20)	—	(20)
Stock-based compensation expense, net of tax	2	—	2	—	2
Dividends paid on subsidiary common stock to noncontrolling interests	—	—	—	(8)	(8)
Net cash remitted to PPG Industries, Inc.	(166)	—	(166)	—	(166)

Balance—Dec. 31, 2011	$382	$(201)	$181	$17	$198

The accompanying notes to the combined financial statements are an integral part of this combined statement.

PPG CHLOR-ALKALI AND DERIVATIVES BUSINESS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1.        Description of Business

The accompanying combined financial statements present the historical financial position, results of operations and cash flows of the chlor-alkali and derivatives business of PPG Industries, Inc. (the “PPG Chlor-alkali and Derivatives Business”) in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

The PPG Chlor-alkali and Derivatives Business produces chlor-alkali and derivative products, including chlorine, caustic soda, vinyl chloride monomer, chlorinated solvents, calcium hypochlorite, ethylene dichloride, hydrochloric acid and phosgene derivatives. Most of these products are sold directly to manufacturing companies in the chemical processing, plastics, including polyvinyl chloride (PVC), paper, minerals, metals and water treatment industries. The PPG Chlor-alkali and Derivatives Business operates manufacturing facilities in the United States (“U.S.”), Canada, and Taiwan. The PPG Chlor-alkali and Derivatives Business consists of one operating and one reportable segment.

Note 2.        Basis of Presentation

These combined financial statements include the results of Taiwan Chlorine Industries, Ltd. (“TCI”), a subsidiary which is controlled by PPG Industries, Inc. (“PPG” or the “Parent company”) and in which PPG holds a 60 percent ownership interest. In the accompanying combined financial statements, the outside shareholder’s interests are shown as noncontrolling interests. The accompanying combined financial statements also include investments in certain companies in which PPG owns 20 percent to 50 percent of the voting stock and has the ability to exercise significant influence over the operating and financial policies of the investee, which are accounted for using the equity method of accounting. As a result, PPG’s share of the earnings or losses of such equity affiliates is included in the accompanying combined statement of income and PPG’s share of these companies’ shareholders’ equity is included in Investments in the accompanying combined balance sheet.

During the periods presented, the PPG Chlor-alkali and Derivatives Business was under the control of PPG. The combined financial statements have been prepared from the separate records maintained by the PPG Chlor-alkali and Derivatives Business and include all direct costs of the PPG Chlor-alkali and Derivatives Business and costs allocated from PPG (see Note 13, “Related Party Transactions”). However, the combined financial statements are not necessarily indicative of the financial position, results of operations and cash flows that would have existed if the PPG Chlor-alkali and Derivatives Business had operated as a stand-alone entity during the periods presented. Had the PPG Chlor-alkali and Derivatives Business existed as a separate entity, its combined results of operations and financial position could have differed materially from those presented in the combined financial statements included herein.

In North America, PPG uses a centralized approach to managing its cash and financing its operations. Cash deposits from the PPG Chlor-alkali and Derivatives Business’s operations in North America are transferred to PPG on a regular basis and are netted against the Parent company investment component of Total parent company equity. TCI does not participate in any centralized PPG cash management program, maintains cash and cash equivalent balances to fund its local operations and periodically remits excess funds via dividends to the owners. There are no intercompany loan arrangements between TCI and PPG. Consequently, none of PPG’s cash, cash equivalents, or debt has been allocated to the PPG Chlor-alkali and Derivatives Business in the accompanying combined financial statements. Cash and cash equivalents included in the accompanying combined balance sheet are primarily held at TCI at December 31, 2011 and 2010, as the PPG Chlor-alkali and Derivatives Business’s operations in U.S. and Canadian locations participate in centralized cash management programs.

All PPG Chlor-alkali and Derivatives Business intra-company transactions have been eliminated in the preparation of the accompanying combined financial statements.

Note 3.        Summary of Significant Accounting Policies

Use of Estimates in the Preparation of the Financial Statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of income and expenses during the reporting period. Actual outcomes could differ from those estimates.

Revenue Recognition

Revenue from sales is recognized when goods are shipped and title to inventory and risk of loss passes to the customer or when services have been rendered.

Shipping and Handling Costs

Amounts billed to customers for shipping and handling are reported in Net sales in the accompanying combined statement of income. Shipping and handling costs incurred by the PPG Chlor-alkali and Derivatives Business for the delivery of goods to customers are included in Cost of sales, exclusive of depreciation and amortization in the accompanying combined statement of income.

Selling, General and Administrative Costs

Amounts presented as Selling, general and administrative in the accompanying combined statement of income are comprised of selling, customer service, and distribution costs, as well as the costs of providing functional support in such areas as finance, law, human resources and planning (See Note 13, “Related Party Transactions”). Distribution costs pertain to the movement to and storage of finished goods inventory at company-owned and leased warehouses, terminals and other distribution facilities. Certain of these costs may be included in cost of sales by other companies, resulting in a lack of comparability with other companies.

Legal Costs

Legal costs are expensed as incurred.

Foreign Currency Translation

The functional currency of the non-U.S. operations of the PPG Chlor-alkali and Derivatives Business is their local currency. Assets and liabilities of those operations are translated into U.S. dollars using period-end exchange rates; income and expenses are translated using the average exchange rates for the reporting period. Unrealized currency translation adjustments are deferred in accumulated other comprehensive income (loss), a separate component of Total parent company equity.

Cash Equivalents

Cash equivalents are highly liquid investments (valued at cost, which approximates fair value) acquired with an original maturity of three months or less.

Allowance for Doubtful Accounts

The PPG Chlor-alkali and Derivatives Business provides an allowance for doubtful accounts to reduce receivables to their estimated net realizable value when it is probable that a loss will be incurred. Those estimates are based on historical collection experience, current economic and market conditions, a review of the aging of accounts receivable and the assessments of current creditworthiness of customers.

Inventories

U.S. inventories are stated at cost, using the last-in, first-out (“LIFO”) method, which does not exceed market. The PPG Chlor-alkali and Derivatives Business’s U.S. inventory is part of the applicable PPG LIFO pool. In the accompanying combined financial statements, the applicable PPG LIFO pool has been apportioned to the PPG Chlor-alkali and Derivatives Business utilizing the ratio of gross carrying value of the inventory associated with the PPG Chlor-alkali and Derivatives Business, in base dollars, as a percentage of the applicable PPG LIFO pool’s total base dollar inventory, as of the applicable year-end date.

All non-U.S. inventories are stated at cost, using the first-in, first-out (“FIFO”) method, which does not exceed market. Cost is determined using standard factory costs, which approximate actual costs, excluding certain fixed costs such as depreciation and property taxes.

Marketable Equity Securities

The PPG Chlor-alkali and Derivatives Business’s investments in marketable equity securities are recorded at fair market value and reported in Other current assets and Investments on the accompanying combined balance sheet with changes in fair market value recorded in income for those securities designated as trading securities.

Property

Property is recorded at cost. The PPG Chlor-alkali and Derivatives Business computes depreciation by the straight-line method based on the estimated useful lives of depreciable assets. Additional expense is recorded when facilities or equipment are subject to abnormal economic conditions or obsolescence. Significant improvements that add to productive capacity or extend the lives of properties are capitalized. Costs for repairs and maintenance are charged to expense as incurred. When property is retired or otherwise disposed of, the original cost and related accumulated depreciation balance are removed from the accounts and any related gain or loss is included in income. Property and other long-lived assets are reviewed for impairment whenever events or circumstances indicate that their carrying amounts may not be recoverable.

Identifiable Intangible Assets

Identifiable intangible assets acquired in business combinations are recorded based upon their fair value at the date of acquisition.

Identifiable intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives (10 years) and are reviewed for impairment whenever events or circumstances indicate that their carrying amount may not be recoverable.

Pensions and Other Postretirement Benefits

Most of the PPG Chlor-alkali and Derivatives Business’s employees are covered by PPG’s defined benefit pension plans, and most of the PPG Chlor-alkali and Derivatives Business’s employees in the U.S. and Canada are covered by PPG’s welfare benefit plans that provide postretirement medical and life insurance benefits for those employees and their respective dependents. The liability and expense for these plans is calculated for each PPG operating location. For operating locations representing more than one PPG business, pension and postretirement medical expense and liabilities are allocated between those businesses based on the related headcount and salary costs. These costs are included in Cost of sales, exclusive of depreciation and amortization, Selling, general and administration and Research and development in the accompanying combined statement of income.

Income Taxes

The PPG Chlor-alkali and Derivatives Business’s U.S., Canadian and certain other non-U.S. operating results are included in the income tax returns of PPG. The PPG Chlor-alkali and Derivatives Business accounts for income taxes under the separate return method. Under this approach, the PPG Chlor-alkali and Derivatives Business determines its current tax liability and deferred tax assets and liabilities and related tax expense as if it were filing a separate tax return.

Asset Retirement Obligations

An asset retirement obligation represents a legal obligation associated with the retirement of a tangible long-lived asset that is incurred upon the acquisition, construction, development or normal operation of that long-lived asset. The PPG Chlor-alkali and Derivatives Business recognizes asset retirement obligations in the period in which they are incurred, if a reasonable estimate of fair value can be made. The asset retirement obligation is subsequently adjusted for changes in fair value. The associated estimated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset and depreciated over its useful life. The PPG Chlor-alkali and Derivatives Business’s asset retirement obligations are primarily associated with closure of certain assets used in the chemicals manufacturing process.

The accrued asset retirement obligation was $9 million as of both December 31, 2011 and 2010.

The PPG Chlor-alkali and Derivatives Business’s only conditional asset retirement obligation relates to the possible future abatement of asbestos contained in certain of the PPG Chlor-alkali and Derivatives Business production facilities. The asbestos in the PPG Chlor-alkali and Derivatives Business’s production facilities arises from the application of normal and customary building practices in the past when the facilities were constructed. This asbestos is encapsulated in place and, as a result, there is no current legal requirement to abate it. Inasmuch as there is no requirement to abate, the PPG Chlor-alkali and Derivatives Business does not have any current plans or intentions to abate and therefore the timing, method and cost of future abatement, if any, are not known. The PPG Chlor-alkali and Derivatives Business has not recorded an asset retirement obligation associated with asbestos abatement, given the uncertainty concerning the timing of future abatement, if any.

New Accounting Standards Adopted in 2011

In June 2011, the Financial Accounting Standards Board (the “FASB”) issued an amendment to the requirements for presenting comprehensive income. The new requirements are effective for the first interim or annual period beginning after December 15, 2011. The requirements of the standard are to be applied retrospectively. The standard requires other comprehensive income to be presented in a continuous statement of comprehensive income that would combine the components of net income and other comprehensive income, or in a separate, but consecutive, statement following the statement of income. The PPG Chlor-alkali and Derivatives Business early adopted these new requirements as of December 31, 2011 for all periods presented, and the adoption of this guidance did not have an effect on its combined financial position as of December 31, 2011 or 2010 or its combined results of operations or cash flows for the years ended December 31, 2011, 2010 or 2009.

Accounting Standards to be Adopted in Future Years

In May 2011, the FASB issued an amendment to its fair value measurement guidance and disclosure requirements to establish U.S. GAAP in common with the requirements of the International Financial Reporting Standards. The new requirements are effective for the first interim or annual period beginning after December 15, 2011. The requirements are to be applied prospectively. The PPG Chlor-alkali and Derivatives Business is currently evaluating the new requirements; however, it does not expect that the adoption of this guidance will have a material effect on its combined financial position, results of operations or cash flows.

Note 4.        Acquisitions

In May 2011, the PPG Chlor-alkali and Derivatives Business acquired the assets of Equa-Chlor, Inc. for $28 million, of which $3 million is held in escrow pending satisfaction of any PPG indemnity claims through May of 2013. The assets, liabilities, results of operations and cash flows of Equa-Chlor are included within the PPG

Chlor-alkali and Derivatives Business financial statements from the date of acquisition. The excess fair value of the assets acquired and liabilities assumed, which consisted principally of property and operating working capital, over the purchase price resulted in a bargain purchase gain of $10 million. This gain was partially offset by a $1 million loss related to the step up to fair value of acquired inventory. The gain is reported in Other earnings in the accompanying combined statement of income for the year ended December 31, 2011.

In early 2006, the PPG Chlor-alkali and Derivatives Business acquired the North American beaded caustic soda business of Oxy Vinyls, LP, which was principally comprised of customer contracts. The purchase price of the business included contingent payments which were payable, if earned, over a five year period following the date of acquisition. These payments totaled $6 million, and the final such payment was made in the first quarter of 2011. The PPG Chlor-alkali and Derivatives Business’s intangible assets are principally related to this acquisition.

Note 5.        Fair Value Measurement

The accounting guidance on fair value measurement establishes a hierarchy with three levels of inputs used to determine fair value. Level 1 inputs are quoted prices in active markets for identical assets and liabilities, are considered to be the most reliable evidence of fair value, and should be used whenever available. Level 2 inputs are observable prices that are not quoted on active exchanges. Level 3 inputs are unobservable inputs used for measuring the fair value of assets or liabilities.

Assets and liabilities reported at fair value on a recurring basis:

(Millions)	Level 1	Level 2	Level 3	Total
At December 31, 2011
Short-term investments:
Marketable equity securities	$1	$—	$—	$1
Investments:
Marketable equity securities	4	—	—	4
Accounts payable and accrued liabilities:
Natural gas swap contracts(a)	—	6	—	6

At December 31, 2010
Short-term investments:
Marketable equity securities	1	—	—	1
Investments:
Marketable equity securities	4	—	—	4
Accounts payable and accrued liabilities:
Natural gas swap contracts(a)	—	19	—	19
Other liabilities:
Natural gas swap contracts(a)	—	2	—	2

(a)	This entire balance is designated as a hedging instrument under U.S. GAAP.

Note 6.        Working Capital Detail

	December 31,
(Millions)	2011	2010
Receivables
Trade-net(a)	$201	$176
Equity affiliates	4	4
Other-net	19	12

Total	$224	$192

Inventories(b)
Finished products	$52	$57
Raw materials	12	14
Supplies	45	36
LIFO Reserve	(50)	(54)

Total	$59	$53

Other current liabilities
Customer rebates	$14	$10
Other postretirement benefits	10	11
Taxes payable	9	6
Fair value derivative	6	19
Environmental remediation	6	12
Payable, equity affiliate	3	3
Other	23	15

Total	$71	$76

(a)	The allowance for doubtful accounts was $2 million as of December 31, 2011 and 2010, respectively.
(b)	Inventories valued using the LIFO method of inventory valuation comprised 92% and 91% of total gross inventory values as of Dec. 31, 2011 and 2010, respectively. During the years ended December 31, 2010 and 2009, certain inventories accounted for on the LIFO method of accounting were reduced, which resulted in the liquidation of certain quantities carried at costs prevailing in prior years. There was no effect on earnings in 2011 and the impact was expense of $0.5 million and $1 million, in 2010 and 2009, respectively.

Note 7.        Property

	Useful Lives (years)	December 31,
(Millions)		2011	2010
Land and land improvements	5-30	$63	$59
Buildings	20-40	93	89
Machinery and equipment	5-25	1,646	1,598
Furniture, fixtures and other	3-20	34	34
Construction in process		52	28

Total		$1,888	$1,808

Note 8.        Investments

	December 31,
(Millions)	2011	2010
Equity affiliates	$11	$9
Marketable equity securities	4	4

Total	$15	$13

The PPG Chlor-alkali and Derivatives Business includes PPG’s 50 percent ownership interest in RS Cogen, L.L.C. (“RS Cogen”), which toll produces electricity and steam primarily for the PPG Chlor-alkali and Derivatives Business and PPG’s joint venture partner. The joint venture was formed with a wholly-owned subsidiary of Entergy Corporation (“Entergy”) in 2000 for the construction and operation of a $300 million process steam, natural gas-fired cogeneration facility in Lake Charles, LA, the majority of which was financed by a syndicate of banks. As of December 31, 2011 and 2010, RS Cogen had bank debt outstanding of $183 million and $193 million, respectively. The PPG Chlor-alkali and Derivatives Business’s future commitment to purchase electricity and steam from the joint venture approximates $23 million per year subject to contractually defined inflation adjustments for the next 11 years. The purchases for the years ended December 31, 2011, 2010 and 2009 were $23 million in each year.

RS Cogen is a variable interest entity under U.S. accounting guidance. The joint venture’s critical operations are overseen by a management committee, which has equal representation from both PPG and Entergy. With the power to direct the activities of RS Cogen equally shared between RS Cogen’s two owners, PPG does not consider itself to be the joint venture’s primary beneficiary. Accordingly, PPG accounts for its investment in RS Cogen as an equity method investment.

The following table summarizes the PPG Chlor-alkali and Derivatives Business’s maximum exposure to loss associated with RS Cogen:

(Millions)
Investment in and advances to RS Cogen	$11
Take-or-pay obligation under power tolling arrangement	257

Maximum exposure to loss as of December 31, 2011	$268

The equity affiliates have accumulated net losses; accordingly, the PPG Chlor-alkali and Derivatives Business has no share of undistributed net earnings related to these affiliates as of December 31, 2011 and 2010. There were no dividends received from these equity affiliates in 2011, 2010 or 2009.

Note 9.        Identifiable Intangible Assets

The PPG Chlor-alkali and Derivatives Business’s identifiable intangible assets with finite lives relate to customer relationships and are being amortized over their estimated useful lives (10 years). At December 31, 2011 the gross carrying amount of these identifiable intangible assets was $10 million and the accumulated amortization was $4 million.

	December 31, 2011			December 31, 2010
(Millions)	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Customer-related intangibles	$10	(4)	$6	$10	(3)	$7

Amortization expense was $1 million in 2011, 2010 and 2009, respectively. The estimated future amortization expense of identifiable intangible assets is approximately $1 million per year, through 2016.

Note 10.    Business Restructuring

In 2009, the PPG Chlor-alkali and Derivatives Business finalized plans for certain actions to reduce its workforce and recorded a restructuring charge of $6 million for severance costs related to 42 employees. All actions related to the 2009 restructuring were completed in 2010.

Note 11.    Financial Instruments, Excluding Derivative Financial Instruments

Included in the PPG Chlor-alkali and Derivatives Business’s financial instrument portfolio are cash, cash held in escrow and marketable equity securities. The fair values of these financial instruments approximated their carrying values at December 31, 2011 and December 31, 2010, in the aggregate.

Note 12.    Derivative Financial Instruments and Hedge Activities

The PPG Chlor-alkali and Derivatives Business recognizes all derivative financial instruments as either assets or liabilities at fair value on the combined balance sheet. The accounting for changes in the fair value of a derivative depends on the use of the instrument. To the extent that a derivative is effective as a hedge of an exposure to future changes in cash flows, the change in fair value of the instrument is deferred in accumulated other comprehensive income (loss) (“AOCI”). Any portion considered to be ineffective is reported in earnings immediately, including changes in value related to credit risk. The PPG Chlor-alkali and Derivatives Business had only cash flow hedging relationships during the three-year period ended December 31, 2011.

The PPG Chlor-alkali and Derivatives Business’s policies do not permit speculative use of derivative financial instruments. The PPG Chlor-alkali and Derivatives Business enters into derivative financial instruments with high credit quality counterparties and diversifies its positions among such counterparties in order to reduce its exposure to credit losses. The PPG Chlor-alkali and Derivatives Business did not realize a credit loss on derivatives during the three-year period ended December 31, 2011.

Derivative instruments are used to manage the PPG Chlor-alkali and Derivatives Business’s exposure to fluctuating natural gas prices through the use of natural gas swap contracts. These instruments mature over the next 9 months. To the extent that these instruments are effective in hedging the PPG Chlor-alkali and Derivatives Business’s exposure to price changes, changes in the fair values of the hedge contracts are deferred in AOCI and reclassified to Cost of sales, exclusive of depreciation and amortization as the natural gas is purchased. The amount of ineffectiveness is reported in Other charges in the accompanying condensed combined statement of income immediately. As of December 31, 2011 and December 31, 2010, the fair value of these contracts was a liability of $6 million and $21 million, respectively. As of December 31, 2011, the total pretax loss deferred in AOCI related to contracts that mature within the twelve-month period ending December 31, 2012.

No derivative instrument initially designated as a hedge instrument was undesignated or discontinued as a hedging instrument during 2011 or 2010. Nor were any amounts deferred in AOCI reclassified to earnings during the three-year period ended December 31, 2011 related to hedges of anticipated transactions that were no longer expected to occur.

Refer to Note 5, “Fair Value Measurement” for additional disclosures related to the PPG Chlor-alkali and Derivatives Business’s derivative instruments outstanding as of December 31, 2011 and December 31, 2010.

For the year ended December 31, 2011, Other comprehensive income / (loss) included a net pretax gain due to cash flow hedge derivatives of $14 million ($9 million, net of tax). This gain was comprised of realized losses of $24 million and unrealized losses of $10 million. The realized losses related to the settlement during the period of natural gas swap contracts and interest rate swaps owned by RS Cogen (Refer to Note 8, “Investments” for a discussion regarding this equity method investment). The unrealized losses related to the change in fair value of the natural gas swap contracts and the interest rate swaps owned by RS Cogen.

For the year ended December 31, 2010, Other comprehensive income / (loss) included a net pretax gain due to cash flow hedge derivatives of $14 million ($8 million, net of tax). This gain was comprised of realized losses of $41 million and unrealized losses of $27 million. The realized losses related to the settlement during the period of natural gas swap contracts and interest rate swaps owned by RS Cogen (Refer to Note 8, “Investments” for a discussion regarding this equity method investment). The unrealized losses related to the change in fair value of the natural gas swap contracts and the interest rate swaps owned by RS Cogen.

For the year ended December 31, 2009, Other comprehensive income / (loss) included a net pretax gain due to cash flow hedge derivatives of $26 million ($16 million, net of tax). This gain was comprised of realized losses of $84 million and unrealized losses of $58 million. The realized losses related to the settlement during the period of natural gas swap contracts and interest rate swaps owned by RS Cogen (Refer to Note 8, “Investments” for a discussion regarding this equity method investment). The unrealized losses related to the change in fair value of the natural gas swap contracts offset in part by unrealized gains on the interest rate swaps owned by RS Cogen.

The following tables provide details for the years ended December 31, 2011 and 2010 related to the PPG Chlor-alkali and Derivatives Business’s hedges by type of derivative. All amounts are pretax:

(Millions)	Loss Deferred in OCI	Loss Recognized
Hedge Type		Amount	Caption
Year Ended December 31, 2011
Cash Flow
Natural gas swaps(a)	$(8)	$(22)	Cost of sales
Interest rate swaps of RS Cogen	(2)	(2)	Other earnings

Year Ended December 31, 2010
Cash Flow
Natural gas swaps(b)	$(25)	$(39)	Cost of sales
Interest rate swaps of RS Cogen	(2)	(2)	Other earnings

(a)	The ineffective portion related to this item was less than $0.1 million of income.
(b)	The ineffective portion related to this item was less than $0.1 million of expense.

Note 13.    Related Party Transactions

Certain services are provided to the PPG Chlor-alkali and Derivatives Business by PPG, including legal, accounting, tax, treasury, payroll and benefits administration, risk management, information technology and purchasing. Expenses for such services totaled $24 million, $23 million, and $26 million for the years ended December 31, 2011, 2010 and 2009, respectively. These expenses are included in Selling, general and administrative in the accompanying combined statement of income. These costs are charged by PPG to the PPG Chlor-alkali and Derivatives Business using a direct identification approach where possible. Costs for such services which cannot be directly attributed to the PPG Chlor-alkali and Derivatives Business are allocated from PPG to the PPG Chlor-alkali and Derivatives Business using a three-factor formula based on the PPG Chlor-alkali and Derivatives Business’s proportionate share of North American PPG sales, assets, and payroll.

The costs of PPG corporate staff functions not directly associated with the PPG businesses, the cost of PPG corporate legal cases, net of related insurance recoveries, and the cost of certain PPG insurance and employee benefit programs were allocated to the PPG Chlor-alkali and Derivatives Business for the years ended December 31, 2011, 2010 and 2009 on a pro rata basis, as if these costs were shared equally by the PPG Chlor-alkali and Derivatives Business and each of PPG’s other 12 strategic business units. The allocated costs include an allocation of PPG corporate stock based compensation, bonus, pension and other postretirement benefit expenses. These allocated costs to the PPG Chlor-alkali and Derivatives Business totaled $11 million, $10 million, and $8 million for the years ended December 31, 2011, 2010 and 2009, respectively.

In accordance with U.S. GAAP, related party transactions cannot be presumed to be carried out on an arm’s-length basis as the requisite conditions of competitive, free-market dealing may not exist. These combined financial statements may not necessarily be indicative of the conditions that would have existed, or the results of operations that would have resulted, had the PPG Chlor-alkali and Derivatives Business been operated as a separate standalone company.

Note 14.    Income Taxes

The PPG Chlor-alkali and Derivatives Business’s U.S., Canadian and certain other non-U.S. operating results are included in the income tax returns of PPG. The PPG Chlor-alkali and Derivatives Business accounts for income taxes under the separate return method. Under this approach, the PPG Chlor-alkali and Derivatives Business determines its current tax liability, deferred tax assets and liabilities and related tax expense as if it were filing separate tax returns in each tax jurisdiction.

The following table presents a reconciliation of the statutory U.S. corporate federal income tax rate to the PPG Chlor-alkali and Derivatives Business’s effective income tax rate:

	Year-ended December 31,
	2011	2010	2009
U.S. federal income tax rate	35.00%	35.00%	35.00%
Changes in rate due to:
U.S. state and local taxes	2.29	2.07	1.68
U.S. tax cost on foreign dividends	1.73	0.67	1.07
PPG dividends paid to the ESOP	(0.51)	(1.29)	(1.90)
U.S. tax incentives	(2.47)	(4.72)	(3.72)
Taxes on non-U.S. earnings	(2.22)	(2.80)	(2.03)
Non taxable bargain purchase gain	(0.92)	—	—
One-time charge, tax law change	—	6.57	—
Other	0.25	1.22	1.52

Effective income tax rate	33.15%	36.72%	31.62%

The increase in the impact of U.S. state and local taxes and the decrease in the impact of the U.S. tax cost on dividends paid to the PPG Employee Stock Ownership Plan (“ESOP”) and U.S. tax incentives are largely the result of the increase in U.S. earnings as a percentage of total earnings. The increased impact on the effective income tax rate of non-U.S. earnings is largely the result of statutory tax rate decreases in Canada and Taiwan. U.S. tax incentives include the R&D credit, the U.S. manufacturing deduction and the statutory depletion of salt.

The 2010 effective tax rate was increased because the PPG Chlor-alkali and Derivatives Business recorded a one-time, after tax charge in the first quarter of 2010 of $12 million as a result of a change in U.S. tax law included in the U.S. Patient Protection and Affordable Care Act enacted in March 2010. Under the prior tax law, the total amount paid for prescription drug costs for retirees over the age of 65 was tax deductible. Beginning in 2013, however, these costs will only be deductible to the extent they exceed the amount of the annual subsidy the PPG Chlor-alkali and Derivatives Business receives from the U.S. government under Medicare Part D. As a result of this change, the deferred tax asset of the PPG Chlor-alkali and Derivatives Business, which reflects the future tax deductibility of these postretirement benefit costs, had to be reduced in the first quarter of 2010, the period that the change in the tax law was enacted, as required by the accounting guidance for income taxes.

Income before income taxes of the PPG Chlor-alkali and Derivatives Business’s non-U.S. operations for 2011, 2010 and 2009 was $60 million, $35 million and $40 million, respectively.

The following table gives details of income tax expense reported in the accompanying combined statement of income:

	Year-ended December 31,
(Millions)	2011	2010	2009
Current income tax expense
U.S. federal	$84	$34	$25
Non-U.S.	13	8	12
U.S. state and local	12	5	3

Total current income tax	109	47	40

Deferred income tax expense (benefit)
U.S. federal	13	6	3
Non-U.S.	(1)	(1)	(1)
U.S. state and local	1	1	1
One-time charge, tax law change	—	12	—

Total deferred income tax	13	18	3

Total	$122	$65	$43

The PPG Chlor-alkali and Derivatives Business made income tax payments totaling $5 million, $4 million and $3 million in 2011, 2010 and 2009, respectively, in Taiwan. In addition, current tax expense attributed to the PPG Chlor-alkali and Derivatives Business by the separate return method in the U.S. and Canada was paid to PPG in the year the tax expense was recognized. These payments are included as a component of the net cash activity in the accompanying combined statement of changes in parent company equity.

Net deferred income tax assets and liabilities as of December 31, 2011 and 2010 were as follows:

(Millions)	2011	2010
Deferred income tax assets related to
Employee benefits	$104	$86
Contingent and accrued liabilities	5	6
Operating loss and other carry-forwards	1	1
Derivatives	5	11
Other	1	1
Valuation allowance	(1)	(1)

Total	115	104

Deferred income tax liabilities related to
Property	86	75
Other	20	14

Total	106	89

Deferred income tax assets—net	$9	$15

As of December 31, 2011, the PPG Chlor-alkali and Derivatives Business had available net operating loss carryforwards of approximately $4 million for income tax purposes, which expire in 2017. The tax effected amount of the net operating loss carryforwards is $1 million. A valuation allowance has been established for carryforwards at December 31, 2011 since the ability to utilize them is not likely.

No deferred U.S. income taxes have been provided on undistributed earnings of non-U.S. subsidiaries of $25 million as of both December 31, 2011 and 2010 as these earnings are considered to be reinvested for an indefinite period of time or will be repatriated when it is tax effective to do so. It is not practicable to determine the deferred tax liability on these undistributed earnings.

Note 15.    Pensions and Other Postretirement Benefits

Defined Benefit Plans

Other than in Taiwan, the PPG Chlor-alkali and Derivatives Business sponsors no defined benefit pension plans; however, certain employees of the PPG Chlor-alkali and Derivatives Business participate in PPG’s defined benefit pension and welfare benefit plans, which are referred to collectively, with the plan in Taiwan, in this footnote as the defined benefit pension and welfare benefit plans related to the PPG Chlor-alkali and Derivatives Business. PPG has defined benefit pension plans that cover certain employees worldwide. PPG also sponsors welfare benefit plans that provide postretirement medical and life insurance benefits for certain U.S. and Canadian employees and their dependents. The postretirement medical and life insurance programs require retiree contributions based on retiree-selected coverage levels for certain retirees and their dependents and provide for sharing of future benefit cost increases between PPG and participants based on management discretion. PPG has the right to modify or terminate certain of these benefit plans in the future. Salaried and certain hourly employees hired on or after Oct. 1, 2004, are not eligible for postretirement medical benefits. Salaried employees hired, rehired, or transferred to salaried status on or after Jan. 1, 2006, and certain hourly employees hired in 2006 or thereafter are eligible to participate in a defined contribution retirement plan. These employees are not eligible for defined benefit pension plan benefits.

Plan Design Changes

In January 2011, PPG approved an amendment to one of its U.S. defined benefit pension plans that represented 77 percent of the total U.S. projected benefit obligation at December 31, 2011 and 2010. This change results in employees no longer accruing benefits under this plan either as of December 31, 2011 or December 31, 2020 depending upon the employee’s combined age and years of service to PPG. The affected employees will participate in PPG’s defined contribution retirement plan from the date their benefit under the defined benefit plan is frozen. PPG remeasured the projected benefit obligation of the amended plan, which resulted in an approximate $6 million reduction in the liability related to the PPG Chlor-alkali and Derivatives Business and lowered the PPG Chlor-alkali and Derivatives Business’s 2011 pension expense by approximately $0.2 million. PPG made similar changes to certain other U.S. defined benefit pension plans in 2011. The PPG Chlor-alkali and Derivatives Business recognized a curtailment loss and special termination benefits associated with these plan amendments of $0.5 million in 2011. PPG plans to continue reviewing and potentially changing other PPG defined benefit plans related to the PPG Chlor-alkali and Derivatives Business in the future.

Postretirement Medical

The PPG Chlor-alkali and Derivatives Business has no postretirement medical plans; however, certain employees of the PPG Chlor-alkali and Derivatives Business participate in PPG’s postretirement medical plans. The Medicare Act of 2003 introduced a prescription drug benefit under Medicare (“Medicare Part D”) that provides several options for Medicare eligible participants and employers, including a federal subsidy payable to companies that elect to provide a retiree prescription drug benefit which is at least actuarially equivalent to Medicare Part D. The federal subsidy related to providing a retiree prescription drug benefit is not subject to U.S. federal income tax and is recorded as a reduction in annual net periodic benefit cost of other postretirement benefits. In 2004, PPG decided to maintain its retiree prescription drug program and to take the subsidy available under the Medicare Act. PPG amended its other postretirement benefit program in 2007 and adopted a fully-insured Medicare Part D prescription drug plan for certain retirees and their dependents effective January 1, 2008. As such, beginning in 2008 PPG was no longer eligible to receive the subsidy provided under the Medicare Act of 2003 for these retirees and their dependents.

In October 2009, PPG decided, effective January 1, 2010, to return to a self-insured Medicare Part D prescription drug plan for certain retirees and their dependents that is at least actuarially equivalent to Medicare Part D. As such, effective January 1, 2010, PPG was eligible to receive the federal subsidy provided under the Medicare Act of 2003 for these retirees and their dependents.

The following table sets forth the changes in the projected benefit obligation (“PBO”) (calculated as of December 31), plan assets, the funded status and the amounts recognized in the accompanying combined balance sheet for the portion of the PPG defined benefit pension and other postretirement benefit plans related to the PPG Chlor-alkali and Derivatives Business:

	Pensions		Other Postretirement Benefits
(Millions)	2011	2010	2011	2010
Projected benefit obligation, Jan. 1	$491	$432	$158	$137
Service cost	6	5	3	2
Interest cost	25	25	8	8
Plan amendments	1	—	3	(7)
Actuarial losses	61	58	16	27
Benefits paid	(29)	(30)	(11)	(10)
Foreign currency translation adjustments	(1)	1	—	—
Curtailment and special termination benefits	(7)	—	—	—
Other	1	—	—	1

Projected benefit obligation, Dec. 31	$548	$491	$177	$158

Market value of plan assets, Jan. 1	$439	$368
Actual return on plan assets	49	59
Company contributions	8	38
Benefits paid	(28)	(29)
Foreign currency translation adjustments	—	3

Market value of plan assets, Dec. 31	$468	$439

Funded Status	$(80)	$(52)	$(177)	$(158)

Amounts recognized in the Combined Balance Sheet:
Other current liabilities	(1)	(2)	(9)	(10)
Accrued pensions	(79)	(50)	—	—
Accrued other postretirement benefits	—	—	(168)	(148)

Net liability recognized	$(80)	$(52)	$(177)	$(158)

The PBO is the actuarial present value of benefits attributable to employee service rendered to date, including the effects of estimated future pay increases. The accumulated benefit obligation (“ABO”) is the actuarial present value of benefits attributable to employee service rendered to date, but does not include the effects of estimated future pay increases. The ABO for the portion of the PPG defined benefit pension plans related to the PPG Chlor-alkali and Derivatives Business as of December 31, 2011 and 2010 was $530 million and $469 million, respectively.

The aggregate PBO and fair value of plan assets for the pension plans with projected benefit obligations in excess of plan assets were $548 million and $468 million, respectively, as of December 31, 2011, and $491 million and $439 million, respectively, as of December 31, 2010. The aggregate ABO and fair value of plan assets for the pension plans with ABO in excess of plan assets were $530 million and $468 million, respectively, as of December 31, 2011, and $469 million and $439 million, respectively, as of December 31, 2010.

Amounts (pretax) not yet reflected in net periodic benefit cost and included in accumulated other comprehensive loss as of December 31, 2011 consist of:

	Pensions		Other Postretirement Benefits
(Millions)	2011	2010	2011	2010
Accumulated net actuarial losses	$247	$221	$81	$68
Accumulated prior service cost	1	2	(5)	(10)

Total	$248	$223	$76	$58

The accumulated net actuarial losses for pensions relate primarily to the actual return on plan assets being less than the expected return on plan assets in 2000-2002, and in 2008 and a decline in the discount rate since 1999. The accumulated net actuarial losses for other postretirement benefits relate primarily to actual healthcare costs increasing at a higher rate than assumed during the 2001-2003 period and to the decline in the discount rate. Since the accumulated net actuarial losses exceed 10 percent of the higher of the market value of plan assets or the PBO at the beginning of the year, amortization of such excess over the average remaining service period of active employees expected to receive benefits has been included in net periodic benefit costs for pension and other postretirement benefits in each of the last three years. The decrease in 2011 in the accumulated prior service credit for other postretirement benefits relates to several amendments to these plans approved by PPG effective January 1, 2011. Accumulated prior service cost (credit) is amortized over the future service periods of those employees who are active at the dates of the plan amendments and who are expected to receive benefits.

The pre-tax change in accumulated other comprehensive loss in 2011 relating to the plans consists of:

	Pensions	Other Postretirement Benefits
(Millions)
Net actuarial loss arising during the year	$47	$16
New prior service cost	—	3
Amortization of actuarial loss	(15)	(4)
Amortization of prior service (cost) credit	(1)	2
Recognition of curtailment loss	(6)	—
Foreign currency translation adjustments and other	—	1

Net change pre-tax	$25	$18

The net actuarial loss arising during 2011 related to PPG’s pension plans was primarily due to a decrease in the discount rate, partially offset by actual plan asset returns exceeding expected returns. The net actuarial loss arising during 2011 related to PPG’s other postretirement benefit plans resulted from a decrease in the discount rate.

The estimated amounts of accumulated net actuarial loss and prior service cost for the defined benefit pension plans that will be amortized from accumulated other comprehensive income into net periodic benefit cost in 2012 are $23 million and $1 million, respectively. The estimated amounts of accumulated net actuarial loss and prior service (credit) for the other postretirement benefit plans that will be amortized from accumulated other comprehensive (loss) / income into net periodic benefit cost in 2012 are $5 million and $(1) million, respectively.

Net periodic benefit cost for the three years ended December 31, 2011 includes the following:

	Pensions			Other Postretirement Benefits
(Millions)	2011	2010	2009	2011	2010	2009
Service cost	$6	$5	$5	$3	$2	$3
Interest cost	25	25	24	8	8	9
Expected return on plan assets	(35)	(31)	(25)	—	—	—
Amortization of prior service cost (credit)	1	1	2	(2)	(1)	(2)
Amortization of actuarial losses	15	15	17	4	3	4
Curtailments / special termination benefits	1	—	—	—	—	—

Net periodic benefit cost	$13	$15	$23	$13	$12	$14

Assumptions

The following weighted average assumptions were used to determine the benefit obligation for the defined benefit pension and other postretirement plans related to the PPG Chlor-alkali and Derivatives Business as of December 31, 2011 and 2010:

	2011	2010
Discount rate	4.6%	5.3%
Rate of compensation increase	3.9%	3.8%

The following weighted average assumptions were used to determine the net periodic benefit cost for the defined benefit pension and other postretirement benefit plans related to the PPG Chlor-alkali and Derivatives Business for the three years ended December 31, 2011:

	2011	2010	2009
Discount rate	5.3%	5.7%	6.1%
Expected return on plan assets	7.6%	7.8%	7.9%
Rate of compensation increase	3.8%	3.9%	3.9%

These assumptions are reviewed on an annual basis. In determining the expected return on plan asset assumption, PPG evaluates the mix of investments that comprise plan assets and external forecasts of future long-term investment returns.

At December 31, 2010, PPG updated the mortality table used to calculate its U.S. defined benefit pension and other postretirement benefit liabilities. Previously, PPG had used the mortality table known as RP 2000, projected to 2006, and now uses the RP 2000 table projected to 2017. This updated table reflects improvements in mortality rates.

The weighted-average healthcare cost trend rate (inflation) used for 2011 was 6.3 percent declining to 4.5 percent in the year 2024. For 2012, the assumed weighted-average healthcare cost trend rate used will be 6.3 percent declining to 4.5 percent in the year 2024. These assumptions are reviewed on an annual basis. In selecting rates for current and long-term health care cost assumptions, PPG takes into consideration a number of factors, including PPG’s actual health care cost increases, the design of PPG’s benefit programs, the demographics of PPG’s active and retiree populations and external expectations of future medical cost inflation rates. If these 2012 health care cost trend rates were increased or decreased by one percentage point per year, such increase or decrease would have the following effects:

	One-Percentage Point
	Increase	Decrease
Increase (decrease) in the aggregate of service and interest cost components of annual expense	$1	$(1)
Increase (decrease) in the benefit obligation	$19	$(16)

Contributions

On August 17, 2006, the Pension Protection Act of 2006 (“PPA”) was signed into law, changing the funding requirements for PPG’s U.S. defined benefit pension plans beginning in 2008. Under the requirements of the PPA, PPG did not have to make a mandatory contribution to these plans in 2011 or 2010 and does not expect to have a mandatory contribution to these plans in 2012.

PPG made voluntary contributions to its U.S. defined benefit pension plans of $50 million and $250 million in 2011 and 2010, respectively, of which $7 million and $37 million related to the PPG Chlor-alkali and Derivatives Business in 2011 and 2010, respectively. PPG made contributions to its non-U.S. defined benefit pension plans in 2011 of $71 million and $85 million in 2010, some of which were required by local funding requirements. Of these contributions, $1 million and $1 million related to the PPG Chlor-alkali and Derivatives Business in 2011 and 2010, respectively. PPG does not expect to make any voluntary contributions in 2012 to its U.S. plans but will make mandatory contributions to its non-U.S. plans of approximately $90 million, of which $1 million would relate to the PPG Chlor-alkali and Derivatives Business.

Benefit Payments

The estimated pension benefits to be paid by the defined benefit pension plans related to the PPG Chlor-alkali and Derivatives Business during the next five years are (in millions) $29 in 2012, $30 in 2013, $30 in 2014, $32 in 2015 and $31 in 2016 and are expected to aggregate $174 million for the five years thereafter. PPG’s estimated other postretirement benefits to be paid related to the PPG Chlor-alkali and Derivatives Business during the next five years are $10 million per year through 2016 and are expected to aggregate $58 million for the five years thereafter.

Plan Assets

Each PPG sponsored defined benefit pension plan is managed in accordance with the requirements of local laws and regulations governing defined benefit pension plans for the exclusive purpose of providing pension benefits to participants and their beneficiaries. Investment committees comprised of PPG managers have fiduciary responsibility to oversee the management of pension plan assets by third party asset managers. Pension plan assets are held in trust by financial institutions and managed on a day-to-day basis by the asset managers. The asset managers receive a mandate from each investment committee that is aligned with the asset allocation targets established by each investment committee to achieve the plan’s investment strategies. The performance of the asset managers is monitored and evaluated by the investment committees throughout the year.

Pension plan assets are invested to generate investment earnings over an extended time horizon to help fund the cost of benefits promised under the plans while mitigating investment risk. The assets allocation targets established for each pension plan are intended to diversify the investments among a variety of asset categories and among a variety of individual securities within each asset category to mitigate investment risk and provide each plan with sufficient liquidity to fund the payment of pension benefits to current retirees.

The following summarizes the weighted average target pension plan asset allocation for the PPG pension plans related to the PPG Chlor-alkali and Derivatives Business as of December 31, 2011 and 2010:

December 31,
	2011	2010
Asset Category
Equity securities	40–75%	40–75%
Debt securities	25–60%	25–60%
Real estate	0–10%	0–10%
Other	0–10%	0–10%

The fair values of pension plan assets of the PPG pension plans related to the PPG Chlor-alkali and Derivatives Business at December 31, 2011, by asset category, were as follows:

(Millions)	Level 1(1)	Level 2(1)	Level 3(1)	Total
Asset Category
Equity securities:
U.S.
Large cap	$—	$37	$—	$37
Small cap	19	12	—	31
PPG common stock	20	—	—	20
Non-U.S.
Developed and emerging markets(2)	2	54	—	56
Debt securities:
Money market	26	—	—	26
Corporate(3)
U.S.(4)	103	10	—	113
Developed and emerging markets	24	—	—	24
Diversified(5)	—	28	—	28
Government
U.S.	78	—	—	78
Developed markets	6	—	—	6
Other(6)	26	—	—	26
Real estate(7)	—	—	23	23

Total	$304	$141	$23	$468

(1)	These levels refer to the accounting guidance on fair value measurement described in Note 5, “Fair Value Measurement”.
(2)	These amounts represent holdings in investment grade debt or equity securities of issuers in both developed markets and emerging economies.
(3)	This category represents investment grade debt securities from a diverse set of corporate issuers.
(4)	These investments are primarily long duration fixed income securities.
(5)	This category represents commingled funds invested in diverse portfolios of debt securities.
(6)	This category includes mortgage-backed and asset backed debt securities, municipal bonds and other debt securities.

(7)	This category represents commingled funds which invest directly in a diversified group of office, residential, industrial and retail properties which are appraised at least annually by reputable, independent appraisal firms.

The fair values of pension plan assets of the PPG pension plans related to the PPG Chlor-alkali and Derivatives Business at December 31, 2010, by asset category, were as follows:

(Millions)	Level 1(1)	Level 2(1)	Level 3(1)	Total
Asset Category
Equity securities:
U.S.
Large cap	$2	$85	$—	$87
Small cap	20	13	—	33
PPG common stock	20	—	—	20
Non-U.S.
Developed and emerging markets	3	55	—	58
Debt securities:
Money market	21	—	—	21
Corporate(2)
U.S.	101	—	—	101
Diversified(3)	—	15	—	15
Government
U.S.	65	—	—	65
Other(4)	23	—	—	23
Real estate(5)	—	—	16	16

Total	$255	$168	$16	$439

(1)	These levels refer to the accounting guidance on fair value measurement described in Note 5, “Fair Value Measurement”.
(2)	This category represents investment grade debt securities from a diverse set of corporate issuers.
(3)	This category represents commingled funds invested in diverse portfolios of debt securities.
(4)	This category includes mortgage-backed and asset backed debt securities, municipal bonds and other debt securities.
(5)	This category represents commingled funds which invest directly in a diversified group of office, residential, industrial and retail properties which are appraised at least annually by reputable, independent appraisal firms.

The change in the fair value of PPG’s Level 3 pension plan assets for the years ended December 31, 2011 and 2010 was as follows:

(Millions)	Real Estate
Balance, January 1, 2010	$13
Unrealized gain for positions still held	2
Transfers in	1

Balance, December 31, 2010	$16
Realized gain	1
Unrealized gain for positions still held	3
Transfers in	3

Balance, December 31, 2011	$23

Real estate properties are externally appraised at least annually by reputable, independent appraisal firms. Property valuations are also reviewed on a regular basis and are adjusted if there has been a significant change in circumstances related to the property since the last valuation. Value adjustments for interim capital expenditures are only recognized to the extent that the valuation process acknowledges a corresponding increase in fair value.

Other Plans

The PPG Chlor-alkali and Derivatives Business recognized expense for defined contribution pension plans in 2011 of $1 million and no expense in 2010 or 2009. As of December 31, 2011 and 2010, the PPG Chlor-alkali and Derivatives Business recorded no liability for contributions to be made to the defined contribution pension plans.

The PPG Chlor-alkali and Derivatives Business does not have a separate deferred compensation plan; however, certain employees of the PPG Chlor-alkali and Derivatives Business participate in PPG’s deferred compensation plan. PPG has a deferred compensation plan for certain key managers which allows them to defer a portion of their compensation in a phantom PPG stock account or other phantom investment accounts. The amount deferred earns a return based on the investment options selected by the participant. The amount owed to participants is an unfunded and unsecured general obligation of the PPG Chlor-alkali and Derivatives Business. Upon retirement, death, disability, termination of employment, scheduled payment or unforeseen emergency, the compensation deferred and related accumulated earnings are distributed in accordance with the participant’s election in cash or in PPG stock, based on the accounts selected by the participant.

The plan provides participants with investment alternatives and the ability to transfer amounts between the phantom non-PPG stock investment accounts. To mitigate the impact on compensation expense of changes in the market value of the liability, the PPG Chlor-alkali and Derivatives Business has purchased a portfolio of marketable securities that mirror the phantom non-PPG stock investment accounts selected by the participants, except the money market accounts. These investments are carried at fair market value, and the changes in market value of these securities are also included in earnings. Trading will occur in this portfolio to align the securities held with the participant’s phantom non-PPG stock investment accounts, except the money market accounts.

The cost of the deferred compensation plan for PPG Chlor-alkali and Derivatives Business employees, comprised of dividend equivalents accrued on the phantom PPG stock account, investment income and the change in market value of the liability, was less than $1 million in 2011, 2010, and 2009. The increase in the market value of the investment portfolio in 2011 was income of less than $1 million and $1 million in 2010 and 2009, respectively.

The PPG Chlor-alkali and Derivatives Business’s obligation under this plan, which is included in Accrued payroll and Other liabilities in the accompanying combined balance sheet, totaled $7 million and $8 million as of December 31, 2011 and 2010, respectively, and the investments in marketable securities, which are included in Investments and in Other current assets in the accompanying combined balance sheet, were $5 million as of December 31, 2011 and 2010.

Note 16.    Commitments and Contingent Liabilities

Operating Leases

The PPG Chlor-alkali and Derivatives Business leases certain facilities and equipment for use in its operations under operating leases. Rent expense under these operating leases was approximately $36 million, $28 million, and $25 million during the years ended December 31, 2011, 2010, and 2009, respectively.

Scheduled lease payments due under noncancelable operating leases as of Dec. 31, 2011 are as follows (in millions):

Year Ending December 31
2012	$14
2013	$8
2014	$5
2015	$4
2016	$2
After 2016	$2

Guarantee

As of December 31, 2011 and 2010, a $10 million guarantee related to credit risk on interest rate swaps of RS Cogen was outstanding. The carrying value of this guarantee was zero as of December 31, 2011 and 2010, and the fair value was $2 million and $1 million, as of December 31, 2011 and 2010, respectively. The fair value of the guarantee was estimated by comparing the net present value of two hypothetical cash flow streams, one based on the PPG incremental borrowing rate and the other based on the RS Cogen incremental borrowing rate, as of the effective date of the guarantee. Both streams were discounted at a risk free rate of return. Management does not believe any loss related to this guarantee is likely.

Legal Matters

The PPG Chlor-alkali and Derivatives Business is involved in a number of lawsuits and claims incidental to the normal conduct of its business. The results of these lawsuits and claims and of any future litigation are inherently unpredictable. However, management believes that, in the aggregate, the outcome of all known lawsuits and claims involving the PPG Chlor-alkali and Derivatives Business will not have a material effect on the PPG Chlor-alkali and Derivatives Business’s combined financial position or liquidity; however, such outcome may be material to the results of operations of any particular period in which costs, if any, are recognized.

The PPG Chlor-alkali and Derivatives Business is a defendant in a matter in the California State Court in San Francisco in which the City of Modesto and its Redevelopment Authority claim that the PPG Chlor-alkali and Derivatives Business and other defendants manufactured a defective product, the dry cleaning solvent perchloroethylene (“PCE”), and failed to provide adequate warnings regarding the environmental risks associated with the use of PCE. The plaintiffs claimed the defendants are responsible for remediation of soil and groundwater contamination at numerous dry cleaner sites in Modesto, California. In 2006, a Phase 1 trial was conducted as to four sites. The jury returned a verdict in the amount of $3.1 million against the PPG Chlor-alkali and Derivatives Business, The Dow Chemical Company, Vulcan, Oxy, and R.R. Street. The verdict was not apportioned.

Subsequent to the Phase 1 verdict, Vulcan and Oxy settled. In 2008, trial commenced on 18 Phase 2 Sites. Prior to submission of the case to the jury, the Court granted motions that limited the PPG Chlor-alkali and Derivatives Business’s potential liability to one of the 18 sites. The damages sought from this one site totaled $27 million. A jury verdict in the amount of $18 million was returned against the PPG Chlor-alkali and Derivatives Business and The Dow Chemical Company on May 18, 2009. The verdict was not apportioned. The jury was not able to reach a verdict on the statute of limitations issue with respect to the site in question. However, on August 24, 2009, the trial court issued an opinion finding that the City’s claims were barred by the statute of limitations. The effect of the ruling was to nullify the jury’s Phase 2 damage award. In October 2009, the trial court held a non-jury trial of the Redevelopment Authority’s damage claims under the “Polanco Act”. On November 11, 2011, the court entered a final judgment consistent with all of the above results finding that prior settlements offset the $3.1 million verdict against the PPG Chlor-alkali and Derivatives Business and others. In May 2012, requests for costs and fees based on whether the City or defendants were “prevailing parties” were resolved almost entirely in favor of the PPG Chlor-alkali and Derivatives Business. While exact amounts have not been determined, the decision is not expected to result in any payment by the PPG Chlor-alkali and Derivatives Business. Appeals are expected.

Environmental Matters

It is the PPG Chlor-alkali and Derivatives Business’s policy to accrue expenses for environmental contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Environmental reserves associated with existing chlor-alkali manufacturing locations are recorded on the PPG Chlor-alkali and Derivatives Business’s financial statements. Reserves for environmental contingencies are exclusive of claims against third parties. Reserves for monitoring and operation of certain groundwater wells are measured on a present value basis. In management’s opinion, the PPG Chlor-alkali and Derivatives Business operates in an environmentally sound manner and the outcome of the PPG Chlor-alkali and Derivatives Business’s environmental contingencies will not have a material effect on the PPG Chlor-alkali and Derivatives Business’ financial position or liquidity; however, any such outcome may be material to the results of operations of any particular period in which costs, if any, are recognized. Management anticipates that the resolution of the PPG Chlor-alkali and Derivatives Business’s environmental contingencies will occur over an extended period of time.

As of December 31, 2011 and 2010, the PPG Chlor-alkali and Derivatives Business had reserves for environmental contingencies totaling $35 million and $39 million, respectively, of which $6 million and $12 million, respectively, were classified as current liabilities. The reserve at December 31, 2011 included $34 million for environmental contingencies associated with the Calcasieu River Estuary located near the Lake Charles, La. chlor-alkali plant and two operating plant site locations of the PPG Chlor-alkali and Derivatives Business and $1 million for other environmental contingencies. The reserve at December 31, 2010 included $38 million for environmental contingencies associated with the Calcasieu River Estuary located near the Lake Charles, La. chlor-alkali plant and two operating plant site locations of the PPG Chlor-alkali and Derivatives Business and $1 million for other environmental contingencies. Pretax charges against income for environmental remediation costs in 2011, 2010 and 2009 totaled $7 million, $9 million and $3 million, respectively, and are included in Other charges in the accompanying combined statement of income. Cash outlays related to such environmental remediation aggregated $11 million, $6 million, and $6 million in 2011, 2010 and 2009, respectively. The impact of foreign currency was negligible for all years presented.

Remediation: Calcasieu River Estuary

In Lake Charles, La. the U.S. Environmental Protection Agency (“USEPA”) completed an investigation of contamination levels in the Calcasieu River Estuary and issued a Final Remedial Investigation Report in September 2003, which incorporates the Human Health and Ecological Risk Assessments, indicating that elevated levels of risk exist in the estuary. The PPG Chlor-alkali and Derivatives Business and other potentially responsible parties have completed a feasibility study under the authority of the Louisiana Department of Environmental Quality (“LDEQ”). The PPG Chlor-alkali and Derivatives Business’s exposure with respect to the Calcasieu River Estuary is focused on the lower few miles of Bayou d’Inde, a small tributary to the Calcasieu River Estuary near the PPG Chlor-alkali and Derivatives Business’s Lake Charles facility, and about 150 to 200 acres of adjacent marshes. The PPG Chlor-alkali and Derivatives Business and three other potentially responsible parties submitted a draft remediation feasibility study report to the LDEQ in October 2006. The proposed remedial alternatives include sediment dredging, sediment capping, and biomonitoring of fish and shellfish. Principal contaminants of concern which may require remediation include various metals, dioxins and furans, and polychlorinated biphenyls. In response to agency comments on the draft study, the potentially responsible parties conducted additional investigations and submitted a revised feasibility report to the agencies in the third quarter of 2008. Government officials have indicated that a U.S. Army Corps of Engineers’ study has concluded that the proposed remedy will not adversely affect drainage in communities adjacent to Bayou d’Inde. In response to the revised feasibility study, the LDEQ issued a draft decision document for the Bayou d’Inde area in February 2010. The decision document includes the LDEQ’s selection of remedial alternatives for the Bayou

d’Inde area and is in accordance with those recommended in the revised feasibility study. LDEQ held a public hearing on March 23, 2010 and subsequently issued its final decision document in March 2011. As in its draft document, LDEQ’s selection of remedial approaches is in accordance with those proposed in the feasibility study.

On June 10, 2011, LDEQ met with the representatives of PPG Chlor-alkali and Derivatives Business and the three other potentially responsible parties to discuss implementation of a remedy for Bayou d’Inde based on the final decision document. The agency proposed entering into a new Cooperative Agreement with the four companies and on July 12, 2011 transmitted a draft document for the companies’ consideration. At the same time, the companies initiated discussions among themselves on allocation of costs associated with remedy implementation. On October 20, 2011, one of the three other potentially responsible parties that had participated in funding the remedial feasibility report withdrew from further participation regarding implementation of the remedy. In mid-November 2011, the PPG Chlor-alkali and Derivatives Business and the two remaining parties submitted comments to LDEQ on the proposed Cooperative Agreement. Allocation discussions are continuing among the remaining potentially responsible parties.

Multiple future events, such as remedy design and remedy implementation involving agency action or approvals related to the Calcasieu River Estuary will be required and considerable uncertainty exists regarding the timing of these future events. Final resolution of these events is expected to occur over an extended period of time. However, based on currently available information, design approval could occur in 2012. The remedy implementation could occur during 2012 to 2015, with some period of long-term monitoring for remedy effectiveness to follow. In addition, the PPG Chlor-alkali and Derivatives Business’ obligation related to any potential remediation will be dependent in part upon the final allocation of responsibility among the potentially responsible parties. Negotiations with respect to this allocation are ongoing, but the outcome is uncertain.

Remediation: Reasonably Possible Matters

In addition to the amounts currently reserved for environmental remediation, the PPG Chlor-alkali and Derivatives Business may be subject to loss contingencies related to environmental matters estimated to be as much as $15 million to $60 million. Such unreserved losses are reasonably possible but are not currently considered to be probable of occurrence. This range of reasonably possible unreserved loss relates to environmental matters at several sites; however, this range primarily relates to the Calcasieu River Estuary and two PPG Chlor-alkali and Derivatives Business plant sites. The loss contingencies related to these sites include unresolved issues such as the nature and extent of contamination at these sites and the methods that may have to be employed to remediate them.

The status of the remediation activity at the Calcasieu River Estuary and the factors that could result in the need for additional environmental remediation reserves at that site are described above. Initial remedial actions are occurring at the two PPG Chlor-alkali and Derivatives Business plant sites. These two PPG Chlor-alkali and Derivatives Business plant sites are in Lake Charles, Louisiana and Natrium, West Virginia. At Lake Charles, PPG has completed a Facility Investigation and Corrective Measure Study (“CMS”) under USEPA’s Resource Conservation and Recycling Act (“RCRA”) Corrective Action Program under the oversight of the LDEQ. The LDEQ has accepted the proposed remedial alternatives. The PPG Chlor-alkali and Derivatives Business received notice of the LDEQ’s issuance of the final Hazardous Waste Post-Closure/HSWA Permit on June 28, 2010. The Permit was issued in final form on September 23, 2010. Planning for implementation of these proposed alternatives is in progress. At Natrium, a facility investigation has been completed and initial interim remedial measures have been implemented to mitigate soil impacts. There is additional investigation of groundwater contamination ongoing which may indicate the need for further remedial actions to address specific areas of the facility. Installation of a groundwater treatment system has been completed.

The impact of evolving programs, such as natural resource damage claims, industrial site reuse initiatives and state remediation programs, also adds to the present uncertainties with regard to the ultimate resolution of this unreserved exposure to future loss. The PPG Chlor-alkali and Derivatives Business’s assessment of the potential impact of these environmental contingencies is subject to uncertainty due to the complex, ongoing and evolving process of investigation and remediation, if necessary, of such environmental contingencies, and the potential for technological and regulatory developments.

Management expects cash outlays for environmental remediation to range from $9 million to $20 million per year, through 2014 and $3 million to $5 million per year through 2016.

Note 17.    Accumulated Other Comprehensive Loss

(Millions)	Unrealized Currency Translation Adjustment	Pension and Other Postretirement Benefit Adjustments	Unrealized (Loss) Gain on Derivatives	Accumulated Other Comprehensive (Loss)
Balance, Jan. 1, 2009	$(3)	$(172)	$(41)	$(216)
Net change	6	27	16	49

Balance, Dec. 31, 2009	$3	$(145)	$(25)	$(167)
Net change	(2)	(20)	8	(14)

Balance, Dec. 31, 2010	$1	$(165)	$(17)	$(181)
Net change	(2)	(27)	9	(20)

Balance, Dec. 31, 2011	$(1)	$(192)	$(8)	$(201)

With the exception of unrealized currency translation adjustments, all other components of accumulated other comprehensive loss are reported net of tax.

Unrealized currency translation adjustments related to translation of foreign denominated balance sheets are not presented net of tax given that no deferred U.S. income taxes have been provided on undistributed earnings of non-U.S. subsidiaries because they are deemed to be reinvested for an indefinite period of time.

The tax benefit related to the adjustment for pension and other postretirement benefits for the years ended December 31, 2011, 2010 and 2009 was $16 million, $12 million and $17 million, respectively. The cumulative tax benefit related to the adjustment for pension and other postretirement benefits at December 31, 2011 and 2010 was $132 million and $116 million, respectively. The tax benefit related to the change in the unrealized gain on derivatives for the years ended December 31, 2011, 2010 and 2009 was $5 million, $6 million and $10 million, respectively.

Note 18.    Employee Savings Plan

The PPG Chlor-alkali and Derivatives Business has no employee savings plan; however, the PPG Employee Savings Plan (“Savings Plan”) covers substantially all U.S. employees of the PPG Chlor-alkali and Derivatives Business. PPG generally makes matching contributions to the Savings Plan based upon participants’ savings, subject to certain limitations. For most participants not covered by a collective bargaining agreement, PPG-matching contributions are established each year at the discretion of PPG and are applied to employee contributions up to a maximum of 6% of eligible participant compensation. For those participants whose employment is covered by a collective bargaining agreement, the level of PPG-matching contribution, if any, is determined by the relevant collective bargaining agreement.

The PPG-matching contribution was 100% for the first two months of 2009. The PPG-matching contribution was suspended from March 2009 through June 2010 as a cost savings measure in recognition of the adverse impact of the global recession. Effective July 1, 2010, the PPG match was reinstated at 50% on the first 6% of compensation contributed for most employees eligible for the PPG-matching contribution feature. This included the union represented employees in accordance with their collective bargaining agreements. On January 1, 2011, the PPG match was increased to 75% on the first 6% of compensation contributed by these eligible employees.

Compensation expense and cash contributions related to the PPG match of the PPG Chlor-alkali and Derivatives Business participant contributions to the Savings Plan for 2011, 2010 and 2009 totaled $2 million, $1 million and $1 million, respectively. A portion of the Savings Plan qualifies under the Internal Revenue Code as an Employee Stock Ownership Plan. As a result, the tax deductible dividends on PPG shares held by the Savings Plan related to the PPG Chlor-alkali and Derivatives Business were $5 million, $6 million and $7 million for 2011, 2010 and 2009, respectively.

Note 19.    Other Earnings

	Year-ended December 31,
(Millions)	2011	2010	2009
Share of net earnings of equity affiliates (See Note 8)	$1	$(1)	$(3)
Indirect tax and other refunds received	6	4	4
Profit on sale of assets	5	—	1
Bargain purchase gain (See Note 4)	10	—	—
Proceeds from insurance recovery	—	—	7
Other	5	4	3

Total	$27	$7	$12

Note 20.    Stock-Based Compensation

The PPG Chlor-alkali and Derivatives Business has no stock-based compensation plans; however, certain employees of the PPG Chlor-alkali and Derivatives Business are eligible to participate in PPG’s stock-based compensation plans, which include stock options, restricted stock units (“RSUs”) and grants of contingent shares that are earned based on achieving targeted levels of total shareholder return. All current grants of stock options, RSUs and contingent shares are made under the PPG Industries, Inc. Amended and Restated Omnibus Incentive Plan (“PPG Amended Omnibus Plan”), which was amended and restated effective April 21, 2011. Shares available for future grants under the PPG Amended Omnibus Plan were 9.7 million as of Dec. 31, 2011.

Total stock-based compensation cost related to the PPG Chlor-alkali and Derivatives Business was $2 million, $2 million, and $1 million in 2011, 2010, and 2009 respectively. The income tax benefit recognized in the accompanying combined income statement related to the stock-based compensation was $1 million in each of the years ended December 31, 2011, 2010 and 2009, respectively.

Stock Options

Certain employees of the PPG Chlor-alkali and Derivatives Business have been granted stock option awards under two stock option plans: the PPG Industries, Inc. Stock Plan (“PPG Stock Plan”) and the PPG Amended Omnibus Plan whereby these employees can purchase shares of common stock at prices equal to the fair market value of the shares on the date the options were granted. The options are generally exercisable beginning from six to 48 months after being granted and have a maximum term of 10 years. Upon exercise of a stock option, shares of PPG stock are issued from treasury stock. The PPG Stock Plan includes a restored option provision for options originally granted prior to January 1, 2003 allows an optionee to exercise options and satisfy the option cost by certifying ownership of mature shares of PPG common stock with a market value equal to the option cost.

The fair value of stock options issued to employees is measured on the date of grant and is recognized as expense over the requisite service period. The PPG Chlor-alkali and Derivatives Business estimates the fair value of stock options using the Black-Scholes option pricing model. The risk-free interest rate is determined by using the U.S. Treasury yield curve at the date of the grant and using a maturity equal to the expected life of the option. The expected life of options is calculated using the average of the vesting term and the maximum term, as prescribed by accounting guidance on the use of the simplified method for determining the expected term of an employee share option. This method is used as the vesting term of stock options was changed to three years in 2004 and, as a result, the historical exercise data does not provide a reasonable basis upon which to estimate the expected life of options. The expected dividend yield and volatility are based on historical stock prices and dividend amounts over past time periods equal in length to the expected life of the options.

The following weighted average assumptions were used to calculate the fair values of stock option grants in each year:

	2011	2010	2009
Risk free interest rate	2.9%	2.8%	2.8%
Expected life of option in years	6.4	5.9	6.5
Expected dividend yield	3.3%	3.4%	3.2%
Expected volatility	28.0%	28.5%	25.7%

The weighted average fair value of options granted was $19.00 per share, $13.45 per share, and $7.02 per share for the years ended Dec. 31, 2011, 2010, and 2009 respectively.

A summary of the stock options outstanding and exercisable related to the PPG Chlor-alkali and Derivatives Business and activity for the year ended December 31, 2011 is presented below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Intrinsic Value (in millions)
Outstanding, Dec. 31, 2010	189,122	$56.63	6.8	$5

Granted	38,820	89.25
Exercised	(44,072)	63.29

Outstanding, Dec. 31, 2011	183,870	$61.92	7.9	$6

Vested or expected to vest, Dec. 31, 2011	176,643	$61.55	7.8	$6

Exercisable, Dec. 31, 2011	56,510	$67.55	5.2	$1

At December 31, 2011, there was $0.6 million of total unrecognized compensation cost related to outstanding stock options that had not yet vested. This cost is expected to be recognized as expense over a weighted average period of 1.6 years.

The following table presents the PPG Chlor-alkali and Derivatives Business’s stock option activity for the years ended December 31, 2011, 2010, and 2009:

(Millions)	2011	2010	2009
Total intrinsic value of stock options exercised	$1	$1	$—
Cash received from stock option exercises	2	2	—

Restricted Stock Units

Long-term incentive value is delivered to selected key PPG Chlor-alkali and Derivatives Business management employees by granting RSUs, which have either time or performance-based vesting features. The fair value of an RSU is equal to the market value of a share of PPG stock on the date of grant. Time-based RSUs vest over the three-year period following the date of grant, unless forfeited, and will be paid out in the form of PPG stock, cash or a combination of both at PPG’s discretion at the end of the three year vesting period. Performance-based RSUs vest based on achieving specific annual performance targets for PPG earnings per share growth and PPG cash flow return on capital over the three calendar year-end periods following the date of grant. Unless forfeited, the performance-based RSUs will be paid out in the form of PPG stock, cash or a combination of both at PPG’s discretion at the end of the three-year performance period if PPG meets the performance targets. The amount paid for performance-based awards may range from 0% to 180% of the original grant, based upon the frequency with which the annual earnings per share growth and cash flow return on capital performance targets are met over the three calendar year periods. For the purposes of expense recognition, PPG has assumed that performance-based RSUs granted in 2009 will vest at 150% and those granted in 2010 and 2011 will vest at the 100% level. Five of the six performance targets were met during the performance vesting period of the 2009 grant. At December 31, 2011, four of the four possible performance targets had been met for the 2010 grant, and two of the two possible performance targets had been met for the 2011 grants.

The following table summarizes the RSU activity related to the PPG Chlor-alkali and Derivatives Business for the year ended Dec. 31, 2011:

	Number of Shares	Weighted Average Fair Value	Intrinsic Value (in millions)
Outstanding, Jan. 1, 2011	44,153	$44.17	$4

Granted	9,865	82.02
Released from restriction	(11,603)	57.46

Outstanding, Dec. 31, 2011	42,415	$48.33	$4
Vested or expected to vest, Dec. 31, 2011	40,556	$47.61	$3

There was $1.1 million of total unrecognized compensation cost related to nonvested RSUs outstanding as of Dec. 31, 2011. This cost is expected to be recognized as expense over a weighted average period of 1.6 years.

Contingent Share Grants

Grants of contingent shares to selected key executives of the PPG Chlor-alkali and Derivatives Business have been provided by PPG and may be earned based on PPG total shareholder return over the three-year period following the date of grant. Contingent share grants (referred to as “TSR awards”) are made annually and are paid out at the end of each three-year period based on PPG’s performance. Performance is measured by determining the percentile rank of the total shareholder return of PPG common stock in relation to the total shareholder return of the S&P 500 for the three-year period following the date of grant. The payment of awards following the three-year award period will be based on performance achieved in accordance with the scale set forth in the plan agreement and may range from 0 percent to 220 percent of the initial grant. A payout of 100 percent is earned if the target performance is achieved. Contingent share awards for the 2009-2011, 2010-2012, and 2011-2013 periods earn dividend equivalents for the award period, which will be paid to participants with the award payout at the end of the period based on the actual number of contingent shares that are earned. Any payments made at the end of the award period may be in the form of stock, cash or a combination of both. The TSR awards qualify as liability awards, and compensation expense is recognized over the three-year award period based on the fair value of the awards (giving consideration to PPG’s percentile rank of total shareholder return) remeasured in each reporting period until settlement of the awards.

As of December 31, 2011, there was $3 million of total unrecognized compensation cost related to outstanding TSR awards based on the current estimate of fair value. This cost is expected to be recognized as expense over a weighted average period of 1.8 years.

Note 21.    Separation and Merger Transaction

On July 19, 2012, PPG announced that its Board of Directors approved definitive agreements under which PPG will separate the PPG Chlor-alkali and Derivatives Business and merge it with Georgia Gulf Corporation (“Georgia Gulf”) or one of its subsidiaries. The terms of the transaction call for PPG to form a new company by separating the PPG Chlor-alkali and Derivatives Business through a spin off or split off, and then immediately merging the business with Georgia Gulf or a Georgia Gulf subsidiary in a tax efficient Reverse Morris Trust transaction. Upon completion of the transaction, which has been approved by the boards of both companies, PPG shareholders will own approximately 50.5 percent of the shares of the newly merged company, with pre-merger Georgia Gulf shareholders owning approximately 49.5 percent of the shares. In the transaction, PPG will transfer certain related environmental liabilities, pension assets and liabilities and other post-employment benefits (OPEB) obligations to the newly merged company. The transaction is subject to approval by Georgia Gulf shareholders and customary closing conditions, relevant tax authority rulings and regulatory approvals.

Note 22.    Subsequent Events

Except for the events described in Note 16 and Note 21, management of the PPG Chlor-alkali and Derivatives Business has determined that there were no subsequent events that would require disclosure in or adjustment to the accompanying financial statements through August 30, 2012.

PPG CHLOR-ALKALI AND DERIVATIVES BUSINESS

CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)

(in millions)

	For the Nine Months Ended September 30
	2012	2011
Net sales	$1,292	$1,340
Cost of sales, exclusive of depreciation and amortization	884	927
Selling, general and administrative	91	91
Depreciation and amortization (See Note 6)	32	31
Research and development	1	1
Business restructuring (See Note 7)	1	—
Other charges	8	9
Other earnings	(13)	(25)

Income before income taxes	288	306
Income tax expense (See Note 9)	95	102

Net income attributable to the controlling and noncontrolling interests	193	204
Less: net income attributable to noncontrolling interests	(10)	(9)

Net income (attributable to the PPG Chlor-alkali and Derivatives Business)	$183	$195

The accompanying notes to the condensed combined financial statement are an integral part of this condensed combined statement.

PPG CHLOR-ALKALI AND DERIVATIVES BUSINESS

CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME (UNAUDITED)

(in millions)

	For the Nine Months Ended September 30
	2012	2011
Net income attributable to the controlling and noncontrolling interests	$193	$204

Other comprehensive income, net of tax:
Defined benefit pension and other postretirement benefit adjustments (See Note 10)	6	13
Unrealized currency translation adjustment	6	(3)
Net change—derivatives (See Note 12)	4	8

Other comprehensive income, net of tax	16	18

Total comprehensive income	209	222
Less: net income attributable to noncontrolling interests	(10)	(9)

Comprehensive income (attributable to the PPG Chlor-alkali and Derivatives Business)	$199	$213

The accompanying notes to the condensed combined financial statement are an integral part of this condensed combined statement.

PPG CHLOR-ALKALI AND DERIVATIVES BUSINESS

CONDENSED COMBINED BALANCE SHEET (UNAUDITED)

(in millions)

	September 30, 2012	Dec. 31, 2011
Assets
Current assets:
Cash and cash equivalents	$19	$31
Receivables (less allowance for doubtful accounts of $1 and $2)	287	224
Inventories (See Note 5)	66	59
Cash held in escrow (See Note 4)	3	—
Other	14	21

Total current assets	389	335
Property (net of accumulated depreciation of $1,548 and $1,523)	367	365
Investments	20	15
Cash held in escrow (See Note 4)	—	3
Identifiable intangible assets—net (See Note 6)	5	6
Other assets	5	10

TOTAL	$786	$734

LIABILITIES AND PARENT COMPANY EQUITY
Current liabilities:
Accounts payable, trade	$117	$115
Accrued payroll	25	30
Other current liabilities	71	71

Total current liabilities	213	216
Accrued pensions (See Note 10)	76	79
Other postretirement benefits (See Note 10)	173	168
Environmental contingencies (See Note 16)	28	29
Other liabilities	41	44

TOTAL LIABILITIES	531	536

Commitments and contingent liabilities (See Note 16)
Parent company equity:
Parent company investment	426	382
Accumulated other comprehensive loss	(185)	(201)

Total parent company equity	241	181
Noncontrolling interests	14	17

Total equity (See Note 14)	255	198

TOTAL	$786	$734

The accompanying notes to the condensed combined financial statements are an integral part of this condensed combined statement.

PPG CHLOR-ALKALI AND DERIVATIVES BUSINESS

CONDENSED COMBINED STATEMENT OF CASH FLOWS (UNAUDITED)

(in millions)

	For the Nine Months Ended September 30
	2012	2011
Operating activities:
Net income attributable to controlling and noncontrolling interests	$193	$204
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	32	31
Pension expense (See Note 10)	14	9
Business restructuring expense (See Note 7)	1	—
Equity affiliate earnings, net of dividends	(5)	(2)
Cash contributions to pension plans	(1)	(8)
Bargain purchase gain	—	(9)
Change in certain asset and liability accounts:
Increase in receivables	(62)	(49)
(Increase) decrease in inventories	(7)	2
Increase in other current assets	(3)	—
Increase in accounts payable and accrued liabilities	5	8
Increase in noncurrent assets	—	(4)
Increase in noncurrent liabilities	3	11
Change in accrued tax and interest accounts	(4)	5
Other	6	(7)

Cash from operating activities	172	191

Investing activities:
Additions to property	(33)	(35)
Business acquisitions, net of cash balances acquired	—	(25)
Deposits placed in escrow	—	(3)
Proceeds from sale of property and investments	2	7

Cash used for investing activities	(31)	(56)

Financing activities:
Dividends paid to noncontrolling interests	(13)	(8)
Net cash remitted to PPG Industries, Inc.	(140)	(123)

Cash used for financing activities	(153)	(131)

Effect of currency exchange rate changes on cash and cash equivalents	—	—

Net (decrease) in cash and cash equivalents	(12)	4
Cash and cash equivalents, beginning of period	31	15

Cash and cash equivalents, end of period	$19	$19

The accompanying notes to the condensed combined financial statements are an integral part of this condensed combined statement.

PPG CHLOR-ALKALI AND DERIVATIVES BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1.        Basis of Presentation

The accompanying condensed combined financial statements present the historical financial position, results of operations and cash flows of the chlor-alkali and derivatives business of PPG Industries, Inc. (the “PPG Chlor-alkali and Derivatives Business”) in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The condensed combined financial statements included herein are unaudited. In the opinion of management, these statements include all adjustments, consisting only of normal, recurring adjustments, necessary for a fair presentation of the financial position of the PPG Chlor-alkali and Derivatives Business as of September 30, 2012, and the results of its operations for the nine months ended September 30, 2012 and 2011 and its cash flows for the nine months then ended. These condensed combined financial statements should be read in conjunction with the combined financial statements and notes of the PPG Chlor-alkali and Derivatives Business for the years ended December 31, 2011, 2010 and 2009. The results of operations for the nine months ended, and the financial position as of September 30, 2012 are not necessarily indicative of the results to be expected for the full year or the financial position to be expected as of any future date.

These condensed combined financial statements include the results of Taiwan Chlorine Industries, Ltd. (“TCI”), a subsidiary which is controlled by PPG Industries, Inc. (“PPG” or the “Parent Company”) and in which PPG holds a 60 percent ownership interest. In the accompanying condensed combined financial statements, the outside shareholder’s interests are shown as noncontrolling interests. The accompanying condensed combined financial statements also include investments in certain companies in which PPG owns 20 percent to 50 percent of the voting stock and has the ability to exercise significant influence over the operating and financial policies of the investee, which are accounted for using the equity method of accounting. As a result, PPG’s share of the earnings or losses of such equity affiliates is included in the accompanying combined statement of income and PPG’s share of these companies’ shareholders’ equity is included in Investments in the accompanying condensed combined balance sheet.

During the periods presented, the PPG Chlor-alkali and Derivatives Business was under the control of PPG. The condensed combined financial statements have been prepared from the separate records maintained by the PPG Chlor-alkali and Derivatives Business and include all direct costs of the PPG Chlor-alkali and Derivatives Business and costs allocated from PPG (see Note 13, “Related Party Transactions”). However, the condensed combined financial statements are not necessarily indicative of the financial position, results of operations and cash flows that would have existed if the PPG Chlor-alkali and Derivatives Business had operated as a stand-alone entity during the periods presented. Had the PPG Chlor-alkali and Derivatives Business existed as a separate entity, its condensed combined results of operations and financial position could have differed materially from those presented in the condensed combined financial statements included herein.

In North America, PPG uses a centralized approach to managing its cash and financing its operations. Cash deposits from the PPG Chlor-alkali and Derivatives Business’s operations in North America are transferred to PPG on a regular basis and are netted against the Parent company investment component of total parent company equity. TCI does not participate in any centralized PPG cash management program, maintains cash and cash equivalent balances to fund its local operations and periodically remits excess funds via dividends to the owners. There are no intercompany loan arrangements between TCI and PPG. Consequently, none of PPG’s cash, cash equivalents, or debt has been allocated to the PPG Chlor-alkali and Derivatives Business in the accompanying condensed combined financial statements. Cash and cash equivalents included in the condensed combined balance sheet are primarily held at TCI at September 30, 2012 and December 31, 2011, as the PPG Chlor-alkali and Derivatives Business’s operations in U.S. and Canadian locations participate in centralized cash management programs.

All PPG Chlor-alkali and Derivatives Business intra-company transactions have been eliminated in the preparation of the accompanying condensed combined financial statements.

2.        New Accounting Standards

In May 2011, the Financial Accounting Standards Board (“FASB”) issued an amendment to its fair value measurement guidance and disclosure requirements that established common U.S. Generally Accepted Accounting Principles (“GAAP”) in common with the requirements of the International Financial Reporting Standards (“IFRS”). The new requirements were effective for the first interim or annual period beginning after December 15, 2011 and were to be applied prospectively. The PPG Chlor-alkali and Derivatives Business adopted the new requirements during the nine months-ended September 30, 2012; however, the adoption of this guidance did not have a material effect on its combined financial position, results of operations or cash flows.

3.        Fair Value Measurement

The accounting guidance on fair value measurement establishes a hierarchy with three levels of inputs used to determine fair value. Level 1 inputs are quoted prices in active markets for identical assets and liabilities, considered to be the most reliable evidence of fair value, and should be used whenever available. Level 2 inputs are observable prices that are not quoted on active exchanges. Level 3 inputs are unobservable inputs used for measuring the fair value of assets or liabilities.

Assets and liabilities reported at fair value on a recurring basis:

(Millions)	Level 1	Level 2	Level 3	Total
At September 30, 2012

Investments:
Marketable equity securities	$5	$—	$—	$5

At December 31, 2011

Short-term investments:
Marketable equity securities	1	—	—	1
Investments:
Marketable equity securities	4	—	—	4
Accounts payable and accrued liabilities:
Natural gas swap contracts(a)	—	6	—	6

(a)	This entire balance is designated as a hedging instrument under U.S. GAAP.

4.        Acquisitions

In May 2011, the PPG Chlor-alkali and Derivatives Business acquired the assets of Equa-Chlor, Inc. for $28 million, of which $3 million is held in escrow pending satisfaction of any PPG indemnity claims through May of 2013. The assets, liabilities, results of operations and cash flows of Equa-Chlor are included within the PPG Chlor-alkali and Derivatives Business financial statements from the date of acquisition. The excess fair value of the assets acquired and liabilities assumed, which consisted principally of property and operating working capital, over the purchase price resulted in a bargain purchase gain of $10 million. This gain was partially offset by a $1 million loss related to the step up to fair value of acquired inventory. The gain is reported in Other earnings in the accompanying condensed combined statement of income for the nine months-ended September 30, 2011.

In early 2006, the PPG Chlor-alkali and Derivatives Business acquired the North American beaded caustic soda business of Oxy Vinyls, LP, which was principally comprised of customer contracts. The purchase price of the business included contingent payments which were payable, if earned, over a five year period following the date of acquisition. These payments totaled $6 million, and the final such payment was made in the first quarter of 2011. The PPG Chlor-alkali and Derivatives Business’s intangible assets are principally related to this acquisition.

5.        Inventories

Inventories as of September 30, 2012 and December 31, 2011 are detailed below:

	Sept. 30, 2012	Dec. 31, 2011
	(Millions)
Finished products	$49	$52
Raw materials	19	12
Supplies	42	45
LIFO reserve	(44)	(50)

Total	$66	$59

U.S. inventories are stated at cost, using the last-in, first-out (“LIFO”) method, which does not exceed market. The PPG Chlor-alkali and Derivatives Business’s U.S. inventory is part of the applicable PPG LIFO pool. In the accompanying condensed combined financial statements, the applicable PPG LIFO pool has been apportioned to the PPG Chlor-alkali and Derivatives Business utilizing the ratio of gross carrying value of the inventory associated with the PPG Chlor-alkali and Derivatives Business, in base dollars, as a percentage of the applicable PPG LIFO pool’s total base dollar inventory, as of the applicable year-end date.

All non-U.S. inventories are stated at cost, using the first-in, first-out (“FIFO”) method, which does not exceed market. Cost is determined using standard factory costs, which approximate actual costs, excluding certain fixed costs such as depreciation and property taxes.

6.        Identifiable Intangible Assets

The PPG Chlor-alkali and Derivatives Business’s identifiable intangible assets with finite lives relate to customer relationships and are being amortized over their estimated useful lives (10 years) and are detailed below:

	September 30, 2012			December 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
	(Millions)
Customer-related intangibles	$10	(5)	$5	$10	(4)	$6

Aggregate amortization expense related to these identifiable intangible assets for the nine months ended September 30, 2012 and 2011 was $1 million. As of September 30, 2012, estimated future amortization expense of identifiable intangible assets is approximately $1 million per year through 2016.

7.        Business Restructuring

In March 2012, PPG finalized a restructuring plan to reduce PPG’s cost structure. As a result of this restructuring plan, in March of 2012 a charge of $1 million for severance costs associated with 22 employees was recorded by the PPG Chlor-alkali and Derivatives Business.

The PPG Chlor-alkali and Derivatives Business expects to incur additional costs of approximately $2 million directly associated with the restructuring actions for demolition that will be charged to expense as incurred. To date, none of these expenses have been incurred.

8.        Variable Interest Entities

The PPG Chlor-alkali and Derivatives Business includes PPG’s 50 percent ownership interest in RS Cogen, L.L.C. (“RS Cogen”), which toll produces electricity and steam primarily for the PPG Chlor-alkali and Derivatives Business and PPG’s joint venture partner. The joint venture was formed with a wholly-owned subsidiary of Entergy Corporation in 2000 for the construction and operation of a $300 million process steam, natural gas-fired cogeneration facility in Lake Charles, LA, the majority of which was financed by a syndicate of banks. As of September 30, 2012 and December 31, 2011, RS Cogen had bank debt outstanding of $176 million and $183 million, respectively. The PPG Chlor-alkali and Derivatives Business’s future commitment to purchase electricity and steam from the joint venture approximates $23 million per year subject to contractually defined inflation adjustments for the next 10 years. The purchases for the years ended December 31, 2011, 2010 and 2009 were $23 million in each year.

RS Cogen is a variable interest entity under U.S. accounting guidance. The joint venture’s critical operations are overseen by a management committee, which has equal representation from both PPG and Entergy. With the power to direct the activities of RS Cogen equally shared between RS Cogen’s two owners, PPG does not consider itself to be the joint venture’s primary beneficiary. Accordingly, PPG accounts for its investment in RS Cogen as an equity method investment.

The following table summarizes the PPG Chlor-alkali and Derivatives Business’s maximum exposure to loss associated with RS Cogen:

(Millions)
Investment in and advances to RS Cogen	$19
Take-or-pay obligation under power tolling arrangement	236

Maximum exposure to loss as of September 30, 2012	$255

9.        Income Taxes

The U.S., Canadian and other non-U.S. operating results of the PPG Chlor-alkali and Derivatives Business are included in the income tax returns of PPG. The PPG Chlor-alkali and Derivatives Business accounts for income taxes under the separate return method. Under this approach, the PPG Chlor-alkali and Derivatives Business determines its current tax liability, deferred tax assets and liabilities and related tax expense as if it were filing separate tax returns in each tax jurisdiction.

The current tax expense attributed to the PPG Chlor-alkali and Derivatives Business by the separate return method in the U.S. and Canada is assumed to have been paid by PPG in the year the tax expense was recognized. These payments are included as a component of the net cash activity in Total parent company equity. The Chlor-alkali and Derivatives Business made income tax payments totaling $8 million and $5 million for the nine months ended September 30, 2012 and 2011 respectively, in Taiwan.

The effective tax rate on pretax earnings for the nine months ended September 30, 2012 was 33.0 percent compared to 33.3 percent in the first nine months of 2011. The nine months 2012 effective tax rate includes a 38 percent tax benefit on the $1 million business restructuring charge. The effective tax rate on the remaining pre-tax earnings was approximately 33 percent for the first nine months of 2012. The effective rate for the first nine months of 2011 included the impact of the $10 million non-taxable bargain purchase gain resulting from the Equa-Chlor acquisition. The effective tax rate on the remaining pre-tax earnings was approximately 34 percent for the first nine months of 2011.

10.    Pensions and Other Postretirement Benefits

The PPG Chlor-alkali and Derivatives Business’s net periodic benefit costs for the nine months ended September 30, 2012 and 2011 were as follows:

	Pensions		Other Postretirement Benefits
	Nine Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011
	(Millions)
Service cost	$5	$5	$3	$2
Interest cost	20	19	6	6
Expected return on plan assets	(26)	(26)	—	—
Amortization of prior service cost	—	—	(1)	(1)
Amortization of actuarial losses	15	11	4	3

Net periodic pension cost	$14	$9	$12	$10

PPG does not have a mandatory contribution to make and PPG will not make any voluntary contributions to its U.S. defined benefit pension plans in 2012. PPG expects to make mandatory contributions to its non-U.S. plans in 2012 of approximately $90 million, of which $1 million would relate to the PPG Chlor-alkali and Derivatives Business in 2012. PPG made $59 million in contributions to the non-U.S. plans as of September 30, 2012, of which $1 million related to the PPG Chlor-alkali and Derivatives Business.

In January 2011, PPG approved an amendment to one of its U.S. defined benefit pension plans that represented 77 percent of the total U.S. projected benefit obligation at December 31, 2011 and 2010. This change results in employees no longer accruing benefits under this plan either as of December 31, 2011 or December 31, 2020 depending upon the employee’s combined age and years of service to PPG. The affected employees will participate in PPG’s defined contribution retirement plan from the date their benefit under the defined benefit plan is frozen. PPG remeasured the projected benefit obligation of the amended plan, which resulted in an approximate $6 million reduction in the liability related to the PPG Chlor-alkali and Derivatives Business and lowered the PPG Chlor-alkali and Derivatives Business’s 2011 pension expense by approximately $0.2 million. PPG made similar changes to certain other U.S. defined benefit pension plans in 2011. The PPG Chlor-alkali and Derivatives Business recognized a curtailment loss and special termination benefits associated with these plan amendments of $0.5 million in 2011. PPG plans to continue reviewing and potentially changing other PPG defined benefit plans related to the PPG Chlor-alkali and Derivatives Business in the future.

11.    Financial Instruments, Excluding Derivative Financial Instruments

Included in the PPG Chlor-alkali and Derivatives Business’s financial instrument portfolio are cash, cash held in escrow and marketable equity securities. The fair values of these financial instruments approximated their carrying values at September 30, 2012 and December 31, 2011, in the aggregate.

12.    Derivative Financial Instruments and Hedge Activities

The PPG Chlor-alkali and Derivatives Business recognizes all derivative financial instruments as either assets or liabilities at fair value on the condensed combined balance sheet. The accounting for changes in the fair value of a derivative depends on the use of the instrument. To the extent that a derivative is effective as a hedge of an exposure to future changes in cash flows, the change in fair value of the instrument is deferred in accumulated other comprehensive income (loss) (“AOCI”). Any portion considered to be ineffective is reported in earnings immediately, including changes in value related to credit risk.

The PPG Chlor-alkali and Derivatives Business’s policies do not permit speculative use of derivative financial instruments. The PPG Chlor-alkali and Derivatives Business has historically entered into derivative financial instruments with high credit quality counterparties and diversified its positions among such counterparties in order to reduce its exposure to credit losses.

The business had no derivative instruments outstanding as of September 30, 2012. Refer to Note 3, “Fair Value Measurement,” for additional disclosures related to the PPG Chlor-alkali and Derivatives Business’s derivative instruments outstanding as of December 31, 2011.

Derivative instruments were used to manage the PPG Chlor-alkali and Derivatives Business’s exposure to fluctuating natural gas prices through the use of natural gas swap contracts. There were no natural gas swap contracts outstanding as of September 30, 2012 as the price of natural gas has declined for the past four years and is not expected to be as volatile over the next 12 to 18 months as continued development of shale oil and gas reserves will maintain downward pressure on the price of natural gas. To the extent that these instruments were effective in hedging the PPG Chlor-alkali and Derivatives Business’s exposure to price changes, changes in the fair values of the hedge contracts were deferred in AOCI and reclassified to Cost of sales, exclusive of depreciation and amortization as the natural gas was purchased. The amount of ineffectiveness was reported in Other charges in the accompanying condensed combined statement of income, immediately. As of December 31, 2011, the fair value of these contracts was a liability of $6 million. There was no balance deferred in AOCI as of September 30, 2012 related to the contracts.

For the nine months ended September 30, 2012, Other comprehensive income included a net pretax gain due to cash flow hedge derivatives of $6 million ($4 million, net of tax). This gain was comprised of realized losses of $8 million and unrealized losses of $2 million. The realized losses related to the settlement during the period of natural gas contracts and RS Cogen owned interest rate swaps. (Refer to Note 8 “Variable Interest Entities” for a discussion regarding this equity method investment). The unrealized losses related to the change in fair value of RS Cogen owned interest rate swaps.

For the nine months ended September 30, 2011, Other comprehensive income included a net pretax gain due to cash flow hedge derivatives of $14 million ($8 million, net of tax). This gain was comprised of realized losses of $20 million and unrealized losses of $6 million. The realized losses related to the settlement during the period of natural gas contracts and RS Cogen owned interest rate swaps. (Refer to Note 8, “Variable Interest Entities” for a discussion regarding this equity method investment). The unrealized losses related to the change in fair value of the natural gas contracts, and RS Cogen owned interest rate swaps.

The following tables provide details for the nine month periods ended September 30, 2012 and 2011 related to the PPG Chlor-alkali and Derivatives Business’s hedges by type of derivative and financial instrument. All amounts are pretax:

(Millions)	Gain (Loss) Deferred in OCI	Gain (Loss) Recognized
		Amount	Caption
Hedge Type
Period Ended September 30, 2012
Cash Flow
Natural gas swaps(a)	$(1)	$(7)	Cost of sales
Interest rate swaps of RS Cogen	(1)	(1)	Other earnings

Period Ended September 30, 2011
Cash Flow
Natural gas swaps(b)	$(4)	$(18)	Cost of sales
Interest rate swaps of RS Cogen	(2)	(2)	Other earnings

(a)	The ineffective portion related to this item was less than $0.1 million of expense.
(b)	The ineffective portion related to this item was less than $0.1 million of income.

13.    Related Party Transactions

Certain services are provided to the PPG Chlor-alkali and Derivatives Business by PPG, including legal, accounting, tax, treasury, payroll and benefits administration, risk management, information technology and purchasing. Expenses for such corporate services totaled $18 million during the nine months-ended September 30, 2012 and 2011. These expenses are included in Selling, general and administrative in the accompanying condensed combined statement of income. These costs are charged by PPG to the PPG Chlor-alkali and Derivatives Business using a direct identification approach where possible. Costs for such services which cannot be directly attributed to the PPG Chlor-alkali and Derivatives Business are allocated from PPG to the PPG Chlor-alkali and Derivatives Business using a three-factor formula based on the PPG Chlor-alkali and Derivatives Business’s proportionate share of North American PPG sales, assets, and payroll.

The costs of PPG corporate staff functions not directly associated with the PPG businesses, the cost of PPG corporate legal cases, net of related insurance recoveries, and the cost of certain PPG insurance and employee benefit programs were allocated to the PPG Chlor-alkali and Derivatives Business for the nine months-ended September 30, 2012 and 2011 on a pro rata basis, as if these costs were shared equally by the PPG Chlor-alkali and Derivatives Business and each of PPG’s other 12 strategic business units. The allocated costs include an allocation of PPG corporate stock based compensation, bonus, pension and other postretirement benefit expenses. These allocated costs to the PPG Chlor-alkali and Derivatives Business totaled $8 million during the nine months ended September 30, 2012 and 2011.

In accordance with U.S. GAAP, related party transactions cannot be presumed to be carried out on an arm’s-length basis as the requisite conditions of competitive, free-market dealing may not exist. These condensed combined financial statements may not necessarily be indicative of the conditions that would have existed, or the results of operations that would have resulted, had the PPG Chlor-alkali and Derivatives Business been operated as a separate standalone company.

14.    Parent Company Equity

The following tables present the change in total parent company equity for the nine months ended September 30, 2012 and 2011, respectively:

(Millions)	Total Parent Company Equity	Non-controlling Interests	Total
Balance, January 1, 2012	$181	$17	$198
Net income	183	10	193
Other comprehensive income, net of tax	16	—	16
Stock-based compensation activity	1	—	1
Dividends paid on subsidiary common stock to noncontrolling interests	—	(13)	(13)
Net cash remitted to PPG Industries, Inc.	(140)	—	(140)

Balance, September 30, 2012	$241	$14	$255

Balance, January 1, 2011	$132	$12	$144
Net income	195	9	204
Other comprehensive income, net of tax	18	—	18
Stock-based compensation activity	1	—	1
Dividends paid on subsidiary common stock to noncontrolling interests	—	(8)	(8)
Net cash remitted to PPG Industries, Inc.	(123)	—	(123)

Balance, September 30, 2011	$223	$13	$236

15.    Stock-Based Compensation

The PPG Chlor-alkali and Derivatives Business has no stock-based compensation plans; however, certain employees of the PPG Chlor-alkali and Derivatives Business are eligible to participate in PPG’s stock-based compensation plans, which include stock options, restricted stock units (“RSUs”) and grants of contingent shares that are earned based on achieving targeted levels of total shareholder return. All current grants of stock options, RSUs and contingent shares are made under the PPG Industries, Inc. Amended and Restated Omnibus Incentive Plan (“PPG Amended Omnibus Plan”), which was amended and restated effective April 21, 2011. Shares available for future grants under the PPG Amended Omnibus Plan were 8.4 million as of September 30, 2012.

Total stock-based compensation cost related to the PPG Chlor-alkali and Derivatives Business was $2 million for the nine months ended September 30, 2012 and 2011. The total income tax benefit recognized in the accompanying condensed combined statement of income related to the stock-based compensation was $0.8 million for the nine months ended September 30, 2012 and 2011.

Stock Options

Certain employees of the PPG Chlor-alkali and Derivatives Business have been granted stock option awards under two stock option plans: the PPG Industries, Inc. Stock Plan (“PPG Stock Plan”) and the PPG Amended Omnibus Plan whereby these employees can purchase shares of common stock at prices equal to the fair market value of the shares on the date the options were granted. The options are generally exercisable beginning from six to 48 months after being granted and have a maximum term of 10 years. Upon exercise of a stock option, shares of PPG stock are issued from treasury stock. The PPG Stock Plan includes a restored option provision for options originally granted prior to January 1, 2003 which allows an optionee to exercise options and satisfy the option cost by certifying ownership of mature shares of PPG common stock with a market value equal to the option cost.

In the first quarter of 2012, PPG granted to employees of the PPG Chlor-alkali and Derivatives Business 44,644 stock options under the PPG Amended Omnibus Plan at a weighted average exercise price of $89.94 per share.

The weighted average fair value of options granted was $17.90 per share. In the first quarter of 2011, PPG granted to employees of the PPG Chlor-alkali and Derivatives Business 34,740 stock options under the PPG Amended Omnibus Plan at a weighted average exercise price of $88.70 per share. The weighted average fair value of options granted was $19.22 per share.

The fair value of stock options issued to employees is measured on the date of grant and is recognized as expense over the requisite service period. The PPG Chlor-alkali and Derivatives Business estimates the fair value of stock options using the Black-Scholes option pricing model. The risk-free interest rate is determined by using the U.S. Treasury yield curve at the date of the grant and using a maturity equal to the expected life of the option. The expected life of options is calculated using the average of the vesting term and the maximum term, as prescribed by accounting guidance on the use of the simplified method for determining the expected term of an employee share option. This method is used as the vesting term of stock options was changed to three years in 2004 and, as a result, the historical exercise data does not provide a reasonable basis upon which to estimate the expected life of options. The expected dividend yield and volatility are based on historical stock prices and dividend amounts over past time periods equal in length to the expected life of the options.

The fair value of the grants issued in the nine months ended September 30, 2012 was calculated with the following weighted average assumptions:

Risk free interest rate	1.3%
Expected life of option in years	6.5
Expected dividend yield	3.3%
Expected volatility	29.4%

Restricted Stock Units

Long-term incentive value is delivered to selected key PPG management employees by granting RSUs, which have either time or performance-based vesting features. The fair value of an RSU is equal to the market value of a share of PPG stock on the date of grant. Time-based RSUs vest over the three-year period following the date of grant, unless forfeited, and will be paid out in the form of PPG stock, cash or a combination of both at PPG’s discretion at the end of the three year vesting period. Performance-based RSUs vest based on achieving specific annual performance targets for PPG earnings per share growth and PPG cash flow return on capital over the three calendar year-end periods following the date of grant. Unless forfeited, the performance-based RSUs will be paid out in the form of PPG stock, cash or a combination of both at PPG’s discretion at the end of the three-year performance period if PPG meets the performance targets. The amount paid for performance-based awards may range from 0% to 180 percent of the original grant, based upon the frequency with which the annual earnings per share growth and cash flow return on capital performance targets are met over the three calendar year periods. For the purposes of expense recognition, PPG has assumed that performance-based RSUs granted in 2010 will vest at the 180 percent level and those granted in 2011 and 2012 will vest at the 100 percent level. At December 31, 2011, four of the four possible performance targets had been met for the 2010 grant, and two of the two possible performance targets had been met for the 2011 grants.

In the first quarter of 2012, PPG granted to employees of the PPG Chlor-alkali and Derivatives Business 10,564 RSUs at a weighted average fair value of $83.27 per share. In the first quarter of 2011, PPG granted to employees of the PPG Chlor-alkali and Derivatives Business 9,865 RSUs at a weighted average fair value of $82.02 per share.

Contingent Share Grants

Grants of contingent shares to selected key executives of the PPG Chlor-alkali and Derivatives Business have been provided by PPG and may be earned based on PPG total shareholder return over the three-year period following the date of grant. Contingent share grants (referred to as “TSR awards”) are made annually and are paid out at the end of each three-year period based on PPG’s performance. Performance is measured by determining the percentile rank of the total shareholder return of PPG common stock in relation to the total shareholder return of the S&P 500 for the three-year period following the date of grant. The payment of awards following the three-year award period will be based on performance achieved in accordance with the scale set forth in the plan agreement and may range from 0 percent to 220 percent of the initial grant. A payout of 100 percent is earned if the target performance is achieved. Contingent share awards for the 2010-2012, 2011-2013, and 2012-2014 periods earn dividend equivalents for the award period, which will be paid to participants with the award payout at the end of the period based on the actual number of contingent shares that are earned. Any payments made at the end of the award period may be in the form of stock, cash or a combination of both. The TSR awards qualify as liability awards, and compensation expense is recognized over the three-year award period based on the fair value of the awards (giving consideration to PPG’s percentile rank of total shareholder return) remeasured in each reporting period until settlement of the awards.

16.    Commitments and Contingent Liabilities

Legal Matters

The PPG Chlor-alkali and Derivatives Business is involved in a number of lawsuits and claims incidental to the normal conduct of its business. The results of these lawsuits and claims and of any future litigation are inherently unpredictable. However, management believes that, in the aggregate, the outcome of all lawsuits and claims involving the PPG Chlor-alkali and Derivatives Business will not have a material effect on the PPG Chlor-alkali and Derivatives Business’s condensed combined financial position or liquidity; however, such outcome may be material to the results of operations of any particular period in which costs, if any, are recognized.

The PPG Chlor-alkali and Derivatives Business is a defendant in a matter in the California State Court in San Francisco in which the City of Modesto and its Redevelopment Authority claim that the PPG Chlor-alkali and

Derivatives Business and other defendants manufactured a defective product, the dry cleaning solvent perchloroethylene (“PCE”), and failed to provide adequate warnings regarding the environmental risks associated with the use of PCE. The plaintiffs claimed the defendants are responsible for remediation of soil and groundwater contamination at numerous dry cleaner sites in Modesto, California. In 2006, a Phase 1 trial was conducted as to four sites. The jury returned a verdict in the amount of $3.1 million against the PPG Chlor-alkali and Derivatives Business, The Dow Chemical Company, Vulcan, Oxy, and R.R. Street. The verdict was not apportioned.

Subsequent to the Phase 1 verdict, Vulcan and Oxy settled. In 2008, trial commenced on 18 Phase 2 Sites. Prior to submission of the case to the jury, the Court granted motions that limited the PPG Chlor-alkali and Derivatives Business’s potential liability to one of the 18 sites. The damages sought at this one site totaled $27 million. A jury verdict in the amount of $18 million was returned against the PPG Chlor-alkali and Derivatives Business and The Dow Chemical Company on May 18, 2009. The verdict was not apportioned. The jury was not able to reach a verdict on the statute of limitations issue on the site in question. However, on August 24, 2009, the trial court issued an opinion finding that the City’s claims were barred by the statute of limitations. The effect of the ruling was to nullify the jury’s Phase 2 damage award. In October 2009, the trial court held a non-jury trial of the Redevelopment Authority’s damage claims under the “Polanco Act”. On November 11, 2011, the court entered a final judgment consistent with all of the above results finding that prior settlements offset the $3.1 million verdict against the PPG Chlor-alkali and Derivatives Business and others. Requests for costs and fees based on whether the City or defendants were “prevailing parties” have been resolved in the PPG Chlor-alkali and Derivatives Business’s favor. On September 24, 2012, the Court ordered the City to pay the PPG Chlor-alkali and Derivatives Business $0.3 million. Appeals are expected.

Environmental Matters

It is the PPG Chlor-alkali and Derivatives Business’s policy to accrue expenses for environmental contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Environmental reserves associated with existing chlor-alkali manufacturing locations are recorded on the PPG Chlor-alkali and Derivatives Business’s financial statements. Reserves for environmental contingencies are exclusive of claims against third parties. Reserves for monitoring and operation of certain groundwater wells are measured on a present value basis. In management’s opinion, the PPG Chlor-alkali and Derivatives Business operates in an environmentally sound manner and the outcome of the PPG Chlor-alkali and Derivatives Business’s environmental contingencies will not have a material effect on the PPG Chlor-alkali and Derivatives Business’s financial position or liquidity; however, any such outcome may be material to the results of operations of any particular period in which costs, if any, are recognized. Management anticipates that the resolution of the PPG Chlor-alkali and Derivatives Business’s environmental contingencies will occur over an extended period of time.

As of September 30, 2012 and December 31, 2011, the PPG Chlor-alkali and Derivatives Business had reserves for environmental contingencies totaling $33 million and $35 million, respectively, of which $5 million and $6 million, respectively, were classified as current liabilities. The reserve at September 30, 2012 included $32 million for environmental contingencies associated with the Calcasieu River Estuary located near the Lake Charles, La. chlor-alkali plant and two operating plant site locations of the PPG Chlor-alkali and Derivatives Business and $1 million for other environmental contingencies. The reserve at December 31, 2011 included $34 million for environmental contingencies associated with the Calcasieu River Estuary located near the Lake Charles, La. chlor-alkali plant and two operating plant site locations of the PPG Chlor-alkali and Derivatives Business and $1 million for other environmental contingencies. Pretax charges against income for environmental remediation costs for the nine months-ended September 30, 2012 and 2011 totaled $2 million and $6 million, respectively, and are included in Other charges in the accompanying condensed combined statement of income. Cash outlays related to such environmental remediation aggregated $4 million and $9 million in the nine months ended September 30, 2012 and 2011, respectively. The impact of foreign currency was negligible for all periods presented.

Remediation: Calcasieu River Estuary

In Lake Charles, La., the U.S. Environmental Protection Agency (“USEPA”) completed an investigation of contamination levels in the Calcasieu River Estuary and issued a Final Remedial Investigation Report in September 2003, which incorporates the Human Health and Ecological Risk Assessments, indicating that elevated levels of risk exist in the estuary. The PPG Chlor-alkali and Derivatives Business and other potentially responsible parties have completed a feasibility study under the authority of the Louisiana Department of Environmental Quality (“LDEQ”). The PPG Chlor-alkali and Derivatives Business’s exposure with respect to the Calcasieu River Estuary is focused on the lower few miles of Bayou d’Inde, a small tributary to the Calcasieu River Estuary near the PPG Chlor-alkali and Derivatives Business’s Lake Charles facility, and about 150 to 200 acres of adjacent marshes. The PPG Chlor-alkali and Derivatives Business and three other potentially responsible parties submitted a draft remediation feasibility study report to the LDEQ in October 2006. The proposed remedial alternatives include sediment dredging, sediment capping, and biomonitoring of fish and shellfish. Principal contaminants of concern which may require remediation include various metals, dioxins and furans, and polychlorinated biphenyls. In response to agency comments on the draft study, the potentially responsible parties conducted additional investigations and submitted a revised feasibility report to the agencies in the third quarter of 2008. Government officials have indicated that a U.S. Army Corps of Engineers’ study has concluded that the proposed remedy will not adversely affect drainage in communities adjacent to Bayou d’Inde. In response to the revised feasibility study, LDEQ issued a draft decision document for the Bayou d’Inde area in February 2010. The decision document includes LDEQ’s selection of remedial alternatives for the Bayou d’Inde area and is in accordance with those recommended in the revised feasibility study. LDEQ held a public hearing on March 23, 2010 and subsequently issued its final decision document in March 2011. As in its draft document, LDEQ’s selection of remedial approaches is in accordance with those proposed in the feasibility study.

In June 2011, the agency proposed entering into a new Cooperative Agreement with the four companies to implement the remedy for Bayou d’Inde based on the final decision document, and transmitted a draft document for the companies’ consideration. At the same time, the companies initiated discussions among themselves on allocation of costs associated with remedy implementation. In October 2011, one of the three other potentially responsible parties that had participated in funding the feasibility study withdrew from further discussions with LDEQ regarding implementation of the remedy. The withdrawal of this party did not have an effect on the cost to the PPG Chlor-alkali and Derivatives Business to complete this remedy implementation. On August 6, 2012, the PPG Chlor-alkali and Derivatives Business and the two remaining parties submitted a revised Cooperative Agreement to LDEQ and are awaiting LDEQ’s response. The estimated costs associated with the PPG Chlor-alkali and Derivatives Business’s responsibility with respect to this Cooperative Agreement are consistent with the amounts currently reserved by the PPG Chlor-alkali and Derivatives Business for this project.

Multiple future events, such as remedy design and remedy implementation involving agency action or approvals related to the Calcasieu River Estuary will be required and considerable uncertainty exists regarding the timing of these future events. Final resolution of these events is expected to occur over an extended period of time. However, based on currently available information, design approval could occur in 2012. The remedy implementation could occur during 2013 to 2015, with some period of long-term monitoring for remedy effectiveness to follow.

Remediation: Reasonably Possible Matters

In addition to the amounts currently reserved for environmental remediation, the PPG Chlor-alkali and Derivatives Business may be subject to loss contingencies related to environmental matters estimated to be as much as $15 million to $60 million. Such unreserved losses are reasonably possible but are not currently considered to be probable of occurrence. This range of reasonably possible unreserved loss relates to environmental matters at several sites; however, this range primarily relates to the Calcasieu River Estuary and two PPG Chlor-alkali and Derivatives Business plant sites. The loss contingencies related to these sites include unresolved issues such as the nature and extent of contamination at these sites and the methods that may have to be employed to remediate them.

The status of the remediation activity at the Calcasieu River Estuary and the factors that could result in the need for additional environmental remediation reserves at that site are described above. Initial remedial actions are occurring at the two PPG Chlor-alkali and Derivatives Business plant sites. These two PPG Chlor-alkali and Derivatives Business plant sites are in Lake Charles, Louisiana and Natrium, West Virginia. At Lake Charles, PPG has completed a Facility Investigation and Corrective Measure Study (“CMS”) under USEPA’s Resource Conservation and Recycling Act (“RCRA”) Corrective Action Program under the oversight of the LDEQ. The LDEQ has accepted the proposed remedial alternatives. The PPG Chlor-alkali and Derivatives Business received notice of LDEQ issuance of the final Hazardous Waste Post-Closure/HSWA Permit on June 28, 2010. The Permit was issued in final form on September 23, 2010. Planning for implementation of these proposed alternatives is in progress. At Natrium, a facility investigation has been completed and initial interim remedial measures have been implemented to mitigate soil impacts. There is additional investigation of groundwater contamination ongoing which may indicate the need for further remedial actions to address specific areas of the facility. Installation of a groundwater treatment system has been completed. As part of the ongoing RCRA Corrective Action investigation for groundwater, the West Virginia Department of Environmental Protection and the United States Environmental Protection Agency Region III have requested that PPG perform sampling of sediment pore-water in the adjacent Ohio River to assess the potential for offsite migration of contaminated groundwater. The Agencies have approved PPG’s investigation work plan, sampling was performed in August 2012 and the results are currently being analyzed. Once final, the results will be submitted to the West Virginia Department of Environmental Protection and the United States Environmental Protection Agency Region III. The submission is expected to occur in the fourth quarter of 2012 or first quarter of 2013.

The impact of evolving programs, such as natural resource damage claims, industrial site reuse initiatives and state remediation programs, also adds to the present uncertainties with regard to the ultimate resolution of this unreserved exposure to future loss. The PPG Chlor-alkali and Derivatives Business’s assessment of the potential impact of these environmental contingencies is subject to uncertainty due to the complex, ongoing and evolving process of investigation and remediation, if necessary, of such environmental contingencies, and the potential for technological and regulatory developments.

Management expects cash outlays for environmental remediation to be $2 million in the fourth quarter of 2012 and to range from $10 million to $20 million per year through 2014 and $3 million to $5 million per year through 2016.

Guarantees

The PPG Chlor-alkali and Derivatives Business had an outstanding guarantee of $10 million as of September 30, 2012. The PPG Chlor-alkali and Derivatives Business does not believe any loss related to such guarantee is likely.

17.    Separation of the PPG Chlor-alkali and Derivatives Business

On July 19, 2012, PPG announced that it had entered into definitive agreements under which PPG will separate the Chlor-alkali and Derivatives business and merge it with Georgia Gulf Corporation (“Georgia Gulf”) or one of its subsidiaries. The terms of the transaction call for PPG to form a new company by separating the Chlor-alkali and Derivatives business through a spin off or split off, and then immediately merging the business with Georgia Gulf or a Georgia Gulf subsidiary. These steps are collectively referred to as a Reverse Morris Trust transaction. In this Reverse Morris Trust transaction, subject to receiving the necessary ruling from the Internal Revenue Service, PPG expects to dispose of the PPG Chlor-alkali and Derivatives Business to Georgia Gulf in a transaction that will be generally tax free to PPG and its shareholders. Upon completion of the transaction, which has been approved by the boards of both companies, PPG shareholders will own approximately 50.5 percent of the shares of the newly merged company, with existing Georgia Gulf shareholders owning approximately 49.5 percent of the shares. In the transaction, PPG will transfer certain related environmental liabilities, pension assets and liabilities and other post-employment benefits (OPEB) obligations to the newly merged company. The transaction is subject to approval by Georgia Gulf shareholders and customary closing conditions, relevant tax authority rulings and regulatory approvals. To date, Georgia Gulf and PPG have each filed the requisite notification and report forms with the Federal Trade Commission and the Antitrust Division of the Department of Justice on August 15, 2012. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired on September 14, 2012 and PPG has received clearance under the Canadian Competition Act. PPG has filed a private letter ruling request with the Internal Revenue Service and is awaiting a ruling on its request. PPG and Georgia Gulf also have filed the required proxy statement and registration statements with the Securities and Exchange Commission and are currently in the process of responding to SEC comments on these filings. PPG remains on schedule to complete the separation of the Chlor-alkali and Derivatives business and the merger of that business with Georgia Gulf, with closing expected to occur by early next year.

18.    Subsequent Events

Except as described in Note 17, management of the PPG Chlor-alkali and Derivatives Business has determined that there were no subsequent events that would require disclosure in or adjustment to the accompanying financial statements through November 14, 2012.

ANNEX A

CONFORMED COPY*

AGREEMENT AND PLAN OF MERGER

DATED AS OF JULY 18, 2012

BY AND AMONG

PPG INDUSTRIES, INC.,

EAGLE SPINCO INC.,

GEORGIA GULF CORPORATION

and

GRIZZLY ACQUISITION SUB, INC.

*	This conformed copy of the Merger Agreement reflects the change to Section 8.17 hereof effected by Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 31, 2012, by and among PPG, Splitco, Georgia Gulf and Merger Sub.

A-i

(continued)

A-ii

(continued)

A-iii

(continued)

EXHIBITS*

Exhibit A – Separation Agreement

Annex A – Certificate of Incorporation of the Surviving Corporation
Annex B – Bylaws of the Surviving Corporation

DISCLOSURE LETTERS*

Burgundy Disclosure Letter

Section 1.9	Burgundy Expense Limitation
Section 1.34	Excluded Eagle Entities
Section 1.69	Knowledge
Section 2.6(a)	Burgundy-Nominated Grizzly Board Members
Section 5.2	Corporate Authority; No Violation
Section 6.3	Corporate Authority; No Violation
Section 6.4	Financial Statements
Section 6.6	Investigation; Litigation
Section 6.9	Environmental Matters
Section 6.10	Tax Matters
Section 6.11	Benefit Plans
Section 6.12	Labor Matters
Section 6.13(a)	Intellectual Property Matters
Section 6.13(e)	Intellectual Property Matters; Spinco IP Licensed to Third Persons
Section 6.13(f)	Intellectual Property Matters; Specified Licenses
Section 6.14	Spinco Material Contracts
Section 6.18	Spinco Real Property
Section 6.21	Human Health and Safety
Section 6.25	TCI Financial Statements
Section 6.29	TCI Environmental Matters
Section 6.30(a)(ii)	TCI Material Customers
Section 8.2	Conduct of Business by Spinco and Burgundy Pending the Merger
Section 8.19(c)	Financials
Section 9.3(f)	Income Before Income Taxes Targets

A-iv

(continued)

Grizzly Disclosure Letter

Section 1.51	Grizzly Expense Limitation
Section 1.69	Knowledge
Section 7.1	Subsidiaries
Section 7.6	Investigations; Litigation
Section 7.9	Environmental Matters
Section 7.10	Tax Matters
Section 7.11	Benefit Plans
Section 7.12	Labor Matters
Section 7.13	Intellectual Property Matters
Section 7.14	Material Contracts
Section 7.15	Grizzly Real Property
Section 8.1	Conduct of Business by Grizzly and Merger Sub Pending the Merger

SCHEDULES*

Schedule 8.3(b)	Certain IRS Ruling Matters
Schedule 8.3(e)	Canadian Tax Matters
Schedule 8.11(a)	Repayment of Spinco Financing
Schedule 8.25	Non-Solicitation of Employees

*Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.

A-v

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of July 18, 2012 (this “Agreement”), is by and among PPG Industries, Inc., a Pennsylvania corporation (“Burgundy”), Eagle Spinco Inc., a Delaware corporation and a wholly owned Subsidiary of Burgundy (“Spinco”), Georgia Gulf Corporation, a Delaware corporation (“Grizzly”), and Grizzly Acquisition Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Grizzly (“Merger Sub”).

WHEREAS, Spinco is a newly formed, wholly owned, direct Subsidiary of Burgundy;

WHEREAS, concurrently with the execution of this Agreement, Burgundy and Spinco entered into the Separation Agreement in the form attached hereto as Exhibit A (the “Separation Agreement”), pursuant to which (a) Burgundy and its Subsidiaries will transfer or cause to be transferred to Spinco or one or more of its Subsidiaries all of the Spinco Assets, (b) Spinco or its Subsidiaries will transfer or cause to be transferred to Burgundy or one or more of its Subsidiaries all of the Excluded Assets, and (c) Burgundy or one or more of its Subsidiaries will assume the Excluded Liabilities, in exchange for (w) one or more of Spinco’s Subsidiaries assuming the Spinco Liabilities, (x) Spinco issuing to Burgundy shares of Spinco Common Stock pursuant to the Spinco Stock Issuance, (y) Spinco distributing to Burgundy the Special Below Basis Cash Distribution and (z) Spinco distributing to Burgundy the Special Above Basis Debt/Cash Distribution, as further described herein and in the Separation Agreement (the “Spinco Reorganization”);

WHEREAS, upon the terms and subject to the conditions set forth in the Separation Agreement, on the Distribution Date, Burgundy will either (i) distribute all of the shares of Spinco Common Stock to Burgundy stockholders without consideration on a pro rata basis (the “One-Step Spin-Off”), or (ii) consummate an offer to exchange (the “Exchange Offer”) shares of Spinco Common Stock for currently outstanding shares of Burgundy Common Stock and, in the event that Burgundy’s stockholders subscribe for less than all of the Spinco Common Stock in the Exchange Offer, Burgundy will distribute, pro rata to its stockholders, any unsubscribed Spinco Common Stock on the Distribution Date immediately following the consummation of the Exchange Offer so that Burgundy will be treated for U.S. federal income Tax purposes as having distributed all of the Spinco Common Stock to its stockholders (the “Clean Up Spin-Off”);

WHEREAS, the disposition by Burgundy of 100% of the Spinco Common Stock, whether by way of the One-Step Spin-Off or the Exchange Offer (followed by any Clean-Up Spin-Off) is referred to as the “Distribution”;

WHEREAS, at the Effective Time, the parties will effect the merger of Merger Sub with and into Spinco, with Spinco continuing as the surviving corporation, all upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of Grizzly (the “Grizzly Board”) (i) has determined that the Merger and this Agreement are advisable, fair to, and in the best interests of, Grizzly and its stockholders and has approved this Agreement and the transactions contemplated hereby, including the Merger, and the issuance of shares of Grizzly Common Stock pursuant to the Merger, and (ii) has recommended the approval by the stockholders of Grizzly of the issuance of shares of Grizzly Common Stock pursuant to the Merger;

WHEREAS, the Board of Directors of Merger Sub has determined that the Merger and this Agreement are advisable and has approved this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, the Board of Directors of Spinco (the “Spinco Board”) has determined that the Merger and this Agreement are advisable and has approved this Agreement and the Separation Agreement and the transactions contemplated hereby and thereby, including the Spinco Reorganization, the Distribution and the Merger;

WHEREAS, the Board of Directors of Burgundy (the “Burgundy Board”) has approved this Agreement and the Separation Agreement and the transactions contemplated hereby and thereby, including the Spinco Reorganization, the Distribution and the Merger;

WHEREAS, the parties to this Agreement intend that, for U.S. federal income tax purposes, the contribution (as part of the Spinco Reorganization) by Burgundy to Spinco of all of the Spinco Assets held directly by Burgundy in exchange for (a) the assumption by Spinco of Spinco Liabilities of Burgundy, (b) the issuance by Spinco to Burgundy of shares of Spinco Common Stock pursuant to the Spinco Stock Issuance, (c) the distribution by Spinco to Burgundy of the Special Below Basis Cash Distribution, and (d) the distribution by Spinco to Burgundy of the Special Above Basis Debt/Cash Distribution (the “Contribution”) and the Distribution, taken together, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and

WHEREAS, the parties to this Agreement intend this Agreement to be, and hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

Section 1.1 “Above Basis Amount” shall have the meaning set forth in the Separation Agreement.

Section 1.2 “Adjustment Ratio” means the quotient obtained by dividing the Grizzly Stock Value by the Burgundy Stock Value.

Section 1.3 “Affiliate” means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, a specified Person. The term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by Contract or otherwise; provided, however, that for purposes of this Agreement, from and after the Distribution Date, no member of either Group shall be deemed an Affiliate of any member of the other Group.

Section 1.4 “Approved for Listing” means, with respect to the shares of Grizzly Common Stock to be issued pursuant to the Merger, that such shares have been approved for listing on the NYSE, subject to official notice of issuance.

Section 1.5 “Below Basis Amount” shall have the meaning set forth in the Separation Agreement.

Section 1.6 “Burgundy CN DB Plan” shall have the meaning set forth in the Employee Matters Agreement.

Section 1.7 “Burgundy Commitment Letter” means the commitment letter from the financial institutions named therein pursuant to which such parties have committed to lend the amounts set forth therein to Burgundy or Spinco, as the case may be.

Section 1.8 “Burgundy Common Stock” means the common stock, par value $1.66-2/3 per share, of Burgundy.

Section 1.9 “Burgundy Expense Limitation” has the meaning set forth in Section 1.9 of the Burgundy Disclosure Letter.

Section 1.10 “Burgundy Group” shall have the meaning set forth in the Separation Agreement.

Section 1.11 “Burgundy Option” means an option to purchase shares of Burgundy Common Stock pursuant to a Burgundy Stock Plan.

Section 1.12 “Burgundy PSU Award” means an award (other than a Burgundy TSR Award) issued under a Burgundy Stock Plan representing a general unsecured promise by Burgundy to pay the value of shares of Burgundy Common Stock in cash or shares of Burgundy Common Stock, the vesting of which is based on continued service and the satisfaction of performance goals.

Section 1.13 “Burgundy SEC Documents” means all forms, reports, schedules, statements and other documents required to be filed or furnished by Burgundy with the SEC since January 1, 2009.

Section 1.14 “Burgundy Stock Plans” means the PPG Industries, Inc. Omnibus Incentive Plan and the PPG Industries, Inc. Stock Plan.

Section 1.15 “Burgundy Stock Value” means the closing per-share price of Burgundy Common Stock, trading regular way with due bills, on the last full trading session prior to the Effective Time, as listed on the NYSE.

Section 1.16 “Burgundy Subsidiaries” means all direct and indirect Subsidiaries of Burgundy that are in the Burgundy Group.

Section 1.17 “Burgundy Tax Counsel” means Wachtell, Lipton, Rosen & Katz.

Section 1.18 “Burgundy TSR Award” means an award granted under a Burgundy Stock Plan representing a general unsecured promise by Burgundy to pay the value of shares of Burgundy Common Stock in cash or shares of Burgundy Common Stock, the vesting of which is based upon continued service and the achievement of specified levels of total shareholder return of Burgundy.

Section 1.19 “Burgundy US DB Plan” shall have the meaning set forth in the Employee Matters Agreement.

Section 1.20 “Business Day” means any day, other than a Saturday, Sunday or another day on which commercial banking institutions in New York State are authorized or required by Law to be closed.

Section 1.21 “Business Transfer Time” shall have the meaning set forth in the Separation Agreement.

Section 1.22 “Commissioner” means the Canadian Commissioner of Competition or her authorized delegate appointed under the Competition Act.

Section 1.23 “Competition Act” means the Competition Act (Canada), R.S.C., c. C-34, as amended.

Section 1.24 “Competition Act Approval” means: (a) the issuance of an advance ruling certificate by the Commissioner pursuant to section 102(1) of the Competition Act with respect to the transactions contemplated by this Agreement, and such certificate has not been amended or rescinded; or (b) Spinco and Grizzly have given the notice required under section 114 of the Competition Act with respect to the transactions contemplated by this Agreement and the applicable waiting period under section 123 of the Competition Act shall have expired or shall have been waived in accordance with the Competition Act; or (c) the obligation to give the requisite notice shall have been waived pursuant to subsection 113(c) of the Competition Act, and, in the case of (b) or (c) above, Spinco and Grizzly shall have been advised in writing by the Commissioner that such person does not, at that time, intend to make an application under section 92 of the Competition Act with respect to the transactions contemplated by this Agreement and such advice has not been rescinded or amended.

Section 1.25 “Confidentiality Agreement” means the Confidentiality Agreement, dated as of December 20, 2011, between Burgundy and Grizzly, as it may be amended from time to time.

Section 1.26 “Consents” shall have the meaning set forth in the Separation Agreement.

Section 1.27 “Contract” or “agreement” means any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, sublease, franchise, permit, authorization, license, contract, instrument or other commitment, obligation or arrangement, whether written or oral, that is binding on any Person or any part of its property under applicable Law, other than any Burgundy Benefit Plan or Grizzly Benefit Plan.

Section 1.28 “Convey” shall have the meaning set forth in the Separation Agreement, and the terms “Conveyance” and “Conveyed” have correlative meanings.

Section 1.29 “DGCL” means the Delaware General Corporation Law.

Section 1.30 “Disclosure Letters” means, collectively, the Burgundy Disclosure Letter and the Grizzly Disclosure Letter.

Section 1.31 “Distribution Date” shall have the meaning set forth in the Separation Agreement.

Section 1.32 “Distribution Tax Opinion” shall have the meaning set forth in the Separation Agreement.

Section 1.33 “Eagle Business” shall have the meaning set forth in the Separation Agreement.

Section 1.34 “Eagle Entities” means (i) prior to the Business Transfer Time, members of the Burgundy Group or Spinco Group to the extent primarily relating to the Eagle Business, and (ii) from and after the Business Transfer Time, members of the Spinco Group. For the avoidance of doubt, the “Eagle Entities” do not include the entities listed in Section 1.34 of the Burgundy Disclosure Letter. It is understood and agreed that in determining the truth and correctness of representations and warranties with respect to an Eagle Entity, matters not primarily relating to the Eagle Business shall be disregarded; and that in determining whether covenants and agreements have been performed by an Eagle Entity, any actions or inactions taken by an Eagle Entity not primarily relating to the Eagle Business shall be disregarded.

Section 1.35 “Employee Matters Agreement” means the Employee Matters Agreement entered into on the date of this Agreement, by and among Burgundy, Grizzly and Spinco.

Section 1.36 “Environmental Laws” means all Laws of any Governmental Authority that relate to pollution or the protection, clean up or restoration of the environment (including indoor and ambient air, surface water, ground water, sediment, land surface or subsurface strata) including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq., as amended), the Safe Drinking Water Act (21 U.S.C. § 349, 42 U.S.C. §§ 201, 300f), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Oil Pollution Act of 1990, and any similar state or local Laws or any other binding legal obligation in effect now or in the future relating to the release of Hazardous Materials, or otherwise relating to the treatment, storage, disposal, transport or handling of Hazardous Materials, or to the exposure of any individual to a release of Hazardous Materials.

Section 1.37 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Section 1.38 “ERISA Affiliate” means, with respect to any Person, any other Person or any trade or business, whether or not incorporated, that, together with such first Person, would be deemed a “single employer” within the meaning of section 414(b), (c), (m) or (o) of the Code.

Section 1.39 “Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations of the SEC promulgated thereunder.

Section 1.40 “Exchange Loans” shall have the meaning set forth in the Burgundy Commitment Letter.

Section 1.41 “Exchange Ratio” means the greater of (x) 35,200,000 shares or (y) the product of (i) the number of shares of Grizzly Common Stock issued and outstanding immediately prior to the Effective Time multiplied by (ii) 1.02020202, divided by the number of shares of Spinco Common Stock issued and outstanding immediately prior to the Effective Time.

Section 1.42 “Excluded Assets” shall have the meaning set forth in the Separation Agreement.

Section 1.43 “Excluded Liabilities” shall have the meaning set forth in the Separation Agreement.

Section 1.44 “GAAP” means United States generally accepted accounting principles.

Section 1.45 “Governmental Approvals” shall have the meaning set forth in the Separation Agreement.

Section 1.46 “Governmental Authority” means any federal, state, local or foreign court, administrative agency, official board, bureau, governmental or quasi-governmental entities, having competent jurisdiction over Burgundy, Spinco or Grizzly, any of their respective Subsidiaries, and any other tribunal or commission or other governmental department, authority or instrumentality or any subdivision, agency, mediator, commission or authority of competent jurisdiction.

Section 1.47 “Grizzly Acquisition” means, in each case other than the Merger or as otherwise specifically contemplated by this Agreement, (i) any merger, consolidation, share exchange, business combination, recapitalization or other similar transaction or series of related transactions involving Grizzly, or involving any of its Subsidiaries the assets of which constitute 25% or more of the total consolidated assets, or the revenues of which represent 25% or more of the total consolidated revenues, of Grizzly and the Grizzly Subsidiaries, taken as a whole; (ii) any direct or indirect purchase or sale, lease, exchange, transfer or other disposition of the consolidated assets (including stock of any of the Grizzly Subsidiaries) of Grizzly and the Grizzly Subsidiaries, taken as a whole, constituting 25% or more of the total consolidated assets of Grizzly and the Grizzly Subsidiaries, taken as a whole, or accounting for 25% or more of the total consolidated revenues of Grizzly and the Grizzly Subsidiaries, taken as a whole, in any one transaction or in a series of transactions; or (iii) any direct or indirect purchase or sale of or tender offer, exchange offer or any similar transaction or series of related transactions engaged in by any Person involving 25% or more of the outstanding shares of Grizzly Common Stock.

Section 1.48 “Grizzly Acquisition Proposal” means any proposal regarding a Grizzly Acquisition.

Section 1.49 “Grizzly Bylaws” means the Amended and Restated Bylaws of Grizzly, as amended.

Section 1.50 “Grizzly Charter” means the Restated Certificate of Incorporation of Grizzly, as amended.

Section 1.51 “Grizzly Common Stock” means the common stock, par value $0.01 per share, of Grizzly.

Section 1.52 “Grizzly Existing Revolving Credit Agreement” means that certain Credit Agreement, dated as of December 22, 2009, by and among Grizzly and Royal Group, Inc., as borrowers, the lenders party thereto from time to time, and General Electric Capital Corporation, as administrative agent, as amended prior to the date hereof.

Section 1.53 “Grizzly Expense Limitation” has the meaning set forth in Section 1.53 of the Grizzly Disclosure Letter.

Section 1.54 “Grizzly Leased Real Property” means all Leased Real Property held by Grizzly or one of the Grizzly Subsidiaries.

Section 1.55 “Grizzly Leases” means all Leases of Grizzly or of a Grizzly Subsidiary.

Section 1.56 “Grizzly Option” means an option to purchase shares of Grizzly Common Stock.

Section 1.57 “Grizzly Owned Real Property” means all Owned Real Property of Grizzly or any of the Grizzly Subsidiaries.

Section 1.58 “Grizzly RSU Award” means an award representing a general unsecured promise by Grizzly to pay the value of shares of Grizzly Common Stock in cash or shares of Grizzly Common Stock, the vesting of which is based upon continued service and not the satisfaction of performance goals.

Section 1.59 “Grizzly Stock Plan” means the Georgia Gulf Corporation Second Amended and Restated 2011 Equity and Performance Incentive Plan.

Section 1.60 “Grizzly Stock Value” means the opening per-share price of Grizzly Common Stock on the first full trading session following the Effective Time, as listed on the NYSE.

Section 1.61 “Grizzly Subsidiaries” means all direct and indirect Subsidiaries of Grizzly.

Section 1.62 “Group” shall have the meaning set forth in the Separation Agreement.

Section 1.63 “Hazardous Material” means any substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive, infectious, reactive, corrosive, ignitable, flammable or toxic or a pollutant or a contaminant or is otherwise subject to regulation, control or Remediation under any Environmental Law.

Section 1.64 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

Section 1.65 “Intellectual Property Rights” means, in any and all jurisdictions throughout the world, all (i) inventions and discoveries (whether or not patentable or reduced to practice), patents, patent applications, invention disclosures, and statutory invention registrations, including reissues, divisionals, provisionals, continuations, continuations-in-part, extensions, utility models, design patents and reexaminations thereof, (ii) trademarks, service marks, domain names, uniform resource locators, trade dress, slogans, logos, symbols, trade names, brand names and other identifiers of source or goodwill, including registrations and applications for registration thereof and including the goodwill symbolized thereby or associated therewith, (iii) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, registrations, applications, renewals and extensions therefor, industrial designs, mask works, and any and all rights associated therewith, (iv) computer data, computer programs or other software, and databases, in each case whether in source code, object code or other form, and all related documentation, (v) trade secrets and all other confidential or proprietary information (including know-how) and invention rights, and all rights to limit the use or disclosure thereof, (vi) rights of privacy and publicity, (vii) any and all other proprietary rights or property similar to any of the foregoing in any jurisdiction, whether registered or not registered, together with the right to apply for the registration of any such rights, and all rights or forms of protection having equivalent or similar effect, in any jurisdiction, and (viii) any and all other intellectual property under the Laws of any country throughout the world.

Section 1.66 “IRS” means the U.S. Internal Revenue Service.

Section 1.67 “IRS D Reorganization Ruling” means a private letter ruling from the IRS to the effect that the Contribution and Distribution, taken together, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code.

Section 1.68 “IRS Debt Exchange Ruling” means a private letter ruling from the IRS to the effect that Burgundy will not recognize gain or loss for U.S. federal income Tax purposes in connection with the receipt of the Spinco Exchange Debt in the Special Above Basis Debt/Cash Distribution or the consummation of the Debt Exchange.

Section 1.69 “Knowledge” means (i) with respect to Burgundy, the actual knowledge of the persons set forth in Section 1.69 of the Burgundy Disclosure Letter and (ii) with respect to Grizzly, means the actual knowledge of the persons set forth in Section 1.69 of the Grizzly Disclosure Letter.

Section 1.70 “Law” means any federal, state, local or foreign law, statute, code, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority.

Section 1.71 “Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy land and/or buildings, structures or improvements thereon or fixtures affixed thereto as a lessee or sublessee.

Section 1.72 “Leasehold Improvements” means all buildings, structures, improvements and fixtures located on any Leased Real Property which are owned, regardless of whether title to such buildings, structures, improvements or fixtures are subject to reversion to the landlord or other third party upon the expiration or termination of the Lease for such Leased Real Property.

Section 1.73 “Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which any Person holds any Leased Real Property.

Section 1.74 “Liabilities” has the meaning set forth in the Separation Agreement.

Section 1.75 “Liens” means all mortgages, deeds of trust, liens, security interests, pledges, leases, conditional sale contracts, claims, charges, liabilities, obligations, privileges, easements, rights of way, limitations, reservations, restrictions, options, rights of first refusal and other encumbrances of every kind. For the avoidance of doubt, the license of Intellectual Property Rights shall not itself constitute a Lien.

Section 1.76 “Material Adverse Effect” means, with respect to Spinco or Grizzly, any change, development, event, occurrence, effect or state of facts that, individually or in the aggregate with all such other changes, developments, events, occurrences, effects or states of facts is materially adverse to the business, financial condition or results of operations of the Eagle Business, taken as a whole (in the case of Spinco), or Grizzly and the Grizzly Subsidiaries, taken as a whole (in the case of Grizzly); provided that none of the following shall be deemed either alone or in combination to constitute, or be taken into account in determining whether there is, a Material Adverse Effect: any change, development, event, occurrence, effect or state of facts arising out of or resulting from (i) capital market conditions generally or general economic conditions, including with respect to interest rates or currency exchange rates, (ii) geopolitical conditions or any outbreak or escalation of hostilities, acts of war or terrorism occurring after the date of this Agreement, (iii) any hurricane, tornado, flood, earthquake or other natural disaster occurring after the date of this Agreement, (iv) any change in applicable Law or GAAP (or authoritative interpretation thereof) which is proposed, approved or enacted after the date of this Agreement, (v) general conditions in the industries in which the Eagle Business operates (in the case of Spinco) or Grizzly and the Grizzly Subsidiaries operate (in the case of Grizzly), (vi) the announcement and pendency of this Agreement and the transactions contemplated hereby, including any lawsuit in respect hereof, compliance with the covenants or agreements contained herein, and, unless same involves a breach by Burgundy of its representations and warranties in Section 6.3 (in the case of Spinco) or a breach by Grizzly of its representations and warranties in Section 7.3 (in the case of Grizzly), any loss of or change in relationship with any customer, supplier, distributor, or other business partner, or departure of any employee or officer, of the Eagle Business (in the case of Spinco) or Grizzly or any of the Grizzly Subsidiaries (in the case of Grizzly), and (vii) in the case of

Spinco, (A) any Excluded Asset or Excluded Liability or (B) any labor dispute, labor arbitration proceeding or labor organizational effort pending or threatened or any slowdown or work stoppage in effect or threatened with respect to Spinco Employees, in any such case, so long as the plant at which any such labor dispute, labor arbitration proceeding, labor organization effort, or slowdown or work stoppage is occurring continues to operate, except, in the cases of clauses (ii), (iii), (iv) and (v), to the extent that such change, development, event, occurrence, effect or state of facts has a materially disproportionate effect on the Eagle Business (in the case of Spinco) or Grizzly and the Grizzly Subsidiaries, taken as a whole (in the case of Grizzly), as compared with other participants in the industries in which the Eagle Business operates (in the case of Spinco) or Grizzly and the Grizzly Subsidiaries operate (in the case of Grizzly) (in which case the incremental disproportionate impact or impacts may be deemed either alone or in combination to constitute, or be taken into account in determining whether there is, a Material Adverse Effect).

Section 1.77 “Multiemployer Pension Plan” means a “multiemployer pension plan” (as such term is defined in Section 3(37) of ERISA).

Section 1.78 “NYSE” means the New York Stock Exchange, Inc.

Section 1.79 “Order” means any order, judgment, injunction, award, decree, writ or other legally enforceable requirement handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Authority.

Section 1.80 “Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto that is owned.

Section 1.81 “PBGC” means the Pension Benefit Guaranty Corporation.

Section 1.82 “Permitted Encumbrances” means (i) statutory Liens for Taxes that are not due and payable as of the Closing Date, or that are being contested in good faith and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics Liens and similar Liens for labor, materials or supplies provided, incurred in the ordinary course of business for amounts which are not due and payable, or that are subject to dispute and with respect to which reserves have been established to the extent required by GAAP; (iii) zoning, building codes and other land use Laws regulating the use or occupancy of such Owned Real Property, Leased Real Property or Leasehold Improvement (as the case may be) or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such Owned Real Property, Leased Real Property or Leasehold Improvement (as the case may be) which are not violated in any material respect by the current use or occupancy of such Owned Real Property, Leased Real Property or Leasehold Improvement (as the case may be) or the operation of the business thereon; (iv) easements, covenants, conditions, restrictions and other similar matters of record, or matters that would be disclosed by a true and correct survey, affecting title to any Owned Real Property, Leased Real Property or Leasehold Improvement (as the case may be) which do not or would not materially impair the use or occupancy of such Owned Real Property, Leased Real Property or Leasehold Improvement (as the case may be) in the operation of the business currently conducted thereon; (v) Liens securing indebtedness incurred in connection with the Spinco Financing or disclosed in the Grizzly SEC Documents or the Spinco Financial Statements, as applicable; and (vi) Liens otherwise contemplated by any of the Transaction Agreements.

Section 1.83 “Person” means a natural person, corporation, company, joint venture, individual business trust, trust association, partnership, limited partnership, limited liability company or other entity, including a Governmental Authority.

Section 1.84 “Private Letter Ruling” shall have the meaning set forth in the Separation Agreement.

Section 1.85 “Proxy Statement/Prospectus” means the letters to stockholders, notices of meetings, proxy statement and forms of proxies to be distributed to stockholders in connection with the Merger and the transactions contemplated by this Agreement and any additional soliciting material or schedules required to be filed with the SEC in connection therewith.

Section 1.86 “Qualified Spinco Common Stock” means Spinco Common Stock that was not acquired directly or indirectly pursuant to the plan (or series of related transactions) which includes the Distribution (within the meaning of Section 355(e) of the Code), other than Spinco Common Stock actually acquired in the Distribution; provided that, for the avoidance of doubt, Qualified Spinco Common Stock shall not include any Spinco Common Stock acquired with respect to or in exchange for Burgundy Common Stock that was acquired as part of such a plan (or series of related transactions) which includes the Distribution (within the meaning of Section 355(e) of the Code).

Section 1.87 “Real Property” means land together with all easements, rights and interests arising out of the ownership thereof or appurtenant thereto and improvements thereon.

Section 1.88 “Record Date” shall have the meaning set forth in the Separation Agreement.

Section 1.89 “Registration Statement” means the registration statement on Form S-4 to be filed by Grizzly with the SEC to effect the registration under the Securities Act of the issuance of the shares of Grizzly Common Stock which will be issued to holders of Spinco Common Stock pursuant to the Merger (as amended and supplemented from time to time).

Section 1.90 “Remediation” shall have the meaning set forth in the Separation Agreement.

Section 1.91 “SEC” means the U.S. Securities and Exchange Commission.

Section 1.92 “Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

Section 1.93 “Special Above Basis Debt/Cash Distribution” shall have the meaning set forth in the Separation Agreement.

Section 1.94 “Special Below Basis Cash Distribution” shall have the meaning set forth in the Separation Agreement.

Section 1.95 “Special Distribution” shall have the meaning set forth in the Separation Agreement.

Section 1.96 “Spinco Assets” shall have the meaning set forth in the Separation Agreement.

Section 1.97 “Spinco Commitment Letter” means the commitment letter from the financial institutions named therein pursuant to which such parties have committed to lend the amounts set forth therein to Spinco for the purpose of funding the Special Below Basis Cash Distribution.

Section 1.98 “Spinco Common Stock” means the Common Stock, par value $0.001 per share, of Spinco.

Section 1.99 “Spinco Employee” shall have the meaning set forth in the Employee Matters Agreement.

Section 1.100 “Spinco Exchange Debt” means the Spinco Securities, and/or Exchange Loans, as the case may be (and each as defined in the Burgundy Commitment Letter), of Spinco which may be delivered by Burgundy in full satisfaction of the Burgundy Debt in accordance with the terms of the Burgundy Debt, as described in the Burgundy Commitment Letter.

Section 1.101 “Spinco Group” means Spinco and each of its Subsidiaries; provided, however, that none of Grizzly or any Grizzly Subsidiary is a member of the Spinco Group for purposes of this Agreement.

Section 1.102 “Spinco Leased Real Property” means all Leased Real Property that is intended to be Conveyed by Burgundy or its Subsidiaries to the Spinco Group pursuant to the Separation Agreement.

Section 1.103 “Spinco Leasehold Improvements” means all Leasehold Improvements that are intended to be Conveyed to the Spinco Group by Burgundy or its Subsidiaries pursuant to the Separation Agreement.

Section 1.104 “Spinco Leases” means all Leases that are intended to be Conveyed to the Spinco Group by Burgundy or its Subsidiaries pursuant to the Separation Agreement.

Section 1.105 “Spinco Liabilities” shall have the meaning set forth in the Separation Agreement.

Section 1.106 “Spinco Owned Real Property” means all Owned Real Property that is intended to be Conveyed to the Spinco Group by Burgundy or its Subsidiaries pursuant to the Separation Agreement.

Section 1.107 “Spinco Registration Statement” shall have the meaning set forth in the Separation Agreement.

Section 1.108 “Spinco Securities” means notes issued by Spinco to Burgundy in a principal amount equal to the Above Basis Amount (subject to gross up to account for applicable underwriting or other fees and original issue discount), as contemplated in Section 8.11(f), which notes shall (i) be unconditionally guaranteed by each of Spinco’s existing and subsequently acquired or organized direct or indirect domestic subsidiaries and, after consummation of the Merger, Grizzly and each of its existing and subsequently acquired direct or indirect domestic subsidiaries that guarantee any other indebtedness of Grizzly, (ii) have a maturity date of at least eight years and be non-callable (or callable only with payment of a make-whole premium) for a period of at least five years, (iii) have an interest rate not to exceed the Total Cap, unless Grizzly shall agree in its sole discretion to an interest rate in excess of the Total Cap, (iv) have customary incurrence based covenants to be agreed in light of then prevailing market conditions for issuers of comparable creditworthiness or such other covenants as Grizzly may agree with the applicable counterparty, and (v) otherwise be in form and substance, and subject to an indenture, customary for debt offerings under Rule 144A under the Securities Act and similar to the terms governing the Spinco Exchange Debt.

Section 1.109 “Spinco Stock Issuance” shall have the meaning set forth in the Separation Agreement.

Section 1.110 “Spinco Subsidiaries” means all direct and indirect Subsidiaries of Spinco immediately following the Spinco Reorganization, including any direct or indirect Subsidiaries of Burgundy that become Subsidiaries of Spinco after the date hereof.

Section 1.111 “Subsidiary” means, with respect to any Person, a corporation, partnership, association, limited liability company, trust or other form of legal entity in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has either (i) a majority ownership in the equity thereof, (ii) the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors or other analogous governing body of such entity, or (iii) the title or function of general partner or manager, or the right to designate the Person having such title or function; provided, however, that TCI shall not be deemed a Subsidiary of Burgundy.

Section 1.112 “Tax” or “Taxes” means all taxes, charges, fees, duties, levies, imposts, rates or other assessments or governmental charges of any kind imposed by any federal, state, local or foreign Taxing Authority, including income, gross receipts, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including Taxes under Section 59A of the Code), custom duties, property, sales, use, license, capital stock, transfer, franchise, registration, payroll, withholding, social security (or similar), unemployment, disability, value added, alternative or add-on minimum or other taxes (including any amounts owed to any Governmental Authority or other Person in respect of abandoned or unclaimed property, escheat or similar Laws), whether disputed or not, and including any interest, penalties or additions attributable thereto.

Section 1.113 “Tax Matters Agreement” means the Tax Matters Agreement to be entered into at or prior to the Effective Time among Burgundy, Spinco and Grizzly, substantially in the form attached as Exhibit A to the Separation Agreement.

Section 1.114 “Tax Return” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended tax return, claim for refund or declaration of estimated Tax) filed or required to be filed with a Taxing Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

Section 1.115 “Taxing Authority” means any Governmental Authority or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the IRS).

Section 1.116 “Total Cap” shall have the meaning set forth in the Burgundy Related Letter.

Section 1.117 “Transaction Agreements” means this Agreement, the Separation Agreement, the Employee Matters Agreement, the Transition Services Agreement, the Tax Matters Agreement, the Shared Facilities, Services and Supply Agreement, the Electric Generation, Distribution and Transmission Facilities Lease, the Servitude Agreement, the Liquid Caustic Soda Sales Agreement (Fresno), the Liquid Caustic Soda Sales Agreement (Strongsville), the Hydrochloric Acid Sales Agreement—Lake Charles (Silica), the Chlorine and Liquid Caustic Soda Sales Agreement (Barberton), the Liquid Caustic Soda Sales Agreement (Wichita Falls), the Hydrochloric Acid Sales Agreement, the Shared Facilities Agreement (Monroeville) and the Master Terminal Agreement.

Section 1.118 “Transition Services Agreement” means the Transition Services Agreement to be entered into at or prior to the Effective Time by and between Burgundy and Spinco, substantially in the form attached as Exhibit B to the Separation Agreement.

Section 1.119 “WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state or local law, regulation or ordinance.

TERMS DEFINED IN THIS AGREEMENT

Defined Term	Section
Acceptable Confidentiality Agreement	Section 8.10(b)
Acquiror	Section 8.24(a)(iii)
Additional Grizzly SEC Documents	Section 7.4(a)
Agent	Section 3.2(a)
Agreement	Preamble
Approvals	Section 8.7(a)
Audited Financial Statements	Section 8.19(a)
Burgundy	Preamble
Burgundy Approvals	Section 5.2(c)
Burgundy Benefit Plan	Section 6.11(a)
Burgundy Board	Recitals
Burgundy Debt	Section 8.11(f)
Burgundy Debt Financing Agreements	Section 8.11(b)

Burgundy Disclosure Letter	Article V
Burgundy Expenses	Section 10.3(a)(iii)
Burgundy Financing	Section 6.22
Burgundy Lenders	Section 8.11(f)
Burgundy Related Letter	Section 6.22
Burgundy Related Parties	Section 11.14
Canadian Butterfly Transaction	Section 8.3(e)
Certificate of Merger	Section 2.3
Change in Recommendation	Section 8.10(d)
Clean Up Spin-Off	Recitals
Closing	Section 2.2
Closing Date	Section 2.2
Code	Recitals
Contribution	Recitals
control	Section 1.3
controlled by	Section 1.3
Covered Claim	Section 11.12(a)
CRA	Section 8.3(e)
CRA Ruling Request	Section 8.3(e)
Debt Exchange	Section 8.11(f)
Distribution	Recitals
Distribution Fund	Section 3.2(a)
Distribution Tax Representations	Section 8.3(c)
DOJ	Section 8.7(a)
Effective Time	Section 2.3
Exchange Offer	Recitals
Expenses	Section 11.2
Foreign Competition Laws	Section 8.7(a)
FTC	Section 8.7(a)
Grizzly	Preamble
Grizzly Approvals	Section 7.3(e)
Grizzly Benefit Plan	Section 7.11(a)
Grizzly Board	Recitals
Grizzly Disclosure Letter	Article VII
Grizzly Expenses	Section 10.3(a)(iv)
Grizzly IP Rights	Section 7.13(b)
Grizzly Material Contracts	Section 7.14(a)
Grizzly Material IP Licenses	Section 7.13(f)
Grizzly Permits	Section 7.7(b)
Grizzly Recommendation	Section 7.18
Grizzly Restricted Business	Section 8.24(a)
Grizzly SEC Documents	Section 7.4(a)
Grizzly Stockholder Approval	Section 7.19
Grizzly Stockholders Meeting	Section 8.5(a)
Grizzly Superior Proposal	Section 8.10(b)
Grizzly Tax Counsel	Section 8.3(d)
Grizzly Termination Fee	Section 10.3(a)(i)(C)
Grizzly Termination Fee Date	Section 10.3(a)(i)(C)
Grizzly Voting Debt	Section 7.2(b)
Interim Balance Sheet Date	Section 6.4(d)
IRS LIFO Ruling	Schedule 8.3(b)
IRS Submission	Section 8.3(b)(i)

Marketing Period	Section 8.11(c)
Merger	Section 2.1
Merger Sub	Preamble
Merger Sub Common Stock	Section 3.1(b)
Merger Tax Opinion	Section 8.3(d)
Natrium Plant LLC	Schedule 8.3(b)
Nominating and Governance Committee	Section 2.6(a)
One-Step Spin-Off	Recitals
Parent-Sub Merger	Schedule 8.3(b)
Permitted Grizzly Financing	Section 8.11(d)
Redactable Information	Section 8.3(b)(i)
Representatives	Section 8.10(a)
Required Financial Information	Section 8.11(d)
Ruling Request	Section 8.3(b)(i)
Sarbanes-Oxley Act	Section 7.4(b)
Schedule TO	Section 8.4(d)
Separation Agreement	Recitals
Specified Licenses	Section 6.13(f)
Specified Submissions	Section 8.3(b)(i)
Spinco	Preamble
Spinco Benefit Plan	6.11(a)
Spinco Board	Recitals
Spinco Debt Financing Agreements	Section 8.11(a)
Spinco Financial Statements	Section 6.4(a)
Spinco Financing	Section 7.22
Spinco IP Rights	Section 6.13(b)
Spinco Material Contracts	Section 6.14(a)
Spinco Permits	Section 6.7(b)
Spinco Related Letter	Section 7.22
Spinco Reorganization	Recitals
Spinco Stockholder Approval	Section 6.16
Spinco Voting Debt	Section 6.2(b)
Surviving Corporation	Section 2.1
Taiwan GAAP	Section 6.25(b)
TCI	Section 6.4(a)
TCI Balance Sheet Date	Section 6.25(c)
TCI Financial Statements	Section 6.25(a)
TCI Interests	Section 6.24
TCI JV Agreement	Section 6.23
TCI Material Contract	Section 6.30
Termination Date	Section 10.1(b)
Threshold Percentage	Section 3.1(d)
Trigger Event	Section 8.3(a)
under common control with	Section 1.3

ARTICLE II

THE MERGER

Section 2.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement, Merger Sub shall be merged with and into Spinco (the “Merger”) in accordance with the applicable provisions of the DGCL, the separate existence of Merger Sub shall cease and Spinco shall continue as the surviving corporation of the Merger (sometimes referred to herein as the “Surviving Corporation”) and shall succeed to and assume all the rights, powers and privileges and be subject to all of the obligations of Merger Sub in accordance with the DGCL. As a result of the Merger, Spinco shall become a wholly owned Subsidiary of Grizzly.

Section 2.2 Closing. Unless the transactions herein contemplated shall have been abandoned and this Agreement terminated pursuant to Section 10.1, the closing of the Merger and the other transactions contemplated hereby (the “Closing”) shall take place at 10:00 a.m., Eastern time, on the date which is the third (3rd) Business Day after the conditions set forth in Article IX (other than those that are to be satisfied by action at the Closing) have been satisfied or, to the extent permitted by applicable Law, waived, at the offices of Jones Day, 222 East 41st Street, New York, NY 10017-6702, unless another date, time or place is agreed to in writing by Burgundy and Grizzly. Notwithstanding the immediately preceding sentence, if the Marketing Period has not ended at the time of the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article IX (other than those that are to be satisfied by action at the Closing), then the Closing shall occur instead on the date following the satisfaction or waiver of such conditions that is the earlier to occur of (a) any date before or during the Marketing Period as may be specified by Grizzly to Burgundy on no less than three (3) Business Days’ prior notice and (b) three (3) Business Days after the date which is the final day of the Marketing Period, or at such other place, date and time as Grizzly and Burgundy shall agree. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

Section 2.3 Effective Time. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, a certificate of merger shall be filed with the Secretary of State of the State of Delaware with respect to the Merger (the “Certificate of Merger”), in such form as is required by, and executed in accordance with, the applicable provisions of the DGCL, respectively. The Merger shall become effective at the time of filing of the Certificate of Merger or at such later time as the parties hereto may agree and as is provided in the Certificate of Merger. The date and time at which the Merger shall become so effective is herein referred to as the “Effective Time.”

Section 2.4 Effects of the Merger. At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

Section 2.5 Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a) The certificate of incorporation of Spinco shall, by virtue of the Merger, be amended and restated in its entirety to read as set forth in Annex A to this Agreement and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter duly amended in accordance with such certificate of incorporation, this Agreement and applicable Law.

(b) The bylaws of Spinco shall, by virtue of the Merger, be amended and restated in their entirety to read as set forth in Annex B to this Agreement and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter duly amended in accordance with the certificate of incorporation of the Surviving Corporation, such bylaws, this Agreement and applicable Law.

Section 2.6 Governance Matters.

(a) The Grizzly Board shall take all action necessary such that, effective as of the Effective Time, the Grizzly Board shall be increased by three members, and three individuals selected by Burgundy from the list of individuals set forth in Section 2.6(a) of the Burgundy Disclosure Letter (which individuals have been approved to serve as directors by the Nominating and Governance Committee of the Grizzly Board (the “Nominating and Governance Committee”) prior to the date hereof) shall be appointed to fill the vacancies created; provided that if any of such individuals is unable or unwilling to serve, then Burgundy shall select a replacement individual reasonably satisfactory to the Nominating and Governance Committee. In addition, Grizzly shall nominate such individuals for re-election to the Grizzly Board at the 2013 annual meeting of Grizzly stockholders.

(b) From and after the Effective Time, the officers of Spinco shall be the initial officers of the Surviving Corporation. Such officers shall hold office until their successors are duly appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws.

(c) From and after the Effective Time, the directors of Merger Sub shall be the initial directors of the Surviving Corporation. Such directors shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws.

Section 2.7 Name; Corporate Offices.

(a) From and after the Effective Time, the name of the Surviving Corporation shall be “Eagle Holdings, Inc.”

(b) From and after the Effective Time, the location of the headquarters and principal executive offices of the Surviving Corporation shall be Grizzly’s executive offices.

ARTICLE III

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Spinco, Merger Sub or any holder of the capital stock of Burgundy, Spinco, Merger Sub or Grizzly:

(a) Conversion of Spinco Capital Stock.

(i) Each share of Spinco Common Stock issued and outstanding as of the Effective Time (other than shares canceled in accordance with Section 3.1(a)(ii)) shall be automatically converted into the right to receive a number of shares or, subject to Section 3.3, fraction of a share of Grizzly Common Stock equal to the Exchange Ratio, subject to adjustment in accordance with Section 3.1(a)(iv) and Section 3.1(d).

(ii) Each share of Spinco Common Stock held by Spinco as treasury stock immediately prior to the Effective Time shall be canceled and shall cease to exist and no stock or other consideration shall be issued or delivered in exchange therefor.

(iii) Each share of Spinco Common Stock issued and outstanding immediately prior to the Effective Time, when converted in accordance with this Section 3.1, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Grizzly Common Stock as provided in Section 3.1(a)(i) and any dividends or distributions and other amounts payable in accordance with Section 3.2(c).

(iv) The Exchange Ratio and any other similarly dependent items shall be adjusted to reflect fully the appropriate effect of any stock split, split-up, reverse stock split, stock dividend or distribution of Grizzly Common Stock or Spinco Common Stock, or securities convertible into any such securities, reorganization, recapitalization, reclassification or other like change with respect to Grizzly Common Stock or Spinco Common Stock having a record date occurring on or after the date of this Agreement and prior to the Effective Time, other than the Spinco Reorganization; provided that nothing in this Section 3.1(a)(iv) shall be construed to permit Burgundy, Spinco or Grizzly to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(b) Merger Sub Common Stock. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be automatically converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(c) Grizzly Common Stock. Each share of Grizzly Common Stock that is issued and outstanding immediately prior to and at the Effective Time shall remain outstanding following the Effective Time.

(d) Exchange Ratio True-Up. If the condition set forth in Section 4.3(d) of the Separation Agreement with respect to the Distribution Tax Opinion would be unable to be satisfied because immediately after the Effective Time the percentage of outstanding shares of Grizzly Common Stock to be received by former Spinco shareholders with respect to Qualified Spinco Common Stock would be less than 50.5% (the “Threshold Percentage”) of all outstanding Grizzly Common Stock (determined without regard to any adjustment pursuant to this Section 3.1(d)) then the aggregate number of shares of Grizzly Common Stock into which the shares of Spinco Common Stock are converted pursuant to Section 3.1(a)(i) shall be increased such that the number of shares of Grizzly Common Stock to be received by former Spinco shareholders with respect to Qualified Spinco Common Stock equals the Threshold Percentage. If any such increase is required solely by reason of any actions taken by Burgundy or its Affiliates pursuant to the plan (or series of related transactions) which includes the Distribution (within the meaning of Section 355(e) of the Code), then the Above Basis Amount shall be decreased by an amount equal to the product of $27.54 multiplied by the number of additional shares of Grizzly Common Stock required to be issued pursuant to the true-up set forth in this Section 3.1(d) solely by reason of any such actions taken by Burgundy or its Affiliates.

Section 3.2 Distribution of Per Share Merger Consideration.

(a) Agent. Prior to the Effective Time, Burgundy will appoint a bank or trust company reasonably acceptable to Grizzly as distribution agent (the “Agent”). Prior to or at the Effective Time, Grizzly shall deposit with the Agent, for the benefit of Persons who received shares of Spinco Common Stock in the Distribution and for distribution in accordance with this Article III, through the Agent, certificates or book-entry authorizations representing the shares of Grizzly Common Stock (such shares of Grizzly Common Stock, together with any dividends or distributions and other amounts payable in accordance with Section 3.2(c), being hereinafter referred to as the “Distribution Fund”) issuable pursuant to Section 3.1 upon conversion of outstanding shares of Spinco Common Stock. The Agent shall, pursuant to irrevocable instructions, deliver the Grizzly Common Stock contemplated to be issued pursuant to Section 3.1 from the shares of Grizzly Common Stock held in the Distribution Fund. If Grizzly deposits such shares into the Distribution Fund prior to the Effective Time and the Merger is not consummated, the Agent shall promptly return such shares to Grizzly. The Distribution Fund shall not be used for any other purpose.

(b) Distribution Procedures. At the Effective Time, all issued and outstanding shares of Spinco Common Stock shall be converted into the right to receive shares of Grizzly Common Stock pursuant to, and in accordance with, the terms of this Agreement. Immediately thereafter, the Agent shall distribute the shares of Grizzly Common Stock into which the shares of Spinco Common Stock that were distributed in the Distribution have been converted pursuant to the Merger, which shares shall be distributed on the same basis as the shares of Spinco Common Stock were distributed in the Distribution and to the Persons who received Spinco Common

Stock in the Distribution. Each Person entitled to receive Spinco Common Stock in the Distribution shall be entitled to receive in respect of the shares of Spinco Common Stock distributed to such Person a certificate or book-entry authorization representing the number of whole shares of Grizzly Common Stock that such holder has the right to receive pursuant to this Section 3.2(b) (and cash in lieu of fractional shares of Grizzly Common Stock, as contemplated by Section 3.3) (and any dividends or distributions and other amounts pursuant to Section 3.2(c)). The Agent shall not be entitled to vote or exercise any rights of ownership with respect to Grizzly Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of Persons entitled thereto.

(c) Distributions with Respect to Undistributed Shares. No dividends or other distributions declared or made after the Effective Time with respect to Grizzly Common Stock with a record date after the Effective Time shall be paid with respect to any shares of Grizzly Common Stock that are not able to be distributed by the Agent promptly after the Effective Time, whether due to a legal impediment to such distribution or otherwise. Subject to the effect of applicable Laws, following the distribution of any such previously undistributed shares of Grizzly Common Stock, there shall be paid to the record holder of such shares of Grizzly Common Stock, without interest, (i) at the time of the distribution, the amount of cash payable in lieu of fractional shares of Grizzly Common Stock to which such holder is entitled pursuant to Section 3.3 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Grizzly Common Stock, and (ii) at the appropriate payment date therefor, the amount of dividends or other distributions with a record date after the Effective Time but prior to the distribution of such shares and a payment date subsequent to the distribution of such shares payable with respect to such whole shares of Grizzly Common Stock. Grizzly shall deposit in the Distribution Fund all such dividends and distributions.

(d) No Further Ownership Rights in Spinco Common Stock. All shares of Grizzly Common Stock issued in respect of shares of Spinco Common Stock (including any cash paid in lieu of fractional shares pursuant to Section 3.3) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Spinco Common Stock.

(e) Termination of Distribution Fund. Any portion of the Distribution Fund made available to the Agent that remains undistributed to the former stockholders of Spinco on the one-year anniversary of the Effective Time shall be delivered to Grizzly, upon demand, and any former stockholders of Spinco who have not received shares of Grizzly Common Stock in accordance with this Article III shall thereafter look only to Grizzly for payment of their claim for Grizzly Common Stock and any dividends, distributions or cash in lieu of fractional shares with respect to Grizzly Common Stock (subject to any applicable abandoned property, escheat or similar Law).

(f) No Liability. Neither Burgundy, the Surviving Corporation, Grizzly, Merger Sub, the Agent nor any other Person shall be liable to any holder of Spinco Common Stock or any holder of shares of Burgundy Common Stock for shares of Grizzly Common Stock (or dividends or distributions with respect thereto or with respect to Spinco Common Stock) or cash properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Closing of Transfer Books. From and after the Effective Time, the stock transfer books of Spinco shall be closed and no transfer shall be made of any shares of capital stock of Spinco that were outstanding as of the Effective Time.

(h) Tax Withholding. Grizzly or the Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Spinco Common Stock such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the recipient.

Section 3.3 Fractional Shares. No fractional shares of Grizzly Common Stock shall be issued in the Merger. All fractional shares of Grizzly Common Stock that a holder of shares of Spinco Common Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated by the Agent. The Agent shall cause the whole shares obtained thereby to be sold on behalf of such holders of shares of Spinco Common Stock that would otherwise be entitled to receive such fractional shares of Grizzly Common Stock in the Merger, in the open market or otherwise as reasonably directed by Burgundy, and in no case later than five (5) Business Days after the Effective Time. The Agent shall make available the net proceeds thereof, after deducting any required withholding Taxes and brokerage charges, commissions and transfer Taxes, on a pro rata basis, without interest, as soon as practicable to the holders of Spinco Common Stock that would otherwise be entitled to receive such fractional shares of Grizzly Common Stock in the Merger.

Section 3.4 Burgundy Equity Awards.

(a) Burgundy Options. Each Burgundy Option held by a Current Spinco Employee (as defined in the Employee Matters Agreement) that by its terms (in the normal course without regard to acceleration) is scheduled to vest after December 31, 2013 shall be converted into a Grizzly Option and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Burgundy Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(i) the number of shares of Grizzly Common Stock subject to such Grizzly Option, rounded down to the nearest whole share, shall be equal to the quotient obtained by dividing (A) the number of shares of Burgundy Common Stock subject to such Burgundy Option immediately prior to the Effective Time by (B) the Adjustment Ratio; and

(ii) the per share exercise price of such Grizzly Option, rounded up to the nearest whole cent, shall be equal to the product obtained by multiplying (A) the per share exercise price of such Burgundy Option immediately prior to the Effective Time by (B) the Adjustment Ratio.

The total number of shares of Burgundy Common Stock covered by Burgundy Options subject to this Section 3.4(a) shall not exceed 75,700.

(b) Burgundy PSU Awards Granted in 2011 and 2012. Each Burgundy PSU Award granted in 2011 and 2012 that is held by a Current Spinco Employee as of the Effective Time shall be converted into a Grizzly RSU Award, and shall otherwise be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to such Burgundy PSU Award immediately prior to the Effective Time; provided, however, that from and after the Effective Time, the vesting of such Grizzly RSU Award shall cease to be subject to satisfaction of performance goals and the number of shares of Grizzly Common Stock covered by such Grizzly RSU Award, rounded to the nearest whole share, shall be equal to the quotient obtained by dividing (i) 150% of the target number of shares of Burgundy Common Stock covered by such Burgundy PSU Award immediately prior to the Effective Time by (ii) the Adjustment Ratio. The total number of shares of Burgundy Common Stock covered by Burgundy PSU Awards subject to this Section 3.4(b) shall not exceed 25,750.

(c) Miscellaneous. The Effective Time shall not constitute a termination of employment for any Current Spinco Employee for purposes of any Burgundy Option or Burgundy PSU Award. Burgundy and Grizzly shall take any and all actions reasonably necessary to effectuate the transactions contemplated by this Section 3.4. Without limiting the generality of the foregoing, as soon as practicable after the Effective Time, Grizzly shall prepare and file with the SEC a registration statement registering a number of shares of Grizzly Common Stock necessary to fulfill Grizzly’s obligations under this Section 3.4.

ARTICLE IV

CERTAIN PRE-MERGER TRANSACTIONS

The following transactions shall occur at or prior to the Effective Time.

Section 4.1 Distribution. Upon the terms and subject to the conditions of the Separation Agreement, prior to the Effective Time, Burgundy and Spinco shall cause to be effected the Spinco Reorganization and the Distribution in accordance with the terms of the Separation Agreement.

Section 4.2 Burgundy/Spinco Transaction Agreements. Upon the terms and subject to the conditions of the Separation Agreement, at or prior to the Effective Time, Grizzly, Burgundy and Spinco shall each execute and deliver the Transaction Agreements to which it is a party that have not previously been executed, in each case as contemplated by the Separation Agreement, as well as all other agreements, if any, required in connection with the Spinco Reorganization and the Distribution.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BURGUNDY

Except as otherwise disclosed or identified in (i) the Burgundy SEC Documents filed on or prior to the date hereof (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer included in such Burgundy SEC Documents that are predictive, forward-looking or primarily cautionary in nature); provided, this exception shall apply only to the extent that the relevance of such disclosure to the applicable representation and warranty is reasonably apparent on its face, or (ii) subject to Section 11.4(b), the corresponding section of the Disclosure Letter delivered by Burgundy to Grizzly immediately prior to the execution of this Agreement (the “Burgundy Disclosure Letter”), Burgundy hereby represents and warrants to Grizzly as follows:

Section 5.1 Organization; Qualification. Burgundy is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Burgundy and the Burgundy Subsidiaries have all requisite corporate power and authority to own, lease and operate their properties and assets as presently conducted that are intended to be Conveyed to the Spinco Group pursuant to the Separation Agreement. Each of the Eagle Entities is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the Eagle Business owns, leases or operates properties, or where the nature of the Eagle Business operated by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco.

Section 5.2 Corporate Authority; No Violation.

(a) Burgundy has the corporate power and authority to enter into this Agreement and each other Transaction Agreement to which it is a party and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Burgundy of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Burgundy, except for such further action of the Burgundy Board required, if applicable, to establish the Record Date and the Distribution Date, and the effectiveness of the declaration of the Distribution by the Burgundy Board (which is subject to the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in the Separation Agreement). The execution, delivery and performance of any other Transaction Agreement to which it is a party or as of the Effective Time will be a party and the consummation of the transactions contemplated thereby have been, or will be as of the Effective Time, duly authorized by all requisite corporate action on the part of Burgundy, except for such further action of the Burgundy Board required, if applicable to establish the

Record Date and the Distribution Date, and the effectiveness of the declaration of the Distribution by the Burgundy Board (which is subject to the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in the Separation Agreement). This Agreement has been duly executed and delivered by Burgundy and, assuming the due authorization, execution and delivery by Grizzly and Merger Sub, constitutes a legal, valid and binding agreement of Burgundy, enforceable against Burgundy in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies). As of the Distribution Date, each other Transaction Agreement to which Burgundy is a party will have been duly executed and delivered by Burgundy and, assuming the due authorization, execution and delivery by the other parties thereto, will constitute a legal, valid and binding agreement of Burgundy, enforceable against Burgundy in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(b) Neither the execution and delivery by Burgundy of this Agreement and the other Transaction Agreements to which it is a party nor the consummation by Burgundy of the transactions contemplated hereby or thereby or the performance by Burgundy of the provisions hereof or thereof will (i) violate or conflict with any provisions of Burgundy’s Restated Articles of Incorporation, as amended, or bylaws; (ii) assuming the consents and approvals referred to in Section 5.2(c) are obtained, result in a default (or an event that, with notice or lapse of time or both, would become a default) or give rise to any right of termination by any third party, cancellation, amendment or acceleration of any obligation or the loss of any benefit under, any Spinco Contract or any Contract to which Burgundy or any of the Eagle Entities is a party or by which any of them are bound or affected; (iii) result in the creation of a Lien on any of the issued and outstanding shares of Spinco Common Stock, capital stock of any Spinco Subsidiary or on any of the Spinco Assets pursuant to any Contract to which Burgundy or any of the Burgundy Subsidiaries (including Spinco and its Subsidiaries) is a party or by which Burgundy or the Burgundy Subsidiaries is bound or affected; or (iv) assuming the consents and approvals contemplated by Section 5.2(c) are obtained, violate or conflict with any Law applicable to Burgundy or any of the Burgundy Subsidiaries (including Spinco and its Subsidiaries), or any of the properties, business or assets that will be Conveyed to the Spinco Group pursuant to the Separation Agreement belonging to any of the foregoing, other than, in the case of each of clauses (ii) through (iv), any such violation, conflict, default, right, loss or Lien which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco.

(c) Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the provisions of the DGCL, (ii) state securities or “blue sky” laws, (iii) the Securities Act, (iv) the Exchange Act, (v) the HSR Act, (vi) if applicable, antitrust or other competition laws of other jurisdictions, including the Competition Act, (vii) if applicable, further action of the Burgundy Board to establish the Record Date and the Distribution Date, and the effectiveness of the declaration of the Distribution by the Burgundy Board (which is subject to the satisfaction of the conditions set forth in the Separation Agreement), and (viii) the rules and regulations of the NYSE (the approvals contemplated by clauses (i) through (viii), collectively, the “Burgundy Approvals”), no authorization, consent or approval of, or filing with, any Governmental Authority is necessary for the consummation by Burgundy of the transactions contemplated by this Agreement and the other Transaction Agreements, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco.

Section 5.3 Brokers or Finders. No agent, broker, investment banker, financial advisor or other similar Person is or will be entitled, by reason of any agreement, act or statement by any member of the Burgundy Group, directors, officers or employees, to any financial advisory, broker’s, finder’s or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement or other Transaction Agreement, in each case, for which Grizzly, Merger Sub, Spinco or any Spinco Subsidiary could become liable or obligated.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BURGUNDY

RELATING TO SPINCO AND TCI

Except as otherwise disclosed or identified in (i) the Burgundy SEC Documents filed on or prior to the date hereof (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer included in such Burgundy SEC Documents that are predictive, forward-looking or primarily cautionary in nature); provided, this exception shall apply only to the extent that the relevance of such disclosure to the applicable representation and warranty is reasonably apparent on its face, or (ii) subject to Section 11.4(b), the corresponding section of the Burgundy Disclosure Letter, Burgundy hereby represents and warrants to Grizzly as follows:

Section 6.1 Organization; Qualification.

(a) Spinco is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The copies of the certificate of incorporation and bylaws of Spinco made available to Grizzly prior to the date hereof are complete and correct copies of such documents as in full force and effect as of the date hereof.

(b) Each member of the Spinco Group will be, as of the Effective Time, a corporation or other entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of incorporation or formation, as the case may be, and will have, as of the Effective Time, all requisite power and authority to own, lease and operate its properties and assets and to carry on the Eagle Business as presently conducted, except for such failures to be in good standing that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco. Each member of the Spinco Group will be, as of the Effective Time, duly qualified and licensed to do business and will be, as of the Effective Time, in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco. The copies of the certificate of incorporation and bylaws (or analogous governing documents) of each member of the Spinco Group (other than Spinco) made available to Grizzly prior to the Effective Time are complete and correct copies of such documents as in full force and effect as of the time they were provided.

Section 6.2 Capital Stock and Other Matters.

(a) As of the date hereof, (i) the authorized capital stock of Spinco consists of 500 shares of Spinco Common Stock, (ii) there are issued and outstanding 100 shares of Spinco Common Stock, and (iii) no shares of Spinco Common Stock are being held by Spinco in its treasury. All of the issued and outstanding shares of Spinco Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Immediately prior to the Effective Time, there will be outstanding a number of shares of Spinco Common Stock determined in accordance with Section 8.17.

(b) No bonds, debentures, notes or other indebtedness of any member of the Spinco Group having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which holders of shares of capital stock of Spinco (including Spinco Common Stock) may vote (“Spinco Voting Debt”) are, or as of the Effective Time will be, issued or outstanding.

(c) Except in connection with the Merger or as otherwise provided for in the Transaction Agreements, there are no outstanding securities, options, warrants, convertible securities, calls, rights, commitments, agreements, arrangements, undertakings or Contracts of any kind to which Spinco is a party or by which it is bound obligating Spinco to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Spinco

Voting Debt or other voting securities of any member of the Spinco Group or obligating Spinco to issue, grant, extend, redeem, acquire or enter into any such security, option, warrant, convertible security, call, right, commitment, agreement, arrangement, undertaking or Contract.

(d) There are no stockholder agreements, voting trusts or other Contracts (other than this Agreement and the other Transaction Agreements) to which Spinco is a party or by which it is bound relating to voting or transfer of any shares of capital stock of Spinco.

Section 6.3 Corporate Authority; No Violation.

(a) Spinco has the corporate power and authority to enter into this Agreement and each other Transaction Agreement to which it is a party and to carry out its obligations hereunder and thereunder, subject, in the case of the Merger, to the adoption of this Agreement by Burgundy, as sole stockholder of Spinco, which will occur promptly after execution of this Agreement. The execution, delivery and performance by Spinco of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Spinco. The execution, delivery and performance by Spinco of each other Transaction Agreement to which it is, or as of the Effective Time will be, a party; and the consummation of the transactions contemplated thereby have been, or will be as of the Effective Time, duly authorized by all requisite corporate action on the part of Spinco.

(b) This Agreement has been duly executed and delivered by Spinco and, assuming the due authorization, execution and delivery by Grizzly and Merger Sub, constitutes a legal, valid and binding agreement of Spinco, enforceable against Spinco in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies). As of the Effective Time, each other Transaction Agreement to which Spinco is a party will have been duly executed and delivered by Spinco and will, assuming the due authorization, execution and delivery by the other parties thereto, constitute a legal, valid and binding agreement of Spinco, enforceable against Spinco in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(c) Neither the execution and delivery by Spinco of this Agreement and the other Transaction Agreements to which it is a party nor the consummation by Spinco of the transactions contemplated hereby or thereby, or performance by Spinco of the provisions hereof or thereof, will (i) violate or conflict with any provision of Spinco’s certificate of incorporation or bylaws; (ii) assuming the consents and approvals referred to in Section 6.3(d) are obtained, result in a default (or an event that, with notice or lapse of time or both, would become a default) or give rise to any right of termination or buy-out by any third party, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any Spinco Contract or any Contract to which any of the Eagle Entities is a party or by which any of them is bound or affected; (iii) result in the creation of a Lien on any of the issued and outstanding shares of Spinco Common Stock or capital stock of any other member of the Spinco Group or on any of the Spinco Assets pursuant to any Contract to which any of the Eagle Entities is a party or by which any of them is bound or affected; or (iv) assuming the consents and approvals contemplated by Section 6.3(d) are obtained, violate or conflict with any Law applicable to the Eagle Entities, or any of the properties, business or assets that are intended to be Conveyed to the Spinco Group pursuant to the Separation Agreement belonging to any of the foregoing, other than, in the case of each of clauses (ii) through (iv), any such violation, conflict, default, right, loss or Lien which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco.

(d) Other than the Burgundy Approvals, no authorization, consent or approval of, or filing with, any Governmental Authority is necessary for the consummation by Spinco of the transactions contemplated by this Agreement and the other Transaction Agreements, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco.

Section 6.4 Financial Statements.

(a) Attached as Section 6.4(a) of the Burgundy Disclosure Letter are copies of the unaudited combined financial statements of the Eagle Business, including the combined unaudited balance sheets of the Eagle Business as of December 31, 2011 and as of March 31, 2012, and the unaudited combined statements of income, equity and cash flows of the Eagle Business for the fiscal year ended December 31, 2011 and for the three months ended March 31, 2012 (collectively, the “Spinco Financial Statements”). The Spinco Financial Statements were derived from the books and records of Burgundy, its Subsidiaries and Taiwan Chlorine Industries, Ltd. (“TCI”) and were prepared in accordance with GAAP, consistently applied, subject in the case of unaudited combined financial statements, to normal year-end adjustments and the absence of footnotes, as at the dates and for the periods presented, and present fairly in all material respects the financial position, results of operations and cash flows of the Eagle Business as at the dates and for the periods presented.

(b) When delivered pursuant to Section 8.19, the Audited Financial Statements shall have been prepared in accordance with GAAP, consistently applied, and shall present fairly in all material respects the financial position, results of operations and cash flows of the Eagle Business as at the dates and for the periods presented.

(c) As of the date hereof, neither Spinco nor any of the Spinco Subsidiaries is required to file any form, report, registration statement, prospectus or other document with the SEC.

(d) Except as set forth in the Spinco Financial Statements or the notes thereto, and except as specifically contemplated by this Agreement or the other Transaction Agreements, since March 31, 2012 (the “Interim Balance Sheet Date”), Burgundy and the Burgundy Subsidiaries have not incurred any liabilities or obligations that will be assumed by the Spinco Group as a Spinco Liability pursuant to the Separation Agreement and that are of a nature that would be required to be disclosed on a combined balance sheet of the Eagle Business or in the notes thereto prepared in conformity with GAAP, other than liabilities or obligations incurred in the ordinary course of business since the Interim Balance Sheet Date or liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco.

Section 6.5 Absence of Certain Changes or Events. Except as specifically contemplated by this Agreement or the other Transaction Agreements, since December 31, 2011, the Eagle Business has been conducted in the ordinary course, consistent with past practice, and there has not been any event, occurrence, development or state of circumstances or facts that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco.

Section 6.6 Investigations; Litigation.

(a) There is no material investigation or review pending (or, to the Knowledge of Burgundy, threatened) by any Governmental Authority against the Eagle Entities.

(b) There are no material actions, suits, arbitrations or proceedings pending (or, to the Knowledge of Burgundy, threatened) against the Eagle Entities or any of their respective properties to the extent such properties are intended to be Conveyed to the Spinco Group pursuant to the Separation Agreement or otherwise affecting the Eagle Business at Law or in equity, and there are no material orders, judgments or decrees of any Governmental Authority entered against the Eagle Entities or any of their respective properties to the extent such properties are intended to be Conveyed to the Spinco Group pursuant to the Separation Agreement or otherwise affecting the Eagle Business.

(c) Notwithstanding anything contained in this Section 6.6, no representation or warranty shall be deemed to be made in this Section 6.6 in respect of environmental matters, which are the subject of the representations and warranties made in Section 6.9 and Section 6.29.

Section 6.7 Compliance with Laws; Permits.

(a) The Eagle Entities are, and have been since January 1, 2010, in compliance with all, and have received no notice of any violation (as yet unremedied) of any, Laws applicable to such Persons or any of their respective properties or assets to the extent such properties or assets are intended to be Conveyed to the Spinco Group pursuant to the Separation Agreement or otherwise affecting the Eagle Business, except where such non-compliance or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco. Notwithstanding anything contained in this Section 6.7, no representation or warranty shall be deemed to be made in this Section 6.7 in respect of environmental, Tax, employee benefits or labor Laws, which are the subject of the representations and warranties made in Section 6.9 and Section 6.29, Section 6.10, Section 6.11 and Section 6.12, respectively.

(b) The Eagle Entities are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for them to own, lease and operate the Spinco Assets or to carry on the Eagle Business as it is now conducted (the “Spinco Permits”), except where the failure to have any of the Spinco Permits has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco. All Spinco Permits are in full force and effect, or immediately prior to the Effective Time will be in full force and effect, except where the failure to be in full force and effect has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco.

Section 6.8 Proxy Statement/Prospectus; Registration Statement. None of the information regarding any member of the Burgundy Group, the Spinco Group, the Eagle Business, or the transactions contemplated by this Agreement or any other Transaction Agreement to be provided by Burgundy or Spinco or any of their respective Subsidiaries specifically for inclusion in, or incorporation by reference into, the Proxy Statement/Prospectus, the Registration Statement or the Spinco Registration Statement will, in the case of the definitive Proxy Statement/Prospectus or any amendment or supplement thereto, at the time of the mailing of the definitive Proxy Statement/Prospectus and any amendment or supplement thereto and at the time of the Grizzly Stockholders Meeting, or, in the case of the Registration Statement and the Spinco Registration Statement, at the time such registration statement becomes effective, at the time of the Grizzly Stockholders Meeting (in the case of the Registration Statement and the Spinco Registration Statement), at the Distribution Date and at the Effective Time, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Spinco Registration Statement will comply in all material respects with the provisions of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, except that no representation is made by Burgundy or Spinco with respect to information provided by Grizzly specifically for inclusion in, or incorporation by reference into, the Spinco Registration Statement.

Section 6.9 Environmental Matters. Except as set forth in Section 6.9 of the Burgundy Disclosure Letter:

(a) each of the Eagle Entities is, and since January 1, 2010 has been, in material compliance with all applicable Environmental Laws, and the Eagle Entities possess all material Spinco Permits that are required under applicable Environmental Laws and are in material compliance with the terms and conditions thereof;

(b) none of the Eagle Entities has received written notice of, or is the subject of, any material claims, investigations, demands or notices by any Governmental Authority asserting a material obligation on the part of the Eagle Entities to conduct investigations or clean-up activities under any Environmental Law or alleging material liability under or material non-compliance with any Environmental Law;

(c) none of the Eagle Entities is subject to any material indemnification obligation with respect to Environmental Laws or Hazardous Materials that is intended to be Conveyed to the Spinco Group pursuant to the Separation Agreement;

(d) there is no condition (including any release of a Hazardous Material into the air, soil, surface water, sediment or ground water) that would give rise to material liability that is intended to be Conveyed to the Spinco Group pursuant to the Separation Agreement under applicable Environmental Laws on, at, under or related to any property currently owned, leased or used by any of the Eagle Entities to the extent such property is intended to be Conveyed to the Spinco Group pursuant to the Separation Agreement; and

(e) Burgundy or Spinco has made available to Grizzly all material site assessments, environmental compliance audits and other documents (in each case, within its possession or otherwise reasonably available to it) produced in the last five (5) years relating to environmental matters relating to the Eagle Business (other than such documents that relate solely to Excluded Assets or Excluded Liabilities) to the extent such documents are in the possession, custody or control of Burgundy, Spinco or any of their Subsidiaries.

Section 6.9 and Section 6.29 contain the sole and exclusive representations and warranties of Burgundy and Spinco with respect to environmental matters, including matters relating to Environmental Laws and Hazardous Materials.

Section 6.10 Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Spinco:

(a)(i) all Tax Returns required to be filed by Burgundy and its Subsidiaries, including Spinco and the Spinco Subsidiaries, in respect of the Eagle Business have been timely filed, (ii) all such Tax Returns are true, complete and correct in all respects, (iii) all Taxes shown as due and payable on such Tax Returns, and all Taxes (whether or not reflected on such Tax Returns) required to have been paid by Burgundy and its Subsidiaries, including Spinco and the Spinco Subsidiaries, in respect of the Eagle Business have been paid or appropriate reserves have been recorded in the Spinco Financial Statements, (iv) all Taxes of Burgundy or its Subsidiaries, including Spinco and the Spinco Subsidiaries, in respect of the Eagle Business for any taxable period (or a portion thereof) beginning on or prior to the Closing Date (which are not yet due and payable) have been properly reserved for in the Spinco Financial Statements, and (v) Burgundy and its Subsidiaries, including Spinco and the Spinco Subsidiaries, have duly and timely withheld all Taxes required to be withheld in respect of the Eagle Business and such withheld Taxes have been either duly and timely paid to the proper Taxing Authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper Taxing Authority.

(b) No written agreement or other written document waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes relating to Spinco or any Spinco Subsidiary has been filed or entered into with any Taxing Authority.

(c)(i) No audits or other administrative proceedings or proceedings before any Taxing Authority are presently pending with regard to any Taxes or Tax Return of Spinco or any Spinco Subsidiary, as to which any Taxing Authority has asserted in writing any claim, and (ii) no Taxing Authority is now asserting in writing any deficiency or claim for Taxes or any adjustment to Taxes with respect to which Spinco or any Spinco Subsidiary, may be liable with respect to income or other Taxes which has not been fully paid or finally settled.

(d) Neither Spinco nor any Spinco Subsidiary (i) is a party to or bound by or has any obligation under any Tax indemnification, separation, sharing or similar agreement or arrangement other than the Tax Matters Agreement, (ii) is or has been a member of any consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than a group of which Burgundy is the common parent corporation), or (iii) has entered into a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision or any similar provision of state or local Law.

(e) None of the Spinco Assets is subject to any Tax Lien (other than Liens for Taxes that are Permitted Encumbrances).

(f) Neither Spinco nor any Spinco Subsidiary has agreed to make or is required to make any adjustment for a taxable period ending after the Effective Time under Section 481(a) of the Code or any similar provision of Tax Law in any other jurisdiction by reason of a change in accounting method or otherwise.

(g) Neither Spinco nor any Spinco Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock (other than the Distribution) qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement, or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in connection with the Merger.

(h) None of Burgundy, Spinco and their respective Subsidiaries has taken or agreed to take any action that is reasonably likely to (nor is any of them aware of any agreement, plan or other circumstance that would) prevent (i) the Contribution and Distribution, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code or (ii) the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(i) None of Burgundy, Spinco and any of their Subsidiaries, in each case in respect of the Eagle Business, has engaged in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.

(j) As of December 31, 2011, Burgundy did not have “overall foreign loss” (within the meaning Section 904(f)(2) of the Code) for U.S. federal income tax purposes.

Section 6.11 Benefit Plans.

(a) Section 6.11(a) of the Burgundy Disclosure Letter lists as of the date hereof each material Burgundy Benefit Plan that will be assumed or retained by a member of the Spinco Group (each, a “Spinco Benefit Plan”) pursuant to the terms of the Separation Agreement or the Employee Matters Agreement. “Burgundy Benefit Plan” means any employee benefit plan, program, policy, practice, or other arrangement providing benefits to any current or former employee, officer or director of Burgundy or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by Burgundy or any of its Subsidiaries or to which Burgundy or any of its Subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement and any related trusts or other funding vehicles; provided, however, that “Burgundy Benefit Plan” shall not include any Multiemployer Pension Plan or any other plan, program or arrangement maintained by an entity other than Burgundy or one of its Subsidiaries pursuant to a collective bargaining agreement.

(b)(i) Each of the Spinco Benefit Plans, the Burgundy US DB Plan and the Burgundy CN DB Plan has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA, the Code and in each case the regulations thereunder; (ii) each Burgundy US DB Plan intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified, and there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan; (iii) neither Spinco nor any of its ERISA Affiliates has incurred any material liability under Title IV or Section 302 of ERISA or under Section 412 of the Code that has not been satisfied in full and no condition exists that would reasonably be expected to result in Spinco incurring any such material liability thereunder (other than liability to make minimum funding contributions and premium payments to the PBGC); (iv) no Spinco Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees or directors of Spinco or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, or (B) death benefits or retirement benefits under any “employee pension plan” (as such term is defined in Section 3(2) of

ERISA); (v) neither Burgundy nor any of its ERISA Affiliates is obligated to contribute currently or has been obligated to contributed during the immediately preceding three years to any Multiemployer Pension Plan; (vi) no Spinco Benefit Plan is a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; (vii) all material contributions or other amounts payable by Spinco or its Subsidiaries as of the Effective Time pursuant to each Spinco Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with US GAAP; and (viii) there are no pending, threatened or anticipated material claims (other than routine claims for benefits) by, on behalf of or against any of the Spinco Benefit Plans or any trusts related thereto.

(c) Except as set forth in Article VIII of the Employee Matters Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (i) result in any material payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former director or any employee of Spinco under any Spinco Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Spinco Benefit Plan, or (iii) result in any acceleration of the time of payment, funding or vesting of any such benefits.

Section 6.12 Labor Matters. Section 6.12 of the Burgundy Disclosure Letter sets forth a list of all collective bargaining agreements, contracts or other written agreements with a labor union or labor organization that are applicable to the Eagle Business as of the date hereof. Neither Spinco nor any of its Subsidiaries is subject to a material labor dispute, strike or work stoppage. To the Knowledge of Burgundy, (a) (i) there are no material organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving Spinco Employees, and (ii) there is not and, since January 1, 2009 there has not been, any material union organizing effort pending or threatened against any of the Eagle Entities; (b) there is no material unfair labor practice charge, complaint, labor dispute or labor arbitration proceeding (other than routine individual grievances) pending or, to the Knowledge of Burgundy, threatened against Spinco or any of its Subsidiaries; and (c) there is no material slowdown or work stoppage threatened with respect to Spinco Employees. To the Knowledge of Burgundy, (a) there is no material employment-related complaint, lawsuit or administrative proceeding (other than ones raising solely individual allegations) pending or threatened against Spinco or any of its Subsidiaries and (b) Spinco and its Subsidiaries are in compliance in all material respects with all applicable Laws, respecting (i) employment and employment practices, (ii) terms and conditions of employment and wages and hours, (iii) collective bargaining and labor, (iv) layoffs, (v) immigration, (vi) affirmative action, (vii) unemployment and workers compensation, (viii) employee health and safety, and (ix) the payment of taxes and other withholdings. As of the date hereof, neither Spinco nor any of its Subsidiaries has any material liabilities under the WARN Act that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco.

Section 6.13 Intellectual Property Matters.

(a) Section 6.13(a) of the Burgundy Disclosure Letter contains a complete and accurate list as of the date hereof of (i) all material patented or registered Intellectual Property Rights (and pending applications therefor) constituting Spinco Assets; (ii) all material trademarks and service marks, and domain name registrations constituting Spinco Assets; (iii) all computer software that either constitutes Spinco Assets or that is licensed and used or held for use in connection with the Eagle Business, except for commercially available over-the-counter “shrink wrap” software and open source software and software that is not material to the Eagle Business; and (iv) any other material licenses to an Eagle Entity of Intellectual Property Rights to which the Spinco Group will have access as a result of any in-bound license constituting a Spinco Liability. With respect to patents and applications therefor listed in Section 6.13(a)(i) of the Burgundy Disclosure Letter, in addition to the title thereof, Section 6.13(a)(i) of such letter lists the patent or application number, the filing and issue dates, and countries in which filed or issued. With respect to registered trademarks and service marks and pending applications therefor listed in Section 6.13(a)(ii) of the Burgundy Disclosure Letter, in addition to the mark, Section 6.13(a)(ii) of such letter lists the registration, application number, registration filing date, and countries in which registered or filed.

(b) The Eagle Entities own and possess, free and clear of all Liens except Permitted Encumbrances, or will prior to the Effective Time have all right, title and interest in and to, or have adequate licenses or other valid and enforceable rights to use, all Intellectual Property Rights used or held for use in connection with the Eagle Business as currently conducted (including in connection with services provided by the Eagle Entities to third parties) (the “Spinco IP Rights”), except where (i) the failure to own or possess such items would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco or (ii) the Conveyance of the Spinco Assets requires a third-party Consent or Governmental Approval which is not obtained, in which case the provisions of Section 2.7 of the Separation Agreement will govern with respect to such Spinco Assets.

(c) To the Knowledge of Burgundy, all patented or registered Intellectual Property Rights listed in Section 6.13(a) of the Burgundy Disclosure Letter are in full force and effect. Neither Burgundy nor any of the Eagle Entities has received any written notice that remains unresolved that any such right is the subject of any interference, opposition, cancellation, nullity, re-examination or other proceeding placing in question its validity or scope, except where the lack of such force and effect and where any such interference, opposition, cancellation, nullity, re-examination or other proceeding would not, in any such case, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco. To the Knowledge of Burgundy, no Spinco IP Rights consisting of trade secrets or other proprietary information have been improperly divulged or improperly appropriated either for the benefit of any Person other than an Eagle Entity or to the detriment of any Eagle Entity except where such disclosure or appropriation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco. No claim or allegation has been asserted or threatened in writing that remains unresolved that either challenges the validity, enforceability, ownership or use of any of the Spinco IP Rights listed in Section 6.13(a) of the Burgundy Disclosure Letter or challenges the validity, enforceability, ownership or use of any other Spinco IP Rights that would, in any such case, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco.

(d) The conduct of the Eagle Business as currently conducted does not infringe, misappropriate or otherwise conflict with any valid, enforceable Intellectual Property Right of any third party that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco. To the Knowledge of Burgundy, there are no infringements or misappropriations of, or other conflicts with, any Spinco IP Rights that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco. To the Knowledge of Burgundy, none of the Spinco IP Rights listed on Section 6.13(a) of the Burgundy Disclosure Letter has been infringed, misappropriated or violated by other Persons where such infringement, misappropriation or violation has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco.

(e) Section 6.13(e) of the Burgundy Disclosure Letter identifies all material Spinco IP Rights that have been licensed to a third Person. To the Knowledge of Burgundy, none of the counterparties to any license to the Spinco IP Rights referenced in the preceding sentence is in breach of or in default under the terms of the same where such breach or default has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco.

(f) Section 6.13(f) of the Burgundy Disclosure Letter sets forth a list of licenses (the “Specified Licenses”) in effect as of the date hereof pursuant to which any Eagle Entities either paid a one-time, lump-sum license fee in the past six (6) months or is scheduled to make annual aggregate royalty payments of $500,000 or more. To the Knowledge of Burgundy, none of the Eagle Entities is in breach of or default under the terms of any Specified License where such breach or default has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco. To the Knowledge of Burgundy, no other party to any Specified License is in breach of or in default under the terms of any Specified Licenses where such breach or default has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco. Each Specified License is a valid and binding obligation of the Eagle Entity that is a party thereto, and is in full force and effect, except insofar as (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies, (ii) the failure to be a valid and binding obligation or to be enforceable would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco, (iii) such Specified License has previously expired in accordance with its terms, or (iv) such Specified License has been terminated in the ordinary course of business.

Section 6.14 Material Contracts.

(a) Section 6.14 of the Burgundy Disclosure Letter sets forth a list of all Spinco Material Contracts in effect as of the date of this Agreement. For purposes of this Agreement, the term “Spinco Material Contracts” means any of the following Contracts (other than this Agreement, each other Transaction Agreement and the documents relating to the Spinco Financing, the Spinco Exchange Debt and other than any Burgundy Benefit Plans) that are intended to be Conveyed to the Spinco Group pursuant to the Separation Agreement:

(i) any non-competition agreements or other Contracts that materially limits or will materially limit any member of the Spinco Group from competing or engaging in any business or geographic area;

(ii) any Contract with respect to any partnerships or joint ventures involving the sharing of profits or losses that is material to the Eagle Business, taken as a whole;

(iii) any indenture, credit agreement or loan agreement pursuant to which any member of the Spinco Group has or will incur any indebtedness for borrowed money in excess of $1 million, other than between or among members of the Spinco Group;

(iv) any Contract for the sale or acquisition (including by way of merger, purchase of equity or other business combination) of any operating business with respect to which any member of the Spinco Group still has remaining material obligations; and

(v) any Contract that provides for annual payments in excess of $10 million by or to any member of the Burgundy Group or the Spinco Group.

(b) None of the Eagle Entities is in material breach of or material default under the terms of any Spinco Material Contract. To the Knowledge of Burgundy, no other party to any Spinco Material Contract is in material breach of or in material default under the terms of any Spinco Material Contract. Each Spinco Material Contract is a valid and binding obligation of the Eagle Entity which is a party thereto, and is in full force and effect, except insofar as (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies, (ii) the failure to be a valid and binding obligation or to be enforceable would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco, (iii) such Spinco Material Contract has previously expired in accordance with its terms, or (iv) such Spinco Material Contract has been terminated in the ordinary course of business.

Section 6.15 Brokers or Finders. No agent, broker, investment banker, financial advisor or other similar Person is or will be entitled, by reason of any agreement, act or statement by Spinco or any Spinco Subsidiaries, directors, officers or employees, to any financial advisory, broker’s, finder’s or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement or each other Transaction Agreement, in each case, for which Grizzly, Merger Sub, Spinco or any Spinco Subsidiary could become liable or obligated.

Section 6.16 Board and Stockholder Approval. Each of the Burgundy Board and the Spinco Board, at a meeting duly called, has by unanimous vote of all directors present approved this Agreement and declared it advisable. As of the date hereof, the sole stockholder of Spinco is Burgundy. As promptly as practicable after execution of this Agreement, Burgundy will approve and adopt (the “Spinco Stockholder Approval”), as Spinco’s sole stockholder, this Agreement and other Transaction Agreements and the transactions contemplated hereby and thereby which require the consent of Spinco’s stockholders under the DGCL, the NYSE rules, Spinco’s certificate of incorporation or Spinco’s bylaws. The approval of Burgundy’s stockholders is not required to effect the transactions contemplated by the Separation Agreement, this Agreement or the other Transaction Agreements. Upon obtaining the Spinco Stockholder Approval, the approval of Spinco’s stockholders after the Distribution Date will not be required to effect the transactions contemplated by this Agreement, including the Merger, unless this Agreement is amended on or after the Distribution Date.

Section 6.17 Sufficiency of Assets.

(a) After giving effect to the Spinco Reorganization and the other transactions described in or contemplated by the Separation Agreement and after giving effect to the transfer of all the TCI Interests, the Spinco Group will have, in all material respects, good and valid title, or, in the case of the Leased Real Property, valid leasehold interests in, all of the Spinco Assets, except (i) where the Conveyance of the Spinco Assets requires a third-party Consent or Governmental Approval that is not obtained, in which case the provisions of Section 2.7 of the Separation Agreement will govern, and (ii) where the failure to have such good and valid title, or valid leasehold interest, results from any of the Permitted Encumbrances, with respect to the Owned Real Property, Spinco Leasehold Improvements and Leased Real Property.

(b) At the Effective Time, the Spinco Assets, assuming any requisite third-party Consents or Governmental Approvals that are necessary to Convey such Spinco Assets and the TCI Interests are obtained, taken together with the services available from Burgundy under the Transition Services Agreement, will be sufficient for Grizzly and its Subsidiaries (including Spinco) to continue to operate the Eagle Business in all material respects as it is currently conducted.

Section 6.18 Spinco Real Property.

(a) Section 6.18(a) of the Burgundy Disclosure Letter sets forth as of the date hereof a description of all Spinco Owned Real Property. With respect to such Spinco Owned Real Property, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco: (i) except for Permitted Encumbrances, none of the Eagle Entities has leased or otherwise granted to any Person the right to use or occupy such Spinco Owned Real Property or any material portion thereof; and (ii) other than the right of Grizzly pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Spinco Owned Real Property or any material portion thereof or interest therein.

(b) Section 6.18(b) of the Burgundy Disclosure Letter sets forth, as of the date hereof, the addresses of all Spinco Leased Real Properties, and a true and complete list, in all material respects, as of the date hereof, of all Spinco Leases for each Spinco Leased Real Property, in any such case, where annual payments under the applicable Spinco Lease exceed $500,000. Burgundy has made available to Grizzly a true and complete copy of each such Spinco Lease document as of the date hereof, and in the case of any such Lease that is an oral Lease, a written summary of the material terms of such Lease. Except as set forth on Section 6.18(b) of the Burgundy Disclosure Letter, to Burgundy’s Knowledge, there are no material disputes with respect to any such Spinco Lease. With respect to each such Spinco Lease, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco: (i) none of the members of the Burgundy Group or the Spinco Group has subleased, licensed or otherwise granted any Person the right to use or occupy such Spinco Leased Real Property or any material portion thereof, except as disclosed by the agreements on the list of all Spinco Leases listed or described in Section 6.18(b) of the Burgundy Disclosure Letter; (ii) none of the members of the Burgundy Group or Spinco Group has collaterally assigned or granted any other security interest in such Spinco Lease or any material interest therein; and (iii) there are no Liens on the estate or interest created by such Spinco Lease other than Permitted Encumbrances.

Section 6.19 Spinco Operations. As of the date hereof, Spinco is a direct, wholly owned Subsidiary of Burgundy that, subject to the terms of the Separation Agreement, following the Spinco Reorganization will own, directly or indirectly, the Spinco Assets, and will have assumed, directly or indirectly, the Spinco Liabilities, all as provided in the Separation Agreement.

Section 6.20 Grizzly Common Stock. Neither Burgundy nor Spinco owns (directly or indirectly, beneficially or of record) nor is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of Grizzly (other than as contemplated by this Agreement).

Section 6.21 Human Health and Safety. The Eagle Entities are, and since January 1, 2010, have been, in compliance with all applicable Laws relating to the protection of human health and safety (including workplace health and safety), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco.

Section 6.22 Contemplated Burgundy Financing. The financing to be provided, subject to the terms and conditions therein, to Burgundy or Spinco, as the case may be, pursuant to the Burgundy Commitment Letter, is referred to herein as the “Burgundy Financing”. The Burgundy Commitment Letter, and the related fee letter with respect to the Burgundy Financing, true and fully executed copies of which have been provided to Grizzly (together, the “Burgundy Related Letter”), have not been amended or modified on or prior to the date of this Agreement, and as of the date of this Agreement the commitments contained in the Burgundy Commitment Letter and the Burgundy Related Letter have not been withdrawn or rescinded in any respect. As of the date hereof, there are no side letters or Contracts to which Burgundy or any of its Subsidiaries is a party related to the funding of Burgundy Financing that could reasonably be expected to adversely affect the availability of the Burgundy Financing. As of the date hereof, the Burgundy Commitment Letter and the Burgundy Related Letter are in full force and effect and are the legal, valid and binding enforceable obligation of Burgundy, and, to the Knowledge of Burgundy, each of the parties thereto. There are no conditions precedent or other contingencies related to the funding of the full amount of the Burgundy Financing, other than as expressly set forth in the Burgundy Commitment Letter. As of the date hereof, subject to the accuracy of the representations and warranties of Grizzly set forth in Article VII, no event has occurred, which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Burgundy or, to the Knowledge of Burgundy, any other party thereto under the Burgundy Commitment Letter or Burgundy Related Letter.

Section 6.23 Valid Existence of TCI. TCI is a company, limited by shares, validly existing under the Laws of the Republic of China. The copies of the Articles of Incorporation of TCI, and the agreement, dated December 12, 1986, between Burgundy and China Petrochemical Development Corporation (the “TCI JV Agreement”), each made available to Grizzly prior to the date hereof, are complete and correct copies of such documents as in full force and effect as of the date hereof.

Section 6.24 Capitalization of TCI.

(a) The outstanding equity interests of TCI consist, and at the Effective Time will consist, of 16,000,000 shares, 9,600,000 of which are, and immediately prior to the Effective Time will be, owned by PPG Industries Securities, Inc. (the “TCI Interests”), free and clear of any Liens.

(b) There are no outstanding securities, options, warrants, convertible securities, calls, rights, commitments, agreements, arrangements, undertakings or Contracts of any kind to which Burgundy or, to the Knowledge of Burgundy, TCI, is a party or by which Burgundy or, to the Knowledge of Burgundy, TCI, is bound obligating TCI to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity interests, or other voting securities, or obligating TCI to issue, grant, extend, redeem, acquire or enter into any such security, option, warrant, convertible security, call, right, commitment, agreement, arrangement, undertaking or Contract.

(c) Other than the TCI JV Agreement, there are no agreements, voting trusts or other Contracts (other than this Agreement) to which Burgundy is a party or by which Burgundy is bound relating to voting or transfer of any equity interests of TCI.

Section 6.25 TCI Financial Statements.

(a) Attached as Section 6.25 of the Burgundy Disclosure Letter are copies of the audited balance sheets of TCI as of December 31, 2011 and 2010, and the related statements of income, changes in stockholders’ equity and cash flows for the years then ended (collectively, the “TCI Financial Statements”).

(b) The TCI Financial Statements have been prepared in conformity with the requirements of the Republic of China Business Accounting Law and Guidelines Governing Business Accounting relevant to financial accounting standards, and accounting principles generally accepted in the Republic of China, consistently applied (collectively, “Taiwan GAAP”), as at the dates and for the periods presented, and present fairly in all material respects the financial position, results of operations and cash flows of TCI as at the dates and for the periods presented.

(c) Since December 31, 2011 (the “TCI Balance Sheet Date”), TCI has not incurred any liabilities or obligations that are of a nature that would be required to be disclosed on a balance sheet of TCI or in the notes thereto prepared in conformity with Taiwan GAAP, other than liabilities or obligations incurred in the ordinary course of business since the TCI Balance Sheet Date or liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco.

Section 6.26 Absence of Certain Changes or Events for TCI. Except as specifically contemplated by this Agreement or the other Transaction Agreements, since the TCI Balance Sheet Date, to the Knowledge of Burgundy, TCI has conducted its business in the ordinary course, consistent with past practice, and there has not been any event, occurrence, development or state of circumstances or facts that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco.

Section 6.27 TCI Investigations; TCI Litigation.

(a) To the Knowledge of Burgundy, there is no material investigation or review pending or threatened by any Governmental Authority against TCI.

(b) To the Knowledge of Burgundy, (i) there are no material actions, suits, arbitrations or proceedings pending or threatened against TCI at Law or in equity, and (ii) there are no material orders, judgments or decrees of any Governmental Authority entered against TCI or its properties.

Section 6.28 TCI Compliance with Laws. To the Knowledge of Burgundy, TCI is, and since January 1, 2010 has been, in compliance with all, and has received no notice of any violation (as yet unremedied) of any, Laws applicable to TCI or its properties or assets, except where such non-compliance or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco. Notwithstanding anything contained in this Section 6.28, no representation or warranty shall be deemed to be made in this Section 6.28 in respect of environmental, Tax, employee benefits or labor Laws, which are the subject of the representations and warranties made in Sections 6.9 and 6.29, Section 6.10, Section 6.11, and Section 6.12, respectively.

Section 6.29 TCI Environmental Matters. Except as set forth in Section 6.29 of the Burgundy Disclosure Letter, to the Knowledge of Burgundy:

(a) TCI is, and since January 1, 2010 has been, in material compliance with all applicable Environmental Laws;

(b) TCI has not received written notice of, nor is TCI the subject of, any material claims, investigations, demands or notices by any Governmental Authority asserting a material obligation on the part of TCI to conduct investigations or clean-up activities under any Environmental Law or alleging material liability under or material non-compliance with any Environmental Law;

(c) TCI is not subject to any material indemnification obligation with respect to Environmental Laws or Hazardous Materials; and

(d) there is no condition (including any release of a Hazardous Material into the air, soil, surface water, sediment or ground water) that would give rise to material liability of TCI under applicable Environmental Laws on, at, under or related to any property currently owned, leased or used by TCI.

Section 6.30 TCI Material Contracts.

(a) For purposes of this Agreement, the term “TCI Material Contract” means any of the following Contracts:

(i) any indenture, credit agreement or loan agreement pursuant to which TCI has or will incur any material indebtedness for borrowed money; and

(ii) any Contract that provides for annual payments in excess of $5 million by or to TCI.

(b) To the Knowledge of Burgundy, TCI is not in material breach of or material default under the terms of any TCI Material Contract. To the Knowledge of Burgundy, no other party to any TCI Material Contract is in material breach of or in material default under the terms of any TCI Material Contract. To the Knowledge of Burgundy, consummation of the transactions contemplated by this Agreement will not result in a default (or an event that, with notice or lapse of time or both, would become a default) or give rise to any right of termination or buy-out by any third party, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any TCI Material Contract.

Section 6.31 No Other Representations. Except for the representations and warranties of Burgundy and Spinco expressly set forth in this Agreement and the other Transaction Agreements, neither Burgundy nor Spinco nor any of their respective Subsidiaries nor any other Person acting on behalf of Burgundy or Spinco or any of their respective Subsidiaries makes any representation or warranty, express or implied. Without limiting the generality of the foregoing, Grizzly and Merger Sub each acknowledge that no representations or warranties are made with respect to any projections, forecasts, estimates or budgets with respect to the Eagle Business that may have been made available to Grizzly, Merger Sub or any of their Representatives.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF GRIZZLY AND MERGER SUB

Except as otherwise disclosed or identified in (i) the Grizzly SEC Documents filed on or prior to the date hereof (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer included in such Grizzly SEC Documents that are predictive, forward-looking or primarily cautionary in nature); provided, this exception shall apply only to the extent that the relevance of such disclosure to the applicable representation and warranty is reasonably apparent on its face, or (ii) subject to Section 11.4(b), the corresponding section of the Disclosure Letter delivered by Grizzly to Burgundy and Spinco immediately prior to the execution of this Agreement (the “Grizzly Disclosure Letter”), Grizzly and Merger Sub, jointly and severally, hereby represent and warrant to Burgundy and Spinco as follows:

Section 7.1 Organization; Qualification.

(a) Grizzly and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except in the case of Grizzly’s Subsidiaries, for such failure to be in good standing that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly. Grizzly and each of its Subsidiaries is duly qualified and licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly. The copies of the Grizzly Charter, Grizzly Bylaws and the certificate of incorporation and bylaws (or analogous governing documents) of any Grizzly Subsidiary previously made available to Burgundy and Spinco are complete and correct copies of such documents as in full force and effect on the date hereof.

(b) Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. Merger Sub is a direct, wholly-owned Subsidiary of Grizzly. The copies of the certificate of incorporation and bylaws of Merger Sub which were previously furnished or made available to Burgundy are true, complete and correct copies of such documents as in effect on the date of this Agreement.

(c) Section 7.1(c) of the Grizzly Disclosure Letter sets forth a list as of the date hereof of the Subsidiaries of Grizzly and their respective jurisdictions of incorporation or organization.

Section 7.2 Capital Stock and Other Matters.

(a) As of the date hereof, the authorized capital stock of Grizzly consists of 100,000,000 shares of Grizzly Common Stock and 75,000,000 shares of preferred stock of Grizzly. At the close of business on July 18, 2012, (i) 34,279,165 shares of Grizzly Common Stock were issued and outstanding; (ii) 2,456,096 shares of Grizzly Common Stock were reserved for issuance pursuant to the Grizzly Stock Plan; (iii) no shares of Grizzly Common Stock were held by Grizzly in its treasury or by its Subsidiaries; and (iv) no shares of preferred stock of Grizzly were issued and outstanding. All of the issued and outstanding shares of Grizzly Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights.

(b) No bonds, debentures, notes or other indebtedness of Grizzly or any of the Grizzly Subsidiaries having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which holders of shares of capital stock of Grizzly (including Grizzly Common Stock) may vote (“Grizzly Voting Debt”) are, or as of the Effective Time will be, issued or outstanding.

(c) As of the date hereof, the authorized capital stock of Merger Sub consists of one hundred (100) shares of Merger Sub Common Stock.

(d) Except as set forth in Section 7.2(a), there are no outstanding securities, options, warrants, convertible securities, calls, rights, commitments, agreements, arrangements, undertakings or Contracts of any kind to which Grizzly or any of the Grizzly Subsidiaries is a party or by which any of them is bound obligating Grizzly or any of the Grizzly Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Grizzly Common Stock, Grizzly Voting Debt or other voting securities of Grizzly or any of the Grizzly Subsidiaries or obligating Grizzly or any of the Grizzly Subsidiaries to issue, grant, extend, redeem, acquire or enter into any such security, option, warrant, convertible security, call, right, commitment, agreement, arrangement, undertaking or Contract.

(e) There are no stockholder agreements, voting trusts or other Contracts to which Grizzly is a party or by which it is bound relating to voting or transfer of any shares of capital stock of Grizzly.

Section 7.3 Corporate Authority; No Violation.

(a) Grizzly has the corporate power and authority to enter into this Agreement and each other Transaction Agreement to which it is a party, and subject to obtaining the Grizzly Stockholder Approval, to carry out its obligations hereunder and thereunder. The execution, delivery and, subject to obtaining the Grizzly Stockholder Approval, performance by Grizzly of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action on the part of Grizzly. The execution, delivery and performance by Grizzly of each other Transaction Agreement to which it is, or as of the Effective Time will be, a party; and the consummation of the transactions contemplated thereby have been, or will be as of the Effective Time, duly authorized by all requisite corporate action on the part of Grizzly.

(b) This Agreement has been duly executed and delivered by Grizzly and, assuming the due authorization, execution and delivery by Burgundy and Spinco, constitutes a legal, valid and binding agreement of Grizzly, enforceable against Grizzly in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies). As of the Effective Time, each other Transaction Agreement to which Grizzly is a party will have been duly executed and delivered by Grizzly and will, assuming the due authorization, execution and delivery by the other parties thereto, constitute a legal, valid and binding agreement of Grizzly, enforceable against Grizzly in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(c) Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by Merger Sub of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Merger Sub. Grizzly, as the sole stockholder of Merger Sub, has duly approved and adopted this Agreement and the Merger and has duly approved the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by Burgundy and Spinco, constitutes a legal, valid and binding agreement of Merger Sub, enforceable against Merger Sub in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(d) Neither the execution and delivery by Grizzly and Merger Sub of this Agreement and the other Transaction Agreements to which it is a party nor the consummation by Grizzly and Merger Sub of the transactions contemplated hereby or thereby nor the performance by Grizzly or Merger Sub of any of the provisions hereof or thereof will (i) violate or conflict with any provisions of their respective certificates of incorporation or bylaws; (ii) assuming the consents and approvals referred to in Section 7.3(e) are obtained, result in a default (or any event that, with notice or lapse of time or both, would become a default) or give rise to any right of termination or buy-out by any third party, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any Contract to which Grizzly or any of the Grizzly Subsidiaries is a party or by which Grizzly or any of the Grizzly Subsidiaries is bound or affected; (iii) result in the creation of a Lien on any of the issued and outstanding shares of Grizzly Common Stock or capital stock of any other Grizzly Subsidiary or on any of the assets of Grizzly or any of the Grizzly Subsidiaries pursuant to any Contract to which Grizzly or any of the Grizzly Subsidiaries is a party or by which Grizzly or any of the Grizzly Subsidiaries is bound or affected; or (iv) assuming the consents and approvals contemplated by Section 7.3(e) are obtained, violate or conflict with any Law applicable to Grizzly or any of the Grizzly Subsidiaries, or any of the properties, business or assets of any of the foregoing other than, in the case of each of clauses (ii) through (iv), any such violation, conflict, default, right, loss or Lien which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly.

(e) Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the provisions of the DGCL, (ii) state securities or “blue sky” laws, (iii) the Securities Act, (iv) the Exchange Act, (v) the HSR Act, (vi) if applicable, antitrust or other competition laws of other jurisdictions, including the Competition Act, (vii) the Grizzly Stockholder Approval, and (viii) the rules and regulations of the NYSE (collectively, the “Grizzly Approvals”), no authorization, consent or approval of, or filing with, any Governmental Authority is necessary for the consummation by Grizzly of the transactions contemplated by this Agreement and the other Transaction Agreements, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly.

Section 7.4 Grizzly Reports and Financial Statements.

(a) Grizzly has filed all reports and other documents with the SEC required to be filed or furnished by Grizzly since January 1, 2010 (such documents, together with any current reports filed during such period by Grizzly with the SEC on a voluntary basis on Form 8-K, and including all reports and other documents required to be filed or furnished by Grizzly after the date of this Agreement and prior to the Closing, the “Grizzly SEC Documents”). As of their respective dates (and if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Grizzly SEC Documents complied in all material respects, and each other form, report, schedule, registration statement and definitive proxy statement filed by Grizzly or any of its Subsidiaries after the date hereof and prior to the Effective Time (the “Additional Grizzly SEC Documents”) will comply in all material respects, with the requirements of the Securities Act or the Exchange Act, as the case may be, and, subject to the last sentence of Section 7.8, none of such Grizzly SEC Documents when filed contained, or will contain, an untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Grizzly SEC Documents and the Additional Grizzly SEC Documents fairly present in all material respects, or will fairly present in all material respects, the financial position of Grizzly and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and changes in cash flows, changes in stockholders’ equity or other information included therein for the periods or as of the respective dates then ended, in each case except as otherwise noted therein and subject, in the case of unaudited interim statements, to normal year-end audit adjustments. Each of the financial statements (including the related notes) of Grizzly included in the Grizzly SEC Documents and such other financial statements have been or will be prepared in accordance with GAAP, consistently applied, except as otherwise noted therein. Since the Interim Balance Sheet Date, Grizzly has timely filed all reports, registration statements and other filings required to be filed with the SEC under the rules and regulations of the SEC. Since the Interim Balance Sheet Date, Grizzly and the Grizzly Subsidiaries have not incurred any liabilities or obligations that are of a nature that would be required to be disclosed on a consolidated balance sheet of Grizzly and its consolidated Subsidiaries or in the notes thereto prepared in accordance with GAAP as applied in preparing the consolidated balance sheet of Grizzly and its consolidated Subsidiaries included in Grizzly’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, other than liabilities or obligations incurred in the ordinary course of business since the Interim Balance Sheet Date or liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly.

(b) Grizzly and the Grizzly Subsidiaries have designed and maintain a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Grizzly has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by Grizzly in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Grizzly’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of Grizzly required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”).

Section 7.5 Absence of Certain Changes or Events. Except as specifically contemplated by this Agreement and the other Transaction Agreements, since December 31, 2011, each of Grizzly and the Grizzly Subsidiaries has conducted its business in the ordinary course, consistent with past practice, and there has not been any event, occurrence, development or state of circumstances or facts that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly. Merger Sub is a newly formed corporation and has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.6 Investigations; Litigation. Except as set forth in the Grizzly Disclosure Letter:

(a) There is no material investigation or review pending (or, to the Knowledge of Grizzly, threatened) by any Governmental Authority against Grizzly or any of the Grizzly Subsidiaries.

(b) There are no material actions, suits, arbitrations or proceedings pending (or, to the Knowledge of Grizzly, threatened) against Grizzly or any of the Grizzly Subsidiaries or any of their respective properties at Law or in equity before, and there are no material orders, judgments or decrees of or before any Governmental Authority entered against Grizzly or any of the Grizzly Subsidiaries or any of their respective properties.

(c) Notwithstanding anything contained in this Section 7.6, no representation or warranty shall be deemed to be made in this Section 7.6 in respect of environmental matters, which are the subject of the representations and warranties made in Section 7.9.

Section 7.7 Compliance with Laws; Permits.

(a) Grizzly and the Grizzly Subsidiaries are, and since January 1, 2010 have been, in compliance with all, and have received no notice of any violation (as yet unremedied) of any, Laws, applicable to Grizzly, such Grizzly Subsidiaries or any of their respective properties or assets, except where such non-compliance or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly. Notwithstanding anything contained in this Section 7.7, no representation or warranty shall be deemed to be made in this Section 7.7 in respect of environmental, Tax, employee benefits or labor Laws, which are the subject of the representations and warranties made in Section 7.9, Section 7.10, Section 7.11 and Section 7.12, respectively.

(b) Grizzly and the Grizzly Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for Grizzly and the Grizzly Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Grizzly Permits”), except where the failure to have any of the Grizzly Permits has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly. All Grizzly Permits are in full force and effect, except where the failure to be in full force and effect has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly.

Section 7.8 Proxy Statement/Prospectus; Registration Statement. None of the information regarding Grizzly or the Grizzly Subsidiaries or the transactions contemplated by this Agreement provided by Grizzly specifically for inclusion in, or incorporation by reference into, the Proxy Statement/Prospectus, the Registration Statement or the Spinco Registration Statement will, in the case of the definitive Proxy Statement/Prospectus or any amendment or supplement thereto, at the time of the mailing of the definitive Proxy Statement/Prospectus and any amendment or supplement thereto, and at the time of the Grizzly Stockholders Meeting, or, in the case of the Registration Statement and the Spinco Registration Statement, at the time such registration statement becomes effective, at the time of the Grizzly Stockholders Meeting (in the case of the Registration Statement and the Spinco Registration Statement), at the Distribution Date and at the Effective Time, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Registration Statement will comply in all material respects with the provisions of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, except that no representation is made by Grizzly with respect to information provided by Burgundy or Spinco specifically for inclusion in, or incorporation by reference into, the Registration Statement or the Proxy Statement/Prospectus.

Section 7.9 Environmental Matters. Except as disclosed in Section 7.9 of the Grizzly Disclosure Letter:

(a) Grizzly and each of the Grizzly Subsidiaries is, and since January 1, 2010 has been, in material compliance with all applicable Environmental Laws and Grizzly and the Grizzly Subsidiaries possess all material Grizzly Permits that are required under applicable Environmental Laws, and are in material compliance with the terms and conditions thereof;

(b) neither Grizzly nor any of the Grizzly Subsidiaries has received written notice of, or is the subject of, any material claims, investigations, demands or notices by any Governmental Authority asserting a material obligation on the part of Grizzly or any of the Grizzly Subsidiaries to conduct investigations or clean-up activities under any Environmental Law or alleging material liability under or material non-compliance with any Environmental Law;

(c) neither Grizzly nor any of the Grizzly Subsidiaries is subject to any material indemnification obligation with respect to Environmental Laws or Hazardous Materials;

(d) there is no condition (including any release of a Hazardous Material into the air, soil, surface water, sediment or ground water) that would give rise to material liability for Grizzly or any of the Grizzly Subsidiaries under applicable Environmental Laws on, at, under or related to any property currently owned, leased or used by Grizzly or any of the Grizzly Subsidiaries; and

(e) Grizzly has made available to Burgundy and Spinco all material site assessments, environmental compliance audits, and other documents (in each case, within its possession or otherwise reasonably available to it) produced in the last five (5) years relating to environmental matters, and relating to Grizzly or any of the Grizzly Subsidiaries or their current or former properties or facilities to the extent such documents are in the possession, custody or control of Grizzly or any of the Grizzly Subsidiaries.

This Section 7.9 contains the sole and exclusive representations and warranties of Grizzly or Merger Sub with respect to environmental matters, including matters relating to Environmental Laws and Hazardous Materials.

Section 7.10 Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Grizzly:

(a)(i) All Tax Returns required to be filed by Grizzly and the Grizzly Subsidiaries have been timely filed, (ii) all such Tax Returns are true, complete and correct in all respects, (iii) all Taxes shown as due and payable on such Tax Returns, and all Taxes (whether or not reflected on such Tax Returns) required to have been paid by Grizzly or any Grizzly Subsidiary, have been paid or appropriate reserves have been recorded in the books and records of Grizzly, (iv) all Taxes of Grizzly and the Grizzly Subsidiaries for any taxable period (or any portion thereof) beginning on or prior to the Closing Date (which are not yet due and payable) have been properly reserved for in the books and records of Grizzly, and (v) Grizzly and the Grizzly Subsidiaries have duly and timely withheld all Taxes required to be withheld and such withheld Taxes have been either duly and timely paid to the proper Taxing Authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper Taxing Authority.

(b) No written agreement or other written document waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes relating to Grizzly or any Grizzly Subsidiary has been filed or entered into with any Taxing Authority.

(c) (i) No audits or other administrative proceedings or proceedings before any Taxing Authority are presently pending with regard to any Taxes or Tax Return of Grizzly or any Grizzly Subsidiary, as to which any Taxing Authority has asserted in writing any claim, and (ii) no Taxing Authority is now asserting in writing any deficiency or claim for Taxes or any adjustment to Taxes with respect to which Grizzly or any Grizzly Subsidiary may be liable with respect to income or other Taxes which has not been fully paid or finally settled.

(d) Neither Grizzly nor any Grizzly Subsidiary (i) is a party to or bound by or has any obligation under any Tax indemnification, separation, sharing or similar agreement or arrangement, (ii) is or has been a member of any consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than a group of which Grizzly is the common parent corporation), or (iii) has entered into a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision or any similar provision of state or local Law.

(e) None of the assets of Grizzly or any of the Grizzly Subsidiaries is subject to any Tax Lien (other than Liens for Taxes that are Permitted Encumbrances).

(f) Neither Grizzly nor any Grizzly Subsidiary has agreed to make or is required to make any adjustment for a taxable period ending after the Effective Time under Section 481(a) of the Code or any similar provision of Tax Law in any other jurisdiction by reason of a change in accounting method or otherwise.

(g) Neither Grizzly nor any Grizzly Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (I) in the two (2) years prior to the date of this Agreement or (II) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in connection with the Merger.

(h) Neither Grizzly nor any of the Grizzly Subsidiaries has taken or agreed to take any action that is reasonably likely to (nor is any of them aware of any agreement, plan or other circumstance that would) prevent (i) the Contribution and Distribution, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code or (ii) the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(i) Neither Grizzly nor any Grizzly Subsidiary has engaged in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.

Section 7.11 Benefit Plans.

(a) Section 7.11(a) of the Grizzly Disclosure Letter lists as of the date hereof each material Grizzly Benefit Plan. “Grizzly Benefit Plan” means any employee benefit plan, program, policy, practice, or other arrangement providing benefits to any current or former employee, officer or director of Grizzly or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by Grizzly or any of its Subsidiaries or to which Grizzly or any of its Subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement and any related trusts or other funding vehicles; provided, however, that “Grizzly Benefit Plan” shall not include any Multiemployer Pension Plan or any other plan, program or arrangement maintained by an entity other than Grizzly or one of its Subsidiaries pursuant to a collective bargaining agreement.

(b) (i) Each of the Grizzly Benefit Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA, the Code and in each case the regulations thereunder; (ii) each of the Grizzly Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified, and there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan; (iii) neither Grizzly nor any of its ERISA Affiliates has incurred any material liability under Title IV or Section 302 of ERISA or under Section 412 of the Code that has not been satisfied in full and no condition exists that would reasonably be expected to result in Grizzly incurring any such material liability thereunder (other than liability to make minimum funding contributions and premium payments to the PBGC); (iv) no Grizzly Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees or directors of Grizzly or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law or (B) death benefits or retirement benefits under any “employee pension plan” (as such term is defined in Section 3(2) of ERISA); (v) neither Grizzly nor any of its ERISA Affiliates is obligated to contribute currently or has been obligated to contributed during the immediately preceding three years to any Multiemployer Pension Plan; (vi) no Grizzly Benefit Plan is a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; (vii) all material contributions or other amounts payable by Grizzly or its Subsidiaries as of the Effective Time pursuant to each Grizzly Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with US GAAP; and (viii) there are no pending, threatened or anticipated material claims (other than routine claims for benefits) by, on behalf of or against any of Grizzly Benefit Plans or any trusts related thereto.

(c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (i) result in any material payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former director or any employee of Grizzly under any Grizzly Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Grizzly Benefit Plan or (iii)  result in any acceleration of the time of payment, funding or vesting of any such benefits.

Section 7.12 Labor Matters. Section 7.12 of the Grizzly Disclosure Letter sets forth a list as of the date hereof of all collective bargaining agreements, contracts or other written agreements with a labor union or labor organization to which Grizzly or one of its Subsidiaries is a party as of the date hereof. Neither Grizzly nor any of its Subsidiaries is subject to a material labor dispute, strike or work stoppage. Neither Grizzly nor any of its Subsidiaries has any material obligation to inform or consult with any Grizzly employees or their representatives in respect of the transactions contemplated by the Transaction Agreements (including the Distribution). To the Knowledge of Grizzly, (a) (i) there are no material organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving Grizzly employees, and (ii) there is not and, since January 1, 2009 there has not been, any material union organizing effort pending or threatened against Grizzly or its Subsidiary; (b) there is no material unfair labor practice charge, complaint, labor dispute or labor arbitration proceeding (other than routine individual grievances) pending or, to the Knowledge of Grizzly, threatened against Grizzly or any of its Subsidiaries; and (c) there is no material slowdown or work stoppage threatened with respect to Grizzly employees. To the Knowledge of Grizzly, (a) there is no material employment-related complaint, lawsuit or administrative proceeding (other than ones raising solely individual allegations) pending or threatened against Grizzly or any of its Subsidiaries and (b) Grizzly and its Subsidiaries are in compliance in all material respects with all applicable Laws, respecting (i) employment and employment practices, (ii) terms and conditions of employment and wages and hours, (iii) collective bargaining and labor, (iv) layoffs, (v) immigration, (vi) affirmative action, (vii) unemployment and workers compensation, (viii) employee health and safety, and (ix) the payment of taxes and other withholdings. As of the date hereof, neither Grizzly nor any of its Subsidiaries has any material liabilities under the WARN Act that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly.

Section 7.13 Intellectual Property Matters.

(a) Section 7.13(a) of the Grizzly Disclosure Letter contains a complete and accurate list as of the date hereof of (i) all material patented or registered Intellectual Property Rights (and pending applications therefor) of Grizzly; (ii) all material unregistered trademarks and service marks, and domain name registrations of Grizzly; (iii) all computer software that is owned or that is licensed and used or held for use by Grizzly, except for commercially available over-the-counter “shrink wrap” software and open source software and software that is not material to Grizzly; and (iv) any other material licenses to Grizzly or a Grizzly Subsidiary of Intellectual Property Rights to which Grizzly or a Subsidiary of Grizzly has access as a result of any in-bound license. With respect to patents and applications therefor listed in Section 7.13(a)(i) of the Grizzly Disclosure Letter, in

addition to the title thereof, Section 7.13(a)(i) of such letter lists the patent or application number, the filing and issue dates, and countries in which filed or issued. With respect to registered trademarks and service marks and pending applications therefor listed in Section 7.13(a)(ii) of the Grizzly Disclosure Letter, in addition to the mark, Section 7.13(a)(ii) of such letter lists the registration, application number, registration filing date, and countries in which registered or filed.

(b) Grizzly and the Grizzly Subsidiaries own and possess, free and clear of all Liens except Permitted Encumbrances, or will prior to the Effective Time have, all right, title and interest in and to, or have adequate licenses or other valid and enforceable rights to use, all Intellectual Property Rights used or held for use in connection with Grizzly’s business as currently conducted (including in connection with services provided by Grizzly and the Grizzly Subsidiaries to third parties) (the “Grizzly IP Rights”), except where the failure to own or possess such items would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly.

(c) To the Knowledge of Grizzly, all patented or registered Intellectual Property Rights listed in Section 7.13(a) of the Grizzly Disclosure Letter are in full force and effect. Neither Grizzly nor any of the Grizzly Subsidiaries has received any written notice that remains unresolved that any such right is the subject of any interference, opposition, cancellation, nullity, re-examination or other proceeding placing in question its validity or scope, except where the lack of such force and effect and where any such interference, opposition, cancellation, nullity, re-examination or other proceeding would not, in any such case, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly. To the Knowledge of Spinco, no Grizzly IP Rights consisting of trade secrets or other proprietary information have been improperly divulged or improperly appropriated either for the benefit of any Person other than Grizzly or a Grizzly Subsidiary or to the detriment of Grizzly or any Grizzly Subsidiary except where such disclosure or appropriation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly. No claim or allegation has been asserted or threatened in writing that remains unresolved that either challenges the validity, enforceability, ownership or use of any of the Grizzly IP Rights listed in Section 7.13(a) of the Burgundy Disclosure Letter or challenges the validity, enforceability, ownership or use of any other Grizzly IP Rights that would, in any such case, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly.

(d) The conduct of Grizzly’s business as currently conducted does not infringe, misappropriate or otherwise conflict with any valid, enforceable Intellectual Property Right of any third party that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly. To the Knowledge of Grizzly, there are no infringements or misappropriations of, or other conflicts with, any Grizzly IP Rights that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly. To the Knowledge of Grizzly none of the Grizzly IP Rights listed on Section 7.13(a) of the Grizzly Disclosure Letter have been infringed, misappropriated or violated by other Persons where such infringement, misappropriation or violation has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly.

(e) Section 7.13(e) of the Grizzly Disclosure Letter identifies all material Grizzly IP that has been licensed to a third person. To the Knowledge of Grizzly, none of the counterparties to any license to the Grizzly IP Rights referenced in the preceding sentence is in breach of or in default under the terms of the same where such breach or default has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly.

(f) Section 7.13(f) of the Grizzly Disclosure Letter sets forth a list of licenses of Intellectual Property Rights in effect as of the date hereof pursuant to which Grizzly or any Grizzly Subsidiary either paid a one-time, lump-sum license fee in the past six (6) months or is scheduled to make annual aggregate royalty payments of $500,000 or more are referred to herein as “Grizzly Material IP Licenses.” To the Knowledge of Grizzly, none of Grizzly and the Grizzly Subsidiaries is in breach of or default under the terms of any Grizzly Material IP License where such breach or default has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly. To the Knowledge of Grizzly, no other party to any Grizzly Material IP License is in breach of or in default under the terms of any Grizzly Material IP Licenses where such breach or default has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly. Each Grizzly Material IP License is a valid and binding obligation of Grizzly or a Grizzly Subsidiary, and is in full force and effect, except insofar as (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies, (ii) the failure to be a valid and binding obligation or to be enforceable would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly, (iii) such Grizzly Material IP License has previously expired in accordance with its terms, or (iv) such Grizzly Material IP License has been terminated in the ordinary course of business.

Section 7.14 Material Contracts.

(a) Section 7.14 of the Grizzly Disclosure Letter sets forth a list of all Grizzly Material Contracts in effect as of the date of this Agreement. For purposes of this Agreement, the term “Grizzly Material Contracts” means any of the following Contracts (other than this Agreement, each other Transaction Agreement, the documents relating to the financing transactions contemplated by this Agreement, and other than any Grizzly Benefit Plan), whether entered into prior to or after the date hereof, to which Grizzly or any Grizzly Subsidiary is a party:

(i) any non-competition agreements or other Contract that materially limits or will materially limit Grizzly or any of its Subsidiaries from competing or engaging in any business or geographic area;

(ii) any Contract with respect to any partnerships or joint ventures involving the sharing of profits or losses that is material to Grizzly and its Subsidiaries, taken as a whole;

(iii) any indenture, credit agreement or loan agreement pursuant to which Grizzly or any of its Subsidiaries has or will incur any indebtedness for borrowed money in excess of $1 million, other than between or among any of Grizzly and any of its Subsidiaries;

(iv) any Contract for the sale or acquisition (including by way of merger, purchase of equity or other business combination) of any operating business with respect to which Grizzly or any of its Subsidiaries still has remaining material obligations; and

(v) any Contract that provides for annual payments in excess of $10 million by or to Grizzly or any of its Subsidiaries.

(b) Neither Grizzly nor any Grizzly Subsidiary is in material breach of or material default under the terms of any Grizzly Material Contract. To the Knowledge of Grizzly, no other party to any Grizzly Material Contract is in material breach of or in material default under the terms of any Grizzly Material Contract. Each Grizzly Material Contract is a valid and binding obligation of Grizzly or any Grizzly Subsidiary which is a party thereto and is in full force and effect, except insofar as (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies, (ii) the failure to be a valid and binding obligation or to be enforceable would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly, (iii) the Grizzly Material Contract has previously expired in accordance with its terms, or (iv) the Grizzly Material Contract has been terminated by Grizzly or its Subsidiaries in the ordinary course of business.

Section 7.15 Grizzly Real Property.

(a) Section 7.15(a) of the Grizzly Disclosure Letter sets forth as of the date hereof a description of all Grizzly Owned Real Property. With respect to such Grizzly Owned Real Property, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly: (i) except for Permitted Encumbrances, neither Grizzly nor any of the Grizzly Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Grizzly Owned Real Property or any material portion thereof; and (ii) other than the right of Grizzly pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Grizzly Owned Real Property or any material portion thereof or interest therein.

(b) Section 7.15(b) of the Grizzly Disclosure Letter sets forth as of the date hereof the address of all Grizzly Leased Real Property, and a true and complete list, in all material respects, as of the date hereof, of all Grizzly Leases for such properties for each such Grizzly Leased Real Property, in any such case, where annual payments under the applicable Grizzly Lease exceed $500,000 per year. Grizzly has made available to Burgundy a true and complete copy of each such Grizzly Lease document as of the date hereof, and in the case of any such Lease that is an oral Lease, a written summary of the material terms of such Lease. Except as set forth on Section 7.15(b) of the Grizzly Disclosure Letter, to Grizzly’s Knowledge, there are no material disputes with respect to such Grizzly Lease. With respect to each such Lease, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly: (i) none of Grizzly or the Grizzly Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy such Grizzly Leased Real Property or any material portion thereof; (ii) none of Grizzly or the Grizzly Subsidiaries has collaterally assigned or granted any other security interest in such Grizzly Lease or any material interest therein; and (iii) there are no Liens on the estate or interest created by such Grizzly Lease other than Permitted Encumbrances.

Section 7.16 Opinion of Grizzly Financial Advisor. Grizzly has received the written opinion (or oral opinion to be confirmed in writing) of Barclays Capital Inc. to the effect that, as of the date hereof, from a financial point of view, the Exchange Ratio is fair to Grizzly. Grizzly has received the written opinion (or oral opinion to be confirmed in writing) of Houlihan Lokey Financial Advisors, Inc. to the effect that, as of the date hereof, from a financial point of view, the Exchange Ratio is fair to Grizzly.

Section 7.17 Brokers or Finders. Other than any agent whose fees and expenses will be paid solely by Grizzly, and all obligations to which will be solely obligations of Grizzly, no agent, broker, investment banker, financial advisor or other similar Person is or will be entitled, by reason of any agreement, act or statement by Grizzly or any Grizzly Subsidiaries, directors, officers or employees, to any financial advisory, broker’s, finder’s or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement or each other Transaction Agreement.

Section 7.18 Certain Board Findings. The Grizzly Board, at a meeting duly called and held, (i) has determined that this Agreement and the transactions contemplated hereby, including the Merger, and the issuance of shares of Grizzly Common Stock pursuant to the Merger (and, to the extent applicable, the transactions contemplated by Schedule 8.3(e)), are advisable, fair to and in the best interests of Grizzly and the stockholders of Grizzly, (ii) has approved this Agreement and the transactions contemplated hereby, including the Merger (and, to the extent applicable, the transactions contemplated by Schedule 8.3(e)), and (iii) has resolved to recommend that the stockholders of Grizzly entitled to vote thereon vote in favor of the approval of the issuance of shares of Grizzly Common Stock pursuant to the Merger at the Grizzly Stockholders Meeting (and, to the extent applicable, the transactions contemplated by Schedule 8.3(e)) (the “Grizzly Recommendation”).

Section 7.19 Vote Required. The only vote of the stockholders of Grizzly required under any of the DGCL, the NYSE rules or the Grizzly Charter for the transactions contemplated by this Agreement, including issuance of the Grizzly Common Stock issuable in the Merger, is, subject to the provisions of Schedule 8.3(e), the affirmative vote of the holders of a majority in interest of the stockholders of Grizzly present or by proxy and entitled to vote at the Grizzly Stockholders Meeting (sometimes referred to herein as the “Grizzly Stockholder Approval”).

Section 7.20 Spinco Common Stock. Grizzly does not own (directly or indirectly, beneficially or of record) nor is it a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of Spinco (other than as contemplated by this Agreement)

or Burgundy. Assuming the accuracy of the representations set forth in Section 6.20, the limitations on business combinations contained in Section 203 of the DGCL are inapplicable to the Merger and the other transactions contemplated hereby.

Section 7.21 Human Health and Safety. Grizzly and the Grizzly Subsidiaries are, and since January 1, 2010, have been, in compliance with all applicable Laws relating to the protection of human health and safety (including workplace health and safety), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly.

Section 7.22 Contemplated Spinco Financing. Pursuant to the Spinco Commitment Letter and the fee letters attached thereto (together, the “Spinco Related Letter”), the lenders party thereto have committed, subject to the terms and conditions set forth therein, to lend the amounts set forth therein for the purpose of financing the Special Below Basis Cash Distribution (the “Spinco Financing”). The Spinco Commitment Letter and the Spinco Related Letter, a true and fully executed copy of each of which have been provided to Burgundy, have not been amended or modified on or prior to the date of this Agreement, and as of the date of this Agreement the commitments contained in the Spinco Commitment Letter and the Spinco Related Letter have not been withdrawn or rescinded in any respect. As of the date hereof, there are no side letters or Contracts to which Grizzly or Merger Sub is a party related to the funding of the Spinco Financing that could reasonably be expected to adversely affect the availability of the Spinco Financing. Grizzly or Merger Sub has fully paid any and all commitment fees or other fees in connection with the Spinco Commitment Letter and the Spinco Related Letter that are payable on or prior to the date hereof, and as of the date hereof the Spinco Commitment Letter and the Spinco Related Letter are in full force and effect and are the legal, valid and binding enforceable obligations of Grizzly and Merger Sub, as the case may be, and, to the Knowledge of Grizzly and Merger Sub, each of the parties thereto. There are no conditions precedent or other contingencies related to the funding of the full amount of the Spinco Financing, other than as expressly set forth in the Spinco Commitment Letter. As of the date hereof, subject to the accuracy of the representations and warranties of Burgundy set forth in Article V and Article VI, no event has occurred, which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Grizzly or Merger Sub or, to the Knowledge of Grizzly or Merger Sub, any other party thereto under the Spinco Commitment Letter or Spinco Related Letter.

Section 7.23 Grizzly Rights Agreement. As of the date of this Agreement, there is no shareholder rights plan, “poison pill,” anti-takeover plan or other similar device in effect, to which Grizzly or any of its Subsidiaries is a party or otherwise bound. The transactions contemplated by this Agreement are and, as of the Closing, will be exempt from any such shareholder rights plan, “poison pill,” anti-takeover plan or other similar device adopted prior to the Closing to which Grizzly or any of its Subsidiaries is a party or otherwise bound.

Section 7.24 No Other Representations. Except for the representations and warranties of Grizzly and Merger Sub expressly set forth in this Agreement or any other Transaction Agreement, neither Grizzly nor any of its Subsidiaries nor any other Person acting on behalf of Grizzly or any of its Subsidiaries makes any representation or warranty, express or implied. Without limiting the generality of the foregoing, Burgundy and Spinco each acknowledge that no representations or warranties are made with respect to any projections, forecasts, estimates or budgets with respect to Grizzly and the Grizzly Subsidiaries that may have been made available to Burgundy, Spinco or any of their Representatives.

ARTICLE VIII

COVENANTS AND AGREEMENTS

Section 8.1 Conduct of Business by Grizzly and Merger Sub Pending the Merger. Following the date of this Agreement and prior to the earlier of the Effective Time and the Termination Date, except (i) as required by Law, (ii) as may be consented to in writing by Burgundy (which consent shall not be unreasonably withheld, conditioned or delayed), (iii) as expressly permitted or contemplated by this Agreement or the other Transaction Agreements or (iv) as set forth in Section 8.1 of the Grizzly Disclosure Letter, Grizzly covenants and agrees that each of Grizzly and the Grizzly Subsidiaries shall conduct its operations in accordance with its ordinary course of business, consistent with past practice, and shall use commercially reasonable efforts to conduct its operations in compliance with all Laws applicable to it or to the conduct of its business and to maintain its present business organization, maintain rights and franchises, keep available the services of its current officers and key employees and maintain its relationships with key customers and key suppliers; provided, however, that no action by Grizzly or any of the Grizzly Subsidiaries with respect to matters specifically addressed by any other provisions of this Section 8.1 shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision. Following the date of this Agreement and prior to the earlier of the Effective Time and the Termination Date (and notwithstanding the immediately preceding sentence), except (i) as may be required by Law, (ii) as may be consented to in writing by Burgundy (which consent shall not be unreasonably withheld, conditioned or delayed), (iii) as may be expressly permitted or contemplated by this Agreement or the other Transaction Agreements, or (iv) as set forth in Section 8.1 of the Grizzly Disclosure Letter, Grizzly shall not, nor shall it permit any of the Grizzly Subsidiaries to:

(a)(i) declare or pay any dividends on or make other distributions in respect of any shares of its capital stock (whether in cash, securities or property), except for the declaration and payment of (A) regular quarterly cash dividends not in excess of $0.08 per share of Grizzly Common Stock and (B) cash dividends or distributions paid on or with respect to a class of capital stock all of which shares of capital stock of the applicable corporation are owned directly or indirectly by Grizzly; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (iii) redeem, repurchase or otherwise acquire, or permit any Grizzly Subsidiary to redeem, repurchase or otherwise acquire, any shares of its capital stock (including any securities convertible or exchangeable into such capital stock), except as required by the terms of the securities of Grizzly outstanding on the date hereof or any securities of Grizzly issued after the date hereof not in violation of this Agreement or as required by the terms of a Grizzly Benefit Plan or any awards thereunder outstanding on the date hereof or granted thereunder after the date hereof in accordance with this Agreement;

(b) issue, deliver or sell, or authorize any shares of its capital stock of any class, any Grizzly Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Grizzly Voting Debt or convertible securities, other than (i) the issuance of shares of Grizzly Common Stock upon the exercise of stock options or the vesting of restricted stock units that are outstanding on the date hereof pursuant to the Grizzly Benefit Plans; (ii) issuances by a wholly-owned Subsidiary of Grizzly of its capital stock to such Subsidiary’s parent or another wholly-owned Subsidiary of Grizzly; and (iii) the granting of stock options or the granting of restricted stock units with respect to up to 500,000 shares of Grizzly Common Stock in the ordinary course of business, consistent with Grizzly’s past practices;

(c) amend the Grizzly Charter;

(d) acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability entity, joint venture, association or other business organization or division thereof or otherwise acquire or agree to acquire any material assets (excluding the acquisition of assets used in the operations of the business of Grizzly and the Grizzly Subsidiaries in the ordinary course consistent with past practice, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor), in any such case, if such acquisition would reasonably be expected to, individually or in the aggregate, prevent or materially delay satisfaction of any of the conditions to the Merger set forth in Article IX;

(e) except in the ordinary course of business, consistent with past practice or as set forth in Section 8.1(e) of the Grizzly Disclosure Letter, sell, lease, license or otherwise encumber or subject to any Lien or otherwise dispose of, or agree to sell, lease, license or otherwise encumber or subject to any Lien or otherwise dispose of, any of its assets (including capital stock of the Grizzly Subsidiaries), except, in each case, sales, leases, licenses, encumbrances or other dispositions or Liens involving inventory and obsolete equipment, in the ordinary course of business consistent with past practice, or other dispositions of assets not in an amount exceeding $20 million in the aggregate;

(f) incur any indebtedness or guarantee or otherwise become contingently liable for any indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Grizzly or any of the Grizzly Subsidiaries or guarantee any debt securities of others or enter into any material Lease (whether such Lease is an operating or capital Lease) or enter into any interest rate hedge, other than Liabilities incurred (i) under the Grizzly Existing Revolving Credit Agreement in an amount not to exceed $300 million and (ii) in the ordinary course of business consistent with past practice and not exceeding $20 million in the aggregate;

(g)(i) grant any material increases in the compensation of any of its directors, officers or employees, except in the ordinary course of business consistent with past practice; (ii) pay or agree to pay to any director, officer or employee, whether past or present, any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, termination, pension or employment plans, contracts or arrangements as in effect on the date hereof, except for the right to receive certain retention and bonus payments that are related to the transactions contemplated by this Agreement that Grizzly may agree to pay and pay to select executives and other employees, which will in no event exceed $10 million in the aggregate; (iii) except in the ordinary course of business consistent with past practice, enter into any new, or materially amend any existing, employment or severance or termination, contract with any director, officer or employee; (iv) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation; or (v) become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement or similar plan or arrangement that was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder;

(h) establish, adopt, enter into, terminate or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement with a labor union, labor organization or works council for the benefit of any current or former directors, officers, employees or any of their beneficiaries, except, in each case, (i) as is necessary to comply with applicable Law or (ii) as would not result in a material increase in the cost of maintaining such collective bargaining agreement, plan, trust, fund, policy or arrangement;

(i) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Grizzly or any of the Grizzly Subsidiaries;

(j) except as required by Law, make any material change in its methods of accounting in effect at the Interim Balance Sheet Date or change its fiscal year;

(k) make, change or revoke any material Tax election or settle, compromise or abandon any material Tax liability, other than in the ordinary course of business, consistent with past practice;

(l) except in the ordinary course of business, consistent with past practice, settle or compromise any actions, suits, arbitrations or proceedings (including any employee grievances) or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except (i) the payment, discharge or satisfaction (which includes the payment of final and unappealable judgments) of any such claims, liabilities or obligations in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Grizzly included in Grizzly’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 or (ii) settlement or compromise of litigation if it does not involve a grant of injunctive relief against Grizzly or any of the Grizzly Subsidiaries and any amount paid by Grizzly or any Grizzly Subsidiary to the other party (including as reimbursement of legal fees and expenses) does not exceed $5 million;

(m) enter into any joint venture, partnership or other similar business arrangement for the production of chlorine or caustic soda; or build or establish a plant for the production of chlorine or caustic soda;

(n) enter into or amend any agreement or arrangement with any Affiliate of Grizzly or any Grizzly Subsidiary, other than with wholly owned Grizzly Subsidiaries, on terms less favorable to Grizzly or such Grizzly Subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm’s-length basis;

(o) except in the ordinary course of business, or as required by Law, terminate or fail to use commercially reasonable efforts to renew any Grizzly Material Contract to which Grizzly or any of the Grizzly Subsidiaries is a party or modify, amend waive, release or assign any material rights or claims thereunder or enter into any Grizzly Material Contract not in the ordinary course of business consistent with past practice; or

(p) agree or commit to do any of the foregoing actions.

Section 8.2 Conduct of Business by Spinco and Burgundy Pending the Merger. Following the date of this Agreement and prior to the earlier of the Effective Time and the Termination Date, except (i) as required by Law, (ii) as may be consented to in writing by Grizzly (which consent shall not be unreasonably withheld, conditioned or delayed), (iii) as may be expressly permitted or contemplated by this Agreement or the other Transaction Agreements (including any schedules thereto) (including any restructurings or reorganizations necessary for the transactions contemplated hereby or thereby), or (iv) as set forth in Section 8.2 of the Burgundy Disclosure Letter, Burgundy and Spinco jointly and severally covenant and agree that each of the Eagle Entities will conduct the Eagle Business in accordance with its ordinary course of business, consistent with past practice, and shall use commercially reasonable efforts to conduct its operations in compliance with all Laws applicable to it or to the conduct of its business and to maintain its present business organization, maintain rights and franchises, keep available the services of its current officers and key employees and maintain its relationships with key customers and key suppliers; provided, however, that no action by Burgundy, any of the Burgundy Subsidiaries, Spinco or any of the Spinco Subsidiaries with respect to matters specifically addressed by any other provisions of this Section 8.2 shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision. Following the date of this Agreement and prior to the earlier of the Effective Time and the Termination Date (and notwithstanding the immediately preceding sentence), except (i) as may be required by Law, (ii) as may be consented to in writing by Grizzly (which consent shall not, other than with respect to the matters in clauses (g) and (h) of this Section 8.2, as to which Grizzly may grant or withhold its consent in its sole discretion, be unreasonably withheld, conditioned or delayed), (iii) as may be expressly permitted or contemplated by this Agreement or the other Transaction Agreements (including any schedules thereto) (including any restructurings or reorganizations necessary for the transactions contemplated hereby or thereby), or (iv) as set forth in Section 8.2 of the Burgundy Disclosure Letter, none of the Eagle Entities will, and Burgundy will cause all of the Eagle Entities not to:

(a)(i) split, combine or reclassify any of the capital stock of any member of the Spinco Group or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of the capital stock of any member of the Spinco Group; or (ii) redeem, repurchase or otherwise acquire, or permit any Subsidiary to redeem, repurchase or otherwise acquire, any shares of the capital stock (including any securities convertible or exchangeable into such capital stock) of any member of the Spinco Group, except as required by the terms of the securities outstanding on the date hereof or any securities issued after the date hereof not in violation of this Agreement or as required by any Spinco Benefit Plan or any awards thereunder outstanding on the date hereof or granted thereunder after the date hereof in accordance with this Agreement;

(b) issue, deliver or sell, or authorize any shares of capital stock of any member of the Spinco Group of any class, any Spinco Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Spinco Voting Debt or convertible securities including additional options or other equity-based awards that could be converted into any option to acquire Spinco Common Stock, other than issuances by a wholly owned Subsidiary of Spinco of its capital stock to such Subsidiary’s parent or another wholly owned Subsidiary of Spinco;

(c) amend the certificate of incorporation or bylaws (or other similar organizational documents) of any member of the Spinco Group, other than an amendment to the certificate of incorporation of Spinco to increase the number of authorized shares of Spinco Common Stock in connection with the Distribution;

(d) acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability entity, joint venture, association or other business organization or division thereof, in each case, that would be a Spinco Asset pursuant to the Separation Agreement; or otherwise acquire or agree to acquire any material assets that would be a Spinco Asset pursuant to the Separation Agreement (excluding the acquisition of assets used in the operations of the business of Spinco and the Spinco Subsidiaries in the ordinary course consistent with past practice, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor);

(e) except in the ordinary course of business, consistent with past practice, sell, lease, license or otherwise encumber or subject to any Lien or otherwise dispose of, or agree to sell, lease, license or otherwise encumber or subject to any Lien or otherwise dispose of, any of its assets (including capital stock of Spinco Subsidiaries), except, in each case, sales, leases, licenses, encumbrances or other dispositions or Liens involving inventory and obsolete equipment, in the ordinary course of business consistent with past practice, or other dispositions of assets not in an amount exceeding $2 million in the aggregate;

(f) incur any indebtedness or guarantee or otherwise become contingently liable for any indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of any member of the Spinco Group or guarantee any debt securities of others or enter into any material Lease (whether such Lease is an operating or capital Lease) or enter into any interest rate hedge, other than Liabilities that would not be included in the Spinco Liabilities or Liabilities incurred in the ordinary course of business consistent with past practice, or other Liabilities not exceeding $500,000 in the aggregate;

(g)(i) grant any material increases in the compensation of any Spinco Employee, except in the ordinary course of business consistent with past practice; (ii) pay or agree to pay to any Spinco Employee, any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, termination, pension or employment plans, contracts or arrangements as in effect on the date hereof, except for the right to receive the retention and bonus payments for select Spinco Employees set forth in Article VIII of the Employee Matters Agreement; (iii) except in the ordinary course of business consistent with past practice, enter into any new, or materially amend any existing, employment or severance or termination, contract with any Spinco Employee; or (iv) except in connection with an action that applies uniformly to all similarly situated employees of Burgundy and the Burgundy Subsidiaries and that is not exclusive to the Spinco Employees, become obligated with respect to any Spinco Employee under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement or similar plan or arrangement that was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder;

(h) establish, adopt, enter into, terminate or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement with a labor union, labor organization or works council for the benefit of any Spinco Employees or any of their beneficiaries, except, in each case, (i) as contemplated by the Employee Matters Agreement; (ii) as is necessary to comply with applicable Law; (iii) as would not result in a material increase in the cost of maintaining such collective bargaining agreement, plan, trust, fund, policy or arrangement; (iv) in connection with an action that applies uniformly to all similarly situated employees of Burgundy and its Subsidiaries and that is not exclusive to the Spinco Employees; or (v) as set forth in Section 8.2(h) of the Burgundy Disclosure Letter;

(i) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Spinco;

(j) except as required by Law, make any material change in its methods of accounting in effect at the Interim Balance Sheet Date or change its fiscal year, to the extent it relates solely to the Eagle Business;

(k) make, change or revoke any material Tax election in respect of the Eagle Business that would bind Spinco or a Spinco Subsidiary for periods following the Effective Time or settle, compromise or abandon any material Tax liability for which Spinco or a Spinco Subsidiary would be responsible under the Tax Matters Agreement, in each case other than in the ordinary course of business, consistent with past practice;

(l) except in the ordinary course of business, consistent with past practice, settle or compromise any actions, suits, arbitrations or proceedings (including any employee grievances) or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except (i) the payment, discharge or satisfaction (which includes the payment of final and unappealable judgments) of any such claims, liabilities or obligations in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Spinco Financial Statements, or incurred in the ordinary course of business since the date of such financial statements), or (ii) settlement or compromise of litigation if it does not involve a grant of injunctive relief against the Eagle Entities and the amount paid to the other parties (including as reimbursement of legal fees and expenses) in respect of all such settlements and compromises of litigation does not exceed $2,000,000 in the aggregate;

(m) enter into or amend any agreement or arrangement that will be a Spinco Contract as of the Closing with any Affiliate of Burgundy or any Burgundy Subsidiary (other than Spinco or a Spinco Subsidiary);

(n) except in the ordinary course of business, or as required by Law, terminate or fail to use commercially reasonable efforts to renew any Spinco Material Contract, or any Contract that provides for annual payments in excess of $2 million by or to any member of the Spinco Group, or modify, amend, waive, release or assign any material rights or claims under any such Contract or any Spinco Material Contract, or enter into any Spinco Material Contract or any Contract that provides for annual payments in excess of $2 million by or to any member of the Spinco Group, in any such case, not in the ordinary course of business consistent with past practice;

(o) issue to Current Spinco Employees any additional Burgundy Options or Burgundy PSU Awards that would be subject to Section 3.4 of this Agreement, or modify or waive the terms of any outstanding Burgundy Options or Burgundy PSU Awards that are subject to Section 3.4 of this Agreement, or modify or waive the terms of any Burgundy Stock Plan as applied to any outstanding Burgundy Options or Burgundy PSU Awards that are subject to Section 3.4 of this Agreement;

(p) fail to make an amount of capital expenditures for the Eagle Business set forth in Section 8.2(p) of the Burgundy Disclosure Letter; or

(q) agree or commit to do any of the foregoing actions.

Section 8.3 Tax Matters.

(a) Certain Tax Efforts. Prior to the Effective Time, and from time to time, each of Burgundy, Spinco and Grizzly agrees to use its reasonable best efforts to (i) cause the Contribution and Distribution, taken together, to qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code; (ii) cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and (iii) facilitate the issuance of the Private Letter Ruling (including the IRS D Reorganization Ruling and the IRS Debt Exchange Ruling), including by (x) in the case of Burgundy, modifying or terminating the Burgundy Commitment Letter and (y) in the case of Grizzly, consenting to such changes to the Burgundy Commitment Letter, in each case as may be reasonably necessary or appropriate to facilitate the issuance of the IRS Debt Exchange Ruling. In the event that, as a result of any modification or termination effected as a result of this Section 8.3, the Burgundy Commitment Letter no longer provides for the exchange of Spinco Exchange Debt in full satisfaction of the Burgundy Debt

(the “Trigger Event”), Grizzly shall use its reasonable best efforts to arrange and obtain a bridge facility from the lenders under the Burgundy Financing for the purpose of financing the Special Above Basis Debt/Cash Distribution as promptly as practicable following the occurrence of the Trigger Event, including using reasonable best efforts to enter into definitive agreements with respect thereto.

(b) IRS Ruling.

(i) Burgundy has submitted to the IRS a request (the “Ruling Request”) for the IRS D Reorganization Ruling, the IRS Debt Exchange Ruling and certain related rulings. Burgundy in consultation with Grizzly, shall prepare and submit to the IRS supplemental materials relating thereto that Burgundy determines are necessary or appropriate to obtain the requested rulings from the IRS (each, an “IRS Submission”). As soon as reasonably practicable after the date of this Agreement, Burgundy shall submit one or more such IRS Submissions that include, but need not be limited to, the modifications described in Schedule 8.3(b)(i) of this Agreement (the “Specified Submissions”). Burgundy shall provide Grizzly with a reasonable opportunity to review and comment on each material IRS Submission prior to the filing of such IRS Submission with the IRS and Burgundy shall, in good faith, consider any comments provided by Grizzly on each such material IRS Submission; provided that Burgundy may redact from any IRS Submission any information (“Redactable Information”) that (x) Burgundy, in its good faith judgment, considers to be confidential and not germane to Grizzly’s or Spinco’s obligations under this Agreement or any of the other Transaction Agreements, and (y) is not a part of any other publicly available information, including any non-confidential filing. No IRS Submission (including, without limitation, the Specified Submissions) shall be filed with the IRS unless, prior to such filing, Grizzly shall have agreed (which agreement will not be withheld unreasonably, conditioned or delayed) as to the contents of such IRS Submission, to the extent that such contents include statements or representations that Grizzly reasonably and in good faith determines will have a material effect on Grizzly or any of its Affiliates (including Spinco or the Spinco Subsidiaries for periods after the Effective Time) (it being agreed and understood that Grizzly has consented to the statements and representations in the Ruling Request). Burgundy shall provide Grizzly with copies of each IRS Submission as filed with the IRS promptly following the filing thereof, provided that Burgundy may redact any Redactable Information from the IRS Submission.

(ii) Subject to Schedule 8.3(b)(ii), Burgundy shall use its reasonable best efforts to notify Grizzly and Grizzly’s representatives of any substantive communications with the IRS regarding any material issue arising with respect to the Ruling Request, including, without limitation, the Specified Submission, and to give Grizzly (or Grizzly’s representatives) a reasonable opportunity to participate in any meetings or conferences with IRS personnel regarding such material issue, whether telephonically, in person or otherwise. Solely for the avoidance of doubt, nothing in this Section 8.3(b)(ii) shall provide grounds for Spinco or Grizzly to alter any obligation or limitation imposed upon it under this Agreement.

(c) Distribution Tax Opinion. Each of Burgundy, Spinco and Grizzly agrees to use its reasonable best efforts to obtain the Distribution Tax Opinion. The Distribution Tax Opinion shall be based upon the Ruling Request, the IRS Submissions and the Private Letter Ruling (including the IRS D Reorganization Ruling and the IRS Debt Exchange Ruling) and customary representations and covenants, including those contained in certificates of Burgundy, Spinco, Grizzly and others, reasonably satisfactory in form and substance to Burgundy Tax Counsel (such representations and covenants, the “Distribution Tax Representations”). Each of Burgundy, Spinco and Grizzly shall deliver to Burgundy Tax Counsel for purposes of the Distribution Tax Opinion customary Distribution Tax Representations, reasonably satisfactory in form and substance to Burgundy Tax Counsel.

(d) Merger Tax Opinions. Burgundy and Spinco, on the one hand, and Grizzly, on the other hand, shall cooperate with each other in obtaining, and shall use their respective reasonable best efforts to obtain, a written opinion of Burgundy Tax Counsel, in the case of Burgundy and Spinco, and Jones Day, in the case of Grizzly (“Grizzly Tax Counsel”), in form and substance reasonably satisfactory to Burgundy and Grizzly, respectively (each such opinion, a “Merger Tax Opinion”), dated as of the Effective Time, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated as a “reorganization”

within the meaning of Section 368(a) of the Code. Each of Grizzly, Burgundy and Spinco shall deliver to Grizzly Tax Counsel and Burgundy Tax Counsel for purposes of the Merger Tax Opinions customary representations and covenants, including those contained in certificates of Grizzly, Burgundy, Spinco and others, reasonably satisfactory in form and substance to Grizzly Tax Counsel and Burgundy Tax Counsel.

(e) Canadian Tax Matters.

(i) Each of Burgundy and Grizzly, together with Burgundy Tax Counsel, Grizzly Tax Counsel, and their other respective advisors as determined by each, shall consult with each other in good faith, and shall consult together with and seek a ruling (the “CRA Ruling Request”) from the Canadian Revenue Agency (“CRA”) substantially to the effect that the “Canadian Butterfly” transactions described in the Ruling Request (the “Canadian Butterfly Transaction”) will qualify as a tax-free transaction for Canadian income tax purposes under the potential transaction structures contemplated by Burgundy and Grizzly and in accordance with Schedule 8.3(e).

(ii) Burgundy shall (A) notify Grizzly and Grizzly’s representatives of any substantive communications with the CRA regarding the effect of the Merger on the intended tax-free treatment of the Canadian Butterfly Transaction for Canadian income tax purposes, give Grizzly (or Grizzly’s representatives) a reasonable opportunity to participate in any scheduled meetings or conferences with CRA personnel regarding the effect of the Merger on the intended tax-free treatment of the Canadian Butterfly Transaction, whether telephonically, in person or otherwise, and use reasonable best efforts to schedule or re-schedule any meetings or conferences with the CRA personnel regarding the effect of the Merger on the intended tax-free treatment of the Canadian Butterfly Transaction; and (B) use its reasonable best efforts to notify Grizzly and Grizzly’s representatives of any substantive communications with the CRA regarding any material issue arising with respect to the CRA Ruling Request and to give Grizzly (or Grizzly’s representatives) a reasonable opportunity to participate in any meetings or conferences with CRA personnel regarding such material issue, whether telephonically, in person or otherwise. Solely for the avoidance of doubt, nothing in this Section 8.3(e)(ii) shall provide grounds for Spinco or Grizzly to alter any obligation or limitation imposed upon it under this Agreement.

Section 8.4 Proxy Statement/Prospectus.

(a) As promptly as reasonably practicable following the date hereof, Grizzly, Burgundy and Spinco shall prepare, and Grizzly shall file with the SEC, the Registration Statement, including the Proxy Statement/Prospectus with respect to the transactions contemplated by this Agreement, and Grizzly shall use its reasonable best efforts to have such Proxy Statement/Prospectus cleared by the SEC under the Exchange Act and the Registration Statement declared effective by the SEC under the Securities Act, as promptly as reasonably practicable after such filings or at such other time as Burgundy, Spinco and Grizzly may agree. The Registration Statement and the Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

(b) As promptly as reasonably practicable following the date hereof (in the event Burgundy elects to complete the Distribution by way of an Exchange Offer (followed by a Clean-Up Spin-Off)) or following the mailing of the Proxy Statement/Prospectus (in the event Burgundy elects to complete the Distribution by way of a One-Step Spin-Off), in each case if required under the Securities Act and/or Exchange Act (or otherwise required by the SEC), Grizzly, Burgundy and Spinco shall prepare, and Spinco shall file with the SEC, the Spinco Registration Statement and Spinco shall use its reasonable best efforts to have such Spinco Registration Statement declared effective by the SEC under the Securities Act, as promptly as practicable after such filings or at such other time as Burgundy, Spinco and Grizzly may agree. The Spinco Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder.

(c) As promptly as practicable after the date on which the SEC shall clear (whether orally or in writing) the Proxy Statement/Prospectus and, if required by the SEC as a condition to the mailing of the Proxy Statement/Prospectus, the date on which the Registration Statement shall have been declared effective, Grizzly shall mail, or cause to be mailed, the Proxy Statement/Prospectus to its stockholders.

(d) In the event Burgundy elects to complete the Distribution by way of an Exchange Offer (followed by a Clean-Up Spin-Off), as promptly as practicable after the date the Spinco Registration Statement has been declared effective, and to the extent such filings are required by applicable law, Grizzly, Burgundy and Spinco shall prepare and Burgundy will file with the SEC a Schedule TO (the “Schedule TO”).

(e) Grizzly shall, as promptly as practicable after receipt thereof, provide to Burgundy copies of any written comments and advise Burgundy of any oral comments with respect to the Proxy Statement/Prospectus and the Registration Statement received from the SEC. Burgundy shall, as promptly as practicable after receipt thereof, provide to Grizzly copies of any written comments and advise Grizzly of any oral comments with respect to the Spinco Registration Statement received from the SEC.

(f) Grizzly shall provide Burgundy with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement/Prospectus or Registration Statement (which comments shall be reasonably considered by Grizzly) prior to filing the same with the SEC, and with a copy of all such filings made with the SEC. Grizzly will advise Burgundy promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Grizzly Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

(g) Burgundy shall provide Grizzly with a reasonable opportunity to review and comment on any amendment or supplement to the Spinco Registration Statement or the Schedule TO (which comments shall be reasonably considered by Burgundy) prior to filing the same with the SEC, and with a copy of all such filings made with the SEC. Burgundy will advise Grizzly promptly after it receives notice thereof, of the time when the Spinco Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Spinco Common Stock issuable in connection with the Distribution for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Spinco Registration Statement or the Schedule TO or comments thereon and responses thereto or requests by the SEC for additional information.

(h) If, at any time prior to the Effective Time, any event or circumstance should occur that results in the Proxy Statement/Prospectus, the Registration Statement, the Spinco Registration Statement or the Schedule TO containing an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or that otherwise should be described in an amendment or supplement to the Proxy Statement/Prospectus, the Registration Statement, the Spinco Registration Statement or the Schedule TO, Burgundy, Spinco and Grizzly shall promptly notify each other of the occurrence of such event and then promptly prepare, file and clear with the SEC and mail, or cause to be mailed, to Grizzly’s stockholders each such amendment or supplement.

(i) Burgundy and Spinco agree to promptly provide Grizzly with the information concerning Burgundy and Spinco and their respective Affiliates required to be included in the Proxy Statement/Prospectus and the Registration Statement. In furtherance of the foregoing, Burgundy and Spinco shall use all reasonable best efforts to, or shall use all reasonable best efforts to cause their respective representatives to, furnish promptly to Grizzly such additional financial and operating data and other information, as to their and their respective Subsidiaries’ businesses as Grizzly may require in connection with the preparation of the Proxy Statement/Prospectus and the Registration Statement.

(j) Grizzly agrees to promptly provide Burgundy and Spinco with the information concerning Grizzly and its Affiliates required to be included in the Spinco Registration Statement and the Schedule TO. In furtherance of the foregoing, Grizzly shall use all reasonable best efforts to, or shall use all reasonable best efforts to cause its representatives to, furnish promptly to Burgundy and Spinco such additional financial and operating data and other information, as to it and its Subsidiaries’ businesses as Burgundy and Spinco may require in connection with the preparation of the Spinco Registration Statement and the Schedule TO.

Section 8.5 Stockholders Meeting.

(a) As promptly as practicable following the date on which the SEC shall clear (whether orally or in writing) the Proxy Statement/Prospectus and, if required by the SEC as a condition to the mailing of the Proxy Statement/Prospectus, the Registration Statement shall have been declared effective, Grizzly shall call a meeting of its stockholders (the “Grizzly Stockholders Meeting”) to be held as promptly as practicable for the purpose of voting upon (i) the issuance of shares of Grizzly Common Stock pursuant to the Merger and (ii) related matters (including, to the extent applicable, the transactions contemplated by Schedule 8.3(e)). This Agreement shall be submitted to the stockholders of Grizzly at such meeting for the purpose of obtaining the approval by the stockholders of Grizzly of the issuance of shares of Grizzly Common Stock pursuant to the Merger (and, to the extent applicable, the transactions contemplated by Schedule 8.3(e)). Grizzly shall deliver, or cause to be delivered, to Grizzly’s stockholders the Proxy Statement/Prospectus in definitive form in connection with the Grizzly Stockholders Meeting at the time and in the manner provided by the applicable provisions of the DGCL, the Exchange Act and the Grizzly Charter and Grizzly Bylaws and shall conduct the Grizzly Stockholders Meeting and the solicitation of proxies in connection therewith in compliance with such statutes, the Grizzly Charter and Grizzly Bylaws.

(b) Subject to the provisions of this Agreement, the Proxy Statement/Prospectus shall include the Grizzly Recommendation and Grizzly shall use its reasonable best efforts to obtain the Grizzly Stockholder Approval; provided, however, that if the Grizzly Board effects a Change in Recommendation, Grizzly may cease to use such efforts; provided, further, that in such event, Grizzly shall nevertheless call the Grizzly Stockholders Meeting for the purposes of voting on the matters set forth in Section 8.5(a) and submit such matters to the vote of the Grizzly Stockholders.

Section 8.6 Listing. As promptly as practicable following the date hereof, Grizzly shall make application to the NYSE for the listing of the shares of Grizzly Common Stock to be issued pursuant to the transactions contemplated by this Agreement and use all reasonable best efforts to cause such shares to be Approved for Listing.

Section 8.7 Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing or causing to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and Tax ruling requests and to obtain as promptly as practicable all Grizzly Approvals and Burgundy Approvals and all other consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Authority in order to consummate the Merger or any of the other transactions contemplated by this Agreement (collectively, the “Approvals”), (ii) taking all reasonable steps as may be necessary to obtain all Approvals (including Grizzly providing a guarantee of Spinco’s obligations as reasonably necessary to obtain such Approvals) and (iii) taking reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 8.7 in a manner so as to preserve the applicable privilege. Notwithstanding anything to the contrary in this Section 8.7, materials provided to the other party or its outside counsel may be redacted to remove references concerning valuation. In furtherance and not in limitation of the foregoing, each party hereto agrees to make (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable, and in any event within 20 Business Days after the date hereof, (ii) appropriate filings, if any are required, with foreign regulatory authorities in accordance with applicable competition, merger control, antitrust, investment or similar applicable Laws, including the Competition Act (“Foreign Competition Laws”), with respect to the transactions contemplated hereby as promptly as practicable and (iii) all other necessary filings with other Governmental Authorities relating to the Merger, and, in each case, to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to such applicable Laws or by such authorities and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of the Approvals under such other applicable Laws or from such authorities as soon as practicable. In connection with and without limiting the foregoing, each of Grizzly and Merger Sub, on the one hand, and Burgundy and Spinco, on the other hand, shall, in connection with the efforts referenced in this Section 8.7 to obtain all Approvals, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby (and in each case, if any such communication is in writing, share a copy with the other party) and (iii) permit the other party to review in advance any communication to be given by it to, and consult with each other in advance of any meeting or material telephone call with, the DOJ, the FTC or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

(b) Without limiting this Section 8.7, but subject to the next sentence of this Section 8.7(b), each of the parties agrees to take, or to cause to be taken, any and all steps and to make any and all undertakings necessary to avoid or eliminate each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Authority with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible, including proposing, negotiating, committing to, and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture, licensing or disposition of such assets or businesses of Spinco (or the Spinco Subsidiaries) or Grizzly (or the Grizzly Subsidiaries), as applicable, or otherwise taking or committing to take actions that limit Spinco’s or the Spinco Subsidiaries’ or Grizzly’s or the Grizzly Subsidiaries’, as applicable, freedom of action with respect to, or their ability to retain, any of the businesses, product lines or assets of Spinco (or the Spinco Subsidiaries) or Grizzly (or the Grizzly Subsidiaries), in each case, as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing the Closing; provided that the effectiveness of any such sale, divestiture, license or disposition or action or commitment shall be contingent on consummation of the Merger. Notwithstanding the foregoing, the obligations of this Section 8.7(b) (i) shall not apply to each of the parties if compliance with this Section 8.7(b) would result in, or would reasonably be expected to result in, a Material Adverse Effect on the Eagle Business and (ii) for the avoidance of doubt, shall not require Burgundy to agree to any sale, divestiture, licensing or disposition of any assets or businesses, or restriction or change in the ownership, conduct or operations of any assets or businesses, that are not included in the Eagle Business.

Section 8.8 Accounting Matters.

(a) In connection with the information regarding the Eagle Business or the transactions contemplated by this Agreement provided by Spinco specifically for inclusion in, or incorporation by reference into, the Proxy Statement/Prospectus, the Registration Statement and the Spinco Registration Statement, to the extent that such letters are customarily delivered, Burgundy shall use all reasonable best efforts to cause to be delivered to Grizzly two letters of Deloitte & Touche LLP, one dated the date on which each of the Registration Statement and the Spinco Registration Statement shall become effective and the other dated the Closing Date, and addressed to Grizzly and Merger Sub, in form and substance reasonably satisfactory to Grizzly and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and the Spinco Registration Statement.

(b) In connection with the information regarding Grizzly or its Subsidiaries or the transactions contemplated by this Agreement provided by Grizzly specifically for inclusion in, or incorporation by reference into, the Proxy Statement/Prospectus, the Registration Statement and the Spinco Registration Statement, to the extent that such letters are customarily delivered, Grizzly shall use all reasonable best efforts to cause to be delivered to Spinco two letters of each of Deloitte & Touche LLP and Ernst & Young LLP, one dated the date on which each of the Registration Statement and the Spinco Registration Statement shall become effective and the other dated the Closing Date, and addressed to Burgundy and Spinco, in form and substance reasonably satisfactory to Burgundy and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and the Spinco Registration Statement.

Section 8.9 Access to Information. Upon reasonable notice, (i) each of the Eagle Entities and Spinco, on the one hand, and (ii) Grizzly, on the other hand, shall, subject to applicable Law, afford to the other and to its respective officers, employees, accountants, counsel and other authorized representatives, reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time or the Termination Date, to its and its Subsidiaries’ officers, employees, accountants, consultants, representatives, plants, properties, Contracts, commitments, books, records (including Tax Returns) and any report, schedule or other document filed or received by it pursuant to the requirements of the federal or state securities laws, and shall use all reasonable best efforts to cause its respective representatives to furnish promptly to the other such additional financial and operating data and other information, including environmental information, as to its and its Subsidiaries’ respective businesses and properties as the others or their respective duly authorized representatives, as the case may be, may reasonably request; provided that nothing in this Agreement shall require any Person to permit any inspection or disclose any information to another Person that would cause a violation of any Contract, would cause a risk of a loss of privilege to the first Person, that is competitively sensitive information or to permit another Person to perform any onsite procedure with respect to any of the first Person’s or its Subsidiaries’ properties (provided that the Person that would otherwise be required to disclose information to the other shall take any and all reasonable action necessary to permit such disclosure without such loss of privilege or violation of agreement or Law). Notwithstanding any provision of this Agreement to the contrary, none of the parties shall be obligated to grant any access or make any disclosure in violation of applicable Laws or regulations, or if it would unreasonably interfere with the conduct of such party’s business or result in damage to property (other than immaterial damage), without that party’s written consent (which that party may grant or deny at its sole discretion), or grant any access to, or make any disclosure of, any customer Contracts. The parties hereby agree that the provisions of the Confidentiality Agreement shall apply to all information and material furnished by any party or its representatives thereunder and hereunder. The Confidentiality Agreement shall survive any termination of this Agreement.

Section 8.10 Acquisition Proposals.

(a) Grizzly will not, and will cause its Subsidiaries not to, and will use its reasonable best efforts to cause Grizzly’s and its Subsidiaries’ respective officers, directors, employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries, the “Representatives”) not to, (i) initiate or solicit, or knowingly facilitate, assist or encourage, directly or indirectly, any inquiries with respect to, or the encouragement or making of, any Grizzly Acquisition Proposal, (ii) except as permitted below in Section 8.10(b), engage in negotiations or discussions with, furnish access to its properties, books and records or provide any information or data to, or cooperate with, any Person relating to a Grizzly Acquisition Proposal, (iii) except as permitted below in Section 8.10(d), approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Grizzly Acquisition Proposal, (iv) execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 8.10(b)), (v) waive, terminate, modify or fail to enforce any provision of any “standstill” obligation of any Person other than Burgundy, (vi) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an “interested shareholder” under, Section 203 of the DGCL) inapplicable to any transactions contemplated by a Grizzly Acquisition Proposal (and, to the extent permitted thereunder, Grizzly shall promptly take all steps necessary to terminate any waiver that may have been heretofore granted, to any Person other than Burgundy or any of Burgundy’s Affiliates, under any such provisions), or (vii) resolve, propose or agree to do any of the foregoing. Grizzly shall immediately cease any solicitations, discussions or negotiations with any Person that has made or indicated an intention to make a Grizzly Acquisition Proposal (except Burgundy, Spinco and their respective Representatives). It is understood that any violation of the restrictions set forth in this Section 8.10(a) by any of the Grizzly Subsidiaries or any of Grizzly’s or the Grizzly Subsidiaries’ Representatives shall be deemed to be a breach of this Section 8.10(a) by Grizzly.

(b) Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Grizzly Stockholder Approval, in the event that Grizzly receives a bona fide written Grizzly Acquisition Proposal that did not result from a breach of Section 8.10(a), Grizzly and the Grizzly Board may participate in discussions or negotiations (including, as a part thereof, making any counterproposal) with, or furnish, pursuant to an Acceptable Confidentiality Agreement, any information to (provided that all such information has previously been provided or made available to Burgundy or is provided or made available to Burgundy substantially concurrently with the time it is so furnished), any Person making such Grizzly Acquisition Proposal and its Representatives or potential sources of financing if the Grizzly Board determines in good faith, after consultation with outside legal counsel and a financial advisor, that such Grizzly Acquisition Proposal could reasonably lead to the receipt of a Grizzly Superior Proposal. In addition, nothing herein shall restrict Grizzly from complying with its disclosure obligations with regard to any Grizzly Acquisition Proposal under applicable Law; provided, however, that any action that would constitute a Change in Recommendation may only be made in compliance with Section 8.10(d). For purposes of this Agreement, a “Grizzly Superior Proposal” means any bona fide written offer made by a third party to acquire, directly or indirectly, by merger, consolidation or other business combination or other similar acquisition transaction, for consideration consisting of cash and/or securities, at least a majority of the shares of the Grizzly Common Stock then outstanding or all or substantially all of the assets of Grizzly and the Grizzly Subsidiaries, with respect to which the Grizzly Board (after consultation with outside legal counsel and a financial advisor) has determined in its good faith judgment that the consummation of the transactions contemplated by such written offer (x) would be more favorable to Grizzly’s stockholders than the Merger, after taking into account all the terms and conditions of such proposal (including the financial aspects of such proposal, the form of consideration, the likelihood, ability to finance, conditionality and timing of consummation of such proposal, any break-up fees, expense reimbursement provisions and any other aspects of the transaction described in such proposal, including the identity of the Person or “group” (as defined in or under Section 13(d) of the Exchange Act) making such proposal) and this Agreement (including any changes to the terms of this Agreement proposed in writing by Burgundy to Grizzly in response to such proposal or otherwise), and (y) would be reasonably likely to be completed on the terms proposed on a timely basis, taking into account all financial, legal, regulatory and other aspects of such proposal; and an “Acceptable Confidentiality Agreement” means any customary confidentiality agreement that contains provisions that are no less restrictive to such Person, and no less favorable to Grizzly, than those contained in the Confidentiality Agreement.

(c) Grizzly will promptly (and in any event within one Business Day after receipt) notify Burgundy of the receipt by Grizzly of any Grizzly Acquisition Proposal, which notice shall include the identity of the Person(s) making such Grizzly Acquisition Proposal and copies of any written materials evidencing such Grizzly Acquisition Proposal. Grizzly will keep Burgundy reasonably informed of the status and material terms and conditions of any such Grizzly Acquisition Proposal. Without limitation of the foregoing, Grizzly will promptly provide to Burgundy (and in any event within one Business Day) any material modifications to the terms of any

Grizzly Acquisition Proposal (including promptly furnishing copies of any written materials evidencing such material modifications) and will promptly notify Burgundy of any determination by the Grizzly Board that a Grizzly Acquisition Proposal constitutes a Grizzly Superior Proposal. Grizzly shall not, and shall cause Grizzly’s Subsidiaries not to, enter into any Contract with any Person subsequent to the date of this Agreement, and neither Grizzly nor any of its Subsidiaries is party to any Contract, in each case, that prohibits Grizzly from complying with its obligations under this Section 8.10.

(d) Except as expressly permitted by this Section 8.10(d), Grizzly and the Grizzly Board shall not (i) fail to include the Grizzly Recommendation in the Proxy Statement/Prospectus, (ii) withhold, withdraw, amend, change, qualify or modify in a manner adverse to Burgundy, or publicly propose to withhold, withdraw, amend, change, qualify or modify in a manner adverse to Burgundy, the Grizzly Recommendation, (iii) approve, endorse, adopt or recommend to the stockholders of Grizzly any Grizzly Acquisition Proposal, or publicly propose to approve, adopt or recommend to the stockholders of Grizzly any Grizzly Acquisition Proposal or (iv) enter into any agreement, letter of intent, or agreement in principle requiring Grizzly to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder (any of (i), (ii), (iii) and (iv) above being referred to as a “Change in Recommendation”). Notwithstanding the foregoing, the Grizzly Board, at any time prior to obtaining the Grizzly Stockholder Approval, subject to Section 8.10(e), may effect a Change in Recommendation contemplated by clauses (i), (ii) or (iii) of the definition thereof, if the Grizzly Board has received a bona fide written Grizzly Acquisition Proposal that it determines in good faith (after consultation with outside legal counsel and a financial advisor) constitutes a Grizzly Superior Proposal, and the Grizzly Board has determined in good faith (after consultation with outside legal counsel) that the failure to effect a Change in Recommendation would be reasonably likely to constitute a breach of its fiduciary duties under applicable Law.

(e) Notwithstanding anything to the contrary contained in this Agreement, Grizzly and the Grizzly Board may not make a Change in Recommendation otherwise permitted by Section 8.10(d) unless (i) it notifies Burgundy in writing of its intention to take such action at least five (5) Business Days prior to taking such action, identifying the Person(s) making such Grizzly Superior Proposal and providing copies of any written materials evidencing such Grizzly Superior Proposal, (ii) if requested by Burgundy, Grizzly and its Representatives shall have made themselves available to discuss with Burgundy and its Representatives any proposed modifications to the terms and conditions of this Agreement and shall have negotiated in good faith with Burgundy during such notice period to enable Burgundy to propose changes to the terms of this Agreement intended to cause such Grizzly Superior Proposal to no longer constitute a Grizzly Superior Proposal, (iii) the Grizzly Board shall have considered in good faith (after consultation with outside legal counsel and a financial advisor) any changes to this Agreement proposed in writing by Burgundy and determined that the Grizzly Superior Proposal would continue to constitute a Grizzly Superior Proposal if such changes were to be given effect, and (iv) in the event of any change to any of the financial terms (including the form or amount of consideration) or any material terms of such Grizzly Superior Proposal, Grizzly shall, in each case, have delivered to Burgundy an additional notice and copies of the relevant proposed transaction agreement and other material documents and a new three (3) Business Day notice period shall commence upon such delivery, during which time subsections (ii), (iii) and (iv) above shall apply; provided, that if any Grizzly Superior Proposal is received less than five (5) Business Days prior to the Grizzly Stockholders Meeting, or changes to the terms of a Grizzly Superior Proposal are proposed less than three (3) Business Days prior to the Grizzly Stockholders Meeting, then the, as applicable, five (5) Business Day or three (3) Business Day period contemplated above shall be shortened such that it will expire as of the close of business on the day preceding the Grizzly Stockholders Meeting, unless the Grizzly Stockholders Meeting is postponed.

(f) Nothing contained in this Section 8.10 shall prohibit Grizzly from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the Grizzly Board determines in good faith (after consultation with its outside legal counsel) that failure to do so would be inconsistent with applicable Law, it being understood, however, that nothing in this Section 8.10(f) shall be deemed to permit the Grizzly Board to make a Change in Recommendation except to the extent permitted by Section 8.10(d).

Section 8.11 Financing.

(a) Grizzly shall not agree to any amendment or modification to be made to, or any waiver of any provision or remedy under, the Spinco Commitment Letter and the Spinco Related Letter without the prior written consent of Burgundy (and, to the extent Section 8.3 is applicable, such consent is subject to Burgundy’s obligations in Section 8.3), if such amendments, modifications or waivers would reasonably be expected to (i) reduce the aggregate amount of the Spinco Financing below the Below Basis Amount, (ii) impose new or additional conditions to the receipt of the Spinco Financing that would reasonably be expected to (A) expand in any material respect the conditions precedent or contingencies to the funding at Closing, (B) prevent or materially delay the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements, or (C) materially adversely impact the ability of Grizzly to enforce its rights against the other parties to the Spinco Commitment Letter (provided that for the avoidance of doubt, Grizzly may, without the consent of Burgundy, replace or amend the Spinco Commitment Letter and the Spinco Related Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities, if the addition of such additional parties, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or impair the availability of financing under the Spinco Commitment Letter and the Spinco Related Letter, obtaining from the IRS the Private Letter Ruling (including the IRS D Reorganization Ruling and the IRS Debt Exchange Ruling) or the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements) or (iii) prevent or materially delay obtaining from the IRS the Private Letter Ruling (including the IRS D Reorganization Ruling and the IRS Debt Exchange Ruling). Grizzly and Merger Sub shall each use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Spinco Financing on the terms and conditions described in or contemplated by the Spinco Commitment Letter and the Spinco Related Letter, including using reasonable best efforts to (1) maintain in effect the Spinco Commitment Letter and the Spinco Related Letter, (2) satisfy on a timely basis (taking into account the expected timing of the Marketing Period) all conditions and covenants applicable to Grizzly in the Spinco Commitment Letter and the Spinco Related Letter and otherwise comply with its obligations thereunder, (3) enter into definitive agreements substantially concurrently with the Closing with respect thereto (the “Spinco Debt Financing Agreements”) on the terms and conditions contemplated by the Spinco Commitment Letter and the Spinco Related Letter (or terms and conditions (including the flex provisions) no less favorable to Grizzly and Spinco (in the reasonable discretion of Grizzly) than the terms and conditions in the Spinco Commitment Letter and the Spinco Related Letter), (4) in the event that all conditions in the Spinco Commitment Letter and the Spinco Related Letter have been satisfied, consummate the Spinco Financing at or prior to Closing, (5) enforce its rights under the Spinco Commitment Letter and the Spinco Related Letter and (6) in the event that all conditions in the Spinco Commitment Letter and the Spinco Related Letter have been satisfied, cause the lenders providing the Spinco Financing to fund the Spinco Financing. Grizzly shall (x) furnish to Burgundy complete, correct and executed copies of the Spinco Debt Financing Agreements, (y) give Burgundy prompt notice of any material breach by any party of the Spinco Commitment Letter or the Spinco Related Letter or the Spinco Debt Financing Agreements of which Grizzly becomes aware or any termination thereof and (z) upon Burgundy’s request, otherwise keep Burgundy reasonably informed of the status of Grizzly’s efforts to arrange the Spinco Financing (or any replacement thereof) and the other financing transactions contemplated by this Agreement (or any replacement thereof). If any portion of the Spinco Financing becomes unavailable on the terms and conditions contemplated in the Spinco Commitment Letter and the Spinco Related Letter (including the flex provisions) from sources contemplated in the Spinco Commitment Letter and the Spinco Related Letter, Grizzly and Spinco shall use their reasonable best efforts to arrange and obtain alternative debt financing from alternative debt sources for the same purposes as the purposes of the Spinco Financing in an amount not less than the Below Basis Amount upon terms and conditions not less favorable, taken as a whole, to Grizzly and Spinco (in the reasonable discretion of Grizzly) than those in the Spinco Commitment Letter and the Spinco Related Letter as promptly as practicable following the occurrence of such event, including using reasonable best efforts to enter into definitive agreements with respect thereto. Further, Grizzly may, with the prior written consent of Burgundy (which consent shall not be unreasonably withheld, conditioned or delayed), if it so determines in its discretion, arrange for alternative financing for the Spinco Financing from a third party or parties (and, in such instance, references herein to the “Spinco

Commitment Letter” shall mean and include the written commitment of such third party or parties in respect thereof), if such alternative financing does not (i) reduce the aggregate amount of the Spinco Financing below the Below Basis Amount, (ii) impose new or additional conditions to the receipt of the Spinco Financing that would reasonably be expected to (A) expand in any material respect the conditions precedent or contingencies to the funding at Closing, (B) prevent or materially delay the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements, or (C) materially adversely impact the ability of Grizzly to enforce its rights against the other parties thereto, or (iii) prevent or materially delay obtaining from the IRS the Private Letter Ruling (including the IRS D Reorganization Ruling and the IRS Debt Exchange Ruling). As used herein, references to the “Spinco Financing” shall mean and include, if applicable, alternative financing arranged in accordance with the preceding sentence. Notwithstanding anything to the contrary, Spinco and Grizzly shall not and shall not permit their respective Affiliates to repay all or any part of the Spinco Financing, other than in accordance with Schedule 8.11(a).

(b) Burgundy shall not agree to any amendment or modification to be made to, or any waiver of any provision or remedy under, the Burgundy Commitment Letter or the Burgundy Related Letter without the prior written consent of Grizzly (and, to the extent Section 8.3 is applicable, such consent is subject to Grizzly’s obligations in Section 8.3), if such amendments, modifications or waivers would reasonably be expected to (i) reduce the aggregate amount of the Burgundy Financing below the Above Basis Amount, (ii) impose new or additional conditions to the receipt of the Burgundy Financing that would reasonably be expected to (A) expand in any material respect the conditions precedent or contingencies to the funding at Closing, (B) prevent or materially delay the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements, (C) materially adversely impact the ability of Burgundy to enforce its rights against the other parties to the Burgundy Commitment Letter and Burgundy Related Letter or (D) affect in any manner the terms of the Spinco Exchange Debt. Burgundy, Spinco and Grizzly shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Burgundy Financing on the terms and conditions described in or contemplated by the Burgundy Commitment Letter and Burgundy Related Letter, including using reasonable best efforts to (1) maintain in effect the Burgundy Commitment Letter and the Burgundy Related Letter, (2) satisfy on a timely basis (taking into account the expected timing of the Marketing Period) all conditions and covenants applicable to Burgundy, Spinco and Grizzly in the Burgundy Commitment Letter and Burgundy Related Letter and otherwise comply with its obligations thereunder, (3) enter into definitive agreements with respect thereto (the “Burgundy Debt Financing Agreements”) on the terms and conditions contemplated by the Burgundy Commitment Letter and Burgundy Related Letter (or terms and conditions no less favorable to Burgundy, Spinco and Grizzly (in the reasonable discretion of Burgundy and Grizzly, respectively) than the terms and conditions in the Burgundy Commitment Letter and Burgundy Related Letter), (4) in the case of Burgundy, enforce its rights under the Burgundy Commitment Letter, and (5) in the event that all conditions in the Burgundy Commitment Letter and the definitive documentation with respect thereto have been satisfied, cause the lenders providing the Burgundy Financing to fund the Burgundy Debt and, on the Closing Date, accept Spinco Exchange Debt in full satisfaction thereof. Notwithstanding the foregoing, (i) Burgundy shall have the primary responsibility, which will be exercised in consultation with Grizzly, with respect to the negotiation of the definitive documentation with respect to the Burgundy Debt in accordance with the Burgundy Commitment Letter and (ii) Grizzly shall have the sole responsibility and sole discretion with respect to the negotiation of the definitive documentation with respect to the Spinco Exchange Debt in accordance with the Burgundy Commitment Letter (it being understood that the Spinco Exchange Debt may have an interest rate up to the Total Cap if required by the lenders under the Burgundy Commitment Letter). Grizzly and Burgundy shall (x) furnish to the other complete, correct and executed copies of the applicable Burgundy Debt Financing Agreements negotiated by them, (y) give the other prompt notice of any material breach by any party of the Burgundy Commitment Letter or the Burgundy Related Letter or any of the Burgundy Debt Financing Agreements of which either shall become aware or any termination thereof and (z) upon request, otherwise keep the other reasonably informed of the status of their respective efforts to arrange the Burgundy Financing (or any replacement thereof), including both the Burgundy Debt and the Spinco Exchange Debt. If any portion of the Burgundy Financing becomes unavailable on the terms and conditions contemplated in the Burgundy Commitment Letter or Burgundy Related Letter (including the flex provisions) or from sources contemplated in the Burgundy Commitment Letter, Grizzly and Burgundy shall use their reasonable best efforts to arrange and obtain alternative debt financing from alternative debt sources for the same purposes as the purposes of the Burgundy Financing in an amount not less than the Above Basis Amount upon terms and conditions not less favorable, taken as a whole, to Grizzly and Burgundy (each in their respective reasonable discretion) than those in the Burgundy Commitment Letter and Burgundy Related Letter as promptly as practicable following the occurrence of such event, including using reasonable best efforts to enter into definitive agreements with respect thereto.

(c) For purposes of this Agreement, “Marketing Period” shall mean the first period of twenty (20) consecutive Business Days (or fifteen (15) consecutive Business Days if commenced on or after January 2, 2013) throughout which (I) Grizzly shall have previously received from Spinco all of the Required Financial Information and during which period such information shall remain compliant in all material respects at all times with the applicable provisions of Regulation S-X and S-K under the Securities Act and (II) the conditions set forth in Section 9.1 shall be satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing Date) and nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 9.2 (other than those conditions that by their nature can only be satisfied at the Closing Date and other than the condition in Section 9.2(f)) to fail to be satisfied, assuming that the Closing Date were to be scheduled for any time during such twenty (20) consecutive Business Day period; provided that for purposes of determining the Marketing Period, November 23, 2012 shall be deemed not to be a Business Day and (ii) the entirety of such Marketing Period must occur prior to December 19, 2012, or after January 2, 2013; provided that in the case of this clause (ii) the Marketing Period must be complete prior to February 14, 2013 or otherwise not commence until the audited financial statements of both Grizzly and Spinco for the fiscal year ended December 31, 2012 are available; provided, further, that the Marketing Period will not be deemed to have commenced if prior to the completion of the Marketing Period, (x) Spinco’s auditors shall have withdrawn their audit opinion contained in the Required Financial Information in which case the Marketing Period shall not be deemed to commence unless and until a new unqualified audit opinion is issued with respect thereto by Spinco’s auditors or another independent public accounting firm reasonably acceptable to Grizzly, (y) the financial statements included in the Required Financial Information that is available to Grizzly on the first day of the Marketing Period would not be sufficiently current on any day during such period to satisfy the requirements of Rule 3-12 of Regulation S-X to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such period, or not sufficient for the underwriters or initial purchasers to receive a customary comfort letter, including customary “negative assurance” comfort, in which case the Marketing Period shall not be deemed to commence until the receipt by Grizzly of updated Required Financial Information that would be required under Rule 3-12 of Regulation S-X to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such new twenty (20) consecutive Business Day period, or (z) Burgundy or Spinco issues a public statement indicating its intent to restate any historical financial statements of Spinco or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period shall not be deemed to commence unless and until such restatement has been completed and the relevant SEC Report or SEC Reports have been amended or Burgundy has announced that it has concluded that no restatement shall be required in accordance with GAAP; provided, further, that the Marketing Period shall end on any earlier date that is the date on which the Spinco Financing is funded.

(d) Prior to the Closing, each of Burgundy and Spinco shall and shall cause its Subsidiaries (including Spinco in the case of Burgundy) to, and shall use its reasonable best efforts to cause its respective Representatives to, provide to Grizzly all cooperation reasonably requested by Grizzly that is necessary in connection with the Spinco Financing and the Spinco Exchange Debt, and any other financing by Grizzly that is permitted or consented to under this Agreement (a “Permitted Grizzly Financing”), including (i) furnishing Grizzly and its financing sources the unaudited consolidated balance sheet of Spinco and its Subsidiaries and the related consolidated statements of income, shareholders’ equity and cash flows as of the end of any quarterly period that ends between the execution of this Agreement and the forty-fifth (45th) day prior to the Closing Date, and all Spinco information, financial statements and financial data of a type and form customarily included in private placements pursuant to Rule 144A under the Securities Act for financings similar to the Spinco Exchange Debt and subject to exceptions customary for such financings and including audited financial statements for each of the three most recent fiscal years ending more than ninety (90) days prior to the Closing Date (the information required to be delivered pursuant to this clause (i) being referred to as the “Required Financial Information”), (ii) participating in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, the Spinco Financing, the Spinco Exchange Debt and any Permitted Grizzly Financing, and senior management and Representatives, with appropriate seniority and expertise, of Spinco), presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, and obtaining comfort letters from the independent auditors, in connection with the Spinco Financing and the Spinco Exchange Debt and any Permitted Grizzly Financing, (iii) assisting with the preparation of customary materials for rating agency presentations, bank information memoranda, offering documents, private placement memoranda and similar documents required in connection with the Spinco Financing and the Spinco Exchange Debt and any Permitted Grizzly Financing (including requesting any consents of accountants for use of their reports in any materials relating to the Spinco Exchange Debt and the delivery of one or more customary representation letters), (iv) causing the taking of corporate actions by Spinco and its Subsidiaries reasonably necessary to permit the completion of the Spinco Financing and the issuance of the Spinco Exchange Debt to Burgundy to be applied in satisfaction of the Burgundy Debt, (v) facilitating the execution and delivery at the Closing of definitive documents related to the Spinco Financing and the Spinco Exchange Debt on the terms contemplated by the Spinco Commitment Letter, the Spinco Related Letter, the Burgundy Commitment Letter and the Burgundy Related Letter, (vi) cooperating with consultants or others engaged to undertake field examinations and appraisals, including furnishing information to such persons in respect of accounts receivable, inventory and other applicable assets, (vii) providing to the financing sources at least five (5) days prior to the Closing all documentation and other information required by bank regulatory authorities with respect to Spinco under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been reasonably requested by such sources at least ten (10) days in advance of the Closing, and (viii) cooperating in procuring, prior to the date that is twenty (20) consecutive calendar days prior to the Closing Date, corporate and facilities ratings for the Spinco Financing and the Spinco Exchange Debt; provided, however, that nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or operations of Burgundy or Spinco or their Subsidiaries. None of Burgundy or Spinco or any of their Subsidiaries shall be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to pay any commitment or other similar fee or make any other payment or incur any other liability or provide or agree to provide any indemnity in connection with the Spinco Financing or any of the foregoing, unless, in the case of Spinco, such action is contingent upon the Closing. If the Closing does not occur, Grizzly shall indemnify and hold harmless Burgundy, Spinco, their respective Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with any action, claim, arbitration, litigation or suit brought by a third party related to the arrangement of the Spinco Financing, the Burgundy Debt and the Spinco Exchange Debt (including any action taken in accordance with this Section 8.11(d)) and any information utilized in connection therewith (other than historical information relating to Spinco or its Subsidiaries or other information furnished by or on behalf of Spinco or its Subsidiaries). Spinco hereby consents to the reasonable use of Spinco’s and its Subsidiaries’ logos in connection with the Spinco Financing and the Spinco Exchange Debt, provided that such logos are used in a manner that is not intended to harm or disparage Spinco or any of its Subsidiaries or the reputation or goodwill of Spinco or any of its Subsidiaries. Grizzly agrees to provide reasonable cooperation and provide information reasonably required by the debt financing sources in connection with all syndication efforts related to the Exchange Loans.

(e) Grizzly shall be responsible for all out-of-pocket costs, third party fees and expenses related to the Spinco Financing and the Burgundy Financing (including all fees under the Spinco Related Letter and the Burgundy Related Letter and all indemnity claims under any of them), and all underwriting, sale, distribution, placement or other fees, and indemnity claims, in connection with the distribution of Spinco Exchange Debt, whether prior to or subsequent to Closing; provided, that each party shall be solely responsible for the fees and expenses of its respective counsel and other consultants in connection therewith.

(f) The parties hereto acknowledge that the Burgundy Commitment Letter contemplates, and Burgundy desires to enter into, arrangements providing for the exchange by Burgundy of Spinco Exchange Debt distributed to Burgundy as part of the Special Distribution pursuant to the Separation Agreement in full satisfaction of debt obligations of Burgundy borrowed pursuant to definitive documentation contemplated by the Burgundy Commitment Letter (the “Burgundy Debt”) (such exchange, the “Debt Exchange”), which Burgundy Debt shall provide net proceeds equal to the Above Basis Amount. Spinco shall issue Spinco Exchange Debt to Burgundy immediately prior to the Effective Time with an interest rate up to the Total Cap if necessary to effectuate the Debt Exchange. Each of the parties agrees to use its reasonable best efforts to cause the Debt Exchange to be consummated with the holders of the Burgundy Debt (the “Burgundy Lenders”). Without limitation of the foregoing (and in furtherance, not in limitation, of the covenants set forth in Section 8.11(b)):

(i) Subject to the second sentence of this Section 8.11(f), Grizzly shall, in consultation with Burgundy, negotiate the terms and conditions of the Spinco Exchange Debt with the Burgundy Lenders and shall keep Burgundy reasonably informed of all material developments. Grizzly shall, in consultation with Burgundy, determine the final form of the Spinco Exchange Debt and related agreements (including registration rights arrangements and indenture). Burgundy shall, in consultation with Grizzly, determine the arrangements relating to the Debt Exchange; provided that Burgundy shall keep Grizzly reasonably informed regarding such arrangements. Spinco shall issue the Spinco Exchange Debt to Burgundy on the terms negotiated by Grizzly immediately prior to the Effective Time, and Grizzly shall accept and execute applicable documentation, if any, relating to the issuance of the Spinco Securities by Spinco and the transfer of the Spinco Exchange Debt by Burgundy in satisfaction of the Burgundy Debt.

(ii) Each of Burgundy, Spinco and Grizzly shall cooperate in connection with the preparation of all documents and the making of all filings required in connection with the issuance of the Spinco Exchange Debt and the Debt Exchange and shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate the issuance of the Spinco Exchange Debt and the Debt Exchange.

(iii) Grizzly shall, and shall use commercially reasonable efforts to cause its employees, accountants, counsel and other representatives to take the following actions by the date of the Debt Exchange: (A) participate in meetings, drafting sessions, due diligence sessions, management presentation sessions, “road shows” and sessions with ratings agencies in connection with the marketing of the Spinco Exchange Debt and the Debt Exchange, (B) prepare offering memoranda, private placement memoranda, prospectuses and similar documents (including all applicable pro forma and other financial information) reasonably required to consummate the issuance of the Spinco Exchange Debt and the Debt Exchange, (C) assist in the preparation of and execute and/or deliver, customary underwriting placement, credit, purchase, indemnification, registration rights and other definitive financing agreements and execute and deliver in a timely manner such other certificates and documents, including solvency certificates, comfort letters, consents, pledge and security documents and perfection certificates, as may be reasonably required in connection with the foregoing, and (D) take all other actions reasonably necessary in connection with the issuance of the Spinco Exchange Debt and the Debt Exchange.

(iv) Burgundy and Spinco shall, and shall use commercially reasonable efforts to cause its employees, accountants, counsel and other representatives to provide to Grizzly all cooperation reasonably requested by Grizzly that is necessary in connection with Grizzly’s obligations pursuant to Section 8.11(f)(iii), including taking the following actions by the date of the Debt Exchange: (A) providing Grizzly with the Required Financial Information and (B) taking all other actions reasonably necessary in connection with the issuance of the Spinco Exchange Debt and the Debt Exchange.

(v) If despite the parties’ use of reasonable best efforts in accordance with this Section 8.11(f), (A) the Debt Exchange does not occur (including in the event that the Burgundy Commitment Letter is modified in accordance with Section 8.3), and (B) the conditions set forth in Article IX (other than those that would be satisfied at the Closing Date and other than the condition in Section 9.2(f)) shall have been satisfied (or, to the extent permissible by law, waived by Burgundy), then either, as Burgundy shall elect, at its sole discretion, Burgundy shall (1) waive the condition in Section 9.2(f) and require Spinco to issue to Burgundy

Spinco Securities with an interest rate equal to the Total Cap in satisfaction of the Special Above Basis Debt/Cash Distribution, or (2) (I) waive the condition in Section 9.2(f), (II) if the commitment for a bridge facility to Spinco is then in effect, require Spinco to borrow an amount no less than the Above Basis Amount under such bridge facility on the terms set forth in such commitment and (III) require Spinco to distribute to Burgundy an amount in cash equal to the Above Basis Amount in satisfaction of the Special Above Basis Debt/Cash Distribution. To the extent that Spinco issues to Burgundy Spinco Securities in satisfaction of the Special Above Basis Debt/Cash Distribution in accordance with clause (1) of the foregoing, Grizzly and Spinco shall following the Closing reasonably cooperate with Burgundy in connection with the preparation of all documents and the making of all filings required in connection with a subsequent sale of the Spinco Securities, including taking all such actions as are required of Grizzly pursuant to clauses (ii) and (iii) of this Section 8.11(f) with respect to the Spinco Exchange Debt.

(g) In the event that the Below Basis Amount is increased from $225,000,000 pursuant to the Separation Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing or causing to be done, all things necessary, proper or advisable, to modify the Burgundy Commitment Letter and the Spinco Commitment Letter and all other financing arrangements contemplated hereby to take into account such increase in the Below Basis Amount.

Section 8.12 Public Announcements. Burgundy and Grizzly shall consult with each other and shall mutually agree upon any press release or public announcement relating to the transactions contemplated by this Agreement and neither of them shall issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or automated inter-dealer quotation system, in which case the party proposing to issue such press release or make such public announcement shall use all reasonable best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement; provided that, subject to Section 8.10(e), Grizzly will not be required to obtain the prior agreement of or consult with Burgundy in connection with any such press release or public announcement in connection with the Grizzly Board effecting a Change in Recommendation.

Section 8.13 Defense of Litigation. Each of Burgundy, Spinco and Grizzly shall use all reasonable best efforts to defend against all actions, suits or proceedings in which such party is named as a defendant that challenge or otherwise seek to enjoin, restrain or prohibit the transactions contemplated by this Agreement or seek damages with respect to such transactions. None of Burgundy, Spinco or Grizzly shall settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against such party therein without having previously consulted with the other parties. Each of Burgundy, Spinco and Grizzly shall use all reasonable best efforts to cause each of its Affiliates, directors and officers to use all reasonable best efforts to defend any such action, suit or proceeding in which such Affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section 8.13 to the same extent as if such Person was a party.

Section 8.14 Advice of Changes. Burgundy and Grizzly shall as promptly as reasonably practicable after becoming aware thereof advise the other of (a) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or (b) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement that could be complied with or satisfied by it at such time under this Agreement, or which has resulted, or which, insofar as can reasonably be foreseen, would result, in any of the conditions that could be satisfied at such time set forth in Article IX not being satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. The failure to comply with the covenants, conditions or agreements contained in this Section 8.14 shall not be taken into account when determining whether the conditions set forth in Section 9.2(a) or Section 9.3(a) have been satisfied.

Section 8.15 Section 16 Matters. Prior to the Effective Time, Grizzly and Spinco shall take all such steps as may be required to cause any dispositions of Spinco Common Stock (including derivative securities with respect to Spinco Common Stock) or acquisitions of Grizzly Common Stock (including derivative securities with respect to Grizzly Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Grizzly or Spinco to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with applicable SEC rules and regulations and interpretations of the SEC staff.

Section 8.16 Control of Other Party’s Business. Nothing contained in this Agreement shall give Burgundy or Spinco, directly or indirectly, the right to control or direct Grizzly’s operations prior to the Effective Time. Nothing contained in this Agreement shall give Grizzly, directly or indirectly, the right to control or direct the operations of the Eagle Business, or the business of Spinco and the Spinco Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Burgundy, Spinco and Grizzly shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

Section 8.17 Spinco Share Issuance. Prior to the Effective Time, Spinco will authorize the issuance of a number of shares of Spinco Common Stock such that the total number of shares of Spinco Common Stock outstanding immediately prior to the Effective Time will equal the greater of (x) 35,200,000 shares or (y) the product of (i) the number of shares of Grizzly Common Stock issued and outstanding immediately prior to the Effective Time multiplied by (ii) 1.02020202; provided that, if the condition set forth in Section 4.3(d) of the Separation Agreement with respect to the Distribution Tax Opinion would be unable to be satisfied because immediately after the Effective Time the percentage of outstanding shares of Grizzly Common Stock to be received by former Spinco shareholders with respect to Qualified Spinco Common Stock would be less than the Threshold Percentage (before giving effect to the adjustment contemplated by Section 3.1(d) or this proviso), then, in lieu of the adjustment contemplated by Section 3.1(d), Spinco may increase the number of shares of Spinco Common Stock that it issues, in which case the Exchange Ratio will be fixed at one, such that the number of shares of Grizzly Common Stock to be received by former Spinco shareholders with respect to Qualified Spinco Common Stock equals the Threshold Percentage. If any such increase is required solely by reason of any actions taken by Burgundy or its Affiliates pursuant to the plan (or series of related transactions) which includes the Distribution (within the meaning of Section 355(e) of the Code), then the Above Basis Amount shall be decreased by an amount equal to the product of $27.54 multiplied by the number of additional shares of Spinco Common Stock required to be issued pursuant to the adjustment set forth in this proviso solely by reason of any such actions taken by Burgundy or its Affiliates.

Section 8.18 Takeover Statutes. If any “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, Grizzly and Merger Sub and their respective Boards of Directors shall use all reasonable efforts to grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

Section 8.19 Financials.

(a) As soon as reasonably practicable after the date of this Agreement, but in no event later than the date that is one hundred twenty (120) days after the date of this Agreement, Burgundy will provide Grizzly with the audited combined financial statements of the Eagle Business, including the combined balance sheets of the Eagle Business as of December 31, 2010 and December 31, 2011, and the combined statements of income, equity and cash flows of the Eagle Business for the fiscal years ended December 31, 2009, December 31, 2010 and December 31, 2011 (collectively, the “Audited Financial Statements”).

(b) Burgundy will prepare and furnish to Grizzly, as promptly as practicable after the end of the applicable fiscal period, copies of the combined financial statements of the Eagle Business as of and for any subsequent fiscal periods for which financial statements are required to be included in the documents referred to in Section 8.4 prepared in accordance with GAAP consistently applied, subject in the case of unaudited financial statements to normal year-end adjustments and the absence of footnotes.

(c) Burgundy will prepare and furnish to Grizzly, as promptly as practicable after the end of each calendar month the unaudited income statement, balance sheet and financial summary for the Eagle Business for such month, prepared in accordance with the income statement, balance sheet and financial summary attached as Schedule 8.19(c) of the Burgundy Disclosure Letter.

Section 8.20 Grizzly Stock Option Exercise Prohibition. On or prior to the date that is three (3) Business Days prior to the Closing Date, Grizzly shall prohibit the holders of options to purchase Grizzly Common Stock pursuant to the Grizzly Stock Plan from exercising such options until after the Closing and shall instruct Grizzly’s transfer and other agent to prohibit the holders of options to purchase Grizzly Common Stock pursuant to the Grizzly Stock Plan from exercising such options until after the Closing.

Section 8.21 Agreement With Respect to Release of Burgundy Guarantees. To the extent required to obtain a Guarantee Release (as defined in the Separation Agreement) of any member of the Burgundy Group as contemplated by Section 2.10 of the Separation Agreement, Grizzly will use its reasonable best efforts to execute a guarantee agreement in the form of the existing agreement or guarantee or such other form as is agreed to by the relevant parties to such agreement or guarantee.

Section 8.22 Agreement With Respect to Other Transaction Agreements. Grizzly acknowledges and agrees that, notwithstanding anything in this or any other Transaction Agreement to the contrary, the provisions of the Separation Agreement and any other Transaction Agreements affecting Grizzly, including for the avoidance of doubt Sections 5.7 and 7.8 of the Separation Agreement, shall be binding upon Grizzly, and Grizzly shall be subject to the obligations and restrictions imposed by those provisions, as if Grizzly were a party thereto. Burgundy acknowledges and agrees that, notwithstanding anything in this or any other Transaction Agreement to the contrary, the provisions of any of the Transaction Agreements affecting Burgundy shall be binding upon Burgundy, and Burgundy shall be subject to the obligations and restrictions imposed by those provisions, as if Burgundy were a party thereto.

Section 8.23 Dividend Policy. Grizzly intends to continue to pay quarterly dividends from and after the Closing at no less than the current rate of $0.32 per share of Grizzly Common Stock per annum, it being understood that the payment of dividends shall be subject to declaration by, and solely within the discretion of, the Grizzly Board.

Section 8.24 Covenant Not to Compete.

(a) In furtherance of the Merger and the transactions contemplated hereby, Burgundy covenants and agrees that, for a period beginning on the Effective Date and ending on the second (2nd) anniversary of the Effective Time, neither Burgundy nor any of its Subsidiaries shall, without the prior written consent of Grizzly, engage, directly or indirectly, in the Eagle Business as conducted as of the Effective Date (the “Grizzly Restricted Business”) anywhere throughout the world. Notwithstanding anything to the contrary in the foregoing:

(i) nothing in this Section 8.24(a) shall prohibit Burgundy or its Subsidiaries from engaging in the businesses conducted by Burgundy or its Subsidiaries (excluding the Eagle Business) on the Effective Date;

(ii) nothing set forth in this Section 8.24(a) shall prohibit Burgundy or its Subsidiaries from owning not in excess of 5% in the aggregate of any class of capital stock or other equity interest of any Person engaged in the Grizzly Restricted Business;

(iii) in the event that Burgundy completes a business combination transaction with a Person, which transaction results in the holders of the voting securities of Burgundy outstanding immediately prior to the consummation of such transaction owning less than 50% of the voting power of the voting securities of Burgundy or the surviving entity in the transaction or any parent thereof (any such entity, an “Acquiror”) outstanding immediately after the consummation of such transaction, such Acquiror or any of its Subsidiaries or Affiliates (but not Burgundy or any of its Subsidiaries) may engage in any Grizzly Restricted Business;

(iv) Burgundy may acquire interests in or securities of any Person as an investment by their pension funds or funds of any other benefit plan of Burgundy whether or not such Person is engaged in any Grizzly Restricted Business;

(v) Burgundy may acquire interests in or securities of any Person that derived 20% or less of its total revenues in its most recent fiscal year from activities that constitute Grizzly Restricted Businesses; provided that such Person may not use the Burgundy name in connection with the activities that constitute Grizzly Restricted Businesses; and

(vi) Burgundy may perform their obligations under this Agreement and the Transaction Agreements.

The parties hereto acknowledge and agree that nothing herein shall be deemed to require Burgundy to give notice to or obtain the consent of the Grizzly in order to engage in any activity or transaction of the types described in Section 8.24(a)(i) through Section 8.24(a)(vi) and that, in the event the TCI Interests are not transferred to Spinco at the Closing, nothing in this Section 8.24(a) shall prevent or limit in any way Burgundy’s ability to hold the TCI Interests and to take any actions in connection with its ownership of the TCI Interests for so long as the TCI Interests are not transferred to Spinco.

(b) Burgundy acknowledges and agrees that the covenants included in this Section 8.24 are, taken as a whole, reasonable in their geographic and temporal coverage and Burgundy shall not raise any issue of geographic or temporal reasonableness in any proceeding to enforce such covenant; provided, however, that if the provisions of this Section 8.24 should ever be deemed to exceed the time or geographic limitations or any other limitations permitted by applicable Law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the minimum extent required by applicable Law to cure such problem. Burgundy acknowledges and agrees that in the event of a breach by Burgundy of the provisions of this Section 8.24, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, the Grizzly may, in addition to any other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or preliminary and final injunctive relief or other relief in order to enforce or prevent any violation of the provisions hereof, without the necessity of proving actual damages or posting a bond.

Section 8.25 Non-Solicitation of Employees.

(a) Burgundy and Grizzly each agree that, for a period of two (2) years from and after the Closing Date, they shall not, and they shall cause their respective Subsidiaries not to, without the prior written consent of the other party, directly or indirectly, solicit to hire or hire (or cause or seek to cause to leave the employ of the other party or the other party’s Subsidiary), or enter into a consulting agreement with, any employee or category of employee of the other party or the other party’s Subsidiaries listed in Schedule 8.25.

(b) The restrictions set forth in Section 8.25(a) shall not apply to (i) general solicitations (such as advertisements) for employment placed by a party or any party’s Subsidiary and not specifically targeted at the other party’s employees (or the employees of a Subsidiary of the other party) or (ii) responding to or hiring any employee of the other party (or of the other party’s Subsidiary) who contacts a party without any prior solicitation (other than as permitted by clause (i) above).

Section 8.26 Certain Transaction Agreements. Between the date of this Agreement and the Business Transfer Time, Grizzly, Burgundy and Spinco shall negotiate in good faith to agree upon definitive agreements reflecting the forms of Transition Services Agreement; the Shared Facilities, Services and Supply Agreement; the Electric Generation, Distribution and Transmission Facilities Lease; Shared Facilities Agreement—Monroeville; and the Servitude Agreement attached as Exhibits B, D, C, L and E, respectively, to the Separation Agreement. The parties acknowledge that the current forms have been partially negotiated between the parties but the terms of the forms including the pricing and the scope of services provided therein remain subject to further review and revision after Grizzly is provided appropriate access to personnel and information not available prior to the date hereof. The parties intend that the agreements shall allow the parties to operate in the ordinary course after the Business Transfer Time and facilitate the transition of the Eagle Business to Grizzly and the separation of the Eagle Business from Burgundy. The parties agree that all pricing for the services provided under such agreements shall be consistent with the economics in the financials of the Eagle Business provided by Burgundy to Grizzly prior to the date of this Agreement.

ARTICLE IX

CONDITIONS TO THE MERGER

Section 9.1 Conditions to the Obligations of Spinco, Burgundy, Grizzly and Merger Sub to Effect the Merger. The respective obligations of each party to consummate the Merger shall be subject to the fulfillment (or, to the extent permitted by applicable Law, written waiver by Burgundy and Grizzly) at or prior to the Effective Time of the following conditions:

(a) The Spinco Reorganization and the Distribution shall have been consummated in accordance with the Separation Agreement, the IRS D Reorganization Ruling, the IRS Debt Exchange Ruling, and the Distribution Tax Opinion.

(b) Any applicable waiting period under the HSR Act shall have expired or been terminated, and, if required, Competition Act Approval shall have been obtained.

(c) The Registration Statement and the Spinco Registration Statement, to the extent required, shall have become effective in accordance with the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order; all necessary permits and authorizations under state securities or “blue sky” laws, the Securities Act and the Exchange Act relating to the issuance and trading of shares of Grizzly Common Stock to be issued pursuant to the Merger shall have been obtained and shall be in effect; and such shares of Grizzly Common Stock and such other shares required to be reserved for issuance pursuant to the Merger shall have been Approved for Listing.

(d) The Grizzly Stockholder Approval shall have been obtained, in accordance with applicable Law and the rules and regulations of the NYSE.

(e) No court of competent jurisdiction or other Governmental Authority shall have enacted any Law or issued any Order, or taken any other action, that is still in effect restraining, enjoining or prohibiting the Spinco Reorganization, the Distribution or the Merger.

Section 9.2 Additional Conditions to the Obligations of Burgundy and Spinco. The obligation of Burgundy and Spinco to consummate the Merger shall be subject to the fulfillment (or, to the extent permitted by applicable Law, waiver by Burgundy) at or prior to the Effective Time of the following additional conditions:

(a) Grizzly shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

(b) Each of the representations and warranties of Grizzly (i) set forth in Section 7.2(a) and Section 7.3(a) shall be true and correct in all material respects as of the Closing Date as though made as of the Closing Date and

(ii) otherwise set forth in Article VII (other than Section 7.2(a) and Section 7.3(a)) shall be true and correct as of the Closing Date as though made as of the Closing Date, except for representations and warranties that speak as of an earlier date or period which shall be true and correct as of such date or period, in each case without giving effect to any materiality qualifiers set forth therein, except in the case of this clause (ii) for such failures to be true and correct as do not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Grizzly.

(c) Grizzly shall have delivered to Burgundy a certificate, dated as of the Effective Time, of a senior officer of Grizzly certifying the satisfaction by Grizzly of the conditions set forth in subsection (a) and (b) of this Section 9.2.

(d) Burgundy and Spinco shall have received the Merger Tax Opinion from Burgundy Tax Counsel, dated the Closing Date.

(e) Burgundy and Spinco shall have received the IRS D Reorganization Ruling and the IRS Debt Exchange Ruling, each in form and substance reasonably satisfactory to Burgundy and Spinco, and such rulings shall continue to be valid and in full force and effect (and, for the avoidance of doubt, such rulings shall not have been invalidated, modified or otherwise affected by any change in any Law on or after the date such rulings were issued by the IRS).

(f) The Debt Exchange shall have been consummated immediately before the Distribution in full satisfaction of the Burgundy Debt in an amount equal to the Above Basis Amount.

Section 9.3 Additional Conditions to the Obligations of Grizzly and Merger Sub. The obligation of Grizzly and Merger Sub to consummate the Merger shall be subject to the fulfillment (or, to the extent permitted by applicable Law waiver by Grizzly) at or prior to the Effective Time of the following additional conditions:

(a) Spinco and Burgundy shall have performed in all material respects and complied in all material respects with all covenants required by this Agreement to be performed or complied with at or prior to the Effective Time.

(b) Each of the representations and warranties of Burgundy and Spinco (i) set forth in Section 5.2(a), Section 6.2(a) and Section 6.3(a) shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date and (ii) otherwise set forth in Article V and Article VI (other than Section 5.2(a), Section 6.2(a), and Section 6.3(a)) shall be true and correct as of the Closing Date as though made as of the Closing Date, except for representations and warranties that speak as of an earlier date or period which shall be true and correct as of such date or period, in each case without giving effect to any materiality qualifiers set forth therein, except in the case of this clause (ii) for such failures to be true and correct as do not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Spinco.

(c) Burgundy and Spinco shall have delivered to Grizzly a certificate, dated as of the Effective Time, of a senior officer of each of Burgundy and Spinco certifying the satisfaction of the conditions set forth in subsections (a) and (b) of this Section 9.3.

(d) Grizzly shall have received the Merger Tax Opinion from Grizzly Tax Counsel, dated the Closing Date.

(e) Spinco and Burgundy (or a Subsidiary thereof) shall have entered into the applicable Transaction Agreements, and to the extent applicable, performed the covenants to be performed prior to the Effective Time in all material respects, and each such agreement shall be in full force and effect.

(f) Income Before Income Taxes of the Eagle Business for the fiscal years 2010 and 2011 as reported in the Audited Financial Statements delivered pursuant to Section 8.19 shall not be less than the Income Before Income Taxes target amounts for each of such fiscal years as reported in the unaudited financial statements of the Eagle Business and indicated in Section 9.3(f) of the Burgundy Disclosure Letter.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVERS

Section 10.1 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Effective Time, whether before or after Grizzly Stockholder Approval:

(a) by the mutual written consent of Burgundy and Grizzly;

(b) by either Burgundy or Grizzly, if the Effective Time shall not have occurred on or before May 18, 2013 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including such party’s obligations set forth in Section 8.3, Section 8.7 or Section 8.11) or the Separation Agreement has been the cause of, or has resulted in, the failure of the Effective Time to occur on or before the Termination Date;

(c) by either Burgundy or Grizzly, if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to any party whose failure to comply with Section 8.7 has been the cause of, or has resulted in, such action or inaction;

(d) by Grizzly, if either Burgundy or Spinco shall have breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 9.1 or Section 9.3 and (ii) cannot be cured by the Termination Date; provided that Grizzly shall have given Burgundy written notice, delivered at least thirty (30) days (or such lesser time remaining prior to the Termination Date) prior to such termination, stating Grizzly’s intention to terminate this Agreement pursuant to this Section 10.1(d) and the basis for such termination;

(e) by Burgundy, if Grizzly shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 9.1 or Section 9.2 and (ii) cannot be cured by the Termination Date; provided that Burgundy shall have given Grizzly written notice, delivered at least thirty (30) days (or such lesser time remaining prior to the Termination Date) prior to such termination, stating Burgundy’s intention to terminate the Agreement pursuant to this Section 10.1(e) and the basis for such termination;

(f) by Burgundy or Grizzly if, at the Grizzly Stockholders Meeting (including any adjournment, continuation or postponement thereof), the Grizzly Stockholder Approval shall not be obtained;

(g) by Burgundy, if the Grizzly Board shall have effected a Change in Recommendation; or

(h) by Grizzly, if Burgundy shall not have delivered the Audited Financial Statements by the date that is one hundred twenty (120) days after the date of this Agreement or, if upon delivery of the Audited Financial Statements, the condition in Section 9.3(f) is not met.

Section 10.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1, this Agreement shall terminate (except for the Confidentiality Agreement referred to in Section 11.1, the provisions of this Section 10.2, Section 10.3 and Article XI), without any liability on the part of any Person other than Burgundy and Grizzly to the extent set forth in Section 10.3; provided that nothing in this Agreement shall relieve any party of liability for fraud or willful breach of this Agreement or the Separation Agreement prior to such termination.

Section 10.3 Termination Fee Payable in Certain Circumstances.

(a) Grizzly shall pay to Burgundy or its designee the Grizzly Termination Fee, by wire transfer of immediately available funds to an account or accounts designated in writing by Burgundy, as follows:

(i)(A) In the event that, after the date hereof, a Grizzly Acquisition Proposal shall have been made to Grizzly, or directly to the stockholders of Grizzly generally, or a Grizzly Acquisition Proposal shall have otherwise become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make a Grizzly Acquisition Proposal, and (B) thereafter this Agreement is terminated (1) by either party pursuant to Section 10.1(b), (2) by Burgundy pursuant to Section 10.1(e) due to breach by Grizzly of its covenants under this Agreement, or (3) by either party pursuant to Section 10.1(f) (and, in the case of this clause (3) only, such Grizzly Acquisition Proposal or such announcement of an intention to make a Grizzly Acquisition Proposal is publicly known and shall not have been irrevocably withdrawn at least five (5) days prior to the Grizzly Stockholders Meeting), and (C) within twelve (12) months after such termination of this Agreement, any Grizzly Acquisition shall have been consummated or any definitive agreement with respect to any Grizzly Acquisition shall have been entered into (the earlier of entry into such agreement or the consummation thereof, the “Grizzly Termination Fee Date”), then, in any such case, Grizzly shall pay Burgundy a fee in the amount of $24,500,000 (the “Grizzly Termination Fee”) (less any amounts paid by Grizzly to Burgundy pursuant to Section 10.3(a)(iii)) within two (2) Business Days of the Grizzly Termination Fee Date; provided that solely for purposes of this Section 10.3(a)(i), the term “Grizzly Acquisition Proposal” shall have the meaning ascribed thereto in Article I, except that all references in such definition to 25% shall be changed to 50%;

(ii) in the event that this Agreement is terminated by Burgundy pursuant to Section 10.1(g), Grizzly shall promptly, and in any event not more than two (2) Business Days following such termination, pay Burgundy the Grizzly Termination Fee by wire transfer of same day funds;

(iii) in the event that this Agreement is terminated by either Grizzly or Burgundy pursuant to Section 10.1(f), Grizzly shall pay Burgundy all out-of-pocket fees and expenses actually and reasonably incurred by Burgundy, Spinco and their respective Affiliates in connection with the transactions contemplated by this Agreement (the “Burgundy Expenses”), up to a maximum of the Burgundy Expense Limitation. In the event of a termination by Grizzly pursuant to Section 10.1(f), Grizzly shall pay the Burgundy Expenses concurrently with any such termination and, in the case of a termination by Burgundy pursuant to Section 10.1(f), Grizzly shall pay the Burgundy Expenses not more than two (2) Business Days following any such termination, in each case by wire transfer of same day funds. The payment of the Burgundy Expenses pursuant to this Section 10.3(a)(iii) shall not relieve Grizzly of any subsequent obligation to pay the Grizzly Termination Fee pursuant to Section 10.3(a)(i), less the amount paid pursuant to this Section 10.3(a)(iii); and

(iv) in the event that this Agreement is terminated by Grizzly pursuant to Section 10.1(h), Burgundy shall pay Grizzly all out-of-pocket fees and expenses actually and reasonably incurred by Grizzly and its Affiliates in connection with the transactions contemplated by this Agreement (“Grizzly Expenses”), up to a maximum of the Grizzly Expense Limitation, not more than two (2) Business Days following any such termination, by wire transfer of same day funds.

(b) The parties acknowledge and agree that in no event shall Grizzly be required to pay more than one Grizzly Termination Fee or to pay the Burgundy Expenses if it has paid the Grizzly Termination Fee. Notwithstanding anything in this Agreement to the contrary, upon payment of the Grizzly Termination Fee in accordance with Section 10.3(a), Grizzly shall have no further liability to Burgundy or Spinco or their respective stockholders with respect to this Agreement or the transactions contemplated hereby (other than the obligation to pay any amount payable pursuant to Section 10.3(c).

(c) In the event that Grizzly shall fail to pay when due the Grizzly Termination Fee or the Burgundy Expenses required to be paid by it pursuant to this Section 10.3, or Burgundy shall fail to pay when due the Grizzly Expenses pursuant to Section 10.3(a)(iv), such Grizzly Termination Fee or Burgundy Expenses, or Grizzly Expenses, as the case may be, shall accrue interest for the period commencing on the date such Grizzly Termination Fee or Burgundy Expenses, or Grizzly Expenses, became past due, at a rate equal to the sum of (x) the prime lending rate prevailing during such period as published in The Wall Street Journal plus (y) 5%, calculated on a daily basis until the date of actual payment. In addition, if either party shall fail to pay the Grizzly Termination Fee or Burgundy Expenses, or Grizzly Expenses, as the case may be, when due, such defaulting party shall also pay to the other party all of the other party’s costs and expenses (including reasonable attorneys’ fees), as applicable, in connection with efforts to collect such amounts.

Section 10.4 Amendment. This Agreement may be amended by Burgundy, Spinco, Grizzly and Merger Sub at any time before or after adoption of this Agreement by the stockholders of Grizzly; provided, however, that after such adoption, no amendment shall be made that by Law or in accordance with the rules of any relevant stock exchange or automated inter-dealer quotation system requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by Burgundy, Spinco, Grizzly and Merger Sub.

Section 10.5 Waivers. At any time prior to the Effective Time, Burgundy, Spinco, Grizzly and Merger Sub may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or acts of the other parties; (ii) waive any inaccuracies in the representations and warranties of any of the other parties contained herein or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any of the agreements or conditions of any of the other parties contained herein; provided, however, that no failure or delay by Burgundy, Spinco, Grizzly or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of Burgundy, Spinco, Grizzly or Merger Sub to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Non-Survival of Representations, Warranties and Agreements. The covenants and agreements that by their terms are to be performed following the Closing pursuant to the Separation Agreement or this Agreement shall survive the Effective Time in accordance with their terms and all other covenants and agreements herein and therein shall terminate and shall not survive the Closing. None of the representations or warranties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement or any other covenant or agreement set forth herein shall survive the Effective Time. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and any termination of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material furnished by any party or its representatives thereunder or hereunder.

Section 11.2 Expenses. Except as otherwise specifically provided herein, including as provided in Section 8.11 or Section 10.3, whether or not the Merger is consummated, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (i) Expenses (other than fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto, which shall be borne by such party) incurred in connection with the filing, printing and mailing of the Spinco Registration Statement (if required), the Registration Statement and the Proxy Statement/Prospectus, and (ii) filing fees paid to Governmental Authorities with respect to the transactions contemplated hereby pursuant to the HSR Act and appropriate filings, if any are required, with foreign regulatory authorities in accordance with Foreign Competition Laws, including the Competition Act, each of which shall be shared equally by Grizzly and Burgundy. In addition, any fees and expenses incurred in connection with seeking third party Consents or in connection with Section 2.7 of the Separation Agreement, shall be paid as set forth in the Separation Agreement. As used in this Agreement, “Expenses” means all out-of-pocket expenses (including applicable filing and registration fees and all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Spinco Registration Statement (if required), the Registration Statement and the Proxy Statement/Prospectus and the solicitation of stockholder approval and all other matters related to the transactions contemplated hereby.

Section 11.3 Notices. All notices, requests, permissions, waivers and other communications under this Agreement will be in writing and will be deemed to have been duly given (a) five (5) Business Days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile, provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient, and (d) one Business Day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

If to Spinco or Burgundy, to:

PPG Industries, Inc.
One PPG Place
Pittsburgh, Pennsylvania 15272
Fax:	(412) 434-2490
Attention:	General Counsel

with a copy (which shall not constitute notice) to

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Fax:	(212) 403-2000
Attention:	Steven A. Rosenblum

If to Grizzly or Merger Sub, to:

Georgia Gulf Corporation
115 Perimeter Center Place, Suite 460
Atlanta, Georgia 30346
Fax:	(770) 390-9673
Attention:	Chief Executive Officer

with a copy (which shall not constitute notice) to

Jones Day
1420 Peachtree Street, N.E. Suite 800
Atlanta, GA 30309-3053
Attention:	John E. Zamer
Facsimile:	(404) 581-8330

or to such other address(es) as will be furnished in writing by any such party to the other party in accordance with the provisions of this Section 11.3.

Section 11.4 Interpretation. (a) When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, including all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. References to a date or time shall be deemed to be such date or time in New York City, unless otherwise specified. References to dollar amounts are to U.S. dollars, unless otherwise specified. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. For avoidance of doubt, “consistent with past practice” when used with respect to Spinco or any of its Subsidiaries means the past practice of Burgundy with respect to the Eagle Business. Except as otherwise expressly provided elsewhere in this Agreement, the Separation Agreement, or any other Transaction Agreement, any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a party, such party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion.

(b) Any matter disclosed in any particular Section or Subsection of the Burgundy Disclosure Letter, the Burgundy Disclosure Letter or the Grizzly Disclosure Letter shall be deemed to have been disclosed in any other Section or Subsection of this Agreement, with respect to which such matter is relevant so long as the applicability of such matter to such Section or Subsection is reasonably apparent on its face.

Section 11.5 Severability. If any provision of this Agreement, or the application of any provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties hereto that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

Section 11.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of all of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 11.7 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than Burgundy, Spinco and Grizzly and their respective successors and permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other than as so specified) shall be deemed a third party beneficiary under or by reason of this Agreement. Notwithstanding the foregoing, each financing source under the Spinco Commitment

Letter and Related Letters shall be an express third party beneficiary of and shall be entitled to rely upon Section 11.10, Section 11.12 and Section 11.14 hereof, and each such financing source and its successors and assigns may enforce such provisions.

Section 11.8 Limited Liability. Notwithstanding any other provision of this Agreement, no stockholder, director, officer, Affiliate, agent or representative of any of the parties hereto, in its capacity as such, shall have any liability in respect of or relating to the covenants, obligations, representations or warranties of such party under this Agreement or in respect of any certificate delivered with respect hereto or thereto and, to the fullest extent legally permissible, each of the parties hereto, for itself and its stockholders, directors, officers and Affiliates, waives and agrees not to seek to assert or enforce any such liability that any such Person otherwise might have pursuant to applicable Law.

Section 11.9 Entire Agreement. This Agreement (together with the other Transaction Agreements, the Confidentiality Agreement, the exhibits and the Disclosure Letters and the other documents delivered pursuant hereto) constitutes the entire agreement of all the parties hereto and supersedes all prior and contemporaneous agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. All exhibits attached to this Agreement and the Disclosure Letters are expressly made a part of, and incorporated by reference into, this Agreement.

Section 11.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

Section 11.11 Counterparts. This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one party), each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of a party, the other party will re-execute original forms thereof and deliver them to the requesting party. No party will raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a Contract and each such party forever waives any such defense.

Section 11.12 Jurisdiction; Consent to Jurisdiction.

(a) Exclusive Jurisdiction. Each of the parties irrevocably agrees that any claim, dispute or controversy (of any and every kind or type, whether based on contract, tort, statute, regulation or otherwise, and whether based on state, federal, foreign or any other law), arising out of, relating to or in connection with this Agreement, or any of the transactions contemplated hereby, and including disputes relating to the existence, validity, breach or termination of this Agreement (any such claim being a “Covered Claim”), may be brought and determined in any federal or state court located in the State of Delaware, and each of the parties hereto hereby irrevocably submits in respect of Covered Claims for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts and agrees that it may be served with such legal process at the address and in the manner set forth in Section 11.3. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding in respect of Covered Claims (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii ) to the fullest extent permitted by applicable Laws, that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper and (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. The parties hereby further agree that New York state or United States Federal courts sitting in the borough of Manhattan, City of New York shall have exclusive jurisdiction over any action brought against any financing source under the Spinco Commitment Letter and the Spinco Related Letter in connection with the transactions contemplated under this Agreement.

(b) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE ANCILLARY AGREEMENTS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.12 (b).

Section 11.13 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any other Transaction Agreement, the party who is, or is to be, thereby aggrieved will have the right to specific performance of the transactions contemplated by this Agreement or such Transaction Agreement and injunctive or other equitable relief in respect of its rights under this Agreement or such Transaction Agreement, in addition to any and all other rights and remedies at law or in equity. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the parties to this Agreement.

Section 11.14 Certain Lender Agreements. Burgundy agrees, on behalf of itself and its Affiliates, stockholders and Representatives (collectively, the “Burgundy Related Parties”), that the financing sources under the Spinco Commitment Letter and Spinco Related Letter and their Affiliates, stockholders and Representatives and each of their successors and assigns (i) shall be subject to no liability or claims by the Burgundy Related Parties arising out of or relating to this Agreement, the Spinco Financing or the transactions contemplated hereby (except with respect to the enforcement of the Burgundy Commitment Letter) or in connection with the Spinco Financing, or the performance of services by such financing sources or their Affiliates or Representatives with respect to the foregoing and (ii) are express third party beneficiaries of this Section 11.14 (which may not be changed as to any financing sources without its prior written consent).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PPG INDUSTRIES, INC.

By:	/s/ Charles E. Bunch
Name:	Charles E. Bunch
Title:	Chairman and Chief Executive Officer

EAGLE SPINCO INC.

By:	/s/ Charles E. Bunch
Name:	Charles E. Bunch
Title:	Chairman of the Board of Directors

GEORGIA GULF CORPORATION

By:	/s/ Paul D. Carrico
Name:	Paul D. Carrico
Title:	President and Chief Executive Officer

GRIZZLY ACQUISITION SUB, INC.

By:	/s/ Paul D. Carrico
Name:	Paul D. Carrico
Title:	President

[Signature Page to the Merger Agreement]

ANNEX B

EXECUTION COPY

SEPARATION AGREEMENT

DATED AS OF JULY 18, 2012

BY AND BETWEEN

PPG INDUSTRIES, INC.

and

EAGLE SPINCO INC.

B-i

Schedule 1.16	–	Calcasieu Estuary
Schedule 1.45	–	Natrium Excess Land
Schedule 1.63	–	Shared Contracts
Schedule 1.87	–	TCI Value
Schedule 2.1	–	Plan of Reorganization
Schedule 2.4(a)(ii)	–	Schedule of Spinco Active Sites
Schedule 2.4(a)(iii)(1)	–	Schedule of Spinco Entity Interests
Schedule 2.4(a)(iii)(2)	–	Schedule of Third-Party Equity Interests
Schedule 2.4(a)(vi)	–	Schedule of Registrable IP
Schedule 2.4(a)(xiii)	–	Schedule of Actions
Schedule 2.4(a)(xiv)	–	Schedule of Tangible Personal Property
Schedule 2.4(b)(i)	–	Schedule of Excluded IP Assets
Schedule 2.4(b)(vi)	–	Schedule of Excluded Spinco Sites
Schedule 2.4(b)(ix)	–	Schedule of Excluded Assets
Schedule 2.5(a)(xix)	–	Schedule of Spinco Liabilities
Schedule 2.5(b)(ii)	–	Schedule of Ohio River/Calcasieu Estuary Liabilities
Schedule 2.5(b)(ix)	–	Schedule of Obligations relating to Asbestos
Schedule 2.5(b)(x)	–	Schedule Relating to Other Claims
Schedule 2.6(b)(i)	–	Schedule of Intercompany Agreements Not To Be Terminated
Schedule 2.6(c)	–	Plan for Intercompany Accounts

B-ii

Schedule 2.7(e)	–	Transfer of TCI Interests
Schedule 3.4(a)(xv)	–	Schedule of Resigning Officers and Directors of Spinco
Schedule 3.4(b)(iii)	–	Schedule of Resigning Officers and Directors of the Burgundy Group
Schedule 3.7(a)	–	Working Capital Calculation
Schedule 3.7(b)	–	Working Capital of the Business Excluding TCI
Schedule 3.7(c)	–	TCI Working Capital

EXHIBITS

Exhibit A	–	Form of Tax Matters Agreement
Exhibit B	–	Form of Transition Services Agreement
Exhibit C	–	Form of Electric Generation, Distribution and Transmission Facilities Lease
Exhibit D	–	Form of Shared Facilities, Services and Supply Agreement
Exhibit E	–	Form of Servitude Agreement
Exhibit F	–	Form of Liquid Caustic Soda Sales Agreement – Fresno
Exhibit G	–	Form of Liquid Caustic Soda Sales Agreement – Strongsville
Exhibit H	–	Form of Hydrochloric Acid Sales Agreement – Lake Charles (Silica)
Exhibit I	–	Form of Chlorine and Liquid Caustic Soda Sales Agreement – Barberton
Exhibit J	–	Form of Liquid Caustic Soda Sales Agreement – Wichita Falls
Exhibit K	–	Form of Hydrochloric Acid Sales Agreement
Exhibit L	–	Form of Shared Facilities Agreement – Monroeville
Exhibit M	–	Form of Master Terminal Agreement

B-iii

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT, dated as of July 18, 2012 (this “Agreement”), is by and between PPG Industries, Inc., a Pennsylvania corporation (“Burgundy”), and Eagle Spinco Inc., a Delaware corporation and presently a wholly owned Subsidiary of Burgundy (“Spinco”). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in Article I of this Agreement.

WHEREAS, Burgundy is engaged, directly and indirectly, in the Eagle Business;

WHEREAS, the Board of Directors of Burgundy has determined that it would be in the best interests of Burgundy and its stockholders to separate the Eagle Business from the other businesses of Burgundy;

WHEREAS, Burgundy has caused Spinco, which currently conducts no business operations and has no assets or liabilities other than in connection with its formation, to be formed in order to facilitate such separation;

WHEREAS, Burgundy currently owns all of the issued and outstanding shares of common stock, par value $0.001 per share, of Spinco (the “Spinco Common Stock”);

WHEREAS, Burgundy and Spinco have each determined that it would be appropriate and desirable for (a) Burgundy and its Subsidiaries to transfer or cause to be transferred, to Spinco, the equity of the Spinco Subsidiaries, and to one or more Spinco Subsidiaries, all of the other Spinco Assets (and, to pay in accordance with Section 6.2(d) of the Employee Matters Agreement, the Underfunding Amount (as defined therein), if any), (b) the transfer of certain Excluded Assets to (or the retention of such Excluded Assets by) Burgundy or one or more of its Subsidiaries, and (c) the assumption by Burgundy or one or more of its Subsidiaries of the Excluded Liabilities in exchange for (w) one or more Spinco Subsidiaries assuming the Spinco Liabilities, (x) Spinco issuing to Burgundy shares of Spinco Common Stock pursuant to the Spinco Stock Issuance, (y) Spinco distributing to Burgundy the Special Below Basis Cash Distribution (and, to pay in accordance with Section 6.2(d) of the Employee Matters Agreement, the Grizzly True Up Amount (as defined therein), if any) and (z) Spinco distributing to Burgundy the Special Above Basis Debt/Cash Distribution, as further described herein and in the Merger Agreement (the “Spinco Reorganization”);

WHEREAS, Burgundy and Spinco contemplate that, substantially concurrently with or immediately prior to the Spinco Reorganization as further described herein, Spinco will enter into the definitive debt financing arrangements as contemplated by the Spinco Commitment Letter and the Spinco Related Letter and the Burgundy Commitment Letter and the Burgundy Related Letter, as further described herein and in the Merger Agreement (the “Spinco Financing Arrangements”, together with the Spinco Stock Issuance and the Special Distribution, the “Recapitalization”);

WHEREAS, Burgundy and Spinco contemplate that, following the Spinco Reorganization and Recapitalization as further described herein, Burgundy will either (a) distribute all of the shares of Spinco Common Stock to holders of Burgundy Common Stock without consideration on a pro rata basis (the “One-Step Spin-Off”) or (b) consummate an offer to exchange (the “Exchange Offer”) shares of Spinco Common Stock for currently outstanding shares of Burgundy’s common stock, $1.66-2/3 par value per share (“Burgundy Common Stock”) and, in the event that Burgundy’s stockholders subscribe for less than all of the Spinco Common Stock in the Exchange Offer, Burgundy will distribute, pro rata to holders of Burgundy Common Stock, any unsubscribed Spinco Common Stock on the Distribution Date immediately following the consummation of the Exchange Offer so that Burgundy will be treated for U.S. federal income Tax purposes as having distributed all of the Spinco Common Stock to its stockholders (the “Clean-Up Spin-Off”);

WHEREAS, the disposition by Burgundy of 100% of the Spinco Common Stock, whether by way of the One-Step Spin-Off or the Exchange Offer (followed by any Clean-Up Spin-Off), is referred to herein as the “Distribution”;

WHEREAS, the Parties intend that, for U.S. federal income tax purposes, the contribution (as part of the Spinco Reorganization) by Burgundy to Spinco of all of the Spinco Assets held directly by Burgundy in exchange for

(a) the assumption by Spinco Subsidiaries of Spinco Liabilities of Burgundy, (b) the issuance by Spinco to Burgundy of shares of Spinco Common Stock pursuant to the Spinco Stock Issuance, (c) the distribution by Spinco to Burgundy of the Special Below Basis Cash Distribution, and (d) the distribution by Spinco to Burgundy of the Special Above Basis Debt/Cash Distribution (the “Contribution”) and the Distribution, taken together, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code;

WHEREAS, Burgundy has requested a private letter ruling (the “Private Letter Ruling”) from the IRS substantially to the effect that, among other things, (i) the Contribution and Distribution, taken together, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code (the “IRS D Reorganization Ruling”), and (ii) Burgundy will not recognize gain or loss for U.S. federal income Tax purposes in connection with the receipt of the Spinco Exchange Debt in the Special Above Basis Debt/Cash Distribution or the consummation of the Debt Exchange (the “IRS Debt Exchange Ruling”);

WHEREAS, pursuant to the Agreement and Plan of Merger, dated July 18, 2012 (the “Merger Agreement”), among Burgundy, Spinco, and Grizzly Corporation, a Delaware corporation (“Grizzly”), immediately following the Distribution, a Subsidiary of Grizzly will merge with and into Spinco, subject to Schedule 8.3(e) to the Merger Agreement (the “Merger”) and Spinco Common Stock will be converted into shares of common stock of Grizzly on the terms and subject to the conditions of the Merger Agreement;

WHEREAS, it is a condition to the Merger that, prior to the Effective Time, the Spinco Reorganization and the Distribution be completed;

WHEREAS, the Distribution will be carried out for the corporate business purpose of tailoring Spinco’s corporate structure to facilitate the Merger (which, for U.S. federal income tax purposes, is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code);

WHEREAS, Burgundy and Spinco have determined that (a) the Merger will not be undertaken unless the Distribution occurs, (b) the Merger cannot be accomplished by an alternative nontaxable transaction that does not involve the Distribution and is neither impractical nor unduly expensive, and (c) Grizzly is not related to Burgundy or Spinco;

WHEREAS, the Parties intend this Agreement to be, and hereby adopt as, a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g); and

WHEREAS, the Parties intend in this Agreement to set forth the principal arrangements between them regarding the Spinco Reorganization, the Recapitalization and the Distribution, and certain other agreements that will, following the Distribution, govern certain matters relating to the Spinco Reorganization, the Recapitalization and the Distribution and the relationship of Burgundy, Spinco and their respective Subsidiaries.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, the following terms, when utilized in a capitalized form, will have the following meanings:

Section 1.1 “Above Basis Amount” means $900 million, minus the TCI Value to the extent the TCI Interests are not transferred at the Business Transfer Time, minus the Below Basis Amount, and minus, if the Estimated Adjustment Payment is negative, the absolute value of the Estimated Adjustment Payment, and plus, if the Estimated Adjustment Payment is positive, the Estimated Adjustment Payment (as such terms are used and defined in the Separation Agreement), subject to adjustment as set forth in Section 3.1(d) of the Merger Agreement.

Section 1.2 “Accounting Exhibit” means the exhibits set forth on Schedules 3.7(a), 3.7(b) and 3.7(c) attached hereto and the line items (such line items calculated in accordance with GAAP, consistently applied), methods, practices, categories, estimates, and assumptions reflected therein.

Section 1.3 “Action” means any demand, charge, claim, action, suit, counter suit, arbitration, hearing, inquiry, proceeding, audit, review, complaint, litigation or investigation, or proceeding of any nature whether administrative, civil, criminal, regulatory or otherwise, by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

Section 1.4 “Affiliate” means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, a specified Person. The term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by Contract or otherwise; provided, however, that for purposes of this Agreement, from and after the Distribution Date, no member of either Group shall be deemed an Affiliate of any member of the other Group.

Section 1.5 “Agent” has the meaning set forth in the Merger Agreement.

Section 1.6 “Ancillary Agreements” means the Tax Matters Agreement, the Transition Services Agreement, the Employee Matters Agreement, the Shared Facilities, Services and Supply Agreement, the Electric Generation, Distribution and Transmission Facilities Lease, the Servitude Agreement, the Liquid Caustic Soda Sales Agreement (Fresno), the Liquid Caustic Soda Sales Agreement (Strongsville), the Hydrochloric Acid Sales Agreement—Lake Charles (Silica), the Chlorine and Liquid Caustic Soda Sales Agreement (Barberton), the Liquid Caustic Soda Sales Agreement (Wichita Falls), the Hydrochloric Acid Sales Agreement, the Shared Facilities Agreement (Monroeville) and the Master Terminal Agreement.

Section 1.7 “Assets” means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

Section 1.8 “Below Basis Amount” means $225 million, plus the TCI Basis if the TCI Interests are transferred at the Business Transfer Time, (x) unless pursuant to a written notice delivered to Spinco prior to the commencement of the Marketing Period (as defined in the Merger Agreement) (i) Burgundy elects to reduce the Below Basis Amount by the amount specified in such notice; provided, however, that Burgundy shall under no circumstances reduce the Below Basis Amount to an amount that is less than $200 million (exclusive of the TCI Basis); or (ii) Burgundy elects to increase the Below Basis Amount by the amount specified in such notice after considering in good faith the estimated adjusted Tax bases of the assets to be transferred by Burgundy to Spinco and the estimated amount of liabilities to be assumed by Spinco; provided that in no event shall Burgundy increase the Below Basis Amount to more than $260 million (exclusive of the TCI Basis) without the written consent of Grizzly and (y) (A) if the Estimated Adjustment Payment is negative, minus the absolute value of the Estimated Adjustment Payment and (B) if the Estimated Adjustment Payment is positive, plus the Estimated Adjustment Payment.

Section 1.9 “Burgundy Benefit Plan” has the meaning set forth in the Merger Agreement.

Section 1.10 “Burgundy Commitment Letter” has the meaning set forth in the Merger Agreement.

Section 1.11 “Burgundy Disqualifying Action” has the meaning set forth in the Tax Matters Agreement.

Section 1.12 “Burgundy Group” means Burgundy and each of its Subsidiaries, but excluding any member of the Spinco Group.

Section 1.13 “Burgundy Indemnitees” means Burgundy, each member of the Burgundy Group, and all Persons who are or have been stockholders, directors, partners, managers, managing members, officers, agents or employees of any member of the Burgundy Group (in each case, in their respective capacities as such) or, in the event the TCI Interests are transferred to Spinco at or prior to the Business Transfer Time, TCI, in each case, together with their respective heirs, executors, administrators, successors and assigns.

Section 1.14 “Burgundy Related Letter” has the meaning set forth in the Merger Agreement.

Section 1.15 “Business Day” means any day, other than a Saturday, Sunday or another day on which commercial banking institutions in New York State are authorized or required by Law to be closed.

Section 1.16 “Calcasieu Estuary” means the entire area set forth in the map attached as Schedule 1.16.

Section 1.17 “Claims-Made Policies” means policies issued to Burgundy or its Affiliates by insurers on or after July 1, 1986, on a “claims made” or “occurrence reported” basis, that actually or potentially cover claims, lawsuits, or liabilities for which Burgundy seeks indemnification under this Agreement.

Section 1.18 “Code” means the Internal Revenue Code of 1986, as amended.

Section 1.19 “Consent” and “Consents” means any consents, waivers or approvals from, or notification requirements to, or authorizations by, any third parties.

Section 1.20 “Contract” or “agreement” means any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, sublease, franchise, permit, authorization, license, contract, instrument or other commitment, obligation or arrangement, whether written or oral, that is binding on any Person or any part of its property under applicable Law, other than any Burgundy Benefit Plan or Grizzly Benefit Plan, and the term “Contractual” shall have the correlative meaning.

Section 1.21 “Debt Exchange” has the meaning set forth in the Merger Agreement.

Section 1.22 “Distribution Date” means the date selected by the Board of Directors of Burgundy or its designee for the Distribution, through a One-Step Spin-Off or an Exchange Offer followed by the Clean-Up Spin-Off (if necessary).

Section 1.23 “Eagle Business” means the chlor-alkali, derivatives and other commodity or other chemicals business, as operated at, or at any time prior to, the Business Transfer Time, at or in respect of the Spinco Active Sites which business currently produces chlorine, caustic soda and related chemicals for use in chemical manufacturing, pulp and paper production, water treatment, plastics production, agricultural products, pharmaceuticals and other applications; provided that, notwithstanding the foregoing, the “Eagle Business” shall include any discontinued chlor-alkali, derivatives and other commodity or other chemical products manufactured by Burgundy or its Affiliates at any Spinco Active Site at any time prior to the Business Transfer Time. For the avoidance of doubt, the Eagle Business includes the production of any products manufactured at a Spinco Active Site and also at a Spinco Inactive Site, including the production of perchlorethylene or trichlorethylene by Burgundy and its Affiliates.

Section 1.24 “Effective Time” has the meaning set forth in the Merger Agreement.

Section 1.25 “Employee Matters Agreement” means the Employee Matters Agreement entered into on the date of this Agreement, by and among Burgundy, Grizzly and Spinco.

Section 1.26 “Environmental Conditions” means the presence in the environment, including the land surface or subsurface strata, groundwater, sediment, surface water or indoor and ambient air, of any Hazardous Materials.

Section 1.27 “Environmental Laws” means all Laws of any Governmental Authority that relate to pollution or the protection, clean up or restoration of the environment (including indoor and ambient air, surface water, ground water, sediment, land surface or subsurface strata) including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.) (“CWA”), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq., as amended) (“RCRA”), the Safe Drinking Water Act (21 U.S.C. § 349, 42 U.S.C. §§ 201, 300f) (“SDWA”), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) (“TSCA”), the Clean Air Act (42 U.S.C. § 7401 et seq.) (“CAA”), the Oil Pollution Act of 1990 (“OPA”), and any similar state or local Laws or any other binding legal obligation in effect now or in the future relating to the release of Hazardous Materials, or otherwise relating to the treatment, storage, disposal, transport or handling of Hazardous Materials, or to the exposure of any individual to a release of Hazardous Materials.

Section 1.28 “Exchange Act” has the meaning set forth in the Merger Agreement.

Section 1.29 “Final Determination” has the meaning set forth in the Tax Matters Agreement.

Section 1.30 “Governmental Approvals” means any notices, reports or other filings to be made to, or any Consents, registrations, permits or authorizations to be obtained from, any Governmental Authority.

Section 1.31 “Governmental Authority” means any federal, state, local or foreign court, administrative agency, official board, bureau, governmental or quasi-governmental entities having competent jurisdiction over Burgundy or Spinco, any of their respective Subsidiaries and any other tribunal or commission or other governmental department, authority or instrumentality or any subdivision, agency, mediator, commission or authority of competent jurisdiction.

Section 1.32 “Grizzly Benefit Plan” has the meaning set forth in the Merger Agreement.

Section 1.33 “Grizzly Group” means Grizzly and each of its Subsidiaries, including, after the Effective Time, the Spinco Group.

Section 1.34 “Group” means the Burgundy Group, the Spinco Group or the Grizzly Group, as the context requires.

Section 1.35 “Hazardous Material” means any substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive, infectious, reactive, corrosive, ignitable, flammable or toxic or a pollutant or a contaminant or is otherwise subject to regulation, control or Remediation under any Environmental Law.

Section 1.36 “Indemnifying Party” means any Party that may be obligated to provide indemnification to an Indemnitee pursuant to Article V hereof or any other section of this Agreement or any Ancillary Agreement.

Section 1.37 “Indemnitee” means any Person that may be entitled to indemnification from an Indemnifying Party pursuant to Article V hereof or any other section of this Agreement or any Ancillary Agreement.

Section 1.38 “Information” means information in written, oral, electronic or other tangible or intangible form, stored in any medium, including studies, reports, records, books, Contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data, but in any case excluding back-up tapes.

Section 1.39 “Insurance Proceeds” means those monies: (i) received by an insured from an insurance carrier; or (ii) paid by an insurance carrier on behalf of the insured.

Section 1.40 “Intellectual Property Rights” means, in any and all jurisdictions throughout the world, all (i) inventions and discoveries (whether or not patentable or reduced to practice), patents, patent applications, invention disclosures, and statutory invention registrations, including reissues, divisionals, provisionals, continuations, continuations-in-part, extensions, utility models, design patents and reexaminations thereof, (ii) trademarks, service marks, domain names, uniform resource locators, trade dress, slogans, logos, symbols, trade names, brand names and other identifiers of source or goodwill, including registrations and applications for registration thereof and including the goodwill symbolized thereby or associated therewith (the items in this clause (ii) being referred to collectively herein as “Trademarks”), (iii) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, registrations, applications, renewals and extensions therefor, industrial designs, mask works, and any and all rights associated therewith, (iv) computer data, computer programs or other software, and databases, in each case whether in source code, object code or other form, and all related documentation, (v) all information to the extent not included in clauses (i)-(iv), such as data, trade secrets, processes, procedures, methods, techniques, compositions, formulas, ingredients, product specifications, mold specifications, drawings, sketches, designs, structural shaping, manufacturing techniques, material specifications, process specifications, engineering specifications, and the like, and all rights to limit the use or disclosure thereof, (vi) rights of privacy and publicity, (vii) any and all other proprietary rights or property similar to any of the foregoing in any jurisdiction, whether registered or not registered, together with the right to apply for the registration of any such rights, and all rights or forms of protection having equivalent or similar effect, in any jurisdiction, and (viii) any and all other intellectual property under the Laws of any country throughout the world.

Section 1.41 “IRS” means the U.S. Internal Revenue Service.

Section 1.42 “Law” means any federal, state, local or foreign law, statute, code, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority.

Section 1.43 “Liabilities” means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by U.S. Generally Accepted Accounting Principles to be reflected in financial statements or disclosed in the notes thereto.

Section 1.44 “Losses” means liabilities, damages, penalties, judgments, assessments, losses, costs and expenses in any case, whether arising under strict liability or otherwise (including reasonable attorneys’ fees); provided, however, that (a) with respect to claims made hereunder by (i) any member of the Burgundy Group, on the one hand, against any member of the Spinco Group, on the other hand, or (ii) by any member of the Spinco Group, on the one hand, against any member of the Burgundy Group, on the other hand (collectively, “Direct Claims”), “Losses” will not include attorneys’ fees or other arbitration or litigation expenses (including without limitation experts’ fees and administrative costs) incurred in connection with the prosecution of such Direct Claim under the provisions set forth in Section 7.14 and (b) “Losses” will not include any punitive, exemplary, special, or similar damages in excess of compensatory damages, except to the extent awarded by a court of competent jurisdiction in connection with a Third-Party Claim.

Section 1.45 “Natrium Excess Land” means the area described in the map attached hereto as Schedule 1.45.

Section 1.46 “Natural Resource Damages” means damages for injury to, destruction of, loss of, or loss of use of, natural resources, including the reasonable costs of assessing the damage, which are recoverable by a United States Trustee, a State Trustee, an Indian tribe trustee, or a foreign trustee pursuant to CERCLA, CWA, OPA or a counterpart state statute.

Section 1.47 “Necessary Licenses” means those Intellectual Property Rights that are (i) licensed to the Burgundy Group pursuant to a Shared Contract; (ii) used to conduct the Spinco Business prior to the Business Transfer Time; and (iii) necessary to conduct the Spinco Business in substantially the same manner as conducted immediately prior to the Business Transfer Time.

Section 1.48 “Non-Spinco Business” means all businesses and operations (whether or not such businesses or operations are or have been terminated, divested or discontinued) conducted prior to the Business Transfer Time by Burgundy, the Burgundy Subsidiaries, Spinco or the Spinco Subsidiaries, in each case, that are not included in the Eagle Business.

Section 1.49 “Ohio River” means the river, riverbottom and riverbank of the Ohio River to the normal high water mark depicted on the maps attached to Schedule 2.5(b)(ii). For the avoidance of doubt, the maps attached to Schedule 2.5(b)(ii) are only for the purpose of delineating the normal high water mark for the portion of the Ohio River delineated thereon.

Section 1.50 “Order” means any order, judgment, injunction, award, decree, writ or other legally enforceable requirement handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Authority.

Section 1.51 “Parties” means Burgundy and Spinco and, for purposes of the obligations in Section 5.2, the Spinco Group.

Section 1.52 “Person” means a natural person, corporation, company, joint venture, individual business trust, trust association, partnership, limited partnership, limited liability company or other entity, including a Governmental Authority.

Section 1.53 “Policies” means all insurance policies, insurance Contracts and claim administration Contracts of any kind of Burgundy and its Subsidiaries (including members of the Spinco Group) and their predecessors which were or are in effect at any time at or prior to the Business Transfer Time, including commercial general liability, automobile liability, workers’ compensation and employer’s liability, excess and umbrella liability, aircraft hull and liability, commercial crime (including ERISA bond), property and business interruption, directors’ and officers’ liability, fiduciary liability, errors and omissions, special accident, environmental, inland and marine, and captive insurance company arrangements, together with all rights, benefits and privileges thereunder.

Section 1.54 “Real Estate Approvals” means all Governmental Approvals associated with the subdivision of any Real Property that is a Spinco Asset from Real Property that is an Excluded Asset and the Conveyance of such Real Property that is a Spinco Asset to Spinco as contemplated by this Agreement, including without limitation any zoning variances, approvals or other relief from the strict requirements of any applicable zoning, subdivision or land development ordinance associated therewith.

Section 1.55 “Real Property” means land together with all easements, rights and interests arising out of the ownership thereof or appurtenant thereto and improvements thereon.

Section 1.56 “Record Date” means the close of business on the date to be determined by Burgundy’s Board of Directors as the record date for determining stockholders of Burgundy entitled to receive shares of Spinco Common Stock in the Distribution, to the extent the Distribution is effected through a One-Step Spin-Off, or in connection with any Clean-Up Spin-Off.

Section 1.57 “Record Holders” means the holders of record of Burgundy Common Stock as of the close of business on the Record Date.

Section 1.58 “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment, including the abandonment or discarding of barrels, containers, and other closed receptacles containing Hazardous Materials.

Section 1.59 “Remediation” means Actions required by a Governmental Authority to clean up, abate, remove, or control Releases of Hazardous Materials into the environment in order to protect public health or the environment pursuant to applicable Environmental Laws, including Actions to study, investigate, monitor and assess such Releases but, for the avoidance of doubt, shall not include any Actions which may be required to address Natural Resource Damages with respect to the Calcasieu Estuary.

Section 1.60 “Securities Act” has the meaning set forth in the Merger Agreement.

Section 1.61 “Security Interest” means any mortgage, security interest, pledge, lien, charge, claim, option, indenture, right to acquire, right of first refusal, deed of trust, licenses to third parties, leases to third parties, security agreements, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance and other restrictions or limitations on use of real or personal property of any nature whatsoever.

Section 1.62 “Shared Burgundy IP” means all Intellectual Property Rights which are (i) owned or controlled by the Burgundy Group as of the Business Transfer Time and not included in the Spinco Assets; (ii) used to conduct the Spinco Business prior to the Business Transfer Time; and (iii) necessary to conduct the Spinco Business in substantially the same manner as conducted immediately prior to the Business Transfer Time; provided, however, that the Shared Burgundy IP will exclude any Trademarks, including the trademarks and domain names listed on Schedule 2.4(b)(i).

Section 1.63 “Shared Contracts” means the Contracts listed on Schedule 1.63 and any other Contract that relates to both (a) the Eagle Business and (b) the Non-Spinco Business.

Section 1.64 “Shared Information” means (a) all Information provided by any member of the Spinco Group to a member of the Burgundy Group prior to the Business Transfer Time, and (b) any Information in the possession or under the control of such respective Group that relates to the operation of the Eagle Business prior to the Business Transfer Time and that the requesting Party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting Party (including under applicable securities and tax Laws) by a Governmental Authority having jurisdiction over the requesting Party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, in each case other than claims or allegations that one Party to this Agreement has against the other, (iii) subject to the foregoing clause (ii) above, to comply with its obligations under this Agreement, the Merger Agreement or any Ancillary Agreement, or (iv) to the extent such Information and cooperation is necessary to comply with such reporting, filing and disclosure obligations, for the preparation of financial statements or completing an audit, and as reasonably necessary to conduct the ongoing businesses of Burgundy or Spinco, as the case may be.

Section 1.65 “Shared Spinco IP” means all Intellectual Property Rights which are (i) included in the Spinco Assets; (ii) used to conduct the Burgundy Group’s business prior to the Business Transfer Time; and (iii) necessary to conduct the Burgundy Group’s business in substantially the same manner as conducted immediately prior to the Business Transfer Time; provided, however, that the Shared Spinco IP will exclude any Trademarks, including the trademarks and domain names listed on Schedule 2.4(b)(i).

Section 1.66 “Spinco Business” means the Eagle Business and also, with respect to events that take place after the Business Transfer Time, the Eagle Business as it is operated by the Spinco Group or the Grizzly Group after the Business Transfer Time, including any new activities, expansions, or other modifications made to the Spinco Assets acquired at the Business Transfer Time.

Section 1.67 “Spinco Commitment Letter” has the meaning set forth in the Merger Agreement.

Section 1.68 “Spinco Exchange Debt” has the meaning set forth in the Merger Agreement.

Section 1.69 “Spinco Employees” has the meaning set forth in the Employee Matters Agreement

Section 1.70 “Spinco Facility” means any facility located on a Spinco Active Site.

Section 1.71 “Spinco Group” means Spinco and each of its Subsidiaries. The Grizzly Group will be deemed to be members of the Spinco Group as of the Effective Time.

Section 1.72 “Spinco Inactive Sites” means any and all Real Property owned, leased or operated prior to the Business Transfer Time by Burgundy or its Affiliates (including the Spinco Group) relating to the Eagle Business, other than (i) the Spinco Active Sites and (ii) other Real Property expressly identified in this Agreement or any Ancillary Agreement as Assets to be acquired by any member of the Spinco Group.

Section 1.73 “Spinco Indemnitees” means Spinco, each member of the Spinco Group, and all Persons who are or have been stockholders, directors, partners, managers, managing members, officers, agents or employees of any member of the Spinco Group (in each case, in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns.

Section 1.74 “Spinco Related Letter” has the meaning set forth in the Merger Agreement.

Section 1.75 “Spinco Securities” has the meaning set forth in the Merger Agreement.

Section 1.76 “Subsidiary” means, with respect to any Person, a corporation, partnership, association, limited liability company, trust or other form of legal entity in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has either (i) a majority ownership in the equity thereof, (ii) the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors or other analogous governing body of such entity, or (iii) the title or function of general partner or manager, or the right to designate the Person having such title or function; provided, however, that TCI shall not be deemed a Subsidiary of Burgundy.

Section 1.77 “Target Working Capital Amount” means the sum of the Target Working Capital Amount Excluding TCI plus, in the event the TCI Interests are Conveyed to Spinco at or prior to the Business Transfer Time, the TCI Target Working Capital Amount multiplied by 60%.

Section 1.78 “Target Working Capital Amount Excluding TCI” means 9.18% (as adjusted pursuant to Schedule 3.7(a)) of the annualized quarterly sales of the Eagle Business for the latest quarter ending on or before the Effective Time, excluding TCI, as calculated in accordance with Schedule 3.7(a).

Section 1.79 “Tax” or “Taxes” has the meaning set forth in the Tax Matters Agreement.

Section 1.80 “Tax Return” has the meaning set forth in the Tax Matters Agreement.

Section 1.81 “Taxing Authority” has the meaning set forth in the Merger Agreement.

Section 1.82 “TCI” means Taiwan Chlorine Industries, Ltd., a Taiwanese corporation.

Section 1.83 “TCI Agreement” means that certain Agreement, dated December 12, 1986 by and between Burgundy and China Petrochemical Development Corporation.

Section 1.84 “TCI Basis” means $12 million.

Section 1.85 “TCI Interests” means all shares of TCI owned by Burgundy as of immediately prior to the Business Transfer Time.

Section 1.86 “TCI Target Working Capital Amount” means $4.5 million.

Section 1.87 “TCI Value” has the meaning set forth in Schedule 1.87.

Section 1.88 “Transactions” has the meaning set forth in the Tax Matters Agreement.

Section 1.89 “Working Capital” means the sum of the “Adjusted Working Capital Before Normalization Adjustments” of the Eagle Business as set forth on and calculated in accordance with, Schedule 3.7(b) plus, in the event the TCI Interests are Conveyed to Spinco at or prior to the Business Transfer Time, 60% of the (a) sum of (i) the “Adjusted Working Capital” of TCI as set forth on and calculated in accordance with, Schedule 3.7(c) plus (ii) any cash or cash equivalents at TCI, less (b) any debt at TCI. Working capital will be comprised of the components set forth on and calculated in accordance with the Accounting Exhibit.

TERMS DEFINED IN THIS AGREEMENT

Defined Term	Section
Accounting Firm	Section 3.7(c)
Adjustment Payment	Section 3.7(e)
Agreement	Preamble
Asbestos Exposure Claim	Section 2.5(b)(ix)
Assigned Domains	Section 6.6
Burgundy	Preamble
Burgundy Accounts	Section 2.11
Burgundy Common Stock	Recitals
Burgundy Objection	Section 3.7(b)
Burgundy Transfer Documents	Section 3.5
Business Transfer Date	Section 3.1
Business Transfer Time	Section 3.1
CAA	Section 1.27
CERCLA	Section 1.27
Chlorine and Liquid Caustic Soda Sales Agreement (Barberton)	Section 3.4(a)(ix)
Claims Notice	Section 5.5(b)(i)
Clean-Up Spin-Off	Recitals
Closing Adjustment Statement	Section 3.7(a)
Contribution	Recitals
Convey	Section 2.1(a)
Covered Claim	Section 7.14(a)
CWA	Section 1.27
Direct Claims	Section 1.44
Distribution	Recitals
Distribution Tax Opinion	Section 3.2(c)
Election Notice	Section 6.12(a)
Electric Generation, Distribution and Transmission Facilities Lease	Section 3.4(a)(iii)
Estimated Adjustment Payment	Section 3.7(a)
Estimated Closing Adjustment Statement	Section 3.7(a)
Exchange Offer	Recitals
Excluded Assets	Section 2.4(b)
Excluded Environmental Liabilities	Section 2.5(b)(iii)
Excluded IP Assets	Section 2.4(b)(i)

Excluded Liabilities	Section 2.5(b)
Excluded Spinco Sites	Section 2.4(b)(iv)
Final Closing Adjustment Statement	Section 3.7(d)
First Refusal Right	Section 6.12(a)
Grizzly	Recitals
Guarantee Release	Section 2.10(b)
Hydrochloric Acid Sales Agreement	Section 3.4(a)(xi)
Hydrochloric Acid Sales Agreement—Lake Charles (Silica)	Section 3.4(a)(viii)
Intercompany Accounts	Section 2.6(c)
IRS D Reorganization Ruling	Recitals
IRS Debt Exchange Ruling	Recitals
Liquid Caustic Soda Sales Agreement (Fresno)	Section 3.4(a)(vi)
Liquid Caustic Soda Sales Agreement (Strongsville)	Section 3.4(a)(vii)
Liquid Caustic Soda Sales Agreement (Wichita Falls)	Section 3.4(a)(x)
Litigation Conditions	Section 5.5(b)(ii)
Master Terminal Agreement	Section 3.4(a)(xi)
Merger	Recitals
Merger Agreement	Recitals
Natrium Excess Land Agreement	Section 6.12(b)
Offer Notice	Section 6.12(a)
Ohio River/Calcasieu Estuary Liabilities	Section 2.5(b)(ii)
One-Step Spin-Off	Recitals
OPA	Section 1.27
Plan of Reorganization	Section 2.1
Private Letter Ruling	Recitals
Privileged Information	Section 6.3(a)
Privileges	Section 6.3(a)
RCRA	Section 1.27
Recapitalization	Recitals
Registrable IP	Section 2.4(a)(vi)
Response Period	Section 6.12(a)
SDWA	Section 1.27
Servitude Agreement	Section 3.4(a)(v)
Shared Burgundy IP License	Section 6.9(b)
Shared Facilities Agreement (Monroeville)	Section 3.4(a)(xi)
Shared Facilities, Services and Supply Agreement	Section 3.4(a)(iv)
Shared Spinco IP License	Section 6.9(a)
Special Above Basis Debt/Cash Distribution	Section 3.3(a)(ii)
Special Below Basis Cash Distribution	Section 3.3(a)(ii)
Special Distribution	Section 3.3(a)(ii)
Spinco	Preamble
Spinco Accounts	Section 2.11(a)
Spinco Active Sites	Section 2.4(a)(ii)
Spinco Assets	Section 2.4(a)
Spinco Books and Records	Section 2.4(a)(vii)
Spinco Common Stock	Recitals
Spinco Contracts	Section 2.4(a)(iv)
Spinco Entities	Section 2.4(a)(iii)
Spinco Entity Interests,	Section 2.4(a)(iii)
Spinco Financing Arrangements	Recitals
Spinco Information	Section 6.3(b)
Spinco Inventory	Section 2.5(a)

Spinco Liabilities	Section 2.5(a)
Spinco Registration Statement	Section 4.4(a)
Spinco Reorganization	Recitals
Spinco Stock Issuance	Section 3.3(a)(i)
Spinco Transfer Documents	Section 3.6
Tax Matters Agreement	Section 3.4(a)(i)
Temporary Lease Agreement	Section 2.7(f)
Third-Party Claim	Section 5.5(b)(i)
Trademarks	Section 1.40
Transfer Documents	Section 3.6
Transition Services Agreement	Section 3.4(a)(ii)
TSCA	Section 1.27
Unassigned Domains	Section 6.7

ARTICLE II

THE SPINCO REORGANIZATION

Section 2.1 Transfer of Spinco Assets; Assumption of Spinco Liabilities. Except as provided in Section 2.7(b), subject to the terms of this Agreement and effective as of the Business Transfer Time, in accordance with the plan and structure set forth on Schedule 2.1 (such plan and structure being referred to herein as the “Plan of Reorganization”) and to the extent not previously effected pursuant to the steps of the Plan of Reorganization:

(a) Burgundy will assign, transfer, convey and deliver (“Convey”) (or will cause any applicable Subsidiary to Convey) to Spinco the equity interests in the Spinco Entities that are to be held directly by Spinco and, as set forth in the Plan of Reorganization, to the applicable Spinco Entity, the other Spinco Assets, and Spinco will accept from Burgundy (or the applicable Subsidiary of Burgundy) (or will cause any applicable Spinco Entity to accept) all of Burgundy’s and its applicable Subsidiaries’ respective direct or indirect right, title and interest in and to all Spinco Assets (other than any Spinco Assets that are already held as of the Business Transfer Time by a Spinco Entity, which Spinco Assets will continue to be held by such Spinco Entity); and

(b) Burgundy will Convey (or will cause any applicable Subsidiary to Convey) to a Spinco Entity other than Spinco, and such Spinco Entity will assume, perform, discharge and fulfill when due and, to the extent applicable, comply with all of the Spinco Liabilities, in accordance with their respective terms (other than any Spinco Liabilities that as of the Business Transfer Time are already Liabilities of a Spinco Entity, which Spinco Liabilities will continue to be Liabilities of such Spinco Entity).

Section 2.2 Transfer of Excluded Assets; Assumption of Excluded Liabilities. Except as provided in Section 2.7(b), subject to the terms of this Agreement and prior to the Business Transfer Time, in accordance with the Plan of Reorganization and to the extent not previously effected pursuant to the steps of the Plan of Reorganization:

(a) Burgundy will cause any applicable member or members of the Spinco Group to Convey to Burgundy or, to the extent set forth in the Plan of Reorganization, a Subsidiary of Burgundy, and Burgundy will accept from such applicable member or members of the Spinco Group (or will cause any applicable Subsidiary of Burgundy to accept) all of such member’s or members’ direct or indirect right, title and interest in and to all Excluded Assets; and

(b) Burgundy will cause any applicable member or members of the Spinco Group to Convey to Burgundy or, to the extent set forth in the Plan of Reorganization, a Subsidiary of Burgundy, and Burgundy will assume, perform, discharge and fulfill when due, and to the extent applicable, comply with (or will cause the applicable

Subsidiary of Burgundy to assume, satisfy, perform, discharge and fulfill when due, and to the extent applicable, comply with) all of the Excluded Liabilities (including any Liabilities of a Spinco Subsidiary that are Excluded Liabilities), in accordance with their respective terms.

Section 2.3 Misallocated Transfers. Other than the TCI Interests, the treatment of which shall be governed by Section 2.7(e), in the event that at any time or from time to time (whether prior to, at or after the Business Transfer Time), either Party (or any member of the Burgundy Group or the Spinco Group, as applicable) is the owner of, receives or otherwise comes to possess any Asset (including the receipt of payments made pursuant to Contracts and proceeds from accounts receivable) or Liability that is allocated to any Person that is a member of the other Group pursuant to this Agreement or any Ancillary Agreement (except in the case of any acquisition of Assets from the other Party for value subsequent to the Business Transfer Time), such Party will promptly transfer, or cause to be transferred, such Asset or Liability to the Person so entitled thereto or responsible therefor. Prior to any such transfer, such Asset or Liability will be held in accordance with Section 2.7(d).

Section 2.4 Spinco Assets; Excluded Assets.

(a) For purposes of this Agreement, “Spinco Assets“ means in each case all of Burgundy’s and its Affiliates’ rights, title and interests in and to the following Assets except as otherwise set forth below and in each case subject to Section 2.4(b):

(i) all inventories of materials, parts, raw materials, packaging materials, stores, supplies, work-in-process, goods in transit, and finished goods and products that are, in each case, used or held for use primarily in the Eagle Business (the “Spinco Inventory”);

(ii) all Real Property listed or described on Schedule 2.4(a)(ii) (the “Spinco Active Sites”);

(iii) all issued and outstanding capital stock of, or other equity interests in, the Subsidiaries of Burgundy listed or described on Schedule 2.4(a)(iii)(1) (such stock or other equity interests, the “Spinco Entity Interests,” and such Subsidiaries, the “Spinco Entities”) and, subject to Section 2.7(e) with respect to the TCI Interests, all capital stock or other equity interests owned by Burgundy that are listed on Schedule 2.4(a)(iii)(2);

(iv)(A) all Contracts that are related primarily to the Eagle Business (including Shared Contracts that are related primarily to the Eagle Business, subject to Section 2.7(c)) and all interests, rights, claims and benefits of Burgundy and any of its Subsidiaries pursuant to and associated therewith and (B) to the extent provided in Section 2.7(c), the Contracts for the sole benefit of Spinco into which the Shared Contracts are separated (collectively, the “Spinco Contracts”);

(v) Subject to Section 2.7, all approvals, consents, franchises, licenses, permits, registrations, authorizations and certificates or other rights issued or granted by any Governmental Authority and all pending applications therefor that are, in each case, used primarily in, or held primarily for the benefit of, the Eagle Business;

(vi)(A) all patents, patent applications, statutory invention registrations, registered trademarks, registered service marks, registered Internet domain names and copyright registrations (collectively, “Registrable IP”) that are, in each case, used or held for use primarily in the Eagle Business, including the Registrable IP listed or described on Schedule 2.4(a)(vi), and (B) all Intellectual Property Rights, other than Registrable IP, that is used or held for use primarily in the Eagle Business;

(vii)(A) all business records related primarily to the Eagle Business, including the minute and other record books and related stock and equity interests records of the Spinco Entities and all employment records related primarily to the Spinco Employees, and (B) all other books, records, ledgers, files, documents, correspondence, lists, plats, drawings, photographs, product literature (including historical), advertising and promotional materials, distribution lists, customer lists, supplier lists, studies, market and product share data (including historical), reports, operating, production and other manuals, manufacturing and quality control records and procedures, research and development files, and accounting and business books, records, files, documentation and materials, in all cases whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form, in each case that are related primarily to the Eagle Business (collectively, the “Spinco Books and Records”); provided, that (1) Burgundy will be entitled to retain a copy of the Spinco Books and Records, which will be subject to the provisions of Section 6.2(f); (2) neither clause (A) nor (B) will be deemed to include any books, records or other items with respect to which it is not reasonably practicable to identify and extract the portion thereof related primarily to the Eagle Business from the portions thereof that relate primarily to businesses of Burgundy other than the Eagle Business provided, however, that the portion of such books, records and other items that are retained by the Burgundy Group that are related primarily to the Eagle Business will be deemed to be Shared Information; (3) neither clause (A) nor (B) will be deemed to include any tangible copies of books, records or other items unless they are being kept at either a Spinco Facility or a third party storage facility covered by a Spinco Contract; provided, however, that such tangible books, records and other items related primarily to the Eagle Business that are retained by the Burgundy Group will be deemed to be Shared Information; (4) to the extent required to satisfy Burgundy’s legal or other obligations, Burgundy will be entitled to retain original copies of the Spinco Books and Records, which will be subject to the provisions of Section 6.2(f), and will provide Spinco with a copy of all such retained Spinco Books and Records; and (5) the Transition Services Agreement will govern the delivery to Spinco of any such books, records or other items that are maintained in electronic form;

(viii) all rights in all telephone, mobile telephone and fax numbers and post office boxes, in each case, used or held for use primarily in the Eagle Business; all websites maintained primarily for the Eagle Business and the content, information and databases contained therein (other than any Excluded IP Assets contained therein); and all uniform product codes and other similar data identifiers used or held for use primarily in the Eagle Business;

(ix) all cash and cash equivalents in the Spinco Accounts not withdrawn prior to the Business Transfer Time;

(x) all trade accounts, notes receivable and other receivables arising from the sale or other disposition of goods, or the performance of services, by the Eagle Business;

(xi) all prepaid expenses, prepaid property taxes, security deposits, credits, deferred charges, advanced payments that are, in each case, related primarily to the Eagle Business (other than prepaid insurance premiums, deposits, security or other prepaid amounts in connection with workers’ compensation and other Policies related to Excluded Liabilities);

(xii) all rights with respect to third party warranties and guaranties that are, in each case, related primarily to the Eagle Business and all related claims, credits, rights of recovery and other similar rights as to such third parties;

(xiii) all rights to causes of Action, lawsuits, judgments, claims and demands that are, in each case, related primarily to the Eagle Business, including those listed or described on Schedule 2.4(a)(xiii) but, for the avoidance of doubt, not including any counter-claims in connection with an underlying claim that is not related primarily to the Eagle Business;

(xiv) all computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, motor vehicles and other transportation equipment, special and general tangible tools, prototypes, models, and other tangible personal property that are, in each case, used or held for use primarily in the Eagle Business, including those listed or described in Schedule 2.4(a)(xiv);

(xv) Burgundy’s fee and/or leasehold interest, as applicable, in and to the Starks and Sulphur Mines Salt Dome Facilities in Calcasieu Parish, Louisiana which service the Eagle Business at the Lake Charles site (including any and all personal property, pipelines and other equipment owned by Burgundy in connection therewith);

(xvi) Burgundy’s fee and/or leasehold interest, as applicable, in and to the Orange Line ethylene pipeline which services the Eagle Business at the Lake Charles site (including the Real Property and equipment (including any and all personal property, pipelines and other equipment owned by Burgundy in connection therewith); the licenses retained by each member of the Spinco Group pursuant to Section 6.9(b); and

(xvii) all assets expressly identified in this Agreement or any Ancillary Agreement as assets to be acquired by any member of the Spinco Group hereunder or thereunder; and any and all other Assets (other than Excluded Assets) owned by Burgundy or any of its Subsidiaries that are used or held for use primarily in, or related primarily to, the Eagle Business. The intention of this clause (xvii) is only to rectify any inadvertent omission of Conveyance of any Assets that, had the Parties given specific consideration to such Asset as of the date of this Agreement, would have otherwise been classified as a Spinco Asset. No Asset will be deemed a Spinco Asset solely as a result of this clause (xvii) unless a claim with respect thereto is made by Spinco on or prior to the two-year anniversary of the Distribution Date.

A single Asset may fall within more than one of clauses (i) through (xviii) in this Section 2.4(a); such fact does not imply that (x) such Asset must be Conveyed more than once or (y) any duplication of such Asset is required. The fact that an Asset may be excluded under one clause does not imply that it is not intended to be included under another.

(b) Notwithstanding the foregoing clause (a), the Spinco Assets will not in any event include any of the following Assets (the “Excluded Assets”):

(i) any Intellectual Property Rights in which the Burgundy Group or the Spinco Group has any right, title or interest, other than Intellectual Property used or held for use primarily in the Eagle Business (the “Excluded IP Assets”). For the avoidance of doubt, the Excluded IP Assets include, but are not limited to, the registered and unregistered rights in the name(s), trademarks, and domain names listed on Schedule 2.4(b)(i) and any Intellectual Property Rights related to titanium dioxide or to the development, production, manufacture or finishing of titanium dioxide products;

(ii) any cash or cash equivalents withdrawn from any Spinco Accounts prior to the Business Transfer Time;

(iii) any dividends declared by TCI, PHH Monomers, LLC and RS Cogen, LLC prior to the Business Transfer Time but not yet paid as of the Business Transfer Time, except to the extent included as assets in Working Capital;

(iv) except to the extent provided in Section 6.11, all insurance policies, binders and claims and rights thereunder and all prepaid insurance premiums;

(v) all Spinco Inactive Sites;

(vi) the Real Property designated as being retained by Burgundy in the sites listed or described on Schedule 2.4(b)(vi) (the “Excluded Spinco Sites”);

(vii) all Assets of any member of the Burgundy Group not included in any clauses of Section 2.4(a) above;

(viii) all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement as Assets to be retained by any member of the Burgundy Group; and

(ix) the Assets listed or described on Schedule 2.4(b)(ix).

The Parties acknowledge and agree that neither Spinco nor any of its Subsidiaries will acquire or be permitted to retain any direct or indirect right, title and interest in any Excluded Assets through the Conveyance of the Spinco Entity Interests, and that if any of the Spinco Entities owns, leases or has the right to use any such Excluded Assets, such Excluded Assets must be Conveyed to Burgundy as contemplated by this Agreement.

Section 2.5 Spinco Liabilities. (a) For the purposes of this Agreement, “Spinco Liabilities” means (except as expressly set forth herein, regardless of (1) whether the facts on which such Liabilities are based occurred prior to, at or subsequent to the Business Transfer Time, (2) whether or not such Liabilities are asserted or determined prior to, at or subsequent to the Business Transfer Time, (3) where or against whom such Liabilities are asserted or determined (including any such Liabilities arising out of claims made by Burgundy’s or Spinco respective directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the Burgundy Group or the Spinco Group), and (4) whether or not such Liabilities arise from or are alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Burgundy Group or the Spinco Group (including any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates)) the following Liabilities except as otherwise set forth below and in each case subject to Section 2.5(b):

(i) all Liabilities to the extent relating primarily to the Spinco Assets or the Eagle Business:

(ii) all trade and other accounts payable related primarily to the Eagle Business;

(iii) all operating expenses and other current Liabilities (including Liabilities for services and goods for which an invoice has not been received prior to the Business Transfer Time) related primarily to the Eagle Business;

(iv) all Liabilities under the Spinco Contracts including, to the extent provided in Section 2.7(c), the Contracts for the sole benefit of Spinco into which the Shared Contracts are separated;

(v) all Liabilities arising from commitments (in the form of issued purchase orders or otherwise), quotations, proposals and bids to purchase or acquire raw materials, components, supplies or services related primarily to the Eagle Business;

(vi) all Liabilities arising from commitments (in the form of accepted purchase orders or otherwise), quotations, proposals and bids to sell products or provide services related primarily to the Eagle Business;

(vii) all Liabilities with respect to any return, rebate, discount, credit, recall warranty, customer program, or similar Liabilities relating primarily to products of the Eagle Business;

(viii) all Liabilities for death, personal injury, advertising injury, other injury to persons or property damage relating to past, current or future use of or exposure to any of the products (or any part or component) designed, manufactured, serviced or sold, or services performed, by, or on behalf of, the Eagle Business, including any such Liabilities for negligence, strict liability, design or manufacturing defect, failure to warn, or breach of express or implied warranties of merchantability or fitness for any purpose or use;

(ix) all Liabilities relating primarily to the Eagle Business or any Spinco Assets to the extent that the same constitutes a past, current or future tort, breach of Contract or violation of, or non-compliance with, any Law or any approval, consent, franchise, license, permit, registration, authorization or certificate or other right issued or granted by any Governmental Authority;

(x) all Liabilities relating to workers’ compensation, or claims for occupational health and safety, occupational disease, or occupational injury, or other claim relating to health, safety, disease or injury, with respect to any Spinco Employee or any other Person who is or was employed, hired or engaged by or to provide services to the Eagle Business;

(xi) all Liabilities relating to any Action related primarily to the Eagle Business;

(xii) all Liabilities under the Spinco Financing Arrangements and all other indebtedness for borrowed money of Spinco as of the Distribution Date;

(xiii) all indebtedness to which Burgundy is subject by virtue of its ownership interests in RS Cogen, LLC, PHH Monomers, LLC and, subject to Section 2.7(e), TCI;

(xiv)(A) all Liabilities, known or unknown, for Environmental Conditions relating primarily to activities or operations at any of the Spinco Active Sites, or otherwise existing on or under any of the Spinco Active Sites (including any Release of Hazardous Materials occurring before, at or after the Business Transfer Time that has migrated, is migrating or in the future migrates from any of the Spinco Active Sites)

or any violation of Environmental Law arising out of the Eagle Business at any of the Spinco Active Sites; and (B) all Liabilities for Environmental Conditions at any third-party site relating primarily to Hazardous Materials generated by the Spinco Active Sites;

(xv) all Liabilities to the extent arising out of (A) the activities or operations of the Spinco Business or the ownership or use of the Spinco Assets after the Business Transfer Time by any member of the Spinco Group; (B) the activities or operations of any other business conducted by any member of the Spinco Group or the Grizzly Group at any time after the Business Transfer Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative of any member of the Spinco Group (whether or not such act or failure to act is or was within such Person’s authority)) or (C) any of the terminated or discontinued businesses that were operated on Spinco Active Sites;

(xvi) all Liabilities that are expressly provided by this Agreement or any Ancillary Agreement as Liabilities to be assumed or retained by, or allocated to, any member of the Spinco Group;

(xvii) all Liabilities of any member of the Spinco Group or the Grizzly Group under this Agreement or any of the Ancillary Agreements;

(xviii) all Liabilities (including Shareholder Liabilities) relating to, arising out of or resulting from any Grizzly Disqualifying Action; and

(xix) all Liabilities listed or described on Schedule 2.5(a)(xix).

A single Liability may fall within more than one of clauses (i) through (xvii) in this Section 2.5(a); such fact does not imply that (x) such Liability must be Conveyed more than once or (y) any duplication of such Liability is required. The fact that a Liability may be excluded under one clause does not imply that it is not intended to be included under another.

(b) Notwithstanding the foregoing clause (a), the Spinco Liabilities will not in any event include any of the following Liabilities (the “Excluded Liabilities”):

(i) all Liabilities to the extent relating to, arising out of, or resulting from any Excluded Assets;

(ii) (A) all Liabilities relating to, arising out of or resulting from the contamination in the Ohio River which was the subject of or related to, directly or indirectly, sediment sampling conducted or to be conducted by or on behalf of Burgundy (along with any associated follow-up sampling or testing), as and to the extent set forth on Schedule 2.5(b)(ii), and (B) all Liabilities relating to, arising out of or resulting from Natural Resource Damages and other third party tort (only) damage claims related to the Calcasieu Estuary, other than (i) Liabilities in the Calcasieu Estuary related to Remediation, including contribution or similar claims for costs of Remediation and (ii) Liabilities arising out of any Release by the Spinco Group to the Ohio River or the Calcasieu Estuary after the Business Transfer Time (subparts (A) and (B), the “Ohio River/Calcasieu Estuary Liabilities”);

(iii) all Liabilities relating to, arising out of, or resulting from any Spinco Inactive Site, Excluded Spinco Site or Non-Spinco Business, including (A) all Liabilities relating to, arising out of, or resulting from any Environmental Conditions or any violation of Environmental Law at any such locations, and (B) all Liabilities relating to, arising out of or resulting from any Environmental Conditions at any third-party site arising from, related to or resulting from Hazardous Materials from any Spinco Inactive Sites, Non-Spinco Business or Excluded Spinco Sites (collectively subpart (A) and (B) and, together with the Excluded Liabilities in Section 2.5(b)(ii), the “Excluded Environmental Liabilities”);

(iv) all Liabilities that are expressly provided by this Agreement, the Merger Agreement or any Ancillary Agreement as Liabilities to be retained or assumed by Burgundy or any other member of the Burgundy Group;

(v) all Liabilities (including Shareholder Liabilities) relating to, arising out of or resulting from any Burgundy Disqualifying Action;

(vi) all Liabilities of the Burgundy Group constituting an obligation to defend, indemnify or hold harmless any third-party insurers that issued insurance policies to Burgundy (including without limitation any indemnity obligations that Burgundy has assumed or may assume in connection with the Chapter 11 bankruptcy reorganization of Pittsburgh Corning Corporation);

(vii) all Liabilities of the Spinco Entities that are unrelated to the Eagle Business (including Liabilities related to titanium dioxide or to the development, production, manufacture or finishing of titanium dioxide products);

(viii) all Liabilities relating to, arising out of or resulting from the indemnification of any director, officer, agent or employee of Burgundy or any of its Affiliates who was a director, officer, agent or employee of Burgundy or any of its Affiliates on or prior to the Effective Time to the extent such director, officer, agent or employee is or becomes a named defendant in (A) any shareholder derivative suit against Burgundy arising from the transactions contemplated by this Agreement or the Merger Agreement, including the One-Step Spin-Off, the Exchange Offer or the Clean-Up Spin-Off, with respect to which he or she was entitled to such indemnification pursuant to the then existing obligations or (B) any Action related to an Excluded Liability;

(ix) all Liabilities relating to, arising out of or resulting from claims for or relating to exposure to asbestos at any Real Property that is a Spinco Asset on or prior to the Business Transfer Time, whether such claim is made before or after the Business Transfer Time (“Asbestos Exposure Claim”), subject to the further terms and conditions provided in Schedule 2.5(b)(ix); and

(x) all Liabilities described on Schedule 2.5(b)(x).

The Parties acknowledge and agree that neither Spinco nor any other member of the Spinco Group will be required to assume or retain any Excluded Liabilities as a result of the Conveyance of the Spinco Entity Interests, and that if any of the Spinco Entities is liable for any Excluded Liabilities, such Excluded Liabilities will be assumed and satisfied by Burgundy as contemplated by this Agreement.

Section 2.6 Termination of Intercompany Agreements; Settlement of Intercompany Accounts.

(a) Termination of Intercompany Agreements. Except as set forth in Section 2.6(b) and Section 2.6(c), Spinco, on behalf of itself and each other member of the Spinco Group, on the one hand, and Burgundy, on behalf of itself and each other member of the Burgundy Group, on the other hand, will terminate, effective as of the Business Transfer Time, any and all Contracts between or among Spinco or any member of the Spinco Group, on the one hand, and Burgundy or any member of the Burgundy Group, on the other hand. No such Contract (including any provision thereof which purports to survive termination) will be of any further force or effect after the Business Transfer Time and all parties will be released from all Liabilities thereunder. Each Party will, at the reasonable request of any other Party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

(b) Exceptions to Termination of Intercompany Agreements. Notwithstanding Section 2.6(a), the provisions of Section 2.6(a) will not apply to any of the following Contracts (or to any of the provisions thereof):

(i) any Contracts listed or described on Schedule 2.6(b)(i);

(ii) this Agreement, the Merger Agreement and the Ancillary Agreements (and each other Contract expressly contemplated by this Agreement, the Merger Agreement or any Ancillary Agreement to be entered into or continued by any of the Parties or any of the members of their respective Groups);

(iii) any Contracts to which any Person other than the Parties and their respective Affiliates is a party (it being understood that to the extent that the rights and Liabilities of the Parties and the members of their respective Groups under any such Contracts constitute Spinco Assets or Spinco Liabilities, they will be Conveyed pursuant to Section 2.1(a) or Section 2.1(b), or allocated pursuant to Section 2.7(d)); and

(iv) any Contracts to which any non-wholly owned Subsidiary of Burgundy or Spinco, as the case may be, is a party (it being understood that directors’ qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned) (it being understood that to the extent that the rights and Liabilities of the Parties and the members of their respective Groups under any such Contracts constitute Spinco Assets or Spinco Liabilities, they will be Conveyed pursuant to Section 2.1(a) or Section 2.1(b), or allocated pursuant to Section 2.7(d)).

(c) Settlement of Intercompany Accounts. All of the intercompany receivables, payables, loans and other accounts between Spinco or any member of the Spinco Group, on the one hand, and Burgundy or any member of the Burgundy Group, on the other hand, in existence as of immediately prior to the Business Transfer Time set forth on Schedule 2.6(c) (collectively, the “Intercompany Accounts”) will be satisfied and/or settled at the Business Transfer Time.

Section 2.7 Governmental Approvals and Third-Party Consents.

(a) Obtaining Consents. To the extent that the consummation of the Spinco Reorganization or the Distribution requires any third-party Consents or Governmental Approvals (including Real Estate Approvals), the Parties will use their respective commercially reasonable efforts to obtain such Consents or Governmental Approvals, as soon as reasonably practicable; provided, however, except with respect to the Necessary Licenses, that neither party will under any circumstance be required to or shall be required to cause any member of its Group to, make any payments or offer or grant any accommodation (financial or otherwise, regardless of any provision to the contrary in the underlying Contract, including any requirements for the securing or posting of any bonds, letters of credit or similar instruments, or the furnishing of any guarantees) to any third party to obtain any Consent or Governmental Approvals unless and to the extent that the member of the other Group agrees to reimburse and make whole, to such person’s reasonable satisfaction, for any payment or other accommodation made by its request. Except with respect to the Necessary Licenses, Spinco agrees that in the event that any third party or Governmental Authority requests that Burgundy make a payment or offer or grant an accommodation to obtain any third-party Consents or Governmental Approvals and Spinco or Grizzly does not agree to reimburse or make whole Burgundy in connection therewith, Spinco shall not be entitled to the benefits of the provision in, and Burgundy will not be obligated to take any efforts under, Section 2.7(d) in respect of any Spinco Asset, Spinco Liability, Excluded Asset or Excluded Liability which Conveyance is subject to such third-party Consents or Governmental Approvals. With respect to the Necessary Licenses, Spinco and Burgundy shall share equally any costs related to obtaining Consents (including any remedies related thereto whether negotiated or the result of a judicial process) to separate the Shared Contracts or assign the Necessary License, as applicable; provided, however, that if any Prime Counterparty to a Necessary License requires any payment in the nature of a license fee to be made directly to the Prime Counterparty by a Spinco Group member pursuant to a new license agreement between such Spinco Group member and such Prime Counterparty that will grant rights to such Spinco Group member in complete or partial substitution for rights of a Burgundy Group member under the Shared Contract in question (as opposed to a payment in the nature of a transfer fee or fee for granting consent), such license fee will be borne entirely by such Spinco Group member. For the avoidance of doubt, the required efforts and responsibilities of the Parties (i) to seek the Consents necessary to provide the Services (as defined in the Transition Services Agreement) will be governed by Article 3 of the Transition Services Agreement and (ii) to seek approval pursuant to the HSR Act or Foreign Competition Laws (each as defined in the Merger Agreement) and the Grizzly Stockholder Approval (as defined in the Merger Agreement) will be governed by the Merger Agreement. The obligations set forth in this Section 2.7(a) will terminate on the two-year anniversary of the Distribution Date; provided, however, with respect to Real Estate Approvals, the obligations in this Section 2.7(a) will survive in perpetuity.

(b) Transfer in Violation of Laws or Requiring Consent or Governmental Approval.

(i) If and to the extent that the valid, complete and perfected Conveyance to the Spinco Group of any Spinco Asset or Spinco Liability, or to the Burgundy Group of any Excluded Asset or Excluded Liability, would be a violation of applicable Laws or require any Consent or Governmental Approval (including Real Estate Approvals) in connection with the Spinco Reorganization, the Recapitalization or the Distribution,

then subject to subpart (ii) below, the Conveyance to the Spinco Group of any such Spinco Asset or Spinco Liability, or to the Burgundy Group of any such Excluded Asset or Excluded Liability, will automatically be deferred, and no Conveyance will occur until all legal or Contractual impediments are removed or such Consents or Governmental Approvals have been obtained. Other than the TCI Interests, the treatment of which shall be governed by Section 2.7(e), any Asset or Liability with respect to which Conveyance has been so deferred will still be considered a Spinco Asset, a Spinco Liability, an Excluded Asset, or an Excluded Liability, as applicable, and will be subject to Section 2.7(d).

(ii) Notwithstanding subpart (i), other than the TCI Interests, the treatment of which shall be governed by Section 2.7(e), (A) Burgundy (subject to Spinco’s rights under subpart (B)) or Spinco may elect to require the immediate Conveyance of any Spinco Asset, Spinco Liability, Excluded Asset or Excluded Liability notwithstanding any requirement that a Consent or Governmental Approval be obtained or (B) with respect to Real Property that includes both a Spinco Asset and an Excluded Asset, Spinco or Burgundy may elect to require the immediate Conveyance of all such Real Property that includes both the Spinco Asset and the Excluded Asset notwithstanding any requirement that a Consent or Governmental Approval (including any Real Estate Approvals) be obtained; provided, that (A) if Spinco so elects to require the immediate Conveyance of any such Asset or Liability, any Liabilities arising from such Conveyance relating to such violation of Law or failure to secure the requisite Consent or Governmental Approval will be deemed to be Spinco Liabilities, and (B) if Burgundy so elects to require the immediate Conveyance of any such Asset or Liability, any Liabilities arising from such Conveyance relating to such violation of Law or failure to secure the requisite Consent or Governmental Approval will be deemed to be Excluded Liabilities, and (C) if Spinco and Burgundy jointly agree to immediately Convey such Asset or Liability, any Liabilities arising from such Conveyance will be shared evenly between Spinco and Burgundy and, notwithstanding any provision in Section 5.5(b) to the contrary, the defense of any Third-Party Claim relating thereto will be jointly managed by Spinco and Burgundy. The Parties will use their commercially reasonable efforts promptly to obtain any Consents or Governmental Approvals as required by Section 2.7(a) and to take the actions required by Section 2.7(d) pending removal of legal or Contractual impediments or receipt of Consents or Governmental Approvals. If and when the legal or Contractual impediments the presence of which caused the deferral of transfer of any Asset or Liability pursuant to this Section 2.7(b) are removed or any Consents and/or Governmental Approvals the absence of which caused the deferral of transfer of any Asset or Liability pursuant to this Section 2.7(b) are obtained, the transfer of the applicable Asset or Liability will be effected promptly in accordance with the terms of this Agreement and/or the applicable Ancillary Agreement(s). The obligations set forth in this Section 2.7(b) will terminate on the two-year anniversary of the Distribution Date; provided, however, with respect to Real Estate Approvals and transfers of Assets and Liabilities in connection therewith, the obligations in this Section 2.7(b) will survive in perpetuity.

(c) Shared Contracts. The Parties will use their respective commercially reasonable efforts to separate the Shared Contracts into separate Contracts effective as of the Business Transfer Time so that from and after the Business Transfer Time Spinco Group will be entitled to rights and benefits and shall assume the related portion of Liabilities with respect to each Shared Contract to the extent related to the Eagle Business and the Burgundy Group will have the rights and benefits and shall assume the related portion of Liabilities with respect to each Shared Contract to the extent not related to the Eagle Business. Upon such separation of a Shared Contract, the separated Contract will be a Spinco Asset or Excluded Asset, as applicable. If the counterparty to any Shared Contract that is entitled under the terms of the Shared Contract to Consent to the separation of the Shared Contract in the manner set forth in this Section 2.7(c) (a “Prime Counterparty”) has not provided such Consent or if the separation of a Shared Contract has not been completed as of the Business Transfer Time for any other reason, then the Parties will use their respective commercially reasonable efforts promptly to develop and implement arrangements to make the portion of the Shared Contract related to the Eagle Business available for use by (and for the benefit of) Spinco Group and to make the portion of the Shared Contract not related to the Eagle Business available for use by (and for the benefit of) Burgundy Group, in each case in accordance with Section 2.7(d). If and when any such Consent is obtained, the Shared Contract will be separated in accordance with this Section 2.7(c). The obligations set forth in this Section 2.7(c) will terminate on the two-year anniversary of the Distribution Date. Spinco and Burgundy shall share equally any costs related to separating the Shared Contracts.

(d) Conveyances Not Consummated Prior To or At the Business Transfer Time. Other than (i) the TCI Interests, the treatment of which shall be governed by Section 2.7(e), and (ii) with respect to Real Property that requires Real Estate Approval that has not been secured or Conveyed to Spinco or a Spinco Subsidiary prior to the Business Transfer Time, the treatment of which shall be governed by Section 2.7(f), if the Conveyance of any Asset or Liability intended to be Conveyed is not consummated prior to or at the Business Transfer Time, whether as a result of the provisions of Section 2.7(b) or Section 2.7(c) or for any other reason (including any misallocated transfers subject to Section 2.3), then, insofar as reasonably possible (taking into account any applicable restrictions or considerations relating to the contemplated Tax treatment of the Transactions) and to the extent permitted by applicable Law, the Person retaining such Asset or Liability, as the case may be, (i) will thereafter hold such Asset or Liability, as the case may be, in trust for the use and benefit and burden of the Person entitled thereto (and at such Person’s sole expense) until the consummation of the Conveyance thereof (or as otherwise determined by Burgundy and Spinco, as applicable, in accordance with Section 2.7(b) or Section 2.7(c)); and (ii) use commercially reasonable efforts to take such other actions as may be reasonably requested by the Person to whom such Asset or Liability is to be Conveyed (at the expense of the Person to whom such Asset or Liability is to be Conveyed) in order to place such Person in substantially the same position as if such Asset or Liability had been Conveyed as contemplated hereby and so that all the benefits and burdens relating to such Asset or Liability, as the case may be, including possession, use, risk of loss, potential for gain, any Tax liabilities in respect thereof and dominion, control and command over such Asset or Liability, as the case may be, are to inure from and after the Business Transfer Time to the Person to whom such Asset or Liability is to be Conveyed. Any Person retaining an Asset or a Liability due to the deferral of the Conveyance of such Asset or Liability, as the case may be, will not be required, in connection with the foregoing, to make any payments or offer or grant any accommodation (financial or otherwise, regardless of any provision to the contrary in the underlying Contract, including any requirements for the securing or posting of any bonds, letters of credit or similar instruments, or the furnishing of any guarantees) to any third party, except to the extent that the Person entitled to the Asset or responsible for the Liability, as applicable, agrees to reimburse and make whole the Person retaining an Asset or a Liability, to such Person’s reasonable satisfaction, for any payment or other accommodation made by the Person retaining an Asset or a Liability at the request of the Person entitled to the Asset or responsible for the Liability. The obligations set forth in this Section 2.7(d) will terminate on the two-year anniversary of the Distribution Date.

(e) Transfer of TCI Interests. Subject to the terms set forth in Schedule 2.7(e), promptly after the date of this Agreement, Burgundy shall use its commercially reasonable efforts to take such steps as may be necessary to permit the Conveyance of the TCI Interests to Spinco at or prior to the Business Transfer Time. In the event that Burgundy does not Convey the TCI Interests at or prior to the Business Transfer Time to Spinco, the Above Basis Amount shall be reduced by the TCI Value and the TCI Interests (and any Assets relating to the TCI Interests) shall be deemed to be Excluded Assets.

(f) Failure to Secure Real Property Approvals Prior to Transfer. Notwithstanding anything to the contrary set forth herein, in the event that (i) Burgundy shall have failed to obtain a Real Estate Approval to transfer one or more Spinco Assets (whether individually or as part of Real Property that includes Excluded Assets) on or prior to the Business Transfer Date or (ii) the Parties have not exercised their respective rights under Section 2.7(b)(ii) to transfer certain Spinco Assets to Spinco or a Spinco Entity, Burgundy and the applicable Spinco Entity shall enter into a lease agreement effective as of the Business Transfer Time in a commercially reasonable form acceptable to Burgundy and such Spinco Entity (a “Temporary Lease Agreement”), pursuant to which, inter alia, such Spinco Entity shall lease from Burgundy the applicable Real Property from and after the Business Transfer Date through and until such time, if any, as Burgundy shall have received the applicable Real Estate Approval with respect to such Real Property. Upon receipt of such Real Estate Approval, the Temporary Lease Agreement shall terminate and Burgundy shall Convey the applicable Spinco Active Site to the Spinco, or its designated Subsidiary or Affiliate, pursuant to one or more applicable Burgundy Transfer Documents in the manner provided in Section 3.5 hereof. For the term of the Temporary Lease Assignment, notwithstanding any term to the contrary herein, (i) rent shall be payable in a nominal amount but the Spinco Entity that is party to the Temporary Lease Agreement shall be responsible for the payment of all taxes, insurance premiums and maintenance and operating charges with respect to the applicable Real Property thereunder from and after the Business Transfer Date, (ii) such Spinco Entity shall be allowed to continue to operate such Real Property as it has been operated prior to the Business Transfer Time in the ordinary course, and (iii) such Spinco Entity shall have the right to assign the Temporary Lease Agreement or sublet the applicable Real Property to Spinco or another Spinco Entity without Burgundy’s consent.

Section 2.8 No Representation or Warranty. EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE MERGER AGREEMENT OR ANY ANCILLARY AGREEMENT, SPINCO (ON BEHALF OF ITSELF AND MEMBERS OF THE SPINCO GROUP) ACKNOWLEDGES THAT NEITHER BURGUNDY NOR ANY MEMBER OF THE BURGUNDY GROUP MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY HEREIN AS TO ANY MATTER WHATSOEVER, INCLUDING ANY REPRESENTATION OR WARRANTY WITH RESPECT TO: (A) THE CONDITION OR THE VALUE OF ANY SPINCO ASSET OR THE AMOUNT OF ANY SPINCO LIABILITY; (B) THE FREEDOM FROM ANY SECURITY INTEREST OF ANY SPINCO ASSET; (C) THE ABSENCE OF DEFENSES OR FREEDOM FROM COUNTERCLAIMS WITH RESPECT TO ANY CLAIM TO BE CONVEYED TO SPINCO OR HELD BY A MEMBER OF THE SPINCO GROUP; OR (D) ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR TITLE. EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE MERGER AGREEMENT OR ANY ANCILLARY AGREEMENT, SPINCO (ON BEHALF OF ITSELF AND MEMBERS OF THE SPINCO GROUP) FURTHER ACKNOWLEDGES THAT ALL OTHER WARRANTIES THAT BURGUNDY OR ANY MEMBER OF THE BURGUNDY GROUP GAVE OR MIGHT HAVE GIVEN, OR WHICH MIGHT BE PROVIDED OR IMPLIED BY APPLICABLE LAW OR COMMERCIAL PRACTICE, ARE HEREBY EXPRESSLY EXCLUDED. EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE MERGER AGREEMENT OR ANY ANCILLARY AGREEMENT, ALL ASSETS TO BE TRANSFERRED TO SPINCO (AND ALL OF THE SPINCO ASSETS HELD BY THE SPINCO ENTITIES) WILL BE TRANSFERRED WITHOUT ANY COVENANT, REPRESENTATION OR WARRANTY (WHETHER EXPRESS OR IMPLIED) AND ARE HELD “AS IS, WHERE IS” AND FROM AND AFTER THE CLOSING SPINCO WILL BEAR THE ECONOMIC AND LEGAL RISK THAT ANY CONVEYANCE WILL PROVE TO BE INSUFFICIENT TO VEST IN SPINCO GOOD AND MARKETABLE TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST OR ANY NECESSARY CONSENTS OR GOVERNMENTAL APPROVALS THAT ARE NOT OBTAINED OR THAT ANY REQUIREMENTS OF LAWS ARE NOT COMPLIED WITH.

Section 2.9 Waiver of Bulk-Sales Laws. Each Party hereby waives compliance by each member of its Group with the requirements and provisions of the “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the Assets to any member of the Burgundy Group or Spinco Group, as applicable.

Section 2.10 Guarantees.

(a) On or prior to the Business Transfer Time or as soon as practicable thereafter, Spinco will (with the reasonable cooperation of the applicable member(s) of the Burgundy Group) use its reasonable best efforts to have any member(s) of the Burgundy Group removed as guarantor of or obligor for any Spinco Liability to the extent that they relate to Spinco Liabilities.

(b) On or prior to the Business Transfer Time, to the extent required to obtain a release from an agreement (including any lease of a Real Property) or a guarantee (a “Guarantee Release”) of any member of the Burgundy

Group, a Spinco Subsidiary will execute a guarantee agreement in the form of the existing agreement or guarantee or such other form as is reasonably agreed to by such Spinco Subsidiary and the relevant parties to such agreement or guarantee.

(c) If the Parties are unable to obtain, or to cause to be obtained, any such required removal as set forth in clauses (a) and (b) of this Section 2.10, (i) Spinco will, and will cause the other members of the Spinco Group (including after the Effective Time, Grizzly) to indemnify, defend and hold harmless each of the Burgundy Indemnitees for any Liability arising from or relating to such guarantee and will, as agent or subcontractor for the applicable Burgundy Group guarantor or obligor, pay, perform and discharge fully all the obligations or other Liabilities of such guarantor or obligor thereunder, and (ii) Spinco will not, and will cause the other members of the Spinco Group not to, agree to renew or extend the term of, increase any obligations under, or transfer to a third Person, any loan, guarantee, lease, Contract or other obligation for which a member of the Burgundy Group is or may be liable unless all obligations of the members of the Burgundy Group with respect thereto are thereupon terminated by documentation satisfactory in form and substance to Burgundy in its sole discretion.

(d) On or prior to the Business Transfer Time or as soon as practicable thereafter, Burgundy will, at its expense, use its reasonable best efforts to have any member(s) of the Spinco Group removed as guarantor of or obligor for any Excluded Liability to the extent that they relate to Excluded Liabilities (with the reasonable cooperation of the applicable member(s) of the Spinco Group).

(e) On or prior to the Business Transfer Time, to the extent required to obtain a Guarantee Release of any member of the Spinco Group, Burgundy will execute a guarantee agreement in the form of the existing agreement or guarantee or such other form as is reasonably agreed to by Burgundy and the relevant parties to such guarantee agreement or guarantee.

(f) If the Parties are unable to obtain, or to cause to be obtained, any such required removal as set forth in clauses (d) and (e) of this Section 2.10, (i) Burgundy will, and will cause the other members of the Burgundy Group to, indemnify, defend and hold harmless each of the Spinco Indemnitees for any Liability arising from or relating to such agreement or guarantee and will, as agent or subcontractor for the applicable Spinco Group guarantor or obligor, pay, perform and discharge fully all the obligations or other Liabilities of such guarantor or obligor thereunder, and (ii) Burgundy will not, and will cause the other members of the Burgundy Group not to, agree to renew or extend the term of, increase any obligations under, or transfer to a third Person, any loan, guarantee, lease, Contract or other obligation for which a member of the Spinco Group is or may be liable unless all obligations of the members of the Spinco Group with respect thereto are thereupon terminated by documentation satisfactory in form and substance to Spinco in its sole discretion.

Section 2.11 Bank Accounts; Cash Balances. Burgundy and Spinco each agrees to take, or cause the respective members of their respective Groups to take, from and after the Business Transfer Time (or such earlier time as Burgundy and Spinco may agree), all actions necessary to amend all Contracts or agreements governing each bank and brokerage account owned by Spinco or any other member of the Spinco Group and used exclusively for the Eagle Business (collectively, the “Spinco Accounts”) so that such Spinco Accounts, if currently linked (whether by automatic withdrawal, automatic deposit or any other authorization to transfer funds from or to, hereinafter “linked”) to any bank or brokerage account owned by (i) Burgundy or any other member of the Burgundy Group or (ii) Spinco or any other member of the Spinco Group that is not used exclusively for the Eagle Business (the accounts described in (i) or (ii), collectively, the “Burgundy Accounts”), are delinked from the Burgundy Accounts. Burgundy and Spinco each agrees to take, or cause the respective members of their respective Groups to take, from and after the Business Transfer Time (or such earlier time as Burgundy and Spinco may agree), all actions necessary to amend all Contracts or agreements governing the Burgundy Accounts so that such Burgundy Accounts, if currently linked to a Spinco Account, are de-linked from the Spinco Accounts.

ARTICLE III

CLOSING OF THE SPINCO REORGANIZATION;

POST-CLOSING WORKING CAPITAL ADJUSTMENT

Section 3.1 Business Transfer Time. Unless otherwise provided in this Agreement or in any Ancillary Agreement, and subject to the satisfaction and waiver of the conditions set forth in Section 3.2, the effective time and date of each Conveyance and assumption of any Asset or Liability in accordance with Article II in connection with the Spinco Reorganization will be 12:01 a.m., Eastern Time on the date that is no less than two (2) days prior to the Distribution Date (such time, the “Business Transfer Time,” and such date the “Business Transfer Date”).

Section 3.2 Conditions to the Spinco Reorganization. The obligations of Burgundy pursuant to this Agreement to effect the Spinco Reorganization are subject to the fulfillment (or waiver by Burgundy) at or prior to the Business Transfer Time of the following conditions:

(a) each of the parties to the Merger Agreement has irrevocably confirmed to each other that each condition in Article IX of the Merger Agreement to such party’s respective obligations to effect the Merger (i) has been fulfilled, (ii) will be fulfilled at the Effective Time, or (iii) is or has been waived by such party, as the case may be;

(b) Burgundy shall have received the IRS D Reorganization Ruling and the IRS Debt Exchange Ruling, each in form and substance reasonably satisfactory to Burgundy, and such rulings shall continue to be valid and in full force and effect (and, for the avoidance of doubt, such rulings shall not have been invalidated, modified or otherwise affected by any change in any Law on or after the date such rulings were issued by the IRS);

(c) Burgundy shall have received an opinion from Wachtell, Lipton, Rosen & Katz, counsel to Burgundy, to the effect that (i) the Distribution will be treated as satisfying the business purpose requirement described in Treasury Regulation Section 1.355-2(b)(1); (ii) the Distribution will not be treated as being used principally as a device for the distribution of earnings and profits of the distributing corporation or the controlled corporation or both under Section 355(a)(1)(B); (iii) the stock of Spinco distributed in the Distribution will not be treated as other than “qualified property” by reason of the application of Section 355(e)(1); and (iv) the Spinco Securities will constitute “securities” for purposes of the application of Section 361(a) of the Code (together with clauses (i), (ii), and (iii), the “Distribution Tax Opinion”); and

(d) Burgundy and Spinco shall have received any necessary permits and authorizations under state securities or “blue sky” laws, the Securities Act and the Exchange Act in connection with the Distribution and such permits and authorizations shall be in effect.

Section 3.3 Recapitalization of Spinco. Burgundy and Spinco shall cause the following to occur at the Business Transfer Time:

(a) In consideration for the transfer of Assets contemplated by Section 2.1, Spinco shall:

(i) issue to Burgundy shares of Spinco Common Stock as set forth in Section 8.17 of the Merger Agreement (the “Spinco Stock Issuance”), which Spinco Common Stock, together with the 100 shares of Spinco Common Stock owned by Burgundy as of the date hereof, will constitute all of the issued and outstanding common stock of Spinco outstanding as of the Business Transfer Time;

(ii) declare a special distribution, which will be payable no later than immediately prior to the Distribution, and will be comprised of (A) an amount in cash equal to the Below Basis Amount (the “Special Below Basis Cash Distribution”), and (B) Spinco Exchange Debt in an amount equal to the Above Basis Amount, subject to adjustment as set forth in Section 2.7(e) and Section 3.7(a) or an amount in cash determined in accordance with and to the extent provided in Section 8.11(f)(v) of the Merger Agreement (the “Special Above Basis Debt/Cash Distribution,” and together with the Special Below Basis Cash Distribution, the “Special Distribution”);

(iii) pay, in accordance with Section 6.2(d) of the Employee Matter Agreement, the Grizzly True Up Amount, if any; and

(iv) assume the Spinco Liabilities in accordance with Section 2.1.

(b) Financing Arrangements. Prior to or concurrently with the Spinco Reorganization, Spinco, together with the other members of the Spinco Group, will enter into the Spinco Financing Arrangements and incur the debt contemplated thereby, all on such terms and conditions as are contemplated by the Spinco Commitment Letter and Spinco Related Letter and the Burgundy Commitment Letter and the Burgundy Related Letter, as further described in the Merger Agreement.

Section 3.4 Transfer of the Eagle Business.

(a) Agreements to be Delivered by Burgundy. On the Business Transfer Date, Burgundy will deliver, or will cause its appropriate Subsidiaries to deliver, to Spinco all of the following instruments:

(i) a Tax Matters Agreement in substantially the form attached hereto as Exhibit A (the “Tax Matters Agreement”), duly executed by the members of the Burgundy Group party thereto;

(ii) a Transition Services Agreement negotiated in good faith reflecting the form attached hereto as Exhibit B (the “Transition Services Agreement”) in accordance with Section 8.26 of the Merger Agreement, duly executed by the members of the Burgundy Group party thereto;

(iii) an Electric Generation, Distribution and Transmission Facilities Lease negotiated in good faith reflecting the form attached hereto as Exhibit C (the “Electric Generation, Distribution and Transmission Facilities Lease”) in accordance with Section 8.26 of the Merger Agreement, duly executed by the members of the Burgundy Group party thereto;

(iv) a Shared Facilities, Services and Supply Agreement negotiated in good faith reflecting the form attached hereto as Exhibit D (the “Shared Facilities, Services and Supply Agreement”) in accordance with Section 8.26 of the Merger Agreement, duly executed by the members of the Burgundy Group party thereto;

(v) a Servitude Agreement negotiated in good faith reflecting the form attached hereto as Exhibit E (the “Servitude Agreement”) in accordance with Section 8.26 of the Merger Agreement, duly executed by the members of the Burgundy Group party thereto;

(vi) a Liquid Caustic Soda Sales Agreement (Fresno) in substantially the form attached hereto as Exhibit F (the “Liquid Caustic Soda Sales Agreement (Fresno)”), duly executed by the members of the Burgundy Group party thereto;

(vii) a Liquid Caustic Soda Sales Agreement (Strongsville) in substantially the form attached hereto as Exhibit G (the “Liquid Caustic Soda Sales Agreement (Strongsville)”), duly executed by the members of the Burgundy Group party thereto;

(viii) a Hydrochloric Acid Sales Agreement—Lake Charles (Silica) in substantially the form attached hereto as Exhibit H (the “Hydrochloric Acid Sales Agreement—Lake Charles (Silica)”), duly executed by the members of the Burgundy Group party thereto;

(ix) a Chlorine and Liquid Caustic Soda Sales Agreement (Barberton) in substantially the form attached hereto as Exhibit I (the “Chlorine and Liquid Caustic Soda Sales Agreement (Barberton)”), duly executed by the members of the Burgundy Group party thereto;

(x) a Liquid Caustic Soda Sales Agreement (Wichita Falls) in substantially the form attached hereto as Exhibit J (the “Liquid Caustic Soda Sales Agreement (Wichita Falls)”), duly executed by the members of the Burgundy Group party thereto;

(xi) a Hydrochloric Acid Sales Agreement in substantially the form attached hereto as Exhibit K (the “Hydrochloric Acid Sales Agreement”), duly executed by the members of the Burgundy Group party thereto;

(xii) a Shared Facilities Agreement (Monroeville) negotiated in good faith reflecting the form attached hereto as Exhibit L (the “Shared Facilities Agreement (Monroeville)”) in accordance with Section 8.26 of the Merger Agreement, duly executed by the members of the Burgundy Group party thereto;

(xiii) a Master Terminal Agreement in substantially the form attached hereto as Exhibit M (the “Master Terminal Agreement”), duly executed by the members of the Burgundy Group party thereto;

(xiv) all necessary Transfer Documents as described in Section 3.5 and Section 3.6; and

(xv) resignations of each of the individuals who serves as an officer or director of members of the Spinco Group as set forth on Schedule 3.4(a)(xv) in his or her capacity as such and the resignation of any other Person who will be an employee of any member of the Burgundy Group after the Business Transfer Time and who is a director or officer of any member of the Spinco Group, to the extent requested by Spinco.

(b) Agreements to be Delivered by Spinco. On the Business Transfer Date, Spinco will deliver, or will cause its Subsidiaries to deliver, as appropriate, to Burgundy all of the following instruments:

(i) in each case where any member of the Spinco Group is a party to any Ancillary Agreement, a counterpart of such Ancillary Agreement duly executed by the member of the Spinco Group party thereto;

(ii) all necessary Transfer Documents as described in Section 3.5 and Section 3.6; and

(iii) resignations of each of the individuals who serve as an officer or director of members of the Burgundy Group as set forth on Schedule 3.4(b)(iii) in their capacity as such and the resignations of any other Persons that will be employees of any member of the Spinco Group after the Business Transfer Time and that are directors or officers of any member of the Burgundy Group, to the extent requested by Burgundy.

Section 3.5 Transfer of Spinco Assets and Assumption of Spinco Liabilities. In furtherance of the Conveyance of Spinco Assets and the assumption of Spinco Liabilities provided in Section 2.1: (a) Burgundy will execute and deliver, and will cause its Subsidiaries to execute and deliver, such bills of sale, quitclaim deeds, stock powers, certificates of title, assignments of Contracts and other instruments of transfer, Conveyance and assignment, as and to the extent reasonably necessary to evidence the Conveyance of all of Burgundy’s and its Subsidiaries’ (other than Spinco and its Subsidiaries) right, title and interest in and to the Spinco Assets to Spinco and its Subsidiaries and (b) a Spinco Subsidiary will execute and deliver such assumptions of Contracts and other instruments of assumption as and to the extent reasonably necessary to evidence the valid and effective assumption of the Spinco Liabilities by the applicable Spinco Subsidiary. All of the foregoing documents contemplated by this Section 3.5 will be referred to collectively herein as the “Burgundy Transfer Documents.” For the avoidance of doubt, the obligations with respect to the Conveyance of Spinco Assets and the assumption of Spinco Liabilities provided in Section 2.1, and the execution and delivery of documents provided in this Section 3.5, does not extend to the Conveyance of, or execution of delivery of documents with respect to, any Spinco Assets that are already held as of the Business Transfer Time by a Spinco Entity (which Spinco Asset will continue to be held by such Spinco Entity) or any Spinco Liabilities that as of the Business Transfer Time are already a Liability of a Spinco Entity (which Spinco Liability will continue to be a Liability of such Spinco Entity).

Section 3.6 Transfer of Excluded Assets; Assumption of Excluded Liabilities. In furtherance of the Conveyance of Excluded Assets and the assumption of Excluded Liabilities provided in Section 2.2: (a) Spinco will execute and deliver, and will cause its Subsidiaries to execute and deliver, such bills of sale, quitclaim deeds, stock powers, certificates of title, assignments of Contracts and other instruments of transfer, Conveyance and assignment as and to the extent reasonably necessary to evidence the Conveyance of all of Spinco’s and its Subsidiaries’ right, title and interest in and to the Excluded Assets to Burgundy and its Subsidiaries and (b) Burgundy will execute and deliver such assumptions of Contracts and other instruments of assumption as and to the extent reasonably necessary to evidence the valid and effective assumption of the Excluded Liabilities by Burgundy. All of the foregoing documents contemplated by this Section 3.6 will be referred to collectively herein as the “Spinco Transfer Documents” and, together with the Burgundy Transfer Documents, the “Transfer Documents.”

Section 3.7 Working Capital Adjustment. (a) At least five (5) Business Days prior to the Business Transfer Date, Spinco, in consultation with Grizzly, will prepare and deliver to Burgundy a statement setting forth a good-faith estimate of the amount of Working Capital as of the Business Transfer Date, calculated in accordance with the Accounting Exhibit (such estimate, the “Estimated Closing Adjustment Statement”). On the Business Transfer Date, (i) if the Estimated Adjustment Payment, if any, is positive, Spinco shall pay to Burgundy the Estimated Adjustment Payment by increasing both the Below Basis Amount and the Above Basis Amount by the absolute value of the Estimated Adjustment Payment and (ii) if the Estimated Adjustment Payment, if any, is negative, Burgundy shall pay to Spinco the absolute value of the Estimated Adjustment Payment by reducing both the Below Basis Amount and the Above Basis Amount by the absolute value of the Estimated Adjustment Payment. For example, on the Business Transfer Date, if the Above Basis Amount, before adjusting for any Estimated Adjustment Payment, is $675 million and (i) the Estimated Adjustment Payment is positive $10 million, then Spinco shall pay to Burgundy the Estimated Adjustment Payment by increasing the Below Basis Amount by the absolute value of the Estimated Adjustment Payment, such that the Below Basis Amount shall be equal to $235 million (or $225 million plus $10 million), before any further adjustments in respect of the TCI Basis or any elective reduction of increase in the Below Basis Amount as provided in Section 1.8, and the Above Basis Amount shall remain equal to $675 million (or $900 million, minus $235 million, plus $10 million), before any further adjustments in respect of the TCI Value as provided in this Agreement or (ii) the Estimated Adjustment Payment is negative $10 million, then Burgundy shall pay to Spinco the absolute value of the Estimated Adjustment Payment by reducing both the Below Basis Amount and the Above Basis Amount by the absolute value of the Estimated Adjustment Payment, such that the Below Basis Amount shall be equal to $215 million (or $225 million less $10 million), before any further adjustments in respect of the TCI Basis or any elective reduction or increase in the Below Basis Amount as provided in Section 1.8, and the Above Basis Amount shall remain equal to $675 million (or $900 million, minus $215 million, minus $10 million), before any further adjustments in respect of the TCI Value as provided in this Agreement. The “Estimated Adjustment Payment” will be equal to the Working Capital as reflected on the Estimated Closing Adjustment Statement (after satisfaction of the intercompany accounts pursuant to Section 2.6(c)), minus the Target Working Capital Amount. Within 180 days following the Distribution Date, Spinco will prepare and deliver to Burgundy a statement setting forth the amount of Working Capital, as of the Business Transfer Date, calculated in accordance with the Accounting Exhibit (the “Closing Adjustment Statement”). Upon the reasonable request of Spinco, Burgundy will provide (or will cause a member of the Burgundy Group to provide) to Spinco and its accountants reasonable access to the books and records, any other information, including working papers of its accountants, and to any employees of Burgundy or any other member of the Burgundy Group necessary for Spinco to prepare the Closing Adjustment Statement, to respond to the Burgundy Objection (if any) and to prepare materials for presentation to the Accounting Firm in connection with this Section 3.7 and Burgundy will otherwise cooperate with and assist Spinco as may be reasonably necessary to carry out the purposes of this Section 3.7.

(b) For a period of sixty (60) days after delivery of the Closing Adjustment Statement, Spinco will make available to Burgundy, as reasonably requested by Burgundy, all books, records, work papers, personnel (including their accountants and employees) and other materials and sources used by Spinco to prepare the Closing Adjustment Statement and not already in the possession or under the control of Burgundy. The Closing Adjustment Statement will be binding and conclusive upon, and deemed accepted (including a waiver of objection with respect to) by, Burgundy unless Burgundy has notified Spinco in writing within sixty (60) days after delivery of the Closing Adjustment Statement of any good faith objection thereto (the “Burgundy Objection”). Any Burgundy Objection will set forth a reasonably specific description of the basis of the Burgundy Objection and the adjustments to the line items reflected on the Closing Adjustment Statement which Burgundy believes should be made. Any items not disputed during the foregoing sixty (60) day period will be deemed to have been accepted (including a waiver of objection with respect to) by Burgundy.

(c) If Burgundy and Spinco are unable to resolve any of their disputes with respect to the Closing Adjustment Statement within 30 days following Spinco’s receipt of the Burgundy Objection to such Closing Adjustment Statement pursuant to Section 3.7(b), they will refer their remaining differences to a nationally recognized firm of independent public accountants to which Burgundy and Spinco mutually agree (the “Accounting Firm”) for a decision, which decision will be final and binding and unappealable absent fraud or willful misconduct on the Parties. The Accounting Firm will act as an expert and not an arbitrator and will address only those items in dispute, in accordance with any provisions or policies set forth herein and in accordance with the Accounting Exhibit, and for each item may not assign a value greater than the greatest value for such item claimed by either Party or smaller than the smallest value for such item claimed by either Party. Any expenses relating to the engagement of the Accounting Firm will be shared equally by Burgundy, on the one hand, and Spinco, on the other hand.

(d) The Closing Adjustment Statement will become final and binding on the Parties upon the earliest of (i) if no Burgundy Objection has been given, the expiration of the period within which Burgundy must make its objection pursuant to Section 3.7(b), (ii) agreement in writing by Burgundy and Spinco that the Closing Adjustment Statement, together with any modifications thereto agreed by Burgundy and Spinco and (iii) the date on which the Accounting Firm issues its written determination with respect to any dispute relating to such Closing Adjustment Statement. The Closing Adjustment Statement, as submitted by Spinco if no timely Burgundy Objection has been given, as adjusted pursuant to any agreement between the Parties or as determined pursuant to the decision of the Accounting Firm, when final and binding on all Parties and upon which a judgment may be entered by a court of competent jurisdiction, is herein referred to as the “Final Closing Adjustment Statement.”

(e) Within five (5) Business Days following issuance of the Final Closing Adjustment Statement, the Adjustment Payment and interest thereon will be paid by wire transfer of immediately available funds to a bank account designated by Burgundy or Spinco, as the case may be. The “Adjustment Payment” will be equal to the amount of the Working Capital as reflected on the Final Closing Adjustment Statement, minus the Target Working Capital Amount, minus the amount paid pursuant to Section 3.7(a) if the Estimated Adjustment Payment was paid by Spinco to Burgundy or plus the amount paid pursuant to Section 3.7(a) if the Estimated Adjustment Payment was made by Burgundy to Spinco. The Adjustment Payment, if any, will be payable by Spinco to Burgundy, if positive, and if the Adjustment Payment is negative, an amount equal to the absolute value of such Adjustment Payment will be payable by Burgundy to Spinco. The Adjustment Payment will bear interest from the Distribution Date to the date of payment at the prime rate (as published in the Wall Street Journal, Northeastern Edition) in effect on the Distribution Date, which interest will be calculated on the basis of a 365-day year and the actual number of days elapsed and such interest will be paid on the same date and in the same manner as such Adjustment Payment.

ARTICLE IV

THE DISTRIBUTION

Section 4.1 Form of Distribution. (a) Burgundy may elect, in its sole discretion, to effect the Distribution in the form of either (i) a One-Step Spin-Off or (ii) an Exchange Offer (including any Clean-Up Spin-Off, as set forth below).

(b) If Burgundy elects to effect the Distribution in the form of a One-Step Spin-Off, the Board of Directors of Burgundy, in accordance with applicable Law, will establish (or designate Persons to establish) a Record Date and the Distribution Date and Burgundy will establish appropriate procedures in connection with, and to effectuate in accordance with applicable Law, the Distribution. All shares of Spinco Common Stock held by Burgundy on the Distribution Date will be distributed to the Record Holders in the manner determined by Burgundy and in accordance with Section 4.5(b).

(c) If Burgundy elects to effect the Distribution as an Exchange Offer, Burgundy will determine the terms of such Exchange Offer, including the number of shares of Spinco Common Stock that will be offered for each validly tendered share of Burgundy Common Stock, the period during which such Exchange Offer will remain open, the procedures for the tender and exchange of shares and all other terms and conditions of such Exchange Offer, which terms and conditions will comply with all securities Law requirements applicable to such Exchange Offer. In the event that Burgundy’s stockholders subscribe for less than all of the Spinco Common Stock in the Exchange Offer, Burgundy will consummate the Clean-Up Spin-Off on the Distribution Date immediately following the consummation of the Exchange Offer and the Record Date for the Clean-Up Spin-Off shall be established as of such date in the same manner as provided in Section 4.1(b). The terms and conditions of any Clean-Up Spin-Off shall be as determined by Burgundy and will comply with the requirements of all applicable Laws; provided, however, that any shares of Spinco Common Stock that are not subscribed for in the Exchange Offer must be distributed to Burgundy’s stockholders in the Clean-Up Spin-Off.

Section 4.2 Manner of Distribution. (a) To the extent the Distribution is effected as a One-Step Spin-Off, subject to the terms thereof, in accordance with Section 4.5(b), each Record Holder will be entitled to receive for each share of Burgundy Common Stock held by such Record Holder a number of shares of Spinco Common Stock equal to the total number of shares of Spinco Common Stock held by Burgundy on the Distribution Date, multiplied by a fraction, the numerator of which is number of shares of Burgundy Common Stock held by such Record Holder and the denominator of which is the total number of shares of Burgundy Common Stock outstanding on the Distribution Date.

(b) To the extent the Distribution is effected as an Exchange Offer, subject to the terms thereof, in accordance with Section 4.5(b), each Burgundy stockholder may elect in the Exchange Offer to exchange a number of shares of Burgundy Common Stock held by such Burgundy stockholder for shares of Spinco Common Stock in such quantities, at such an exchange ratio and subject to such other terms and conditions as may be determined by Burgundy and set forth in the Spinco Registration Statement; provided, however, the completion of the Exchange Offer shall be subject to a condition (which condition Burgundy may not amend or waive without the written consent of Grizzly) that no one stockholder of Spinco (individually or together with all members of any “group” as defined in the Exchange Act) after giving effect to the Exchange Offer and the Merger, hold greater than 20% of the outstanding common stock of Grizzly; provided further, however, that Burgundy may, in its sole discretion, revise the terms of the Exchange Offer, including the number of shares of Spinco Common Stock that will be offered for each validly tendered share of Burgundy Common Stock, and the Clean-Up Spin Off, such that no one stockholder of Spinco (individually or together with all members of any “group” as defined in the Exchange Act) after giving effect to the Exchange Offer and the Merger, will hold greater than 20% of the outstanding common stock of Grizzly. The terms and conditions of any Clean-Up Spin-Off will be as determined by Burgundy, subject to the provisions of Section 4.2(a), mutatis mutandis.

(c) None of the Parties, nor any of their Affiliates hereto will be liable to any Person in respect of any shares of Spinco Common Stock (or dividends or distributions with respect thereto) that are properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 4.3 Conditions to the Distribution. The obligations of Burgundy pursuant to this Agreement to effect the Distribution will be subject to the fulfillment (or waiver by Burgundy) at or prior to the Distribution Date of the following conditions:

(a) the Spinco Reorganization has been consummated;

(b) the Recapitalization shall have occurred on the terms contemplated by this Agreement and the Merger Agreement and Burgundy shall have received the Special Distribution;

(c) Burgundy and Spinco shall have received the IRS D Reorganization Ruling and the IRS Debt Exchange Ruling, each in form and substance reasonably satisfactory to Burgundy and Spinco, and such rulings shall continue to be valid and in full force and effect (and, for the avoidance of doubt, such rulings shall not have been invalidated, modified or otherwise affected by any change in any Law on or after the date such rulings were issued by the IRS);

(d) Burgundy shall have received the Distribution Tax Opinion;

(e) Burgundy and Spinco shall have prepared and mailed to the holders of record of Burgundy Common Stock such information concerning Spinco, its business, operations and management, the Distribution and such other matters as Burgundy shall determine and as may otherwise be required by Law; and

(f) each of the conditions to Burgundy’s obligation to effect the transactions contemplated in the Merger Agreement shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Distribution Date and other than the conditions set forth in Section 9.1(a) of the Merger Agreement).

Section 4.4 Actions Prior to Distribution. (a) Spinco will cooperate with Burgundy to accomplish the Distribution, including in connection with the preparation of all documents and the making of all filings required in connection with the Distribution. Burgundy will be permitted to reasonably direct and control the efforts of the Parties in connection with the Distribution (including the selection of investment bank or manager in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and financial, legal, accounting and other advisors for Burgundy), and Spinco will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary to facilitate the Distribution as reasonably directed by Burgundy in good faith. Without limiting the generality of the foregoing, Spinco will and will cause its employees, advisors, agents, accountants, counsel and other representatives to, as reasonably directed by Burgundy in good faith, reasonably cooperate in and take the following actions: (i) preparing and filing the registration under the Securities Act or the Exchange Act of Spinco Common Stock on an appropriate registration form or forms to be designated by Burgundy (the “Spinco Registration Statement”), (ii) participating in meetings, drafting sessions, due diligence sessions, management presentation sessions, and “road shows” in connection with the Distribution (including any marketing efforts), which participation shall be subject to, and may be concurrent with, any such activities required with respect to the Exchange Offer, (iii) furnishing to any dealer manager or other similar agent participating in the Distribution (A) “cold comfort” letters from independent public accountants in customary form and covering such matters as are customary for an underwritten public offering (including with respect to events subsequent to the date of financial statements included in any offering document) and (B) opinions and negative assurance letters of counsel in customary form and covering such matters as may be reasonably requested, and (iv) furnishing all historical and forward-looking financial and other pertinent financial and other information that is available to Spinco and is reasonably required in connection with the Distribution. Without limiting the foregoing, the Parties will perform the marketing activities set forth in Schedule 4.4 as provided therein.

(b) Burgundy and Spinco will prepare and mail, prior to any Distribution Date, to the holders of Burgundy Common Stock, such information concerning Spinco, Grizzly, their respective businesses, operations and management, the Distribution and such other matters as Burgundy will reasonably determine and as may be required by Law. Burgundy and Spinco will prepare, and Spinco will, to the extent required under applicable Law, file with the SEC any such documentation and any requisite no-action letters which Burgundy determines are necessary or desirable to effectuate the Distribution and Burgundy and Spinco will each use its reasonable best efforts to obtain all necessary approvals from the SEC with respect thereto as soon as practicable.

(c) Burgundy and Spinco will take all such action as may be necessary or appropriate under the securities or blue sky Laws of the United States (and any comparable Laws under any foreign jurisdiction) in connection with the Distribution.

(d) Burgundy and Spinco will take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 4.3 to be satisfied and to effect the Distribution on any Distribution Date.

Section 4.5 Additional Matters.

(a) Tax Withholding. Burgundy, Spinco, or the transfer agent or the exchange agent in the Distribution, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payments under the Code or any provision of local or foreign Tax Law. Any withheld amounts will be treated for all purposes of this Agreement as having been paid to the Persons otherwise entitled thereto.

(b) Delivery of Certificate. Upon the consummation of the One-Step Spin-Off or the Exchange Offer, Burgundy will deliver to the Agent, a global certificate representing the Spinco Common Stock being distributed in the One-Step Spin-Off or exchanged in the Exchange Offer, as the case may be, for the account of the Burgundy stockholders that are entitled thereto. Upon a Clean-Up Spin-Off, if any, Burgundy will deliver to the Agent an additional global certificate representing the Spinco Common Stock being distributed in the Clean-Up Spin-Off for the account of the Burgundy stockholders that are entitled thereto. The Agent will hold such certificate or certificates, as the case may be, for the account of the Burgundy stockholders pending the Merger, as provided in Section 3.2 of the Merger Agreement. Immediately after the time of the Distribution and prior to the Effective Time, the shares of Spinco Common Stock will not be transferable and the transfer agent for the Spinco Common Stock will not transfer any shares of Spinco Common Stock. The Distribution will be deemed to be effective upon written authorization from Burgundy to the transfer agent or the exchange agent in the Distribution to proceed as set forth in Section 4.2.

ARTICLE V

MUTUAL RELEASES; INDEMNIFICATION

Section 5.1 Release of Pre-Business Transfer Time Claims.

(a) Spinco Release. Except as provided in Section 5.1(c), effective as of the Business Transfer Time, Spinco will, for itself and each other member of the Spinco Group, and their respective successors and assigns, remise, release and forever discharge the Burgundy Indemnitees from any and all Liabilities whatsoever, whether at Law or in equity (including any right of contribution), whether arising under any Contract, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur at or before the Business Transfer Time or any conditions existing or alleged to have existed at or before the Business Transfer Time, including in connection with the transactions and all other activities to implement the Spinco Reorganization, the Recapitalization and the Distribution. Without limitation, the foregoing release includes a release of any rights and benefits with respect to such Liabilities that Spinco and each member of the Spinco Group, and their respective successors and assigns, now has or in the future may have conferred upon them by virtue of any statute or common law principle which provides that a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, if knowledge of such claims would have materially affected such party’s settlement with the obligor. In this connection, Spinco hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Liabilities that are presently unknown, unanticipated and unsuspected, and it further agrees that this release has been negotiated and agreed upon in light of that awareness and it nevertheless hereby intends to release the Burgundy Indemnitees from the Liabilities described in the first sentence of this Section 5.1(a).

(b) Burgundy Release. Except as provided in Section 5.1(c), effective as of the Business Transfer Time, Burgundy will, for itself and each other member of the Burgundy Group, and their respective successors and assigns, remise, release and forever discharge the Spinco Indemnitees from any and all Liabilities whatsoever, whether at Law or in equity (including any right of contribution), whether arising under any Contract, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur at or before the Business Transfer Time or any conditions existing or alleged to have existed at or before the Business Transfer Time, including in connection with the transactions and all other activities to implement any of the Spinco Reorganization, the Recapitalization and the Distribution. Without limitation, the foregoing release includes a release of any rights and benefits with respect to such Liabilities that Burgundy and each member of the Burgundy Group, and their respective successors and assigns, now has or in the future may have conferred upon them by virtue of any statute or common law principle which provides that a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, if knowledge of such claims would have materially affected such party’s settlement with the obligor. In this connection, Burgundy hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Liabilities that are presently unknown, unanticipated and unsuspected, and it further agrees that this release has been negotiated and agreed upon in light of that awareness and it nevertheless hereby intends to release the Spinco Indemnitees from the Liabilities described in the first sentence of this Section 5.1(b).

(c) No Impairment. Nothing contained in Section 5.1(a) or 5.1(b) releases or will release any Person from (nor impairs or will impair any right of any Person to enforce the applicable agreements, arrangements, commitments or understandings relating thereto) the obligations under this Agreement, the Merger Agreement or any Ancillary Agreement, in each case in accordance with its terms. In addition, nothing in Section 5.1(a) or 5.1(b) shall release any Person from:

(i) any Liability provided in or resulting from any agreement or obligation among any members of the Burgundy Group or the Spinco Group that is specified in this Agreement, the Merger Agreement or any Ancillary Agreement as not terminating on or before Distribution Date;

(ii) any Liability assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with this Agreement, the Merger Agreement or any other Ancillary Agreement, or any other Liability of any member of any Group under this Agreement, the Merger Agreement or any other Ancillary Agreement;

(iii) any Liability for unpaid amounts for products or services or refunds owing on products or services due on a value-received basis for work done by a member of one Group at the request or on behalf of a member of the other Group;

(iv) any Liability that the Parties may have with respect to indemnification or contribution pursuant to this Agreement for claims brought against the Parties by third Persons, and, if applicable, the appropriate provisions of the Merger Agreement and Ancillary Agreements;

(v) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 5.1; or

(vi) any Liability for fraud or willful misconduct.

(d) No Actions as to Released Pre-Business Transfer Time Claims. Following the Business Transfer Time, Spinco will not, and will cause its Affiliates not to, make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Burgundy or any member of the Burgundy Group, or any other Person released pursuant to Section 5.1(a), with respect to any Liabilities released pursuant to Section 5.1(a). Following the Business Transfer Time, Burgundy will not, and will cause each other member of the Burgundy Group not to, make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Spinco or any member of the Spinco Group, or any other Person released pursuant to Section 5.1(b), with respect to any Liabilities released pursuant to Section 5.1(b).

(e) General Intent. It is the intent of each of Burgundy and Spinco, by virtue of the provisions of this Section 5.1, to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Business Transfer Time, between or among Spinco or any member of the Spinco Group, on the one hand, and Burgundy or any member of the Burgundy Group, on the other hand (including any Contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Business Transfer Time), except as expressly set forth in Section 5.1(c). At any time, at the request of any other Party, each Party will cause each member of its Group to execute and deliver releases reflecting the provisions hereof.

Section 5.2 Indemnification by the Spinco Group. Without limiting or otherwise affecting the indemnity provisions of the Ancillary Agreements, from and after the Business Transfer Time, Spinco, and each member of the Spinco Group will, on a joint and several basis, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the Burgundy Indemnitees from and against, and will reimburse such Burgundy Indemnitees with respect to, any and all Losses that result from, relate to or arise, whether prior to, at or following the Business Transfer Time, out of any of the following items (without duplication):

(a) any failure of Spinco or any other member of the Spinco Group or any other Person to pay, perform, fulfill, discharge and, to the extent applicable, comply with, in due course and in full, any Spinco Liabilities;

(b) any breach by Spinco or any other member of the Spinco Group of any agreement or obligation to be performed by such Persons pursuant to this Agreement or any Ancillary Agreement unless such Ancillary Agreement expressly provides for separate indemnification therein (which shall be controlling); and

(c) the enforcement by the Burgundy Indemnitees of their rights to be indemnified, defended and held harmless under this Section  5.2.

Section 5.3 Indemnification by Burgundy. Without limiting or otherwise affecting the indemnity provisions of the Ancillary Agreements, from and after the Business Transfer Time, Burgundy, and each member of the Burgundy Group will, on a joint and several basis, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the Spinco Indemnitees from and against, and will reimburse such Spinco Indemnitee with respect to, any and all Losses that result from, relate to or arise, whether prior to or following the Business Transfer Time, out of any of the following items (without duplication):

(a) any failure of Burgundy or any other member of the Burgundy Group or any other Person to pay, perform, fulfill, discharge and, to the extent applicable, comply with, in due course and in full the Excluded Liabilities, whether prior to or after the Business Transfer Date or the date hereof;

(b) any breach by Burgundy or any other member of the Burgundy Group of any agreement or obligation to be performed by such Persons pursuant to this Agreement or any Ancillary Agreement unless such Ancillary Agreement expressly provides for separate indemnification therein (which, including any limitations on liability contained therein, shall be controlling); and

(c) the enforcement by the Spinco Indemnitees of their rights to be indemnified, defended and held harmless under this Section 5.3.

Section 5.4 Payments; Reductions for Insurance Proceeds and Other Recoveries.

(a) Payments. Indemnification payments in respect of any Liabilities for which an Indemnitee is entitled to indemnification under this Article V will be paid by the Indemnifying Party to the Indemnitee as such Liabilities are incurred upon demand by the Indemnitee, including reasonably satisfactory documentation setting forth the basis for the amount of such indemnification payment, including documentation with respect to calculations made and consideration of any Insurance Proceeds that actually reduce the amount of such Liabilities. The indemnity agreements contained in this Article V will remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee, (ii) the knowledge by the Indemnitee of Liabilities for which it might be entitled to indemnification hereunder and (iii) any termination of this Agreement.

(b) Insurance Proceeds. The amount that any Indemnifying Party is or may be required to provide indemnification to or on behalf of any Indemnitee pursuant to Section 5.2 or Section 5.3 as applicable, will be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered from unaffiliated third parties (and excluding any captive insurance companies of the Indemnitee or its Affiliates or any Taxing Authority) by or on behalf of such Indemnitee in respect of the related Loss (net of increased insurance premiums and charges related directly and solely to the related indemnifiable Losses and costs and expenses (including reasonable legal fees and expenses) incurred by such Indemnitee in connection with seeking to collect and collecting such amounts). The existence of a claim by an Indemnitee for monies from an insurer or against a third party in respect of any indemnifiable Loss will not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by an Indemnifying Party. Rather, the Indemnifying Party will make payment in full of the amount determined to be due and owing by it against an assignment by the Indemnitee to the Indemnifying Party of the entire claim of the Indemnitee for Insurance Proceeds or against such third party. Notwithstanding any other provisions of this Agreement, it is the intention of the Parties that no insurer or any other third party will be (i) entitled to a “windfall” or other benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions or otherwise have any subrogation rights with respect thereto, or (ii) relieved of the responsibility to pay any claims for which it is obligated. The Indemnitee will use and will cause its Affiliates to use commercially reasonable efforts to pursue claims against applicable insurers for coverage of such Loss under such policies, subject to Section 6.11.

(c) Tax Treatment; Adjustments for Tax Benefits and Cost.

(i) In the absence of a Final Determination to the contrary and except for any interest for any period beginning after the Distribution Date, any amount payable by Spinco to Burgundy or by Burgundy to Spinco under this Agreement shall be treated for Tax purposes as a distribution or capital contribution, respectively, occurring immediately prior to the Distribution.

(ii) Notwithstanding the foregoing, the amount that any Indemnifying Party is or may be required to provide indemnification to or on behalf of any Indemnitee pursuant to Section 5.2 or Section 5.3 as applicable, will be (i) decreased to take into account the present value of any Tax benefit made allowable to the Indemnitee (or an Affiliate thereof) arising from the incurrence or payment of the relevant indemnified item, and (ii) increased to take into account any Tax cost of the Indemnitee (or an Affiliate thereof) arising from the receipt of the relevant indemnity payment. For purposes of this Section 5.4(c)(ii), any Tax benefit or Tax cost, as applicable, shall be determined (i) using the highest marginal rates in effect at the time of the determination, (ii) assuming the Indemnitee will be liable for such Taxes at such rate and has no Tax attributes at the time of the determination, and (iii) assuming that any such Tax benefit is used at the earliest date allowable by applicable Law. The present value referred to in the first sentence of this Section 5.4(c)(ii) shall be determined using a discount rate equal to the mid term applicable federal rate in effect at the time of the payment of the relevant indemnity payment.

Section 5.5 Procedures for Defense, Settlement and Indemnification of Third-Party Claims.

(a) Direct Claims. All claims made hereunder on account of indemnifiable Losses that do not involve Third-Party Claims shall be asserted by reasonably prompt written notice given by the Indemnitee to the Indemnifying Party from whom such indemnification is sought. Notwithstanding the foregoing, the delay or failure of any Indemnitee to give notice as provided in this Section 5.5(a) will not relieve the relevant Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is actually prejudiced by such delay or failure to give notice.

(b) Third-Party Claims.

(i) Notice of Claims. If an Indemnitee receives notice or otherwise learns of the assertion by a Person (including any Governmental Authority) who is not a member of the Burgundy Group or Grizzly or any of its Affiliates (including after the Spinco Reorganization, the Spinco Group) of any claim or of the commencement by any such Person of any Action with respect to which an Indemnifying Party may be obligated to provide indemnification under this Agreement (collectively, a “Third-Party Claim”), such Indemnitee will give such Indemnifying Party prompt written notice (a “Claims Notice”) thereof but in any event within 15 calendar days after becoming aware of such Third-Party Claim. Any such notice will describe the Third-Party Claim in reasonable detail and include copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third-Party Claim. Notwithstanding the foregoing, the delay or failure of any Indemnitee or other Person to give notice as provided in this Section 5.5 will not relieve the related Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is actually prejudiced by such delay or failure to give notice.

(ii) Opportunity to Defend. The Indemnifying Party shall have the right, exercisable by written notice to the Indemnitee within 30 days after receipt of a Claims Notice from the Indemnitee of the commencement or assertion of any Third-Party Claim in respect of which indemnity may be sought under this Article V, to assume and conduct the defense of such Third-Party Claim in accordance with the limits set forth in this Agreement with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnitee; provided, however, that the (A) defense of such Third-Party Claim by the Indemnifying Party will not, in the reasonable judgment of the Indemnitee, (1) if Burgundy or any member of the Burgundy Group is the Indemnifying Party, reasonably be expected to affect Grizzly or any of its controlled Affiliates (including after the Merger, any member of the Spinco Group) in a materially adverse manner (for the avoidance of doubt, any Third Party Claim relating to or arising in connection with any criminal proceeding, Action, indictment, allocation or investigation against Grizzly or its Affiliates shall be deemed materially adverse), and (2) if Spinco or any member of the Spinco Group is the Indemnifying Party, reasonably be expected to affect Burgundy or any of its controlled Affiliates in a materially adverse manner (for the avoidance of doubt, any Third Party Claim relating to or arising in connection with any criminal proceeding, Action, indictment, allocation or investigation against Burgundy or its Affiliates shall be deemed materially adverse) and (B) the Third-Party Claim solely seeks (and continues to seek) monetary damages (the conditions set forth in clauses (A) and (B) are, collectively, the “Litigation Conditions”). If the Indemnifying Party does not assume the defense of a Third-Party Claim in accordance with this Section 5.5, the Indemnitee may continue to defend the Third-Party Claim. If the Indemnifying Party has assumed the defense of a Third-Party Claim as provided in this Section 5.5, the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense of the Third-Party Claim; provided, however, that if (x) either of the Litigation Conditions ceases to be met or (y) the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third-Party Claim, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection with such defense. The Indemnifying Party or the Indemnitee, as the case may be, has the right to participate in (but, subject to the prior sentence, not control), at its own expense, the defense of any Third-Party Claim that the other is defending as provided in this Agreement. The Indemnifying Party, if it has assumed the defense of any Third-Party Claim as provided in this Agreement, may not, without the prior written consent of the Indemnitee, consent to a settlement of, or the entry of any judgment arising from, any such Third-Party Claim that (I) does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of a complete release from all liability in respect of such Third-Party Claim, (II) provides for injunctive or other nonmonetary relief affecting the Indemnitee or any of its Affiliates, or (III) in the reasonable opinion of the Indemnitee, would otherwise materially adversely affect the Indemnitee or any of its Affiliates. The Indemnitee may settle any Third-Party Claim, the defense of which has not been assumed by the Indemnifying Party, only with the prior written consent of the Indemnifying Party, not to be unreasonably withheld, conditioned or delayed.

Section 5.6 Additional Matters.

(a) Cooperation in Defense and Settlement. With respect to any Third-Party Claim for which Spinco, on the one hand, and Burgundy, on the other hand, may have Liability under this Agreement or any of the Ancillary Agreements, the Parties agree to cooperate fully and maintain a joint defense (in a manner that will preserve the attorney-client privilege, joint defense or other privilege with respect thereto) so as to seek to minimize such

Liabilities and defense costs associated therewith. The Party that is not responsible for managing the defense of such Third-Party Claims will, upon reasonable request, be consulted with respect to significant matters relating thereto and may retain counsel to monitor or assist in the defense of such claims at its own cost.

(b) Certain Actions.

(i) Notwithstanding anything to the contrary set forth in Section 5.5, Burgundy may elect to have exclusive authority and control over the investigation, prosecution, defense and appeal of all Actions (excluding any Actions relating to the Ohio River/Calcesieu Liabilities, which are subject to Section 5.6(e)) pending at the Business Transfer Time which relate to or arise out of the Eagle Business, the Spinco Assets or the Spinco Liabilities if such Action primarily relates to the Excluded Assets and Excluded Liabilities and a member of the Burgundy Group is also named as a target or defendant thereunder; provided that (i) Burgundy will consult with Spinco on a regular basis with respect to strategy and developments with respect to any such Action, (ii) if Burgundy fails to take reasonable steps necessary to defend diligently such Action, Spinco may assume such defense, and Burgundy will be liable for all reasonable costs or expenses paid or incurred in connection with such defense, (iii) Spinco has the right to participate in (but, subject to clause (ii) above, not control) the defense of such Action, and (iv) Burgundy obtains the written consent of Spinco, such consent not to be unreasonably withheld or delayed, to settle or compromise or consent to the entry of judgment with respect to such Action if such settlement, consent or judgment would (x) provide for injunctive or other nonmonetary relief affecting Spinco or any of its Affiliates, or (y) in the reasonable opinion of Spinco, would otherwise materially adversely affect Spinco or any of its Affiliates or reasonably expected to result in a payment by Spinco Group in excess of $2 million. After any such compromise, settlement, consent to entry of judgment or entry of judgment, Burgundy and Spinco will agree upon a reasonable allocation to Spinco and Spinco will be responsible for or receive, as the case may be, Spinco’ proportionate share of any such compromise, settlement, consent or judgment attributable to the Spinco Business, the Spinco Assets or the Spinco Liabilities, including its proportionate share of the reasonable costs and expenses associated with defending same.

(ii) Notwithstanding anything to the contrary set forth in Section 5.5, Burgundy shall have exclusive authority and control over the investigation, prosecution, defense and appeal of all Actions relating to the matters set forth on Schedule 2.5(b)(ix).

(c) Substitution. In the event of an Action that involves solely matters that are indemnifiable and in which the Indemnifying Party is not a named defendant, if either the Indemnitee or the Indemnifying Party so requests, the Parties will endeavor to substitute the Indemnifying Party for the named defendant. If such substitution or addition cannot be achieved for any reason or is not requested, the rights and obligations of the Parties regarding indemnification and the management of the defense of claims as set forth in this Article V will not be affected.

(d) Subrogation. In the event of payment by or on behalf of any Indemnifying Party to or on behalf of any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party will be subrogated to and will stand in the place of such Indemnitee, in whole or in part based upon whether the Indemnifying Party has paid all or only part of the Indemnitee’s Liability, as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other Person. Such Indemnitee will cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

(e) Special Provisions Related to Environmental Matters. Without limiting Section 2.5(b), but subject to the Parties entering into a written agreement with respect thereto, Spinco shall provide reasonable cooperation to enable Burgundy to satisfy its obligations relating to the Ohio River/Calcesieu Estuary Liabilities including providing reasonable access to, through and over the Natrium and Lake Charles sites that are Spinco Active Sites for Burgundy, its employees, contractors, and consultants. In the event that Spinco brings a claim for indemnification for the Ohio River/Calcesieu Estuary Liabilities against Burgundy related to the Ohio River sediments, Burgundy shall have the right, but not the obligation, to control any such Remediation; provided, however, Burgundy (i) keeps Spinco apprised of the status of the Remediation; (ii) provides drafts of any significant workplan, report, study or other deliverable before submission to a Governmental Authority or interested third party for review and comment by Spinco; and (iii) promptly provides Spinco with copies of any and all data, analyses, reports, or other documents and significant communications generated in connection with the Remediation. Burgundy shall elect to either control the Remediation of the Ohio River sediments set forth in such notice or not to control the Remediation of the Ohio River sediments in writing within thirty (30) days of receiving written notice of the Claim. Should Burgundy elect not to assume control of the Remediation of the Ohio River sediments pursuant to this section, then Spinco shall (i) keep Burgundy apprised of the status of the Remediation; (ii) provide drafts of any significant workplan, report, study or other deliverable before submission to a Governmental Authority or interested third party for review and comment by Burgundy; and (iii) promptly provide Burgundy with copies of any and all data, analyses, reports, or other documents and significant communications generated in connection with the Remediation. Subject to the satisfaction of the terms and conditions of Section 5.5(b), Burgundy may take control of all negotiations and proceedings with Governmental Agencies and relevant third parties relating to the Ohio River/Calcasieu Estuary Liabilities.

Section 5.7 Exclusive Remedy. Each of Grizzly and Burgundy is an established business entity that has been represented by experienced counsel in connection with the execution and delivery of this Agreement and the Ancillary Agreements, and intends and hereby agrees that this Article V sets forth the exclusive remedy and rights of the Parties following the Business Transfer Time in respect of the matters indemnified under this Article V, except that nothing contained in this Section 5.7 will impair any right of any Person (a) to exercise all of their rights and seek all damages available to them under Law in the event of claims or causes of action arising from fraud or willful misconduct; (b) to specific performance under this Agreement; and (c) to equitable relief as provided in Section 7.15 hereof. In furtherance of the foregoing, each of the Parties hereto hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it may have against the other Party in connection herewith, arising under or based upon any Law other than the right to seek indemnity pursuant to this Article V and the right to seek the relief described in clauses (a), (b) and (c) of the preceding sentence.

Section 5.8 Survival of Indemnities. The rights and obligations of Burgundy and Spinco and its Indemnitees under this Article V will survive the sale or other transfer by any Party of any Assets or businesses or the assignment by any Party of any Liabilities.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Further Assurances. Subject to the limitations of Section 2.7:

(a) In addition to the actions specifically provided for elsewhere in this Agreement, the Merger Agreement or in any Ancillary Agreement, each of the Parties hereto will cooperate with each other and use (and will cause its Subsidiaries and Affiliates to use) commercially reasonable efforts, prior to, at and after the Business Transfer Time, to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary, proper or advisable on its part under applicable Law or Contractual obligations to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as reasonably practicable.

(b) Without limiting the generality of Section 6.1(a), where the cooperation of third parties such as insurers or trustees would be necessary in order for a Party to completely fulfill its obligations under this Agreement or the Ancillary Agreements, such Party will use commercially reasonable efforts to cause such third Parties to provide such cooperation. If any Affiliate of Burgundy or Spinco is not a party to this Agreement or, as applicable, any Ancillary Agreement, and it becomes necessary or desirable for such Affiliate to be a party hereto or thereto to carry out the purpose hereof or thereof, then Burgundy or Spinco, as applicable, will cause such Affiliate to become a party hereto or thereto or cause such Affiliate to undertake such actions as if such Affiliate were such a party.

Section 6.2 Agreement for Exchange of Information.

(a) Generally. Except as otherwise provided in the Transition Services Agreement, each Party, on behalf of its Group, will provide, or cause to be provided, to the other Party’s Group, at any time after the Business Transfer Time and until the later of (x) the sixth anniversary of the Business Transfer Time and (y) the expiration of the relevant statute of limitations period, if applicable, as soon as reasonably practicable after written request therefor, any Shared Information in its possession or under its control. Each of Burgundy and Spinco agree to make its personnel available during regular business hours to discuss the Information exchanged pursuant to this Section 6.2. The obligations set forth in this Section 6.2 with respect to the data required for worker’s compensation claim handling and filings will survive the sixth anniversary time period herein and will instead survive indefinitely. The parties agree that, after Closing, Shared Information will be subject to the confidentiality obligations in the Confidentiality Agreement as if such Information were provided prior to the Business Transfer Time.

(b) Financial Information for Burgundy. Without limitation to Section 6.2(a), until the end of the first full fiscal year occurring after the Distribution Date (and for a reasonable period of time afterwards as required by Law for Burgundy to prepare consolidated financial statements or complete a financial statement audit for any period during which the financial results of the Spinco Group were consolidated with those of Burgundy), Spinco will use its reasonable best efforts to enable Burgundy to meet its timetable for dissemination of its financial statements and to enable Burgundy’s auditors to timely complete their annual audit and quarterly reviews of financial statements. As part of such efforts, to the extent reasonably necessary for the preparation of financial statements or completing an audit or review of financial statements or an audit of internal control over financial reporting, (i) Spinco will authorize and direct its auditors to make available to Burgundy’s auditors, within a reasonable time prior to the date of Burgundy’s auditors’ opinion or review report, both (x) the personnel who performed or will perform the annual audits and quarterly reviews of Spinco and (y) work papers related to such annual audits and quarterly reviews, to enable Burgundy’s auditors to perform any procedures they consider reasonably necessary to take responsibility for the work of Spinco’s auditors as it relates to Burgundy’s auditors’ opinion or report and (ii) until all governmental audits are complete, Spinco will provide reasonable access during normal business hours for Burgundy’s internal auditors, counsel and other designated representatives to (x) the premises of Spinco and its Subsidiaries and all Information (and duplicating rights) within the knowledge, possession or control of Spinco and its Subsidiaries and (y) the officers and employees of Spinco and its Subsidiaries, so that Burgundy may conduct reasonable audits relating to the financial statements provided by Spinco and its Subsidiaries; provided, however, that such access will not be unreasonably disruptive to the business and affairs of the Spinco Group.

(c) Financial Information for Spinco. Without limitation to Section 6.2(a), until the end of the first full fiscal year occurring after the Distribution Date (and for a reasonable period of time afterwards or as required by Law), Burgundy will use its reasonable best efforts to enable Spinco to meet its timetable for dissemination of its financial statements and to enable Spinco’s auditors to timely complete their annual audit and quarterly reviews of financial statements. As part of such efforts, to the extent reasonably necessary for the preparation of financial statements or completing an audit or review of financial statements or an audit of internal control over financial reporting, (i) Burgundy will authorize and direct its auditors to make available to Spinco’s auditors, within a reasonable time prior to the date of Spinco’s auditors’ opinion or review report, both (x) the personnel who performed or will perform the annual audits and quarterly reviews of Burgundy and (y) work papers related to such annual audits and quarterly reviews, to enable Spinco’s auditors to perform any procedures they consider reasonably necessary to take responsibility for the work of Burgundy’s auditors as it relates to Spinco’s auditors’ opinion or report and (ii) until all governmental audits are complete, Burgundy will provide reasonable access during normal business hours for Spinco’s internal auditors, counsel and other designated representatives to

(x) the premises of Burgundy and its Subsidiaries and all Information (and duplicating rights) within the knowledge, possession or control of Burgundy and its Subsidiaries and (y) the officers and employees of Burgundy and its Subsidiaries, so that Spinco may conduct reasonable audits relating to the financial statements provided by Burgundy and its Subsidiaries; provided, however, that such access will not be unreasonably disruptive to the business and affairs of the Burgundy Group.

(d) Limitations of Liability. Neither Party will have any Liability to the other Party in the event that any Information exchanged or provided pursuant to this Agreement that is an estimate or forecast, or that is based on an estimate or forecast, is found to be inaccurate in the absence of fraud or willful misconduct by the providing Person.

(e) Ownership of Information. Any Information owned by a Party that is provided to the other Party pursuant to this Section 6.2(e) remains the property of the Party that owned and provided such Information. Each Party will, and will cause members of its Group to, remove and destroy any hard drives or other electronic data storage devices from any computer or server that is reasonably likely to contain Information that is protected by this Section 6.2(e) and that is transferred or sold to a third-party or otherwise disposed of in accordance with this Section 6.2(e), unless required by Law to retain such materials.

(f) Record Retention. Each Party agrees to use its commercially reasonable efforts to retain all Information that relates to the operations of the Eagle Business in its possession or control at the Business Transfer Time in accordance with the policies of such Person as in effect on the Business Transfer Time or such other policies as may be adopted by such Person thereafter (provided, in the case of Spinco, that Burgundy notify Spinco of any such change). No Party will destroy, or permit any of its Subsidiaries to destroy, any Information which the other Party may have the right to obtain pursuant to this Agreement without notifying the other Party of the proposed destruction and giving the other Party the reasonable opportunity to take possession or make copies of such Information prior to such destruction. Notwithstanding the foregoing, Section 7.02 of the Tax Matters Agreement will govern the retention of Tax Returns, schedules and work papers and all material records or other documents relating thereto.

(g) Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Section 6.2 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement, the Confidentiality Agreement and any Ancillary Agreement.

(h) Compensation for Providing Information. The Party requesting Information agrees to reimburse the other Party for the reasonable out-of-pocket costs, if any, actually incurred in creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting Party.

(i) Production of Witnesses; Records; Cooperation.

(i) After the Business Transfer Time, except in the case of any Action by one Party or its Affiliates against another Party or its Affiliates, each Party will use its commercially reasonable efforts to make available to each other Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting Party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting Party agrees to reimburse the other Party for the reasonable out-of-pocket costs, if any, incurred in connection therewith.

(ii) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third-Party Claim, the other Party will make available to such Indemnifying Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, or the prosecution, evaluation or pursuit thereof, as the case may be, and will otherwise cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be.

(iii) Without limiting the foregoing, the Parties will cooperate and consult to the extent reasonably necessary with respect to Third-Party Claims.

(iv) The obligation of the Parties to provide witnesses pursuant to this Section 6.2(i) is intended to be interpreted in a manner so as to facilitate cooperation and will include the obligation to provide witnesses without regard to whether the witness or the employer of the witness could assert a possible business conflict.

(v) In connection with any matter contemplated by this Section 6.2(i), the Parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of any member of any Group.

(j) Restrictions. Except as expressly provided in this Agreement or the Ancillary Agreements, no Party or member of such Party’s Group hereunder grants or confers rights of license in any Information owned by any member of such Party’s Group to any member of the other Party’s Group hereunder.

Section 6.3 Privileged Matters.

(a) The respective rights and obligations of the Parties to maintain, preserve, assert or waive any or all privileges belonging to either Party or its Subsidiaries with respect to the Spinco Business or the Non-Spinco Business, including the attorney-client and work product privileges (collectively, “Privileges”), will be governed by the provisions of this Section 6.3. With respect to Privileged Information of Burgundy, Burgundy will have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and Spinco will not take any action (or permit any member of its Group to take action) without the prior written consent of Burgundy that could result in any waiver of any Privilege that could be asserted by Burgundy or any member of its Group under applicable Law and this Agreement. With respect to Privileged Information of Spinco arising after the Business Transfer Time, Spinco will have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and Burgundy will take no action (nor permit any member of its Group to take action) without the prior written consent of Spinco that could result in any waiver of any Privilege that could be asserted by Spinco or any member of its Group under applicable Law and this Agreement. The rights and obligations created by this Section 6.3 will apply to all Information as to which a Party or its Group would be entitled to assert or have asserted a Privilege without regard to the effect, if any, of the Spinco Reorganization, the Recapitalization or the Distribution (“Privileged Information”).

(b) Privileged Information of Burgundy and its Group includes (i) any and all Information regarding the Non-Spinco Business and the Burgundy Group (other than Information relating to the Eagle Business (“Spinco Information”)), whether or not such Information (other than Spinco Information) is in the possession of Spinco or any Affiliate thereof, (ii) all communications subject to a Privilege between counsel for Burgundy (other than counsel for the Eagle Business) (including any person who, at the time of the communication, was an employee of Burgundy or its Group in the capacity of in-house counsel, regardless of whether such employee is or becomes an employee of Grizzly, Spinco or any Affiliate thereof) and any person who, at the time of the communication, was an employee of Burgundy, regardless of whether such employee is or becomes an employee of Spinco or any Affiliate thereof, and (iii) all Information generated, received or arising after the Business Transfer Time that refers or relates to and discloses Privileged Information of Burgundy or its Group generated, received or arising prior to the Business Transfer Time.

(c) Privileged Information of Spinco and its Group includes (i) any and all Spinco Information, whether or not it is in the possession of Burgundy or any member of its Group, (ii) all communications subject to a Privilege between counsel for the Eagle Business (including any person who, at the time of the communication, was an employee of Burgundy or its Group in the capacity of in-house counsel, regardless of whether such employee is or remains an employee of Burgundy or any Affiliate thereof) and any person who, at the time of the communication, was an employee of Burgundy, Spinco or any member of either Group or the Eagle Business regardless of whether such employee was, is or becomes an employee of Burgundy or any of its Subsidiaries, and (iii) all Information generated, received or arising after the Business Transfer Time that refers or relates to and discloses Privileged Information of Spinco or its Group generated, received or arising after the Business Transfer Time.

(d) Upon receipt by Burgundy or Spinco, or any of their respective Affiliates, as the case may be, of any subpoena, discovery or other request from any third-party that actually or arguably calls for the production or disclosure of Privileged Information of the other or if Burgundy or Spinco, or any of their respective Affiliates, as the case may be, obtains knowledge that any current or former employee of Burgundy or Spinco, or any of their respective Affiliates, as the case may be, receives any subpoena, discovery or other request from any third-party that actually or arguably calls for the production or disclosure of Privileged Information of the other, Burgundy or Spinco, as the case may be, will promptly notify the relevant other Party of the existence of the request and will provide such other Party a reasonable opportunity to review the Information and to assert any rights it may have under this Section 6.3 or otherwise to prevent the production or disclosure of Privileged Information. Burgundy or Spinco, as the case may be, will not, and will cause their respective Affiliates not to, produce or disclose to any third-party any of the other Party’s Privileged Information under this Section 6.3 unless (i) the other Party has provided its express written consent to such production or disclosure or (ii) a court of competent jurisdiction has entered an Order not subject to interlocutory appeal or review finding that the Information is not entitled to protection from disclosure under any applicable privilege, doctrine or rule.

(e) Burgundy’s transfer of books and records pertaining to the Eagle Business and other Information to Spinco, Burgundy’s agreement to permit Spinco to obtain Information existing prior to the Spinco Reorganization, Spinco’s transfer of books and records pertaining to Burgundy, if any, and other Information to Burgundy and Spinco’s agreement to permit Burgundy to obtain Information existing prior to the Spinco Reorganization are made in reliance on Burgundy’s and Spinco’s respective agreements, as set forth in Section 6.2 and this Section 6.3, to maintain the confidentiality of such Information and to take the steps provided herein for the preservation of all Privileges that may belong to or be asserted by Burgundy or Spinco, as the case may be. The access to Information, witnesses and individuals being granted pursuant to Section 6.2 and the disclosure to Spinco and Burgundy of Privileged Information relating to the Spinco Business or the Non-Spinco Business pursuant to this Agreement in connection with the Spinco Reorganization will not be asserted by Burgundy or Spinco to constitute, or otherwise deemed, a waiver of any Privilege that has been or may be asserted under this Section 6.3 or otherwise. Nothing in this Agreement will operate to reduce, minimize or condition the rights granted to Burgundy and Spinco in, or the obligations imposed upon Burgundy and Spinco by, this Section 6.3.

Section 6.4 Intellectual Property Assignment/Recordation. Each Party will be responsible for, and will pay all expenses (whether incurred before, at or after the Business Transfer Time) involved in notarization, authentication, legalization and/or consularization of the signatures of any representatives of its Group on any of the Transfer Documents relating to the transfer of Intellectual Property Rights. Spinco will be responsible for, and will pay all expenses (whether incurred before or after the Business Transfer Time) relating to, the recording of any such Transfer Documents relating to the transfer of Intellectual Property Rights to any member of the Spinco Group with any Governmental Authorities as may be necessary or appropriate.

Section 6.5 Intellectual Property Matters. Except as specifically set forth in this Section 6.5, from and after the Effective Time, Spinco will take all actions necessary to assure that no member of the Spinco Group operates the Spinco Business utilizing, based on or taking advantage of the name, reputation, Trademarks or goodwill of any member of the Burgundy Group, provided that Grizzly and members of the Spinco Group may refer to the Burgundy Group and Trademarks of the Burgundy Group in connection with describing the historical relationship of the Spinco Group to the Burgundy Group. In addition, Spinco and each member of the Spinco Group may use labeling, packaging, advertising, sale and promotional materials, printed stationery, brochures and literature bearing any of the corporate names, Trademarks, product identification numbers or consumer information telephone numbers of the Burgundy Group after the Business Transfer Time; provided, that Spinco will, and will cause each member of the Spinco Group to, cease use of the labeling, packaging, advertising, sale and promotional materials, printed stationery, brochures and literature bearing any of the corporate names, Trademarks, product identification numbers or consumer information telephone numbers beginning on the six (6) month anniversary of the Effective Time; provided, further, that there will be no time limit with respect to Spinco’s sale of products bearing the corporate name, Trademarks or consumer information telephone numbers or that use any packaging bearing the same included in the Spinco Inventory. The Spinco Group will use commercially reasonable efforts to cease the sale or use of such products, product labeling or packaging as promptly as reasonably practicable following the Business Transfer Time, consistent with their ordinary course of business. Spinco will, and will cause each member of the Spinco Group to, maintain quality standards for products of the Spinco Business not materially different from those maintained by the Eagle business prior to the Business Transfer Time for so long as any member of the Spinco Group continues to use any labeling, packaging, advertising, sales or promotional materials, printed stationery, brochures or literature bearing the corporate names, Trademarks, product identification numbers or consumer information telephone numbers of any member of the Burgundy Group.

Section 6.6 Assigned Domain Names. At the Business Transfer Time, the domain name registrations set forth on Schedule 2.4(a)(vi), including all content, text, descriptions, photographs, drawings, or other work comprising the associated web pages (collectively the “Assigned Domains”), shall be assigned to, and subsequently owned and maintained by, the Spinco Group. The Burgundy Group will take commercially reasonable steps to effectuate the assignment of the Assigned Domains. On or before the three (3) month anniversary of the Business Transfer Time, the Spinco Group will be required to remove any and all references to any name, Trademarks, or goodwill owned by any member of the Burgundy Group that exist on the Assigned Domain Names.

Section 6.7 Unassigned Domain Names. The domain names and web pages set forth on Schedule 2.4(b)(i) include a Trademark owned by the Burgundy Group and were used primarily for the Eagle Business prior to the Business Transfer Time (“Unassigned Domains”). The Unassigned Domains are registered in the name of the Burgundy Group and will not be assigned to the Spinco Group. However, from and after the Business Transfer Time, each member of the Spinco Group may coordinate with the Burgundy Group to redirect Internet traffic and site visits from the Unassigned Domains to a domain name or web page of its choosing. On or before the three (3) month anniversary of the Business Transfer Time, the Unassigned Domains will be disabled and the registrations will be permitted to lapse. From and after the Business Transfer Time, no member of the Spinco Group will take steps to register or utilize the Unassigned Domains or any other domain name or web page that includes a Trademark owned by the Burgundy Group.

Section 6.8 Unassigned Domain Name Content. From and after the Business Transfer Time, all right, title, and interest, including any copyrights, related to the content, text, descriptions, photographs, drawings, or other work included on the Unassigned Domains prior to the Business Transfer Time shall be the sole and exclusive property of the Spinco Group, except for any text, descriptions, photographs, drawings, or other work that primarily relates to any name, reputation, Trademarks or goodwill primarily associated with any member of the Burgundy Group.

Section 6.9 Shared IP Licenses.

(a) Notwithstanding anything in this Agreement to the contrary, each member of the Burgundy Group shall retain an irrevocable, non-terminable, perpetual, worldwide, nonexclusive, royalty-free, fully paid-up license to use the Shared Spinco IP solely and exclusively for the purpose of conducting the Burgundy Group’s business in substantially the same manner as it was conducted immediately prior to the Effective Date (the “Shared Spinco IP License”). No member of the Burgundy Group may assign or sublicense its rights under the Shared Spinco IP License to any Person other than an Affiliate thereof without Spinco’s prior written consent; provided, however, that without consent any member of the Burgundy Group may (a) assign its rights under the Shared Spinco IP License to any entity that acquires all or substantially all of the assets of such Burgundy Group member’s business; (b) assign its rights under the Shared Spinco IP License to any successor by merger, consolidation, or acquisition to a member of the Burgundy Group for the purpose of conducting such Burgundy Group member’s business; (c) sublicense its rights under the Shared Spinco IP License to any purchaser of substantially all the assets of one of the plants used in the Burgundy Business only to the extent reasonably necessary to enable such purchaser to operate such plant in the same manner as the licensed member of the Burgundy Group operated the same; and (d) assign its rights under the Shared Spinco IP License to any lender (or agent for any lender) to the owner of any such assets for collateral purposes only. Following the grant of any sublicense permitted hereinabove to the transferee of any such plant, the sublicensee may further sublicense the Shared Spinco IP to which it has been sublicensed but only together with a transfer of substantially all the assets of such plant and only to the extent reasonably necessary to enable the transferee to operate such plant in the same manner as the sublicensing Person operated the same. Any attempted assignment or sublicense in breach of this Section 6.9(a) will be null and void.

(b) At the Business Transfer Time, each member of the Burgundy Group hereby grants each member of the Spinco Group an irrevocable, non-terminable, perpetual, worldwide, nonexclusive, royalty-free, fully paid-up license to use the Shared Burgundy IP solely and exclusively for the purpose of conducting the Spinco Group’s business in substantially the same manner as it was conducted immediately prior to the Effective Date (the “Shared Burgundy IP License”). No member of the Spinco Group may assign or sublicense its rights under the Shared Burgundy IP License to any Person other than an Affiliate thereof without Burgundy’s prior written consent; provided, however, that without consent any member of the Spinco Group may (a) assign its rights under the Shared Burgundy IP License to any entity that acquires all or substantially all of the assets of such Spinco Group member’s business; (b) assign its rights under the Shared Burgundy IP License to any successor by merger, consolidation, or acquisition to a member of the Spinco Group for the purpose of conducting such Spinco Group member’s business; (c) sublicense its rights under the Shared Burgundy IP License to any purchaser of substantially all the assets of one of the plants used in the Spinco Business only to the extent reasonably necessary to enable such purchaser to operate such plant in the same manner as the licensed member of the Spinco Group operated the same; and (d) assign its rights under the Shared Burgundy IP License to any lender (or agent for any lender) to the owner of any such assets for collateral purposes only. Following the grant of any sublicense permitted hereinabove to the transferee of any such plant, the sublicensee may further sublicense the Shared Burgundy IP to which it has been sublicensed but only together with a transfer of substantially all the assets of such plant and only to the extent reasonably necessary to enable the transferee to operate such plant in the same manner as the sublicensing Person operated the same. Any attempted assignment or sublicense in breach of this Section 6.9(b) will be null and void.

Section 6.10 Removal of Tangible Assets. (a) Except as may be otherwise provided in the Transition Services Agreement, or otherwise agreed to by the Parties, all tangible Spinco Assets that are located at any sites of Burgundy or its Subsidiaries that are not Spinco Active Sites will be moved as promptly as practicable after the Business Transfer Time from such sites, at Spinco’s expense and in a manner so as not to unreasonably interfere with the operations of any member of the Burgundy Group and to not cause damage to such facility, and such member of the Burgundy Group will provide reasonable access to such facility to effectuate same. Spinco will remove any Spinco Assets that remain at any such sites in connection with the performance of services under the Transition Services Agreement as promptly as practicable after the termination of such service pursuant to the same terms and conditions stated in the immediately preceding sentence.

(b) Except as may be otherwise provided in the Transition Services Agreement or otherwise agreed to by the Parties, all tangible Excluded Assets that are located at any of the Spinco Active Sites will be moved as promptly as practicable after the Business Transfer Time from such facilities, at Burgundy’s expense and in a manner so as not to unreasonably interfere with the operations of any member of the Spinco Group and to not cause damage to such Spinco Facility, and such member of the Spinco Group will provide reasonable access to such Spinco Facility to effectuate such movement. Burgundy will remove any Excluded Assets that remain at any such Spinco Active Sites in connection with the performance of services under the Transition Services Agreement as promptly as practicable after the termination of such service pursuant to the same terms and conditions stated in the immediately preceding sentence.

Section 6.11 Insurance.

(a) Rights Under Policies. Notwithstanding any other provision of this Agreement, from and after the Business Transfer Date, none of Spinco nor any other member of the Spinco Group will have any rights whatsoever with respect to any Policies, except that Burgundy will, if requested by Spinco, use commercially reasonable efforts (as set forth in Section 5.4 above) to pursue Insurance Proceeds under Claims-Made Policies for any liabilities for which indemnification is sought from Spinco pursuant to this Agreement (to the extent such Claims-Made Policies provide coverage for such liabilities); provided that all of Burgundy’s and each member of the Burgundy Group’s reasonable costs and expenses incurred in connection with the foregoing shall be promptly paid by Spinco. All claims for Insurance Proceeds under Claims-Made Policies pursued by Burgundy will be subject to all of the terms and conditions of the applicable Claims Made Policy and Spinco shall promptly pay to Burgundy any applicable deductible or retention that applies to the Claim subject to indemnification.

(b) Commutations or Buyouts of Claims-Made Policies. Burgundy may, at any time, without Liability or obligation to Spinco (other than as set forth in this Section 6.11(b)), amend, commute, terminate, buy-out, extinguish liability under or otherwise modify or reduce the amount of coverage available under any Claims-Made Policies after the Distribution Date. In the event that any such transaction would affect or reduce the amount of Insurance Proceeds that otherwise would be available to Spinco for a claim that is subject to indemnification under this Agreement, Burgundy will give Spinco prior written notice thereof. In the event of an insurance transaction described in this section, Burgundy will pay to Spinco its equitable share (which must be determined in good faith based on the amount of premiums paid or allocated to the Eagle Business in respect of the applicable Claims-Made Policies and the effect the insurance transaction would have on Spinco’s actual or potential indemnification obligations) of any net proceeds actually received by Burgundy from the insurer under the applicable Claims-Made Policy as a result of such transaction (after deducting Burgundy’s reasonable costs and expenses incurred in connection with such action). The Tax treatment of any such payments to Spinco by Burgundy will be handled in accordance with Section 5.4(c).

(c) No Limitation to Indemnity. Nothing in this Section 6.11 will be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement.

Section 6.12 Right of First Refusal.

(a) If at any time and each time prior to the twenty (20) year anniversary of the Business Transfer Time, Burgundy desires to sell all or a portion of the Natrium Excess Land to a third party, Burgundy shall give notice (the “Offer Notice”) thereof to Spinco, together with the price and a summary of the other material terms and conditions pursuant to which Burgundy desires to sell all or a portion of the Natrium Excess Land. Spinco shall have the right (the “First Refusal Right”) to give to Burgundy a notice (the “Election Notice”), which shall specify that Spinco elects to purchase, as applicable, all or the portion of Natrium Excess Land proposed to be sold upon the same material terms and conditions (subject to the execution of a mutually satisfactory Contract of sale as hereinafter provided) as set forth in the Offer Notice. Spinco and Burgundy shall record in the appropriate public land records an instrument setting forth the foregoing First Refusal Right. The Election Notice must be delivered within 15 Business Days following Burgundy’s delivery to Spinco of the Offer Notice (such period is hereinafter referred to as the “Response Period”). Notwithstanding anything to the contrary in this Agreement, the First Refusal Right described in this Section 6.12 shall not be applicable to any sale of the Natrium Excess Land by Burgundy to a Subsidiary or Affiliate of Burgundy, provided, that following any such sale, such Subsidiary or Affiliate of Burgundy shall be subject in all respects to this Agreement.

(b) If Spinco shall give the Election Notice within the Response Period, Spinco and Burgundy shall promptly proceed to negotiate an agreement (the “Natrium Excess Land Agreement”) to purchase the Natrium Excess Land at the price and otherwise on all of the material terms and conditions set forth in the Offer Notice and otherwise on such other customary terms for the purchase of comparable properties, as Spinco and Burgundy may mutually agree upon.

(c) If Spinco shall fail to give an Election Notice within the Response Period, (i) Burgundy shall have the right to sell the Natrium Excess Land at the price and on other terms and conditions no less advantageous in any material respect to Burgundy than that set forth in the Offer Notice, free and clear of any rights or claims of Spinco under this Section 6.12, and (ii) provided Burgundy has not materially breached its obligations under this Section 6.12, this Section 6.12 shall terminate and be null, void and of no further force or effect; provided, that Spinco shall again have the right to exercise the First Refusal Right pursuant to the provisions of this Section 6.12 if any of the following conditions occurs: (a) the terms and conditions of sale to the third party are less advantageous in any material respect to Burgundy than set forth in the Offer Notice, or (b) the definitive agreement(s) providing for the sale are not executed and delivered with a purchaser within 120 days after the giving of the applicable Offer Notice and subsequently consummated with such purchaser within six (6) months of execution of the definitive agreements.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Expenses. Except as otherwise provided in this Agreement, each Party will be responsible for the fees and expenses of the Parties as provided in the Merger Agreement.

Section 7.2 Entire Agreement. This Agreement, the Merger Agreement and the Ancillary Agreements and the Confidentiality Agreement, including any related annexes, schedules and exhibits, as well as any other agreements and documents referred to herein and therein, will together constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and will supersede all prior negotiations, agreements and understandings of the Parties of any nature, whether oral or written, with respect to such subject matter.

Section 7.3 Governing Law. This Agreement and, unless expressly provided therein, each Ancillary Agreement (and any claims or disputes arising out of or related hereto or thereto or to the transactions contemplated hereby and thereby or to the inducement of any Party to enter herein and therein, whether for breach of Contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) is governed by and construed and interpreted in accordance with the Laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

Section 7.4 Notices. All notices, requests, permissions, waivers and other communications under this Agreement will be in writing and will be deemed to have been duly given (a) five (5) Business Days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile, provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient, and (d) one Business Day following sending by overnight delivery via a national courier service and, in each case, addressed to a Party at the following address for such Party:

If to Burgundy or, prior to the Effective Time, Spinco:

PPG Industries, Inc.
One PPG Place Pittsburgh, PA 15272
Attention:	General Counsel
Facsimile:	(412) 434-2490

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Steven A. Rosenblum
Facsimile:	(212) 403-2000

If to Spinco, after the Effective Time:

Georgia Gulf Corporation
115 Perimeter Center Place, Suite 460
Atlanta, GA 30346
Attention:	Chief Executive Officer
Facsimile:	(770) 390-9673

with a copy (which shall not constitute notice) to:

Jones Day
1420 Peachtree St., N.E. Suite 800
Atlanta, GA 30309-3053
Attention:	John E. Zamer
Facsimile:	404-581-8330

or to such other address(es) as will be furnished in writing by any such party to the other party in accordance with the provisions of this Section 7.4.

Section 7.5 Priority of Agreements. If there is a conflict between any provision of this Agreement and a provision in any of the Ancillary Agreements (other than the Tax Matters Agreement and Employee Matters Agreement), the provision of this Agreement shall control unless specifically provided otherwise in this Agreement or in the Ancillary Agreement. Except as otherwise specifically provided herein, this Agreement will not apply to matters relating to Taxes or employees, employee benefits plans, and related assets and liabilities including pension and other post-employment benefit assets and liabilities, which shall be exclusively governed by the Tax Matters Agreement and Employee Matters Agreement, respectively. In the case of any conflict between this Agreement and the Tax Matters Agreement or Employee Matters Agreement, respectively, in relation to any matters addressed by the Tax Matters Agreement or Employee Matters Agreement, the Tax Matters Agreement or Employee Matters Agreement, as applicable, will prevail.

Section 7.6 Amendments and Waivers. (a) This Agreement may be amended and any provision of this Agreement may be waived; provided that any such amendment or waiver will be binding upon a Party only if such amendment or waiver is set forth in a writing executed by such Party. In addition, unless the Merger Agreement shall have been terminated in accordance with its terms, any such amendment or waiver shall be subject to the written consent of Grizzly. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party hereto under or by reason of this Agreement.

(b) No delay or failure in exercising any right, power or remedy hereunder will affect or operate as a waiver thereof; nor will any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision of this Agreement must satisfy the conditions set forth in Section  7.6(a) and will be effective only to the extent in such writing specifically set forth.

Section 7.7 Termination. This Agreement will terminate without further action at any time before the Effective Time upon termination of the Merger Agreement. If terminated, no Party will have any Liability of any kind to the other Party or any other Person on account of this Agreement, except as provided in the Merger Agreement.

Section 7.8 Parties in Interest. This Agreement is binding upon and is for the benefit of the Parties hereto and their respective successors and permitted assigns. Grizzly shall be a third party beneficiary of the rights of Spinco under this Agreement and of the provisions of Section 4.2(b). As of the Effective Time, this Agreement shall be binding on Grizzly and Grizzly shall, as between Burgundy and Grizzly, be subject to the obligations and restrictions imposed on, and shall be the beneficiary of the rights of, Spinco under this Agreement. This Agreement is not made for the benefit of any Person not a Party hereto, and no Person other than the Parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement, except (i) as contemplated in the preceding sentence and (ii) for the provisions of Article V with respect to indemnification of Indemnitees.

Section 7.9 Assignability. No Party may assign its rights or delegate its duties under this Agreement without the written consent of the other Party, except that a Party may assign its rights or delegate its duties under this Agreement to a member of its Group and a Party may assign or sublicense the rights granted in Section 6.9 as provided therein; provided that the member agrees in writing to be bound by the terms and conditions contained in this Agreement; provided, further, that the assignment or delegation will not relieve any Party of its indemnification obligations or obligations in the event of a breach of this Agreement; and provided, further, that Spinco may assign this agreement, without obtaining the prior written consent of Burgundy, to any lender (or agent for any lender) for collateral purposes only (and upon any assignment permitted by this proviso, the references to Spinco Group shall also apply to any such assignee unless the context otherwise acquires). Any attempted assignment or delegation in breach of this Section 7.9 will be null and void.

Section 7.10 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, including all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. References to a date or time shall be deemed to be such date or time in New York City, unless otherwise specified. References to dollar amounts are to U.S. dollars, unless otherwise specified. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. Except as otherwise expressly provided elsewhere in this Agreement, the Merger Agreement, or any Ancillary Agreement, any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a Party, such Party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the Parties hereto hereby expressly disclaim any implied duty of good faith and fair dealing or similar concept.

Section 7.11 Severability. If any provision of this Agreement or any Ancillary Agreement, or the application of any provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement or such Ancillary Agreement, it being the intent and agreement of the parties hereto that this Agreement and any Ancillary Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

Section 7.12 Counterparts. This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one Party), each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of a Party, the other Party will re-execute original forms thereof and deliver them to the requesting Party. No Party will raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a Contract and each such Party forever waives any such defense.

Section 7.13 Survival of Covenants. Except as expressly set forth in any Ancillary Agreement, the covenants, representations and warranties contained in this Agreement and each Ancillary Agreement, and liability for the breach of any obligations contained herein, will survive each of the Spinco Reorganization, the Recapitalization and the Distribution and will remain in full force and effect.

Section 7.14 Jurisdiction; Consent to Jurisdiction.

(a) Exclusive Jurisdiction. Except as otherwise expressly provided in any Ancillary Agreement, each of the Parties irrevocably agrees that any claim, dispute or controversy (of any and every kind or type, whether based on Contract, tort, statute, regulation or otherwise, and whether based on state, federal, foreign or any other law), arising out of, relating to or in connection with this Agreement, the Ancillary Agreements, the documents referred to in this Agreement, or any of the transactions contemplated thereby, and including disputes relating to the existence, validity, breach or termination of this Agreement (any such claim being a “Covered Claim”) will be brought and determined in any federal or state court located in the State of Delaware, and each of the Parties hereto hereby irrevocably submits and consents in respect of Covered Claims for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts and agrees that it may be served with such legal process at the address and in the manner set forth in Section 7.4. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action in respect of Covered Claims (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Laws, that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(b) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE ANCILLARY AGREEMENTS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.14(b).

Section 7.15 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any other Ancillary Agreement, the Party who is, or is to be, thereby aggrieved will have the right to specific performance and injunctive or other equitable relief in respect of its rights under this Agreement or such Ancillary Agreement, in addition to any and all other rights and remedies at law or in equity, subject to Section 5.7. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any Action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties to this Agreement.

Section 7.16 Limitations of Liability. Notwithstanding anything in this Agreement to the contrary, neither Spinco or its Affiliates, on the one hand, nor Burgundy or its Affiliates, on the other hand, will be liable under this Agreement to the other for any punitive, exemplary, special or similar damages in excess of compensatory damages, except to the extent awarded by a court of competent jurisdiction in connection with a Third-Party Claim.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Separation Agreement to be executed on its behalf by its officers hereunto duly authorized effective on the day and year first above written.

PPG INDUSTRIES, INC.

By:	/s/ Charles E. Bunch
	Name:	Charles E. Bunch
	Title:	Chairman and Chief Executive Officer

EAGLE SPINCO INC.

By:	/s/ Charles E. Bunch
	Name:	Charles E. Bunch
	Title:	Chairman of the Board of Directors

[Signature Page to Separation Agreement]

ANNEX C

EXECUTION COPY

EMPLOYEE MATTERS AGREEMENT

DATED AS OF JULY 18, 2012

BY AND AMONG

PPG INDUSTRIES, INC.,

EAGLE SPINCO INC.

and

GEORGIA GULF CORPORATION

EMPLOYEE MATTERS AGREEMENT

This Employee Matters Agreement (this “Agreement”), dated as of July 18, 2012, is entered into by and among PPG Industries, Inc. a Pennsylvania corporation (“Burgundy”), Eagle Spinco Inc., a Delaware corporation (“Spinco”), and Georgia Gulf Corporation, a Delaware corporation (“Grizzly,” and together with Burgundy and Spinco, the “Parties”).

WHEREAS, pursuant to the Separation Agreement, dated as of July 18, 2012, by and between Burgundy and Spinco (such agreement, as amended, restated or modified from time to time, the “Separation Agreement”), Burgundy and Spinco have set out the terms on which, and the conditions subject to which, they wish to implement the Spinco Reorganization (as defined in the Separation Agreement) and the Distribution (as defined in the Separation Agreement).

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of July 18, 2012, by and among Burgundy, Spinco, Grizzly and Grizzly Acquisition Sub, Inc. (such agreement, as amended, restated or modified from time to time, the “Merger Agreement”), immediately following the Distribution, a Subsidiary of Grizzly will merge with and into Spinco, subject to Schedule 8.3(e) to the Merger Agreement (the “Merger”) and Spinco Common Stock will be converted into Grizzly Common Stock on the terms and subject to the conditions of the Merger Agreement.

WHEREAS, in connection with the foregoing, the Parties have agreed to enter into this Agreement to allocate, among Burgundy, Spinco and Grizzly, Assets, Liabilities and responsibilities with respect to certain employee compensation, pension and benefit plans, programs and arrangements and certain employment matters.

NOW THEREFORE, in consideration of the mutual agreements, covenants and other provisions set forth in this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Unless otherwise defined in this Agreement, capitalized words and expressions and variations thereof used in this Agreement or in its Exhibits have the meanings set forth below.

1.1 “Affiliate” has the meaning given to it in the Separation Agreement.

1.2 “Agreement” means this Employee Matters Agreement, including all the Exhibits hereto.

1.3 “Assets” has the meaning given to it in the Separation Agreement.

1.4 “Burgundy Benefit Plan” has the meaning given to it in the Merger Agreement.

1.5 “Burgundy Flex Plan” means Burgundy’s health care flexible spending, dependent care spending and commuter transportation plans.

1.6 “Burgundy Group” has the meaning given to it in the Separation Agreement.

1.7 “Burgundy US DB Plan” means, collectively and separately, the Burgundy Retirement Income Plan and the Burgundy Retirement Pension Plan.

1.8 “Burgundy US DC Plan” means, collectively and separately, the Burgundy Employee Savings Plan; the Burgundy Defined Contribution Retirement Plan; the Burgundy Defined Contribution Retirement Plan for Employees Covered by the Collective Bargaining Agreement between Burgundy and the International Association of Machinists and Aerospace Workers, Local Lodge 470 of District 161; and the Burgundy Defined Contribution Retirement Plan for Employees Covered by Collective Bargaining Agreements.

1.9 “Business Transfer Time” has the meaning given to it in the Separation Agreement.

1.10 “Closing Date” has the meaning given to it in the Merger Agreement.

1.11 “Code” means the Internal Revenue Code of 1986, as amended, or any successor federal income tax Law. Reference to a specific Code provision also includes any temporary or final regulation in force under that provision.

1.12 “Covered Retirees” means Former Spinco Employees who were represented by a union during their employment in the United States with Burgundy or its Subsidiaries.

1.13 “Current Spinco Employee” means any individual listed on Exhibit A to this Agreement, which Exhibit A may be updated by Burgundy on the Closing Date to reflect new hires and terminations in the ordinary course of business consistent with past practice.

1.14 “Effective Time” has the meaning given to it in the Merger Agreement.

1.15 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any temporary or final regulation in force under that provision.

1.16 “Excluded Benefits Liabilities” means (a) any additional Liabilities (i.e., Liabilities that are additional to the Liabilities to provide to Covered Retirees retiree medical benefits based on Burgundy’s retiree medical plans in effect on the date of this Agreement, including, for the avoidance of doubt, any cost increases associated with such Liabilities) resulting from any past, current or future actions, lawsuits, grievances, complaints, or other legal proceedings challenging modifications to and/or terminations of retiree medical benefits for Covered Retirees made by Burgundy or its Subsidiaries prior to the Effective Time; and (b) any Liabilities with respect to the employment or termination of employment by Burgundy of any current or former employee of Burgundy who is not a Current Spinco Employee or a Former Spinco Employee. For the avoidance of doubt, Excluded Benefits Liabilities shall not include (i) the Liabilities to provide to Covered Retirees or any other Spinco Employees retiree medical benefits based on the retiree medical plans of Burgundy and its Subsidiaries in effect on the date of this Agreement (including, for the avoidance of doubt, any cost increases associated with such Liabilities), (ii) any Liabilities with respect to Covered Retirees or any other Spinco Employees resulting from modifications and/or terminations of retiree medical benefits on or after the Effective Time or (iii) any Liabilities resulting from any current or future actions, lawsuits, grievances, complaints, or other legal proceedings with respect to the items described in clauses (i) and (ii), all of which Liabilities Spinco assumes pursuant to Section 2.2(a) of this Agreement.

1.17 “Former Spinco Employee” means any individual listed on Exhibit B to this Agreement, which Exhibit B may be updated by Burgundy on the Closing Date to reflect (a) any individual who is listed on Exhibit A as a Current Spinco Employee and who ceases to be employed by Burgundy or one of its Subsidiaries prior to the Effective Time, (b) any individual who, after December 31, 2010, (i) became an inactive employee and was engaged in the Eagle Business prior to becoming an inactive employee or (ii) became a surviving spouse of an inactive employee who was engaged in the Eagle Business prior to becoming an inactive employee, and (c) any other individual that Burgundy reasonably determines in its good faith judgment is an inactive employee or surviving spouse of an inactive employee who was engaged in the Eagle Business prior to becoming an inactive employee; provided, however, that Burgundy may only add an individual to Exhibit B to this Agreement pursuant to clause (c) of this Section 1.17 if Burgundy removes an individual from Exhibit B to this Agreement; and provided, further, that Grizzly shall have the right, prior to the Effective Time, to confirm that each of the individuals proposed to be listed on the final Exhibit B to this Agreement was engaged in the Eagle Business (or the surviving spouse of such an individual) and if Grizzly reasonably demonstrates to Burgundy, in Burgundy’s reasonable, good faith judgment, that such individual was not engaged in the Eagle Business (or the surviving spouse of such an individual), such individual shall not be included on the final version of Exhibit B to this Agreement. Subject to applicable Law, Burgundy shall provide to Grizzly all information reasonably available to Burgundy that is reasonably requested by Grizzly in order for Grizzly to conduct the confirmation described in the proviso to the immediately preceding sentence.

1.18 “Grizzly Benefit Plan” has the meaning given to it in the Merger Agreement.

1.19 “Grizzly Common Stock” means the common stock, par value $0.01 per share, of Grizzly.

1.20 “Law” has the meaning given to it in the Separation Agreement.

1.21 “Liabilities” has the meaning given to it in the Separation Agreement.

1.22 “Participating Company” means (a) Burgundy and (b) any other Person (other than an individual) that is a participating employer in a Burgundy Benefit Plan.

1.23 “Person” has the meaning given to it in the Separation Agreement.

1.24 “Spinco Benefit Plan” has the meaning given to it in the Merger Agreement.

1.25 “Spinco Common Stock” has the meaning given to it in the Separation Agreement.

1.26 “Spinco Employee Flex Plan Accounts” means the accounts of the Spinco Employees under the Burgundy Flex Plan.

1.27 “Spinco Employees” means the Current Spinco Employees and the Former Spinco Employees.

1.28 “Spinco Entities” has the meaning given to it in the Separation Agreement.

1.29 “Spinco Group” has the meaning given to it in the Separation Agreement.

1.30 “Spinco Financing” has the meaning given to it in the Merger Agreement.

1.31 “Subsidiary” has the meaning given to it in the Separation Agreement.

1.32 “TCI Interests” has the meaning given to it in the Separation Agreement.

1.33 “Transaction Agreements” has the meaning given to it in the Merger Agreement.

1.34 “Transfer Interest” means interest calculated based on the actual rate of return on Burgundy US DB Trust Assets between the Effective Time and the applicable date of transfer; provided that the Parties shall jointly select and engage an independent investment consultant with whom none of the Parties has had a material relationship in the last two years to verify the rate of return determined by Burgundy. Each of Grizzly and Burgundy shall bear 50% of the costs of the investment consultant referred to in the immediately preceding sentence.

TERMS DEFINED IN THIS AGREEMENT

Defined Term	Section

2012 Spinco Employee Bonuses	Section 4.1
2013 Spinco Employee Bonuses	Section 4.2
Actuary	Section 6.2(b)
Adjusted CN DB Transfer Amount	Section 6.3(c)
Aggregate Flex Plan Balance	Section 3.4(b)
Burgundy	Preamble
Burgundy CN DB Plan	Section 6.3(a)
Burgundy CN DC Plans	Section 6.1(b)
Burgundy CN SERP	Section 6.5(d)
Burgundy DCP I	Section 6.5(b)
Burgundy DCP II	Section 6.5(c)
Burgundy US DB Trust	Section 6.2(b)
Burgundy US SERP	Section 6.5(a)
CBAs	Section 7.3
CN DB Asset Transfer Report	Section 6.3(b)
CN DB Transitional Period	Section 6.3(c)
COBRA	Section 5.1
Determination Date	Section 6.2(d)
Estimated CN DB Transfer Amount	Section 6.3(b)
Estimated US DB Transfer Value	Section 6.2(b)
Exhibit E CBAs	Section 7.1
Final Adjusted CN DB Transfer Amount	Section 6.3(c)
Final Estimated CN DB Transfer Amount	Section 6.3(b)
Final Transferred US DBL APV	Section 6.2(e)
Final US DB Transfer Value	Section 6.2(e)
Foreign CBAs	Section 7.3
Grizzly	Preamble
Grizzly True Up Amount	Section 6.2(d)
Initial US DB Transfer	Section 6.2(b)
Initial US DB Transfer Amount	Section 6.2(b)
LC CBA	Section 7.2
Merger	Recitals
Merger Agreement	Recitals
New Plans	Section 3.3
Overfunding Amount	Section 6.2(d)
Parties	Preamble
Section 6.2(e) Notice of Objection	Section 6.2(e)
Section 6.2(e) Resolution Period	Section 6.2(e)
Section 6.3(b) Notice of Objection	Section 6.3(b)
Section 6.3(b) Resolution Period	Section 6.3(b)
Section 6.3(c) Notice of Objection	Section 6.3(c)
Section 6.3 (c) Resolution Period	Section 6.3(c)
Separation Agreement	Recitals
Spinco	Preamble
Spinco CN DB Plan	Section 6.3(a)
Spinco CN DC Plans	Section 6.1(b)
Spinco CN SERP	Section 6.5(d)
Spinco DCP I	Section 6.5(b)

Defined Term	Section

Spinco DCP II	Section 6.5(c)
Spinco Flex Plan	Section 3.4(a)
Spinco US DB Plan	Section 6.2(a)
Spinco US DB Trust	Section 6.2(b)
Spinco US SERP	Section 6.5(a)
TCI	Section 2.1
Transferred CN DB Liabilities	Section 6.3(a)
Transferred US DB Liabilities	Section 6.2(a)
Transferred US DBL APV	Section 6.2(d)
TW DB Plan	Section 6.4
TW DC Plan	Section 6.4
Underfunding Amount	Section 6.2(d)
US DB Transfer Value	Section 6.2(b)
WARN	Section 5.2
Welfare Benefits	Section 5.3
Year 1 Payment	Section 6.2(d)
Year 2 Payment	Section 6.2(d)
Year 3 Payment	Section 6.2(d)

ARTICLE II

EMPLOYMENT OF CURRENT SPINCO EMPLOYEES;

ASSUMPTION AND RETENTION OF LIABILITIES GENERALLY;

SPINCO PARTICIPATION IN BURGUNDY BENEFIT PLANS

2.1 Employment of Current Spinco Employees. Burgundy shall cause all Current Spinco Employees to be employees of Spinco, a Spinco Entity or, if the transfer of the TCI Interests occurs at or prior to the Business Transfer Time, Taiwan Chlorine Industries, Ltd. (“TCI”), as applicable, no later than the Business Transfer Time. A Spinco Employee shall not be deemed to have terminated employment for purposes of determining eligibility for severance benefits under a Burgundy Benefit Plan or a Spinco Benefit Plan solely as a result of the consummation of the transactions contemplated by the Transaction Agreements.

2.2 Assumption and Retention of Liabilities Generally.

(a) From and after the Business Transfer Time, except as otherwise expressly provided in this Agreement, Spinco shall assume or retain, as applicable, and Spinco on behalf of the Spinco Group hereby agrees to, or to cause the applicable member of the Spinco Group to, pay, perform, fulfill and discharge in due course in full, and to indemnify and hold harmless the Burgundy Group for, (i) all Spinco Benefit Plans and all Liabilities with respect to all Spinco Benefit Plans, (ii) all Liabilities with respect to the employment or termination of employment of all Spinco Employees, (iii) all Liabilities with respect to the provision of, or claims for, retiree health and/or life insurance benefits to Spinco Employees, (iv) all Liabilities with respect to any past, current or future actions, lawsuits, grievances, complaints, or other legal proceedings by any Spinco Employee with respect to the employment or termination of employment by the Burgundy Group or the Spinco Group, including with respect to any Burgundy Benefit Plan and the Liabilities described in clause (iii) of this Section 2.2(a), and (v) any other Liabilities expressly assumed or retained by, or assigned or allocated to, any member of the Spinco Group under this Agreement. Notwithstanding the preceding sentence and anything in this Agreement to the contrary, the Spinco Group shall not assume, and Burgundy shall retain, indemnify and hold Grizzly and its Subsidiaries harmless against, the Excluded Benefits Liabilities.

(b) The Parties agree that to the extent provided under the applicable Laws of any foreign jurisdictions, (i) any employment agreements between Burgundy and its Affiliates, on the one hand, and any non-U.S. Spinco Employee, on the other hand, and (ii) any collective bargaining agreements applicable to any non-U.S. Spinco

Employees in such jurisdictions, will in each case have effect at and after the Business Transfer Time as if originally made between Spinco, or the applicable Spinco Entity employing such individual, and the other parties to such employment agreement or collective bargaining agreement.

2.3 Spinco Participation in Burgundy Benefit Plans. Effective as of the Business Transfer Time, (a) Spinco and each Spinco Entity shall cease to be a Participating Company in any Burgundy Benefit Plan, other than any Spinco Benefit Plan, (b) the Spinco Employees shall cease to accrue further benefits and shall cease to be active participants in the Burgundy Benefit Plans (other than any Spinco Benefit Plan), and (c) the Parties shall take all necessary action to effectuate the foregoing.

ARTICLE III

TERMS OF EMPLOYMENT FOR SPINCO EMPLOYEES

3.1 Levels of Compensation and Benefits for Bargained Spinco Employees. Spinco shall provide, or shall cause to be provided, to each Current Spinco Employee covered by a CBA, compensation, benefits and terms of employment in accordance with applicable Law and the terms of the applicable CBA, and, with respect to any Current Spinco Employee covered by a CBA, the terms and conditions of the applicable CBA shall supersede any terms and conditions of this Agreement that are inconsistent therewith.

3.2 Levels of Compensation and Benefits for Non-Bargained Spinco Employees. For a period of one year following the Effective Time, Spinco shall provide, or shall cause to be provided by the applicable member of the Spinco Group, to each Current Spinco Employee who is not covered by a CBA (a) base compensation and bonus opportunities that, in each case, are no less favorable in the aggregate than were provided to the Current Spinco Employee immediately before the Effective Time; provided, however, that during such one year period the base compensation of each Current Spinco Employee shall be at least equal to such Current Spinco Employee’s base compensation immediately prior to the Effective Time; and (b) all other compensation and benefits that are no less favorable in the aggregate than the other compensation and benefits provided to such Current Spinco Employee immediately prior to the Effective Time; provided, however, that Spinco’s obligations under this Section 3.2 with respect to health, dental, prescription drug, life insurance, disability, flexible spending, accident and sickness benefits shall apply until December 31, 2013. For the one year period following the Effective Time, Spinco shall provide, or shall cause to be provided to each Current Spinco Employee who is not covered by a CBA severance benefits that are no less favorable than the severance benefits provided to the Current Spinco Employee immediately before the Effective Time (giving effect, for the avoidance of doubt, to the service credit provisions set forth in Section 3.3). In addition to the foregoing, Spinco shall, and shall cause the Spinco Group to, comply with applicable Law regarding compensation and benefits of the Spinco Employees who are not covered by a CBA.

3.3 Service Credit and Welfare Plans. For all purposes (including vesting, eligibility to participate and level of benefits) under the employee benefit plans of Grizzly and its Subsidiaries (including Spinco and its Subsidiaries) providing benefits to any Current Spinco Employees after the Effective Time (the “New Plans”), following the Effective Time, Grizzly and Spinco shall cause each Current Spinco Employee to be credited with his or her years of service with Burgundy, Spinco and their Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Current Spinco Employee was entitled, before the Effective Time, to credit for such service under any corresponding Burgundy Benefit Plan in which such Current Spinco Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing (a) shall not make a Spinco Employee eligible for any Grizzly Benefit Plan that was unavailable for eligibility purposes to new participants as of the Effective Time, and (b) shall not apply with respect to any New Plan that is a frozen defined benefits plan or to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing, following the Effective Time, (x) Grizzly and Spinco shall cause each Current Spinco Employee to be immediately eligible to participate, without any waiting time, in any and all corresponding New Plans to the extent coverage under any such New Plan is comparable to a Burgundy Benefit Plan in which such Current Spinco Employee participated immediately before the Effective Time, and (y) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Current Spinco Employee, Grizzly and Spinco shall use commercially reasonable efforts to cause (i) all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless and to the extent the individual, immediately prior to entry in any such New Plan, was subject to such conditions under the corresponding Burgundy Benefit Plan, and (ii) any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Burgundy Benefit Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. For the avoidance of doubt, neither this Section 3.3 nor any other provision in this Agreement shall be construed to provide for service credit or eligibility to an employee or former employee of Grizzly (other than a Spinco Employee) in any Spinco Benefit Plan or any other plan or arrangement maintained by the Spinco Group or an applicable member thereof.

3.4 Flexible Spending Accounts.

(a) Immediately following the Effective Time, Spinco shall adopt one or more plans providing for health care flexible spending, dependent care spending and commuter transportation spending accounts for the benefit of the Spinco Employees (collectively, the “Spinco Flex Plan”), which plans shall be effective immediately following the Effective Time. The Parties shall take all actions necessary or appropriate so that, effective as of the Effective Time, (i) the account balances under the Spinco Employee Flex Plan Accounts shall be transferred to the Spinco Flex Plan; (ii) the elections, contribution levels and coverage levels of the Spinco Employees shall apply under the Spinco Flex Plan in the same manner as under the Burgundy Flex Plan; and (iii) from and after the Effective Time, the Spinco Employees shall be reimbursed from the Spinco Flex Plan in a comparable manner based on the same terms as the Burgundy Flex Plan for claims incurred at any time during the plan year in which the Effective Time occurs.

(b) As soon as reasonably practicable after the Effective Time, Burgundy shall determine the Aggregate Flex Plan Balance and notify Grizzly of the amount of such Aggregate Flex Plan Balance in writing. For purposes of this Section 3.4, the term “Aggregate Flex Plan Balance” shall mean, as of the Effective Time, the aggregate amount of contributions that have been made to the Spinco Employee Flex Plan Accounts for the plan year in which the Effective Time occurs minus the aggregate amount of reimbursements that have been made from the Spinco Employee Flex Plan Accounts for the plan year in which the Effective Time occurs. If the Aggregate Flex Plan Balance is a negative amount, Grizzly shall cause Spinco to pay the absolute value of such amount to Burgundy as soon as practicable following Grizzly’s receipt of the written notice thereof. If the Aggregate Flex Plan Balance is a positive amount, Burgundy shall pay such positive amount to Spinco as soon as practicable following Burgundy’s delivery to Grizzly of the written notice thereof.

3.5 Earned Vacation. Following the Effective Time, for each Current Spinco Employee who is not covered by a CBA, Spinco shall, or shall cause the applicable member of the Spinco Group to, honor all unused vacation, personal days and sick days of each such Current Spinco Employee during the calendar year in which the Effective Time occurs, and thereafter, Spinco shall, or shall cause the applicable member of the Spinco Group to, cause the Current Spinco Employees who are not covered by a CBA to be subject to, and commence to accrue benefits under, the vacation, sick leave and other personal time off policies of Grizzly or its Subsidiaries applicable to the respective Current Spinco Employee (giving effect, for the avoidance of doubt, to the service credit provisions set forth in Section 3.3).

3.6 HRA Accounts. Spinco shall assume all Liabilities with respect to health reimbursement accounts held by Spinco Employees covered by a CBA and Spinco shall indemnify and hold harmless the Burgundy Group for any such Liabilities.

ARTICLE IV

ANNUAL BONUS AWARDS FOR SPINCO EMPLOYEES

4.1 2012. If the Effective Time occurs prior to the payment of bonuses to eligible Spinco Employees in respect of the 2012 calendar year (“2012 Spinco Employee Bonuses”), (a) Burgundy shall calculate the 2012 Spinco Employee Bonuses in accordance with the terms of the applicable Burgundy bonus plans and shall provide Grizzly with such calculations, (b) no later than March 15, 2013, Spinco or the applicable member of the Spinco Group shall pay to the eligible Spinco Employees the 2012 Spinco Employee Bonuses as calculated by Burgundy, and (c) Burgundy shall reimburse Spinco or the applicable member of the Spinco Group for the portion of the 2012 Spinco Employee Bonuses equal to the product obtained by multiplying (i) the aggregate amount of the 2012 Spinco Employee Bonuses by (ii) the quotient obtained by dividing (A) the number of days from and including January 1, 2012 through and including the earlier of December 31, 2012 and the date on which the Effective Time occurs by (B) 366, such reimbursement to be made within ten calendar days following receipt by Burgundy of written confirmation from Grizzly of the payment of the 2012 Spinco Employee Bonuses.

4.2 2013. Subject to Section 3.2 of this Agreement, Spinco or the applicable member of the Spinco Group shall be responsible for determining and paying to eligible Spinco Employees the annual bonus awards in respect of the 2013 calendar year (“2013 Spinco Employee Bonuses”); provided, however, that Burgundy shall reimburse Spinco or the applicable member of the Spinco Group for the portion of the 2013 Spinco Employee Bonuses equal to the product obtained by multiplying (a) the aggregate amount of the 2013 Spinco Employee Bonuses by (b) the quotient obtained by dividing (i) the number of days from and including January 1, 2013 through and including the date on which the Effective Time occurs by (ii) 365, such reimbursement to be made within ten calendar days following receipt by Burgundy of written confirmation from Grizzly of the payment of the 2013 Spinco Employee Bonuses. Prior to the Effective Time, Grizzly shall establish performance targets and payout levels for purposes of determining the 2013 Spinco Employee Bonuses consistent with the requirements of Section 3.2 of this Agreement, which performance targets and payout levels shall be comparable (in terms of degree of difficulty and expected payouts) to those used to determine the 2012 Spinco Employee Bonuses, taking into account the Merger; provided, however, that if the Effective Time occurs after February 28, 2013, Grizzly shall consult in good faith with Burgundy regarding the performance targets and payout levels for purposes of determining the 2013 Spinco Employee Bonuses.

ARTICLE V

COBRA AND HIPAA; WARN ACT; WELFARE BENEFITS;

WORKERS COMPENSATION; DISABILITY BENEFITS

5.1 COBRA and HIPAA. Spinco shall assume all Liabilities resulting from any events occurring on or after the Business Transfer Time with respect to Spinco Employees and their eligible dependents, in respect of health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and the Health Insurance Portability and Accountability Act of 1996, Sections 601, et seq. and Sections 701, et seq. of ERISA, Section 4980B and Sections 9801, et seq. of the Code and applicable state or similar Laws and Spinco shall indemnify and hold harmless the Burgundy Group for any such Liabilities. Burgundy shall retain all Liabilities resulting from any events occurring before the Business Transfer Time with respect to Spinco Employees and their eligible dependents, in respect of health insurance under COBRA, and the Health Insurance Portability and Accountability Act of 1996, Sections 601, et seq. and Sections 701, et seq. of ERISA, Section 4980B and Sections 9801, et seq. of the Code and applicable state or similar Laws and Burgundy shall indemnify and hold harmless Spinco and Grizzly for any such Liabilities.

5.2 WARN Act. Spinco shall assume all Liabilities incurred by Burgundy and its Subsidiaries pursuant to the Worker Adjustment and Retraining Notification Act (“WARN”) and any similar statute in connection with any Spinco Employee, to the extent any such Liabilities arise from actions of Grizzly or its Subsidiaries (including Spinco and its Subsidiaries) following the Effective Time and Spinco shall, and shall cause the Spinco

Group to, indemnify and hold harmless the Burgundy Group for any such Liabilities. Burgundy shall otherwise be solely responsible for compliance with all obligations under WARN and any similar statute in connection with any Spinco Employee prior to the Effective Time.

5.3 Welfare Benefits. Burgundy shall be solely responsible (and shall indemnify Grizzly) for claims for health, life insurance, accidental death and disability, severance, dental and prescription drug benefits (“Welfare Benefits”) that are incurred by or with respect to any Spinco Employee before the Business Transfer Time and during such Spinco Employee’s employment with Burgundy or any of its Subsidiaries. Spinco shall be solely responsible (and shall indemnify Burgundy) for claims for Welfare Benefits that are incurred by or with respect to any Spinco Employee on or after the Business Transfer Time. For purposes of this Section 5.3, any claim for a benefit under a Welfare Benefit plan shall be considered incurred when the services are rendered, the supplies are provided or medication is prescribed, and not when the condition arose; provided that claims relating to a hospital confinement that begins on or before the Business Transfer Time but continues thereafter shall be treated as incurred on or before the Business Transfer Time. This Section 5.3 shall not apply to (a) Liabilities with respect to the provision of, or claims for, retiree health and/or life insurance benefits, if any, to Spinco Employees, which are covered by Section 2.2(a)(iii) of this Agreement or any actions, suits or proceedings with respect to such matters, which are covered by Section 2.2(a)(iv) of this Agreement, or (b) claims by Spinco Employees for short-term and/or long-term disability benefits, which are covered by Section 5.4 of this Agreement.

5.4 Spinco Employee Disability Benefits. Spinco shall assume all Liabilities resulting from claims by Spinco Employees for short-term and/or long-term disability benefits and Spinco shall indemnify and hold harmless the Burgundy Group for any such Liabilities.

ARTICLE VI

PENSION PLANS AND DEFERRED COMPENSATION PLANS

6.1 Burgundy Defined Contribution Plans.

(a) Burgundy U.S. DC Plan. No Spinco Employee shall accrue any benefit under the Burgundy US DC Plan after the Effective Time. No Assets or Liabilities of the Burgundy US DC Plan shall be transferred to a retirement plan maintained by Grizzly or any of its Subsidiaries (including Spinco and its Subsidiaries), other than in connection with a rollover of a Spinco Employee’s account balance under the Burgundy US DC Plan. Following the Effective Time, Grizzly shall cause a defined contribution plan sponsored by a member of the Spinco Group that is qualified under Section 401(a) of the Code to accept a rollover of (i) the cash portion of any “eligible rollover distribution” (within the meaning of Section 402(c)(4) of the Code) to a Spinco Employee from any Burgundy US DC Plan and (ii) the portion of any such eligible rollover distribution that consists of a promissory note applicable to a loan from such Burgundy US DC Plan to such Spinco Employee.

(b) Burgundy CN DC Plans. No Spinco Employee shall accrue any benefit under the Burgundy defined contribution pension plans or retirement savings arrangements covering Canadian employees (“Burgundy CN DC Plans”) after the Effective Time. No Assets or Liabilities of the Burgundy CN DC Plans shall be transferred to pension plans or retirement savings plans maintained by Grizzly or any of its Subsidiaries (including Spinco and its Subsidiaries), other than in connection with an individual transfer of a Spinco Employee’s account balance under the Burgundy CN DC Plans. As soon as practicable following the Closing Date, but effective as of the Effective Time, Spinco shall establish or shall cause a member of the Spinco Group to establish defined contribution pension plans or retirement savings arrangements designed, where applicable, to be registered under applicable Canadian Laws or designate existing defined contribution pension plans or retirement savings arrangements that are so qualified (such plans or arrangements in either case, the “Spinco CN DC Plans”) to provide benefits to Spinco Employees employed in Canada. After the Closing Date, Burgundy and Spinco will allow Spinco Employees who so elect to transfer their account balances in the Burgundy CN DC Plans to the Spinco CN DC Plans.

6.2 U.S. DB Plan Spinoff.

(a) As soon as practicable following the Effective Time, Spinco shall, or shall cause a member of the Spinco Group to, establish one or more defined benefit pension plans designed to be a qualified plan under Section 401(a) of the Code (such plans collectively and separately, the “Spinco US DB Plan”), to provide benefits to Spinco Employees, and to accept the transfer of Assets and Liabilities provided for in this Section 6.2. Effective as of the completion of the Initial US DB Transfer (as defined below), Burgundy shall direct the trustee of the Burgundy US DB Plan to transfer to the Spinco US DB Plan, and Grizzly shall cause the Spinco US DB Plan to assume and be responsible for (and Grizzly and Spinco shall indemnify Burgundy for), all Liabilities of the Burgundy US DB Plan for benefits accrued through the Effective Time by the Spinco Employees who were participants in the Burgundy US DB Plan before the Effective Time (the “Transferred US DB Liabilities”), and Burgundy and the Burgundy US DB Plan shall have no further responsibility for the Transferred US DB Liabilities. In the event a Spinco Employee with respect to whom Liability has been transferred from the Burgundy US DB Plan to the Spinco US DB Plan pursuant to this Section 6.2 has a qualified domestic relations order pending or approved in the Burgundy US DB Plan as of the transfer date, all documentation concerning such qualified domestic relations order shall be assigned to the Spinco US DB Plan. In all events, the Burgundy US DB Plan shall be responsible for paying to Spinco Employees who have elected to commence payments all monthly benefit payments that are required to be paid prior to the date of the Initial US DB Transfer and the Spinco US DB Plan shall be responsible for paying to Spinco Employees all monthly benefit payments that are required to be paid on or after the date of the Initial US DB Transfer.

(b) After the Effective Time, the Parties shall cause the transfer from the trust funding the Burgundy US DB Plan (the “Burgundy US DB Trust”) to the trust designated to fund the Spinco US DB Plan (the “Spinco US DB Trust”) a portion of the Assets of the Burgundy US DB Trust, having a value, as of the Effective Time, equal to the amount required to be transferred under Section 414(l) of the Code (the “US DB Transfer Value”) in the manner set forth in this Section 6.2(b). Mercer LLC (the “Actuary”) shall deliver to the Parties an initial estimate of the US DB Transfer Value (the “Estimated US DB Transfer Value”) on the first business day following the date on which the Effective Time occurs, and the Parties shall cause the transfer of Assets from the Burgundy US DB Trust to the Spinco US DB Trust equal to 90 percent of the Estimated US DB Transfer Value plus Transfer Interest thereon in respect of the period commencing on the Effective Time and ending on the date of such transfer (such sum, the “Initial US DB Transfer Amount”) as promptly as practicable (and in no event more than 5 days) after the date on which the Actuary has delivered to the Parties the Estimated US DB Transfer Value (such transfer, the “Initial US DB Transfer”). The Parties shall determine the Final US DB Transfer Value (as defined in Section 6.2(e)) in accordance with the procedural provisions set forth in Section 6.2(e). In the event the Final US DB Transfer Value exceeds the Initial US DB Transfer Amount, the Parties shall promptly (and in any event within 5 days after the determination of the Final US DB Transfer Value) cause the transfer of Assets from the Burgundy US DB Trust to the Spinco US DB Trust equal to the amount by which the Final US DB Transfer Value exceeds the Initial US DB Transfer Amount plus Transfer Interest thereon in respect of the period commencing on the Effective Time and ending on the date of such transfer. In the event the Initial US DB Transfer Amount exceeds the Final US DB Transfer Value, the Parties shall promptly (and in any event within 5 days after the determination of the Final US DB Transfer Value) cause the transfer of Assets from the Spinco US DB Trust to the Burgundy US DB Trust equal to the amount by which the Initial US DB Transfer Amount exceeds the Final US DB Transfer Value plus Transfer Interest thereon in respect of the period commencing on the Effective Time and ending on the date of such transfer back to the Burgundy US DB Trust. The determination of the US DB Transfer Value and the Final US DB Transfer Value shall be made using the assumptions and methodologies set forth on, and otherwise in accordance with, Exhibit C to this Agreement.

(c) The Assets transferred from the Burgundy US DB Trust pursuant to this Section 6.2 shall be in the form of cash. The Assets transferred from the Spinco US DB Trust pursuant to this Section 6.2, if any, shall be in the form of cash.

(d) The Parties shall determine the Final Transferred US DBL APV (as defined in Section 6.2(e)) in accordance with the procedural provisions set forth in Section 6.2(e). If the Final Transferred US DBL APV exceeds the Final US DB Transfer Value (such excess, the “Underfunding Amount”), Burgundy shall, on the later of (i) the one year anniversary of the Effective Time, and (ii) five days following the first date that both the Final Transferred US DBL APV and the Final US DB Transfer Value have been determined (the “Determination Date”), pay to Grizzly (or to a member of the Spinco Group as directed by Grizzly) an amount equal to the Underfunding Amount and Grizzly (or such member of the Spinco Group as directed by Grizzly) shall deposit such Underfunding Amount in the Spinco US DB Trust immediately following receipt of such Underfunding Amount from Burgundy. If the Final US DB Transfer Value exceeds the Final Transferred US DBL APV (the amount of such excess, the “Overfunding Amount”), Grizzly shall pay, or cause to be paid, to Burgundy an amount equal to the lesser of (x) $50 million and (y) the Overfunding Amount (the lesser of clauses (x) and (y), the “Grizzly True Up Amount”) in accordance with the following schedule:

Payment Date	Payment Amount

The later of the first anniversary of the Effective Time and five days following the Determination Date

If no portion of the Spinco Financing is repaid prior to the first anniversary of the Effective Time, the lesser of (x) $5 million and (y) the Grizzly True Up Amount.

If any portion of the Spinco Financing is repaid prior to the first anniversary of the Effective Time, the lesser of (x) $10 million and (y) the Grizzly True Up Amount.

The amount of the payment required to be made by this item, the “Year 1 Payment”).

Second anniversary of the Effective Time

If no portion of the Spinco Financing is repaid prior to the first anniversary of the Effective Time, the lesser of (x) $15 million and (y) an amount equal to the Grizzly True Up Amount minus the Year 1 Payment.

If any portion of the Spinco Financing is repaid prior to the first anniversary of the Effective Time, the lesser of (x) $10 million and (y) an amount equal to the Grizzly True Up Amount minus the Year 1 Payment.

The amount of the payment required to be made by this item, the “Year 2 Payment”).

Third anniversary of the Effective Time

The lesser of (x) $15 million and (y) an amount equal to the Grizzly True Up Amount minus the Year 1 Payment minus the Year 2 Payment.

The amount of the payment required to be made by this item, the “Year 3 Payment”).

Fourth anniversary of the Effective Time	The lesser of (x) $15 million and (y) an amount equal to the Grizzly True Up Amount minus the Year 1 Payment minus the Year 2 Payment minus the Year 3 Payment.

For purposes of this Agreement, “Transferred US DBL APV” shall mean the present value of the Transferred US DB Liabilities determined as of the Effective Time (where applicable, based on the ultimate benefit multiplier under the applicable Exhibit E CBAs or the LC CBA) in accordance with the actuarial assumptions used by Burgundy with respect to the Burgundy US DB Plan for the 2012 plan year for purposes of Section 430 of the Code except that (i) the interest rate and mortality assumptions shall be adjusted to the Effective Time in accordance with Sections 430(h)(2) and 430(h)(3) of the Code, and (ii) the calculation shall be made in accordance with the provisions of Section 430(h)(2)(C)(iv)(II) of the Code (as enacted by Section 40211 of the Moving Ahead for Progress in the 21st Century Act) applicable to the 2013 calendar year regardless of when the

Effective Time occurs. For the avoidance of doubt, the interest rate assumption referred to in the immediately preceding sentence shall be based on the 24-month average segment rates ending on the last day of the month that is five months prior to the month in which the Effective Time occurs and the IRS-mandated mortality static table assumption for the plan year containing the Effective Time.

(e) As soon as administratively practicable following the Effective Time, the Actuary shall provide Grizzly’s actuary with its determination of the US DB Transfer Value and the Transferred US DBL APV, together with a complete computer file containing the employee data for the Spinco Employees who participated in the Burgundy US DB Plan immediately prior to the Effective Time and all other relevant information used by the Actuary or otherwise reasonably requested by Grizzly’s actuary as needed to calculate the US DB Transfer Value and the Transferred US DBL APV; provided, however, that the Actuary shall not provide any information with respect to an employee who is not a Spinco Employee that would identify such individual. The US DB Transfer Value and the Transferred US DBL APV provided by the Actuary pursuant to the immediately preceding sentence shall be the “Final US DB Transfer Value” and the “Final Transferred US DBL APV” and shall be final and binding upon the Parties unless prior to the close of business on the 30th day following Grizzly’s receipt of the information described in the first sentence of this Section 6.2(e), Grizzly delivers to Burgundy a written notice (a “Section 6.2(e) Notice of Objection”) stating that Grizzly believes that the Actuary’s calculation of the US DB Transfer Value and the Transferred US DBL APV contains factual or mathematical errors, fails to comply with ERISA, or otherwise fails to comply, in the case of the US DB Transfer Value, with the actuarial assumptions expressly set forth in Exhibit C and states in reasonable detail the basis for such belief. Should Grizzly timely provide a 6.2(e) Notice of Objection, the Parties shall use their reasonable best efforts to resolve promptly (but in any event within 15 days following such Section 6.2(e) Notice of Objection (such period, the “Section 6.2(e) Resolution Period”)) any disagreements regarding the US DB Transfer Value and the Transferred US DBL APV and if they so resolve the disagreements, the agreed US DB Transfer Value and the agreed Transferred US DBL APV shall be the “Final US DB Transfer Value” and the “Final Transferred US DBL APV” and shall be final and binding upon the Parties. In the event that the Parties cannot resolve such disagreements during the 6.2(e) Resolution Period, the Parties shall, within 15 days following the 6.2(e) Resolution Period, jointly select and engage an independent third actuary with whom none of the Parties have had a material relationship in the last two years, who shall render its determination promptly (and in any event within 30 days following its engagement) in accordance with the requirements of this Section 6.2 and whose determination shall be the “Final US DB Transfer Value” and the “Final Transferred US DBL APV” and shall be final and binding upon the Parties. In no event (except for inaccuracy of the data provided) shall (i) the US DB Transfer Value determined by the third actuary be more than the US DB Transfer Value claimed by Grizzly or less than the US DB Transfer Value determined by the Actuary, or (ii) the US DBL APV determined by the third actuary be more than the US DBL APV claimed by Grizzly or less than the US DBL APV determined by the Actuary. Each of the Parties shall bear the fees, costs and expenses of their respective actuaries, and the fees, costs and expenses of the third actuary shall be borne one half by Burgundy and one half by Grizzly. Any decision by the third actuary shall be treated as confidential information by the Parties, except as may be required to obtain judgment on the award or enforce performance thereof or except as disclosure may be required by Law.

(f) For each Spinco US DB Plan that is newly created, Grizzly shall cause to be provided to Burgundy written evidence of (i) the adoption of the Spinco US DB Plan by the applicable member of the Spinco Group, (ii) the creation of the trust thereunder, and (iii) the submission by the Spinco Group of the Spinco US DB Plan to the Internal Revenue Service for a favorable determination letter. Grizzly and Burgundy shall cooperate in the filing of any Internal Revenue Service Forms 5310A required by the transfer of Assets and Liabilities described herein, and anything contained herein to the contrary notwithstanding, the transfer of Assets and Liabilities described herein shall not take place until the 31st day following the filing of all required Forms 5310A. In addition, Grizzly and Burgundy shall cooperate in (A) making all other filings required or appropriate under the Code or ERISA and any applicable securities Laws, (B) implementing all required or appropriate communications with participants, (C) transferring required or appropriate records, and (D) taking all such other actions as may be necessary and appropriate to implement the provisions of this Section 6.2 in a timely manner.

6.3 Canadian DB Plan Spinoff.

(a) As soon as practicable following the Closing Date but effective as of the Effective Time, Spinco shall, or shall cause a member of the Spinco Group to, establish a defined benefit pension plan designed to be a registered pension plan under applicable Canadian Laws, or designate an existing defined benefit pension plan that is so qualified (such plan, in either case, the “Spinco CN DB Plan”), to provide benefits to Spinco Employees employed in Canada, and to accept the transfer of Assets and assumption of Liabilities relating to the benefits accrued by the Spinco Employees under the Burgundy Canada Non-Contributory Retirement Plan for Salaried Employees (the “Burgundy CN DB Plan”) up to the Effective Time. Upon the completion of the transfer of the Final Adjusted Transfer Amount (as defined below), Spinco (or the applicable member of the Spinco Group) and the Spinco CN DB Plan shall assume and be responsible for (and Grizzly and Spinco shall indemnify Burgundy for) all Liabilities of Burgundy and the Burgundy CN DB Plan for the benefits accrued through the Effective Time by the Spinco Employees who were participants in the Burgundy CN DB Plan before the Effective Time (the “Transferred CN DB Liabilities”), and Burgundy and the Burgundy CN DB Plan shall have no further responsibility for the Transferred CN DB Liabilities.

(b) Except as otherwise required by the relevant regulatory authorities, the Estimated CN DB Transfer Amount (as defined below) shall be calculated as of the Effective Time in accordance with Exhibit D to this Agreement. As soon as administratively practicable following the Effective Time, the Actuary shall provide Grizzly’s actuary with its determination of the amount of Assets corresponding to the Transferred CN DB Liabilities in the Burgundy CN DB Plan (the “Estimated CN DB Transfer Amount”), together with a complete computer file containing the employee data for the Spinco Employees who participated in the Burgundy CN DB Plan immediately prior to the Effective Time and all other relevant information used by the Actuary or otherwise reasonably requested by Grizzly’s actuary as needed to calculate the Estimated CN DB Transfer Amount; provided, however, that the Actuary shall not provide any information with respect to an employee who is not a Spinco Employee that would identify such individual. The Estimated CN DB Transfer Amount provided by the Actuary pursuant to the immediately preceding sentence shall be the “Final Estimated CN DB Transfer Amount” and shall be final and binding upon the Parties unless prior to the close of business on the 30th day following Grizzly’s receipt of the information described in the second sentence of this Section 6.3(b), Grizzly delivers to Burgundy a written notice (a “Section 6.3(b) Notice of Objection”) stating that Grizzly believes that the Actuary’s calculation of the Estimated CN DB Transfer Amount contains factual or mathematical errors, fails to comply with applicable Law, or otherwise fails to comply with the assumptions expressly set forth in Exhibit D and states in reasonable detail the basis for such belief. Should Grizzly timely provide a Section 6.3(b) Notice of Objection, the Parties shall use their reasonable best efforts to resolve promptly (but in any event within 10 days following such Section 6.3(b) Notice of Objection (such period, the “Section 6.3(b) Resolution Period”)) any disagreements regarding the Estimated CN DB Transfer Amount and if they so resolve the disagreements, the agreed Estimated CN DB Transfer Amount shall be the “Final Estimated CN DB Transfer Amount” and shall be final and binding upon the Parties. In the event that the Parties cannot resolve such disagreements during the Section 6.3(b) Resolution Period, the Parties shall, within 10 days following the Section 6.3(b) Resolution Period, jointly select and engage an independent third actuary with whom none of the Parties have had a material relationship in the last two years, who shall render its determination promptly (and in any event within 20 days following its engagement) in accordance with the requirements of this Section 6.3 and whose determination shall be the “Final Estimated CN DB Transfer Amount” and shall be final and binding upon the Parties. In no event (except for inaccuracy of the data provided) shall (i) the Estimated CN DB Transfer Amount determined by the third actuary be more than the Estimated CN DB Transfer Amount claimed by Grizzly or less than the Estimated CN DB Transfer Amount determined by the Actuary. Each of the Parties shall bear the fees, costs and expenses of their respective actuaries, and the fees, costs and expenses of the third actuary shall be borne one half by Burgundy and one half by Grizzly. Any decision by the third actuary shall be treated as confidential information by the Parties, except as may be required to obtain judgment on the award or enforce performance thereof or except as disclosure may be required by Law. As soon as practicable following the determination of the Final Estimated CN DB Transfer Amount, the Parties shall prepare and file with the relevant regulatory authorities an asset transfer report (the “CN DB Asset Transfer Report”).

(c) The Final Estimated CN DB Transfer Amount shall bear interest at the rate of return of the Burgundy CN DB Plan between the Effective Time and the actual date of transfer (the “CN DB Transitional Period”) and shall be further adjusted for benefit payments and plan expenses during the CN DB Transitional Period (the Final Estimated CN DB Transfer Amount as so adjusted, the “Adjusted CN DB Transfer Amount”). As soon as practicable after the approval of the Asset Transfer Report by the relevant regulatory authorities, and in any event, within 15 days following such time, the Actuary shall provide Grizzly’s actuary with its calculation of the Adjusted CN DB Transfer Amount, together with the relevant information used by the Actuary or otherwise reasonably requested by Grizzly’s actuary as needed to calculate the Adjusted CN DB Transfer Amount; provided, however, that the Actuary shall not provide any information with respect to an employee who is not a Spinco Employee that would identify such individual. The Adjusted CN DB Transfer Amount provided by the Actuary pursuant to the immediately preceding sentence shall be the “Final Adjusted CN DB Transfer Amount” and shall be final and binding upon the Parties unless prior to the close of business on the 30th day following Grizzly’s receipt of the information described in the second sentence of this Section 6.3(c), Grizzly delivers to Burgundy a written notice (a “Section 6.3(c) Notice of Objection”) stating that Grizzly believes that the Actuary’s calculation of the Adjusted CN DB Transfer Amount contains factual or mathematical errors, fails to comply with applicable Law, or otherwise fails to comply with the assumptions expressly set forth in Exhibit D and states in reasonable detail the basis for such belief. Should Grizzly timely provide a Section 6.3(c) Notice of Objection, the Parties shall use their reasonable best efforts to resolve promptly (but in any event within 10 days following such Section 6.3(c) Notice of Objection (such period, the “Section 6.3(c) Resolution Period”)) any disagreements regarding the Adjusted CN DB Transfer Amount and if they so resolve the disagreements, the agreed Adjusted CN DB Transfer Amount shall be the “Final Adjusted CN DB Transfer Amount” and shall be final and binding upon the Parties. In the event that the Parties cannot resolve such disagreements during the Section 6.3(c) Resolution Period, the Parties shall, within 10 days following the Section 6.3(c) Resolution Period, jointly select and engage an independent third actuary with whom none of the Parties have had a material relationship in the last two years, who shall render its determination promptly (and in any event within 20 days following its engagement) in accordance with the requirements of this Section 6.3 and whose determination shall be the “Final Adjusted CN DB Transfer Amount” and shall be final and binding upon the Parties. In no event (except for inaccuracy of the data provided) shall (i) the Adjusted CN DB Transfer Amount determined by the third actuary be more than the Adjusted CN DB Transfer Amount claimed by Grizzly or less than the Adjusted CN DB Transfer Amount determined by the Actuary. Each of the Parties shall bear the fees, costs and expenses of their respective actuaries, and the fees, costs and expenses of the third actuary shall be borne one half by Burgundy and one half by Grizzly.

(d) As soon as practicable after the determination of the Final Adjusted CN DB Transfer Amount, the Parties shall cause the funding agent of the Burgundy CN DB Plan to transfer the Final Adjusted CN DB Transfer Amount to the funding agent of the Spinco CN DB Plan. The Assets transferred pursuant to this Section 6.3 shall be in the form of cash.

(e) Grizzly and Burgundy shall cooperate in (i) making all filings required under applicable Canadian Law, (ii) implementing all appropriate communications with participants, (iii) transferring appropriate records, and (iv) taking all such other actions as may be necessary and appropriate to implement the provisions of this Section 6.3 in a timely manner.

(f) Notwithstanding anything to the contrary contained in this Section 6.3, if any regulatory authority requires that the Final Estimated CN DB Transfer Amount or the Final Adjusted CN DB Transfer Amount be calculated in a different manner than described above, the Parties agree that the Final Estimated CN DB Transfer Amount or the Final Adjusted CN DB Transfer Amount, as applicable, will be calculated in accordance with the requirements of such regulatory authority.

6.4 Taiwanese Pension Plan. This Section 6.4 shall have effect only if the TCI Interests are transferred to Spinco at or prior to the Business Effective Time. From and after the Business Effective Time, Spinco shall cause TCI (a) to retain, pay, perform, fulfill and discharge, in due course in full (and Spinco shall indemnify Burgundy for), all Liabilities under the old pension plan governed by the Labor Standards Law of Taiwan (the “TW DB Plan”) and its new pension plan governed by the Labor Pension Act of Taiwan (the “TW DC Plan”), and (b) to retain the Assets of the TW DB Plan.

6.5 Nonqualified Deferred Compensation.

(a) As of the Effective Time, Spinco shall establish a U.S. nonqualified retirement plan (the “Spinco US SERP”) which is substantially identical to the corresponding U.S. Burgundy Nonqualified Retirement Plan then in effect (“Burgundy US SERP”). From and after the Effective Time, (i) Spinco shall assume the Liabilities for all benefits under the Burgundy US SERP with respect to Spinco Employees who were participants in the Burgundy US SERP as of immediately prior to the Effective Time, (ii) Spinco shall pay all such benefits under the Spinco US SERP in accordance with its terms and (iii) Spinco shall indemnify Burgundy for all such Liabilities described in the immediately preceding clauses (i) and (ii). Notwithstanding anything to the contrary contained in this Section 6.5(a), following the one-year anniversary of the Effective Time, Spinco shall have no obligation to provide additional benefits pursuant to the Spinco US SERP.

(b) As of the Effective Time, Spinco shall establish a deferred compensation plan (the “Spinco DCP I”) which is substantially identical to the corresponding Burgundy Deferred Compensation Plan, as amended July 14, 2004 then in effect (“Burgundy DCP I”). Notwithstanding the foregoing, the deemed investment opportunities provided under the Spinco DCP I will be the same as offered by Grizzly in its corresponding plan. From and after the Effective Time, (i) Spinco shall assume the Liabilities for all benefits under the Burgundy DCP I with respect to Spinco Employees who were participants in the Burgundy DCP I as of immediately prior to the Effective Time, (ii) Spinco shall pay all such benefits under the Spinco DCP I in accordance with its terms and (iii) Spinco shall indemnify Burgundy for all such Liabilities described in the immediately preceding clauses (i) and (ii). Notwithstanding anything to the contrary contained in this Section 6.5(b), following the one-year anniversary of the Effective Time, Spinco shall have no obligation to provide for additional deferrals of compensation pursuant to the Spinco DCP I.

(c) As of the Effective Time, Spinco shall establish a deferred compensation plan (the “Spinco DCP II”) which is substantially identical to the corresponding Burgundy Deferred Compensation Plan, as amended September 24, 2008 then in effect (“Burgundy DCP II”). Notwithstanding the foregoing, the deemed investment opportunities provided under the Spinco DCP II will be the same as offered by Grizzly in its corresponding plan. From and after the Effective Time, (i) Spinco shall assume the Liabilities for all benefits under the Burgundy DCP II with respect to Spinco Employees who were participants in the Burgundy DCP II as of immediately prior to the Effective Time, (ii) Spinco shall pay all such benefits under the Spinco DCP II in accordance with its terms and (iii) Spinco shall indemnify Burgundy for all such Liabilities described in the immediately preceding clauses (i) and (ii). Notwithstanding anything to the contrary contained in this Section 6.5(c), following the one-year anniversary of the Effective Time, Spinco shall have no obligation to provide for additional deferrals of compensation pursuant to the Spinco DCP II.

(d) As of the Effective Time, Spinco shall establish a Canadian nonqualified retirement plan (the “Spinco CN SERP”) which is substantially identical to the corresponding Burgundy Non-Registered Retirement Plan then in effect (“Burgundy CN SERP”). From and after the Effective Time, (i) Spinco shall assume the Liabilities for all benefits under the Burgundy CN SERP with respect to Spinco Employees who were participants in the Burgundy CN SERP as of immediately prior to the Effective Time, (ii) Spinco shall pay all such benefits under the Spinco CN SERP in accordance with its terms and (iii) Spinco shall indemnify Burgundy for all such Liabilities described in the immediately preceding clauses (i) and (ii). Notwithstanding anything to the contrary contained in this Section 6.5(d), following the one-year anniversary of the Effective Time, Spinco shall have no obligation to provide for additional deferrals of compensation pursuant to the Spinco CN SERP.

ARTICLE VII

COLLECTIVE BARGAINING AGREEMENTS

7.1 Exhibit E CBAs. Effective immediately after the Business Transfer Time, (a) Spinco shall, or shall cause the applicable member of the Spinco Group to, assume the collective bargaining agreements (collectively, the “Exhibit E CBAs”) identified on Exhibit E to this Agreement (including the obligation to honor the terms and conditions thereof and any obligations thereunder requiring a successor to recognize a particular labor union as authorized representative and bargaining agent of an employee group or for any other purpose), (b) Spinco (or the applicable Subsidiary of Spinco) shall be the “Employer” for purposes of each such Exhibit E CBA, (c) the Spinco Group shall have sole responsibility for all Liabilities arising under the Exhibit E CBAs, and (d) Spinco shall indemnify and hold harmless Burgundy and its Affiliates with respect to the Liabilities described in the immediately preceding clause (c). Following the Effective Time, Grizzly and Spinco shall, or shall cause the Spinco Group to, provide any employee benefit required to be provided to any Spinco Employee covered by an Exhibit E CBA pursuant to an employee benefit plan maintained by Burgundy or any of its Affiliates to instead be provided pursuant to an employee benefit plan maintained by Grizzly or one of its Subsidiaries (including Spinco and its Subsidiaries). For the avoidance of doubt, notwithstanding the preceding sentence and anything in this Agreement to the contrary, the Spinco Group shall not assume, and Burgundy shall retain, indemnify and hold Grizzly and its Subsidiaries harmless against, the Excluded Benefits Liabilities.

7.2 LC CBA. Effective immediately after the Business Transfer Time, (a) Spinco shall, or shall cause the applicable member of the Spinco Group to, assume all obligations under the Agreement between PPG Industries, Inc. Chemicals Lake Charles Complex and Local Lodge 470 of District 161 International Association of Machinists and Aerospace Workers dated August 29, 2009 (Lake Charles, Louisiana) (such agreement or any successor to such agreement, the “LC CBA”) insofar as such obligations relate to Spinco Employees (including the obligation to honor the terms and conditions thereof and any obligations thereunder requiring a successor to recognize a particular labor union as authorized representative and bargaining agent of an employee group or for any other purpose), (b) Spinco (or the applicable Subsidiary of Spinco) shall be the “Employer” of any Spinco Employees covered by the LC CBA, (c) the Spinco Group shall have sole responsibility for all Liabilities relating to Spinco Employees arising under the LC CBA, and (d) Spinco shall indemnify and hold harmless Burgundy and its Affiliates with respect to the Liabilities described in the immediately preceding clause (c). Following the Effective Time, Grizzly and Spinco shall, or shall cause the Spinco Group to, provide any employee benefit required to be provided to any Spinco Employee covered by the LC CBA pursuant to an employee benefit plan maintained by Burgundy or any of its Affiliates to instead be provided pursuant to an employee benefit plan maintained by Grizzly or one of its Subsidiaries (including Spinco and its Subsidiaries). For the avoidance of doubt, notwithstanding the preceding sentence and anything in this Agreement to the contrary, the Spinco Group shall not assume, and Burgundy shall retain, indemnify and hold Grizzly and its Subsidiaries harmless against, the Excluded Benefits Liabilities.

7.3 Foreign CBAs. As of the Business Transfer Time, the unions representing Spinco Employees located in jurisdictions outside of the United States will continue to represent those employees for purposes of collective bargaining with their respective employers, and the collective bargaining agreements identified on Exhibit F to this Agreement (the “Foreign CBAs,” and together with the Exhibit E CBAs and the LC CBA, the “CBAs”) shall remain in effect. Following the Effective Time, (a) the Spinco Group shall assume all Liabilities of any member of the Burgundy Group under the Foreign CBAs regardless of when or where such Liabilities arose or arise or were or are incurred, (b) Spinco shall take (or shall cause to be taken) any and all steps necessary for the applicable member of the Spinco Group to assume such Liabilities under the Foreign CBAs, and (c) Spinco shall indemnify and hold harmless Burgundy and its Affiliates with respect to the Liabilities described in the immediately preceding clause (b).

ARTICLE VIII

RETENTION ARRANGEMENTS

The Parties agree to establish retention arrangements in accordance with Exhibit G to this Agreement.

ARTICLE IX

GENERAL AND ADMINISTRATIVE

9.1 Reasonable Efforts/Cooperation. Each of the Parties hereto will use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement. Each of the Parties hereto shall cooperate fully on any issue relating to the transactions contemplated by this Agreement for which the other Party seeks a determination letter or private letter ruling from the Internal Revenue Service, an advisory opinion from the Department of Labor or any other filing (including, but not limited to, securities filings (remedial or otherwise)), consent or approval with respect to or by a governmental agency or authority in any jurisdiction in the United States or abroad.

9.2 No Third-Party Beneficiaries.

(a) This Agreement is solely for the benefit of the Parties and is not intended to confer upon any other Persons any rights or remedies hereunder. Except as expressly provided in this Agreement, nothing in this Agreement shall preclude Burgundy or its Subsidiaries, at any time after the Business Transfer Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Burgundy Benefit Plan, any benefit under any Burgundy Benefit Plan or any trust, insurance policy or funding vehicle related to any Burgundy Benefit Plan. Except as expressly provided in this Agreement, nothing in this Agreement shall preclude Spinco or any other Spinco Entity at any time after the Business Transfer Time from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Spinco Benefit Plan, any benefit under any Spinco Benefit Plan or any trust, insurance policy or funding vehicle related to any Spinco Benefit Plan. Except as provided in this Agreement, nothing in this Agreement shall preclude Grizzly or any Grizzly Subsidiary at any time after the Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Grizzly Benefit Plan, any benefit under any Grizzly Benefit Plan or any trust, insurance policy or funding vehicle related to any Grizzly Benefit Plan.

(b) Nothing in this Agreement will create any right or obligation which is enforceable by any Spinco Employee, any employee or former employee of Grizzly or any Person with respect to any terms or conditions of employment, including the benefits and compensation described in this Agreement. For the avoidance of doubt, any amendments to the Spinco Benefit Plans, Burgundy Benefit Plans, or benefit plans or arrangements of Grizzly will occur only in accordance with their respective terms and will be pursuant to action taken by Spinco, Burgundy or Grizzly, as applicable, which are independent of the consummation of this Agreement or any continuing obligations hereunder.

ARTICLE X

MISCELLANEOUS

10.1 Effect If Business Transfer Time or Effective Time Does Not Occur. If the Separation Agreement is terminated prior to the Business Transfer Time or the Effective Time, then this Agreement shall terminate and all actions and events that are, under this Agreement, to be taken or occur effective immediately prior to or as of the Business Transfer Time or the Effective Time, as applicable, or otherwise in connection with the transactions contemplated by the Transaction Agreements, shall not be taken or occur except to the extent specifically agreed by Burgundy and Spinco and, respecting Grizzly, by Grizzly.

10.2 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein. This Agreement is binding upon and is for the benefit of the Parties hereto and their respective successors and permitted assigns. As of the Effective Time, Grizzly shall be subject to the obligations and restrictions imposed on, and shall be the beneficiary of the rights of, Spinco under this Agreement.

10.3 Affiliates. Each of Burgundy, Spinco and Grizzly shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by one of Burgundy’s Subsidiaries or a Spinco Entity or one of Grizzly’s Subsidiaries, respectively.

10.4 Notices. All notices, requests, permissions, waivers and other communications under this Agreement will be in writing and will be deemed to have been duly given (a) five (5) business days following sending by registered or certified mail, postage prepaid, (b) when sent if by facsimile, provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient, and (d) one (1) business day following sending by overnight delivery via a national courier service and, in each case, addressed to a Party at the following address for such Party:

If to Burgundy or, prior to the Effective Time, Spinco:

PPG Industries, Inc.

One PPG Place

Pittsburgh, PA 15272

Attention: General Counsel

Facsimile: (412) 434-2490

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Steven A. Rosenblum

Facsimile: (212) 403-2000

If to Grizzly or, after the Effective Time, to Spinco:

Georgia Gulf Corporation

115 Perimeter Center Place, Suite 460

Atlanta, GA 30346

Attention: Chief Executive Officer

Facsimile: (770) 390-9673

with a copy (which shall not constitute notice) to:

Jones Day

1420 Peachtree Street, N.E., Suite 800

Atlanta, Georgia 30309-3053

Attention: John E. Zamer

Facsimile: (404) 581-8330

or to such other address(es) as will be furnished in writing by any such party to the other party in accordance with the provisions of this Section 10.4.

10.5 Amendments and Waivers.

(a) This Agreement may be amended and any provision of this Agreement may be waived; provided that any such amendment or waiver will be binding upon a Party only if such amendment or waiver is set forth in a writing and executed by each Party. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party hereto under or by reason of this Agreement.

(b) No delay or failure in exercising any right, power or remedy hereunder will affect or operate as a waiver thereof; nor will any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision of this Agreement must satisfy the conditions set forth in Section 10.5(a) and will be effective only to the extent in such writing specifically set forth.

10.6 Counterparts. This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one Party), each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of a Party, the other Party will re-execute original forms thereof and deliver them to the requesting Party. No Party will raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a contract and each such Party forever waives any such defense.

10.7 Incorporation of Separation Agreement Provisions. The following provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein mutatis mutandis (references in this Section 10.7 to an “Article” or “Section” shall mean Articles or Sections of the Separation Agreement, and references in the material incorporated herein by reference shall be references to the Separation Agreement): Section 5.2 (Indemnification by the Spinco Group); Section 5.3 (Indemnification by Burgundy); Section 5.4 (Payments; Reductions for Insurance Proceeds and Other Recoveries); Section 5.5 (Procedures for Defense, Settlement and Indemnification of Third-Party Claims); Section 5.6 (Additional Matters); Section 5.7 (Exclusive Remedy); Section 5.8 (Survival of Indemnities); Section 7.2 (Entire Agreement), Section 7.3 (Governing Law); Section 7.5 (Priority of Agreements); Section 7.9 (Assignability), Section 7.10 (Interpretation), Section 7.11 (Severability); Section 7.13 (Survival of Covenants); Section 7.14 (Jurisdiction; Consent to Jurisdiction); Section 7.15 (Specific Performance); and Section 7.16 (Limitations of Liability).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Parties have caused this Employee Matters Agreement to be duly executed as of the day and year first above written.

PPG INDUSTRIES, INC.

By:	/s/ Michael H. McGarry
Name: Michael H. McGarry
Title: Senior Vice President, Commodity Chemicals

EAGLE SPINCO INC.

By:	/s/ Michael H. McGarry
Name: Michael H. McGarry
Title: President

GEORGIA GULF CORPORATION

By:	/s/ Paul D. Carrico
Name: Paul D. Carrico
Title: President and Chief Executive Officer

[Signature Page to Employee Matters Agreement]

ANNEX D

FORM OF TAX MATTERS AGREEMENT

TO BE ENTERED INTO

BY AND AMONG

PPG INDUSTRIES, INC.,

EAGLE SPINCO INC.,

AND

GEORGIA GULF CORPORATION

TAX MATTERS AGREEMENT

THIS TAX MATTERS AGREEMENT, dated as of [—], 2012 (this “Agreement”), is by and among PPG Industries, Inc., a Pennsylvania corporation (“Burgundy”), Eagle Spinco Inc., a Delaware corporation (“Spinco”), and Georgia Gulf Corporation, a Delaware corporation (“Grizzly”). Each of Burgundy, Spinco and Grizzly is sometimes referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, Burgundy is engaged, directly and indirectly, in the Burgundy Business and the Eagle Business;

WHEREAS, the Board of Directors of Burgundy has determined that it would be in the best interests of Burgundy and its stockholders to separate the Eagle Business from the Burgundy Business;

WHEREAS, Burgundy and Spinco entered into the Separation Agreement, dated as of July 18, 2012 (the “Separation Agreement”), pursuant to which Burgundy will transfer or cause to be transferred to Spinco or one or more Subsidiaries of Spinco all of the Spinco Assets in exchange for (a) Spinco assuming or causing to be assumed by one or more Subsidiaries of Spinco the Spinco Liabilities, (b) Spinco issuing to Burgundy shares of Spinco Common Stock pursuant to the Spinco Stock Issuance, (c) Spinco distributing to Burgundy the Special Below Basis Cash Distribution and (d) Spinco distributing to Burgundy the Special Above Basis Debt/Cash Distribution (the “Spinco Reorganization”);

WHEREAS, pursuant to the Separation Agreement, Burgundy will either (a) distribute all of the shares of Spinco Common Stock to holders of Burgundy Common Stock without consideration on a pro rata basis (the “One-Step Spin-Off”) or (b) consummate an offer to exchange (the “Exchange Offer”) shares of Spinco Common Stock for currently outstanding shares of Burgundy Common Stock and, in the event that Burgundy’s stockholders subscribe for less than all of the Spinco Common Stock in the Exchange Offer, Burgundy will distribute, pro rata to holders of Burgundy Common Stock, any unsubscribed Spinco Common Stock on the Distribution Date immediately following the consummation of the Exchange Offer so that Burgundy will be treated for U.S. federal income tax purposes as having distributed all of the Spinco Common Stock to its stockholders (the “Clean-Up Spin-Off,” and the disposition by Burgundy of 100% of the Spinco Common Stock by either the One-Step Spin-Off or the Exchange Offer (followed by any Clean-Up Spin-Off), the “Distribution”);

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of July 18, 2012 (the “Merger Agreement”), by and among Burgundy, Spinco, Grizzly, and Grizzly Acquisition Sub, Inc. (“Merger Sub”), immediately following the Distribution, Merger Sub will merge with and into Spinco, with Spinco surviving as the continuing corporation (the “Merger”);

WHEREAS, the Parties intend that, for U.S. federal income tax purposes, (i) each of the Internal Contributions and the Internal Distributions, taken together, and the Contribution and the Distribution, taken together, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code; and (ii) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

WHEREAS, prior to consummation of the Spinco Reorganization and the Distribution, Burgundy was the common parent of an affiliated group of corporations, including Spinco, within the meaning of Section 1504 of the Code;

WHEREAS, as a result of the Distribution, Spinco and its Subsidiaries will cease to be members of the affiliated group of corporations within the meaning of Section 1504 of the Code of which Burgundy is the common parent; and

WHEREAS, the Parties desire to (a) provide for the payment of Tax liabilities and entitlement to refunds thereof, allocate responsibility for, and cooperation in, the filing of Tax Returns, and provide for certain other matters relating to Taxes and (b) set forth certain covenants and indemnities relating to the preservation of the tax-free status of certain steps of the Spinco Reorganization and the Distribution.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, covenants and provisions of this Agreement, each of the Parties mutually covenants and agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.01 General. As used in this Agreement, the following terms shall have the following meanings:

“Accounting Firm” has the meaning set forth in Section 8.01.

“Adjustment” means an adjustment of any item of income, gain, loss, deduction, credit or any other item affecting Taxes of a taxpayer pursuant to a Final Determination.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Ancillary Agreement” has the meaning set forth in the Separation Agreement.

“Benefited Party” has the meaning set forth in Section 4.01(b).

“Burgundy” has the meaning set forth in the preamble to this Agreement.

“Burgundy Business” has the meaning assigned to the term “Non-Spinco Business” in the Separation Agreement.

“Burgundy Consolidated Return” means the U.S. federal Income Tax Return required to be filed by Burgundy as the Common Parent.

“Burgundy Consolidated Taxes” means any U.S. federal Income Taxes attributable to any Burgundy Consolidated Return, including any Adjustments thereto.

“Burgundy Disqualifying Action” means (a) any action (or the failure to take any action) within its control by Burgundy or any Burgundy Entity (including entering into any agreement, understanding or arrangement or any negotiations with respect to any transaction or series of transactions), (b) any event (or series of events) involving the capital stock of Burgundy, any assets of Burgundy immediately after the Effective Time or any assets of any Burgundy Entity immediately after the Effective Time, or (c) any breach by Burgundy or any Burgundy Entity of any representation, warranty or covenant made by them in this Agreement, in each case, that causes the Tax-Free Status of the Transactions to be lost; provided, however, the term “Burgundy Disqualifying Action” shall not include any action described in or contemplated by the Separation Agreement, the Merger Agreement or any Ancillary Agreement or that is undertaken pursuant to the Spinco Reorganization or the Distribution, in each case, to the extent such action does not constitute a breach by Burgundy or any Burgundy Entity of any representation, warranty or covenant made by them in this Agreement, the Separation Agreement, the Merger Agreement or any Ancillary Agreement.

“Burgundy Entity” means any Subsidiary of Burgundy immediately after the Effective Time.

“Burgundy Group” means, individually or collectively, as the case may be, Burgundy and any Burgundy Entity.

“Burgundy Option” has the meaning set forth in the Merger Agreement.

“Burgundy PSU Award” has the meaning set forth in the Merger Agreement.

“Burgundy Taxes” means, without duplication, the following Taxes (whether such Taxes are shown as due on a Tax Return as initially filed or result from an Adjustment):

(a) with respect to Income Taxes of Burgundy or any Subsidiary (or former Subsidiary) of Burgundy, (i) any Burgundy Consolidated Taxes, and (ii) Mixed Business Income Taxes and Single Business Income Taxes for (I) any Pre-Closing Period (including such Taxes attributable to assets or activities of the Spinco Business) and (II) any Post-Closing Period attributable to assets or activities of the Burgundy Business;

(b) with respect to Non-Income Taxes of Burgundy or any Subsidiary (or former Subsidiary) of Burgundy, any such Taxes (i) for any Pre-Closing Period (including such Taxes attributable to assets or activities of the Spinco Business) and (ii) any Post-Closing Period attributable to assets or activities of the Burgundy Business;

(c) any Taxes caused by a Burgundy Disqualifying Action; and

(d) any Transaction Taxes;

provided, however, “Burgundy Taxes” shall not include any Spinco Taxes.

“Canadian Butterfly Transactions” has the meaning set forth in Schedule 1.01.

“Canadian Spinco” has the meaning set forth in Schedule 1.01.

“Carryback” has the meaning set forth in Section 4.02(b).

“Closing Date” means the date on which the Distribution is consummated.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Parent” means (a) for U.S. federal Income Tax purposes, the “common parent corporation” of an “affiliated group” (in each case, within the meaning of Section 1504 of the Code) filing a U.S. federal consolidated Income Tax Return, or (b) for state, local or foreign income Tax purposes, the common parent (or the equivalent thereof) of a Tax Group.

“Contribution” means the contribution (as part of the Spinco Reorganization) by Burgundy to Spinco of all of the Spinco Assets held directly by Burgundy in exchange for (a) the assumption by Spinco of Spinco Liabilities of Burgundy, (b) the issuance by Spinco to Burgundy of shares of Spinco Common Stock pursuant to the Spinco Stock Issuance, (c) the distribution by Spinco to Burgundy of the Special Below Basis Cash Distribution, and (d) the distribution by Spinco to Burgundy of the Special Above Basis Debt/Cash Distribution.

“Counsel” means Wachtell, Lipton, Rosen & Katz.

“CRA” means the Canadian Revenue Agency.

“CRA Ruling” means any Canadian income Tax ruling letter, and any supplements thereto, issued to Burgundy or its Subsidiaries by the CRA in connection with the Canadian Butterfly Transaction.

“CRA Ruling Request” means the letter filed by Burgundy or a Subsidiary of Burgundy with the CRA requesting rulings from the CRA regarding certain tax consequences of the Canadian Butterfly Transaction and any amendment or supplement to such ruling request letter.

“Current Spinco Employee” has the meaning set forth in the Employee Matters Agreement.

“Disqualifying Action” means a Burgundy Disqualifying Action or a Spinco Disqualifying Action.

“Distribution” has the meaning set forth in the recitals to this Agreement.

“Distribution Tax Opinion” means the opinion of Counsel to the effect that (i) the Distribution will be treated as satisfying the business purpose requirement described in Treasury Regulation Section 1.355-2(b)(1); (ii) the Distribution will not be treated as being used principally as a device for the distribution of earnings and profits of the distributing corporation or the controlled corporation or both under Section 355(a)(1)(B); (iii) the stock of Spinco distributed in the Distribution will not be treated as other than “qualified property” by reason of the application of Section 355(e)(1); and (iv) the Spinco Securities will constitute “securities” for purposes of the application of Section 361(a) of the Code.

“Due Date” means (a) with respect to a Tax Return, the date (taking into account all valid extensions) on which such Tax Return is required to be filed under applicable Law and (b) with respect to a payment of Taxes, the date on which such payment is required to be made to avoid the incurrence of interest, penalties or additions to Tax.

“Effective Time” means the time at which the Distribution is consummated.

“Employee Matters Agreement” means the Employee Matters Agreement, dated July 18, 2012, by and between the Parties.

“Extraordinary Transaction” means any action that is not in the Ordinary Course of Business, but shall not include any action described in or contemplated by the Separation Agreement, the Merger Agreement or any Ancillary Agreement or that is undertaken pursuant to the Spinco Reorganization or the Distribution.

“Fifty-Percent or Greater Interest” has the meaning ascribed to such term for purposes of Section 355(d) and (e) of the Code.

“Final Determination” means the final resolution of liability for any Tax for any taxable period, by or as a result of (a) a final decision, judgment, decree or other order by any court of competent jurisdiction that can no longer be appealed, (b) a final settlement with the IRS, a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code, or a comparable agreement under the Laws of other jurisdictions, which resolves the entire Tax liability for any taxable period, (c) any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund or credit may be recovered by the jurisdiction imposing the Tax, or (d) any other final resolution, including by reason of the expiration of the applicable statute of limitations or the execution of a pre-filing agreement with the IRS or other Taxing Authority.

“Grizzly” has the meaning set forth in the preamble to this Agreement.

“Grizzly Group” means Grizzly and each of its Subsidiaries.

“Grizzly Option” has the meaning set forth in the Merger Agreement.

“Grizzly RSU Award” has the meaning set forth in the Merger Agreement.

“Income Tax Return” means any Tax Return in respect of Income Taxes.

“Income Taxes” means any Taxes based upon, measured by, or calculated with respect to: (a) net income or profits or net receipts (including, but not limited to, any capital gains, minimum Tax or any Tax on items of Tax preference, but not including sales, use, real or personal property, or transfer or similar Taxes) or (b) multiple bases (including corporate franchise, doing business and occupation Taxes) if one or more bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (a).

“Indemnified Party” means the Party which is entitled to seek indemnification from the other Party pursuant to the provisions of Article III.

“Indemnifying Party” means the Party from which the other Party is entitled to seek indemnification pursuant to the provisions of Article III.

“Information” has the meaning set forth in Section 7.01(a).

“Information Request” has the meaning set forth in Section 7.01(a).

“Internal Contribution” and “Internal Contributions” have the meanings set forth in Schedule 1.01. “Internal Distribution” and “Internal Distributions” have the meanings set forth in Schedule 1.01. “Internal Spinco” and “Internal Spincos” have the meanings set forth in Schedule 1.01. “IRS” means the U.S. Internal Revenue Service.

“IRS Ruling” means the U.S. federal income Tax ruling letter, and any supplements thereto, issued to Burgundy by the IRS in connection with the Spinco Reorganization, the Distribution, and the Merger.

“IRS Ruling Request” means the letter filed by Burgundy with the IRS requesting rulings from the IRS regarding certain tax consequences of the Transactions and any amendment or supplement to such ruling request letter.

“Law” means any U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, administrative pronouncement, order, requirement or rule of law (including common law).

“Merger” has the meaning set forth in the recitals to this Agreement; provided, however, that if Spinco merges with and into Grizzly following the Merger, then for purposes of this Agreement, “Merger” shall mean both the merger of Merger Sub with and into Spinco and the merger of Spinco with and into Grizzly.

“Merger Agreement” has the meaning set forth in the recitals to this Agreement.

“Merger Effective Time” has the meaning ascribed to the term “Effective Time” in the Merger Agreement.

“Merger Tax Opinion” has the meaning given to such term in the Merger Agreement.

“Mixed Business Income Tax Return” means any Income Tax Return (other than a Burgundy Consolidated Return), including any consolidated, combined or unitary Income Tax Return, that reflects or reports Income Taxes that relate to at least one asset or activity that is part of the Burgundy Business, on the one hand, and at least one asset or activity that is part of the Spinco Business, on the other hand.

“Mixed Business Income Taxes” means any U.S. federal, state or local, or foreign Income Taxes attributable to any Mixed Business Income Tax Return.

“Mixed Business Non-Income Tax Return” means any Non-Income Tax Return that reflects or reports Non-Income Taxes that relate to at least one asset or activity that is part of the Burgundy Business, on the one hand, and at least one asset or activity that is part of the Spinco Business, on the other hand.

“Mixed Business Non-Income Taxes” means any U.S. federal, state or local, or foreign Non-Income Taxes attributable to any Mixed Business Non-Income Tax Return.

“Mixed Business Tax Return” means any Mixed Business Income Tax Return or Mixed Business Non-Income Tax Return.

“Mixed Business Taxes” means any Mixed Business Income Taxes or Mixed Business Non-Income Taxes.

“Non-Income Tax Return” means any Tax Return in respect of Non-Income Taxes.

“Non-Income Taxes” means any Taxes other than Income Taxes.

“Notified Action” has the meaning set forth in Section 6.03(a).

“Ordinary Course of Business” means an action taken by a Person only if such action is taken in the ordinary course of the normal day-to-day operations of such Person.

“Party” and “Parties” have the meaning set forth in the preamble to this Agreement.

“Past Practice” means past practices, accounting methods, elections and conventions.

“Person” has the meaning set forth in the Separation Agreement.

“Post-Closing Period” means any taxable period (or portion thereof) beginning after the Closing Date, including for the avoidance of doubt, the portion of any Straddle Period beginning after the Closing Date.

“Pre-Closing Period” means any taxable period (or portion thereof) ending on or before the Closing Date, including for the avoidance of doubt, the portion of any Straddle Period ending at the end of the day on the Closing Date.

“Preparing Party” means the Party that is required to prepare the applicable Tax Return under Sections 2.01, 2.02 or 2.03, as applicable.

“Proposed Acquisition Transaction” means a transaction or series of transactions (or any agreement, understanding or arrangement, within the meaning of Section 355(e) of the Code and Treasury Regulation Section 1.355-7, or any other regulations promulgated thereunder, to enter into a transaction or series of transactions), whether such transaction is supported by Spinco management or shareholders, is a hostile acquisition, or otherwise, as a result of which one or more Persons would (directly or indirectly) acquire, or have the right to acquire, from Spinco or Internal Spinco, and/or one or more holders of outstanding shares of Spinco capital stock or Internal Spinco capital stock, as applicable, a number of shares of Spinco capital stock or Internal Spinco capital stock, as applicable, that would, when combined with any other direct or indirect changes in ownership of Spinco capital stock or Internal Spinco capital stock, as applicable, pertinent for purposes of Section 355(e) of the Code (including the Merger), comprise 50% or more of (a) the value of all outstanding shares of stock of Spinco or Internal Spinco, as applicable, as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series, or (b) the total combined voting power of all outstanding shares of voting stock of Spinco as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series. Notwithstanding the foregoing, a Proposed Acquisition Transaction shall not include (i) the adoption by Spinco or Grizzly of, or the issuance of stock pursuant to, a shareholder rights plan or (ii) issuances by Spinco that satisfy Safe Harbor VIII (relating to acquisitions in connection with a person’s performance of services) or Safe Harbor IX (relating to acquisitions by a retirement plan of an employer) of Treasury Regulation Section 1.355-7(d). For purposes of determining whether a transaction constitutes an indirect acquisition, any recapitalization resulting in a shift of voting power or any redemption of shares of stock shall be treated as an indirect acquisition of shares of stock by the non-exchanging shareholders (except to the extent provided otherwise in the IRS Ruling). This definition and the application thereof is intended to monitor compliance with Section 355(e) of the Code and shall be interpreted accordingly. Any clarification of, or change in, the statute or regulations promulgated under Section 355(e) of the Code shall be incorporated in this definition and its interpretation.

“Refund” means any refund (or credit in lieu thereof) of Taxes (including any overpayment of Taxes that can be refunded or, alternatively, applied to other Taxes payable), including any interest paid on or with respect to such refund of Taxes; provided, however, that for purposes of this Agreement, the amount of any Refund required to be paid to another Party shall be reduced by the net amount of any Income Taxes imposed on, related to, or attributable to, the receipt or accrual of such Refund.

“Restriction Period” has the meaning set forth in Section 6.02(b).

“Reviewing Party” means, if Burgundy is the Preparing Party, Spinco, and if Spinco is the Preparing Party, Burgundy.

“Separation Agreement” has the meaning set forth in the recitals.

“Single Business Income Tax Return” means any Income Tax Return, including any consolidated, combined or unitary Tax Return, that reflects or reports Tax Items relating to the Burgundy Business, on the one hand, or the Spinco Business, on the other (but not both), whether or not the Person charged by Law to file such Tax Return is engaged in the business to which the Tax Return relates.

“Single Business Income Taxes” means any U.S. federal, state or local, or foreign Taxes attributable to any Single Business Income Tax Return.

“Single Business Non-Income Tax Return” means any Non-Income Tax Return, including any consolidated, combined or unitary Tax Return, that reflects or reports Tax Items relating to the Burgundy Business, on the one hand, or the Spinco Business, on the other (but not both), whether or not the Person charged by Law to file such Tax Return is engaged in the business to which the Tax Return relates.

“Single Business Non-Income Taxes” means any U.S. federal, state or local, or foreign Non-Income Taxes attributable to any Single Business Non-Income Tax Return.

“Single Business Tax Return” means any Single Business Income Tax Return or Single Business Non-Income Tax Return.

“Single Business Taxes” means any Single Business Income Taxes or Single Business Non-Income Taxes.

“Specified Transaction Taxes” means (1) if the Merger is effected pursuant to which Merger Sub merges with and into Spinco, with Spinco as the surviving corporation (whether or not followed by a merger of Spinco with and into Grizzly) and subject to paragraph 3 of Schedule 8.3(e) of the Merger Agreement, 75% of any Canadian Taxes attributable to, arising with respect to or as a result of the Canadian Butterfly Transaction, provided that the amount of such Canadian Taxes for which Spinco is responsible shall not exceed $9.75 million; and (2) if the Spinco Financing is paid in whole or in part on or before the first anniversary of the date on which Spinco incurred such Spinco Financing, any Taxes attributable to, arising with respect to or as a result of the repayment of the Spinco Financing.

“Spinco” has the meaning set forth in the preamble to this Agreement.

“Spinco Active Business” and “Spinco Active Businesses” have the meanings set forth in Schedule 1.01.

“Spinco Business” has the meaning given to the term “Eagle Business” in the Separation Agreement.

“Spinco Disqualifying Action” means (a) any action (or the failure to take any action) within its control by Grizzly or, after the Effective Time, Spinco or any Spinco Entity (including entering into any agreement, understanding or arrangement or any negotiations with respect to any transaction or series of transactions), (b) any event (or series of events) after the Effective Time involving the capital stock of Spinco, the capital stock of any Internal Spinco, any assets of Spinco or any assets of any Spinco Entity, or (c) any breach by Grizzly or, after the Effective Time, by Spinco or any Spinco Entity of any representation, warranty or covenant made by them in this Agreement that, in each case, that causes the Tax-Free Status of the Transactions to be lost; provided, however, that (i) the term “Spinco Disqualifying Action” shall not include any action described in or contemplated by the Separation Agreement, the Merger Agreement or any Ancillary Agreement or that is undertaken pursuant to the Spinco Reorganization, the Distribution, or the Merger, in each case, to the extent such action does not constitute a breach by Grizzly or, after the Effective Time, by Spinco or any Spinco Entity of any representation, warranty or covenant made by them in this Agreement, the Separation Agreement, the Merger Agreement or any Ancillary Agreement, and (ii) in the event that Burgundy shall have waived the condition set forth in Section 9.2(e) of the Merger Agreement, the term “Spinco Disqualifying Action” shall not include any action taken by Spinco, Grizzly or any Spinco Entity that causes the Tax-Free Status of the Transactions to be lost with respect to the Contribution and Distribution on or after the date of such waiver by Burgundy unless, prior to consummating the Distribution, Burgundy shall have received an Unqualified Tax Opinion in form and substance reasonably satisfactory to Grizzly, confirming the Tax-Free Status of the Transactions with respect to the Contribution and Distribution.

“Spinco Entity” means any Subsidiary of Spinco immediately after the Effective Time.

“Spinco Excluded Taxes” means (a) Transaction Taxes (other than any Specified Transaction Taxes), and (b) Taxes caused by a Burgundy Disqualifying Action.

“Spinco Financing” has the meaning given to such term in the Merger Agreement.

“Spinco Group” means, individually or collectively, as applicable, Spinco and any Spinco Entity.

“Spinco Securities” has the meaning set forth in the Merger Agreement.

“Spinco Reorganization” has the meaning set forth in the recitals to this Agreement.

“Spinco Taxes” means, without duplication, the following Taxes (whether such Taxes are shown as due on a Tax Return as initially filed or result from an Adjustment):

(a) with respect to Income Taxes of Burgundy or any Subsidiary (or former Subsidiary) of Burgundy, any Mixed Business Income Taxes and any Single Business Income Taxes for any Post-Closing Period attributable to assets or activities of the Spinco Business (which Taxes shall be computed by including only the Tax Items attributable to the assets or activities of the Spinco Business and excluding any Tax Items attributable to the assets or activities of the Burgundy Business), in each case, other than Spinco Excluded Taxes;

(b) with respect to Non-Income Taxes of Burgundy or any Subsidiary (or former Subsidiary) of Burgundy, any such Taxes for any Post-Closing Period attributable to, arising with respect to or as a result of, assets or activities of the Spinco Business, other than Spinco Excluded Taxes;

(c) any Taxes caused by a Spinco Disqualifying Action;

(d) any Specified Transaction Taxes; and

(e) any Taxes to the extent such Taxes were included in Working Capital reflected in the Final Closing Adjustment Statement or the TCI Working Capital reflected in the Final TCI Transfer Adjustment Statement.

“Straddle Period” means any taxable period that begins on or before and ends after the Closing Date.

“Subsidiary” has the meaning set forth in the Separation Agreement.

“Tax” means (a) all taxes, charges, fees, duties, levies, imposts, or other similar assessments, imposed by any U.S. federal, state or local or foreign governmental authority, including, but not limited to, net income, gross income, gross receipts, excise, real property, personal property, sales, use, service, service use, license, lease, capital stock, transfer, recording, franchise, business organization, occupation, premium, environmental, windfall profits, profits, customs, duties, payroll, wage, withholding, social security, employment, unemployment, insurance, severance, workers compensation, excise, stamp, alternative minimum, estimated, value added, ad valorem, escheat, and other taxes, charges, fees, duties, levies, imposts, or other similar assessments, (b) any interest, penalties or additions attributable thereto and (c) all liabilities in respect of any items described in clauses (a) or (b) payable by reason of assumption, transferee or successor liability, operation of Law or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law).

“Tax Attributes” means net operating losses, capital losses, investment tax credit carryovers, earnings and profits, foreign tax credit carryovers, overall foreign losses, previously taxed income, separate limitation losses, any other losses, deductions, credits or other comparable items, and asset basis, that could affect a Tax liability for a past or future taxable period.

“Tax Benefit” means any refund, credit, or other reduction in Tax payments otherwise required to be made to a Taxing Authority.

“Tax Cost” means any increase in Tax payments otherwise required to be made to a Taxing Authority (or any reduction in any refund otherwise receivable from any Taxing Authority).

“Tax-Free Status of the Transactions” means the qualification of (A) each of the Internal Contribution and the Contribution as a transaction described in Section 1032 of the Code, (B) each of the Internal Contribution and the respective Internal Distribution, taken together, and the Contribution and the Distribution, taken together, (a) as a “reorganization” described in Sections 355(a) and 368(a)(1)(D) of the Code, (b) as a transaction in which the stock of each Internal Spinco, the Spinco Common Stock (as defined in the Separation Agreement) or the Spinco Securities distributed thereby is property with respect to which no gain is recognized pursuant to Section 361(b) of the Code and is “qualified property” for purposes of Sections 355(d), 355(e) and 361(c) of the Code, and (c) as a transaction in which Burgundy and the shareholders of Burgundy, respectively, recognize no income or gain pursuant to Section 355(a) of the Code, other than, in the case of Burgundy or any Subsidiary of Burgundy, any income or gain recognized as a result of intercompany items or excess loss accounts being taken into account pursuant to Treasury Regulations promulgated pursuant to Section 1502 of the Code or any Transaction Taxes, (C) the Canadian Butterfly Transaction as a tax-free transaction for Canadian income tax purposes, and (D) the Merger (a) as a “reorganization” within the meaning of Section 368(a) and (b) as a transaction in which the shareholders of Spinco recognize no income or gain pursuant to Section 354(a) of the Code (except to the extent of any cash received in lieu of fractional shares of Grizzly stock).

“Tax Group” means any U.S. federal, state, local or foreign affiliated, consolidated, combined, unitary or similar group or fiscal unity that joins in the filing of a single Tax Return.

“Tax Item” means any item of income, gain, loss, deduction, credit, recapture of credit or any other item which increases or decreases Taxes paid or payable.

“Tax Materials” means (i) the IRS Ruling, (ii) the Distribution Tax Opinion, (iii) each submission to the IRS in connection with the IRS Ruling, including the IRS Ruling Request, (iv) the representation letter from Burgundy and Spinco addressed to Counsel supporting the Distribution Tax Opinion, (v) the representation letter from Grizzly and Merger Sub, if relevant, addressed to Counsel supporting the Distribution Tax Opinion, (vi) any other materials delivered or deliverable by Burgundy, Spinco or Grizzly in connection with the rendering by Counsel of the Distribution Tax Opinion and the issuance by the IRS of the IRS Ruling, (vii) the CRA Ruling (if obtained from the CRA), and (viii) the CRA Ruling Request.

“Tax Matter” has the meaning set forth in Section 7.01(a).

“Tax Package” means all relevant Tax-related information relating to the operations of the Burgundy Business or the Spinco Business, as applicable, that is reasonably necessary to prepare and file the applicable Tax Return.

“Tax Proceeding” means any audit, assessment of Taxes, pre-filing agreement, other examination by any Taxing Authority, proceeding, appeal of a proceeding or litigation relating to Taxes, whether administrative or judicial, including proceedings relating to competent authority determinations.

“Tax Return” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, or declaration of estimated Tax) required to be supplied to, or filed with, a Taxing Authority in connection with the payment, determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax and any amended Tax return or claim for refund.

“Taxing Authority” means any governmental authority or any subdivision, agency, commission or entity thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the IRS).

“Transaction Agreement” means this Agreement, the Merger Agreement, the Separation Agreement, the Employee Matters Agreement and the Transition Services Agreement (as defined in the Merger Agreement).

“Transaction Taxes” means (i) any Taxes imposed on or by reason of the Spinco Reorganization, the Internal Contribution, the Internal Distribution, the Contribution or the Distribution (including Transfer Taxes), other than any such Taxes caused by a Disqualifying Action, and (ii) any Taxes payable by reason of the distribution of cash or any other property from Spinco to Burgundy. For the avoidance of doubt, Transaction Taxes include, without limitation, Taxes payable by reason of (1) deferred intercompany transactions or excess loss accounts triggered by the Spinco Reorganization, the Internal Contributions, the Internal Distributions, the Contribution or the Distribution and (2) the settlement of intercompany receivables, payables, loans and other accounts between Spinco or any member of the Spinco Group, on the one hand, and Burgundy and any member of the Burgundy Group, on the other hand, as contemplated by Section 2.6 of the Separation Agreement.

“Transactions” means the Spinco Reorganization, the Internal Contributions, the Internal Distributions, the Canadian Butterfly Transaction, the Contribution, the Distribution and the other transactions contemplated by the Separation Agreement, the Merger Agreement and the Ancillary Agreements.

“Transfer Taxes” means all sales, use, transfer, real property transfer, intangible, recordation, registration, documentary, stamp or similar Taxes imposed with respect to the Spinco Reorganization, the Internal Contributions, the Internal Distributions, the Contribution or the Distribution.

“Treasury Regulations” means the final and temporary (but not proposed) income Tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Unqualified Tax Opinion” means a “will” opinion, without substantive qualifications, of a nationally recognized law or accounting firm, which firm is reasonably acceptable to Burgundy, to the effect that a transaction will not affect the Tax-Free Status of the Transactions.

“U.S.” means the United States of America.

“U.S. Income Taxes” means any Income Taxes imposed by or payable to the United States, any State or any political subdivision of the United States or any State.

Section 1.02 Additional Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to them in the Separation Agreement.

ARTICLE II

PREPARATION, FILING AND PAYMENT OF TAXES SHOWN DUE ON TAX RETURNS

Section 2.01 Burgundy Consolidated Returns. Burgundy shall prepare and file all Burgundy Consolidated Returns for a Pre-Closing Period or a Straddle Period, and shall pay all Taxes shown to be due and payable on such Tax Returns; provided that Spinco shall reimburse Burgundy for any such Taxes that are Spinco Taxes.

Section 2.02 Mixed Business Tax Returns.

(a) Burgundy shall prepare and file (or cause a Burgundy Entity to prepare and file) any Mixed Business Tax Return for a Pre-Closing Period or a Straddle Period required to be filed by Burgundy or a Burgundy Entity and shall pay, or cause such Burgundy Entity to pay, all Taxes shown to be due and payable on such Tax Return; provided that Spinco shall reimburse Burgundy for any such Taxes that are Spinco Taxes.

(b) Spinco shall prepare and file (or cause a Spinco Entity to prepare and file) any Mixed Business Tax Return for a Pre-Closing Period or a Straddle Period required to be filed by Spinco or a Spinco Entity after the Closing Date, and Spinco shall pay, or cause such Spinco Entity to pay, all Taxes shown to be due and payable on such Tax Return; provided that Burgundy shall reimburse Spinco for any such Taxes that are Burgundy Taxes.

Section 2.03 Single Business Tax Returns.

(a) Burgundy shall prepare and file (or cause a Burgundy Entity to prepare and file) any Single Business Tax Return for a Pre-Closing Period or a Straddle Period required to be filed by Burgundy or a Burgundy Entity and shall pay, or cause such Burgundy Entity to pay, all Taxes shown to be due and payable on such Tax Return; provided that Spinco shall reimburse Burgundy for any such Taxes that are Spinco Taxes.

(b) Spinco shall prepare and file (or cause a Spinco Entity to prepare and file) any Single Business Tax Return for a Pre-Closing Period or a Straddle Period required to be filed by Spinco or a Spinco Entity and shall pay, or cause such Spinco Entity to pay, all Taxes shown to be due and payable on such Tax Return; provided that Burgundy shall reimburse Spinco for any such Taxes that are Burgundy Taxes.

Section 2.04 Tax Return Procedures.

(a) Burgundy Consolidated Returns. With respect to all Burgundy Consolidated Returns for the taxable year which includes the Closing Date, Burgundy shall use the closing of the books method under Treasury Regulation Section 1.1502-76, unless otherwise agreed by Burgundy and Grizzly. To the extent that the positions taken on any Burgundy Consolidated Return would reasonably be expected to materially adversely affect the Tax position of Spinco or any Spinco Entity for any period after the Closing, Burgundy shall prepare the portions of such Burgundy Consolidated Returns that relate to the Spinco Business in a manner that is consistent with Past Practice unless otherwise required by applicable Law and shall provide a draft of such portions of such Burgundy Consolidated Return to Spinco for its review and comment at least thirty (30) days prior to the Due Date for such Burgundy Consolidated Return, provided, however, that nothing herein shall prevent Burgundy from timely filing any such Burgundy Consolidated Return. The Parties shall negotiate in good faith to resolve all disputed issues. Any disputes that the Parties are unable to resolve shall be resolved by the Accounting Firm pursuant to Section 8.01. In the event that any dispute is not resolved (whether pursuant to good faith negotiations among the Parties or by the Accounting Firm) prior to the Due Date for the filing of any Burgundy Consolidated Return, such Burgundy Consolidated Return shall be timely filed by Burgundy and the Parties agree to amend such Burgundy Consolidated Return as necessary to reflect the resolution of such dispute in a manner consistent with such resolution.

(b) Mixed Business Tax Returns.

(i) With respect to any Mixed Business Income Tax Return, to the extent that the positions taken on such Mixed Business Income Tax Return would reasonably be expected to materially adversely affect the Tax position of the Reviewing Party for any period after the Closing, the Preparing Party shall prepare the portions of such Mixed Business Income Tax Return that relates to the business of the Reviewing Party (the Spinco Business or the Burgundy Business, as applicable) in a manner that is consistent with Past Practice unless otherwise required by applicable Law and shall provide a draft of such portion of such Mixed Business Income Tax Return to the Reviewing Party for its review and comment at least thirty (30) days prior to the Due Date for such Mixed Business Income Tax Return, provided, however, that nothing herein shall prevent the Preparing Party from timely filing any such Mixed Business Income Tax Return. In the event that Past Practice is not applicable to a particular item or matter, the Preparing Party shall determine the reporting of such item or matter in good faith. The Parties shall negotiate in good faith to resolve all disputed issues. Any disputes that the Parties are unable to resolve shall be resolved by the Accounting Firm pursuant to Section 8.01. In the event that any dispute is not resolved (whether pursuant to good faith negotiations among the Parties or by the Accounting Firm) prior to the Due Date for the filing of any Mixed Business Income Tax Return, such Mixed Business Income Tax Return shall be timely filed by the Preparing Party and the Parties agree to amend such Mixed Business Income Tax Return as necessary to reflect the resolution of such dispute in a manner consistent with such resolution.

(ii) With respect to any Mixed Business Non-Income Tax Return, the Preparing Party shall prepare any such Tax Returns consistent with Past Practice unless otherwise required by Law. In the event that Past Practice is not applicable to a particular item or matter, the Preparing Party shall determine the reporting of such item or matter in good faith. The Preparing Party shall submit to the Reviewing Party a draft of any such Tax Return (or to the extent practicable the portion of such Tax Return that relates to Taxes for which the Reviewing Party is responsible pursuant to this Agreement) along with a statement setting forth the calculation of the Tax shown due and payable on such Tax Return reimbursable by the Reviewing Party under Section 2.02 at least thirty (30) days prior to the Due Date for such Tax Return, provided, however, that nothing herein shall prevent the Preparing Party from timely filing any such Mixed Business Non-Income Tax Return. The Parties shall negotiate in good faith to resolve all disputed issues. Any disputes that the Parties are unable to resolve shall be resolved by the Accounting Firm pursuant to Section 8.01. In the event that any dispute is not resolved (whether pursuant to good faith negotiations among the Parties or by the Accounting Firm) prior to the Due Date for the filing of any Mixed Business Non-Income Tax Return, such Mixed Business Non-Income Tax Return, as applicable, shall be timely filed by the Preparing Party and the Parties agree to amend such Mixed Business Non-Income Tax Return, as applicable, as necessary to reflect the resolution of such dispute in a manner consistent with such resolution.

(c) Single Business Tax Returns. With respect to any Single Business Tax Return which reflects Taxes which are reimbursable by the Reviewing Party, in whole or in part, the Preparing Party shall (x) unless otherwise required by Law or agreed to in writing by the Reviewing Party, prepare such Tax Return in a manner consistent with Past Practice to the extent such items affect the Taxes for which the Reviewing Party is responsible pursuant to this Agreement, and (y) submit to the Reviewing Party a draft of any such Tax Return (or to the extent practicable the portion of such Tax Return that relates to Taxes for which the Reviewing Party is responsible pursuant to this Agreement) along with a statement setting forth the calculation of the Tax shown due and payable on such Tax Return reimbursable by the Reviewing Party under Section 2.03 at least thirty (30) days prior to the Due Date for such Tax Return provided, however, that nothing herein shall prevent the Preparing Party from timely filing any such Single Business Tax Return. The Parties shall negotiate in good faith to resolve all disputed issues. Any disputes that the Parties are unable to resolve shall be resolved by the Accounting Firm pursuant to Section 8.01. In the event that any dispute is not resolved (whether pursuant to good faith negotiations among the Parties or by the Accounting Firm) prior to the Due Date for the filing of any Single Business Tax Return, such Single Business Tax Return shall be timely filed by the Preparing Party and the

Parties agree to amend such Single Business Tax Return as necessary to reflect the resolution of such dispute in a manner consistent with such resolution.

(d) Tax Treatment of Transactions. The Tax treatment of the Transactions reported on any Tax Return shall be consistent with the treatment thereof in the IRS Ruling Request, the IRS Ruling, the Distribution Tax Opinion, the Merger Tax Opinions, the CRA Ruling (if obtained from the CRA), and any other opinion (other than the Distribution Tax Opinion and the Merger Tax Opinions) of a nationally recognized law or accounting firm received by Burgundy with respect to the Transactions (which opinion must be in form and substance reasonably acceptable to Grizzly), unless there is no reasonable basis for such Tax treatment. To the extent there is a Tax treatment relating to the Transactions which is not covered by the IRS Ruling Request, the IRS Ruling, the Distribution Tax Opinion, the Merger Tax Opinions, the CRA Ruling (if obtained from the CRA), and any other opinion (other than the Distribution Tax Opinion and the Merger Tax Opinions) of a nationally recognized law or accounting firm received by Burgundy with respect to the Transactions, each Party shall be permitted to determine such Tax treatment of the respective transaction reported on any Tax Return filed by such Party or its Affiliates provided that there is a reasonable basis for such Tax treatment. Any disputes regarding such Tax treatment that the Parties are unable to resolve shall be resolved by the Accounting Firm pursuant to Section 8.01.

(e) Certain Other Procedures.

(i) Notwithstanding anything to the contrary in this Article II, (A) with respect to any Tax Return required to be filed by Burgundy or any Burgundy Entity that relates to any Transaction Taxes or any Taxes caused by a Burgundy Disqualifying Action, Burgundy shall prepare or caused to be prepared the portion of such Tax Return that so relates in the manner determined by Burgundy in its sole discretion; and (B) with respect to any Tax Return required to be filed by Spinco or any Spinco Entity that relates to any Transaction Taxes or any Taxes caused by a Burgundy Disqualifying Action, if Burgundy agrees in writing that, pursuant to Section 3.01 hereof, it is liable to pay Spinco for such Taxes caused by such Burgundy Disqualifying Action, then, solely with respect to the portion of such Tax Return that relates to such Taxes caused by such Burgundy Disqualifying Action, Spinco shall prepare or cause to be prepared such portion of the Tax Return that so relates in the manner determined by Burgundy in its sole discretion and Spinco shall provide or cause to be provided a draft of such portion of such Tax Return to Burgundy for its review, comment and approval at least thirty (30) days prior to the Due Date for such Tax Return.

(ii) Notwithstanding anything to the contrary in this Article II, (A) with respect to any Tax Return required to be filed by Spinco or any Spinco Entity that relates to any Taxes caused by a Spinco Disqualifying Action, Spinco shall prepare the portion of such Tax Return that so relates in the manner determined by Spinco in its sole discretion; and (B) with respect to any Tax Return required to be filed by Burgundy or any Burgundy Entity that relates to any Taxes caused by a Spinco Disqualifying Action, if Spinco agrees in writing that, pursuant to Section 3.02 hereof, it is liable to pay Burgundy for such Taxes caused by such Spinco Disqualifying Action, then, solely with respect to the portion of such Tax Return that relates to such Taxes caused by such Spinco Disqualifying Action, Burgundy shall prepare or cause to be prepared such portion of the Tax Return that so relates in the manner determined by Spinco in its sole discretion and Burgundy shall provide or cause to be provided a draft of such portion of such Tax Return to Spinco for its review, comment and approval at least thirty (30) days prior to the Due Date for such Tax Return

(iii) With respect to both Sections 2.04(e)(i) and (ii), the Parties shall negotiate in good faith to resolve all disputed issues. Any disputes that the Parties are unable to resolve shall be resolved by the Accounting Firm pursuant to Section 8.01. In the event that any dispute is not resolved (whether pursuant to good faith negotiations among the Parties or by the Accounting Firm) prior to the Due Date for the filing of any such Tax Return, such Tax Return shall be timely filed by Burgundy or any Burgundy Entity (or Spinco or any Spinco Entity, as the case may be) and the Parties agree to amend such Tax Return as necessary to reflect the resolution of such dispute in a manner consistent with such resolution.

Section 2.05 Amended Returns. Except as expressly provided in Section 2.04 to reflect the resolution of any dispute by the Accounting Firm or with the prior written consent of Burgundy, Spinco shall not, and shall not permit any Spinco Entity to amend any Tax Return of Spinco or any Spinco Entity for any Pre-Closing Period or Straddle Period.

Section 2.06 Straddle Period Tax Allocation.

(a) General. Except as provided in Schedule 2.06, Burgundy and Spinco shall take all actions necessary or appropriate to close the taxable year of Spinco and each Spinco Entity for all Tax purposes as of the close of the Closing Date to the extent required by applicable Law. Except as provided in Schedule 2.06, if applicable Law does not require Spinco or a Spinco Entity, as the case may be, to close its taxable year on the Closing Date, then the allocation of income or deductions required to determine any Taxes or other amounts attributable to the portion of the Straddle Period ending on, or beginning after, the Closing Date shall be made by means of a closing of the books and records of Spinco or such Spinco Entity as of the close of the Closing Date; provided that exemptions, allowances or deductions that are calculated on an annual or periodic basis shall be allocated between such portions in proportion to the number of days in each such portion.

(b) Extraordinary Transactions. Notwithstanding anything to the contrary in this Agreement, for all Tax purposes, the Parties shall report any Extraordinary Transactions that are caused or permitted by Spinco or any Spinco Entity on the Closing Date after the Effective Time as occurring on the day after the Closing Date pursuant to Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) or any similar or analogous provision of state, local or foreign Law.

Section 2.07 Timing of Payments. All Taxes required to be paid or caused to be paid pursuant to this Article II by either Burgundy or a Burgundy Entity or Spinco or a Spinco Entity, as the case may be, to an applicable Taxing Authority or reimbursed by Burgundy or Spinco to Spinco or Burgundy, as applicable, pursuant to this Agreement, shall, in the case of a payment to a Taxing Authority, be paid on or before the Due Date for the payment of such Taxes and, in the case of a reimbursement to the other Party, be paid at least two (2) business days before the Due Date for the payment of such Taxes by the other Party.

Section 2.08 Expenses. Except as provided in Section 8.01 in respect of the Accounting Firm, each Party shall bear its own expenses incurred in connection with this Article II.

Section 2.09 Apportionment of Spinco Taxes. For all purposes of this Agreement, but subject to Section 4.03, Burgundy and Grizzly shall jointly determine in good faith which Taxes or Tax Items, as applicable, are attributable to assets or activities of the Spinco Business (and in the case of a Tax or Tax Item, as applicable, that is attributable to both the Spinco Business and the Burgundy Business, the allocation of such Tax or Tax Item, as applicable, between the Spinco Business and the Burgundy Business) in a manner consistent with the provisions of this Agreement and any disputes shall be resolved by the Accounting Firm in accordance with Section 8.01.

ARTICLE III

INDEMNIFICATION

Section 3.01 Indemnification by Burgundy. Burgundy shall pay, and shall indemnify and hold Spinco harmless from and against, without duplication, (a) all Burgundy Taxes, (b) all Taxes incurred by Spinco or any Spinco Entity by reason of the incorrectness or breach by Burgundy of any of its representations, warranties or covenants hereunder, and (c) any costs and expenses related to the foregoing (including reasonable attorneys’ fees and expenses).

Section 3.02 Indemnification by Spinco. Spinco shall pay, and shall indemnify and hold Burgundy harmless from and against, without duplication, (a) all Spinco Taxes, (b) all Taxes incurred by Burgundy or any Burgundy Entity by reason of the incorrectness or breach by Grizzly or, after the Effective Time, the breach by Spinco of any of their representations, warranties or covenants hereunder, and (c) any costs and expenses related to the foregoing (including reasonable attorneys’ fees and expenses).

Section 3.03 Tax Treatment of Indemnity Payments; Tax Benefits and Costs.

(a) In the absence of a Final Determination to the contrary, for all Tax purposes, Burgundy and Spinco shall treat or cause to be treated (i) any payment required by this Agreement (other than any payment of interest accruing after the Closing Date) as either a contribution by Burgundy to Spinco or a distribution by Spinco to Burgundy, as the case may be, occurring immediately prior to the Closing Date and (ii) any payment of non-federal Taxes by or to a Taxing Authority or any payment of interest as taxable or deductible, as the case may be, to the Party entitled under this Agreement to retain such payment or required under this Agreement to make such payment, in either case except as otherwise required by applicable Law.

(b) Notwithstanding the foregoing and except with respect to indemnification with respect to Canadian Taxes described in clause (1) in the definition of “Specified Transaction Taxes”, the amount that any Indemnifying Party is or may be required to provide indemnification to or on behalf of any Indemnified Party pursuant to this Agreement will be (i) decreased to take into account the present value of any Tax Benefit made allowable to the Indemnified Party (or an Affiliate thereof) arising from the incurrence or payment of the relevant indemnified item (which Tax Benefit would not have arisen or been allowable but for such indemnified item), and (ii) increased to take into account any Tax Cost of the Indemnified Party (or an Affiliate thereof) arising from the receipt of the relevant indemnity payment (but taking into account the present value of all correlative Tax Benefits resulting from the payment of such Tax Cost). For purposes of this Section 3.03(b), any Tax Benefit or Tax Cost, as applicable, shall be determined (i) using the highest marginal rates in effect at the time of the determination, (ii) assuming the Indemnified Party will be liable for such Taxes at such rate and has no Tax Attributes at the time of the determination, and (iii) assuming that any such Tax Benefit is used at the earliest date allowable by applicable Law. The present value referred to in the first sentence of this Section 3.03(b) shall be determined using a discount rate equal to the mid term applicable federal rate in effect at the time of the payment of the relevant indemnity payment.

Section 3.04 Timing of Indemnity Payments. Indemnity payments in respect of any liabilities for which an Indemnified Party is entitled to indemnification pursuant to this Article III shall be paid by the Indemnifying Party to the Indemnified Party within ten (10) days after written notification thereof by the Indemnified Party, including reasonably satisfactory documentation setting forth the basis for, and calculation of, the amount of such indemnity payment.

ARTICLE IV

REFUNDS, CARRYBACKS, TAX ATTRIBUTES AND TIMING DIFFERENCE

Section 4.01 Refunds.

(a) Except as provided in Section 4.02, Burgundy shall be entitled to all Refunds of Taxes for which Burgundy is responsible pursuant to Article III, and Spinco shall be entitled to all Refunds of Taxes for which Spinco is responsible pursuant to Article III. A Party receiving a Refund to which the other Party is entitled pursuant to this Agreement shall pay the amount to which such other Party is entitled within ten (10) days after the receipt of the Refund.

(b) In the event of an Adjustment relating to Taxes for which one Party is responsible pursuant to Article III which would have given rise to a Refund but for an offset against the Taxes for which the other Party is or may be responsible pursuant to Article III (the “Benefited Party”), then the Benefited Party shall pay to the other Party, within ten (10) days of the Final Determination of such Adjustment an amount equal to the amount of such reduction in the Taxes of the Benefited Party plus interest at the rate set forth in Section 6621(a)(1) on such amount for the period from the filing date of the Tax Return that would have given rise to such Refund to the payment date.

(c) Notwithstanding Section 4.01(a), to the extent that a Party applies or causes to be applied an overpayment of Taxes as a credit toward or a reduction in Taxes otherwise payable (or a Taxing Authority requires such application in lieu of a Refund) and such overpayment of Taxes, if received as a Refund, would have been payable by such Party to the other Party pursuant to this Section 4.01, such Party shall pay such amount to the other Party no later than the Due Date of the Tax Return for which such overpayment is applied to reduce Taxes otherwise payable.

(d) To the extent that the amount of any Refund under this Section 4.01 or Section 4.02(b), as applicable, is later reduced by a Taxing Authority or in a Tax Proceeding, such reduction shall be allocated to the Party to which such Refund was allocated pursuant to this Section 4.01 or Section 4.02(b), as applicable, and an appropriate adjusting payment shall be made.

Section 4.02 Carrybacks.

(a) The carryback of any loss, credit or other Tax Attribute from any Post-Closing Period shall be in accordance with the provisions of the Code and Treasury Regulations (and any applicable state, local or foreign Laws).

(b) Except to the extent otherwise consented to by Burgundy or prohibited by applicable Law, Spinco shall elect to relinquish, waive or otherwise forgo the carryback of any loss, credit or other Tax Attribute of Spinco or any other member of the Spinco Group from any Post-Closing Period to any Pre-Closing Period or Straddle Period (a “Carryback”). In the event that Spinco (or the appropriate member of the Spinco Group) is prohibited by applicable Law to relinquish, waive or otherwise forgo a Carryback (or Burgundy consents to a Carryback), Burgundy shall cooperate with Spinco, at Spinco’s expense, in seeking from the appropriate Taxing Authority such Refund as reasonably would result from such Carryback, to the extent that such Refund is directly attributable to such Carryback, and shall pay over to Spinco the amount of such Refund within ten (10) days after such Refund is received; provided, however, that Spinco shall indemnify and hold the members of the Burgundy Group harmless from and against any and all collateral Tax consequences resulting from or caused by any such Carryback, including, without limitation, the loss or postponement of any benefit from the use of Tax Attributes generated by a member of the Burgundy Group if (i) such Tax Attributes expire unutilized, but would have been utilized but for such Carryback, or (ii) the use of such Tax Attributes is postponed to a later taxable period than the taxable period in which such Tax Attributes would have been utilized but for such Carryback.

Section 4.03 Tax Attributes.

(a) Burgundy shall determine in good faith the allocation of Tax Attributes arising in a Pre-Closing Period to the Burgundy Group and the Spinco Group in accordance with the Code and Treasury Regulations, including (i) in the case of Tax Attribute other than earnings and profits, Treasury Regulations Sections 1.1502-9T(c), 1.1502-21, 1.1502-21T, 1.1502-22, 1.1502-79 and, if applicable, 1.1502-79A (and any applicable state, local and foreign Laws), and (ii) in the case of earnings and profits, in accordance with Code Section 312(h) and Treasury Regulations Section 1.312-10(a); provided that, with respect to the determination of Tax basis of Spinco Assets (other than equity interests in the Spinco Subsidiaries and the TCI Interests), Burgundy shall make such determination in good faith consistent with the books and records of Burgundy and its Subsidiaries. Burgundy shall consult in good faith with Grizzly regarding the allocation of Tax Attributes and shall consider in good faith any written comments received from Grizzly regarding such allocation of Tax Attributes.

(b) Burgundy and Spinco shall compute all Taxes for Post-Closing Periods consistently with the determination of the allocation of Tax Attributes pursuant to this Section 4.03(a) unless otherwise required by a Final Determination.

(c) To the extent that the amount of any Tax Attribute is later reduced or increased by a Taxing Authority or Tax Proceeding, such reduction or increase shall be allocated to the Party to which such Tax Attribute was allocated pursuant to Section 4.03(a).

Section 4.04 Treatment of Deductions Associated with Equity-Related Compensation.

(a) Unless otherwise prohibited by applicable Law, from and after the Closing Date, (i) solely Grizzly or any member of the Grizzly Group, as the case may be, shall be entitled to claim any Tax deduction associated with the exercise in any taxable period of any Burgundy Option or Burgundy PSU Award held by a Current Spinco Employee that is converted into a Grizzly Option or Grizzly RSU Award, respectively, pursuant to Section 3.4 of the Merger Agreement, and (ii) solely Burgundy or any member of the Burgundy Group, as the case may be, shall be entitled to claim any Tax deduction associated with the exercise in any taxable period of any other Burgundy equity award.

Section 4.05 Timing Differences. If pursuant to a Final Determination any Tax Benefit is made allowable to a member of the Spinco Group as a result of an Adjustment to any Taxes for which a member of the Burgundy Group is responsible hereunder (or Tax Attribute of a member of the Burgundy Group) and such Tax Benefit would not have arisen or been allowable but for such Adjustment, or if pursuant to a Final Determination any Tax Benefit is made allowable to a member of the Burgundy Group as a result of an Adjustment to any Taxes for which a member of the Spinco Group is responsible hereunder (or Tax Attribute of a member of the Spinco Group) and such Tax Benefit would not have arisen or been allowable but for such Adjustment, Spinco or Burgundy, as the case may be, shall make a payment to either Burgundy or Spinco, as appropriate, within thirty (30) days following such Final Determination, in an amount equal to the present value of such Tax Benefit (including any Tax Benefit made allowable as a result of the payment) determined (i) using the highest marginal statutory rate applicable to the party receiving the Tax Benefit at the time of the Final Determination and an assumed state income Tax rate of 5% (or the highest applicable provincial rate in Canada), (ii) assuming that the party to which such Tax Benefit is made allowable is liable for Taxes at such rate and has no Tax Attributes at the time of the determination, and (iii) assuming that the Tax Benefit is used at the earliest date allowable by applicable Law. The present value referred to in the preceding sentence shall be determined using a discount rate equal to the mid term applicable federal rate in effect at the time of the Final Determination.

ARTICLE V

TAX PROCEEDINGS

Section 5.01 Notification of Tax Proceedings. Within ten (10) days after an Indemnified Party becomes aware of the commencement of a Tax Proceeding that may give rise to Taxes for which an Indemnifying Party is responsible pursuant to Article III, such Indemnified Party shall notify the Indemnifying Party of such Tax Proceeding, and thereafter shall promptly forward or make available to the Indemnifying Party copies of notices and communications relating to such Tax Proceeding. The failure of the Indemnified Party to notify the Indemnifying Party of the commencement of any such Tax Proceeding within such ten (10) day period or promptly forward any further notices or communications shall not relieve the Indemnifying Party of any obligation which it may have to the Indemnified Party under this Agreement except to the extent that the Indemnifying Party is actually prejudiced by such failure.

Section 5.02 Tax Proceeding Procedures Generally.

(a) Burgundy Consolidated Returns. Except as provided in Section 5.03, Burgundy shall be entitled to contest, compromise and settle any Adjustment proposed, asserted or assessed pursuant to any Tax Proceeding with respect to any Burgundy Consolidated Return; provided that to the extent that such Tax Proceeding could materially affect the amount of Taxes for which Spinco is responsible pursuant to Article III, Burgundy shall

(A) defend such Tax Proceeding diligently and in good faith, (B) keep Spinco informed in a timely manner of all actions proposed to be taken by Burgundy with respect to such Tax Proceeding (or to the extent practicable the portion of such Tax Proceeding that relates to Taxes for which Spinco is responsible pursuant to Article III), (C) permit Spinco to participate in all proceedings with respect to such Tax Proceeding (or to the extent practicable the portion of such Tax Proceeding that relates to Taxes for which Spinco is responsible pursuant to Article III), and (D) not settle any such Tax Proceeding without the prior written consent of Spinco, which shall not be unreasonably withheld, conditioned or delayed.

(b) Mixed Business Tax Returns. With respect to any Mixed Business Tax Return, the Preparing Party shall be entitled to contest, compromise and settle any Adjustment proposed, asserted or assessed pursuant to any Tax Proceeding; provided that to the extent such Tax Proceeding could materially affect the amount of Taxes for which the Reviewing Party is responsible pursuant to Article III, the Preparing Party shall (A) defend such Tax Proceeding diligently and in good faith, (B) keep the Reviewing Party informed in a timely manner of all actions proposed to be taken by the Preparing Party with respect to such Tax Proceeding, (C) permit the Reviewing Party to participate in all proceedings with respect to such Tax Proceeding (or to the extent practicable the portion of such Tax Proceeding that relates to Taxes for which the Reviewing Party is responsible pursuant to Article III), and (D) not settle any such Tax Proceeding without the prior written consent of the Reviewing Party, which shall not be unreasonably withheld, conditioned or delayed.

(c) Single Business Tax Returns. Except as provided in Section 5.03, the Indemnifying Party shall be entitled to contest, compromise and settle any Adjustment proposed, asserted or assessed pursuant to any Tax Proceeding with respect to any Single Business Tax Return for which the Indemnifying Party is responsible pursuant to Article III and any such defense shall be made diligently and in good faith; provided, that the Indemnifying Party shall keep the Indemnified Party informed in a timely manner of all actions proposed to be taken by the Indemnifying Party and shall permit the Indemnified Party to participate in all proceedings with respect to such Tax Proceeding.

Section 5.03 Tax Proceedings in respect of Transaction Taxes and Disqualifying Actions.

(a) Burgundy and Spinco shall be entitled to jointly contest, compromise and settle any Adjustment proposed, asserted or assessed pursuant to any Tax Proceeding relating to any Taxes attributable to a Spinco Disqualifying Action.

(b) Burgundy shall be exclusively entitled to contest, compromise and settle any Adjustment proposed, asserted or assessed pursuant to any Tax Proceeding relating to any Transaction Taxes and any Taxes attributable to a Burgundy Disqualifying Action; provided that unless waived by the Parties in writing, Burgundy shall (A) defend such Tax Proceeding diligently and in good faith, (B) keep Spinco informed in a timely manner of all actions taken or proposed to be taken by Burgundy, (C) provide copies of all correspondence or filings to be submitted to any Taxing Authority or judicial authority to Spinco for its prior review and consent, which consent shall not be unreasonably withheld, conditioned or delayed, and (D) provide Spinco with written notice reasonably in advance of, and Spinco shall have the right to attend, any formally scheduled meetings with any Taxing Authority or hearings or proceedings before any judicial authority.

ARTICLE VI

TAX-FREE STATUS OF THE DISTRIBUTION

Section 6.01 Representations and Warranties.

(a) Spinco and Grizzly. Spinco hereby represents and warrants or covenants and agrees, as appropriate, that the facts presented and the representations made in the Tax Materials, with the consent of Grizzly, to the extent they both (A) are descriptive of the Spinco Group (including the business purposes for each of the Internal Distributions and the Distribution described in the IRS Ruling Request and the other Tax Materials to the extent that they relate to the Spinco Group and the plans, proposals, intentions and policies of the Spinco Group after the Effective Time), and (B) relate to the actions or non-actions of the Spinco Group to be taken (or not taken, as the case may be) after the Effective Time, are, or will be from the time presented or made through and including the Effective Time (and thereafter as relevant) true, correct and complete in all respects. Grizzly hereby represents and warrants or covenants and agrees, as appropriate, that the facts presented and the representations made in the Tax Materials, with the consent of Grizzly, to the extent descriptive of the Grizzly Group at any time (including the plans, proposals, intentions and policies of the Grizzly Group at any time), are, or will be from the time presented or made through and including the Effective Time (and thereafter as relevant) true, correct and complete in all respects.

(b) Burgundy. Burgundy hereby represents and warrants or covenants and agrees, as appropriate, that (i) it has delivered complete and accurate copies of the Tax Materials to Spinco and Grizzly and (ii) the facts presented and the representations made therein, to the extent descriptive of (A) the Burgundy Group at any time or (B) the Spinco Group at any time at or prior to the Effective Time (including, in each case, (x) the business purposes for each of the Internal Distributions and the Distribution described in the IRS Ruling Request and the other Tax Materials to the extent that they relate to the Burgundy Group at any time or the Spinco Group at any time at or prior to the Effective Time, and (y) the plans, proposals, intentions and policies of the Burgundy Group at any time or the Spinco Group at any time at or prior to the Effective Time), are, or will be from the time presented or made through and including the Effective Time (and thereafter as relevant) true, correct and complete in all respects.

(c) No Contrary Knowledge. Each of Burgundy, Spinco and Grizzly represents and warrants that it knows of no fact (after due inquiry) that may cause the Tax treatment of the Spinco Reorganization, the Internal Contributions, the Internal Distributions, the Contribution or the Distribution to be other than the Tax-Free Status of the Transactions.

(d) No Contrary Plan. Each of Burgundy, Spinco, and Grizzly represents and warrants that neither it, nor any of its Affiliates, has any plan or intent to take any action which is inconsistent with any statements or representations made in the Tax Materials, with the consent of Grizzly, in the case of any such statements or representations with respect to Spinco.

Section 6.02 Restrictions Relating to the Distribution.

(a) General. Spinco shall not, nor shall Spinco permit, any Spinco Entity to take or fail to take, as applicable, any action that constitutes Spinco Disqualifying Action.

(b) Restrictions. Prior to the first day following the second anniversary of the Distribution (the “Restriction Period”), Spinco:

(i) shall continue and cause to be continued the active conduct (as defined in Section 355(b)(2) of the Code and the Treasury Regulations) of the Spinco Active Businesses, taking into account Section 355(b)(3) of the Code;

(ii) shall not, and shall not permit any Internal Spinco to, voluntarily dissolve or liquidate (including any action that is a liquidation for federal income tax purposes);

(iii) shall not, and shall not permit any Internal Spinco to, (1) enter into any Proposed Acquisition Transaction or, to the extent Spinco has the right to prohibit any Proposed Acquisition Transaction, permit any Proposed Acquisition Transaction to occur, (2) redeem or otherwise repurchase (directly or through an Affiliate) any stock, or rights to acquire stock, (3) amend its certificate of incorporation (or other organizational documents), or take any other action, whether through a stockholder vote or otherwise, affecting the relative voting rights of its capital stock (including through the conversion of any capital stock into another class of capital stock), (4) merge, consolidate or amalgamate with any other Person (other than pursuant to the Merger) or (5) take any other action or actions (including any action or transaction that would be reasonably likely to be inconsistent with any representation made in the Tax Materials) which in the aggregate (and taking into account the Merger and any other transactions described in this Section 6.02(b)(iii)) would, when combined with any other direct or indirect changes in ownership of Spinco capital stock pertinent for purposes of Section 355(e) of the Code (including the Merger), have the effect of causing or permitting one or more Persons (whether or not acting in concert) to acquire directly or indirectly stock representing a Fifty-Percent or Greater Interest in Spinco or any Internal Spinco or would reasonably be expected to result in a failure to preserve the Tax-Free Status of the Transactions;

(iv) shall not, and shall not permit any Internal Spinco or any other member of the Spinco Group, to sell, transfer, or otherwise dispose of or agree to, sell, transfer or otherwise dispose (including in any transaction treated for federal income tax purposes as a sale, transfer or disposition) of assets (including, any shares of capital stock of a Subsidiary) that, in the aggregate, constitute more than 30% of the consolidated gross assets of Spinco, any Internal Spinco or the Spinco Group. The foregoing sentence shall not apply to (1) sales, transfers, or dispositions of assets in the Ordinary Course of Business, (2) any cash paid to acquire assets from an unrelated Person in an arm’s-length transaction, (3) any assets transferred to a Person that is disregarded as an entity separate from the transferor for U.S. federal income tax purposes, or (4) any mandatory or optional repayment (or pre-payment) of any indebtedness of Spinco or any member of the Spinco Group. The percentages of gross assets or consolidated gross assets of Spinco, any Internal Spinco or the Spinco Group, as applicable, sold, transferred, or otherwise disposed of, shall be based on the fair market value of the gross assets of Spinco, any Internal Spinco and the members of the Spinco Group as of the Closing Date. For purposes of this Section 6.02(b)(iv), a merger of Spinco or one of its Subsidiaries with and into any Person that is not a wholly owned Subsidiary of Spinco shall constitute a disposition of all of the assets of Spinco or such Subsidiary; and

(v) without limiting any of the foregoing provisions, shall not, and shall not permit Canadian Spinco or any other member of the Spinco Group, (i) to sell, transfer, or otherwise dispose of, (ii) to agree to, sell, transfer or otherwise dispose of, or (iii) solicit offers to sell, transfer or otherwise dispose of (including in any transaction treated for Canadian income tax purposes as a sale, transfer or disposition) (x) stock of Canadian Spinco or (y) other than in the ordinary course, assets of Canadian Spinco (including, any shares of capital stock of a Subsidiary of Canadian Spinco) of Canadian Spinco.

(c) Notwithstanding the restrictions imposed by Section 6.02(b), during the Restriction Period, Spinco may proceed with any of the actions or transactions described therein, if (i) Spinco shall first have requested Burgundy to obtain a supplemental ruling in accordance with Section 6.03(a) to the effect that such action or transaction will not affect the Tax-Free Status of the Transactions and Burgundy shall have received such a supplemental ruling in form and substance reasonably satisfactory to it, (ii) Spinco shall have provided to Burgundy an Unqualified Tax Opinion in form and substance reasonably satisfactory to Burgundy, or (iii) Burgundy shall have waived in writing the requirement to obtain such ruling or opinion. In determining whether a ruling or opinion is satisfactory, Burgundy may consider, among other factors, the appropriateness of any underlying assumptions or representations used as a basis for the ruling or opinion and the views on the substantive merits.

(d) Tax Reporting. Each of Burgundy and Spinco covenants and agrees that it will not take, and will cause its respective Affiliates to refrain from taking, any position on any Income Tax Return that is inconsistent with the Tax-Free Status of the Transactions.

(e) For the avoidance of doubt, notwithstanding the restrictions set forth in this Section 6.02, (i) Spinco shall be permitted to enter into the Merger, and (ii) Spinco or Grizzly may adopt or modify a shareholder rights plan (and issue stock in accordance therewith) that is described in or is similar to the shareholder rights plan described in Revenue Ruling 90-11, 1990-1 C.B. 10.

Section 6.03 Procedures Regarding Opinions and Rulings.

(a) If Spinco notifies Burgundy that it desires to take one of the actions described in Section 6.02(b) (a “Notified Action”), Burgundy shall cooperate with Spinco and use its reasonable best efforts to seek to obtain a supplemental ruling from the IRS (or the CRA, as applicable) or an Unqualified Tax Opinion for the purpose of permitting Spinco to take the Notified Action unless Burgundy shall have waived the requirement to obtain such ruling or opinion. If such a ruling is to be sought, Burgundy shall apply for such ruling and Burgundy and Spinco shall jointly control the process of obtaining such ruling. In no event shall Burgundy be required to file any ruling request under this Section 6.03(a) unless Spinco represents that (i) it has read such ruling request, and (ii) all information and representations, if any, relating to any member of the Spinco Group, contained in such ruling request documents are (subject to any qualifications therein) true, correct and complete. Spinco shall reimburse Burgundy for all reasonable costs and expenses incurred by the Burgundy Group in obtaining a ruling or Unqualified Tax Opinion requested by Spinco within ten (10) days after receiving an invoice from Burgundy therefor.

(b) Burgundy shall have the right to obtain a supplemental ruling or an Unqualified Tax Opinion at any time in its sole and absolute discretion. If Burgundy determines to obtain such ruling or opinion, Spinco shall (and shall cause each Spinco Entity to) cooperate with Burgundy and take any and all actions reasonably requested by Burgundy in connection with obtaining such ruling or opinion (including by making any representation or reasonable covenant or providing any materials requested by the IRS (or the CRA, as applicable) or the law firm issuing such opinion); provided, that Spinco shall not be required to make (or cause a Spinco Entity to make) any representation or covenant that is untrue or inconsistent with historical facts, or as to future matters or events. In connection with obtaining such ruling, Burgundy shall apply for such ruling and shall have sole and exclusive control over the process of obtaining such ruling. Burgundy shall reimburse Spinco for all reasonable costs and expenses incurred by the Spinco Group in cooperating with Burgundy’s efforts to obtain a supplemental ruling or Unqualified Tax Opinion within ten (10) days after receiving an invoice from Spinco therefor.

(c) Except as provided in Sections 6.03(a) and (b), following the Effective Time, neither Spinco nor any Spinco Affiliate shall seek any guidance from the IRS or any other Taxing Authority (whether written, verbal or otherwise) at any time concerning the Spinco Reorganization, the Distribution or the other Transactions (including the impact of any transaction on the Spinco Reorganization, the Distribution or the other Transactions).

ARTICLE VII

COOPERATION

Section 7.01 General Cooperation.

(a) The Parties shall each cooperate fully (and each shall cause its respective Subsidiaries to cooperate fully) with all reasonable requests in writing (“Information Request”) from another Party hereto, or from an agent, representative or advisor to such Party, in connection with the preparation and filing of Tax Returns (including the preparation of Tax Packages), claims for Refunds, Tax Proceedings, and calculations of amounts required to be paid pursuant to this Agreement, in each case, related or attributable to or arising in connection with Taxes of any of the Parties or their respective Subsidiaries covered by this Agreement and the establishment of any reserve required in connection with any financial reporting (a “Tax Matter”). Such cooperation shall include the provision of any information reasonably necessary or helpful in connection with a Tax Matter (“Information”) and shall include, without limitation, at each Party’s own cost:

(i) the provision of any Tax Returns of the Parties and their respective Subsidiaries, books, records (including information regarding ownership and Tax basis of property), documentation and other information relating to such Tax Returns, including accompanying schedules, related work papers, and documents relating to rulings or other determinations by Taxing Authorities (or, in the case of any Burgundy Consolidated Return or Mixed Business Income Tax Return to the extent practicable, the portion of such Tax Return that relates to Taxes for which Spinco is responsible pursuant to this Agreement);

(ii) the execution of any document (including any power of attorney) in connection with any Tax Proceedings of any of the Parties or their respective Subsidiaries, or the filing of a Tax Return or a Refund claim of the Parties or any of their respective Subsidiaries;

(iii) the use of the Party’s reasonable best efforts to obtain any documentation in connection with a Tax Matter; and

(iv) the use of the Party’s reasonable best efforts to obtain any Tax Returns (including accompanying schedules, related work papers, and documents), documents, books, records or other information in connection with the filing of any Tax Returns of any of the Parties or their Subsidiaries (or, in the case of any Burgundy Consolidated Return or Mixed Business Income Tax Return to the extent practicable, the portion of such Tax Return, documents, books, records or other information that relates to Taxes for which Spinco is responsible pursuant to this Agreement).

Each Party shall make its employees, advisors, and facilities available, without charge, on a reasonable and mutually convenient basis in connection with the foregoing matters.

Section 7.02 Retention of Records. Burgundy and Spinco shall retain or cause to be retained all Tax Returns, schedules and work papers, and all material records or other documents relating thereto in their possession, until sixty (60) days after the expiration of the applicable statute of limitations (including any waivers or extensions thereof) of the taxable periods to which such Tax Returns and other documents relate or until the expiration of any additional period that any Party reasonably requests, in writing, with respect to specific material records and documents. A Party intending to destroy any material records or documents shall provide the other Party with reasonable advance notice and the opportunity to copy or take possession of such records and documents. The Parties hereto will notify each other in writing of any waivers or extensions of the applicable statute of limitations that may affect the period for which the foregoing records or other documents must be retained.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Dispute Resolution. In the event of (x) any dispute between the Parties specified in Sections 2.04, or 2.06, 2.09 or (y) any other dispute between the Parties as to any matter covered by this Agreement with respect to which the Parties agree shall be governed by the procedures set forth in this Section 8.01, the Parties shall appoint a nationally recognized independent public accounting firm (the “Accounting Firm”) to resolve such dispute. In this regard, the Accounting Firm shall make determinations with respect to the disputed items based solely on representations made by Burgundy and Spinco and their respective representatives, and not by independent review, and shall function only as an expert and not as an arbitrator and shall be required to make a determination in favor of one Party only. The Parties shall require the Accounting Firm to resolve all disputes no later than thirty (30) days after the submission of such dispute to the Accounting Firm, but in no event later than the Due Date for the payment of Taxes or the filing of the applicable Tax Return, if applicable, and agree that all decisions by the Accounting Firm with respect thereto shall be final and conclusive and binding on the Parties. The Accounting Firm shall resolve all disputes in a manner consistent with this Agreement and, to the extent not inconsistent with this Agreement, in a manner consistent with the Past Practices of Burgundy and its Subsidiaries, except as otherwise required by applicable Law. The Parties shall require the Accounting Firm to render all determinations in writing and to set forth, in reasonable detail, the basis for such determination. The fees and expenses of the Accounting Firm shall be borne equally by the Parties.

Section 8.02 Termination of Tax Sharing Agreements. All Tax sharing, indemnification and similar agreements, written or unwritten, as between Burgundy or a Burgundy Entity, on the one hand, and Spinco or a Spinco Entity, on the other (other than this Agreement or any other Transaction Agreement), shall be or shall have been terminated no later than the Effective Time and, after the Effective Time, none of Burgundy or a Burgundy Entity, or Spinco or a Spinco Entity shall have any further rights or obligations under any such Tax sharing, indemnification or similar agreement.

Section 8.03 Interest on Late Payments. With respect to any payment between the Parties pursuant to this Agreement not made by the due date set forth in this Agreement for such payment, the outstanding amount will accrue interest at a rate per annum equal to the rate in effect for underpayments under Section 6621 of the Code from such due date to and including the payment date.

Section 8.04 Survival of Covenants. Except as otherwise contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Effective Time and remain in full force and effect in accordance with their applicable terms.

Section 8.05 Successors. This Agreement shall be binding on and inure to the benefit of any successor by merger, acquisition of assets, or otherwise, to any Internal Spinco and any of the Parties hereto (including without limitation any successor of Burgundy or Spinco succeeding to the Tax Attributes of either under Section 381 of the Code), to the same extent as if such successor had been an original Party to this Agreement. As of the Merger Effective Time, this Agreement shall be binding on Grizzly and Grizzly shall be subject to the obligations and restrictions imposed on Spinco hereunder, including, without limitation, with respect to the indemnification obligations of Spinco under Section 3.02 and the restrictions imposed on Spinco under Section 6.02.

Section 8.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.

Section 8.07 Entire Agreement. Except as otherwise expressly provided in this Agreement, this Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the Parties hereto with respect to the subject matter of this Agreement.

Section 8.08 Assignment; No Third-Party Beneficiaries. This Agreement shall not be assigned by any Party without the prior written consent of the other Party hereto, except that each Party may assign (a) any or all of its rights and obligations under this Agreement to any of its Affiliates and (b) any or all of its rights and obligations under this Agreement in connection with a sale or disposition of any of its assets or entities or lines of business; provided, however, that, in each case, no such assignment shall release such Party from any liability or obligation under this Agreement nor change any of the steps in the Plan of Reorganization (as such term is defined in the Separation Agreement). Except as provided in Article III with respect to Indemnified Parties, this Agreement is for the sole benefit of the Parties to this Agreement and their respective Subsidiaries and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party who is or is to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by the Parties to this Agreement.

Section 8.10 Amendment. No provision of this Agreement may be amended or modified except by a written instrument signed by the Parties to this Agreement. No waiver by any Party of any provision of this Agreement shall be effective unless explicitly set forth in writing and executed by the Party so waiving. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

Section 8.11 Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, exhibits and schedules of this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) provisions shall apply, when appropriate, to successive events and transactions; (i) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (j) Burgundy and Spinco have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement; and (k) a reference to any Person includes such Person’s successors and permitted assigns.

Section 8.12 Counterparts. This Agreement may be executed in one or more counterparts each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

Section 8.13 Coordination with the Employee Matters Agreement. To the extent any covenants or agreements between the Parties with respect to employee withholding Taxes are set forth in the Employee Matters Agreement, such Taxes shall be governed exclusively by the Employee Matters Agreement and not by this Agreement.

Section 8.14 Confidentiality. The parties hereby agree that the provisions of the Confidentiality Agreement (as defined in the Merger Agreement) shall apply to all information and material furnished by any party or its representatives hereunder (including any Information and any Tax Returns).

Section 8.15 Notices. Any notice, demand, claim or other communication under this Agreement will be in writing and will be deemed to have been given (a) on delivery if delivered personally; (b) on the date on which delivery thereof is guaranteed by the carrier if delivered by a national courier guaranteeing delivery with an fixed number of days of sending; or (c) on the date of facsimile transmission thereof if delivery is confirmed, but, in each case, only if addressed to the Parties in the following manner at the following addresses or facsimile numbers (or at the other address or other number as a Party may specify by notice to the others):

If to: Burgundy, to:

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Fax:              (212) 403-2000

Attention:

If to: Grizzly or Spinco, to:

with a copy to:

Any notice to Burgundy will be deemed notice to all members of the Burgundy Group, and any notice to Spinco will be deemed notice to all members of the Spinco Group.

Section 8.16 Effective Date. This Agreement shall become effective only upon the occurrence of the Distribution.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

PPG INDUSTRIES, INC.

By
Name:
Title:

EAGLE SPINCO INC.

By
Name:
Title:

GEORGIA GULF CORPORATION

By
Name:
Title:

ANNEX E

745 Seventh Avenue New York, NY 10019 United States

July 18, 2012

Board of Directors

Georgia Gulf Corp.

115 Perimeter Center Place, Suite 460

Atlanta, GA 30346

Members of the Board of Directors:

We understand that Georgia Gulf Corp., a Delaware corporation (the “Company”), intends to enter into a transaction with PPG Industries Inc., a Pennsylvania corporation (“PPG”), pursuant to which (1) either Georgia Gulf Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), will merge with and into Eagle Spinco Inc., a Delaware corporation and wholly owned subsidiary of PPG (“Spinco”), with Spinco surviving the merger as a wholly owned subsidiary of the Company, or Spinco will merge with and into the Company, with the Company surviving the Merger (either such transaction, the “Merger”), and (2) at the effective time of the Merger, each share of common stock, par value $0.001 per share, of Spinco (the “Spinco Common Stock”), that is issued and outstanding as of the effective time of the Merger (other than shares of Spinco Common Stock to be cancelled pursuant to the Merger Agreement (as defined below)) will be converted into the right to receive shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) equal to the quotient obtained by dividing (a) the greater of (i) 35,200,000 and (ii) the product of (x) the number of shares of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger, multiplied by (y) 1.02020202, by (b) the number of shares of Spinco Common Stock issued and outstanding immediately prior to the effective time of the Merger (such quotient, subject to adjustment pursuant to the Merger Agreement, the “Exchange Ratio”). The terms and conditions of the Merger are set forth in more detail in the Agreement and Plan of Merger by and among PPG, Spinco, the Company and Merger Sub (the “Merger Agreement”).

Prior to the effective time of the Merger, pursuant to a Separation Agreement to be entered into between PPG and Spinco (the “Separation Agreement” and, together with the Merger Agreement, the “Agreements”), (1) PPG will transfer to Spinco certain assets and liabilities of PPG that relate to the Eagle Business (as defined in the Separation Agreement) (the “Spinco Reorganization”); (2) Spinco will issue to PPG Spinco Common Stock pursuant to the Spinco Stock Issuance and will distribute to PPG the Special Distribution (as such terms are defined in the Separation Agreement); (3) Spinco will enter into the Spinco Financing Arrangements (as defined in the Separation Agreement) (the Spinco Financing Arrangements, together with the Spinco Stock Issuance and the Special Distribution, the “Recapitalization”); and (4) PPG will either distribute to its stockholders all of the outstanding shares of Spinco Common Stock on a pro rata basis or consummate an offer to exchange shares of Spinco Common Stock for currently outstanding shares of PPG common stock and, in the event PPG’s stockholders subscribe for less than all of the Spinco Common Stock in such exchange offer, distribute any unsubscribed shares to its stockholders on a pro rata basis (either such transaction, the “Distribution”).

The Merger, the Spinco Reorganization, the Recapitalization, the Distribution and the related debt incurrence and other transactions contemplated by the Agreements are collectively referred to herein as the “Proposed Transaction”. The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreements.

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Exchange Ratio in the Proposed Transaction. We

have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the consideration paid in the Proposed Transaction or otherwise.

In arriving at our opinion, we reviewed and analyzed: (1) a draft, dated July 17, 2012, of the Merger Agreement, a draft, dated July 17, 2012, of the form of Separation Agreement attached as Exhibit A to the Merger Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company and PPG that we believe to be relevant to our analysis, including the Annual Report on Form 10-K for each of the Company and PPG for the fiscal year ended December 31, 2011 and the Quarterly Report on Form 10-Q for each of the Company and PPG for the fiscal quarter ended March 31, 2012, and other relevant filings with the Securities and Exchange Commission; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company (the “Company Projections”); (4) financial and operating information with respect to the business, operations and prospects of Spinco furnished to us by PPG and the Company, including financial projections of Spinco prepared by management of the Company (the “Spinco Projections”); (5) a comparison of the historical financial results and present financial condition of the Company and Spinco with each other and with those of other companies that we deemed relevant; (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant; (7) published estimates of independent research analysts with respect to the future financial performance and price targets of the Company; (8) the relative contributions of the Company and Spinco to the historical and future financial performance of the combined company on a pro forma basis; and (9) the potential pro forma effect of the Proposed Transaction on the future financial performance of the combined company, including (i) the amounts and timing of the cost savings synergies estimated by the management of the Company to result from the Proposed Transaction, and (ii) the estimated tax savings and tax benefits expected by the management of the Company to result from the Proposed Transaction ((i) and (ii) collectively, the “Expected Benefits”). In addition, we have had discussions with the management of each of the Company and PPG concerning its respective business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of each of the Company and PPG that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company Projections, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. With respect to the Spinco Projections, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of Spinco. In addition, upon the advice of the Company, we have assumed that the amounts and timing of the Expected Benefits are reasonable and that the Expected Benefits will be realized in accordance with such estimates. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. We have assumed that the Merger will qualify for U.S. federal income tax purposes as a reorganization under the provisions of Section 368(a) of the

Internal Revenue Code of 1986, as amended (the “Code”), and that the Distribution will be tax-free to PPG shareholders pursuant to Section 355 of the Code. We have not independently verified that this tax treatment will be available in respect of the Proposed Transaction and we express no view with respect to the tax treatment or consequences that will apply to or result from the Proposed Transaction. In addition, we have assumed that, following the consummation of the Proposed Transaction, no indemnification payments, with respect to taxes or otherwise, will be required to be made by the Company or Spinco pursuant to the Transaction Agreements (as defined in the Merger Agreement). In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company, PPG or Spinco and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company, PPG or Spinco. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter. We express no opinion as to the prices at which shares of the Company Common Stock would trade following the announcement or consummation of the Proposed Transaction. Our opinion should not be viewed as providing any assurance that the market value of the Company Common Stock to be held by the stockholders of the Company after the consummation of the Proposed Transaction will be in excess of the market value of the Company Common Stock owned by such stockholders at any time prior to the announcement or consummation of the Proposed Transaction.

We have assumed that the executed Agreements will conform in all material respects to the last drafts reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the Merger Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Transaction Agreements and that the Proposed Transaction will be consummated in accordance with the terms of the Transaction Agreements without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio in the Proposed Transaction is fair to the Company.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive fees for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking and financial services for the Company in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we have performed the following investment banking and financial services: in January 2012, we acted as an advisor to the Company in connection with the unsolicited approach by Westlake Chemical Corp. Also, we and our affiliates have executed various hedging, derivative and other securities transactions for PPG. In addition, we and our affiliates have agreed to provide financing to the Company, PPG and Spinco in connection with the Proposed Transaction, and we will receive customary fees, reimbursement of expenses and indemnification in connection therewith. Specifically, we and our affiliates (i) have committed to provide (x) to the Company, a commitment to a senior secured term loan facility in an aggregate principal amount of $112,500,000 (subject to adjustment pursuant to the terms of such facility) for purposes of refinancing the Company’s existing revolving credit facility and other secured debt and a portion of which will be provided to Spinco for purposes of financing the Special Distribution, and (y) to PPG, a $337,500,000 short-term loan (subject to adjustment pursuant to the terms of such loan) repayable by the terms thereof with Spinco securities upon consummation of the Special Distribution, (ii) have been engaged by the Company to act as an underwriter or an initial purchaser, in each case, for Spinco, in connection with any underwritten offering or private placement of any debt securities issued by Spinco to refinance any of the loans to Spinco, and (iii) consented to the Proposed Transaction as part of our existing commitment to the Company’s asset-based revolving credit facility and further expect to be asked by the Company to commit to a portion of an asset-based revolving credit facility in an aggregate principal amount of $500,000,000.

Barclays Capital Inc. and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and PPG for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the Proposed Transaction.

Very truly yours,

/s/ Barclays Capital Inc.

BARCLAYS CAPITAL INC.

ANNEX G

[LETTERHEAD OF HOULIHAN LOKEY FINANCIAL ADVISORS, INC.]

July 18, 2012

The Board of Directors

Georgia Gulf Corporation

115 Perimeter Center Place, Suite 460

Atlanta, Georgia 30346

Dear Board of Directors:

We understand that Georgia Gulf Corporation (“GGC”), PPG Industries, Inc. (“PPG”), Eagle Spinco Inc., a wholly owned subsidiary of PPG (“Eagle”), and Grizzly Acquisition Sub, Inc., a wholly owned subsidiary of GGC (“Merger Sub”), propose to enter into a Merger Agreement (as defined below) pursuant to which, among other things, Merger Sub will be merged with and into Eagle (the “Merger”) and each outstanding share of the common stock, par value $0.001 per share, of Eagle (“Eagle Common Stock”) will be converted into the right to receive shares of the common stock, par value $0.01 per share, of GGC (“GGC Common Stock”) equal to the quotient obtained by dividing (a) the greater of 35,200,000 or the product of (i) the number of shares of GGC Common Stock issued and outstanding immediately prior to the effective time of the Merger multiplied by (ii) 1.02020202, by (b) the number of shares of Eagle Common Stock issued and outstanding immediately prior to the effective time of the Merger (such quotient, the “Exchange Ratio”), subject to adjustment as provided in the Merger Agreement.

Prior to the effective time of the Merger and as more fully described in the Agreements (as defined below), PPG will transfer to Eagle all assets and liabilities related to PPG’s chlor-alkali, derivatives and other commodity or chemicals business (the “Business”), certain debt financings and arrangements will be undertaken by Eagle and PPG, Eagle will make a special payment to PPG and PPG will distribute (by means of a dividend, exchange offer or combination of both) all outstanding shares of Eagle Common Stock to PPG stockholders (such transactions, collectively, the “Spin-off Transaction” and, collectively with the Merger and other transactions contemplated by the Agreements, the “Transactions”). We further understand that, in connection with the Transactions, PPG and Eagle will enter into certain related agreements (such agreements, the “Related Agreements”).

The Board of Directors (the “Board”) of GGC has requested that Houlihan Lokey Financial Advisors, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement is fair to GGC from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed, among others, the following agreements and documents:

(a)	an Agreement and Plan of Merger, dated as of July 18, 2012, to be entered into among PPG, a Pennsylvania corporation, Eagle, a Delaware corporation, GGC, a Delaware corporation, and Merger Sub, a Delaware corporation (the “Merger Agreement”); and

(b)	a Separation Agreement, dated as of July 18, 2012, to be entered into between PPG and Eagle (the “Separation Agreement” and, together with the Merger Agreement, the “Agreements”);

2.	reviewed certain publicly available business and financial information relating to GGC and the Business that we deemed to be relevant;

3.	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of GGC made available to us by GGC, including financial projections (and adjustments thereto) relating to GGC prepared by the management of GGC for the fiscal years ending December 31, 2012 through December 31, 2016;

The Board of Directors

Georgia Gulf Corporation

July 18, 2012

4.	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Business made available to us by GGC and Eagle, including financial projections relating to Eagle after giving effect to the Spin-off Transaction prepared by the management of GGC for the fiscal years ending December 31, 2012 through December 31, 2021;

5.	reviewed certain projections and estimates of potential cost savings, operating efficiencies and other synergies and certain costs related thereto expected to result from the Transactions prepared by the management of GGC;

6.	spoken with certain members of the management of GGC and certain of its representatives and advisors regarding (a) the respective businesses, operations, financial condition and prospects of GGC, the Business, Eagle and the combined company resulting from the Merger (“New GGC”) and (b) the Transactions and related matters;

7.	compared the financial and operating performance of GGC and Eagle with that of public companies that we deemed to be relevant;

8.	considered publicly available financial terms of certain transactions that we deemed to be relevant;

9.	reviewed current and historical market prices and trading volumes for GGC Common Stock and current and historical market prices and trading volumes of publicly traded securities of certain other companies that we deemed to be relevant; and

10.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. As the Board is aware, we have not been provided with access to Eagle, although the management of GGC has relayed to us its discussions with the management of Eagle regarding Eagle, the Business, its financial performance and related matters and we have assumed that, were we to have access to Eagle and its representatives, any information received from such parties would not materially affect or change our analyses or this Opinion. The management of GGC has advised us, and we have assumed, that the financial projections and estimates (and adjustments thereto) utilized in our analyses have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of GGC and Eagle, as the case may be, and the other matters covered thereby and we express no opinion with respect to such projections and estimates or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of GGC, the Business or Eagle since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us, in each case that would be material to our analyses or this Opinion, that the financial projections relating to GGC and Eagle reviewed by us reflect all assets and liabilities to be combined in the Transactions and necessary to conduct the Business, that the audited financial statements of the Business to be delivered to GGC in connection with the Merger will not reflect any information that would be material to our analyses or this Opinion and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. As the Board is aware, we have been advised by the management of GGC that the financial projections for GGC and Eagle that we have utilized reflect assumptions of the managements of GGC and Eagle, as the case may be, as to market trends and prospects for the commodity chemicals and related industries and regulatory matters with respect thereto, including assumptions as to future commodity and energy prices, which are subject to significant volatility and which, if different than as assumed, could impact our analyses or this Opinion.

The Board of Directors

Georgia Gulf Corporation

July 18, 2012

In addition, we have relied upon, without independent verification, the assessments of the management of GGC as to (i) GGC’s and Eagle’s respective products and services, (ii) the ability to integrate the operations of GGC and Eagle and to retain key employees and suppliers thereof and (iii) the amount and financial terms of the debt financings and arrangements to be undertaken by Eagle and special payment to be made by Eagle to PPG and the terms, aspects and implications of the Related Agreements. We have assumed, with the consent of GGC, that there will be no developments with respect to any such matters that would be material to our analyses or this Opinion.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreements and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreements and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transactions will be satisfied without waiver thereof, and (d) the Transactions will be consummated in a timely manner in accordance with the terms described in the Agreements and such other related documents and instruments, without any amendments or modifications thereto. We also have assumed, with the consent of GGC, that the Transactions will qualify as tax-free reorganizations and we express no view or opinion as to the tax consequences of the Transactions. We further have relied upon and assumed, without independent verification, that (i) the Transactions will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transactions will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of GGC, the Business, Eagle or New GGC, or otherwise have an effect on GGC, the Business, Eagle, New GGC or the Transactions (or any expected benefits thereof) that would be material to our analyses or this Opinion. We also have relied upon and assumed, without independent verification, at the direction of GGC, that any adjustments to the Exchange Ratio pursuant to the Merger Agreement, or any changes in the structure of the Transactions as permitted under the Agreements, will not be material to our analyses or this Opinion.

Furthermore, in connection with this Opinion, we have not been requested to make, and we have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance sheet or otherwise) of GGC, the Business, Eagle, New GGC or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of GGC, the Business, Eagle, New GGC or any other entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which GGC, the Business, Eagle, New GGC or any other entity is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which GGC, the Business, Eagle, New GGC or any other entity is or may be a party or is or may be subject.

We have not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transactions, the securities, assets, businesses or operations of GGC, the Business, Eagle, New GGC or any other party or entity, or any alternatives to the Transactions, (b) negotiate the terms of the Transactions or (c) advise the Board, GGC or any other party or entity with respect to alternatives to the Transactions. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. This Opinion does not purport to address potential developments in the credit, financial or stock markets, including, without limitation,

The Board of Directors

Georgia Gulf Corporation

July 18, 2012

the market for any securities of GGC, Eagle or New GGC. We are not expressing any opinion as to what the value of GGC Common Stock actually will be when issued pursuant to the Merger or the price or range of prices at which GGC Common Stock or New GGC’s common stock may be purchased or sold, or Eagle Common Stock may be transferable, at any time.

This Opinion is furnished for the use and benefit of the Board (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, GGC, any security holder or any other person or entity as to how to act or vote with respect to any matter relating to the Transactions or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, GGC, PPG, Eagle or any other party that may be involved in the Transactions and their respective affiliates or any currency or commodity that may be involved in the Transactions.

Houlihan Lokey and certain of its affiliates in the past have provided investment banking, financial advisory and other financial services to GGC, for which Houlihan Lokey and such affiliates have received and may receive compensation, including, among other things, having acted as financial advisor to GGC in connection with an acquisition transaction and having provided certain valuation and other financial advisory services to GGC. Houlihan Lokey and certain of its affiliates in the future may provide investment banking, financial advisory and other financial services to GGC, New GGC, PPG, other participants in the Transactions and their respective affiliates, for which Houlihan Lokey and such affiliates may receive compensation.

Houlihan Lokey has been engaged by GGC to provide certain financial advisory services in connection with the Merger and has received and will receive a fee for such services, a portion of which is payable upon delivery of this Opinion and is not contingent upon the successful completion of the Merger or the conclusion contained in this Opinion. In addition, GGC has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, GGC, its security holders or any other party to proceed with or effect the Transactions, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transactions (other than the Exchange Ratio provided for in the Merger to the extent expressly specified herein) or otherwise, including, without limitation, any terms or aspects of the Separation Agreement and Related Agreements or any adjustments to the Exchange Ratio or the structure of the Transactions, (iii) the fairness of any portion or aspect of the Transactions to the holders of any class of securities, creditors or other constituencies of GGC, or to any other party, except if and only to the extent expressly set forth in the last paragraph of this Opinion, (iv) the relative merits of the Transactions as compared to any alternative business strategies or transactions that might be available for GGC or any other party, (v) the fairness of any portion or aspect of the Transactions to any one class or group of security holders or other constituents vis-à-vis any other class or group of security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not GGC, Eagle, their respective security holders or any other party is paying or receiving reasonably equivalent value in the Transactions, (vii) the solvency, creditworthiness or fair value of GGC, the Business, Eagle, New GGC or any other participant in the Transactions, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers,

The Board of Directors

Georgia Gulf Corporation

July 18, 2012

directors or employees of any party to the Transactions, any class of such persons or any other party, relative to the Exchange Ratio or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from appropriate professional sources. Furthermore, we have relied, with the consent of GGC, on the assessments by the Board, GGC, Eagle and their respective advisors as to all legal, regulatory, accounting, insurance and tax matters with respect to GGC, the Business, Eagle, New GGC, the Transactions or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement is fair to GGC from a financial point of view.

Very truly yours,

/s/ HOULIHAN LOKEY FINANCIAL ADVISORS, INC.

HOULIHAN LOKEY FINANCIAL ADVISORS, INC.

ANNEX H

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

GEORGIA GULF CORPORATION

Georgia Gulf Corporation, a Delaware corporation, does hereby certify that the following amendment to the corporation’s Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, with the approval of such amendment by the corporation’s stockholders having been given by the corporation’s stockholders at the corporation’s special meeting of stockholders in accordance with Sections 211 and 242 of the Delaware General Corporation Law:

Article IV of the Restated Certificate of Incorporation of the corporation is amended in its entirety to read as follows:

“The total number of shares of stock that the Corporation shall have authority to issue is two hundred seventy-five million (275,000,000) shares, consisting of two hundred million (200,000,000) shares of Common Stock, par value $.01 per share, and seventy-five million (75,000,000) shares of Preferred Stock, par value $.01 per share, which may be issued from time to time in one or more series, with the Board of Directors being hereby authorized to fix by resolution or resolutions the designation of the Preferred Stock and the rights, powers, preferences, and the relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting or consent, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware.”

IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this         day of                 , 2012 and the foregoing facts stated herein are true and correct.

GEORGIA GULF CORPORATION

By:

H-1

ANNEX I

FIRST AMENDMENT TO THE GEORGIA GULF CORPORATION

2011 EQUITY AND PERFORMANCE INCENTIVE PLAN

This First Amendment to the Georgia Gulf Corporation 2011 Equity and Performance Incentive Plan (this “Plan Amendment”) is made as of                 , 2012 by the Board of Directors (the “Board”) of Georgia Gulf Corporation, a Delaware corporation (the “Company”). This Plan Amendment will be effective for all awards granted under the Georgia Gulf 2011 Equity and Performance Incentive Plan (the “Plan”) only after the effective date of this Plan Amendment as described herein.

WHEREAS, on March 25, 2011, the Board approved and adopted, subject to the approval of the Company’s stockholders at the Company’s 2011 annual meeting of stockholders, the Plan;

WHEREAS, on May 17, 2011, the Company’s stockholders approved the Plan;

WHEREAS, the Company has entered into the Merger Agreement, dated as of July 18, 2012 (The “Merger Agreement”) by and among the Company, PPG Industries, Inc., Eagle Spinco Inc., and Grizzly Acquisition Sub, Inc.;

WHEREAS, it is the desire of the Company to amend the Plan, subject to the approval by the Company’s stockholders and effective as of the date the transactions contemplated by the Merger Agreement are consummated, to: (1) increase the maximum number of shares of Common Stock that may be issued or transferred under the Plan; (2) permit the grant of awards in substitution for or conversion of stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any subsidiary, with the shares of Common Stock delivered under the substituted or converted award not counting against the share limit or other limits on the number of shares of Common Stock available for issuance under the Plan; and (3) limit the aggregate amount of stock or stock-based awards which a non-employee director may be granted under the Plan during any calendar year to a value as of their respective Dates of Grant of $300,000; and

WHEREAS, the Board may amend the Plan, subject to the approval by the Company’s stockholders and conditional upon the consummation of the transactions contemplated by the Merger Agreement, under Section 19(a) of the Plan to make the changes described above.

NOW, THEREFORE, subject to the approval by the Company’s stockholders and effective as of the date the transactions contemplated by the Merger Agreement are consummated, the Board hereby amends the Plan as follows:

1.      Amendment to Section 3(a)(i) of the Plan. Section 3(a)(i) of the Plan is hereby amended and restated in its entirety as follows:

“(i) Subject to adjustment as provided in Section 12 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) as Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards to non-employee Directors, (F) as awards contemplated by Section 10 of this Plan, or (G) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 3,600,000 shares of Common Stock. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.”

I-1

2.      Section 3(c)(iv) of the Plan. Section 3(c)(iv) of the Plan is hereby added as follows:

“(iv) Notwithstanding anything in this Section 3(c) to the contrary, during any calendar year, no non-employee Director will be granted stock or stock-based awards under this Plan that, in the aggregate, have a value as of their respective Dates of Grant in excess of $300,000.”

3.	Amendment to Section 9 of the Plan. Section 9 of the Plan is hereby amended and restated in its entirety as follows:

“Awards to Non-Employee Directors. Subject to the limits set forth in Section 3(c) and Section 3(d) of this Plan, the Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to non-employee Directors of Option Rights, Appreciation Rights or other awards contemplated by Section 10 of this Plan and may also authorize the grant or sale of shares of Common Stock, Restricted Stock or Restricted Stock Units to non-employee Directors. Each grant of an award to a non-employee Director will be upon such terms and conditions as approved by the Committee, and will be evidenced by an Evidence of Award in such form as will be approved by the Committee. Each grant will specify in the case of an Option Right an Option Price per share, and in the case of a Free-Standing Appreciation Right, a Base Price per share, which will not be less than the Market Value per Share on the Date of Grant. Each Option Right and Free-Standing Appreciation Right granted under the Plan to a non-employee Director will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided. If a non-employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby. Non-employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in shares of Common Stock, Restricted Stock, Restricted Stock Units or other awards under the Plan in lieu of cash.”

4.      Section 22(j) of the Plan. Section 22(j) of the Plan is hereby added as follows:

“(j) Awards may be granted under this Plan in substitution for or conversion of, or in connection with an assumption of, option rights, appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted and need not comply with other specific terms of this Plan, and may be adjusted in connection with the transaction in order to account for a substitution of Common Stock for the securities covered by the original awards. Any shares of Common Stock that are issued or transferred, and any awards that are granted by or become obligations of the Company, under this Section 22(j) will not reduce the number of shares of Common Stock available for issuance or transfer under the Plan or otherwise count against or be subject to the limits contained in Section 3 of the Plan.”

5.     Miscellaneous.

(a)     Except as amended by this Plan Amendment, the Plan shall remain in full force and effect.

(b)     Capitalized terms used but not defined in this Plan Amendment have the respective meanings ascribed thereto in the Plan.

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Admission Ticket

C123456789

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by          a.m., Eastern Time, on             , 2012.

Vote by Internet
• Go to www. .com/ • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

  •  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. There is NO CHARGE to you for your call.

  •  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - -  - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - -  - -

A	Proposals — The Board of Directors recommends a vote FOR each of the proposals.

The Board of Directors recommends a vote FOR Proposals 1 and 2.					The Board of Directors recommends a vote FOR Proposals 3 and 4.
		For	Against	Abstain			For	Against	Abstain
1.	Proposal to approve the issuance of shares of Georgia Gulf common stock in the Merger.	☐	☐	☐	3.	Subject to the approval of the first proposal, a proposal to approve the Plan Amendment.	☐	☐	☐
		For	Against	Abstain			For	Against	Abstain

2.	Subject to the approval of the first proposal, a proposal to approve the Articles Amendment to increase the number of authorized Georgia Gulf shares thereunder.	☐	☐	☐	4.	Proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
/ /

01GJPB	+

Georgia Gulf Corporation

Special Meeting of Stockholders

Admission Ticket

The special meeting of stockholders of Georgia Gulf Corporation will be held at      a.m. local time, on                         , 2012 at                         .

TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS IN PERSON, YOU MUST PRESENT THIS ADMISSION TICKET, ALONG WITH PHOTO IDENTIFICATION.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on             , 2012: The proxy materials are available at www.                    .com/            . If you need directions to the special meeting of stockholders, please call 770-395-4500.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - -  - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - -  - -

Proxy — Georgia Gulf Corporation

Proxy for Special Meeting of Stockholders —             , 2012

This Proxy is Solicited by the Board of Directors

The undersigned hereby appoints Paul D. Carrico, Timothy Mann, Jr. and Mark Noetzel or either of them, with full power of substitution as proxyholders to represent and to vote, as designated hereon, the common stock of the undersigned at the special meeting of stockholders of Georgia Gulf Corporation to be held on             , 2012 and any adjournment or postponement thereof.

If the undersigned has voting rights to shares of Georgia Gulf Corporation common stock under Georgia Gulf Corporation stock funds in the Georgia Gulf Corporation 401(k) Retirement Savings Plan, the undersigned hereby directs the trustee to vote shares equal to the number of shares allocated to the undersigned’s account under the applicable plan with the instructions given herein. Shares as to which the trustee does not receive instructions by              Eastern Time,             , 2012, will be voted by the trustee in accordance with the Board of Directors’ recommendation for each of Proposal 1 and Proposal 2.

The shares represented by this proxy card will be voted as directed on the front. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.